                                                                    Exhibit 4.20

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                              CONTRACT NO. LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                              ARTICLES OF AGREEMENT

[STAMP]

                              ARTICLES OF AGREEMENT

                              EAST RAIL EXTENSIONS

                              CONTRACT NO. LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

THIS AGREEMENT is made the          day of          2003.

BETWEEN:

(1) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer"); and

(2) DRAGAGES ET TRAVAUX PUBLICS (HK) LTD. of 27th Floor, 625 King's Road, North Point, Hong Kong, a company incorporated in and in accordance with the laws of Hong Kong; and

        BOUYGUES TRAVAUX PUBLICS S.A. of "Challenger", 1 avenue Eugene Freyssinet - Guyancourt, 78065 Saint-Quentin-en-Yvelines Cedex, France, a company incorporated in and in accordance with the laws of France,

        (together, "the Contractor") operating for the purposes of the Contract as "DRAGAGES (HK) JOINT VENTURE".

WHEREAS:

(A) The Employer requires the Works to be executed as part of the Project and has accepted the Tender.

(B)     The Contractor has jointly and severally agreed to execute the Works.

NOW IT IS HEREBY AGREED as follows:

1. In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned, the Contractor hereby jointly and

[STAMP]

Contract                           Page 1 of 3               Contract No. LDB201
        severally covenants with the Employer to execute the Works in accordance with the Contract.

2. The Employer hereby covenants to pay to the Contractor in consideration of the execution of the Works the Final Contract Sum or such other sums as may be payable to the Contractor in accordance with the Contract at the times and in the manner prescribed by the Contract.

3. The Contract comprises the entire agreement between the parties hereto relating to the transactions provided for therein and supersedes any previous agreements between the parties relating thereto or any part thereof. Save to the extent that any statement, condition, qualification, warranty, representation or undertaking made in the Tender, or in any discussion or correspondence thereon or relating thereto, is expressly incorporated in the Contract, the same is not so incorporated and is hereby withdrawn.

4. The Employer's address for service of documents shall be the address first referred to above and the Contractor's address for service of documents shall be 27th Floor, 625 King's Road, North Point, Hong Kong.

5. Words and expressions used in these Articles of Agreement shall have the same meaning as are respectively assigned to them in Clause 1 of the General Conditions attached hereto.

6. The Under Hand Agreement between the Employer the Contractor contained in the letter dated 19 December 2002 from the Employer to the Contractor shall form part of these Articles of Agreement and part of the Contract. Notwithstanding any other provision of the Contract, including, without limitation, Clause 7.1 of the General Conditions of Contract, Paragraph 2 of the Letter of Acceptance dated 30 October 2002 and Paragraph 27 of the Letter of Clarification dated 24 October 2002 attached to and forming part of the Letter of Acceptance, the provisions of these Articles of Agreement and the Underhand Agreement dated 19 December 2002 shall prevail over any inconsistent provision contained in any other document forming the Contract including, without limitation, the letter of Acceptance and the Letter of Clarification attached to such letter. Any provision of the Contract dealing with the precedence of the documents forming the Contract shall be construed accordingly.

[STAMP]

Contract                           Page 2 of 3               Contract No. LDB201

IN WITNESS whereof this Agreement has been executed as a deed the day and year first above written.

THE SEAL of                                  )
THE KOWLOON-CANTON                           )
RAILWAY CORPORATION                          )
is hereunto affixed by authority of the      )
Managing Board; and signed by:


------------------------------          ------------------------------
(Authorised Signature)                  (Authorised Signature)


------------------------------          ------------------------------
(Witness)                               (Witness)


THE COMMON SEAL of                           )
DRAGAGES ET TRAVAUX                          )
PUBLICS (HK) LTD.                            )
was affixed hereto in the presence of:       )


------------------------------          ------------------------------
Luc MESSIER                             Francois-Xavier VELAZQUEZ
Managing Director                       Witness

SIGNED, SEALED AND DELIVERED                 )
by Mr Gerard MULDOON for and on behalf of    )
BOUYGUES TRAVAUX PUBLICS S.A.                )
as lawful attorney of the Contractor under   )
Power of Attorney dated 2nd January 2003     )
in the presence of Thierry LAROCHE           )
as Witness                                   )


------------------------------          ------------------------------
Gerard MULDOON                          Thierry LAROCHE
Commercial Director                     Witness

[STAMP]

Contract                           Page 3 of 3               Contract No. LDB201

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                              CONTRACT NO. LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                          AGREEMENT UNDERHAND TO AMEND
                                  THE CONTRACT

[STAMP]

[LOGO] KCR                                                  [CHINESE CHARACTERS]
[CHINESE CHARACTERS]                          KOWLOON-CANTON RAILWAY CORPORATION

                                                            [CHINESE CHARACTERS]
Our Ref.: ERE/PRT/LDB201/TE112 (E1-386397)         East Rail Extensions Division

                                                           19 December 2002

DRAGAGES ET TRAVAUX PUBLICS (HK) LTD.                       By Collection
27th Floor
625 King's Road
North Point
Hong Kong

and

BOUYGUES TRAVAUX PUBLICS
27th Floor
625 King's Road
North Point
Hong Kong

Attn.: Mr. Luc MESSIER

Dear Sirs,

East Rail Extensions
Tender No. 2002-0056
Contract No. LDB-201 - Sheung Shui to Chau Tau Tunnels
AGREEMENT UNDER HAND TO AMEND THE CONTRACT

1. We refer to the above referenced contract created by the Letter of Acceptance dated 30 October 2002 issued by us to you (with attached Letter of Clarification dated 24 October 2002 ("Letter of
        Clarification") which has been countersigned by you by way of acceptance of its provisions.

2. We confirm that the form of the Performance Bond referred to in Paragraph 7 of the Letter of Acceptance (and in Paragraph 26 of the Letter of Clarification) has, by agreement between us, been amended and that a total of 5 bonds shall be provided by you each in the sum of *** in respect of the achievement of Key Dates KD-6, KD-13, KD-16, KD-18 and KD-20, in the form of the sample bond to be issued under cover of a letter countersigned by the KCRC, both attached to this Agreement.

[STAMP]                                                                   [LOGO]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Our Ref.: ERE/PRT/LDB201/TE112(E1-386397) (Page 2 of 3)

                                                                19 December 2002

3. Paragraph 25 of the Letter of Clarification is deemed to have been amended such that in the event that you fail to achieve any of the applicable Stages of the Works by Key Dates KD-6, KD-13, KD-16, KD-18 or KD-20, the Engineer shall assess and certify any general damages incurred by the Employer as a result of such failure including, without limitation, any cost or damages or other payment which the Employer becomes liable to pay to any Project Contractor or any cost of acceleration of the works of any Project Contractor to ensure the timely completion of such works. Any such general damages in respect of any failure by you to achieve the applicable Stages by the relevant Key Dates shall not exceed the aggregate of *** in respect of all 5 Key Dates. The Employer may deduct and retain the amount of any general damages becoming due pursuant to the Special Conditions of Contract from any sum due or which becomes due to the Contractor or require the Contractor to pay such amount to the Employer forthwith.

4. Paragraph 26 of the Letter of Clarification is deemed to have been amended such that in respect of each of the 5 bonds to be supplied by you in respect of Key Dates KD-6, KD-13, KD-16, KD-18 and KD-20, the bondsman (which shall be a financial institution previously approved by the Corporation) shall irrevocably and unconditionally undertake to pay the Corporation monies for an amount not exceeding *** upon receipt from the Corporation of a written demand signed by the Director, East Rail Extensions, on behalf of the Corporation, stating that the Contractor has failed to achieve completion of any of the stated Key Dates and the amount of general damages payable for delay in respect of the relevant Key Date. The aggregate total amount payable under the 5 bonds shall not exceed *** and shall be calculated in accordance with Paragraph 3 above of this Agreement and Clause SCC -6 of the Special Conditions of Contract included in the Contract.

5. Save as expressly amended by this Agreement, all the terms and conditions of the Contract shall remain in full force and effect and the Contract and this Agreement shall be read and construed together as a single document. Notwithstanding any

[STAMP]                                                              [SIGNATURE]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Our Ref.: ERE/PRT/LDB201/TE112 (E1-386397) (Page 3 of 3)

                                                                19 December 2002

        provision to the contrary elsewhere in the Contract, if there is any ambiguity or discrepancy between this Agreement and the other documents forming the Contract, the contents of this Agreement shall prevail.

6. Please signify your acceptance of the provisions of this Agreement by signing below by a authorised signatory.

Yours faithfully,

                                        Agreed and accepted by


/s/ James Blake                         /s/ Gerard Muldoon
----------------------------------      ------------------------------
James Blake                             Gerard Muldoon
Senior Director, Capital Projects       For and on behalf of
For and on behalf of the                Dragages et Travaux Publics
Kowloon-Canton Railway Corporation      (HK) Limited

                                        Agreed and accepted by


                                        /s/ Luc Messier
                                        ------------------------------
                                        Luc Messier
                                        For and on behalf of
                                        Bouygues Travaux Publics

Encl.

KKL/DF/JT/KFN/AY/mh

[STAMP]

           [To be typed on headed notepaper of the Bond issuing Bank]

Kowloon-Canton Railway Corporation

                                                              [  ] December 2002

Dear Sirs,

                                Contract LDB-201
         Performance Bonds in respect of Key Dates 6, 13, 16, 18 and 20

    1. We [Name of authorised person] acting on behalf of the [name of issuing bank] (hereinafter the "Bank") refer to the five Performance Bonds [Referenced [ ]] (hereinafter the "Bonds") issued by us today in your favour in respect of the obligations of the Dragages (HK) Joint Venture under the above referenced contract to achieve Key Dates 6, 13, 16, 18 and 20.

    2. Notwithstanding that each of the five Bonds is for *** we confirm that our total liability under all five Bonds will not exceed the aggregate of ***. In the event that *** is paid under all or any of the Bonds in any proportions, the Bank will be automatically released from any further liability under each and all of the Bonds.

    3. This letter is supplemental to and shall be read together with each and all of the five Bonds and will prevail over any contradictory or inconsistent provisions contained in any of the said Bonds.

    4. We should be grateful if you would signify your acceptance of this letter by countersigning the attached duplicate.

Signed, sealed and delivered by
[Name of authorized person]
For and on behalf of the Bank


                                              ----------------------------------
                                              Agreed and accepted by
                                              Mr. [                ]
                                              For and on behalf of the
                                              Kowloon-Canton Railway Corporation

[STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BY THIS BOND date the          day of December 2002

[               ] a bank incorporated in accordance with the laws of [         ]
(the "Bank") is irrevocably and unconditionally bound to the Kowloon-Canton Railway Corporation (together with its successors and permitted assigns, "KCRC") in the sum of *** (the "Maximum Amount") for payment of which sum the Bank binds itself, its successors and assigns in accordance with the provisions of this Bond.

                                     WHEREAS

        (A) The Kowloon-Canton Railway Corporation has issued a call for tenders ("Invitation to Tender") for the execution of certain works for Contract No. LDB-201 (the "Contract");

        (B) The DRAGAGES (HK) JOINT VENTURE, an unincorporated joint venture made of Dragages et Travaux Publics HK (Ltd) and other associated companies (the "Joint Venture") has been invited to submit a tender (the "Tender") to the KCRC in response to the Invitation to Tender;

        (C) As at the date hereof, the KCRC has or is about to award the Contract to the Joint Venture and has required the Joint Venture to issue this Bond in security for the Secured Obligation (as defined below);

        (D) In this Bond, "Secured Obligation" means the obligation of the Joint Venture to KCRC under the Contract to achieve Key Date [insert Key Date No.] (the "Relevant Key Date"), at the date when it is due to be achieved under the Contract (taking into account any extension of time awarded to the Joint Venture under the Contract).

        (E) The Bank has issued on [_] December 2002 a letter countersigned by the KCRC, which is supplemental to and shall be read together with this Bond and four other performance bonds (the "Other Bonds") issued by the Bank and referenced [__________].

NOW THE TERMS AND CONDITIONS of this Bond are:

1.      The recitals herein form part of this Bond as an integral part of it.

2. Save if otherwise defined herein, terms and expressions defined in the Contract shall carry the meaning assigned to them therein when used herein with a first capitalized letter.

3. The Bank hereby irrevocably and unconditionally undertakes to pay to KCR.

[STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 - Page 1 of 3 -
        monies for an amount up to, in aggregate, *** (the "Maximum Amount") against the Relevant Key Date upon receipt from KCRC of a written demand signed by the Director, East Rail Extensions on behalf of the KCRC stating that the Joint Venture has failed to achieve the Relevant Key Date in compliance with the Secured Obligation without conditions or proof of default by the Joint Venture.

4. The amount payable to the KCRC by the Bank hereunder will be determined by KCRC (subject always to the Maximum Amount) in such manner as KCRC deems appropriate so as to hold KCRC harmless from any general damages incurred by the Employer as a result of a failure to achieve the Relevant Key Date including without limitation, any cost or damages or other payment which the Employer becomes liable to pay to any Project Contractor to ensure the timely completion of such works.

5. The demand referred to in clause 3 above shall specify the amount or amount claimed under this Bond (the "Claimed Amount") and shall further specify that the Joint Venture has failed to comply with its Secured Obligation.

6. The liability of the Bank under this Bond shall remain in full force and effect and shall not be affected or discharged in any way by, and the Bank hereby waives notice of:

        (a) any amendment to the Contract by agreement between the KCRC and the Joint Venture or any concession or waiver by the KCRC in respect of the Contract obligations; and

        (b) any act or omission of the Joint Venture pursuant to any other arrangement with the Bank.

7. The liability of the Bank under this Bond is limited to the Maximum Amount and shall cease on whichever of the following events first occurs:

        (a) payment by the Bank under this Bond and/or Other Bonds, in aggregate, of the Maximum Amount;

        (b) the Bank is presented with a copy of the Stage Certificate in respect of the Secured Obligation;

        (c)     30 June 2007.

8. This Bond shall automatically expire whether or not returned to the Bank when the liability of the Bank ceases in accordance with Clause 7.

9. The Bank acknowledges that KCRC shall be entitled to assign the benefit of this Bond or any part thereof, any interest therein or thereunder and any right thereunder whether past existing or future at any time without the consent of the Bank or the Joint Venture being required. It is further specified that any

[STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 - Page 2 of 3 -
        assignment under the terms of this Bond is and will be subject to the provision of the letter referred to in recital (E) above and shall bind any assignee thereof.

10. This Bond shall not be ceded or otherwise dealt with in any manner whatsoever otherwise than with the previous consent of the Joint Venture.

11. All documents arising out of or in connection with this Bond shall be served upon the Bank, at [HK address].

12. The Bank may change its nominated address for service of documents to another address in Hong Kong but only by prior written notice to KCRC and the Joint Venture. All demands and notice shall be in writing and in English.

13. This Bond shall be governed by and construed according to the laws for the time being in force in the Hong Kong Special Administrative Region and the Bank agrees to submit to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region.

IN WITNESS whereof this Bond has been executed as a deed on the date first before written.

THE COMPANY SEAL OF                          )
[               ]                            )
was affixed hereto in the presence of:       )

[STAMP]

                                 - Page 3 of 3 -

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                              CONTRACT NO. LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                              LETTER OF ACCEPTANCE
                                        &
                             LETTER OF CLARIFICATION

[STAMP]

[LOGO] KCR                                                  [CHINESE CHARACTERS]
[CHINESE CHARACTERS]                          KOWLOON-CANTON RAILWAY CORPORATION

                                                            [CHINESE CHARACTERS]
Our Ref.: ERE/PRT/LDB201/TE112 (E1-386164)         East Rail Extensions Division

                                                           30 October 2002

DRAGAGES ET TRAVAUX PUBLICS (HK) LTD.                       BY Collection
27th Floor
625 King's Road
North Point
Hong Kong

and

BOUYGUES TRAVAUX PUBLICS
27th Floor
625 King's Road
North Point
Hong Kong

Attn.: Mr. Luc MESSIER

Dear Sirs,

Subject:    Kowloon-Canton Railway Corporation
            East Rail Extensions
            Tender No. 2002-0056
            Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
            LETTER OF ACCEPTANCE

1. I am pleased to inform you that the Tender submitted by you on 9 August 2002, as modified by the Letter of Clarification referred to in Paragraph 2 below, with a corrected and revised Tender Total of HK$2,800,243,277 (Hong Kong Dollars Two Billion Eight Hundred Million Two Hundred and Forty Three Thousand Two Hundred and Seventy Seven is hereby accepted.

2. The Letter of Clarification ref: ERE/PRT/LDB201/TE110(E1-386161) dated 24 October 2002 together with its attachments (hereafter referred to as Letter of Clarification), shall form part of this Letter of Acceptance and part of the Contract, and the provisions of this Letter of Acceptance and the Letter of Clarification shall prevail over any provision contained in any other document forming part of the Contract which is inconsistent with, or creates any ambiguity with, this Letter of Acceptance and the attached Letter of Clarification.

[STAMP]
[STAMP]
[STAMP]                                                              [SIGNATURE]

                                                                          [LOGO]

Our Ref.: ERE/PRT/LDB201/TE112(E1-386164) (Page 2 of 3)          30 October 2002

3. The Contractor's Bond in the form contained in Schedule 5 to the General Conditions to be provided by you by 12 November 2002 in accordance with Clause 14.1 (a) of the General Conditions, shall be provided by BNP PARIBAS - Hong Kong Branch, CREDIT AGRICOLE INDOSUEZ - Hong Kong Branch, CREDIT LYONNAIS - Hong Kong Branch, Hong Kong and Shanghai Banking Corporation Limited or such similar financial institution acceptable to the Corporation.

4. A Parent Company Guarantee and Parent Company Undertaking in the forms contained in Schedules 6 and 7 to the General Conditions, respectively, to be provided by you by 12 November 2002 in accordance with Clause 14.1(b) of the General Conditions, shall be provided by BOUYGUES Construction S.A.

5. You confirm that you shall appoint by 28 November 2002 Atkins China Limited or such other company as may be reviewed without objection by the Engineer, to carry out the function of the Independent Checking Engineer to perform the Contractor's design checking obligations under the Contract for the Temporary Works. You further confirm that you shall appoint Ove Arup & Partners Hong Kong Limited, or such other company as may be reviewed without objection by the Engineer, as the Designer to perform the design of the Permanent Works and the design consultant for traffic management.

6. The updated Special Conditions of Contract [Rev.2 : 30 October 2002 LoA] pages nos. SCC/i, SCC/5 and SCC/6 incorporating Special Conditions Clause SCC6 in respect of General Damages are attached to this letter and shall form part of the Contract.

7. The on-demand bond as referred to in paragraph 26 of the Letter of Clarifications shall be provided by you within twenty eight (28) days from the date of this letter in the form of the draft attached. In the event that the Engineer awards Extensions of Time beyond 30 June 2007, you shall procure that the expiry date of the bond shall be extended accordingly. For the avoidance of doubt, Special Conditions Clause SCC6 and the on-demand bond as referred to in paragraph 6 above and in this paragraph 7, are independent of and without prejudice to General Conditions Clause 48.6.

8.      The Date for Commencement of the Works shall be 1 November 2002.

9.      The Engineer for the purposes of the Contract shall be Mr. Chris Calton.

[STAMP]                                                              [SIGNATURE]

Our Ref.: ERE/PRT/LDB201/TE112 (E1-386164) (Page 3 of 3)         30 October 2002

10. I should be grateful if you would confirm your acceptance of all matters referred to in this Letter of Acceptance by signing the attached duplicate copy of this letter and returning it to this office.

Yours faithfully,

                                        Agreed and accepted by


/s/ James Blake                         /s/ Gerard Muldoon
----------------------------------      ------------------------------
James Blake                             Gerard Muldoon
Senior Director, Capital Projects       For and on behalf of
For and on behalf of the                DRAGAGES ET TRAVAUX
Kowloon-Canton Railway Corporation      PUBLICS (HK) LTD

                                        Agreed and accepted by


                                        /s/ Luc Messier
                                        ------------------------------
                                        Luc Messier
                                        For and on behalf of
                                        BOUYGUES TRAVAUX PUBLICS

Encl.: Special Conditions of Contract [Rev.2:30 October 2002 LoA] Draft on-demand bond document

KKL/JJ/ML/JT/KFN/AY/mh

[STAMP]
bcc.
SDP         (James Blake)             CLC-C     (Michael Randall)
DEX         (K.K. Lee)                PRTM      (Johnny Tam)
GM-CN       (Jesudason Jayananda)     FSM       (Maria Fong)
GM-FS       (Lisa Seto)               TSSM      (Celina Yuen)
CS-GC       (David Fleming)           IAM       (Julian Lo)
CM(LDB201)  (Michael Lau)             PCM       (Jonah Kwan)

[STAMP]

SPECIAL CONDITIONS OF CONTRACT

                         SPECIAL CONDITIONS OF CONTRACT

                                TABLE OF CONTENTS

A                  CONDITIONS

Clause             Subject Heading                                     Page
------             ---------------                                     ----

                   WORKS IN THE VICINITY OF THE RAILWAY

SCC1               Works in the Vicinity of the Railway                SCC/1

                   THIRD PARTY CLAIMS IN RESPECT OF DAMAGE ON AND TO AGRICULTURAL LANDS

SCC2               Third Party Claims in respect of Damage on and to
                   Agricultural Lands                                  SCC/4

                   INDEMNITY FOR BREACH OF ENVIRONMENTAL PERMIT

SCC3               Indemnity for breach of Environmental Permit        SCC/5

                   VALUE ENGINEERING

SCC4               Value Engineering                                   SCC/5

                   BONDS, GUARANTEES AND UNDERTAKINGS

SCC5               Bonds, Guarantees and Undertakings                  SCC/5

                   GENERAL DAMAGES

SCC6               General Damages for Key Dates KD-6, 13, 16, 18
                   and 20                                              SCC/6

B                  ATTACHMENTS

Attachment         Subject Heading
----------         ---------------

Attachment 1       A Guide to Determining the Loss of Revenue to the
                   Corporation Employer

Attachment 2       Damage To Crops and Property on Agricultural Lands

[STAMP]

Rev.2: 30 October 2002                SCC/i                  Contract No. LDB201
LoA

SPECIAL CONDITIONS OF CONTRACT

2.3 Procedures to be followed when damage to crops or to other property has occurred on agricultural lands as a result of the Works are set out in Attachment 2 to these Special Conditions.

SCC3 INDEMNITY FOR BREACH OF ENVIRONMENTAL PERMIT

3.1 Without prejudice to any other provision of the Contract or at law, the Contractor shall indemnify and save harmless the Employer in respect of any claim, liability, loss, expense, damage or (to the extent permitted by law) penalty, suffered or incurred by the Employer arising out of or in connection with the Contractor's breach of any condition or requirement included in the Environmental Permit contained in Appendix E to the Particular Specification in the Contract, save that the scope of the Contractor's liability and indemnity shall be reduced proportionately to the extent that any neglect or default of the Employer caused or contributed to the said breach of condition or requirement.

SCC4 VALUE ENGINEERING

4.1 In the event that the Engineer in his absolute discretion reviews without objection any Value Engineering proposal submitted by the Contractor in accordance with the Contract (as the term "Value Engineering" is defined in paragraph 1.3.1 of the Particular Specification), the Engineer shall issue an instruction pursuant to Clauses 54.1 or 54.2 of the General Conditions and the cost saving resulting from such variation instruction will be valued by the Engineer pursuant to Clause 56.1 of the General Conditions and, following the assessment by the Engineer of the respective costs incurred by the Employer and the Contractor in developing and examining the Value Engineering proposal, the remainder of the cost saving shall be shared between the Employer and the Contractor in the ratio of 50% and 50% respectively, and any such saving shall be dealt with by the Engineer pursuant to Clause 66 of the General Condition.

SCC5 BONDS, GUARANTEES AND UNDERTAKINGS

5.1 General Conditions of Contract for Design-Build Works (Civils) (14 September 2001 Edition) Clause 14.1(a) is amended as follows:-

        (a) a bond for the amount stated in Appendix 1 to the Form of Tender, in the form appearing in Schedule 5, duly executed as a deed by the bank or other financial institution which is identified in the Letter of Acceptance. Such bond shall remain in full force and effect until the issue of the Substantial Completion Certificate for the Works, save to the extent that payment thereunder is received by the Employer in full prior thereto. The Employer shall return the bond to the Contractor within 28 (twenty-eight) days of its expiry. Within 7 (seven) days of the submission of the bond in the form required, the Employer shall release any tender bond submitted by the Contractor with the Tender; and

[STAMP]

Rev.2: 30 October 2002                SCC/5                  Contract No. LDB201
LoA

SPECIAL CONDITIONS OF CONTRACT

SCC6 GENERAL DAMAGES

6.1 In the event that the Contractor fails to achieve any of the applicable Stages of the Works by Key Dates KD-6, KD-13, KD-16, KD-18 or KD-20, the Engineer shall assess and certify any general damages incurred by the Employer as a result of such failure including, without limitation, any cost or damages or other payment which the Employer becomes liable to pay to any Project Contractor or any cost of acceleration of the works of any Project Contractor to ensure the timely completion of such works. Any such general damages in respect of any failure by the Contractor to achieve the applicable Stages by the relevant Key Dates shall not exceed the aggregate of *** in respect of all 5 Key Dates. The Employer may deduct and retain the amount of any general damages becoming due pursuant to this Special Condition from any sum due or which becomes due to the Contractor or require the Contractor to pay such amount to the Employer forthwith.

[STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.2: 30 October 2002                SCC/6                  Contract No. LDB201
LOA

BY THIS BOND dated the          day of          2002

[             ] a bank incorporated in accordance with the law of [            ]
(the "Bank") is irrevocably and unconditionally bound to the Kowloon-Canton Railway Corporation (together with its successors and permitted assigns, "KCRC") in the sum of *** (the "Maximum Amount") for payment of which sum the Bank binds itself, its successors and assigns in accordance with the provisions of this Bond.

WHEREAS

(A) The Kowloon-Canton Railway Corporation has issued a call for tenders ("Invitation to Tender") for the execution of certain works for Contract No. LDB-201 (the "Contract");

(B) The DRAGAGES (HK) JOINT VENTURE, an unincorporated joint venture made of Dragages et Travaux Publics HK (Ltd) and other associated companies (the "Joint Venture") has been invited to submit a tender (the "Tender") to the KCRC in response to the Invitation to Tender;

(C) As at the date hereof, the KCRC has or is about to award the Contract to the Joint Venture and has required the Joint Venture to issue this Bond in security for the Secured Obligation (as defined below);

(D) In this Bond, "Secured Obligation" means the obligation of the Joint Venture to KCRC under the Contract to achieve Key Dates Key Dates KD-6, KD-13, KD-16, KD-18 and KD-20 (the "Relevant Key Dates"), at the date when each respective Key Date is due to be achieved under the Contract (taking into account any extension of time awarded to the Joint Venture under the Contract).

NOW THE TERMS AND CONDITIONS of this Bond are:

1.  The recitals herein form part of this Bond as an integral part of it.

2. Save if otherwise defined herein, terms and expressions defined in the Contract shall carry the meaning assigned to them therein when used herein with a first capitalized letter.

3. The Bank hereby irrevocably and unconditionally undertakes to pay to KCRC monies for an amount up to *** against any of the Relevant Key Dates up to, in aggregate, the Maximum Amount, upon receipt from KCRC of a written demand signed by the Director, East Rail Extensions on behalf of the KCRC stating that the Joint Venture has failed to

[STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        achieve any, one, or number of the Relevant Key Dates in compliance with the Secured Obligation without conditions or proof of default by the Joint Venture.

4. The aggregate amount payable to KCRC by the Bank hereunder will be determined by KCRC (subject always to the Maximum Amount) in such manner as KCRC deems appropriate so as to hold KCRC harmless from any damages, expenses and claims which KCRC has suffered or incurred or is likely to suffer or incur as a result of a claim of a Project Contractor directly caused by a failure of the Joint Venture to achieve any of the Relevant Key Dates in compliance with its Secured Obligation.

5. The demand referred to in clause 3 above shall specify the amount or amounts claimed under this Bond (the "Claimed Amount") and shall further specify that the Joint Venture has failed to comply with its Secured Obligation.

6. The liability of the Bank under this Bond shall remain in full force and effect and shall not be affected or discharged in any way by, and the Bank hereby waives notice of:

        (a) any amendment to the Contract by agreement between the KCRC and the Joint Venture or any concession or waiver by the KCRC in respect of the Contract obligations; and

        (b) any act or omission of the Joint Venture pursuant to any other arrangement with the Bank.

7. The liability of the Bank under this Bond is limited to the Maximum Amount and shall cease on whichever of the following events first occurs:

        (a)     payment by the Bank under this Bond of the Maximum Amount;

        (b) The Bank receives a confirmation issued by KCRC that the Joint Venture has complied with its Secured-Obligation;

        (c)     30 June 2007.

8. The Maximum Amount of this Bond shall reduce by *** upon the achievement by the Joint Venture of each and every one of the Relevant Key Dates

9. This Bond shall automatically expire whether or not returned to the Bank when the liability of the Bank ceases in accordance with clause 7.

10 The Bank acknowledges that KCRC shall be entitled to assign the benefit of this Bond or any part thereof, any interest therein or thereunder and any right thereunder whether past existing or future at any time without the consent of the Bank or the Joint Venture being required.

[STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. This Bond shall not be ceded or otherwise dealt with in any manner whatsoever otherwise than with the previous consent of the Joint Venture.

12. All documents arising out of or in connection with this Bond shall be served upon the Bank, at [HK address].

13. The Bank may change its nominated address for service of documents to another address in Hong Kong but only by prior written notice to KCRC and the Joint Venture. All demands and notices shall be in writing and in English.

14. This Bond shall be governed by and construed according to the laws for the time being in force in the Hong Kong Special Administrative Region and the Bank agrees to submit to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region.

IN WITNESS whereof this Bond has been executed as a deed on the date first before written.

THE COMMON SEAL OF                      )
[          ]                            )
was affixed hereto in the presence of:  )

[STAMP]

[LOGO] KCR                                                  [CHINESE CHARACTERS]
[CHINESE CHARACTERS]                          KOWLOON-CANTON RAILWAY CORPORATION

                                                            [CHINESE CHARACTERS]
Our Ref.: ERE/PRT/LDB201/TE110(El-386161)          East Rail Extensions Division

                                                           24 October 2002

DRAGAGES ET TRAVAUX PUBLICS (HK) LTD.                       By Collection
27th Floor
625 King's Road
North Point
Hong Kong

and

BOUYGUES TRAVAUX PUBLICS
27th Floor
625 King's Road
North Point
Hong Kong

Attn.: Mr. Luc MESSIER

Dear Sir,

Subject:    KCRC East Rail Extensions
            Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
            LETTER OF CLARIFICATION

1. In the event that the Kowloon-Canton Railway Corporation ("the Corporation") elects to accept the Conforming Tender together with the Options 1, 2, 3 and 4 (the "Tender") submitted by you on 9 August 2002, the resulting contract (the "Contract") shall consist of and be constituted by:

        a) the Letter of Acceptance as issued by the Corporation (which will include as an attachment, this Letter of Clarification);

        b) the Tender (consisting of the Form of Tender and Appendices 1, 2 and 3 thereto);

        c) the General Conditions of Contract for Design-Build Works - Civil (14 September 2001 Edition) (General Conditions) and Special Conditions of Contract;

        d) the Employer's Requirements consisting of the Particular Specification; the General Specification for Civil Engineering and Building Works; the Standard Specifications -Volumes 1 to 5; ERE Design Criteria; the Standard and Directive Drawings; and Reference Scheme Drawings; and

        e)      the Articles of Agreement upon execution by the parties,

[STAMP]                                                              [SIGNATURE]

                                                                          [LOGO]

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

        other than items (a) and (e) above, all in the form contained in the Tender Documents issued to you on 22 May 2002, as modified by Addenda No. 1 and 2 thereto and as further modified by the terms of this Letter of Clarification and its Attachments.

2. The corrected and revised Tender Total is (HK$2,800,243,277 (Hong Kong Dollars Two Billion Eight Hundred Million Two Hundred Forty Three Thousand Two Hundred and Seventy Seven).

3. The Pricing Schedule contained in the Pricing Document included in Appendix 2 to the Form of Tender shall be amended in accordance with Attachment 1 to this Letter of Clarification.

4. The Schedule of Milestones contained in the Pricing Document included in Appendix 2 to the Form of Tender shall be amended in accordance with Attachment 2 to this Letter of Clarification.

5. The Interim Payment Schedule contained in the Pricing Document included in Appendix 2 to the Form of Tender shall be amended in accordance with Attachment 3 to this Letter of Clarification.

6. Annex 3 of the Pricing Document included in Appendix 2 to the Form of Tender shall be amended in accordance with Attachment 4 to this Letter of Clarification.

7. You confirm that the amended Insurance Policy and Employees' Compensation Insurance contained in Attachment 5 to this Letter of Clarification will replace the draft contained in Schedule 10 and
        Schedule 11 Part B, respectively, of the General Conditions.

8. The Contractor's Proposals included in Appendix 3 to the Form of Tender shall be amended in accordance with Attachment 6.

9. You confirm that you shall use a refurbished TBM manufactured by NFM Technologies, France which was used on West Rail Contract DB-320 for constructing the bored tunnels included in the Works and you shall not vary the manufacturer or the specifications of the said TBM without the prior consent of the Engineer.

[STAMP]                                                              [SIGNATURE]

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

10. The Particular Specification included in the Specification of the Employer's Requirements shall be amended in accordance with Attachment 7 to this Letter of Clarification. You confirm that these amendments to the Particular Specification will form part of the Contract from the date of the Letter of Acceptance, without any amendment to the corrected and revised Tender Total referred to in Paragraph 2 and without any entitlement on your part to receive any extension of time for substantial completion of the Works or any Section or the achievement of any Stage.

11. You confirm that the amended draft Short Term Tenancy Agreement in Appendix HH to the Particular Specification contained in Attachment 7 will replace the draft issued under the Tender Addendum No. 1. Every obligation, liability, duty and risk undertaken or assumed by the Employer to third parties pursuant to the Employer's obligations which are undertaken and assumed by the Contractor to the Employer shall exclude any obligation for the Contractor to pay rent, fees, premium and rates for the rights granted under the Short Term Tenancy Agreement.

12. You confirm that the amended Drawings as listed and included in Attachment 8 to this Letter of Clarification will form part of the Contract from the date of the Letter of Acceptance, without any amendment to the corrected and revised Tender Total referred to in Paragraph 2 and without any entitlement on your part to receive any extension of time for substantial completion of the Works or any Section or the achievement of any Stage.

13. Without prejudice to the Contractor's obligations under Clause 56.6 of the General Conditions, the Breakdown of On-Cost, included in Attachment 9 to this Letter of Clarification, shall form part of the Contract and may be used for the purposes of the valuation of variations in accordance with Clause 56 of the General Conditions.

14. Without limiting any of the Contractor's obligations, you shall employ in the management and construction of the Works, the key personnel referred to in Attachment 10. You shall not remove or replace any member of such key personnel, save with the prior consent of the Engineer, such consent not to be unreasonably withheld in respect of any suitably qualified and experienced replacement.

15. The Contractor's Bond in the form contained in Schedule 5 to the General Conditions, to be provided by you in accordance with Clause 14.1 (a) of the General Conditions, shall be provided by the BNP PARIBAS - Hong Kong Branch, CREDIT AGRICOLE INDOSUEZ - Hong Kong Branch, CREDIT LYONNAIS - Hong Kong Branch, Hong Kong and Shanghai Banking

[STAMP]                                                              [SIGNATURE]

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

        Corporation Limited, or such other financial institution as may be approved by the Corporation.

16. A Parent Company Guarantee and a Parent Company Undertaking in the form contained in Schedules 6 and 7 of the General Conditions of Contract to be provided by you in accordance with Clause 14.1(b) of the General Conditions of Contract shall be provided by Bouygues Construction S.A.

17. Pursuant to Clause 6 of the General Conditions and in accordance with the requirements of the Employer's Requirements, you confirm that you shall appoint:

        a) Ove Arup & Partners Hong Kong Limited, or such other company as may be reviewed without objection by the Engineer, as the Designer to perform the design of the Permanent Works;

        b) Atkins China Limited or such other company as may be reviewed without objection by the Engineer, to perform the Contractor's design checking obligations under the Contract in the capacity of the Independent Checking Engineer; and

        c) Ove Arup & Partners Hong Kong Limited, or such other company as may be reviewed without objection by the Engineer, as the design consultant for traffic management.

18. Without limiting any of the Contractor's obligations under the Contract in particular under Clause 5 of General Conditions of Contract, and without creating or placing any obligation upon the Employer, you shall employ the subcontractors, whose names are listed in Attachment 11, or such other companies for which consent of the Engineer has been obtained in accordance with Clause 5 of the General Conditions of Contract, for the Works. You shall not remove or replace any of the sub-contractors as listed in Attachment 11, save with the prior consent of the Engineer, such consent not to be unreasonably withheld in respect of any suitably qualified and experienced replacement.

19. You confirm that you have no objection to the Date for Commencement of the Works being deferred by sixteen (16) days to 1 November 2002, such deferral to be confirmed in the Letter of Acceptance. For avoidance of doubt, November 2002 would be Month 1 for payment purposes. The deferral of the Date for Commencement of the Works by sixteen (16) days shall not entitle you to receive any extension of time for substantial completion of the Works or any Section or for the achievement of any Stage, nor shall any adjustment be made to the Schedule of Milestones or the Interim Payment Schedule contained in the Pricing Document, and you shall not be entitled to receive any Cost pursuant to

[STAMP]                                                              [SIGNATURE]

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

        Clause 57 of the General Conditions or any further or additional payment of whatsoever nature. You also accept that the Key Dates in respect of the time for substantial completion of the Works and any Section and/or achievement of Stages as set out in Appendix B to the Particular Specification in Attachment 7 will remain unchanged.

20. The corrected and revised Tender Total as referred to in Paragraph 2 above is based upon the Conforming Tender and acceptance by the Corporation of Options 1, 2 and 3 included in the Contractor's Proposals and Option 4 for the programme improvement offer. You confirm that, if awarded the Contract, you will submit all details pertaining to the execution of the works under Options 1, 2 and 3 within 90 days from the date of the Letter of Acceptance to demonstrate to the satisfaction of the Engineer that the design proposals fully meet the railway operational and statutory requirements, failing which you shall revert to the Conforming Tender design and you shall not be entitled to receive any Extension of Time for the substantial completion of the Works or any Section or for the achievement of any Stage, and you shall not be entitled to any increase to the corrected and revised Tender Total or any further or additional payment whether by way of Cost or damages or otherwise.

21. The Liquidated Damages for Delay included in Appendix 1 to the Form of Tender shall be amended in accordance with Attachment 12 of this Letter of Clarification.

22. You confirm that, if awarded the Contract, you shall develop your design on the locations of the tunnel cross-passages as referred to in Clause
        2.2.3 b provided that these cross-passages shall be at spacing intervals not exceeding 240m and shall not require any additional procurement of land. The development of your design of the cross-passages in this manner shall be treated as part of your design development process and shall not be construed as a Value Engineering exercise.

23. The Contractor shall design and construct the East and West emergency access provisions as detailed on drawings nos. LDB-201/72/C03/561 Rev. A, LDB-201/72/C03/562 Rev. A, LDB-201/82/C03/521 Rev. A and
        LDB-201/82/C03/522 Rev. A. The Contractor shall carry out design development, not Value Engineering, of these two emergency access provisions and shall be responsible for seeking approval from all Relevant Authorities. The Contractor shall implement the scheme as approved by the Relevant Authorities.

24. You confirm that, if awarded the Contract, you shall use your best endeavours in your development of the detailed design of the track alignment to achieve a minimum separation of 5m between the proposed emergency Lok Ma Chau Uptrack centerline and the proposed permanent East Rail Uptrack center line.

[STAMP]                                                              [SIGNATURE]

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

25. In the event that you do not achieve any of the Key Dates KD6, 13, 16, 18 and 20, the Corporation is entitled to quantify any cost which the Corporation becomes liable to pay to any follow on Project Contractors and/or acceleration costs incurred by the Corporation in maintaining the Project Contractor's original key dates. These costs shall be treated as general damages which shall be set off against any payment the Corporation shall make to the Contractor or be recovered as a debt from the Contractor for an aggregate total of not exceeding *** in accordance with the Special Conditions of Contract.

26. You shall submit to the Corporation an on-demand bond, for the sum of *** to be issued by a financial institution approved by the Corporation in respect of the achievement of Key Dates KD6, KD13, KD16, KD18 and KD20. In respect of such bond, the bondsman shall irrevocably and unconditionally undertake to pay the Corporation monies for an amount up to *** upon receipt from the Corporation a written demand signed by the Director, East Rail Extensions on behalf of the Corporation stating that the Contractor has failed to achieve completion of any of the stated Key Dates.

27. A number of matters included or referred to in this Letter of Clarification and its Attachments amend various terms and provisions in certain documents listed in Paragraph 1 above. If there is any ambiguity or discrepancy between this Letter of Clarification (and its Attachments) and the documents listed in Paragraph 1 above, the contents of this Letter of Clarification (and its Attachments) shall prevail.

28. You confirm that you have read the Tender Documents issued to you on 22 May 2002, Tender Addenda No. 1 and 2 inclusive and this Letter of Clarification (and its Attachments) and you are satisfied that you understand the provisions contained therein. You further confirm that these documents have been taken into account in arriving at the corrected and revised Tender Total referred to in Paragraph 2.

29. You confirm that save to the extent that the same are referred to in this Letter of Clarification and its Attachments or have otherwise been expressly incorporated into the documents forming the Contract, all comments, conditions and qualifications, whether made in writing or orally, included with or referred to in your Tender or in any subsequent correspondence or meetings between any representative of the Corporation and your representatives, are hereby withdrawn and are of no legal effect whatsoever. Nothing in your Tender which can in any way be construed to be at variance with the terms and provisions of the documents listed in Paragraph 1 above (as modified by this Letter of Clarification) shall form part of the Contract.

[STAMP]                                                              [SIGNATURE]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

30. You acknowledge that in preparing this Letter of Clarification and its Attachments, the Corporation is not bound to accept your Tender and that the Corporation, without any liability to you, may award the Contract to any other tenderer who has submitted a tender to the Corporation in respect of Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels.

31. Prior to the execution of the Articles of Agreement in accordance with Clause 13.1 of the General Conditions, the Corporation shall prepare a set of contract documents incorporating in the body of such documents the amendments and modifications identified in this Letter of Clarification and the Attachments hereto. You confirm that you will review such documents and endeavour to agree with us the revisions made, in which case, such revised documents will be included in the set of contract documents prepared for execution by the parties.

32. By signing and returning to us this Letter of Clarification and its Attachments, you expressly and unconditionally acknowledge, accept and agree as follows:

        32.1 that none of the matters listed in this Letter of Clarification and its Attachments will entitle you to any amendment to the corrected and revised Tender Total as set out in Paragraph 2 above; and

        32.2 save as expressly and specifically provided in the Contract, that you will not under any circumstances have any entitlement, in respect of any of the matters referred to in this Letter of Clarification and its Attachments, to receive any further or additional payment under or in respect of the Contract or to receive any extension of time for the substantial completion of the Works or any Section or the achievement of any Stage.

33. I should be grateful if you would confirm your acceptance of all matters referred to in this Letter of Clarification and its Attachments hereto by signing the duplicate and returning it to this office.

[STAMP]                                                              [SIGNATURE]

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

Yours faithfully,

                                        Agreed and accepted by


/s/ K K Lee                             /s/ Gerard Muldoon
----------------------------------      ------------------------------
K K Lee                                 Gerard MULDOON
Director, East Rail Extensions          For and on behalf of
For and on behalf of the                DRAGAGES ET TRAVAUX
Kowloon-Canton Railway Corporation      PUBLICS (HK)LTD.

                                        Agreed and accepted by


                                        /s/ Luc Messier
                                        ------------------------------
                                        Luc Messier
                                        For and on behalf of
                                        BOUYGUES TRAVAUX
                                        PUBLICS

KKL/JJ/ML/JT/KFN/AY/mh

[STAMP]

                                         Contractor: Dragages (HK) Joint Venture

KCRC East Rail Extensions
Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Letter of Clarification

SUMMARY OF ATTACHMENTS IN LETTER OF CLARIFICATION

Attachment 1   - Amendments to Pricing Schedule in Appendix 2 to Form of Tender

Attachment 2   - Amendments to Schedule of Milestones in Appendix 2 to Form of
                 Tender

Attachment 3   - Amendments to Interim Payment Schedule in Appendix 2 to Form
                 of Tender

Attachment 4   - Amendments to Annex 3 of Appendix 2 to Form of Tender

Attachment 5   - Amendments to Schedule 10 and 11 of the General Conditions

Attachment 6   - Amendments to Contractor's Proposals in Appendix 3 to Form of
                 Tender

Attachment 7   - Amendments to Particular Specification

Attachment 8   - Amendments to Drawings

Attachment 9   - Form C.10- Breakdown of On-Costs

Attachment 10  - Key Personnel for the Contract

Attachment 11  - Principal Domestic Subcontractors

Attachment 12  - Amendments to Liquidated Damages for Delay

[STAMP]                                                              [SIGNATURE]

                                  ATTACHMENT 1

                         AMENDMENTS TO PRICING SCHEDULE

                     (Contents of these Amendments have been
                  incorporated in Appendix 2 to Form of Tender
                           of the Contract Documents)

[STAMP]

Contractor: Dragages (HK) Joint Venture                             Attachment 1

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 1 to Letter of Clarification
Amendments to Pricing Schedule in Appendix 2 to Form of Tender

SUMMARY OF AMENDMENTS

PAGE REF.           ITEM REF.
---------           ---------

PRICING SCHEDULE

PS.SUM1/2-2/2    .  Amendments to Pricing Schedule Summary

A/3              .  Adjustment to value of Cost Centre A for Option 2 - Amended
                    West Alignment

B/l              .  Adjustment to value of Cost Centre B for Option 1- Amended
                    East Alignment

C/l              .  Adjustment to value of Cost Centre C for Option 2 - Amended
                    West Alignment

D/1              .  Adjustment to value of Cost Centre D for Option 2 - Amended
                    West Alignment

E/1              .  Adjustment to value of Cost Centre E for Option 2 - Amended
                    West Alignment

F/1              .  Adjustment to value of Cost Centre F for Option 2 - Amended
                    West Alignment

G/1              .  Adjustment to value of Cost Centre G for Option 1 - Amended
                    East Alignment

K/1              .  Omission of Item K6 -Track Level Transformer Room

L/1              .  Adjustment to value of Cost Centre L for Option 2 - Amended
                    West Alignment

Q/2              .  Rectify the Provisional Sum for Item Q11, ECI and ECIL
                    premium Total for Item Q11

R/1              .  Rectify premium of ECIL from 8.3% to 9.3%

[STAMP]

LDB201 - LoC                                                         Page 1 of 1

                                  ATTACHMENT 2

                            AMENDMENTS TO SCHEDULE OF
                                   MILESTONES

                     (Contents of these Amendments have been
                  incorporated in Appendix 2 to Form of Tender
                           of the Contract Documents)

[STAMP]

Contractor: Dragages (HK) Joint Venture                             Attachment 2

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 2 to Letter of Clarification
Amendments to Schedule of Milestones in Appendix 2 to Form of Tender

SUMMARY OF AMENDMENTS

PAGE REF.           ITEM REF.
---------           ---------

SCHEDULE OF MILESTONES

SMI/24-24/24     .  Amendment to IPS Milestone No., activity descriptions and date for achievement of Milestone for Cost Centres A to Q

SM(O)1/1         .  Amend ditto for Cost Centre R (Option 1)

[STAMP]

LDB201 - LoC                                                         Page 1 of 1

                                  ATTACHMENT 3

                          AMENDMENTS TO INTERIM PAYMENT
                                    SCHEDULE

                     (Contents of these Amendments have been
                  incorporated in Appendix 2 to Form of Tender
                           of the Contract Documents)

[STAMP]

Contractor: Dragages (HK) Joint Venture                             Attachment 3

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 3 to Letter of Clarification
Amendments to Interim Payment Schedule in Appendix 2 to Form of Tender

SUMMARY OF AMENDMENTS

PAGE REF.           ITEM REF.
---------           ---------

INTERIM PAYMENT SCHEDULE

Page 1 of 3 to   .  Amend Interim Payment Schedule in accordance with the
Page 3 of 3         revised Schedule of Milestones

IPS for Cost
Centre C         .  Stage Payment Schedule for Cost Centre C included

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LDB201 - LoC                                                         Page 1 of 1

                                  ATTACHMENT 4

                              AMENDMENTS TO ANNEX 3

                     (Contents of these Amendments have been
                  incorporated in Appendix 2 to Form of Tender
                           of the Contract Documents)

[STAMP]

Contractor: Dragages (HK) Joint Venture                             Attachment 4

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 4 to Letter of Clarification
Amendments to Additions and Amendments to Methods of Measurement in Annex 3 of Appendix 2 to Form of Tender

SUMMARY OF AMENDMENTS

PAGE REF.           ITEM REF.
---------           ---------

PRICING SCHEDULE

D/6              .  Rectify the ECIL premium from 8.3% to 9.3%

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

                                  ATTACHMENT 5

                       AMENDMENTS TO SCHEDULE 10 AND 11 OF
                             THE GENERAL CONDITIONS

                     (Contents of these Amendments have been
                     incorporated in the General Conditions
                           of the Contract Documents)

[STAMP]

Contractor: Dragages (HK) Joint Venture                             Attachment 5

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 5 to Letter of Clarification

SUMMARY OF AMENDMENTS

PAGE REF.           ITEM REF.
---------           ---------

INSURANCE POLICY

1 to 28          .  Schedule 10 of the General Conditions - Policy of Insurance
                    Combined Contractor's All Risks and Third Party Legal
                    Liability

1 to 2           .  Schedule 11, Part B of the General Conditions - Employee's
                    Compensation Insurance

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

                                  ATTACHMENT 6

                           AMENDMENTS TO CONTRACTOR'S
                                    PROPOSALS

[STAMP]

Contractor: Dragages (HK) Joint Venture                             Attachment 6

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 6 to Letter of Clarification
Amendments to Contractor's Proposals

SUMMARY OF AMENDMENTS

PAGE REF.           ITEM REF.
---------           ---------

CONTRACTOR'S PROPOSAL

1 to 5           .  Clarifications relating to the Contractor's Proposals

1 to 54          .  TBM Outline Specification

[STAMP]

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

Contractor: Dragages (HK) Joint Venture

Clarifications Relating to the Contractor's Proposals

ITEM NO.       DOCUMENT REF.         SUBJECT                  NON-CONFORMITY                             ACTION REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
1.         Dwg. No.               Civil/E&M -     Two tunnel drainage pump sumps in the     You confirm that the tunnel drainage
           LDB-201/15/C03/106/E   Bored Tunnels   bored tunnel section are not located at   system shall be designed to maintain
                                                  the local lowest points. This is          positive drainage and the two tunnel
                                                  considered unsatisfactory.                drainage pump sumps shall be located at
                                                                                            the tunnel lowest points.

2.         Dwg. No.               Civil/E&M -     The kinematic envelope encroaches on the  You confirm that the design of the bored
           LDB-201/15/C03/107/E   Bored Tunnels   evacuation walkway clear zone in the      tunnel shall comply with the requirement
                                                  canted track.                             that the evacuation walkway envelope is
                                                                                            cleared from the KE.

3.         Dwg no.                E&M - Tunnels   Tunnel fire hydrant pipework is to be     You confirm your undertaking to design
           LDB-201/20/G10/004/E                   installed in covered walkway trench       and construct the section of walkway
                                                                                            where the covered utility trench is
                                                                                            proposed by you.

4.         Dwg no.                E&M - West      The proposed trackside services           You confirm that the positions and
           LDB-201/20/G10/008/E   Approach        arrangement for cut-and-cover tunnel at   mounting levels of all trackside
                                                  West Approach open section does not       services at West Approach open section
                                                  match with that of LCC-202 shown on       shall be designed to match with those of
                                                  drawing no. LCC202/13/S01/900/A attached  LCC-202 as specified in the Employer's
                                                  in the LCC-202/LDB-201 Interface          Requirements.
                                                  Specification in PS Appendix P.

5.         Dwg no.                Civil - Bored   The dimension of evacuation walkway clear You confirm that an evacuation walkway
           LDB-201/20/G10/004/E   Tunnels         zone to be 1300mm(W) x 2200mm(H)          clear zone of 1400mm(W) x 2200mm(H) as
                                                  instead of 1400mm(W) x 2200mm(H).         specified in the Employer's Requirements
                                                                                            shall be provided.

6.         Dwg no.                Civil - East    EVA to the East Portal Ventilation        You confirm that the EVA crossing over
           LDB-201/72/C03/107     Approach        Building  is to be constructed directly   the watermains shall be designed and
                                                  over the diverted Dongjiang watermains.   constructed in full compliance with the
                                                                                            requirements stipulated in Drawing No.
                                                                                            LDB-201/72/C03/501 and Clause 10.3 (g)
                                                                                            of the Particular Specification

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

ITEM NO.       DOCUMENT REF.         SUBJECT                  NON-CONFORMITY                             ACTION REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            so that the road crossing shall not
                                                                                            exert any additional superimposed
                                                                                            loading on the watermains.

7.         Dwg no.                Civil/E&M -     The proposed bored tunnel space proving   With reference to the drawing (no.
           LDB-201/15/C03/107     Bored Tunnels   will result in the OHL balance weight     ER1460L/00/P47/006 Rev. A) included in
                                                  encroaching on the tunnel maintenance     the DB-1460 Traction Power Supply & OHL/
                                                  walkway envelope, which deviates from     LDB-201 Civil Works Interface
                                                  the requirements specified in Clause      Specification, Section 4, PS Appendix P,
                                                  2.2.6e of the Particular Specification.   the perpendicular distance between the
                                                                                            balance weight and tunnel wall
                                                                                            (excluding the 75mm construction
                                                                                            tolerance) can be reduced from 1500mm
                                                                                            (minimum) to 800mm (nominal). You
                                                                                            confirm that the design of the tunnels
                                                                                            shall comply with the aforesaid
                                                                                            alternative arrangement.

8.         Section A.4.1 Design   Civil/E&M -     Walls adjacent to or in close proximity   You confirm that the walls, access
           Description -          Tunnels         to railway tracks are to be designed to   panels, doors and associated structures
           Appendix, clause                       resist a maximum train generated          adjacent to or in close proximity to
           2.5.2.11                               pressure of 2.7kPa (unfactored).          railway tracks shall be designed to
                                                                                            resist the maximum train generated
                                                                                            pressure which may be as high as 2.7kPa
                                                                                            (unfactored).

9.         Section A.4.1 Design   Civil/E&M -     The storm water pumps at tunnel portal    You confirm that the size of tunnel
           Description -          Portal Drainage will be sized for a flow equal to the 10  water sumps at tunnel portal shall be
           Appendix, clause 8.2                   minutes interval either side of the       based on 20 minutes retention for a 200
                                                  1:200 year peak flow and the sumps will   year peak flow according to clause 20.15
                                                  be designed for this retention volume,    of the PS.
                                                  which is a deviation to the Employer's
                                                  Requirements.

10.        Section A.4.1          Civil - Bored   TBM bored tunnel is defined as            You confirm that the design and
           Paragraph 11.5.2       Tunnels         structural category B in lieu of          construction of the bored tunnels shall
                                                  category A with respect to                comply with the category A
                                                  watertightness requirements.              watertightness standard as stipulated in
                                                                                            the Employer's Requirements.

11.        Section A.4.1 Design   Civil/E&M -     Walkway trenches will be provided at the  You confirm your undertaking to design
           Description -          Tunnels         cross passages and for the cable entry    and construct the section of walkway
           Appendix, clause 12.3                  to the tunnel transformer rooms for the   where the covered utility trench is
                                                  power                                     proposed by you.

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

ITEM NO.       DOCUMENT REF.         SUBJECT                  NON-CONFORMITY                             ACTION REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
                                                  cable and systemwide cable runs.

12.        Option 1               Civil - East    Proposed to install a diamond crossover   You confirm that in the event that the
                                  Approach        at approximate chainage 30+240, however,  proposed diamond crossover is not
                                                  the proposed diamond crossover would      accepted, two turnouts shall be used to
                                                  have an impact on the operation of the    replace the diamond crossover.
                                                  railway, in particular the existing East
                                                  Rail line in terms of reliability and
                                                  maintenance.

13.        Option 2               Civil - West    Proposed to move the WPVB EAP westward    You confirm that in the event that the
                                  Approach        by approximately 80m without adding a     proposal is not accepted by the Relevant
                                                  cross-passage. The proposal has deviated  Authorities, you will revise your
                                                  from the requirements stipulated in       proposals to comply with the Employer's
                                                  Clauses 2.2.3 b. iv. of the Particular    Requirements and to meet with the
                                                  Specification contained in the Employer's statutory approval.
                                                  Requirements.

14.        Option 3               E&M - Bored     A LV 380V power distribution system with  You confirm that you will provide the
                                  Tunnels         transformer rooms at ventilation          following information for the Engineer's
                                                  buildings/EAPs is proposed to replace     review:-
                                                  the 3.3kV tunnel power distribution       a) Detailed voltage drop calculations
                                                  system and associated two underground        for all types of load in tunnels
                                                  intermediate transformer rooms in the        and EAPs to substantiate that his
                                                  bored tunnel section. The LV system will     proposal is technically feasible.
                                                  also be provided by simply enlarging the  b) Details of LV cable arrangement for
                                                  sizes of power supply cables so as not       the most congested tunnel section to
                                                  to exceed voltage drop of 4%.                indicate impact of LV cables
                                                                                               enlargement.
                                                                                            c) The proposal of dual feed power
                                                                                               supply (from any two ventilation
                                                                                               buildings) for the tunnel sump pumps
                                                                                               together with voltage drop
                                                                                               calculation.

15.        Section A.4.1 Design   Civil - Kwu     The design crack width calculation will   You confirm that the acceptability of
           Description -          Tung Enabling   be based on the distance equal to the     the proposed design deviation shall be
           Appendix Paragraph     Works           minimum cover from the outer              subject to the design review process and
           2.3 Table 2.2 Item                     reinforcement bars and the nominal cover  the KCRC's internal signoff procedures.
           S001                                   adopted will be based on Table 20 of the
                                                  SDMHR. This deviates [ILLEGIBLE]

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

ITEM NO.       DOCUMENT REF.         SUBJECT                  NON-CONFORMITY                             ACTION REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
                                                  from ERE Design Criteria Chapter 2 Cl.
                                                  3.3.1 which requires the design crack
                                                  width at the surface not to exceed the
                                                  values given in above mentioned Table.

16.        Section A.4.1 Design   Civil - Kwu     Tension piles will not be designed for    You confirm that the acceptability of
           Description -          Tung Enabling   crack width which deviates from ERE       the proposed design deviation shall be
           Appendix Paragraph     Works           Design Criteria Chapter 2 Cl.3.3.1.       subject to the design review process and
           2.3 Table 2.2 Item                                                               the KCRC's internal signoff procedures.
           S002

17.        Section A.4.1 Design   Civil - Kwu     Mini-piles will not be designed for       You confirm that the acceptability of
           Description -          Tung Enabling   crack width which deviates from ERE       the proposed design deviation shall be
           Appendix Paragraph     Works           Design Criteria Chapter 2 Cl.3.3.1.       subject to the design review process and
           2.3 Table 2.2 Item                                                               the KCRC's internal signoff procedures.
           S003

18.        Section A.4.1 Design   Civil - Kwu     Propose to increase the PFA content to    You confirm that the requirement of
           Description -          Tung Enabling   35% and cementitious content to 500       Appendix RR Cl. 2.2 shall be followed
           Appendix Paragraph     Works           kg/m3 for permanent diaphragm walls.      i.e. subject to the consent of Buildings
           2.3 Table 2.2 Item     (Permanent                                                Department be obtained.
           S004                   Works)

19.        Section A.4.1 Design   Civil - Cut &   The design crack width calculation will   You confirm that the acceptability of
           Description -          Cover Tunnels   be based on the distance equal to the     the proposed design deviation shall be
           Appendix Paragraph     (Permanent      minimum cover from the outer              subject to the design review process and
           2.3 Table 2.2 Item     Works)          reinforcement bars and the nominal cover  the KCRC's internal signoff procedures.
           C001                                   adopted will be based on Table 20 of the
                                                  SDMHR. This deviates from ERE Design
                                                  Criteria Chapter 2 Cl.3.3.1 which
                                                  requires the design crack width at the
                                                  surface not to exceed the values given
                                                  in above mentioned Table.

20.        Section A.4.1 Design   Civil - Cut &   Propose to increase the PFA content to    You confirm that the requirement of
           Description -          Cover Tunnels   35% and cementitious content to 500       Appendix RR Cl. 2.2 shall be followed
           Appendix Paragraph     (Permanent      kg/m3 for permanent diaphragm walls.      i.e. subject to the consent of Buildings
           2.3 Table 2.2 Item     Works)                                                    Department be obtained.
           C003

21.        Section A.4.1 Design   Civil - Bored   Propose to accept the "Segment Technical  You confirm that the acceptability of
           Description -          Tunnels         Specification" of document no.            the Contractor's Proposal shall be
           Appendix                                                                         subject to the

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

ITEM NO.       DOCUMENT REF.         SUBJECT                  NON-CONFORMITY                             ACTION REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
           Paragraph 2.3 Table                    DB320/510/901B, which was accepted        design review process and the KCRC's
           2.2 Item T001                          in West Rail Contract DB320, for ERE      internal signoff procedures.
                                                  project.

22.        Section A.4.1          Civil - Bored   Propose to accept the "PCC Segmental      You confirm that the acceptability of
           Design Description     Tunnels         Linings Durability Issues" of document    the Contractor's Proposal shall be
           - Appendix                             no. DB320/510/900B, which was accepted    subject to the design review process
           Paragraph 2.3 Table                    in West Rail Contract DB320, for ERE      and the KCRC's internal signoff
           2.2 Item T002                          project.                                  procedures.

23.        Section A.4.1          Civil - Bored   Items on segment design are proposed      You confirm that the acceptability of
           Design Description     Tunnels         including                                 the Contractor's Proposal shall be
           - Appendix                                i)   fixings operations                subject to the design review process
           Paragraph 2.3 Table                       ii)  possible drilling areas           and the KCRC's internal signoff
           2.2 Item T003                             iii) depth of anchorage                procedures.

[STAMP]

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

                                     ANNEX A

                                  TBM PROPOSAL

                                                                         [STAMP]

                                SUMMARY OF MULAN

                                  (Or New TBM)

                             TECHNICAL SPECIFICATION

                                    (Summary)

    PRESENTATION

..      Manufacturer           :  NFM Technologies - Framatome
..      Type                   :  Mixed shield: open or closed mode (EPB, air)
..      Cutter head            :  8 arms
..      Cutter tools           :  282 drag teeth, 61 disk cutters
..      Electrically powered, variable speed with vector flow control
..      Containment            :  compressed air or earth pressure, 3 bar maximum
..      Spoil evacuation       :  for open mode => retractable conveyor
                              :  for closed mode => screw conveyor
..      Erector                :  6 degrees of freedom, rotation +/- 220DEG.
..      Trailing train         :  6 trailers + 1 extra added for the 2nd drive
..      2, 4-men airlocks + 1 emergency airlock

    SPECIFICATIONS

..      Excavation diameter    :  8.75 m. with new disk cutters (18.5")
..      Shield length          :  12.4 m
..      Total length           :  100 m
..      Shield weight          :  800 t
..      Total weight           :  1460 t (including all gantries & Cutter Head)
..      Installed capacity     :  4100 kVA
..      Cutter head motor      :  9 x 250 kW(2250 kW)
..      Thrust and stroke      :  13 pairs of cylinders x 2650 mm
..      Total Thrust           :  66000 kN
..      Articulation           :  11 cylinders x 300 mm
..      Head rotation speed    :  0 to 3 rpm
..      Max. nominal torque    :  14200 kNm at 1.2 rpm
..      Max. break out torque  :  17750 kNm at 1.2 rpm
..      Max. speed of advance  :  8 cm/min. (using all thrust cylinders)

                                                                         [STAMP]

Kowloon-Canton Railway Corporation     East Rail Extensions Contract No. LDB-201
9 August 2002                                    Sheung Shui to Chau Tau Tunnels

                                   APPENDIX V

                          MULAN TECHNICAL SPECIFICATION
                                   [52 PAGES]

                                                                         [STAMP]

[LOGO] [LOGO] [CHINESE CHARACTERS]                        Tender Submission PART
               Dragapes (HK)               Form T.7 Preliminary Method Statement
               Joint Venture                       LDB-201/17/CMS/100-B Appendix

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

                              Contract No. LDB-201

                             SHEUNG SHUI TO CHAU TAU

                                     TUNNELS

                               CLOSED-FACE MACHINE

                          - TECHNICAL SPECIFICATIONS -

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

1.      SUBJECT OF CONTRACT

        This contract concerns the supply of a shield-type tunnel boring machine and its back-up, the whole being called "the machine", for driving the Contract LDB-201, Sheung Shui to Chau Tau Tunnels in Hong Kong and erecting its final lining.

2.      BASIC ASSUMPTIONS FOR DESIGN OF THE SUPPLY

        2.1.        SHIELD

        2.1.1.      TYPE OF TBM

                    The tunnel boring machine shall be a dual-mode full-face machine capable of working in closed mode, either under compressed air or earth-pressure balance, the screw conveyor being used to remove muck from the face in both cases.

                    The tunnel lining will be precast reinforced-concrete universal segments. The lining shall be erected by a machine behind the shield.

        2.1.2.      GENERAL STRUCTURE OF SHIELD

        2.1.2.1.    GENERAL PRINCIPLES

                    The structure of the shield shall consist of a front section and a tail joined by a passive articulation.

                    The shield structure shall be that of a hard-rock TBM, i.e. extremely tough and rigid.

                    The design shall be such that transport, erection, dismantling, and transfer are easy. The individual units for these operations shall be assembled together with bolts (except for the tailskin). Joins between areas subject to confinement pressure and areas at atmospheric pressure shall be sealed by welding.

                    The thrust exerted against the lining ring shall be transmitted directly to the cutterhead bearing by the structure of the front cutterhead unit.

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

                    Holes and injection tubes shall be provided in the front section and rear gripper unit to allow for "lubrication" of the annular space around the TBM and settlement compensation with bentonite slurry or other products, if necessary.

                    Open holes, extended by tubes if access so requires, and fitted with full-flow valves with an inner diameter of 60 mm, shall be provided through the shields of the TBM at 2 m intervals around the circumference, in three different "rings" (as close as possible behind the sealed bulkhead, in the middle unit, and in front of the tailskin) to allow for any emergency work such as grouting that might be required.

        The pipework for utilities shall be fitted in the workshop. Couplings shall be provided between separate units designed to be dismantled.

        2.1.2.2.    GENERAL DIMENSIONS OF THE SHIELD
                    Mains dimensions:

                         .  Excavation diameter       : 8.75 m
                         .  Shield diameter           : 8.71 m
                         .  Shield length             : 12.44 m
                         .  Total weight with Back up : 1200 T

        2.1.2.3.    DESIGN OF SHIELD STRUCTURE

                    The type of construction materials and the design of the structure, together with its equipment, shall take account of working conditions in abrasive, soft, composite, and hard ground, a nominal confinement pressure (i.e. at mid-diameter) of 0.3 MPa and an accidental confinement pressure of 0.6 MPa, as well as ground and water loading defined by the Supplier on the basis of the assumptions of
                    Article 3.1. and the geological report.

                    NB: The assumptions and calculations shall be subject to approval of the Consortium throughout the design period and up to day D + 1 month.

        2.1.2.4.    PACKAGING

                    The minimum number of bolt-assembled units of the structure is determined by the operations covered in (3.2.2.) 2.1

                    The maximum unit weight of individual assemblies shall be 145 tonnes.

        2.1.2.5.    ARTICULATION

                    The passive articulation shall consist of a series of interconnected hydraulic cylinders.

                    It shall be designed for the minimum radius of the tunnel and the length of lining rings (plus functional play).

                    The interface between both parts of the articulation shall be as follows:

                        .     Outer shield: cylindrical

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

                        .     Inner shield: spherical

                    The cylinders necessary for movement of the articulation are designed to resist ground friction, cavity grout extruded along the tailskin, and friction of the tailskin seal against the outside of tunnel lining segments. To this shall be added an assumption for forces resulting from a cutter lost from the cutterhead becoming jammed between the tailskin and the ground: i.e. 30% of the total thrust below 35 MPa.

                    Eight elongation sensors shall give the position of the front section relative to the tail shield. This position shall be accurate to within +/- 1 mm. Provision shall be made for automatic reset to cancel out cumulated reading errors if necessary. The data given by the sensors shall be displayed in the operating cab and shall be available to the guidance system at all times. Machine thrust shall be stopped when an adjustable elongation threshold is reached.

                    The articulation seal shall be designed to withstand continuous nominal hydrostatic load of 0.3 MPa and accidental load of 0.6 MPa. Seal elements shall be permanently and automatically lubricated with grease by means of a sequential system.

                    Skin elements shall be chamfered on each side of the articulation.

                    A "fishscale" deflector shall protect the articulation against external aggression. The cavity thus formed shall be permanently, automatically, and sequentially injected with tailskin mastic.

        2.1.2.6.    STABILIZERS AND GRIPPERS

                    Two active, sliding "stabilizers" shall be fitted to the front section for tunnelling in hard rock. By maintaining constant pressure against the ground (and not by extending), they shall:

                        .     stabilize the shield during boring, and

                        .     guide the shield.

                    They shall be of a design consistent with soft rock (Rc > 20
                    MPa) as well as hard, abrasive rock.

                    Each stabilizer shall be fitted with an elongation sensor accurate to within +/- 5 mm and a total-retraction indicator. Automatic reset shall cancel out cumulated reading errors, if necessary.

                    Static grippers shall be fitted at the front of the tail section. In hard ground (i.e. Rc > 20 MPa), they shall make it possible to:

                        . back-off the front section by about 15 cm (by means of the articulation cylinders) to enable cutter replacement.

                    The grippers shall be designed on the basis of the following assumptions:

                        . coefficient of friction of the front section against the ground = 0.50

                        . coefficient of friction between the gripper and rock = 0.30

                    Each gripper of the rear section shall be fitted with a retraction indicator. Safety interlocks shall prohibit machine advance if they are not retracted.

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

        2.1.3.      CUTTER HEAD AND CHAMBER

        2.1.3.1.    GENERAL

                    The cutterhead and the cutterhead chamber shall be designed in accordance with the problems arising out of the types of ground encountered.

                    The cutterhead shall be slightly offset to the top to take account of the minimum overcut.

                    The design of the cutterhead and its centre section shall be studied with particular attention in order to avoid clogging, particularly by clay and weathered (clayey) granite.

                    Openings in the cutterhead shall be organized so as to restrict the size of blocks to the size that can be handled by the screw and belt conveyors, and in order to provide a safe working environment for staff with respect to falling blocks and potential collapses during maintenance operations at the face. The design of openings shall facilitate conveyance of spoil from the face.

                    The front face and the rear flange (in contact with the leading edge of the shield) shall be treated to resist abrasion (especially at the edge).

                    An adjustable device shall monitor, limit to the design assumptions and permissible nominal loads on the materials, and signal to the operating cab the forces and eccentricity of forces on the cutterhead, bearing, and cutter discs.

                    There shall be two manholes to gain access in front of the cutterhead (if necessary).

                    Any openings that do not go through the cutterhead shall be closed off.

                    The cutterhead shall be fitted with a detector of disccutter breakage.

                    Two sets of two 3" x 2" openings with attachment flanges and full-flow valves shall be provided in the bulkhead for connection of various utilities required during work in the cutterhead chamber.

                    . In open mode, a face-spray system shall be provided to keep down dust from the moment it forms.

        2.1.3.2.    CUTTERHEAD DRIVE

                    The installed power on the cutterhead shall be > 2250 kW.

                    The cutterhead speed shall be adjustable between 0 and at least 3 rpm.

                    The maxi torque will > 14200 kNm

                    The unlocking torque will > 17750 kNm

                    The cutterhead drive shall allow very slow rotation (inching) for replacement of cutters. The

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

                    drive may be hydraulic, in which case it shall be supplied separately from other plant in order to enable maintenance to continue during tool changes.

                    The cutterhead shall work in both directions in order to compensate "roll" caused by the cutting torque.

        2.1.3.3.    HARD-FACING OF CUTTERHEAD (front face)

                    The cutterhead face will be protected on the periphery with Anti wearing plates in hard steel.

                    The rest of the cutterhead face will be protected with hard-facing

        2.1.3.4.    CUTTER DISCS

                    Cutter discs shall be the single type, of large diameter (18 inches) and at least 28 tonne capacity. The cutterhead shall be dressed as follows:

                        . Standard part: twin discs, Nos 1 to 12, at centres of no more than 100 mm

                        . Centre area: 1 disc per concentric groove at centres of about 80 mm

                        . Edge area: 1 disc per concentric groove at centres of 25 to 80 mm.

                        . On the second groove from the edge: 2 discs at least 2.5 cm from the outer diameter of the shield.

                        . On the outermost groove: 3 adjustable (using shims discs for overcutting 2 to 5 cm outside the radius of the front section of the shield.

                        . Triple discs (and more) shall be avoided as far as possible.

                    The cutter discs shall be adapted to the different ground types encountered and to the different operating modes defined above.

                    Cutter-disc hubs shall be made from abrasion-resistant steel and shall be protected if the discs are not mounted permanently or temporarily (in soft ground for example).

                    The disc recess shall be protected from abrasion by hard-face inserts welded to the front face of the cutterhead.

                    Discs shall be the "KCR DB 320" type or similar approved by the Purchaser.

        2.1.3.5.    CUTTERS FOR SOFT GROUND

                    Static cutters for soft ground shall be placed along the arms, 40 mm behind the disc cutters. Their shape and position shall be such that they facilitate cutting and evacuation of material between the grooves cut by the discs in alluvial ground.

                    Unless special provision is made, the forces exerted on the static cutters by cutting action shall transmitted directly to the cutterhead structure such that no load is exerted on the fixing bolts.

                    The cutters shall be fitted with tungsten carbide inserts. There shall be a large opening in the

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                    cutterhead behind them to guarantee easy evacuation of soil shavings. The rear face of the cutters shall also be protected by tungsten-carbide inserts.

                    Cutters shall be designed on the basis of the Purchaser's experience. The Purchaser shall provide a sketch on Do + one week.

        2.1.3.6.    OVERCUTTING IN SOFT GROUND

                    Adjustable Gauge cutter filed on the cutterhead periphery shall enable overcutting by up to 2.5 cm beyond the outer diameter of the front section of the shield in soft ground.

        2.1.3.7.    REPLACEMENT OF CUTTERS

                    1) Attachment

                       For safety reasons, cutters (discs, teeth, picks) shall be fitted and removed from the inside of the cutterhead. Cutting forces shall be transmitted to the supports and not to fixing bolts.

                    2) Replacement

                       Discs and other cutters shall generally be replaced under compressed air.

                       A containerized handling system shall be provided for supplying cutter discs from the supply wagons in the tunnel to the place of fitting in the cutterhead.

                       The supply shall include all lifting gear and apparatus and special tooling for fitting and removal of cutters by two teams of two men and one assistant in accordance with the required performance levels.

                       Cutters shall be transferred to the cutterhead chamber through two equipment airlocks so located as to serve both fitting teams. The unit storage capacity of the airlocks shall be 4 new discs and 4 old discs.

                       Each airlock shall be equipped with mechanized supply and removal conveyors to enable both teams to work simultaneously. Equipment for access, movement, handling, and positioning inside the cutterhead chamber shall be easy to set up and remove for tunnelling.

                       Everything necessary shall be provided in the transfer chamber of the personnel airlock to minimize the time required for preparation for works in and withdrawal from the cutterhead chamber. In particular, the following shall be provided:

                        . Fixed supply of water, compressed air, and electricity

                        .     Lighting

                        .     Connectors for welding cables.

                    These utilities shall be directly accessible at two places inside the cutterhead chamber, with quick connect/disconnect couplings that shall be protected by easily removable hard-face inserts during excavation.

                    Provision shall be made for control of slow cutterhead positioning rotation (inching) from inside

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                    the transfer chamber of the personnel airlock.

        2.1.3.8.    MIXING OF SPOIL

                    The cutterhead chamber shall be shaped to mix spoil and additives.

                    There shall be a system for injection of water, foam and/or bentonite slurry over the front face of the cutterhead, in the cutterhead chamber, and in the spoil extraction screw.

        2.1.3.9.    MAIN BEARING

                    The assumptions made by the Supplier in designing the bearing are appended hereto (chart of forces and moments). The subcontracting supplier's certificates of compliance and inspection shall be presented to the Purchaser.

                    Provision shall be made for replacement of the bearing in the tunnel in accordance with the Supplier's procedure appended hereto.

                    The bearing shall be guaranteed by the Supplier for the duration of the project and 10 000 he of working.

                    The lubrication circuit shall be designed to prevent oil (possibly contaminated) from the ring gear entering the bearing cavity.

                    Lubrication of bearing and ring gear:

                        . The bearing shall be lubricated by a pressurized oil circulation system with filters

                        . The bearing lubrication circuit shall be automated. Its flowrate, pressure, and filters (25 micrometres maximum) shall be permanently monitored.

                    The oil flowrate, recommended viscosity, and lubrication system adopted shall be approved by the bearing supplier. The ring gear shall be lubricated by an oil-splash system and by high-flow spray of filtered oil (60 to 80 1/min). The bearing lubrication circuit shall be automated. Its flowrate, pressure, and filters (150 micrometres maximum) shall be permanently monitored.

                    Provision shall be made for total drainage of the bearing/ring gear cavity if the oil has to be changed.

                    Inspection hatches shall be provided for checking the condition of the motor drive gears and the teeth of the ring gear.

                    Load case for bearing design calculations shall be:

                    .    Axial load:                   1680 tonnes

                    .    Eccentricity of axial load:   1 metre

                    .    Rotation speed:               3 rpm

                    .    Duration of load:             70% of total time

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        2.1.3.10    HEAD SEALS

                    Head seals and mating surfaces shall be designed for the duration of the tunnel drives and shall be guaranteed for this same time.

                    Provision shall be made for replacement of the seals in the tunnel in accordance with the Supplier's procedure.

                    An automatic joint greasing, cooling, and inspection system controlled from the operating cab shall guarantee seal resistance for the duration of the project.

                    Provision shall be made on the cutterhead chamber side to allow for rapid fitting of a complete emergency seal in the event that the main seal shows signs of weakness, and for lubrication of the seal cavity.

                    The head seal shall be lubricated by an automated pressurized greasing system with monitoring equipment. Each cavity shall have grease and oil sampling points.

                    The first-line seal shall be protected from contact with spoil in the cutterhead chamber by a mastic injected into a cavity sealed by a labyrinth seal with machined mating faces.

                    Provision shall be made for backup lubrication of headseal cavities by means of circulating oil if the grease is found to be contaminated, for example.

        2.1.2.4.    CONFINEMENT AND EXTRACTION OF SPOIL

                    Closed mode:

                    Since the type of ground expected to be encountered may have zero cohesion and be under water, it will be necessary to establish confinement pressure to support the face and hold back the water in the ground.

                    The confinement methods are as follows:

                    .   Earth-pressure balance

                    .   Compressed air

                    With earth-pressure-balance confinement, the machine shall be capable of creating, measuring, monitoring, and constantly maintaining the pressure at a selected value between 0 and 0.3 MPa (at machine mid-height) with a tolerance of -0 / + 0.05 MPa. With compressed-air confinement, two systems based on "Samson" type regulators shall adjust the pressure to the required value with accuracy better than +/- 0.01 MPa; the air flowrates through the regulators shall be indicated in the operating cab.

                    To make the spoil in the cutterhead chamber plastic, additives and/or water shall be mixed into it as soon as it is cut from the face by injecting from the front face of the cutterhead. Additional mixing shall be done in the cutterhead chamber by fixed and rotating vanes

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                    especially in the central part.

                    For this, it shall be possible to control simultaneous or sequential injection of foam and/or bentonite slurry into the cutterhead from 9 points (5 at the face, 2 in the cutterhead chamber, and 2 in the extractor screw) on 7 separate injection lines. The rotary union shall have 7 lines for these products. The openings on these lines shall be fitted with membrane-type valves and may also be fitted with a threaded cap.

                    In addition, it shall be possible to inject 0 to 30 m/3//h of water into the central portion of the cutterhead chamber by means of two 1" diameter nozzles (with check valve).

                    Speed adjustment of the screw conveyor for extracting spoil from the chamber, together with permanent adjustment of opening of the discharge gate, shall be used to form a watertight plug while continuously discharging spoil plasticized by additives.

                    The capability to form an efficient plug in the screw conveyor will depend on the design of the equipment and the characteristics of the mixture of spoil and added slurry.

                    By virtue of a "V" shape and gear for progressive control of its opening, the rear gate of the screw conveyor shall provide perfect control of the rate of extraction. Gate closure time shall be 3 seconds. Independent backup systems (independent of normal operating systems) shall be provided to close the gate under any circumstances (break on hydraulics line, power failure, jamming, etc.).
                    The backup system closure time shall be less than 5 seconds. The rear gate shall have a system to compensate wear without removal.

                    A video circuit shall provide imagery of the spoil in the cutterhead chamber (2 rear-facing cameras in the cutterhead face, in hard-faced boxes), at the screw conveyor discharge point, and at the transfer points on the conveyor belts.

                    The screw conveyor, its casing, and its hatches and gate shall be designed to resist abrasion. The screw shall be fitted with wear parts at its edges. The screw and casing shall be guaranteed for the duration of tunnelling on the project.

                    It shall be possible to inspect and disassemble the screw and the casing in open and closed modes. .

                    A door shall be provided at the head of the casing; its design shall guarantee closure under any circumstances.

                    Removable hatches and handling equipment shall provide direct access to wear parts or hard-facing of the screw and casing for maintenance purposes.

                    It shall be possible to "telescope" the screw relative to the casing (in open and closed mode) in order to provide clearance for the forward door and direct access via the hatches.

                    To enable maintenance of wear parts of the screw casing under conditions acceptable for machine operation:

                    . All parts of the casing shall be repairable without removal of the screw, except for the telescopic part (casing repair)

                    . However, the first metre of the casing (forward end, measured along the bottom of the casing) may be maintained from the bottom of the cutterhead chamber (under pressure

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                        if necessary)

                    . The casing shall retract a few centimetres, using hydraulic cylinders, in order to allow the forward door to close.

                    . If it is possible to rotate the casing 120DEG. in less than twenty minutes, there need be only three hatches in a single row along the casing.

                    To ensure confinement of the excavation around the TBM, the shield shall have six holes for injection of bentonite slurry arranged transversally half way along its length. The injection holes shall be fed by a bentonite slurry pump with discharge that can be adjusted between 0 and 15m/3//hour, a rotary sequential distributor, and a system for management and control from the operating cab and for safety with respect to pressures.

                    The watertight bulkhead shall be fitted with eight pressure sensors suitable for the earth-pressure environment. They shall be arranged symmetrically on each side of the vertical axis, at 12 o'clock, 2 o'clock, 3 o'clock, and between 4 and 5 o'clock (the two sensors at 12 o'clock shall be less than 50 cm from the outer edge of the shield).

                    Screw conveyor data:

                        .  Type                  : axial type fitted with
                                                   anti-wear protection

                        .  Number of pitch       : 17

                        .  Casing inner diameter : 900mm

                        .  Maximal discharge capacity : 520 m/3//h

                        .  Maximum speed:        : 22 rpmn

                        .  Installed power       : 396 kW

                        .  Maximum torque        : 156 kN.m

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        2.1.2.5.    TBM THRUST

        2.12.5.1.   GENERAL (dimensions)

                    TBM thrust shall be provided by 13 pairs of cylinders, i.e. two pairs for each standard lining segment and one for the key segment.

                    Total maximum thrust     : 66 000kN

                    Installed power          : 110 kw

                    The position of the cylinders (and therefore of the segments in each ring) shall be specified by the Purchaser in month D + 1.

                    The thrust shall be transmitted to the segments by 13 bearing pads, i.e. one for each pair of cylinders. The pads shall be protected by an elastic cover of a hardness consistent with the forces applied and the strength of the concrete segments.

                    Cylinder thrust shall be centred on the neutral axis of the bearing face of the ring.

                    A mechanical system shall ensure that the cylinders of each pair are retracted simultaneously.

                    The pads shall be mounted on auto-balanced swivel joints and shall be free to move in two planes, though their range of angular movement will be limited. Their surface area shall limit the maximum pressure exerted on the concrete to 15 MPa.

                    A mechanical system shall hold the cylinders when they retract and shall centre them on the segmental lining ring when they are positioned against it.

                    Minimum speeds for simultaneous actuation of four cylinders:

                        .     Retraction: 300 cm/min.

                        .     Extension:  85 cm/min.

                    Minimum speeds for simultaneous actuation of 26 cylinders:

                        .     Extension:  8 cm/min.

                    During excavation, it shall be possible to de-activate each pair of cylinders from the operating cab. De-activation shall be displayed on the control console.

        2.1.2.5.2.  STEERING

                    To steer the TBM, the pressures of the hydraulic circuits supplying the cylinders shall be divisible between four sectors.

                    The pressures of these four groups shall be adjustable from the TBM control console by means potentiometers.

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        2.1.2.5.3.  LINING ERECTION

                    During lining erection, the pads shall be held against the segments with pressure sufficient to hold the segments safely and to compress the seals between rings, but insufficient to move the TBM forward and damage the erector at the end of erection of each segment.

                    To achieve this requirement, operation of the thrust cylinders shall be managed under two hydraulic states:

                    The first, or "high-pressure", state shall manage the TBM propel thrust ("excavation" mode).

                    The second, or "low-pressure", state shall keep the unused cylinders in contact with the segments at a pressure that can be adjusted from 5 to 10 MPa ("erection" mode).

        2.1.2.5.4.  MEASURING THRUST CYLINDER EXTENSION

                    Eight magnetostrictive sensors shall permanently measure TBM advance to within less than +/-0.1 mm. The PLC shall transmit this data at a rate to obtain precise indication of speed in mm/min.

                    The sensors shall be fitted symmetrically relative to the TBM axes:

                        .     either in eight "dummy cylinders"

                        . or in eight thrust cylinders, in which case it shall be possible to remove them in situ without having to remove the cylinder or any other part.

                    Provision shall be made for automatic reset to cancel out cumulated reading errors if necessary.

                    The data provided by these sensors shall be saved permanently. It shall be displayed in the operating cab and shall be available at all times for the machines navigation and guidance system.

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        2.2.2.6.    LINING ERECTION

        2.1.2.6.1.  SUPPLY

                    A magazine-feeder on the tunnel invert shall provide storage and supply of a full ring or segments at the erector's pickup point.

                    The magazine-feeder shall enable the segments to be returned in the event (accidental) that one of them is rejected for any reason (quality for instance).

        2.1.2.6.2.  ERECTOR

                    1)  Segments: Average length of ring = 1.80 m

                        The segment erection machine shall be designed to install the reinforced concrete segments and, if need be, remove them to release the tailskin.
                        The design of the lining rings makes it necessary to provide sufficient distance--550 mm--for inserting the key segment. The compressive force required on the longitudinal gasket is 6 tonnes, to which must be added the selfweight of a segment when erecting from the bottom up.

                    2)  Characteristics

                        A suction system shall be used for gripping segments. No manual action shall be required to grip segments.

                        Two light beams shall target marks on the segments and help the operative guide the erector arm.

                        The erector shall be able to rotate 220DEG. in both directions.

                        The erector and the gripping system shall be capable of making the following movements:

                        .     translation parallel to the tunnel axis

                        .     rotation about the tunnel axis

                        .     radial displacement

                        . rotation about a tangent to the tunnel lining (longitudinal positioning)

                        . rotation about a line along the tunnel lining (transverse positioning).

                        The erector and the gripping system shall be automatically protected against movements and forces resulting from segment approach and pressurization of the thrust cylinders.

                        The speed of rotation and radial displacement shall be variable (proportional distributors). Other movements shall be controlled by a progressive acceleration and deceleration ramp.

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                        Basically the erector shall be controlled manually

                    3)  Control station

                        The erector shall be controlled by radio. The portable control unit shall weigh no more than two kilograms.

                        A second, backup remote control unit shall be provided.

                        During segment erection, cylinder movements shall be controlled by the same control unit as the erector. Control shall be simultaneous, segment by segment, by means of 2 selector switches and a "retraction-extension" toggle switch. A safety system shall prohibit accidental retraction of the cylinders holding the segments already erected. This safety system can be overridden from the supply deck console or from the operating cab.

                    4)  Access and control desks

                        Access and control desks for controlling the thrust cylinders and erector, and for installation of bolts, shall be particularly closely studied. Drawings are required.

                        Tests and adjustments shall be made in the workshop after trial erection.

                        Scaffolding forming part of the erector shall provide walkways and control desks for erection of segments and installation of longitudinal and transverse bolts.

                        Vertical circulation shall be by means of companionway ladders (with steps) (fixed ladders (with rungs) prohibited).

                    5)  Erector data

                        Rotation speed       : 0 to 2 rpm

                        Torque               : 430 kN.m

                        Rotation power       : 90 kw

                        Gradient             : +/- 220DEG.

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        2.1.2.7.    BACK GROUTING (TBM equipment)

                    Back grouting shall be carried out by means of tubes inside the tailskin extending along the last two rings of lining. (Grout directly through the segment is prohibited)

                    The shield shall be fitted with four twin tubes (normal and backup) between 1 and 2 o'clock, between 4 and 5 o'clock, between 7 and 8 o'clock, and between 10 and 11 o'clock.

                    A valve and a pressure sensor shall be fitted as close as possible to the end of these 8 tubes. The pressure sensor shall send signals to the PLC managing grout injection. A quick connect/disconnect coupling shall be provided to allow immediate change from one tube to the other in the event of sensor failure or problem with the tube. The couplings shall be the "Patel" type at the end and "Putzmeister" lever-control type (or similar) elsewhere. Valves shall be the gate type.

                    The detail design stage shall include examination of a process for flushing and cleaning of the shield grouting tubes.

                    The tubes shall be sized to limit pressure losses between the pressure sensor and the injection end of the tube to less than 0.05 MPa (to be substantiated by the Supplier).

                    The pipes and hoses conveying grout to the tubes referred to above shall be designed and routed so as to:

                        .     facilitate cleaning, maintenance, and replacement

                        . limit pressure losses between the pump and the tube to 5 bars, bearing in mind the actual speed of transfer and viscosity of the cavity grout.

                        .     be shaped to facilitate hydraulic flow

                        .     prevent creation of no-flow ("stagnant") zones.

                    The tubes and hoses shall have an inner diameter of at least 50 mm or a rectangular cross-section of at least 20 cm/2/,the smaller dimension being no less than 40 mm. Section transition zones shall be removable.

                    Tubes shall have radii of curvature greater than 350 mm.

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        2.1.2.8.    ACCESS TO CUTTERHEAD CHAMBER

        2.1.2.8.1.  GENERAL

                    It shall be possible to access the cutterhead chamber in both closed and open mode.

                    In both cases, the machine shall enable:

                        . cleaning of the rear part of the cutterhead for access and maintenance (e.g. replacement of cutters) under acceptable health and safety conditions,

                        . movement within the cutterhead chamber and mechanical handling of equipment and cutters,

                        . control and management of compressed air (breathable) in the cutterhead chamber,

                        . transfer from the tunnel to the cutterhead chamber and back under statutory conditions, by means of personnel, equipment, and materials airlocks. All equipment necessary for these functions shall be deemed to form part of the supply.

        2.1.2.8.2.  PERSONNEL AIRLOCK

                    Two parallel airlocks shall be provided to enable crews to work continuously in the cutterhead chamber under pressurized conditions. In as far as possible, they shall be placed one above the other at the top of the TBM.

                    They shall comply with Hong Kong regulation and French Government decrees Nos 90.277 of 28 March 1990 and the order of 28 January 1991 (training of personnel working in pressurized environments) and the order of 28 March and 20 August 1991 (recommendations to Employment Medical Advisory Service doctors) and the order of 15 May 1992 defining procedures for access, working, leaving, and organizing work under pressurized conditions, the recommendations of the French Tunnelling Association (AFTES) "Compressed-air work group", and standards applicable in France.

                    The controls necessary for compression and decompression operations in each of the airlocks shall be placed on a single control station from which the operator can observe the personnel inside the airlock.

                    Each of the two airlocks shall have two compartments:

                    .   The main compartment or "transfer chamber" shall allow:

                        . transfer to the cutterhead chamber of a crew of four men (four comfortable seats with backs),

                        . evacuation of an injured man on a spinal-injury stretcher.

                        . staff to stand upright. The floor area per man shall be about 0.8 m/2/.

                    . The emergency compartment. At the least it shall provide access to the main airlock or to the front chamber of one man and his first-aid equipment.

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                        The access hatches shall be at least 0.80 m in diameter.
                        Their shape may be discussed during the construction design phase. Access to these airlocks shall be suitable for transfer of an injured man on a stretcher.

                    . The airlocks shall contain all necessary and statutory equipment for the supply and management of compressed air, lighting, and communication. They shall also be equipped with oxygen decompression equipment with a supply manifold for 3 oxygen cylinders, and a pressure gauge and pressure regulator per cylinder.

                    The airlock manager's control desk shall be designed as follows:

                        . For one person per airlock with seats suitable for long-term work.

                        . It shall provide a direct, permanent view into the airlocks

                        . It shall have the following functions in particular:

                                  . Readout of pressures in airlocks A and B and the emergency compartments

                                  .   Readout of pressure in the forechamber
                                      (where applicable)

                                  . Readout of supply pressures and flowrates in breathable air circuits (normal and emergency).

                                  .   Automatic ventilation system with
                                      tolerance for variation of preset
                                      pressure of +/- 0.05 bars.

                                  .   Readout of pressure in equipment airlock.

                                  . Efficient means of communication with all compartments, the cutterhead chamber, and the general site phone network.

                                  .   Override all controls: compression,
                                      decompression, ventilation, oxygen supply, water, etc.

                                  .   Override the dual compressed-air
                                      regulation system of the cutterhead
                                      chamber.

                                  . Control monitor for cameras in cutterhead chamber.

                        . Each compartment of the airlocks shall have the following communication equipment:

                                  .   1 telephone with its own number

                                  .   1 "open-channel" type intercom

                                  .   1 field telephone

        2.1.2.8.3.  EQUIPMENT AIRLOCK

                    Two equipment airlocks above the horizontal centreline shall each have capacity for storing 4 new cutter discs and gradually replacing them with used discs as the new ones are installed.

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                    They shall be capable of transferring twin discs (where
                    applicable).

        2.1.2.8.4.  AIRLOCK HATCHES

                    The hatches shall be either of a type that remains closed under the pressure of the airlock or shall be fitted with locks preventing opening until the pressures are balanced.

                    The personnel airlock hatch between the cutterhead chamber and the transfer chamber shall withstand pressure from both sides if the emergency access compartment is connected to it; otherwise only the hatch on the working chamber side need comply with this requirement.

                    The hatch providing access to the cutterhead chamber shall open into the cutterhead chamber.

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        2.2.2.9.    TAIL SEAL

                    The tail seal shall be designed to withstand an external pressure of 0.6 MPa.

                    It shall consist of 3 rows of wire brushes with steel-plate protection on each side.

                    Each of the annular spaces between the seals shall be permanently fed with a special mastic suitable for the brushes. The mastic shall be chosen by the Purchaser who shall give the Supplier the specification. The mastic shall be injected by adjustable-discharge pumps in the backup. Each annular space shall be fed by at least eight tubes fitted to the tail skin. The tubes shall each be supplied by the two pumps. The volume of mastic injected shall be guaranteed by sequential-operation pumps and pressure monitoring equipment at at least eight points in each chamber. The pressures in the seal chambers shall be displayed in the operating cab.

                    The principle of the tail seal is as follows:

                        .     Each seal chamber shall be fed by a
                              variable-discharge pump with an adjustment range between 0 and 5 litres per minute. Downline of the pump, a sequential distributor shall feed the eight tubes to the corresponding chamber in cycles. The order to switch from one tube to another shall be given by an adjustable number of pump strokes. If the pressure reaches an adjustable maximum threshold, the number of strokes need not be attained, the signal is given to switch to the next tube, and at the same time an alarm signal is displayed in the operating cab.

                        . Injection shall be monitored in real time by means of reliable pressure sensors which shall not be affected by pressure losses in the supply pipes.

                        . This equipment shall be controlled from the operating cab. Discharge shall be stopped automatically when the cutterhead stops turning, but this stoppage may be overridden from the operating cab.

                        . During manual operation, it shall be possible to select the injection point in order to deal with localized leakage.

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        2.1.2.10.   TBM GUIDANCE

                    The TBM shall be guided by laser using the Bouygues "Pyxis" system.

                    This system shall be linked to measurements of the elongation of the TBM articulation cylinders so as to integrate the angle of the shield and measurement of the elongation of the thrust cylinders.

                    This system is not part of the supply but shall nevertheless be taken into account in the design of the machine. The required reservations, supports, cables, and interface connections shall be part of the supply. When the time comes, the Supplier shall ask the Purchaser for all the information required for his design work and supplies.

                    The Supplier shall fix the supports made available by the Purchaser for the guidance equipment integrated into the machine.

                    A window shall be provided for the laser beam to penetrate to the cutterhead chamber bulkhead.

        2.1.2.11.   STEERING

        2.1.2.11.1. KEEPING ON TRAJECTORY

                    The TBM shall be kept on trajectory:

                        . in soft ground: by distributing the thrust over groups of cylinders.

                        . In hard rock: in the same way as above, plus, if necessary, by using the forward stabilizers. In this case, the TBM shall be steered through centralized variation of the stabilization forces which result from a trend to leave the trajectory.

                    Measurements of articulation and thrust cylinder elongation shall be displayed in digital form and in real time on the console of the TBM operation station.

                    The Purchaser may add assisted steering subsequently. Space for this shall be left in the TBM control panel (0.8 m long, 0.6 m deep, 1.80 m high). It shall be possible to acquire information from the elongation sensors at all times.

        2.1.2.11.2. MACHINE OPERATION

                    Machine operation shall be manual. However, certain controls may subsequently be automated by the Purchaser through programmable logic controllers (PLCs). All necessary steps shall be taken to allow for acquisition of operating parameters such as torque, cutterhead rotation speed, speed and thrust of cylinders, etc.

                    From the outset the machine shall be equipped with the following functions:

                        . Generally speaking, all interlocks and information necessary for correct operation of

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                              the machine shall be integrated into automatic
                              management functions and/or indicated in the cab.

                              This includes the following points:

                        . Startup of belt conveyors shall be possible only after sounding an audible alarm.

                        . While tunnelling, the various components of the mucking-out system--cutterhead, screw conveyor, belt conveyor--shall be interlocked to each other. Stoppage of one component shall trigger stoppage of components upline of it. The interlocks shall not be active when the system is stopped.

                        . The rate of injection of bentonite mud and/or foam into the cutterhead shall be adjustable by the operator from the cab. Flowrates and volumes injected around the TBM shall be displayed in the cab.

                        . The TBM forward thrust control shall be active only in the "excavation" position.

                        . When the TBM is stopped, control of the thrust cylinders shall switch from the cab to the control desks at the back of the shield. Control shall revert to the cab only upon electrical authorization at the end of erection of a ring of segments.

                        . A PID type cutterhead torque control system with adjustable thresholds shall display information in the cab. It will be placed on the cutterhead drive mechanism and shall:

                              . adjust the machine advance speed when the first threshold is reached

                              . stop thrust and rotation of the cutterhead and rotation of the muck-extraction screw conveyor when the second threshold is reached.

                        . Slow rotation (inching) shall be possible only after locking out equipment directly related to the cutterhead.

                        . A CCTV system shall display on at least three monitors:

                              .   the inside of the cutterhead chamber

                              . mucking out of spoil at the point of discharge from the screw conveyor, looking back along the belt conveyors from the point of discharge onto the tunnel conveyor, and in the tunnel from the back of the backup.

                        . If the cutterhead is electrically driven, there shall be time-lags controlling:

                              . the start-up of the cutterhead motors when the direction of rotation is changed.

                        . When there is a fault on component of the machine, the type and origin of the fault shall clearly and immediately be displayed by a message panel listing the time of at least the last 25 elementary faults. All previous messages shall be consultable at all times.

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                    The following information shall be displayed in the cab
                    (this list is not exhaustive):

                        .     Start/Stop and Faults of all machine components.

                        .     Insulation faults on outgoing lines

                        .     Angle of the cutterhead

                        .     Current to main electric motors

                        . Pressures of hydraulic units and total thrust in tonnes.

                        . Clogging of main filters and levels in hydraulics tanks.

                        . Differential pressures of stabilizers and grippers.

                        . Utilities pressures: water, compressed air, breathable air, etc.

                        .     Pressures of tailseal grease system.

                        .     Pressures and volumes of cavity-grout injection.

                        . Position of the articulation, stabilizers and grippers, rear thrust and articulation cylinders.

                        .     Distribution of process water (flowrate).

                        . Confinement pressures in the cutterhead chamber and in the screw conveyor.

                        .     "Samson" regulator compressed-air flowrate

                        .     Pressure in cutterhead chamber access airlocks.

                        . Speed, direction of rotation and torque of the cutterhead.

                        .     Penetration speed in cm/min.

                        .     Screw conveyor rotation speed.

                        .     Torque on screw-conveyor drive.

                        .     Pressure or flowrate of grease circuits.

                        .     MV cable fully unreeled.

                    The cab shall also be equipped with:

                        . 1 recorder/plotter of CO//2// content in the personnel airlock.

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        2.1.2.12.   ACCESS AND CONTROL DESK (in the TBM)

                    Appropriate means (step irons, lifelines, etc.) shall be provided for personnel to circulate throughout the machine in perfect safety and to prevent maintenance personnel having to put weight on equipment or pipelines.

                    Routine means of access such as for access to the personnel airlock shall be provided and shall be equipped with platforms and guard rails in compliance with regulations.

                    Means of access and work platforms shall be provided inside the cutterhead chamber for cutter replacement operations. They shall be modular and of lightweight (but robust) construction, quick and easy to erect and dismantle. They shall be dismantled and removed from the cutterhead chamber during normal operation of the machine.

        2.2.2.13.   COMMUNICATION (in the TBM)

                    A fixed megaphone linked to the general public address ("tannoy") system shall be installed in the TBM, near the airlock. It shall be connected to 3 powerful speakers, including one in the segment-erection zone.

                    Another fixed megaphone on the same system shall be installed near the station supplying segments to the erector.

                    Three telephones (connected to the site switchboard) shall be installed outside the airlocks and in each airlock chamber.

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        2.1.2.14.   SUPPLY OF SERVICES AND LIGHTING IN THE TBM

                    The segment erector shall be fitted with reels for hoses and electric cables designed so as to avoid any interference with the immediate surroundings.

                    Cable and hose bundles necessary for the various movements of the erector shall be ducted and mechanically protected.

                    The segment-handling area shall be fitted with 4 outlets for oiled and filtered compressed air to the pneumatic tooling.

                    Two process water outlets shall be provided in the segment erection area. There shall be a direct water supply to the cutterhead chamber (cf. Article 3.2.2.4) with a flowmeter. It shall be controllable in the range 0 to 30 m/3//h by a proportional actuator in the operating cab.

                    The pipes and cables of the fixed plant for high-pressure cleaning (600 bars) and welding of the backup (2 x 600A) shall be extended into the TBM and its cutterhead chamber. Two outlets shall be provided near the personnel airlock and the circular structure of the rear grippers. The two penetrations of the high-pressure cleaning system into the cutterhead chamber shall be rated at 600 bars.

                    The equipment for lighting the erector and its work area shall be particularly well designed and installed.

                    Two electric distribution boards shall be installed at the back of the TBM and front of the backup.

                    These switchboards shall be equipped with:

                        .     2 x 24 V - 16 A sockets

                        .     2 x 110 V- 16 A sockets

                        .     2 x 220 V - 16 A sockets

                        .     2 x 380 V - 32/50 A socket with

                        .     1 x 380 V - 63/90 A socket with

                        .     1 set of welding sockets

                    A control unit for two 20 kW relocatable dewatering pumps and one 40 kW fixed pump (3.2.2.17) shall be installed in the bottom part of the TBM.

                    Refer to paragraph (3.2.2.)3.6 for the supply of services and lighting inside the cutterhead chamber.

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        2.1.2.15.   GROUTING OF GROUND AHEAD OF THE FACE

                    To allow for grouting of the ground ahead of the face, if necessary, six 64 mm ID tubes with pressure locks shall be installed at regular intervals between the thrust cylinders, penetrating the structure of the TBM.

                    Their angle and location shall enable the probing rig and its carriage located on the erector to drill 50 mm diameter, 30 m long holes ahead of the face in as narrow as possible a cone pattern.

        2.1.2.16    DEWATERING IN THE TBM

                    Two 150 mm diameter pipes fitted with 4" valves shall be installed through the top of the watertight bulkhead to allow for pumping out any water inflow by means of immersed pumps while cutters are being replaced in open mode. They shall be connected to the permanent dewatering circuit.

                    Two more 150mm diameter pipes with 6" valves shall be provided in the bottom half for removing any water inflow in open mode; their locations and connections shall be defined during the detailed design phase.

        2.1.2.17.   LASER TARGET

                    A light-sensitive target (by others) shall be fitted to the watertight bulkhead in line with the laser window.

                    The Supplier shall install the target supports.

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        2.2.        BACKUP

                    2.2.0.    FOREWORD

                              Supplies shall be conveyed to the TBM by a single track on the invert of the segmental lining and by utility lines on the left-hand side.

                    2.2.1.    GENERAL STRUCTURE, EQUIPMENT AND ROLLING STOCK

                              The backup shall consist of a series of trolleys, each no more than 10 metres long.

                              The steel structure of the trolleys shall be of robust design and the wheelsets shall be the isostatic type. The structure shall be a bolted assembly.

                              Trolleys shall run directly on the tunnel lining, using elastic-tyred wheels at least 350 mm in diameter mounted on bolsters. The load on each bolster shall be limited to 20 tonnes, and the distance between bolsters shall be greater than the length of a lining ring.

                              The bolsters shall have hydraulic cylinders for adjustment within a range of +/- 3 degrees.

                              The backup shall be linked to the tunnel track by a ramp inclined at no more than 2% relative to the track. A system on the ramp shall compensate rocking of the last trolley.

                    2.2.2     ACCESS, CIRCULATION, AND CONTROL DESK

                              The lateral walkways and the top deck of the backup shall be designed to allow staff to circulate freely and safely at all times through the general equipment of the backup. It shall also be suitable for evacuation of the injured on stretchers if necessary.

                              There shall be a single point of access per trolley from the walkways to the central bottom track deck. It shall be barred by an outward opening gate bearing a "danger" warning sign.

                              In general, there shall be sufficient headroom (1.90 m) for a man to stand upright at his work station and in all his movements.

                              Changes in level from the side walkways to the top deck shall be made by means of companionway ladders at about 30DEG. from vertical. Their number shall depend on the work stations and the frequency of passage. Each work area and at least each trolley shall be so provided with ladders.

                              In areas where the conveyor belt of the backup is located on the top deck, cross-bridges shall be provided at least every 10 metres (i.e. one cross-bridge per trolley).

                              In so far as possible, longitudinal circulation from one end of the backup to the other shall be

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                              possible on the top deck (standard width=80 cm).

                              The floors of walkways, ladders, and work stations shall be steel with non-slip treatment.

                              All walkways and means of access to work stations shall be supplied and installed. They shall comply with all applicable French and local regulations.

                    2.2.3.    SUPPLYING AND FEEDING SEGMENTS TO THE ERECTOR

                              Rings of segments shall be supplied to the front end of the backup by rail convoys.

                              Segments shall be unloaded, stored, and fed to the erector from the bottom, from the lower deck of the backup.

                              Segments shall be removed from the wagons one at a time and placed directly on a magazine-feeder device that shall store an entire ring and offer up segments to the erector.

                              Handling of segments for unloading and transfer to the magazine-feeder device shall be mechanized and radio-controlled from the side walkway. The hoist and translation system shall be mounted on a reduced-thickness monorail or dual rails which shall neutralize transversal and longitudinal swinging during translation.

                              Segments shall be hooked up to the handling equipment without manual assistance (suction pad).

                              The complete handling cycle, including finding, unloading, and bringing up a segment to the magazine-feeder device shall be less than 4 minutes for the segment furthest away.

                              The magazine-feeder shall be remote controlled and it shall require no manual assistance or intervention for loading and unloading (by the erector).

                    2.2.4     SUPPLY AND PUMPING OF CAVITY GROUT

                              The process for supply and pumping of cavity grout behind the tunnel lining segments shall be as follows:

                              The cavity grout shall be supplied by 9m/3/remixer cars with built-in transfer pumps (by others).

                              A "Secatol" brand 9 m/3/ agitating buffer tank shall be installed on the backup. It shall be fed by the transfer pumps of the remixer cars.

                              This tank shall feed a pressurized supply to 2 Putzmeister KOS (or similar) concrete pumps or two-cylinder pilot-operated-valve pumps with adjustable unit discharge between 0 and 20 m/3//h. (KOV pump type is prohibited)

                              Each cylinder shall directly supply one of the four injection lines.

                              The supply pipes shall generally be steel and shall be sized for pressure loss of no more than

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                              5 bars between the mixer and the TBM grouting
                              tubes. They shall form part of this supply.

                              In the event one of these pumps is not available, a quick-acting system based on a two-port alternating distributor shall enable the four lines to grout with the other pump.

                              Injection shall be possible in both automatic and manual modes; it shall be controlled from the TBM operating cab.

                              The grout injection rate shall be manually controlled in both modes.

                              In automatic mode, a PLC shall control the operation of the pumps as follows:

                                   .     The system shall operate permanently
                                         (i.e. irrespective of the TBM operating
                                         mode)

                                   .     The grout pressure in the annular void
                                         shall be measured by sensors at the end
                                         of the line, very close to the
                                         corresponding tube on the TBM tailskin.

                                   .     Each line shall be controllable
                                         (started and stopped) independently by
                                         high and low pressure thresholds. These
                                         thresholds shall be adjustable.

                                   . Safety pressure thresholds ("high-high" and "low-low") detected by the same sensors or by other sensors just downstream of the pumps on each line shall trigger an alarm in the cab and stop the forward movement of the TBM.

                              Cyclical monitoring of the reliability of the sensors by a PLC shall be integrated into the system.

                              In manual mode, all safety systems shall be operational. Grouting shall be controlled manually.

                              The Purchaser attaches great importance to having permanent, real control of cavity grout pressures in the annular space between segments and the ground.

                              The plans shall include everything necessary for collecting and removing waste and spillage from transfers, cleaning, and maintenance.

                              The pumping plant shall be located above a spillage pan. Spillage shall be removed by the permanent dewatering system.

                    2.2.5.    SUPPLY AND PUMPING OF FOAM AND BENTONITE MUD

                              The bentonite mud shall be:

                                   .     manufactured outside (by others)

                                   .     pumped along the tunnel and backup
                                         through the bentonite mud pipes
                                         (see Section 3.2.3.11.) (by others).

                                   . stored in an agitator (same item as the hopper for injection of the annular space around the shield centre section).

                                   .     injected at the head by 2 pumps.

                              The bentonite mud injection rate shall be adjustable--at the pump--between 0 and 10 m/3//hour.

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                              The foam injection rate (water and surfactant)
                              shall be adjustable between 0 and 12m/3//hour.

                              Control and management of flowrate variations shall be centralized.

                              The additive plant shall also have the following on the backup:

                                   .     A 15 m/3/ bentonite mud storage tank
                                         (the same as the unit for injection of
                                         mud around the TBM (Section (3.2.2.)
                                         2.1.) and injection of mud through the
                                         rotary union of the cutterhead (Section
                                         3.2.2.4.)).

                                   .     A 3 m/3/ surfactant storage tank, an
                                         adjustable-discharge water pump, a
                                         remotely adjustable pressure relief
                                         valve, a flowmeter, and a surfactant
                                         metering pump on the circuit downline
                                         of the flowmeter, capable of adjusting
                                         surfactant content from 0 to 5%. The
                                         various flowrates shall be PID
                                         controlled. Flow and volume data shall
                                         be displayed in the TBM cab.

                              Each of the 5 foam lines shall have, upstream of the foam generator, a remotely adjustable motor-operated valve and associated flowmeter supplying readout to the TBM cab. A PID system shall automatically adjust the air inflow to each generator in accordance with a rate of expansion that shall be adjustable from the cab. The PID system shall take account of the effective confinement pressure.

                              The plant shall also include everything necessary for collecting and removing waste and spillage from transfers, cleaning, or maintenance.

                              As regards foam, all the equipment for supplying the basic product and producing foam on the backup shall be included in the supply, as shall the transfer and injection of foam as stated above.

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                    2.2.6.    SUPPLY AND DISTRIBUTION OF SERVICES (air, water,
                              electricity)

                              Generally speaking, all equipment for unloading, storage, and erection of service networks in the tunnel from the backup during segment erection shall be mechanized, motorized, and included in the supply.

                    2.2.6.1.  PROCESS COMPRESSED AIR

                              A 75 kW, 1 MPa process compressed air production unit shall be mounted on the backup. In normal operation, compressed air shall be distributed at
                              0.7 MPa. In addition, to allow for use of pneumatic tools inside the pressurized cutterhead chamber, a 2 m/3//min booster compressor shall be installed on the process-air pipes feeding the chamber.

                              The associated distribution network shall have a buffer tank with capacity of at least 2 m/3/, a set of filters, an automatic drain valve, and an on-line dryer upline.

                              Each trolley shall have 4 distribution points on the walkways and the top deck. Supplies to work stations with pneumatic tools shall be fitted with on-line lubricators. A drain valve shall be provided at each low point. Outlets shall be fitted with a valve and a 3/4" quick connect/disconnect couplings.

                              An emergency bypass shall be provided for supplying this plant from the breathable compressed air unit before treatment.

                              Pipe diameters shall be such that pressure losses are less than 0.05 MPa at the furthermost points under use at 1/5 of the nominal flowrate.

                    2.2.6.2.  BREATHABLE AIR

                              Plant with 2 electric breathable air compressors providing a total flowrate of 50 m/3//minute stp at 0.7 MPa, connected to a 10,000 litre buffer tank, shall be provided on the backup for work in the cutterhead chamber under pressurized conditions.

                              After treatment and pressure regulation, the compressed air shall be fed to a dual network feeding the airlock and cutterhead chamber.

                              It shall comply with applicable legislation in France and Hong Kong.

                              The network may be supplied by the emergency system in the tunnel (by others) by means of a hose reel (in supply). The characteristics of this network shall be such that pressure losses are limited to 0.025 MPa for the maximum flowrate.

                    2.2.6.3.  PROCESS WATER

                              The backup shall be supplied with process water from a 2" hose reel (the hose shall be reinforced so that its sectional area shall not be reduced even if it is rolled up empty). A booster pump with a two-compartment tank (10 and 5 m/3/) fitted with level regulation on the inlet shall ensure the

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                              total flowrate (approximately 50 m/3//h) and
                              pressure (1 MPa) of the distribution network.

                              The 5 m/3/ compartment on the upstream side shall serve as a heat exchanger. The 10 m/3/ compartment shall be fed by overflow from the upline compartment.

                              The 10m/3/ compartment (downstream) shall be equipped with level contactors:

                                   .     a high-level contactor for closing the
                                         inlet valve

                                   .     a low-level contactor for opening the
                                         supply valve

                                   . an alarm-level contactor for display in the TBM cab

                                   .     a stop-level contactor for the booster
                                         pump.

                              The network shall supply:

                                   .     2 outlets with valve and 3/4" quick
                                         coupler on the decks of each trolley.

                                   .     the firewater system

                                   .     the hydraulic plant cooling system

                                   .     the mucking out system

                                   .     cleaning plant

                                   .     the TBM.

                                   .     the foam production plant

                              The diameter of pipes shall be such that pressure losses are less than 0.05 MPa at the furthermost points under use at half the nominal flowrate.

                              A hose reel shall be installed at the back of the backup for cleaning the track-laying area.

                    2.2.6.4   HIGH-PRESSURE CLEANING PLANT

                              A network of 3/8" pipes shall be installed on the backup for installation of a high-pressure (400 bars) cleaning plant.

                              It shall serve:

                                   .     1 outlet on each trolley and in the
                                         TBM.

                              The pump unit, connectors, hoses, and nozzles shall be supplied. The required flowrate is at least 100 1/min at 200 bars.

                    2.2.6.5.  COMMUNICATION TO SURFACE

                              The machine shall be equipped with two separate systems.

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                                   .     One shall be reserved for telephone
                                         communications. It shall be supplied by
                                         a 10-pair phone cable reel (see
                                         3.2.3.17. Communication). Capacity: 250
                                         metres.

                                   .     The second shall be for computer
                                         systems and shall be supplied by a
                                         4-pair shielded cable and reel
                                         (capacity: 250 metres).

                              All connections shall be centralized in the operating cab.

                    2.2.6.6.  ELECTRICAL INSTALLATIONS

                              The equipment installed in the backup shall comply with the specifications in articles 4 and 15 herein.

                              a) Medium voltage

                                 The machine shall be supplied by a flexible
                                 11 kV cable wound onto a reel with capacity of at least 250 m (part of this supply).

                                 Several MV/LV cells with their transformers, all with mechanical and electrical protection, shall provide 380 V 50 Hz three-phase power to the entire machine. These cells may be connected by a key-locked bus should one of them fail.

                                 A cable drum on a trolley of the backup shall unreel the rigid cable as the machine advances. It shall be fitted with an air-operated winch for handling cable supplies.

                                 Cable guides for flexible and rigid cables shall be provided on the tunnel walls.

                              b) Low voltage

                                 The 380 V system shall be the "IT" type
                                 (isolated neutral). To be confirmed, depending on standards in Hong Kong.

                                 The first fault signal shall be brought out to the operating cab by an insulation controller.

                                 All lines from the general low-voltage
                                 switchboards shall be fitted with
                                 circuit-breakers separating the different outgoing lines.

                                 The 220 V supply (for power outlets) and remote-control voltage shall be the "TT" type. 110 V supply (for lighting and power outlets) and remote-control voltage shall be the 'middle point earthed' type. Earth-current circuit-breakers on each outgoing line shall improve selectivity in the event of fault.

                                 In general the system shall be designed so as to minimize the time required for troubleshooting electrical failures
                                 (substantial selectivity).

                                 A distribution box with electrical protection shall be installed on each trolley. It shall comprise:

                                   .     1 x 24 V - 16 A socket

                                   .     1 set of welding sockets

                                 Additional 220 V 16 A and 110 V 16 A sockets shall be provided in the cab, shift supervisors'

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                                 office, canteen, etc.

                                 Two protected 380 V - 250 A sockets shall be provided for supplying the motor-driven trolleys supplying the backup with cavity grout in the transfer zone (exact locations to be defined in the detail design)).

                                 Provision shall be made for installation of two fixed 600 A welding sets.

                                 Four spare outgoing 380V 50 kVA lines shall be available on one of the distribution switchboards.

                              c) Backup (emergency) supply

                                 An on-board 200 kVA diesel generating set shall supply power to the vital equipment of the machine, especially lighting and power distribution cabinets, dewatering, confinement pressure security, operation of sensors, actuators and PLCs, while the MV cable is cut for lengthening and in emergency.

                    2.2.6.7.  LIGHTING

                              The entire top deck of the backup shall be considered to be a work area.

                              The work area shall be illuminated by 2 x 36 watt tubes (IP55).

                              The segment transfer area and, generally speaking, the TBM and the trolley with the hydraulic power units shall have enhanced illumination.

                    2.2.6.8.  HYDRAULIC PLANT

                              The various components of the hydraulic plant shall be situated in a manner to make preliminary work unnecessary when they have to be replaced.

                              Pressure monitoring taps shall be provided:

                                   .     at the pump outlet

                                   .     on sources of new pressures

                                   .     on supply lines and pump return lines.

                                   .     generally speaking, wherever
                                         information on pressures is useful for
                                         maintenance and troubleshooting.

                              Circuits shall be cooled by heat exchangers and a closed water circuit whose water shall be automatically replaced when a temperature threshold is reached.

                              All pressure or flowrate commands shall be brought out electrically into the cab if they are controlled from the cab.

                              The hydraulic controls for hoist movements shall be fitted with integrated check valves or check valves mounted on the cylinders.

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                    2.2.6.9.  GREASING - LUBRICATION

                              Provision shall be made for storing and handling drums of grease.

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                    2.2.7.    LAYING TRACK IN TUNNEL

                              The rail track shall be laid in the tunnel beneath one of the backup trolleys.

                              A gantry crane and mechanical hoist shall be used to:

                                   .     open and close a trap door.

                                   .     hoist (at any time) a 10-metre long
                                         length of track from a wagon.

                                   .     store a length of track (pending
                                         laying)

                                   .     lay a length of track (once the trap
                                         door has been opened).

                    2.2.8.    TRANSFER AND LAYING OF THE BACKUP TRACK

                              Not applicable

                    2.2.9.    MUCKING OUT (on backup)

                              Mucking out on the backup shall be by means of an adjustable-speed conveyor covering a length of about 25 metres of the backup. The drive pulley shall be rated at at least 50 kW.

                              The conveyor shall be fed by a closed discharge and feed system with the purpose of preventing any spillage and/or splashing, particularly in closed mode (see 3.2.3.10 c.). This system shall be "shuntable" (bolted trap door for example) in open mode for reasons of wear.

                              At the end of the main conveyor, a transfer conveyor shall feed the tunnel conveyor (by others) which is pulled along by the machine and erected alongside the first 25 metres of the backup as the machine advances.

                              The horizontal part of the main conveyor shall be fitted with the following monitoring systems:

                                   . A metal detector. If metal is detected, either an alarm shall be sounded in the cab, or the machine thrust and the conveyors shall be stopped so that the part detected can be identified visually. This choice shall be adjustable.

                                   .     An integrating continuous weighing
                                         system with two weighbridges,
                                         associated with an acquisition,
                                         calculation, and data restitution
                                         system. These systems shall provide for
                                         permanent comparison of the tonnage of
                                         spoil theoretically produced by the
                                         machine drive for a given segment ring
                                         (based on an adjustable sectional area
                                         of excavation or density) with the
                                         tonnage of spoil actually extracted and
                                         weighed. This information shall be
                                         presented on a cumulated graph.

                              The main and transfer conveyors shall be fitted with efficient systems for belt self-cleaning and recovery of muck spillage.

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                              The steepest gradient of the conveyors shall
                              be 10DEG. from the horizontal (i.e. including the tunnel gradient).

                              The belt shall be at least 1.00 m wide. The design and layout of the conveyors shall be based on transport of dry as well as relatively liquid spoil (slump = 25 cm). Longitudinal sealing strips shall permit lateral displacement of the belt during operation without any loss of efficiency.

                              The head of the tunnel conveyor (by others) and the loading station of the tunnel conveyor shall be continuously carried and pulled along by the backup. The Purchaser shall provide the necessary co-ordination between the suppliers of this equipment.

                              The tunnel conveyor supports shall be erected ahead of and behind the tunnel conveyor head and loading station, from decks and means of access provided as part of the present supply.

                    2.2.10.   DEWATERING AND CLEANING IN THE TUNNEL

                              The design and supply of the dewatering system shall be under a cost + gamma agreement, the cost being the cost price of the supply and gamma a coefficient of 25% of that cost price. The ceiling on the total amount shall be FRF 1,981,000, less FRF 600,000 for the supply of the cleaning system and FRF 350,000 for the supply of an additional trolley (the outline drawing dated 19 November 1998 given by the Purchaser constitutes Appendix 3 to the present document).

                              a)   Permanent dewatering

                                   The permanent dewatering system shall consist of:

                                   . A closed pumping circuit discharging to a buffer tank, fitted with "Chabavert" adjustable-discharge pumps (for maintaining sufficient speed to prevent settlement under all circumstances).

                                   .     An "MS, Sotres" or similar vibrating
                                         screen.

                                   .     An 8 m/3/ buffer tank supplying a lift
                                         pump (with level contacts). The tank
                                         shall be partitioned, with provision
                                         for discharge of solids trapped in the
                                         first two chambers onto the belt
                                         conveyor underneath. This shall be
                                         achieved by means of a trap door for
                                         the first chamber and a valve for the
                                         second.

                                   . An 80 m/3//h lift pump for muddy water, installed on the top deck of the backup, downline of the buffer tank referred to above.

                                   .     An 80 m/3//h dewatering pump at the
                                         bottom of the TBM and feeding muddy
                                         water to the pumping loop.

                                   . A vacuum pump set for muddy water, with suction air flow of 1200 m/3//h and water discharge of 50 m/3//h, for use in cleaning the segment erection area.

                                   . A sediment and water trap on the vacuum circuit. It shall separate out solids and water before discharging to the pumping loop. Trapped matter shall be extracted from their container in cycles, by means of a screw conveyor, after opening a sealed trap door, and shall be discharged onto the belt conveyor running underneath.

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                                   .     The pipes and accessories necessary for
                                         operation (valves, etc.) as far as the
                                         fixed pipe on the tunnel wall. The main
                                         pipe shall have an inner diameter of
                                         200 mm.

                                   .     A reel for 15 m of reinforced hose at
                                         least 150 mm in diameter.

                                   b)    Emergency dewatering

                                   The emergency dewatering system shall consist of:

                                   .     Two pumps (operation/standby) for
                                         general/emergency safety operation.
                                         They shall each discharge 150 m/3//h
                                         and shall start automatically when the
                                         water level rises.

                                   .     A 150 mm diameter pipe on the backup.

                                   .     The valves and accessories necessary
                                         for operation of the installation.

                                   . A quick connect/disconnect coupling for attachment to the fixed pipe in the tunnel.

                                   .     Hoses for connection to the tunnel
                                         pipe, and storage facilities for the
                                         hoses.

                              The pumps shall be installed in the front bottom section of the backup.

                              The characteristics, power ratings, and manometric head of the permanent and emergency dewatering pumps shall be such that no booster station is necessary for pumping out of the tunnel to the TBM launching pit. The pipe in the tunnel shall be 200 mm in diameter.

                              The hoses wound onto reels shall retain their sectional area even when wound under no pressure.

                              The pipework and components comprising the dewatering lines shall be suitable for conveying water containing up to 6% suspended solids with a maximum grain size of 20 mm.

                              c)   Cleaning

                                   Optionally, one or two more vacuum pumping sets for muddy water, discharging 30 to 40 m/3//h, may be integrated into identical circuits to that described for cleaning of the segment area. They will be spaced out along the backup and will be used for localized cleaning. They will be connected to the permanent dewatering loop on the backup.

                                   Recovery hoppers fitted with a scraper-arm agitator (Secatol hopper type) and a pump will be fitted underneath the belt conveyor transfer points to recover spillage and put it in suspension for evacuation through the dewatering loop of the backup.

                                   The underside of the conveyors shall be
                                   fitted with spillage collection trays
                                   (spillage from return leg of the belt). The trays shall be accessible for manual cleaning.

                                   Provision shall be made in the bottom deck of the backup to facilitate deck cleaning. Mud shall be channelled to the cleaning plant for pumping or collection.

                                   The objective shall be to leave a perfectly clean tunnel behind the backup.

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                    2.2.11    VENTILATION (on backup)

                              Fresh air shall be conveyed from the surface to the back of the backup by a primary ventilation system installed at the crown of the tunnel (by others). This system will discharge 20 m/3//s.

                              A secondary ventilation system with soundproofed fan on the backup shall take 15 m/3//s of this discharge for conveyance as close as possible to the TBM.

                              A tertiary ventilation system of the suction type with soundproofed fans shall be provided to extract air from hot spots produced by the equipment of the backup and to convey the hot air produced to the back of the backup.

                              The flexible ducting of the primary ventilation system in the tunnel shall be supplied in the form of "cassettes" (capacity = 100 m). The ducting shall be 1.40 metres in diameter. A handling system shall be provided for raising and positioning units on the top deck of the backup.

                    2.2.12.   LASER BEAM

                              A window at least one metre wide and 40
                              centimetres high shall be provided in the backup to allow the laser beam to pass; it shall be protected mechanically in areas with high temperature variations and in trafficked areas.

                    2.2.3.13. OPERATING CAB AND CONTROL DESK

                              The operating cab shall be soundproofed and air conditioned (heavy duty system). Its internal lining shall provide for easy cleaning.

                              The ergonomics of the control desk shall be particularly closely studied. The operator shall be able to view operating parameters and animations on computer screens and to reach actuators from a single position.

                              A desk with writing space (40 x 60 cm) and storage space shall be built into the control desk. It shall be easy for the operator to use it.

                              A work area with desk space (A1 format) shall be set aside for the topographer and the electricians.

                              Analogue information brought out to the cab shall be centralized on the computer terminal strip of an empty cubicle reserved for installation of the systems for acquisition of operating parameters and guidance.

                              Holes made in the walls of cubicles and cabs for cable feedthroughs shall allow for subsequent extensions.

                              Two phonesets shall be installed in the operating cab

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                              A glazed area for the shift supervisor shall be
                              built into the operating cab and fitted out as an office. It shall be large enough to take a desk and two storage cabinets. It shall be soundproofed and air-conditioned. It shall be separated from the operating cab by a glazed partition with a glazed door. It shall have a phoneset.

                              Simple alarms and alarm fault signals stopping machine operation shall be indicated in full on a screen displaying at least the last 25 such alarms and signals.

                    2.2.14.   STOREROOM AND WORKSHOP

                              A storeroom shall be provided at the back of the backup. Its storage capacity shall be about 20 m/3/; it shall be fitted out with sufficient shelving for storage of electric, hydraulic, and mechanical equipment. An auxiliary storeroom of about 10 m/3/ with heavy-duty shelving for consumables shall be situated alongside.

                              A workshop area shall be provided on the backup. Access to it shall be particularly closely studied to ensure the various mechanical parts to be dealt with can be brought in.

                              It shall be fitted out with:

                                   .    work benches

                                   .    air, water, and power supplies, and a
                                        telephone

                                   .    three cabinets and three heavy-duty
                                        strong boxes with unbreakable locks for
                                        storage of the tooling for each of the
                                        three shifts.

                    2.2.15.   CANTEEN, LAVATORIES, AND INFIRMARY

                              Canteen:

                              A soundproofed canteen fitted out for 10 people shall be provided in the backup.

                              It shall be designed for effective cleaning (e.g. high pressure pump) without causing damage.

                              It shall be equipped with a chilled drinking water fountain, a "kitchen" worktop, shelving, etc.

                              The following shall also be provided:

                                   . a chemical toilet. It shall be suitable for cleaning with a high-pressure water jet without risk of damage.

                                   . infirmary: a first-aid cabinet shall be provided in the canteen. It shall be large enough to hold first-aid requirements. A stretcher suitable for the conditions of access to the TBM shall also be provided.

                                   .     a telephone.

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                    2.2.16.   INSTALLATIONS IN BACKUP FOR GREASING OF TAIL SEAL

                              The mastic shall be supplied in 200kg drums. The area for storage (drums), pumping (2 drums), and handling shall be designed to facilitate drum replacement and to make replacement independent of supply convoy cycles.

                              The mastic pumps shall be the Rexson type.

                    2.2.17.   COMMUNICATION

                              A heavy-duty megaphone type address system
                              ("tannoy") (Syscom THL 344 E or equivalent) with at least 6 control points, including one in the cab, shall be installed in the backup. It shall be powered for about 20 minutes by a backup system in the event of power failure.

                              This system shall have powerful loud speakers positioned so as to cover all points on all trolleys, including the canteen, workshop area, and segment handling area.

                              The following points shall also be provided with the same type of equipment:

                                   .     operating cab

                                   .     shift supervisor's office

                                   .     workshop

                                   .     airlock manager's control desk

                              Ten phonesets connected to the site network shall be installed:

                                   .     on the trolleys (including canteen,
                                         workshop, pump area)

                                   .     in the operating cab

                                   .     and in the shift supervisor's office.

                              The above-mentioned equipment shall be of heavy-duty, waterproof construction in conformity with IP 557.

                              A special communication network shall be provided between the airlocks and the outside. It shall be possible to switch it to the site network.

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3.      GENERAL TECHNICAL SPECIFICATIONS

        3.1.        FOREWORD

                    Compliance with the general technical specifications is of course obligatory. However, if it is impossible to apply them, the manufacturer may make an written application for waiver thereof, giving appropriate explanations. The Purchaser shall inform the manufacturer of his approval or refusal within ten days, in the same form.

        3.2.        HYDRAULICS

                    Electro-hydraulic pumping sets shall be soundproofed.

                    All circuits shall be designed with permanent total filtration equivalent to Class 7 of the US NAS standard.

                    The oil tanks on the circuits shall be fitted with a vent including an air filter rated for absolute filtration to 3 micrometres, and an air dryer for absorbing 40 litres of water per 24 hours from the air drawn in by the main tank. The pressure in hydraulic circuits which are highly loaded or participate in handling operations shall never be higher than 250 bars.

                    If this threshold is to be exceeded for very special cases, the maximum pressure shall be 350 bars and the Purchaser shall be informed as per the procedure stipulated in article 4.1.

                    Filters shall be fitted with local visual indication of clogging. If the alarm threshold is reached, the circuit concerned shall be stopped and the fault displayed on the control desk.

                    The cleanliness of hydraulic circuits shall be perfect at the time of commissioning. Measurements of cleanliness shall be carried out by a specialist third party. A permanent filtration circuit with a flowrate of more than 10% of the volume per minute shall be installed on each tank (total volume filtered in no more than 10 minutes).

                    Hoses, seals, and couplings shall systematically be chosen from the pressure range immediately above the maximum possible pressure to which they might be subjected in service.

                    Services shall be distributed by rigid pipes secured by anti-vibration collars. Only connections to components shall be made by means of hoses.

                    Hydraulic units working in the cutterhead chamber shall be on a separate circuit. Special care shall be taken over the design of seals in contact with spoil.

                    Chrome-plating of cylinder rods:

                    Electrolytic chrome plating shall be applied in three layers of equal thickness, +/- 30%. Surfaces shall be polished before and after coating of each layer.

                    The total thickness of the chrome plating of the rods after polishing shall be 90 to 110 micrometres:

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                        .     TBM thrust cylinders,

                        .     articulation cylinders

                        . cylinders associated with continuous operation of the spoil extraction conveyor.

                    Surface roughness shall be 0.3 to 0.4 micrometres after final polishing.

                    The TU 52 b grade steel (hot-rolled tube) cylinders shall be honed and the outside shall be protected by application of the shoo Z 80 process.

                    The cylinder heads shall be of a design allowing seals to be replaced without removing the cylinder.

                    The cylinder test pressure shall be at least 1.3 times the exceptional service pressure and 1.5 times the maximum normal service pressure.

                    All hydraulic components shall be clearly identified by engraved labels attached by ties. The labelling shall allow for identification of components from the hydraulics diagrams.

                    Numbered hydraulic hoses shall be identified by labels attached with ties.

                    They shall be identifiable on pipe-routing diagrams and hose schedules (showing the function, ends, length, and types of end fittings).

                    Identification codes and types of labels shall be submitted to the Purchaser for approval.

                    Hydraulic diagrams defining the principles of operation of the circuits shall be provided for examination during the design phase.

                    Hydraulic couplings shall be assembled with "Loctite" of similar. The use of "Teflon" (PTFE) is prohibited.

                    Cooling circuits shall be located as close as possible to hot spots.

                    Oil speed shall not exceed:

                    .         7 m/s in pressure circuits

                    .         2 m/s in return legs

                    .         1 m/s in drains.

        3.3.        ELECTRICITY

                    The wiring of the equipment shall comply with French standard NF C15-100, the COP (Code of Practice) for Electricity regulations, and French standard NF C 15-100.

                    In general the system shall be designed so as to minimize the time required for troubleshooting electrical failures (substantial selectivity).

                    Transformers shall be the epoxy-resin encapsulated winding dry type (or equivalent in terms of

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                    fire safety, fumes, and environmental considerations.

                    All necessary precautions shall be taken to protect cables both mechanically and by the nature of their routing.

                    No ring mains shall be associated with distribution boxes.

                    All outgoing lines shall be correctly identified.

                    Distribution cables and cabinet wiring shall comply with French standards NF 74 C 003-012/031 and shall be C1 category in compliance with French standard NF C 32-070 concerning self-extinguishing and halogen-free cables and wires. Exceptionally, wiring in cabinets equipped with a halon fire-extinction system may be category C2 (fire-spread retardant).

                    Power socket outlets shall be the "Marechal" type. 16A (arid above) sockets shall be fitted with a pre-cut-out device, and 32 A (and above) sockets with a switch.

                    All cabling/wiring shall use copper-core wires or cables. The standardized colour conventions of the COP shall be used systematically.

                    Unless the need therefore is suitably substantiated by the Supplier, electric motors operating at more than 1,500 rpm shall not be used. All electric motors rated at more than 150 kW shall be water-cooled.

                    Electric motors shall be chosen from a range capable of operating for the entire duration of the project without bearing replacement.

                    In general terms, starting currents shall be limited. The motors of a given equipment item shall be started in cascade if the power demand is greater than 9% of the power of the supply transformer.

                    Conveyor motors shall be equipped with progressive speed buildup systems.

                    If frequency converters are used, they shall be given special protection against electromagnetic disturbance.

                    Phases shall be balanced.

                    The mean phase angle (tan o) shall be less than.

                    The level of protection of all equipment and electrical cabinets shall be as follows:

                        .     Standard equipment other than electric motors:    IP 55

                        .     Standard electric motors:                         IP 55

                        .     Cutterhead drive electric motors:                 IP 66 (if applicable)

                        .     Electrical cabinets and distribution boxes:       IP 66 (IP 55 if provided with
                              special protection against pray and splashing).

                        .     Mobile equipment and/or equipment operating in
                              difficult environments, e.g. remote controls,
                              hoists, etc.:                                     IP 66

                    Electrical cabinets shall be roofed to protect them from drips. No cables shall enter cabinets from

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

                    above.

                    Equipment shall be of robust design (steel sheet more than 1.5 mm thick). Locks and hinges, etc. shall be submitted to the Purchaser for approval.

                    All electrical components shall be clearly identified so that they can be positively identified in wiring diagrams, maintenance manuals, and spare parts catalogues. In particular, wiring inside cabinets and boxes shall be identified by closed plastic rings with an alphanumerical code for identification against diagrams.

                    All control and signalling equipment, equipment on control desks, in electrical cabinets and boxes shall be identified by a screw-fixed label in French and English defining its function. Warning or danger signs shall be in English and Chinese.

                             NOTICE ----- AUTHORISED

                                  PERSONS ONLY

                    Cables shall also be identified by engraved labels attached by ties. The labelling shall allow identification from wiring diagrams.

                    The control and signalling gear, contactors, and motor starting system shall be Telemecanique, Merlin Gerin and AOIP brand.

                    The brand of PLC is not imposed. However, the choice of the PLC equipment and of communications equipment shall be submitted to the Purchaser for approval.

                    The PLC shall be capable of on-line programme modification.

                    Computer equipment (PLCs, PCs, smart sensors, etc.) shall be suitable for dialogue on the same computer network. The choice of network shall be submitted to the Purchaser for approval.

                    The programming console supplied shall be supported by training on its use. This training shall be given by the manufacturer. The Purchaser shall be given training on the computer programs (PLC and PC).

                    PLC variables shall all be programmed with a symbolic database (mnemonic and comment) in French and English alone.

                    Comments on the program shall be in English only.

                    Control equipment (PLCs, PCs) shall have a UPS power supply backup. When the UPS cuts in, the equipment shall detect the change so as to position the system in a safety phase.

                    Analogue sensors with analogue output shall be the 4-20 mA type exclusively.

                    All automatic controls shall be backed up by manual control.

                    Not all emergency shutdown commands shall go through the PLCs.

                    In general terms, all electrical installations shall be given positive security.

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

                    All the LV bays of the distribution boards shall have a voltmeter and ammeter for all three phases on the front panel.

                    Time counters shall be fitted to the main components of the machine. Their number and functions shall be subject to approval by the Purchaser.

                    The decks shall be fitted with insulating mats in front of the electrical cabinets.

                    Remote-control voltages:

                    Either 48 or 24 volts for DC power

                    Either 48 volts or 110 volts for AC power

                    Under no circumstances shall no voltage on the electrical system cause reset of the reading of a sensor.

        3.4.        LIGHTING

                    The machine shall be fitted with fixed lighting, including normal service lighting and emergency lighting with battery/backup fittings.

                    On each trolley and in the TBM, lighting shall be supplied at one voltage (110 V with middle-point earth) from two separate systems from the LV/MV transformer. Each system shall come from different LV/MV cells with separate, dedicated isolating transformers, and shall be protected locally by 30 mA GFCIs (ground fault circuit interrupters).

                    The minimum illuminance in different zones shall be:

                    Work area:                          > 200 lux

                    Enhanced lighting area:             > 300 lux

                    Pedestrian circulation area: > 120 lux

                    Other areas:                        > 100 lux

                    The power of light fittings shall be limited to 2 x 36 W, except in enhanced lighting areas.

                    Enhanced lighting shall be by 750 or 1000 W floodlight projectors with bulbs of no more than 500 W with a horizontal filament and elastic vibration mount.

        3.5.        COMPRESSED AIR

                    All outlets shall be provided with valves and IREX couplings with self-tightening safety strop for connection to hoses.

                                                                         [STAMP]

Bouygues TP              Sheung Shui to Chau Tau Tunnels               July 2002
DTTP
PLp                  TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

                    Low points shall be fitted with drain valves.

                    Breathable air lines shall be made from galvanized steel.

                    Process air lubricators shall be fitted only to certain special outlets.

        3.6.        OILS AND GREASES

                    The Supplier shall define the types of oils and greases and shall give the Purchaser a table of possible equivalents (Mobil, Shell, Cofran, etc.).

        3.7.        LUBRICATION

                    The minimum time between 2 manual greasing operations or oil changes shall be 150 hours.

                    Whenever possible, greasing points shall be linked by rigid lines to a central greasing unit with a device for controlling its efficiency.

                    Other points shall be easily accessible to allow for manual greasing.

                    A detailed greasing chart shall be provided with the documents submitted by the Supplier. The principles of lubrication shall be submitted to the Purchaser for approval.

                    Greasing circuits shall be supplied with new oil by a fixed installation on the backup. This installation shall be equipped with a pump, a volumetric meter, and a filter unit and shall link the greasing points to a 500 litre storage tank.

                    Permanent pipes shall be fitted for top-up and drainage of the TBM oil circuits from the backup. Each supply of about 500 litres shall be fitted with a membrane type filling pump, a supply pump, a filter, and a mechanical volume meter. The circuits shall concern reduction gear oil and hydraulic circuit oil.

        3.8.        STEEL PANELWORK, STRUCTURAL STEELWORK, AND ASSEMBLIES

                    Welding procedures shall be qualified. The Supplier shall make the programme and procedures for inspection of all welds available to the Purchaser.

                    The materials used shall be identified by the designations stipulated by European standards (EN).

                    Steels, light and copper alloys for which the designation is specific to a manufacturer or national regulations shall also be given the closest French Standards designation.

                    Parts whose operation might set up vibrations that could be damaging to their environment or whose assembly is hyperstatic shall be mounted on elastic supports.

                    Flexible expansion sleeves shall isolate all pipework of a circuit from adjacent parts generating harmful vibration or from different trolleys.

                                                                         [STAMP]

Bouygues TP                 Sheung Shui to Chau Tau Tunnels            July 2002
DTTP
PLp                    TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

          Special tooling for maintenance and removal of particular parts shall be supplied together with the assembly and/or operation drawings (e.g. cradle for assembly/removal of cutterhead drive motors and gearing, etc.).

          This supply shall be accompanied by a list of the commercially available tooling required.

     3.9. PROTECTION (of air, water, etc.)

          All non-rusting materials shall be preferred.

          Rustable ferrous parts shall be systematically protected by airtight surface coatings after mechanical or chemical surface treatment (scaling, pickling, etc.).

          Small hardware supplies (couplings, attachment parts, etc.) shall be protected from rust for the duration of the project.

          After cleaning and degreasing, other equipment and materials shall, at the very least, be painted as follows:

          1) 1 coat rust-inhibiting primer         :    60 micrometres

          2) 1 coat after assembly                 :    40 micrometres

          3) White top coat with logos of the
             firms in the consortium               :    40 micrometres

          Aluminium component in contact with brackish water (water removed by dewatering system, for instance) shall be provided with sacrificial protective electrodes.

     3.10 MAINTENANCE (see Section 4.3)

          The main equipment items shall be fitted with tamper-proof, reliable time counters.

          Tapping points shall be provided on the circuits (hydraulic and lubrication circuits) for sampling.

          In general terms, all components and parts of a given equipment item shall be easy to access if frequent inspection is necessary. Removal of components and parts shall be specially designed to be quick and low on labour time. Hoist attachment points shall be designed for all parts heavier than 15 kg.

          To minimize spare parts, the utmost shall be done to standardize, particularly for hydraulics.

          The classification of component references shall be submitted to the Purchaser for approval. Commercially available components shall also be given the references of different manufacturers.

     3.11 PIPEWORK AND COMPONENTS

[STAMP]

Bouygues TP                 Sheung Shui to Chau Tau Tunnels            July 2002
DTTP
PLp                    TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

          The pipework used for "complex" equipment items shall be identified at couplings using conventional standardized painted markings.

          The direction of flow shall be shown by black painted or body-marked arrows at each end of each pipe. When an element of pipework is longer than 100D or 6m, intermediate arrows shall show the direction of flow at the above intervals.

          Each manually-operated components on any pipework shall be identified by a steel plaque indicating--in English--its function and the circuit concerned.

          Examples:

          . fire-fighting opening valve, room X

          . mucking-out circuit valve supply compressed-air pressure-reducing valve

          . conveyor No. 2 speed adjustment valve.

          All pipework couplings undergoing frequent operation shall be designed for very rapid removal and assembly with minimum labour.

          Oil or grease sampling points shall be provided on tanks, downline of each pump, downline of each change in section, and downline of the cutterhead seals.

          Equipment for handling components too heavy to lift by hand shall be designed and included in the supply.

[STAMP]

Bouygues TP                 Sheung Shui to Chau Tau Tunnels            July 2002
DTTP
PLp                    TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

4.   PERFORMANCE

     4.1. PENETRATION PERFORMANCE

     4.1.1.    GENERAL

               The required penetration performances are of two types:

               . instantaneous

               . long term.

               They depend on the type of ground:

               . soft ground

               . hard rock (granite)

     4.1.2.    INSTANTANEOUS PERFORMANCE

     4.1.2.1.  TUNNELLING SPEED

               The instantaneous tunnelling speed is the time taken to excavate a full 1.80 m stroke (from start to end of thrust cylinder stroke).

               Guaranteed instantaneous performance:

               . hard rock (granite) : 3 cm/min (for mean R[BASE OF C] = 100
                 MPa)

               . soft ground: 8 cm/min.

               Best possible performance of the TBM if natural ground conditions allow:

                    .    Irrespective of ground type: 8 cm/min.

     4.1.2.2.  Erection of a ring of segments

               The cycle time runs from the moment the erector picks up the first segment to release by the erector once the last segment (key segment) has been erected.

               Guaranteed instantaneous performance: 30 minutes

[STAMP]

Bouygues TP                 Sheung Shui to Chau Tau Tunnels            July 2002
DTTP
PLp                    TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

5.   QUALITY ASSURANCE

     See Supplier's preliminary document (appended).

     The Supplier shall produce a detailed Quality Assurance Plan within the time stipulated in Appendix 2 of the General Terms of Contract.

6.   HEALTH AND SAFETY

     All the equipment covered by this contract shall comply with applicable health and safety standards, regulations, and recommendations in France and Hong Kong. In the event of inconsistency, standards applicable in Hong Kong shall prevail.

     Compliance inspections and testing by certified persons and/or approved bodies shall be part of the supply.

     A health and safety programme shall be drawn up by the Supplier for the erection and use of the machine in relation to the project.

     Equipment shall be designed in accordance with the regulations laid down in articles R233-85 to R233-106 of the French Labour Code, in particular.

     One or more certificates of compliance drawn up by an approved technical inspection body shall be handed over before the start of TBM excavation. Regulatory compliance plaques shall be fixed to the equipment.

     Electrical equipment shall be subject to the following standards and French Government decrees: Decree 88-1056 of 14/12/1988 - French standards NF 15-100 - NF 13-100 - NF 13-200 and other applicable publications of UTE and AFNOR, and also:

          . the decree of 14 November 1962, complemented by the decree of 19 February 1975.

          .    government order of 23 March 1965 and 25 June 1980.

          . published recommendations of the French Tunnelling Association (AFTES) concerning electrical installations in underground construction projects.

     Hoisting equipment shall be subject to the following standards and French Government decrees:

          .    Decree No. 47-1592 of 23/08/1947

          .    Government order of 16 August 1951

          . Instruction of 14 December 1951 concerning the above-mentioned order.

     All sources of secondary noise shall be dealt with such that noise shall be no greater than 80 decibels at any point of personnel circulation within the machine (see decree No. 88-405 of 21 April 1988).

     All protection against fire shall be provided automatically and/or manually by means of resources adapted to the type of fire of the equipment or consumables.

[STAMP]

Bouygues TP                 Sheung Shui to Chau Tau Tunnels            July 2002
DTTP
PLp                    TECHNICAL SPECIFICATIONS FOR TBM & BACKUP

     All necessary steps shall be taken to ensure that any incipient fire can be fought quickly and efficiently. Immediate fire-fighting resources shall consist of mobile extinguishers in sufficient number and of an appropriate kind for the risks.

     Fixed secondary hose-reel equipment with a foam diffuser shall also be provided.

     Emergency stop buttons shall be available throughout the TBM and backup. Their positions shall be shown in the operating cab if they are used.

     Wire-pull emergency stop controls alongside the belt conveyors shall stop the mucking-out chain if they are pulled.

     The sides of the conveyors shall be protected by removable mesh units.

     Wire-pull emergency stop controls in the segment unloading zone in the backup shall stop transfer if pulled.

     The temperature difference from the TBM to the back of the backup shall not exceed 10 DEG. C.

     Lighting:

     The manufacturer shall take steps to ensure there is no shaded area in the TBM and backup. Lighting shall be enhanced in working areas and circulation areas (see article 4.4).

Means of access and circulation areas in the TBM and backup shall be designed to enable evacuation of the injured on stretchers if necessary.

[STAMP]

                                  ATTACHMENT 7

                            AMENDMENTS TO PARTICULAR
                                  SPECIFICATION

                     (Contents of these Amendments have been
                     incorporated in Employer's Requirements
                           of the Contract Documents)

[STAMP]

Contractor : Dragages (HK) Joint Venture                            Attachment 7

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 7 to Letter of Clarification
Amendments to Particular Specification

SUMMARY OF AMENDMENTS

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
  PARTICULAR SPECIFICATION

1.   List of       . Delete "(Draft)" from Appendix GG
     Appendices
     Page iv of iv

2.   PS P/1/5      . Delete 60% and 40% in paragraph 6 line 7 and replace with
                     50%

3.   PS C1.2       . C1.2.2.1(e) - Add "The noise barriers shall be equipped
     P/2/2 with visually transparent panels at an elevation matching the sightline of the train window." at the end of the paragraph;

4.   PS C1.2       . C1.2.2.2(b)(v) - Delete Emergency Rail Buses (ERB)
     P/2/3

5.   PS C1.2       . C1.2.2.4(e) - Correct the word "diaphragm" at line 8;
     P/2/5

6.   PS C1.2       . C1.2.2.4(f) & (g) added.
     P/2/6

7.   PS C1.2       . C1.2.2.5(a)(i) - Table showing the approximate locations of
     P/2/7           the EAP(s) revised

8.   PS C1.2       . C1.2.2.5(a)(v) - Add "without firemen having to cross the
     P/2/7 track or access via the incident tunnel." at the end of the clause.

9.   PS C1.2       . C1.2.2.5(b)(vi) added.
     P/2/8a

10.  PS C1.2       . C1.2.3.6(a) - Add "The Contractor shall comply with the
     P/2/10 requirements contained in PS Appendix P and Appendix Y for the walkway trench to accommodate tunnel utilities" at the end of the clause.

11.  PS C1.4       . C1.4.3.2 - Add "and Buildings Ordinance." at the end of the
     P/4/2           clause.

12.  PS C1.5       . C1.5.1.1 - "has obtained an" to replace "is in the process
     P/5/1           of applying" at line 4 and delete "Although such exemption is being sought, the Employer..........exemption by BD."

13.  PS C1.5       . C1.5.1.2 - "formal" to replace "Draft" at line 1, delete
     P/5/1 "Draft" and "proposed" at line 2 & 3, add "granted by BD" after "conditions of exemption" at line 4 and delete the last sentence.

14.  PS C1.5       . C1.5.1.3 - Change the first sentence to "The scope of such
     P/5/1 exemption granted by BD relates to those procedures and requirements relating to approval of plans,", "Notwithstanding any exemption which may be granted," at the 4th line to read as "Notwithstanding such exemption as

[STAMP]

LDB201 - LoC                                                        Page 1 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
                     having been granted,"

15.  PS C1.6       . C1.6.5.1 - revise to "Approvals, permits and consents
     P/6/2 required for the commencement, execution and completion of the Works under the Buildings Ordinance and Regulations (Cap. 123). Notwithstanding that the Employer has obtained an exemption from the full application of the Building Ordinance, Chapter 123, the requirements and obligations of the Employer under the Instrument of Exemption as contained in PS Appendix GG shall be exercised and carried out by the Contractor for and on behalf of the Employer in accordance with PS Clause 5.1."

16.  PS Cl.8       . C1.8.16 added - "In the event that the Contractor elects to
     P/8/3 use two TBMs to construct the bored tunnels, the Contractor shall allow for a sufficient separation between the two TBMs so that at any time there shall not be more than one TBM present in the footprint of the Long Valley. In addition, the Contractor shall liaise with CLP and make due allowance in his Works Programme for the time required by CLP for processing the application for the temporary power supply to the TBMs."

17.  PS C1.9       . C1.9.26 added - "The Contractor's attention is drawn to
     P/9/10 the presence of an existing twin box culvert which crosses under the existing East Rail tracks at approximate chainage 30+255, as indicated on the Drawings. The Contractor shall obtain the DSD's approval for the proposed works in connection with or in the vicinity of this existing box culvert prior to commencement of any construction work at the crossing."

18.  PS C1.10      . Cl.10.6 - Add "where the existing river bed above the bored
     P/l0/4-5 tunnel crossings will be re-profiled and excavated to approximately +1.0 mPD and will finally be tied in with the lower river bed at the downstream." after the first sentence.

19.  PS C1.15      . Add "S3D" after Site Areas at the 1st line
     P/15/2

20.  PS C1.20      . C1.20.16 "Prior to return or handover to DSD any diverted
     P/20/4 or newly installed drain or sewer which are undertaken by the Contractor within the Site, the Contractor shall carry out Closed Circuit Television (CCTV) inspection and provide the report to the satisfaction of DSD to demonstrate that the internal structural and hydraulic condition of such drainage facilities are free from damages, defects and blockage." added

21.  PS C1.21      . Rectify the page number of P/21/1 issued under TA#1 with
     P/21/3          P/21/3

22.  PS C1.27      . C1.27.5(a) - first sentence amended to read as
     P/27/2-6 "Environmental baseline monitoring and its reporting, except the pre-TBM drive on-going hydrological baseline monitoring and baseline controls for groundwater levels, will be undertaken by the Employer's consultant prior to the commencement of the construction work at individual areas of the Site."

                   . C1.27.5(b) - add to the beginning of the clause "The
                     Contractor shall, within 14 days of the date of the Letter of Acceptance issued by the Employer, commence the pre-TBM drive on-going baseline

[STAMP]

LDB201 - LoC                                                        Page 2 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
                     hydrological monitoring in Long Valley for a period of time until one month prior to the commencement of TBM drives in Long Valley."

23.  PS C1.37      . C1.37.8 - Add back the missing phrase at the end of the
     P/37/1 clause "restoration of the ground to the original survey levels and condition." which was omitted in the TA#1. Delete the sentence indicated above.

24.  PS C1.44      . C1.44.7(d) - revised to "design, supply and installation of
     P/44/2 the cable troughs and civil provisions for the cable containments for the permanently diverted tracks;"

25.  PS C1.44      . C1.44.7(i) - revise to "supply, backfill and compaction of
     P/44/2 the materials from the formation level to top of sub-ballast for tracks diversion;"

26.  PS C1.44      . Delete the "and" at the end of C1.44.7(j) and add to the
     P/44/2          end of C1.44.7(k).

PS APPENDICES

27.  App. A        Alignment Drawings
     Page 1 of 18
                   . ERE/00/Z99/399 Rev.I - Alignment adjustment at East

                   . ERE/00/Z99/341 Rev.H - Alignment adjustment at East

                   . ERE/00/Z99/342 Rev.G - Alignment adjustment at East

                   . ERE/00/Z99/344 Rev.C - Alignment adjustment at East

                   . ERE/00/Z99/360 Rev.G - Alignment adjustment at East

                   . ERE/00/Z99/361 Rev.F - Alignment adjustment at East

                   . ERE/00/Z99/380 Rev.G - Alignment adjustment at East

                   . ERE/00/Z99/381 Rev.F - Alignment adjustment at East

                   . ERE/00/Z99/390 Rev.C - Alignment adjustment at East

                   Civil and Structural Drawings

                   . LDB-201/15/C01/502 Rev C - Relocation of WPVB EAP

                   . LDB-201/15/C01/503 Rev C - Relocation of WPVB EAP

28.  App. A        Civil and Structural Drawings
     Page 2 of 18

                   . LDB-201/72/C03/501 Rev.B

                   . LDB-201/72/C03/521 Rev.B

                   . To delete Drawing No. LDB-201/72/C03/524 Rev.B

                   . LDB-201/72/C03/543 Rev.B - Diaphragm wall details from
                     Contract LCC206

                   . LDB-201/72/C03/544 Rev.B

                   . LDB-201/72/C03/545 Rev.A - Diaphragm wall details from
                     Contract LCC206

[STAMP]

LDB201 - LoC                                                        Page 3 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
                   . LDB-201/72/C03/561 Rev.A - East EAP Site Layout Plan Sheet
                     1 of 2

                   . LDB-201/72/C03/562 Rev.A - East EAP Site Layout Plan Sheet
                     2 of 2

                   . LDB-201/41/C03/501 Rev.B - Drainage channel re-aligned

                   . LDB-201/41/C03/502 Rev.C - Drainage channel re-aligned

                   . LDB-201/82/C03/501 Rev.C - Relocation of access stair

                   . LDB-201/82/C03/502 Rev.C - Relocation of WPVB EAP

                   . LDB-201/82/C03/503 Rev.C - Relocation of WPVB EAP

                   . LDB-201/82/C03/504 Rev.B - Relocation of access stairs

                   . LDB-201/82/C03/521 Rev.A - West EAP Site Layout Plan Sheet
                     1 of 2

                   . LDB-201/82/C03/522 Rev.A - West EAP Site Layout Plan Sheet
                     2 of 2

29.  App. A        Architectural Drawings
     Page 3 of 18

                   . LDB-201/72/A03/531 Rev.A - East EAP Floor Plans Sheet 1
                     of 2

                   . LDB-201/72/A03/532 Rev.A - East EAP Floor Plans Sheet 2
                     of 2

                   . LDB-201/72/A03/533 Rev.A - East EAP Elevations and Sections

                   . LDB-201/82/A03/521 Rev.A - West EAP Floor Plans Sheet 1
                     of 2

                   . LDB-201/82/A03/522 Rev.A - West EAP Floor Plans Sheet 2
                     of 2

                   . LDB-201/82/A03/523 Rev.A - West EAP Elevations and Sections

                   . LDB-201/82/A03/505 Rev.C - Relocation of WPVB EAP

                   . LDB-201/82/A03/506 Rev.B - Relocation of WPVB EAP

                   E&M Drawings

                   . LDB-201/20/E08/103 Rev.B

                   . LDB-201/20/E08/104 Rev.B

                   . LDB-201/20/E20/101 Rev.B

                   ECS Design Schematics

                   . LDB-201/20/M51/201 Rev.A - Air side Schematic for East and
                     West EAPs

                   Fire Services Design Schematics

                   . LDB-201/20/M50/101 Rev.B

                   . LDB-201/20/M50/202 Rev.B

                   . LDB-201/20/M50/301 Rev.B

30.  App. A        Access to Site Plan
     Page 4 of 18

                   . LDB-201/00/CK/501 Rev.B - Re-arrangement of land use at
                     interface with LCC204

                   . LDB-201/00/CK/502 Rev.B - Re-arrangement of land use for
                     East Rail

                   . LDB-201/00/CK/504 Rev.B - Re-arrangement of land use near
                     River

[STAMP]

LDB201 - LoC                                                        Page 4 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
                     Sutlej

                   . LDB-20l/00/CK/506 Rev. B - Re-arrangement of land use at
                     Kwu Tung

                   . LDB-20l/00/CK/508 Rev. B - Re-arrangement of land use at
                     Kwu Tung

                   . LDB-201/00/CK/509 Rev. B - Re-arrangement of land use at
                     Kwu Tung

31.  App. B        . Complete content of Appendix B replaced
     Pages 1 to 13

32.  App. G        . Complete content of Appendix G replaced
     Pages 1 to 5

33.  App. H        . Add "Notwithstanding the requirements stipulated in Table
     Page 1 to 12    15.4 of the EIA Report, the monitoring frequency for
     of 12           locations LVS1, LVS2, LVW1, LVW2, LVW3, LVW4, LVW5 and LVW6 shall be weekly / biweekly depending on works being undertaken. When TBM is approaching within 50m of the monitoring location, the monitoring frequency shall be weekly. After the TBM has passed the monitoring location, the monitoring frequency shall be biweekly for the following month." at end of Para. 3.3.

                   . Para. 6 added.

34.  App. H        . Paragraph 4.2.1 amended.
     Pages 1 & of
     12            . Paragraph 5.2 added

35.  App. I        Correction made to Contract numbers and titles
     Page 1 of 2
                   . DB-1350 TST and LMC Signalling and Train Control

                   . DB-1460 Traction Power Supply and Overhead Line (LMC)

                   . DB-1540 Commercial Communications System (LMC)

                   . DB-1560 Integrated Control & Communications System (LMC)

                   . DB-1561 Integrated Radio System (LMC)

                   . DB-1553 HKP and FSD Radio Systems

                   . CC-1860 Permanent Way (LMC)

                   . SI-L1250 Supply & Installation of Tunnel Ventilation System
                     (LMC)

                   . SI-1161 Supply and Installation of Lifts (LMC)

36.  App. L        Item 16 "Guidelines on the Handover of New Railways/New
                   Railway System to the East Rail Division" added

37.  App. P Table  Contract Titles for Sections 3, 4, 5, 6, 7, 8, 10, 11, and 12
     of Contents   corrected as follows:

     Page i        . Section 3 : DB-1350 TST and LMC Signalling and Train
                     Control

                   . Section 4 : DB-1460 Traction Power Supply and Overhead Line
                     (LMC)

                   . Section 5 : DB-1540 Commercial Communications System (LMC)

                   . Section 6 : DB-1560 Integrated Control & Communications
                     System (LMC)

[STAMP]

LDB201 - LoC                                                        Page 5 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
                   . Section 7 : DB-1561 Integrated Radio System (LMC)

                   . Section 8 : DB-1553 HKP and FSD Radio Systems

                   . Section 10 : CC-1860 Permanent Way (LMC)

                   . Section 11 : SI-L1250 Supply & Installation of Tunnel
                     Ventilation System (LMC)

                   . Section 12 : SI-1161 Supply and Installation of Lifts (LMC)

38.  App. P        . Para 4.1.3. Change "1 June 2006" to "1 March 2006"
     Section 1,

     Page 8 of 13

39.  App. P        . Item 4.3 Change "1 June 2006" to "31 December 2005"
     Section 2,
                   . Add to end of Item 5.1 "Detail of interface demarcation
     Page 6 of 7     is shown on Figure no. 201."

                   . Item 5.2 added

                   . Figure 201 - LCC204 Improvement to Sheung Shui Station &
                     Associated Works Interface Between LDB201 and LDB 204

                   . Figure 202 - Site Area Interface between LCC204 and LDB201 provided

40.  App. P        . Contract DB-1350, title rectified
     Section 3,

     Page 1 of 29

41.  App. P        . Contract DB-1460, title rectified as "DB-1460 Traction
     Section 4,      Power Supply & OHL (LMC)"

     Complete      . Item 6.5 amended. Specific dates inserted for Contractor to
     section         produce the "no drilling" plans/drawings for down track and
     replaced        up track

42.  App. P        . Item 3.4, line 3 in para 2. add "(which prevails over the
     Section 4, Standard and Directive Drawing No. ERE000/00/SD/006)" after the Drawing No. ER1460L/00/P47/007
     Annex 2a
     Page 10 of 40

43.  App. P        . Contract number and title rectified as "DB-1540 Commercial
     Section 5,      Communications System (LMC)"

     Complete      . Table 3.1 in Annex 3, amendments made to the 3rd, 4th, 6th,
     section         8th and 13th rows
     replaced
                   . Amendments made to the Annex 5

44.  App. P        . Contract DB-1560, title rectified
     Section 6,
                   . Delete "Maximum equipment sizes are specified in Annex 7."
     Complete        At the end of Item 2.1.2
     section
     replaced      . Add "East EAP (EEAP), West EAP (WEAP)," to Item 2.2.

                   . Item 2.2.4 "TER at EEAP and WEAP - In each of East EAP
                     (EEAP) and West EAP (WEAP), one 12 square meters air conditioned Telecommunications Equipment Room (TER) shall be provided. The TER shall be used jointly for DB-1560, DB-1561 and DB-1553

[STAMP]

LDB201 - LoC                                                        Page 6 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
                     Contract equipment. Maximum individual equipment weight will be 750Kg with a floor loading of 1200Kg/m/2/." added

                   . Item "ICCS Equipment Locations for OHL SCADA" reads as Item
                     2.3 added.

                   . Replace "teelve" with "sixteen" in Item 3.2.2

                   . Delete "Emergency Railway Bus (ERB) in tunnel" in the first two rows of Table 4

                   . "Contractor" to read as "Contractor's" in the 1st bullet point of Item 5.4.1

                   . Add the name "Figure 1. CCS Interface Schedule template"
                     to the template in page 21 of 43

                   . Amendment made to the Table of Annex 5.

                   . Annex 6. Delete Items 7 and 8

                   . Annex 7. Item "Telecommunications Equipment Room (TER) at
                     EEAP and WEAP" reads as Item 5 added. Change subsequent number order.

                   . Amend Table for EAPs in Annexes 8, 9 and 10 to include
                     "EEAP, and WEAP".

45.  App. P        . Contract DB-1561, title rectified
     Section 7,
                   . Table of Content amended to include an additional Annex
     Complete
     section       . Add Items 16 to 19 in the table of Annex 4
     replaced
                   . Add Item 5, Telecommunications Equipment Room (TER) at
                     EEAP and WEAP to Annex 5

                   . Add table for the primary cable containment requirements at
                     East EAP Building and West EAP Building

46.  App. P        . Contract DB-1553, title rectified
     Section 8,
                   . Table of Content updated
     Complete
     section       . Add "EAP building and" at line 5 of Item 9 in Annex 3
     replaced
                   . Add Items 4, 19 to 22 in table of Annex 4

                   . Replace "IRS" with "HKP & FSD Radio Systems" in HVAC of
                     Item 4 in Annex 5

                   . Add Item 5 Telecommunications Equipment Room (TER) at EEAP
                     and WEAP to Annex 4

                   . Add table for the primary cable containment requirements at
                     East EAP Building and West EAP Building

47.  App. P        . Amend the Table of Content to include Item 10
     Section 9,

     Page iii

48.  App. P        . The word "stages" in this section amended to "phases".
     Section 9,

     Page 1, 6 and
     8 of 10

[STAMP]

LDB201 - LoC                                                        Page 7 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
49.  App. P        . Item 4.2 (c) and (d), 89 days in lieu of 60 days
     Section 9,

     Page 6 of 10

50.  App. P        . Item 9.3 Requirements of the OHL Masts and Portals for OHL
     Section 9,      Contact wire and OHL Cantilever added.

     Page 8 of 10

51.  App. P        . Item 10 Design Load for Derailment Containment Structure
     Section 9,      added.

     Page 9 of 10

52.  App. P        Figures amended:
     Section 9,    . Figure No. 0135K02 Rev.B
                   . Figure No. 802 Rev.B
     Annex 1       . Figure No. 805 Rev.B
                   . Figure No. 806 Rev.B
                   . Figure No. 812 Rev.B
                   . Figure No. 813 Rev.B
                   . Figure No. 814 Rev.B
                   . Figure No. 815 Rev.B
                   . Figure No. 816 Rev.B
                   . Figure No. 817 Rev.B

53.  App. P        . Contract CC-1860, title rectified
     Section 10,

     Page i

54.  App. P        . Amend the Table of Content to include Item 5
     Section 10,

     Page iii

55.  App. P        . Amendments made to Table 3.1 to include provision of Site
     Section 10, access of East EAP and West EAP by LDB201 Contractor to PW Contractor
     Page 4 of 7

56.  App. P        . Items 3.1.7.1 to 3.1.7.3 added
     Section 10,

     Page 5 of 7

57.  App. P        . Item 5 Service Trenches in Walkway/Trackbed added
     Section 10,
     Page 6 of 7

58.  App. P        . Contract SI-L1250, title rectified
     Section 11,
     Page 1 of 17

59.  App. P        . Item 2.11 - Sentence added after "dampers" at line 2 "The
     Section 11,     starting method of the tunnel ventilation fans is
                     "star-delta" based on the preliminary design. Fans powered
     Page 16 of 17   by the same source will be started in sequence. The
                     starting time of one TVF is about 30 seconds. All fans will be started within 90 seconds."

60.  App. P        . Item 2.19 and Table 7 added

[STAMP]

LDB201 - LoC                                                        Page 8 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
     Section 11,

     Page 17 of 17

61.  App. P        . Contract SI-1161, title rectified
     Section 12,

     Page 1 of 20

62.  App. P        . Annex 5 Item HVAC "heat dissipation is assumed to be 6kW;"
     Section 12,     added after "A/C or Ventilation as required;" at line 1.

     Page 17 of 20

63.  App. P        . Add Item 4.5 "An area of 30m wide by 50m long at the north
     Section 13,     east corner of the Site Area S1.1 of Contract LDB-201 and
                     an area of 30m wide by 70m long at the south portion of
     Complete        Site Area S3.2D of Contract LDB-201 have been allocated to
     section         the LCC-205 Contractor for temporary stockpiling of steel
     replaced        pipes until 31 March 2003. The approximate locations of
                     above-mentioned areas are shown on Figure no. 1301 attached to this Interface Specification. The LCC-205 Contractor shall remove all stockpiled materials and shall vacate these portions of the Site by 31 March 2003 for use by the LDB-201 Contractor."

                   . Figure no. 1301 - Site Area Interface between LCC205 and
                     LDB201 provided

                   . Number the Item 6 and the its sub-paragraphs, add Item 6.2 for Tree Transplantation "The LCC-205 Contractor shall transplant trees from San Wan Road to the Temporary Nursery Area at Site Area S3.2C and LDB-201 Contractor shall take over, maintain and re-plant these trees to San Wan Road in accordance with the provisions of the LDB-201 Contract.
                     The LDB-201 Contractor shall, by the vacate date specified in PS Appendix G, clear and reinstate Site Area S3.2C in accordance with the STT conditions contained in PS Appendix HH."

64.  App. P        . Item 4.1.1, date of "31 October 2002" changed to "1
     Section 14,     November 2002"

     Complete      . Add Item 4.3, "After taking over of access to Site Area
     section         S1.2B, the LDB-201 Contractor shall allow the LCC-206
     replaced        Contractor access through Site Area S1.2B to the LCC-206
                     Site until 28 February 2003."

65.  App. R        . Amendment made to Commitment Items #29, #35, #48 and #90

66.  App. Y        . Add "East EAP", "West EAP" to Item 1.2

     Page 3 of 107

67.  App. Y        . Para 6.5(b) - The first sentence to read as "The Contractor shall liaise with Permanent Way (CC1860) and Signalling and
     Page 16 of      Train Control (DB1350) Project Contractors for the exact
     107             requirement of the lighting zone location and socket
                     outlets at each scissors crossing."

68.  App. Y        . Para. 6.7(a) - The first sentence to read as "The
                     Contractor shall liaise with the Traction Power Supply and
     Page 16 of      Overhead Line (DB1460) Project Contractor for the exact
     107             location of these trackside isolators."

                   . Para 6.6 - Paragraph to read "Not Used"

69.  App. Y        . Item 7.6(b). Replace "HV transformer/switch rooms inside cross

[STAMP]

LDB201 - LoC                                                        Page 9 of 10

     PAGE REF.     PS REF.
--------------------------------------------------------------------------------
     Page 21 of      passages in tunnels" with "strategic locations" and add "In
     107             the event that the allowable voltage drop requirements
                     cannot be achieved due to civil constraints, booster power transformers shall be provided to compensate the losses."
                     at the end of the paragraph.

70.  App. Y        . Add "East EAP" and "West EAP" to Table 12.1. Change all
                     short form "KT" to "KTU"
     Page 48 of
     107

71.  App. Y        . Add "East EAP" and "West EAP" to the Abbreviation. Change
                     all short form "KT" to "KTU".
     Page 49 of
     107

72.  App. Y        . Para 17.2 (k) and (l) added.

     Page 74 of
     107

73.  App. Y        . Add "Labelling shall include abbreviations and colour
                     codes." at the end of Para. 23.6(a).
     Page 94 of
     107

74.  App. Y        . Insert "in the forms of abbreviations and colour codes"
                     after "label" at line 3 of Para.23.6(b).
     Page 94 of
     107

75.  App. Z        . Para 2.1.4(b) - "operating rails" to replace "existing
                     rail" in line 2.
     Page 8 of 11

76.  App. Z        . Para 2.1.4(c) - "East Rail tracks" to replace "existing
                     East Rail track" in line 4.
     Page 8 of 11

77.  App. Z        . Para 2.1.4(e) - "East Rail tracks" to replace "existing
                     tracks" in line 2.
     Page 8 of 11

78.  App. CC       . Footer - "Rev. 0:23 January 2002" to read as "Rev. 0: 22
                     May 2002"
     Page 16 to 20
     of 22

79.  App. HH       . Add "Draft Letter of No Objection to Enter Possession
                     Area G2a (Government Land) for Site Control and Management
     Page 1 of 1     of the Pound"

80.  App. GG       . Draft Instrument of Exemption replaced.

     Page i

81.  App. MM       . Asterisk note **, replace telephone number "2949 4906" with
                     "2946 4906" and "within 4 hours" with "within 2 hours in
     Page 2 of 8     accordance with Clause 51.13.04(2) Appendix K."

                   . Delete "Existing" before "Standpipe" in the 1st row of
                     Table 2.2

[STAMP]

LDB201 - LoC                                                       Page 10 of 10

                                  ATTACHMENT 8

                             AMENDMENTS TO DRAWINGS

                     (Contents of these Amendments have been
                     incorporated in Employer's Requirements
                           of the Contract Documents)

[STAMP]

Contractor : Dragages (HK) Joint Venture                            Attachment 8

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 8 to Letter of Clarification
Amendments to Drawings

  DRAWING NUMBER                        TITLE                                  REVISION
---------------------------------------------------------------------------------------
ALIGNMENT DRAWINGS

  ERE/00/Z99/399       Track Gradient, Curves and Speeds Diagram                   I

  ERE/00/Z99/341       Alignment Data, Sheet 1 of 3                                H

  ERE/00/Z99/342       Alignment Data, Sheet 2 of 2                                G

  ERE/00/Z99/344       Alignment Data, Modification of ER Tracks                   C

  ERE/00/Z99/360       Plan and Profile Chainage 30+500 to 31+200 Southbound       G

  ERE/00/Z99/361       Plan and Profile Chainage 30+000 to 30+500 Southbound       F

  ERE/00/Z99/380       Plan and Profile Chainage 30+500 to 31+200 Northbound       G

  ERE/00/Z99/381       Plan and Profile Chainage 30+000 to 30+500 Northbound       F

  ERE/00/Z99/390       Plan - Temporary Tracks For East Rail Diversion             C

CIVIL AND STRUCTURAL DRAWINGS

  LDB-201/15/C01/502   General Layout Plan - Sheet 1 of 2                          C

  LDB-201/15/C01/503   General Layout Plan - Sheet 2 of 2                          C

  LDB-201/72/C03/501   East Approach Site Plan Sheet 1 of 4                        B

  LDB-201/72/C03/521   East Approach General Sections Sheet 1 of 3                 B

  LDB-201/72/C03/524   Niches for Emergency Rail Bus (to delete)                   B

  LDB-201/72/C03/543   General layout Plan of TBM Launching Shaft Diaphragm        B
                       Walls under Contract LCC206

  LDB-201/72/C03/544   TBM Launching Shaft Diaphragm Walls Sections                B

  LDB-201/72/C03/545   TBM Launching Shaft Diaphragm Walls Panel Founding          A
                       Schedule

  LDB-201/72/C03/561   East EAP Site Layout Plan Sheet 1 of 2                      A

  LDB-201/72/C03/562   East EAP Site Layout Plan Sheet 1 of 2                      A

  LDB-201/41/C03/501   Kwu Tung Enabling Works Site Plan Sheet 1 of 2              B

  LDB-201/41/C03/502   Kwu Tung Enabling Works Site Plan Sheet 2 of 2              C

  LDB-201/82/C03/501   West Approach Site Plan Sheet 1 of 3                        C

  LDB-201/82/C03/502   West Approach Site Plan Sheet 2 of 3                        C

  LDB-201/82/C03/503   West Approach Site Plan Sheet 3 of 3                        C

  LDB-201/82/C03/504   West Approach Tunnel Cross Sections                         B

  LDB-201/82/C03/521   West EAP Site Layout Plan Sheet 1 of 2                      A

  LDB-201/82/C03/522   West EAP Site Layout Plan Sheet 2 of 2                      A

[STAMP]

LDB201 - LoC                                                         Page 1 of 2

  DRAWING NUMBER                        TITLE                                  REVISION
---------------------------------------------------------------------------------------
ARCHITECTURAL DRAWINGS

  LDB-201/72/A03/531   East EAP Floor Plans Sheet 1 of 2                           A

  LDB-201/72/A03/532   East EAP Floor Plans Sheet 2 of 2                           A

  LDB-201/72/A03/533   East EAP Elevations and Sections                            A

  LDB-201/82/A03/521   West EAP Floor Plans Sheet 1 of 2                           A

  LDB-201/82/A03/522   West EAP Floor Plans Sheet 2 of 2                           A

  LDB-201/82/A03/523   West EAP Elevations and Sections                            A

  LDB-201/82/A03/505   West Portal Ventilation Building Emergency Access Point     C
                       Floor Plans

  LDB-201/82/A03/506   West Portal Ventilation Building Emergency Access Point     B
                       Elevations and Sections

E&M DRAWINGS

  LDB-201/20/E08/103   Tunnel Services Electrical Schematic Block Diagram          B

  LDB-201/20/E08/104   Tunnel Services Electrical Schematic                        B

  LDB-201/20/E20/101   BAS Control/Monitoring System and Interfacing System        B

ECS DESIGN SCHEMATIC

  LDB-201/20/M51/201   Air Side Schematic for East and West EAPs                   A

FIRE SERVICES DESIGN SCHEMATIC

  LDB-201/20/M50/101   Fire Services Schematic for Tunnels                         B

  LDB-201/20/M50/202   Fire Detection and Alarm System Schematic for East and      A
                       West EAPs

  LDB-201/20/M50/301   Fire Detection and Alarm System Interfacing Schematic       B

ACCESS TO SITE PLANS

  LDB-201/00/CK/501    Access to Site Plan sheet 1 of 12                           B

  LDB-201/00/CK/502    Access to Site Plan sheet 2 of 12                           B

  LDB-201/00/CK/504    Access to Site Plan sheet 4 of 12                           B

  LDB-201/00/CK/506    Access to Site Plan sheet 6 of 12                           B

  LDB-201/00/CK/508    Access to Site Plan sheet 8 of 12                           B

  LDB-201/00/CK/509    Access to Site Plan sheet 9 of 12                           B

[STAMP]

LDB201 - LoC                                                         Page 2 of 2

                                  ATTACHMENT 9

                        FORM C.10 - BREAKDOWN OF ON-COSTS

[STAMP]

Contractor : Dragages (HK) Joint Venture                            Attachment 9

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 9 to Letter of Clarification
Breakdown of On-Costs

                                                                                                                  OTHER
 COST                                                   DIRECT COST  HEAD-OFFICE  PROFIT  SITE-OFFICE  FINANCE  (INSURANCE)  TOTAL
CENTRE               ACTIVITY DESCRIPTION                    %       OVERHEADS %     %    OVERHEADS %     %          %         %
----------------------------------------------------------------------------------------------------------------------------------
A       Preliminaries and General Requirements              ***         ***         ***       ***        ***        ***       ***

B       Sheung Shui Portal Site                             ***         ***         ***       ***        ***        ***       ***

C       TBM Procurement and Site Assembly                   ***         ***         ***       ***        ***        ***       ***

D       Prefabrication of Precast Segment for TBM
        Tunnel                                              ***         ***         ***       ***        ***        ***       ***

E       TBM Tunnel, Uptrack                                 ***         ***         ***       ***        ***        ***       ***

F       TBM Tunnel, Downtrack                               ***         ***         ***       ***        ***        ***       ***

G       ER Interface Works and Sheung Shui Cut & Cover
        Section                                             ***         ***         ***       ***        ***        ***       ***

H       Ventilation Buildings                               ***         ***         ***       ***        ***        ***       ***

I       Emergency Access points Structures                  ***         ***         ***       ***        ***        ***       ***

J       Enabling Works for Future Kwu Tung Station          ***         ***         ***       ***        ***        ***       ***

K       Main Tunnels Cross-Passages and Pump Sumps          ***         ***         ***       ***        ***        ***       ***

L       Cut & Cover Section at Western Approach             ***         ***         ***       ***        ***        ***       ***

M       Permanent Tunnel Services                           ***         ***         ***       ***        ***        ***       ***

N       Manufacture, Testing & Delivery of Spare Parts      ***         ***         ***       ***        ***        ***       ***

O       Reprovisioning, Remedial and Improvement Works
        (RRIW)                                              ***         ***         ***       ***        ***        ***       ***

P       Noise Barriers                                      ***         ***         ***       ***        ***        ***       ***

Q       Provisional Sums and Dayworks                       ***         ***         ***       ***        ***        ***       ***

R       Option 1 - Entrusted Work for DSD                   ***         ***         ***       ***        ***        ***       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

LDB201 - LoC                                                         Page 1 of 1

                                  ATTACHMENT 10

                         KEY PERSONNEL FOR THE CONTRACT

[STAMP]

Contractor : Dragages (HK) Joint Venture                           Attachment 10

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 10 to Letter of Clarification
Key Personnel for the Contract

The Contractor confirms that he will commit to the management and construction of the Works, the key personnel tabulated below:

POSITION                                    NAME
------------------------------------------------------------------
Project Director                            .   Philippe BOUQUET

Deputy Project Director                     .   Alfred LEUNG

General Construction Manager                .   Christopher ROZIER

General Construction Manager                .   Nicolas CAILLE

TBM TUNNELS

     TBM Manager                            .   Raoul FERNANDEZ

     TBM Manager                            .   Andrew RAINE

     TBM Manager                            .   Didier JACQUES

     TBM Manager                            .   Bruno COMBES

     TBM Shift Boss                         .   Fabrice DELPORTE

     TBM Shift Boss                         .   Bernard CATALANO

     TBM Shift Boss                         .   Custodio DASILVA

     TBM Shift Boss                         .   Eric RANEKIN

     TBM Shift Boss                         .   Benoit BROUDY

     TBM Operator                           .   HO How Chi

     TBM Operator                           .   Paul TREVISIN

     TBM Operator                           .   Andrew COX

     TBM Plant Manager                      .   Gaetan MARLEAU

     TBM Plant Manager                      .   Alain MAZZIA

[STAMP]

LDB201 - LoC                                                         Page 1 of 2

POSITION                                    NAME
------------------------------------------------------------------
CUT & COVER TUNNELS

     Production Manager (East Approach)     .   Alain RICHELEY

     Production Manager (West Approach)     .   Alan KAM

Technical Manager in Paris (support with    .   Charles Etienne
mission in HK)                                  PERRIER

TBM Technical Manager in Paris (support
with mission in HK)                         .   Pierre LONGCHAMP

Engineering Manager                         .   Philippe CASTELEYN

Engineering Manager in Paris (support with
mission in HK)                              .   Olivier MARTIN

Design Manager                              .   Danny NG

Design Manager                              .   Gilles CACHIA

[STAMP]

LDB201 - LoC                                                         Page 2 of 2

                                  ATTACHMENT 11

                        PRINCIPAL DOMESTIC SUBCONTRACTORS

[STAMP]

Contractor : Dragages (HK) Joint Venture                           Attachment 11

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 11 to Letter of Clarification
Principal Domestic Subcontractors

LIST OF PRINCIPAL DOMESTIC SUBCONTRACTORS

NAME OF SUBCONTRACTORS                      WORK DESCRIPTION
------------------------------------------------------------
BYME Engineering (HK) Ltd.                  M&E Works

Intrafor                                    Foundation

[STAMP]

LDB201 - LoC                                                         Page 1 of 1

                                  ATTACHMENT 12

                        AMENDMENTS TO LIQUIDATED DAMAGES
                                    FOR DELAY

                     (Contents of these Amendments have been
                                 incorporated in
                       Appendix 1 to Form of Tender of the
                               Contract Documents)

[STAMP]

Contractor : Dragages (HK) Joint Venture                           Attachment 12

Contract No. LDB201 - Sheung Shui to Chau Tau Tunnels
Attachment 11 to Letter of Clarification
Amendments to Liquidated Damages for Delay

SUMMARY OF AMENDMENTS

PAGE REF.            ITEM REF.
--------------------------------------------------------------------------------

LIQUIDATED DAMAGES FOR DELAY

4 of 5             . Item 6 in Appendix 1 to the Form of Tender - Liquidated
                     Damages for Delay updated

[STAMP]

LDB201 - LoC                                                         Page 1 of 1

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                              CONTRACT NO. LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                       GENERAL CONDITIONS OF CONTRACT FOR
                               DESIGN-BUILD WORKS

                           (14 September 2001 Edition)

[STAMP]

                       KOWLOON-CANTON RAILWAY CORPORATION

                              EAST RAIL EXTENSIONS

                              CONTRACT NO. LDB 201

                         SHEUNG SHUI TO CHAU TAU TUNNELS


                              GENERAL CONDITIONS OF

                                    CONTRACT

                             FOR DESIGN/BUILD WORKS

                                    (CIVILS)

                           (14 September 2001 Edition)

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GENERAL CONDITIONS OF CONTRACT

                         GENERAL CONDITIONS OF CONTRACT

                            (FOR DESIGN/BUILD WORKS)

                                    (CIVILS)

                                TABLE OF CONTENTS

A          CONDITIONS

Clause     Subject Heading                                              Page
------     ---------------                                              ----

           OBJECTIVE, DEFINITIONS AND INTERPRETATION

1.         Objective, Definitions and Interpretation                      1

           THE ENGINEER

2.         Duties and Powers of the Engineer                             12

3.         The Engineer's Representatives and his Assistants             14

           ASSIGNMENT AND SUBCONTRACTING

4.         Assignment                                                    16

5.         Sub Contracting                                               17

6.         Appointment of Designer and Independent Checking Engineer     20

           CONTRACT DOCUMENTS

7.         Precedence of Documents                                       22

8.         Entire Agreement                                              23

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Rev. 0: 22 May 2002                   GCC/i                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

Clause     Subject Heading                                              Page
------     ---------------                                              ----

9.         Supply of Copy Documents                                      23

10.        Submission and Review Procedure                               24

           GENERAL OBLIGATIONS

11.        Contractor's General Responsibilities                         25

12.        Responsibility for Design                                     25

13.        Articles of Agreement                                         27

14.        Bonds, Parent Company Guarantees and Parent Company
           Undertakings                                                  27

15.        Inspection of the Site and Information and Sufficiency of
           Tender                                                        29

16.        Programmes and Progress Reports                               30

17.        Method Statement                                              32

18.        Contractor's Superintendence and Staff                        32

19.        Setting-out and Dimensions                                    33

20.        Safety                                                        33

21.        Care of the Works etc.                                        35

22.        Damage to Property and Injury to Persons - Indemnities        37

23.        Giving of Notices and Payment of Fees etc                     38

24.        Compliance with Enactments and Obtaining Permits and Consents 38

25.        Language of Notices etc                                       39

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Rev. 0: 22 May 2002                  GCC/ii                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

Clause     Subject Heading                                              Page
------     ---------------                                              ----

26.        Interference and Nuisance                                     39

27.        Intellectual Property Rights                                  40

28.        Co-ordination                                                 41

29.        Publicity and Disclosure                                      44

30.        Offering Gratuities                                           45

31.        Antiquities                                                   45

           INSURANCE

32.        Employer's Insurance                                          46

33.        Contractor's Insurance                                        47

34.        General Insurance Obligations                                 50

           LABOUR

35.        Labour                                                        51

           QUALITY OF PERMANENT WORKS AND WORKMANSHIP, DEFECTS AND
           TESTS

36.        Quality System                                                51

37.        Permanent Works and Workmanship                               52

38.        Access and Inspection                                         52

39.        Covering and Uncovering Parts of the Works                    52

40.        Removal of Unsatisfactory Parts of the Works                  53

41.        Testing                                                       53

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Rev. 0: 22 May 2002                  GCC/iii                Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

Clause     Subject Heading                                              Page
------     ---------------                                              ----

           COMMENCEMENT, COMPLETION AND DELAY

42.        Commencement                                                  55

43.        Rights of Access to the Site                                  55

44.        Time for Completion                                           56

45.        Extension of Time                                             56

46.        Rate of Progress                                              61

47.        Recovery of Delay and Acceleration of the Works               61

48.        Liquidated Damages for Delay                                  63

           SUBSTANTIAL COMPLETION, STAGE AND HANDING OVER CERTIFICATES

49.        Substantial Completion and Stage Certificates                 65

50.        Handing Over Certificates                                     67

           SUSPENSION

51.        Suspension                                                    68

           OUTSTANDING WORK AND DEFECTS

52.        Outstanding Work                                              69

53.        Work of Repair and Additional Work during the Defects
           Liability Period and Investigating Defects                    70

           VARIATIONS

54.        Variations                                                    71

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Rev. 0: 22 May 2002                  GCC/iv                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

Clause     Subject Heading                                              Page
------     ---------------                                              ----

55.        Day work                                                      73

55A.       Options                                                       74

           VALUATION

56.        Valuation                                                     74

57.        Cost and Disturbance to the Progress of the Works             77

58.        Notice of Claims for Additional Payment                       78

59.        Maintenance of Records                                        79

           PROPERTY IN THE PERMANENT WORKS, TEMPORARY WORKS AND
           CONTRACTOR'S EQUIPMENT

60.        Vesting of Contractor's Equipment and Temporary Works         81

61.        Vesting of Permanent Works                                    81

62.        Use of Contractor's Equipment                                 83

63.        Removal of Contractor's Equipment and Temporary Works         84

64.        Liability for Loss or Damage to Permanent Works, Contractor's
           Equipment, etc                                                85

           PROVISIONAL SUMS

65.        Provisional Sums                                              85

           CERTIFICATES AND PAYMENT

66.        Interim Payment Schedule, Cost Centre Values and Milestones   87

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Rev. 0: 22 May 2002                   GCC/v                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

Clause     Subject Heading                                              Page
------     ---------------                                              ----

67.        Payment Statements                                            90

68.        Retention Moneys                                              92

69.        Final Certificate                                             93

70.        Default of Employer to Pay                                    93

           DEFECTS LIABILITY CERTIFICATE

71.        Defects Liability                                             94

           REMEDIES AND POWERS

72.        Work by Others                                                94

73.        Insolvency or Change in Control                               95

74.        Forfeiture                                                    96

75.        Recovery of Money due to the Employer                         98

           FRUSTRATION, TERMINATION AND SPECIAL RISKS

76.        Frustration                                                   99

77.        Special Risks                                                 99

           DISPUTE RESOLUTION

78.        Dispute Resolution                                           102

           NOTICES

79.        Service of Notices                                           105

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Rev. 0: 22 May 2002                   GCC/vi                Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

B                 SCHEDULES

Schedule          Title
--------          -----

Schedule 1        Form of Sub-Contractor Warranty

Schedule 2        Form of Designer and Independent Checking Engineer Warranty

Schedule 3        Articles of Agreement

Schedule 4        Form of Draft Legal Opinion (for Articles of
                  Agreement)

Schedule 5        Form of Contractor's Bond

Schedule 6        Form of Parent Company Guarantee

Schedule 7        Form of Parent Company Undertaking

Schedule 8        Form of Off-shore Manufacturing Bond

Schedule 9        Form of Draft Legal Opinions (for Guarantees,
                  Undertakings and Bonds)

Schedule 10       Insurance Policy

Schedule 11       Part A - Marine Vessel Liability Insurance
                  Part B - Employee's Compensation Insurance

Schedule 12       Mediation Rules

Schedule 13       Arbitration Rules

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GENERAL CONDITIONS OF CONTRACT

                           KCRC - EAST RAIL EXTENSIONS

                         GENERAL CONDITIONS OF CONTRACT

                               DESIGN/BUILD WORKS
                                    (Civils)

         OBJECTIVE, DEFINITIONS AND INTERPRETATION

1.1      OBJECTIVE

         The objective of the Contract is the design, construction, completion, testing and commissioning of the Permanent Works by the Contractor (including, without limitation, the design, construction and removal of the Temporary Works) and the rectification of defects appearing in the Permanent Works, in the manner and to the standards and within the time stipulated by the Contract. In full recognition of this objective, and with full acceptance of the obligations, liabilities and risks which may be involved, the Contractor is willing to undertake the execution of the Works and the achievement of this objective, all as set out in the Contract.

1.2.     DEFINITIONS

         In the Contract, the following words and expressions shall have the meaning hereby assigned to them:

         "Arbitration Rules" means the rules for reference of Disputes to arbitration in accordance with Clause 78, as contained in Schedule 13;

         "Articles of Agreement" means the articles of agreement prepared by the Employer and executed by the parties in accordance with Clause 13;

         "Buildings Ordinance" means the Buildings Ordinance contained in Chapter 123 of the laws of Hong Kong and all amendments thereto or statutory re-enactment thereof from time to time;

         "Clause" means a clause of these General Conditions, unless the context otherwise requires;

         "Contract" means the Articles of Agreement, the Tender, the Letter of Acceptance, the Employer's Requirements, the General Conditions and the Special Conditions;

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GENERAL CONDITIONS OF CONTRACT

         "Contractor" means the person or parties referred to in the Letter of Acceptance as having submitted the Tender, including his or their permitted assignees;

         "Contract Rate of Interest" means the rate equivalent to 1% above the rate per annum from time to time published by The Hongkong and Shanghai Banking Corporation Limited to be its prime lending rate for Hong Kong Dollars or, if such rate ceases to be published as the prime lending rate, the nearest equivalent rate for the lending of Hong Kong Dollars by the Bank of China Limited;

         "Contractor's Equipment" means all equipment of every kind (including, without limitation, vehicles, plant, marine vessels, tools and other things) and the constituent parts forming or intended to form part thereof, required for the execution of the Works, but excluding the Permanent Works and the Temporary Works;

         "Contractor's Proposals" means the Contractor's proposals for the execution of the Works as contained in Appendix 3 to the Form of Tender, subject to and in accordance with the Employer's Requirements, and subject to any amendment thereof or addition thereto made by the Letter of Acceptance or pursuant to the other provisions of the Contract;

         "Cost" means expenditure wholly and necessarily incurred by the Contractor in connection with the Works, including, without limitation, overheads, whether on or off the Site, finance charges (which shall be limited to simple interest calculated at the Contract Rate of Interest) and depreciation in value of any Contractor's Equipment owned by the Contractor, but excluding profit;

         "Cost Centre" means a group of activities identified as such in the Pricing Document;

         "Cost Centre Value" means the value allocated to each Cost Centre as set out in the Pricing Document, as the same may be revised from time to time by the Engineer pursuant to Clause 66;

         "Date for Commencement of the Works" means the date stated in the Employer's Requirements for the commencement of the Works;

         "Defects Liability Certificate" means the certificate issued pursuant to Clause 71;

         "Defects Liability Period" means:

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GENERAL CONDITIONS OF CONTRACT

         (a) in respect of any Section or any other part of the Works for which a Substantial Completion Certificate is issued pursuant to Clause 49, the period calculated from the date of substantial completion thereof identified in the relevant Substantial Completion Certificate until 12 (twelve) months after the date of substantial completion of the Works, as identified in the Substantial Completion Certificate for the Works;

         (b) in respect of the Works, the period of 12 (twelve) months calculated from the date of substantial completion of the Works identified in the Substantial Completion Certificate for the Works; and

         (c)      in respect of work executed pursuant to Clauses 52.1 and 53.1
                  (a), the expression means 12 (twelve) months from the date of completion of such work;

         "Design Documents" means all drawings, design calculations, software, specifications, samples, patterns, models, written procedures and all other documents and things relating to the design of the Permanent Works and/or the Temporary Works which are:

         (a)      prepared by or on behalf of the Contractor;

         (b) required by the Contract to be submitted by the Contractor to the Engineer for review;

         (c) certified by the Independent Checking Engineer where required by the Contract; and

         (d)      reviewed without objection,

         provided that this definition shall exclude the Works Programme and insurance policies, to be submitted for review by the Contractor pursuant to Clauses 16 and 33, respectively;

         "Designer" means the firm or company identified as such in the Letter of Acceptance or any replacement thereof from time to time appointed by the Contractor in accordance with Clause 6;

         "Dispute" means a dispute or difference of any kind whatsoever between the Employer and the Contractor arising under, out of or in connection with the Contract or the execution of the Works, including, without limitation, a dispute concerning any decision, opinion, instruction, notice, order, direction, withholding of permission or consent, determination, certificate, statement of

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Rev. 0: 22 May 2002                  GCC/3                  Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

         objection, assessment or valuation of the Engineer, whether pursuant to Clause 78 or otherwise, and whether during the execution of the Works, or thereafter, and whether before or after any termination, abandonment or breach of the Contract or the termination of the Contractor's employment under the Contract;

         "Employer" means the Kowloon-Canton Railway Corporation ("KCRC") established under the Kowloon-Canton Railway Corporation Ordinance contained in Chapter 372 of the laws of Hong Kong, and its successors and assignees;

         "Employer's Requirements" means those documents identified as such and issued to the Contractor prior to submission of the Tender, subject to any amendment thereof or addition thereto made by or on behalf of the Employer as may from time to time be issued by the Engineer to the Contractor pursuant to the other provisions of the Contract;

         "Enactment" means any Ordinance or statutory provision, proclamation, rule, regulation, order resolution, notice, rules of court, by-law, or other instrument having the force of law from time to time in Hong Kong;

         "Engineer" means the person identified as such in the Letter of Acceptance or any replacement appointed from time to time by the Employer and notified to the Contractor to act as the Engineer for the purposes of the Contract;

         "Engineer's Representative" means a person appointed from time to time by the Engineer, pursuant to Clause 3.1;

         "Final Certificate" means the certificate issued by the Engineer pursuant to Clause 69 stating the Final Contract Sum;

         "Final Contract Sum" means the sum to be ascertained by the Engineer and stated in the Final Certificate, to be paid by the Employer to the Contractor pursuant to Clause 69 in consideration of the execution of the Works in accordance with the Contract;

         "Form of Tender" means the document identified as such, duly completed and signed by the Contractor and included in the Tender;

         "General Conditions" means the Clauses of these general conditions of contract, together with all Schedules;

         "General Holiday" means every Sunday and every other day which is prescribed as a general holiday by the Holidays Ordinance (Cap. 149);

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Rev. 0: 22 May 2002                  GCC/4                  Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

         "Government" means the Government of the Special Administrative Region of Hong Kong;

         "Handing Over Certificate" means a certificate issued by the Engineer pursuant to Clause 50.2;

         "Independent Checking Engineer " means the person, firm or company identified as such in the Letter of Acceptance or any replacement thereof from time to time appointed by the Contractor in accordance with Clause 6;

         "Interim Payment Schedule" means the schedule as completed by the Contractor and included in the Pricing Document to be used for the calculation of interim payments to be made in respect of each Cost Centre, subject to the other provisions of the Contract, as such schedule may be revised from time to time pursuant to Clause 66;

         "Key Date" means a date identified as such in the Employer's Requirements as the same may be extended by the Engineer pursuant to Clause 45 or adjusted by agreement, pursuant to Clause 47;

         "Letter of Acceptance" means the letter from the Employer to the Contractor accepting the Tender, subject to the terms contained therein or in any attachment thereto;

         "Master Programme" means the programme issued to the Contractor prior to the date of the Letter of Acceptance showing the intended sequence and timing of the activities to be undertaken by the Contractor and Project Contractors, as the same may be revised from time to time and issued to the Contractor pursuant to Clause 16;

         "Mediation Rules" means the rules for reference of Disputes to mediation in accordance with Clause 78, as contained in Schedule 12;

         "Milestone" means an event or a degree of completion of a part of the Works as described, and for which a date for achievement is specified, in the Schedule of Milestones;

         "Monthly Progress Report" means the report to be prepared and submitted by the Contractor monthly in accordance with the Employer's Requirements;

         "Option" means any item of work described as such in the Employer's Requirements which is not included in the Works at the time of acceptance of

[STAMP]

Rev. 0: 22 May 2002                  GCC/5                  Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

         the Tender but which may be so included by the exercise of the option by the Engineer pursuant to Clause 55A;

         "Permanent Works" means all permanent works of every kind to be executed by the Contractor in accordance with the Contract and which are to become a permanent part of the Project, including, without limitation, all goods, materials and other constituent parts forming or intended to form part thereof;

         "Pricing Document" means the document, including the preamble thereto, identified as such, completed by the Contractor and contained in Appendix 2 to the Form of Tender;

         "Project" means the works and developments described in Appendix 1 to the From of Tender;

         "Project Contractors" means any of the following whose activities or the works they are engaged to carry out in any way or at any time affect or are affected by the Works:

         (a) contractors and design or specialist consultants engaged on the Project from time to time by the Employer, the Government or the Mass Transit Railway Corporation;

         (b)      utility providers;

         (c) developers or franchisees appointed on the Project from time to time by the Employer;

         (d)      subcontractors of any tier of the contractors within category
                  (a) above, and contractors and subcontractors of any tier of utility providers, developers and franchisees within categories (b) and (c) above;

         provided that the definition shall exclude the Contractor and his subcontractors of any tier both as Contractor or subcontractor of any tier in relation to the Works and in any other capacity which would otherwise fall within categories (a) to (d) above in relation to other works;

         "Provisional Sum" means a sum so designated in the Pricing Document for the execution of works or expenditure which is not quantified and/or defined at the date of the Letter of Acceptance, which sum may be expended by the Engineer pursuant to Clause 65;

         "Relevant Authority" means any Government department or public body (other than the Employer) having jurisdiction in relation to the Works;

[STAMP]

Rev. 0: 22 May 2002                  GCC/6                  Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

         "Retention Moneys" means the sums withheld by the Employer by way of retention pursuant to Clause 68;

         "Schedule" means a schedule to these General Conditions;

         "Schedule of Milestones" means the schedule included in the Pricing Document describing the Milestones and stipulating the dates by which Milestones are to be achieved in order to maintain interim payments by the Employer to the Contractor in accordance with the Interim Payment Schedule, as such schedule may be revised from time to time by the Engineer pursuant to Clause 66;

         "Section" means any part of the Works identified as such in the Employer's Requirements to which a Key Date is allocated and in respect of which a Substantial Completion Certificate is to be issued;

         "Site" means the lands and other places under, over, on, in or through which the Works are to be executed, as identified in the Employer's Requirements, together with such other lands and places as may be designated by the Engineer from time to time as forming part of the Site;

         "Special Conditions" means the special conditions of contract, if any, identified as such and either issued by the Employer prior to the submission of the Tender by the Contractor and/or agreed by the Employer and the Contractor after submission of the Tender and referred to in the Letter of Acceptance;

         "Stage" means a degree of achievement in the execution of the Works by the Contractor identified as such in the Employer's Requirements to which a Key Date is allocated and in respect of which a Stage Certificate is to be issued;

         "Stage Certificate" means a certificate issued pursuant to Clauses 49.4 or 49.6 in respect of the achievement of any Stage or any part of a Stage and the date of achievement of any Stage or any part of a Stage shall be the date identified in the relevant Stage Certificate;

         "Substantial Completion Certificate" means a certificate issued pursuant to Clause 49 when the Works or any Section or any other part of the Works is substantially complete, and the date of substantial completion of any Section or any part of the Works shall be the date identified in the relevant Substantial Completion Certificate;

[STAMP]

Rev. 0: 22 May 2002                  GCC/7                  Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

         "Substantial Completion Certificate for the Works" means the Substantial Completion Certificate issued pursuant to Clause 49 when the Works are substantially completed and, if the Works are divided into Sections which together comprise the whole of the Works, means the Substantial Completion Certificate issued in respect of the last Section to be substantially completed and the date of substantial completion of the Works shall be the date identified in either of the said certificates, as appropriate;

         "Temporary Works" means all works of a temporary nature of every kind required for the execution of the Works, including, without limitation, false work, temporary structures and buildings and temporary earth works (including the goods, materials and other constituent parts forming or intended to form part thereof);

         "Tender" means the Form of Tender and the appendices thereto, (including, without limitation, the Contractor's Proposals contained in Appendix 3 thereto) prepared and/or completed by the Contractor in the form accepted by the Employer and subject to the terms of the Letter of Acceptance;

         "Tender Total" means the total of the Cost Centre Values as referred to in the Letter of Acceptance;

         "Works" means the Permanent Works and the Temporary Works and all operations and activities expressly or impliedly required by the Contract in relation to and including the provision and completion of the Permanent Works; and

         "Works Programme" means the programme showing the sequence, method and timing of the execution of the Works including all accompanying narratives and ancillary information, in the form and detail prescribed by the Employer's Requirements, submitted by the Contractor and reviewed without objection and subject to any amendment thereof from time to time reviewed without objection.

1.3      INTERPRETATION

                  SINGULAR AND PLURAL ETC.

         1.3.1    In the Contract, where the context so requires:

                  (a) words importing the singular only shall include the plural, and vice versa;

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GENERAL CONDITIONS OF CONTRACT

                  (b) words importing persons or entities shall include corporations, partnerships and other entities, corporate or unincorporated having legal capacity;

                  (c) words importing the masculine shall be construed as including the feminine, and vice versa; words importing the neuter shall include the masculine or feminine and vice versa;

                  (d) "manufacture" shall include preparation, assembly and fabrication;

                  (e)      "subcontractor" shall include supplier; and

                  (f) "test" (and grammatical variations thereof) shall include, without limitation, commissioning and any commissioning test.

                  HEADINGS, MARGINAL NOTES ETC.

         1.3.2 The indices, headings and marginal notes contained in any document included in the Contract shall not be taken into consideration in the interpretation and construction of the Contract.

                  JOINT AND SEVERAL LIABILITY

         1.3.3 All references to the Contractor in the Contract shall have effect, if the Contractor comprises more than one legal entity, so that all entities comprising the Contractor shall be jointly and severally liable for any breach of the Contractor's obligations. In the event that the same was not submitted with his Tender, the Contractor shall, within 14 (fourteen) days of the date of the Letter of Acceptance, provide to the Engineer, a copy of all joint venture or consortium (or any other association) agreements in the forms agreed or executed by the entities comprising the Contractor, relating to the execution of the Works. The provisions of any such agreements shall not be amended, varied or waived by any of the entities comprising the Contractor, including, without limitation, in respect of any change in the parties comprising the joint venture, consortium or other association, without the prior consent of the Employer.

                  TIME

         1.3.4 Subject to any express provision to the contrary contained elsewhere in the Contract, any period of time fixed or decided in accordance with

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

                  the Contract for doing any act or thing shall be calculated subject to and in accordance with the following:

                  (a) "day" shall mean a calendar day according to the Gregorian calendar;

                  (b) General Holidays shall be included in any such period of time;

                  (c)      "month" shall mean calendar month;

                  (d) where the act or thing is required to be done within or not less than a specified period before a specified date, the period shall end immediately before that date;

                  (e) where the act or thing is required to be done within a specified period after or from a specified date, the period shall begin immediately after that date; and

                  (f) where the act or thing is required to be done within a specified period, the period shall end at the conclusion of the last day of the period.

                  LIABILITY, OBLIGATIONS AND DUTIES OF THE CONTRACTOR

         1.3.5 In the Contract, the following words (and grammatical variations thereof) shall, unless the context in which they appear otherwise require, be construed in the following manner:

                  "liability" shall include responsibility under or in connection with the Contract, at law (in contract and tort (including negligence)) or otherwise, for damages, costs, charges, proceedings, losses and expenses;

                  "obligations" shall mean obligations under or in connection with the Contract and at law; and

                  "duty" shall mean obligations under the Contract and not obligations in tort.

                  COSTS AND EXPENSE OF PERFORMANCE

         1.3.6 Unless otherwise expressly stated in the Contract, the Contractor shall bear the costs and expense of performing all obligations and discharging all duties.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

                  EXECUTE

         1.3.7 Where the word "execute" (and grammatical variations thereof) is used in the Contract, it shall (unless the context in which it appears otherwise requires) mean carry out and complete.

                  SUBSTANTIAL COMPLETION

         1.3.8 Where the words "substantial completion" (and grammatical variations thereof) are used in relation to the Works, any Section, or any other part of the Works, they shall mean substantial completion excluding any work required to be executed by the Contractor in the Defects Liability Period, including, without limitation, any outstanding work, work of defect rectification, testing after completion of the Works, training of the Employer's personnel or maintenance of any part of the Permanent Works.

         1.3.9    SUBMISSION FOR REVIEW

                  All references in the Contract to the term "submission for review" or "review by the Engineer" (and any grammatical variations thereof) shall mean submission for review to the Engineer subject to and in accordance with Clause 10 and any Design Document or other thing to which a notice of no objection is given under Clause 10 shall be referred to in the Contract as having been "reviewed without objection". Any reference in any correspondence or other document emanating from the Engineer to the "approval", "agreement" or "acceptance" (or grammatical variations thereof) by the Engineer of any submission by the Contractor of any document or thing shall be interpreted and construed for all purposes of the Contract as reviewed without objection by the Engineer.

         DOCUMENTS IN WRITING

         Unless the context in which it appears otherwise requires, where provision is made for the giving or issue of any notice, consent, permission, certificate, instruction, determination, direction, request, proposal, authorisation, endorsement, opinion or decision by any person, or the agreement of any person, unless otherwise specified, the same (and any grammatical variations of such terms) shall be construed as:

         (a)      being required to be given in writing; and

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (b)  to be given or issued by the Engineer.

          COMMUNICATIONS IN WRITING AND IN ENGLISH

1.5 Any communications and documents under the Contract required to be in writing shall be handwritten, typed or printed in the English language including, without limitation, all notices, consents, permissions, certificates, instructions, determinations, directions, requests, proposals, authorisations, endorsements, opinions, decisions, design information, drawings, test reports and documents of any kind.

          GOVERNING LAW

1.6 The Contract shall be interpreted according to, and all Disputes shall be governed by, the laws for the time being in force in Hong Kong.

          THE ENGINEER

2.        DUTIES AND POWERS OF THE ENGINEER

2.1 The Engineer shall carry out those duties and may exercise those powers specified in or necessarily to be implied from the Contract. The Engineer may be an employee of the Employer or a consultant or contractor.

2.2 The Engineer is obliged to act at the direction of the Employer in respect of the matters referred to in Appendix 1 to the Form of Tender by reference to this Clause. Save as aforesaid, the Engineer shall act fairly and reasonably within the provisions of the Contract.

2.3 The Contractor's rights under the Contract shall not be prejudiced in any way by any failure on the part of the Engineer to comply with the requirements of his appointment by the Employer including, without limitation, to act at the direction of the Employer in respect of those matters referred to in Clause 2.2. The Contractor shall not be obliged to make any enquiry of the Engineer as to whether the Engineer has sought and/or received any direction of the Employer in respect of any of the matters referred to in Clause 2.2.

2.4 Except as expressly provided in the Contract, the Engineer shall not have any power to amend any provision of the Contract.

[STAMP]

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2.5       The Engineer:

          (a) shall issue instructions which in his opinion are necessary for the execution of the Works; and

          (b) may issue any other instruction which in his opinion is desirable in connection with the Works and/or the Project,

          provided that (except as required by any other provision of the Contract) the Engineer shall not be obliged to issue any instruction relating to any matter which, in his opinion, is the responsibility of the Contractor under the Contract in the absence of the instruction.

2.6 The instructions referred to in Clause 2.5 may be issued pursuant to that Clause or pursuant to any other provision of the Contract as, in the Engineer's opinion, shall be appropriate.

2.7 Subject to the provisions of Clause 3, the Contractor shall take instructions only from the Engineer.

2.8 The Contractor shall give reasonable notice to the Engineer of any instruction which the Contractor considers is necessary for the execution of the Works to enable the Engineer to issue the instruction without delaying the progress of the Works. Without prejudice to the generality of Clause 2.5, the Engineer shall not be bound to issue any instruction which, in his opinion, is unnecessary.

2.9 If, as a result of an instruction pursuant to Clause 2.5, or as a result of any failure or inability of the Engineer to issue, or delay in issue of, an instruction pursuant to Clause 2.5(a) which was the subject of a notice in accordance with Clause 2.8, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate, then if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or, in respect of an instruction pursuant to Clause 2.5, Clause 56 and/or 57 and, in respect of failure, inability or delay as aforesaid, Clause 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

3.        THE ENGINEER'S REPRESENTATIVES AND HIS ASSISTANTS

3.1 The Engineer shall notify the Contractor of the appointment of any Engineer's Representative and of any replacement thereof from time to time. The duties and powers of the Engineer's Representative shall be:

          (a) without prejudice to the Contractor's obligations, to watch and inspect the Works;

          (b) where deemed necessary by the Engineer, to test and examine any material to be used and workmanship employed by the Contractor in connection with the Works; and

          (c) to carry out such other duties and exercise such other powers vested in the Engineer which are delegated to him by the Engineer pursuant to Clause 3.2.

3.2 The Engineer may, from time to time, delegate to any Engineer's Representative, any of the duties and powers vested in him. Any such delegation shall be in writing, signed by the Engineer and shall specify the duties and powers delegated. No such delegation shall take effect until a signed copy thereof has been delivered to the Contractor. Any instruction or decision given by any Engineer's Representative to the Contractor within the terms of such delegation (but not otherwise) shall be deemed to have been given by the Engineer, provided that if the Contractor is dissatisfied with any instruction or decision of any Engineer's Representative, the Contractor may, within 14 (fourteen) days of receipt of notification of such instruction or decision, refer the matter to the Engineer who shall confirm, reverse or vary the instruction or decision.

3.3 The Engineer or any Engineer's Representative may appoint and replace any person to act as assistant to any Engineer's Representative in carrying out his duties and exercising his powers. Upon any such appointment or replacement, the Engineer, or the Engineer's Representative, as the case may be, shall notify the Contractor of the names of each such person and their duties and powers.

3.4       In respect of any assistants appointed pursuant to Clause 3.3:

          (a) such assistants shall have no authority to issue any instruction or decision to the Contractor save insofar as such instruction or decision may be necessary to enable them to carry out their duties and exercise their powers. Any such instruction or decision given by any assistant

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

               shall be deemed to have been given by the Engineer's Representative for whom he acts; and

          (b) if the Contractor is dissatisfied with any instruction or decision of any assistant, he may, within 14 (fourteen) days of receipt of notification of such instruction or decision, refer the matter to the Engineer's Representative for whom the assistant acts, who shall confirm, reverse or vary the instruction or decision.

3.5 Until the Engineer, or as the case may be, any Engineer's Representative, confirms, reverses or varies any instruction or decision pursuant to the proviso to Clause 3.2, or pursuant to Clause
          3.4 (b), the Contractor shall remain bound by the instruction or decision and if, as a result of any reversal or variation, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate, then if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

3.6 If for any reason the Engineer or any Engineer's Representative or any assistant to any Engineer's Representative considers it necessary to give any instruction or decision orally, he may do so, and the Contractor shall comply with such instruction or decision. The oral instruction or decision shall be confirmed in writing by the Engineer, the Engineer's Representative or assistant to any Engineer's Representative, as the case may be, as soon as practicable after the instruction or decision was given provided that if the Contractor, within 7 (seven) days of the date of receipt of the oral instruction or decision, confirms in writing to the Engineer the oral instruction or decision and if the confirmation is not contradicted in writing within 7 (seven) days of receipt of the confirmation, it shall be deemed to be an instruction or decision of the Engineer.

3.7 The Engineer's Representatives and his assistants may be employees of the Employer or consultants or contractors.

3.8       Notwithstanding any other provision of the Contract:

          (a) no act or omission by the Engineer or any Engineer's Representative or the assistants to any Engineer's
               Representative, including, without limitation, the issuance of any notice of no objection or certificate, or the giving of any permission or consent shall:

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

               (i) relieve the Contractor in whole or in part from any obligation or liability or give rise to any waiver or estoppel in relation to any of his obligations or liabilities; or

               (ii) constitute a warranty by the Employer in relation to the Contractor's performance of the Contract or any part thereof; or

               (iii) otherwise create any obligation or liability on the part of the Employer unless the act or omission occurs in the performance of duties or the exercise of powers pursuant to the Contract;

          (b) no failure by the Engineer, any Engineer's Representative or any assistant to any Engineer's Representative to reject any work, drawing or document which is not in accordance with the Contract shall prejudice the power of any such persons subsequently to reject the work, drawing or document, nor shall the Employer incur any obligation or liability to the Contractor arising out of such failure; and

          (c) neither the Engineer, any Engineer's Representative nor any assistant to any Engineer's Representative shall have any personal liability to the Contractor for their acts and omissions in the performance of their duties or exercise of their powers pursuant to the Contract.

ASSIGNMENT AND SUBCONTRACTING

4.        ASSIGNMENT

4.1 The Contractor shall not, subject to Clause 4.2, assign or otherwise transfer the benefit of the Contract or any part thereof or any interest or right therein or thereunder without the prior consent of the Employer and any assignment shall be upon terms and in a form approved by the Employer.

4.2 The Contractor may, with the prior consent of the Employer, such consent not to be unreasonably withheld:

          (a) grant a charge on any moneys due or to become due to the Contractor under the Contract in favour of his bankers or a third party providing finance to the Contractor for the Works; and

          (b) assign to his bankers or the third party the right to receive any moneys due or to become due under the Contract to the Contractor.

          The Employer shall be fully entitled at any time, without the consent of the Contractor, to assign or otherwise transfer:

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (a) the benefit of the Contract (or any part thereof) and any interest therein or right thereunder to any third party; and

          (b) the burden of the Contract including accrued liabilities (or any part thereof) and any interest therein to the Government or to a corporation wholly owned by the Government, or to any bank or financial institution providing finance to the Employer in respect of the Project, provided that the Employer shall notify the Contractor following any assignment or transfer by the Employer in accordance with this Clause 4.3.

5.        SUB CONTRACTING

5.1       The Contractor shall not sub contract the whole of the Works.

5.2 The Contractor shall sub contract the design of the Permanent Works and his design checking obligations subject to and in accordance with Clause 6.

5.3 Save as provided by Clause 5.2, the Contractor shall not sub contract any part of the Works without prior consent.

5.4 If the Contractor wishes to sub contract part of the Works (other than pursuant to Clause 5.2) he shall submit in writing to the Engineer:

          (a)  the identity of the subcontractor proposed to be employed;

          (b)  particulars of the part of the Works to be sub contracted;

          (c) the proposed terms upon which the subcontractor is to be employed;

          (d) address, telephone and facsimile numbers of the proposed subcontractor;

          (e)  description of the proposed subcontractor's management structure;

          (f) details of previous and current projects of a similar nature undertaken by the proposed subcontractor, giving the names of the employer, architect/engineer, description of work performed and contract value;

          (g) number of personnel on the proposed subcontractor's payroll and descriptions of their respective occupation/trade;

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (h) any work the proposed subcontractor intends to further sub contract to others;

          (i) details of design capability, if the proposed subcontractor is required to carry out design for the Works;

          (j) details of design, fabrication and manufacturing facilities of the proposed subcontractor;

          (k) details of the site management arrangements of the proposed sub contractor;

          (l) details of safety personnel currently employed by the proposed subcontractor and past accident records; and

          (m) details of quality management personnel currently employed by the proposed subcontractor and quality management system in use,

          unless the Engineer notifies the Contractor that any information listed in Clause 5.4(a) to (m) is not required in respect of the sub contracting of any part of the Works. Such information shall be supplied by the Contractor in sufficient time to enable the Engineer to evaluate the capacity and ability of the proposed subcontractor to execute the part of the Works to be sub contracted and to enable the Contractor to select an alternative party in the event that the Engineer withholds his consent to the proposed sub contracting.

5.5 The Contractor shall ensure that the terms of any sub contract (including, without limitation, those made pursuant to Clause 6) impose on the subcontractor such of the terms of the Contract as are applicable and appropriate to the part of the Works to be sub contracted so as to enable the Contractor to comply with his obligations in respect of such part.

5.6 The Contractor shall use all reasonable endeavours to incorporate in any of the sub contracts referred to in Clauses 5.2 and 5.4, such terms and conditions as the Engineer may request the Contractor to so incorporate.

5.7 The Contractor shall ensure that the proposed terms and conditions of sub contract referred to in Clause 5.5 shall include a provision by which the subcontractor is obliged to provide a warranty executed as a deed in favour of the Employer, in the form appearing in Schedule 1, unless the Employer notifies the Contractor that no such warranty is required in respect of any sub contract. The Contractor shall submit a warranty, duly executed, in the said form to the Employer within 28 (twenty eight) days of the Contractor's appointment of each relevant subcontractor in accordance with this Clause 5.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

5.8 The Contractor shall, after receiving consent to any sub contracting, supply to the Engineer such copies of the terms and conditions (including, without limitation, rates and prices) of the sub contract as the Engineer may instruct, and the Contractor shall not after entering into the sub contract, amend, vary or waive the terms and conditions thereof in any respect material to compliance by the Contractor with his obligations, without prior consent.

5.9 The Engineer shall be entitled to communicate directly with the Contractor's subcontractors of any tier, keeping the Contractor informed of any significant communication, provided that the Engineer shall not be entitled to issue directly to any subcontractor, any instruction or decision affecting the Contractor's obligations or liabilities to a subcontractor of any tier.

5.10 No sub contracting shall relieve the Contractor from any obligation or liability nor create any obligation or liability on the part of the Employer. The Contractor shall be liable for the acts and omissions of his subcontractors of any tier as if they were the acts and omissions of the Contractor. Without prejudice to the foregoing, the Contractor shall provide all necessary superintendence to ensure that the part of the Works to be executed by his subcontractors shall comply with the requirements of the Contract.

5.11 The Engineer may, notwithstanding previous consent pursuant to Clause 5.3, instruct the Contractor to discontinue the participation in the Works of any of the Contractor's subcontractors of any tier if, in the opinion of the Engineer, the subcontractor causes or contributes to a material breach by the Contractor of any term of the Contract. Following the issue of any such instruction, the Contractor shall ensure that the relevant subcontractor does not participate in the Works again without prior consent.

5.12 If a subcontractor of any tier provides to the Contractor a warranty in connection with the Works, and if the Employer so instructs, the Contractor shall assign the benefit of the warranty to the Employer, provided that in the event of any such assignment, the Employer shall use reasonable endeavours to enforce the said warranty against the relevant subcontractor before enforcing the Contract against the Contractor in respect of any matter for which a cause of action exists against the subcontractor under the said warranty.

5.13 If the Contractor is in breach of any of the provisions of this Clause 5 in respect of any subcontractor appointed by the Contractor, the Employer may without prejudice to any other rights or remedies it may have, withhold all interim payments in relation to the Cost Centre under which the Contractor is

[STAMP]

Rev. 0: 22 May 2002                  GCC/19                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          to receive payment in respect of that part of the Works sub contracted, until the breach is remedied.

6.        APPOINTMENT OF DESIGNER AND INDEPENDENT CHECKING ENGINEER

6.1 Within 30 (thirty) days of the Letter of Acceptance, the Contractor shall appoint the Designer to carry out the design of the Permanent Works and the Independent Checking Engineer to perform the Contractor's design checking obligations.

6.2 The terms of appointment of the Designer and the Independent Checking Engineer shall each provide that the Designer and the Independent Checking Engineer, as appropriate, are required:

          (a) to provide persons of the qualifications and experience appropriate to and consistent with the nature and scope of the services to be undertaken;

          (b) to perform the duties ascribed to them with reasonable skill, care and diligence;

          (c) to perform their duties in a manner compatible and consistent with the Contractor's obligations;

          (d) to be represented in Hong Kong at all times throughout the execution of the Works by staff of suitable seniority and experience;

          (e) not to sub contract any part of their obligations, save with the written consent of the Contractor and the Engineer; and

          (f) to provide in favour of the Employer a warranty duly executed as a deed in the relevant form appearing in Schedule 2.

          The Independent Checking Engineer shall be (and shall be required by his terms of appointment with the Contractor to be) independent of the Contractor and the Designer and not be associated in any way with any person undertaking the design of any part of the Permanent Works or the Temporary Works.

6.3 The terms of appointment of the Designer shall provide that the Designer is obliged to take out and maintain professional indemnity insurance for a limit of cover of not less than HK$150,000,000 (Hong Kong Dollars one hundred and fifty million) for each occurrence or series of occurrences arising out of one event for a period commencing on the date of his appointment in

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          accordance with Clause 6.1 and expiring not before 6 (six) years from the date of issue of the Substantial Completion Certificate for the Works, provided that if the Designer considers that such cover is not available at reasonable rates, the Contractor shall forthwith inform the Engineer accordingly and the level of cover or terms for the purposes of this Clause 6.3 shall be the maximum level or the best terms which are obtainable in the international insurance market at rates which are, in the Engineer's opinion, reasonable.

6.4 The Contractor shall supply to the Employer the relevant warranty referred to in Clause 6.2(f) above, duly executed, within 14 (fourteen) days of the appointment of each of the Designer and the Independent Checking Engineer by the Contractor.

6.5 The Contractor shall supply to the Engineer one copy of the terms and conditions of appointment of the Designer and the Independent Checking Engineer within 7 (seven) days of being instructed so to do by the Engineer. The Contractor shall not, after entering into an agreement with each of the Designer and the Independent Checking Engineer, amend, vary or waive the terms and conditions thereof in any respect material to compliance by the Designer and the Independent Checking Engineer, respectively, with their obligations, without prior consent.

6.6 The Engineer may instruct the termination of the appointment of the Designer and/or the Independent Checking Engineer if, in the Engineer's opinion, either one or both of them fail to properly discharge their duties in accordance with the terms and conditions of their appointment. If one or both of their appointments is so terminated, the person whose appointment is terminated shall not again participate in the Works without prior consent.

6.7 In the event of the termination of the appointment of the Designer and/or the Independent Checking Engineer for any reason by the Contractor, the Contractor shall give notice thereof to the Engineer and shall submit for review details of the identity, qualifications, experience and terms and conditions of appointment of the proposed replacement. On receiving a notice of no objection thereto, the Contractor shall appoint the replacement as soon as practicable.

6.8 In respect of any part of the Permanent Works or Temporary Works which is subject to the provisions of the Buildings Ordinance in whole or in part, the Contractor shall ensure:

          (a) that the Designer is suitably qualified to act as the Authorized Person for all purposes of the Buildings Ordinance, where necessary;

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (b) that the Designer satisfactorily performs and discharges the duties ascribed to the Authorized Person in the Buildings Ordinance; and

          (c) that, where required by the Buildings Ordinance, a Registered Structural Engineer is engaged by or on behalf of the Contractor to perform all the duties ascribed to the Registered Structural Engineer in the Buildings Ordinance and that such duties are duly performed and discharged.

6.9 Without prejudice to any other provision of the Contract, the Contractor shall not be relieved in whole or in part from any obligation or liability, nor shall the Contractor claim any waiver or estoppel in relation to any obligation or liability, by reason of any act or omission either of the Designer in acting as Authorized Person, or any person acting as Registered Structural Engineer under the Buildings Ordinance, notwithstanding that such persons may be appointed by the Employer pursuant to Section 4(1) of the Buildings Ordinance in respect of the Works or any part thereof. The Contractor shall indemnify the Employer against all losses and claims of whatsoever nature in respect of or arising out of any act or omission either of the Designer acting as Authorized Person or any person acting as Registered Structural Engineer under the Buildings Ordinance in respect of the Works.

CONTRACT DOCUMENTS

7.        PRECEDENCE OF DOCUMENTS

7.1 The documents forming the Contract are to be taken as mutually explanatory. In the event of any inconsistency between the documents comprising the Contract, the documents shall be interpreted by reference to the following order of precedence unless a contrary intention is expressed by any other provision of the Contract:

          (a) the Letter of Acceptance shall prevail over any other document forming the Contract;

          (b) subject to Clause 7.1(a), the provisions of any Special Conditions shall prevail over those of any other document forming the Contract;

          (c) subject to Clauses 7.1(a) and (b), the provisions of these General Conditions shall prevail over those of any other document forming part of the Contract; and

          (d) the provisions of the Employer's Requirements shall prevail over those of the Contractor's Proposals.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

7.2 In the event that the Contractor shall find any ambiguity or discrepancy in or between the documents comprising the Contract, the Contractor shall forthwith notify the Engineer who shall, as soon as practicable, issue such instructions to the Contractor which are necessary, in the Engineer's opinion, to resolve the ambiguity or discrepancy.

7.3 If in compliance with an instruction issued pursuant to Clause 7.2, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

8.        ENTIRE AGREEMENT

8.1 Notwithstanding anything to the contrary expressed in or to be implied from the Contract, the documents referred to in the definition of "Contract" in Clause 1.2 as comprising the Contract contain the entire agreement between the parties which supersede any previous agreement and understanding between the parties in relation to the Works or any part thereof. The Contractor acknowledges that by entering into the Contract, he has not relied on any statement, representation, warranty, undertaking or qualification to, or clarification of, his Tender, which is not expressly set out in the documents comprising the Contract and that the Employer shall have no liability to the Contractor in respect of the same in the absence of fraud.

9.        SUPPLY OF COPY DOCUMENTS

9.1 On the date of the Letter of Acceptance, the Engineer shall issue to the Contractor, free of charge, 4 (four) copies of the Employer's Requirements, together with 1 (one) CD-ROM of any drawings included therein.

9.2 Within 7 (seven) days of the date of the Letter of Acceptance, the Contractor shall supply to the Engineer 4 (four) copies of the Contractor's Proposals, together with 1 (one) CD-ROM of any drawings included therein.

9.3 The Engineer and the Contractor shall each within 7 (seven) days of receipt of a request from time to time from the other so to do, provide further copies of the Employer's Requirements or the Contractor's Proposals, as the case may be, upon payment of the reasonable copying charges of the party providing the additional copies.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

10.       SUBMISSION AND REVIEW PROCEDURE

10.1 The Contractor shall submit to the Engineer for review all proposed Design Documents and all other documents and things required by the Contract to be submitted for review. Each submission shall be made in accordance with the procedure for submission set out in the Employer's Requirements and in any event:

          (a) in time to enable the Engineer to examine the proposed Design Documents or other document or thing submitted by the Contractor without delaying the progress of the Works; and

          (b)  not later than any relevant date identified in the Works
               Programme.

10.2 The Engineer shall notify the Contractor of the outcome of his review pursuant to the procedure for submission set out in the Employer's Requirements within such period as may be expressly stipulated in the Contract, or in the absence of any stipulation, within a reasonable time. The Contractor shall, subject to any other provision of the Contract to the contrary, execute the Works in accordance with the Design Documents.

10.3 If the Engineer notifies the Contractor, or if the Contractor discovers at any time that:

          (a) the Contractor's Proposals are inconsistent with the Employer's Requirements; or

          (b) any of the Design Documents is not in accordance with the Contract, or any part of the Design Documents is inconsistent or incompatible with another part,

          the Contractor shall make such amendments as are necessary to remedy the non-compliance, and shall submit all amended Contractor's Proposals and/or Design Documents to the Engineer for review.

10.4 The Contractor shall notify the Engineer if he later wishes to modify any Design Document or any part of the Contractor's Proposals and shall submit the modified design or other document to the Engineer for review. Any such modification reviewed without objection shall not amount to a variation for the purposes of Clause 54.

10.5 The Contractor shall not be entitled to receive any extension of time for achievement of a Stage or substantial completion of the Works or any

[STAMP]

Rev. 0: 22 May 2002                  GCC/24                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          Section, or to receive any valuation or Cost pursuant to Clauses 56 and 57 respectively, or any further or additional payment of whatsoever nature by reason of any amendment reviewed without objection pursuant to Clauses 10.3 or 10.4, and the Contractor shall be liable for any loss and expense incurred by the Employer arising out of any amendment reviewed without objection pursuant to Clauses
          10.3 or 10.4.

GENERAL OBLIGATIONS

11.       CONTRACTOR'S GENERAL RESPONSIBILITIES

11.1 Save insofar as it is legally or physically impossible, the Contractor shall, without prejudice to his other obligations:

          (a) execute the Works in accordance with the Contract and, subject thereto, to the satisfaction of the Engineer;

          (b)  comply with the Engineer's instructions;

          (c) provide all staff, labour, goods, materials, Contractor's Equipment, work, transport to and from and about the Site, accommodation, storage and disposal facilities, consumables and everything, whether of a temporary or permanent nature, required in and for the execution of the Works, so far as the necessity for providing the same is identified in the Contract or could reasonably be inferred therefrom by a competent contractor experienced in the execution of works of a similar nature and scope to the Works; and

          (d) discharge his obligations with the skill and care to be expected of a competent contractor experienced in the execution of works of a similar nature and scope to the Works.

12.       RESPONSIBILITY FOR DESIGN

12.1 The Contractor shall, subject to and in accordance with the Contract, design the Permanent Works and the Temporary Works. Such design shall include, without limitation:

          (a) the preparation and development of the Contractor's Proposals so as to comply with the Employer's Requirements;

          (b)  the preparation and submission of all Design Documents; and

[STAMP]

Rev. 0: 22 May 2002                  GCC/25                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          (c) the selection and specification of the kinds and standards of goods, materials and workmanship to be used in the Permanent Works and the Temporary Works, or in relation thereto, so far as is not described or stated in the Employer's Requirements.

12.2 The Contractor shall be entirely responsible for the Contractor's design of the Permanent Works and the Temporary Works, including, without limitation, the Contractor's Proposals and the Design Documents, and shall be, and shall remain, liable for any mistake, inaccuracy or discrepancy contained therein or any omission therefrom. Nothing contained in the Contractor's Proposals shall relieve the Contractor from his obligations or liabilities pursuant to Clause 12.3.

12.3      The Contractor warrants to the Employer that:

          (a) he has exercised and shall continue to exercise in his design of the Permanent Works and the Temporary Works, all the skill and care to be expected of a professionally qualified and competent designer experienced in undertaking the design of works of a similar nature and scope to the Permanent Works and Temporary Works;

          (b) the Permanent Works and Temporary Works shall comply in all respects with the Contract and the Design Documents;

          (c) the Permanent Works and Temporary Works have been and will be designed and constructed by the Contractor using proven up to date good practice and standards available at the date hereof which are consistent with the scope of the Works and to standards which are consistent with the Contract;

          (d) the Permanent Works shall, when completed, comply with the Enactments;

          (e) no goods or materials generally known to be deleterious or otherwise not in accordance with good engineering practice have been or will be specified or selected by the Contractor or any one acting on his behalf;

          (f) no goods or materials which, after their specification or selection by or on behalf of the Contractor but before being incorporated into the Permanent Works, become generally known to be deleterious or otherwise not in accordance with sound engineering practice, will be incorporated into the Permanent Works; and

[STAMP]

Rev. 0: 22 May 2002                  GCC/26                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          (g) the Contractor's design of the Permanent Works has taken and/or will take full account of the construction methods, Temporary Works, and Contractor's Equipment intended to be used by the Contractor and all subcontractors of any tier.

13.       ARTICLES OF AGREEMENT

13.1 The Contractor shall, when requested by the Employer, execute the Articles of Agreement, in the form appearing in Schedule 3, as a deed, which shall be prepared at the expense of the Employer.

13.2 If the Contractor, or any of the entities comprising the Contractor, is incorporated outside of Hong Kong, the Contractor shall, if requested by the Employer, obtain prior to the execution of the Articles of Agreement, an opinion in writing by an established and qualified lawyer (who is not an employee of the Contractor or any such entity) in the country where the Contractor or such entity is incorporated, in substantially the same form as the draft contained in
          Schedule 4 and acceptable to the Employer, confirming that the proposed manner of execution of the Articles of Agreement by the Contractor or such entity will result in a legal, valid and binding instrument in and under the laws of the country in which the Contractor or any such entity is incorporated.

14.       BONDS, PARENT COMPANY GUARANTEES AND PARENT COMPANY UNDERTAKINGS

          BONDS, GUARANTEES AND UNDERTAKINGS

14.1 The Contractor shall, within 14 (fourteen) days of the date of the Letter of Acceptance, submit to the Employer:

          (a) a bond for an amount equivalent to 5% of the Tender Total, in the form appearing in Schedule 5, duly executed as a deed by the bank or other financial institution which is identified in the Letter of Acceptance. Such bond shall remain in full force and effect until the issue of the Substantial Completion Certificate for the Works, save to the extent that payment thereunder is received by the Employer in full prior thereto. The Employer shall return the bond to the Contractor within 28 (twenty-eight) days of its expiry. Within 7 (seven) days of the submission of the bond in the form required, the Employer shall release any tender bond submitted by the Contractor with the Tender; and

          (b) a parent company guarantee in the form appearing in Schedule 6, and a parent company undertaking in the form appearing in
               Schedule 7, duly

[STAMP]

Rev. 0: 22 May 2002                  GCC/27                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

               executed as deeds by such of the parent companies, shareholders or holding companies of the Contractor as is identified in the Letter of Acceptance. If the Contractor comprises more than one legal entity, this provision shall apply to each such entity.

14.1A The Employer shall not make any demand for payment under the bond to be provided by the Contractor in accordance with Clause 14.1(a), without giving the Contractor not less than 14 (fourteen) days' prior notice of an intention by the Employer to make such a demand for payment, save that where the Contractor is in default under Clause 73.1, the Employer may make a demand for payment under the said bond without giving any such prior notice.

          OFF-SHORE MANUFACTURING BONDS

14.2 The Contractor shall submit to the Employer, at the times required by the preamble to the Pricing Document, bonds required by the said preamble as security for and as a condition precedent to payment for any part of the Permanent Works manufactured offshore, in the form appearing in Schedule 8, duly executed as a deed by the bank or financial institution identified in the Letter of Acceptance or such other bank or financial institution as may be reviewed without objection.

          LEGAL OPINIONS

14.3 The provisions of Clause 13.2 in respect of the provision of a legal opinion for the execution of the Articles of Agreement by the Contractor shall apply mutatis mutandis to the execution of a bond by any bank or financial institution and the execution of a parent company guarantee and parent company undertaking by any company pursuant to Clauses 14.1(a), 14.1(b) and 14.2, as appropriate, where they are incorporated outside of Hong Kong, save that the legal opinion shall be in substantially the same form as the relevant draft contained in Schedule 9.

          WITHHOLDING INTERIM PAYMENTS

14.4 The Contractor's compliance with Clause 14.1 shall be a condition precedent to receipt of any payment by the Contractor under the Contract. Without prejudice to any other right or remedy of the Employer, until the Contractor has complied with Clause 14.1, the Employer shall be entitled to withhold all payments otherwise due to the Contractor under the Contract.

[STAMP]

Rev. 0: 22 May 2002                  GCC/28                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

15.       INSPECTION OF THE SITE AND INFORMATION AND SUFFICIENCY OF TENDER

15.1 The Contractor shall be deemed prior to the date of the Letter of Acceptance, to have:

          (a) inspected the Site and its surroundings and examined all information in connection with the Works made available to the Contractor by or on behalf of the Employer prior to the said date;

          (b) obtained for himself all other necessary information in connection with the execution of the Works and his other obligations; and

          (c)  satisfied himself as to:

               (i) the form, nature and general condition of the Site including, without limitation, the form and nature of the ground, sub soil and sub strata of the Site, and all geological, geo-environmental, geotechnical and hydrological conditions affecting the Site;

               (ii) the form and nature of materials, whether natural or otherwise, to be excavated from the Site;

               (iii) the means of communication with and access to and through the Site;

               (iv) the climatic and environmental conditions affecting the Site;

               (v) the risk of damage to property adjacent to the Site and injury to occupiers of such property;

               (vi) the possibility of interference by persons other than the Employer who will also have access to or use of the Site from time to time;

               (vii) the interfaces with Project Contractors and other works relating to the Project;

               (viii) the nature and extent of the Works and the materials necessary for the execution of the Works;

               (ix) the description of the Cost Centres and item descriptions and quantities, if any, contained in the Pricing Document and that the same are consistent with the scope of the Works

[STAMP]

Rev. 0: 22 May 2002                  GCC/29                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

                       ascertainable in accordance with the Contract, apart from those descriptions and quantities; and

               (x)     all other matters whatsoever affecting his obligations.

15.2 The Contractor shall be deemed prior to the date of the Letter of Acceptance, on the basis indicated in Clause 15.1 and generally, to have allowed a correct and sufficient Tender Total and rates and prices included in the Pricing Document to cover all his obligations and to have allowed the necessary resources and allocated the necessary time to enable him to substantially complete the Works and any Section and to achieve any Stage by the relevant Key Dates. Except insofar as otherwise provided in the Contract, the Tender Total and the said rates and prices shall cover all the Contractor's obligations and, except as aforesaid, the periods ending on the Key Dates shall be deemed sufficient for the Contractor to substantially complete the Works and any Section and to achieve any Stage.

15.3 The Employer shall have no obligation to make any additional payment to the Contractor, and the Engineer shall have no obligation to grant any extension of time on the ground of:

          (a) any misunderstanding or misapprehension in respect of the matters referred to in Clause 15.1; or

          (b) except as otherwise provided in the Contract, incorrect or insufficient information being given to the Contractor by any person whether or not in the employ of the Employer; or

          (c) the Contractor failing to obtain correct and sufficient information,

          nor shall the Contractor be relieved from any of his obligations or liabilities on any such ground or, subject to Clauses 76 and 77, on the ground that he did not or could not foresee any matter which may in fact affect or have affected his obligations.

16.       PROGRAMMES AND PROGRESS REPORTS

16.1 The Contractor shall submit to the Engineer in accordance with the Employer's Requirements:

          (a)  the Works Programme;

          (b)  the Monthly Progress Reports; and

[STAMP]

Rev. 0: 22 May 2002                  GCC/30                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          (c) such other programmes, schedules and reports as may be identified in the Employer's Requirements or instructed.

16.2 The review without objection of any of the documents referred to in Clause 16.1 (or any amendment thereof from time to time) shall not:

          (a) if the document indicates that a Key Date has not or will not be met, constitute any form of acknowledgement that the Contractor is or may be entitled to an extension of time in relation to the Key Date; and

          (b) without prejudice to the generality of any other provision of the Contract, imply that any programme is feasible, suitable or appropriate.

16.3 The Engineer shall issue the Master Programme to the Contractor and may from time to time issue the Contractor with revised versions of the Master Programme if, in the Engineer's opinion, the effect of the revisions are relevant to the programming and/or execution of the Works. The Master Programme shall not be binding on the Employer or otherwise:

          (a) release the Contractor of any of his obligations or liabilities or give rise to any waiver or estoppel in relation to any of his obligations or liabilities; or

          (b) constitute a warranty by the Employer in relation to the Contractor's execution of the Works; or

          (c)  create any obligation or liability on the part of the Employer.

16.4 The Engineer shall issue the Contractor with the Co-ordinated Installation Programme, the Track Related Installation Programme and such other programmes to be issued by the Engineer as referred to in, and in accordance with, the Employer's Requirements.

16.5 No provision or reference in any of the documents referred to in Clause 16.1 shall constitute a notice for the purpose of any of the provisions of the Contract.

16.6 Any failure by the Contractor to work in accordance with the Works Programme shall be deemed to be a breach of Clause 42.1 unless the Contractor can prove to the contrary.

[STAMP]

Rev. 0: 22 May 2002                  GCC/31                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

17.       METHOD STATEMENT

17.1 The Contractor shall submit to the Engineer for review, all drawings and other documents as may be identified in the Employer's Requirements, or as instructed, relating to the methods by which the Contractor shall execute the Works, including, without limitation, the use of Contractor's Equipment and Temporary Works and the places where the Contractor shall execute the Works.

17.2 The Contractor warrants to the Employer that the methods of delivery, assembly and construction (including the use of Contractor's Equipment and Temporary Works) and the Contractor's Equipment and Temporary Works themselves shall be consistent with the requirements of the Contract and that the Contractor shall not change any proposed method of construction previously reviewed without objection by the Engineer, without making a further submission for review.

18.       CONTRACTOR'S SUPERINTENDENCE AND STAFF

18.1 The Contractor shall provide all necessary superintendence during the execution of the Works.

18.2 The Contractor shall employ or cause to be employed in connection with the Works on the Site or off-Site at any place of manufacture or source of material and in the superintendence thereof only such technical personnel as are skilled and experienced in their respective trades and callings and such sub-agents, foremen, leading hands and labour as are competent to carry out their respective duties in connection with the Works.

18.3 The Engineer may instruct the Contractor to remove or cause to be removed from the Works or the Site any person employed thereon without stating any reason if, in the Engineer's opinion, the person misconducts himself, is incompetent, is negligent in the performance of his duties, fails to conform with any provision in the Contract with regard to safety or persists in any conduct which is prejudicial to safety or health. Such person shall not again be employed in connection with the Works or on the Site without prior consent.

18.4 Any person removed from the Works or the Site pursuant to Clause 18.3 shall be replaced by the Contractor as soon as practicable by a competent substitute.

18.5 The Contractor shall indemnify the Employer in respect of liability under the Immigration Ordinance (Cap 115) to the extent that such liability arises from

[STAMP]

Rev. 0: 22 May 2002                  GCC/32                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          the presence on or off the Site of any employee, agent or representative of the Contractor or of his subcontractors of any tier.

19.       SETTING-OUT AND DIMENSIONS

19.1 The Contractor shall be responsible for the setting out of the Works relative to the data contained in the Employer's Requirements or notified by the Engineer and for the correctness of the position, level, dimensions and alignment of all parts of the Works and for the provision of all necessary instruments, appliances and labour in connection therewith.

19.2 If at any time during the execution of the Works any error shall appear or arise in the position, level, dimension, or alignment of the Works or any part thereof, the Contractor shall forthwith give notice of the same to the Engineer and shall, on being instructed so to do, rectify the error to the satisfaction of the Engineer. Provided that if, in the Engineer's opinion, the error is the result of incorrect data contained in the Employer's Requirements or notified by the Engineer and if, in compliance with an instruction pursuant to this Clause 19.2, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

19.3 The Contractor shall carefully protect and preserve all bench-marks, sight-rails, pegs and other things used in setting out the Works.

20.       SAFETY

20.1 The Contractor shall throughout the execution of the Works take full responsibility for:

          (a)  the adequacy, stability and safety of the Works;

          (b)  the safety of the Contractor's Equipment;

          (c)  the safety of all persons on or in the vicinity of the Site; and

          (d) providing and maintaining all necessary lights, guards, fences, warning signs and storage areas.

[STAMP]

Rev. 0: 22 May 2002                  GCC/33                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

20.2      The Contractor shall:

          (a) submit to the Engineer for his review, in accordance with the Employer's Requirements, a safety plan which shall set out details of the safety measures to be implemented by the Contractor to comply with his obligations under or in connection with the Contract. Any supplemental submission to the Engineer for his review of amendments, variations or additions to the safety plan shall be made not less than 28 (twenty-eight) days before commencement of any work which is the subject of the submission;

          (b) appoint a competent English speaking agent or representative who has been reviewed without objection and who is not otherwise involved in the Works to act as the manager and supervisor of the safety plan;

          (c) adhere to the principles and procedures contained in the safety plan and in any amendment, variation or addition thereto which have been reviewed without objection; and

          (d) ensure that sufficient personnel are dedicated to the implementation of the safety plan and all safety procedures contained therein.

20.3      If at anytime:

          (a) the safety plan is, in the Engineer's opinion, insufficient or requires revision or modification to ensure the security of the Works and the safety of all workmen upon and visitors to the Site; or

          (b) the level of accidents on any part of the Site exceeds any level laid down in Government proposals for safety,

          the Engineer may instruct the Contractor to revise the safety plan and the Contractor shall, within 14 (fourteen) days, submit the revised plan to the Engineer for review.

20.4 Without prejudice to the generality of this Clause 20, the Contractor shall provide all facilities, access and assistance to the Engineer to enable him to monitor and verify that the safety plan is being properly and fully implemented.

[STAMP]

Rev. 0: 22 May 2002                  GCC/34                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

21.       CARE OF THE WORKS ETC.

21.1 The Contractor shall, subject to Clauses 21.3, 21.5 and 50.3, be fully responsible for the care of:

          (a) the Works, or any part thereof, (whether on the Site or elsewhere); and

          (b) all Contractor's Equipment and consumables on the Site or being delivered to the Site in connection with the Works,

          from the Date for Commencement of the Works until 28 (twenty-eight) days after the date of issue of the Substantial Completion Certificate for the Works whereupon the responsibility for the care of the Works shall pass to the Employer.

21.2 The Contractor shall be fully responsible for the care of any work which he undertakes to finish or which he otherwise carries out during any Defects Liability Period until the work has been completed, whereupon the responsibility for the care of the work shall pass to the Employer.

21.3 If a Substantial Completion Certificate is issued for any Section or any other part of the Works, the Contractor shall:

          (a) execute the remainder of the Works in such a manner as not to prejudice the care, maintenance and condition of the Section or other part; and

          (b) cease to be responsible, under Clause 21.1, for the care of the Section or other part 28 (twenty-eight) days after the date of issue of such Substantial Completion Certificate, whereupon the responsibility for the care of the Section or other part shall pass to the Employer.

21.4 Except to the extent caused by any of the Excepted Risks defined in Clause 21.5, if any loss or damage occurs to:

          (a)  the Works; or

          (b)  Contractor's Equipment or consumables

          while the Contractor is responsible for the care thereof, the Contractor shall, with all possible speed, rectify the loss or damage so that the Works are executed in accordance with the Contract. The Contractor shall also be liable for any loss or damage to the Works occasioned by him in the course of any

[STAMP]

Rev. 0: 22 May 2002                  GCC/35                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          operation carried out by him for the purpose of complying with his obligations under Clause 53.

21.5      "Excepted Risks" for the purposes of this Clause are:

          (a) outbreak of war (whether war be declared or not) in which Hong Kong shall be actively engaged;

          (b)  invasion of Hong Kong;

          (c)  act of terrorists in Hong Kong;

          (d) civil war, rebellion, revolution, insurrection or military or usurped power in Hong Kong;

          (e) riot, commotion or disorder in Hong Kong otherwise than amongst the employees of the Contractor, or any of his subcontractors of any tier currently or formerly engaged on the Works;

          (f) ionising radiation or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radioactive, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof, unless the source or cause of the radiation, radioactivity or other hazard is brought to or near the Site by the Contractor or any of his subcontractors of any tier;

          (g) pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

          (h) a cause due to use or occupation of the Permanent Works or any part thereof by the Employer (which shall not include or be deemed to include the execution of works by Relevant Authorities or Project Contractors or the provision of access thereto over the Site or the Permanent Works or any parts thereof); and

          (i) the neglect or default by or on behalf of the Employer, including, without limitation, in the preparation of any design of the Permanent Works or Temporary Works included in the Employer's Requirements, insofar as damage, loss or injury is the direct consequence thereof, or any default of Relevant Authorities or Project Contractors.

[STAMP]

Rev. 0: 22 May 2002                  GCC/36                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

21.6 If and to the extent that there is any loss or damage to the Works, Contractor's Equipment or consumables caused by any of the Excepted Risks, the Contractor shall, if and to the extent instructed, rectify the loss or damage. If, in compliance with an instruction issued pursuant to this Clause 21.6, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

22.       DAMAGE TO PROPERTY AND INJURY TO PERSONS - INDEMNITIES

22.1 The Contractor shall be liable for and indemnify the Employer against all losses and claims of whatsoever nature in respect of:

          (a)  the death or illness of or injury to any person; and

          (b)  the loss of or damage to any property other than the Works,

          arising out of or in connection with the Works or the execution thereof by the Contractor.

22.2 The scope of the Contractor's liability and indemnity pursuant to Clause 22.1 shall be reduced proportionately to the extent that any neglect or default of the Employer or Project Contractors caused or contributed to the death, illness, injury, loss or damage.

22.3 The Employer shall be liable for and indemnify the Contractor against liability in connection with death, illness, injury, loss and damage referred to in Clause 22.1 arising out of or connected with:

          (a) the use or occupation of land provided by the Employer by the Permanent Works or for the purposes of the execution of the Works or interference, whether temporary or permanent, with any right of way, navigation, light, air or water or other easement or quasi easement;

          (b) the right of the Employer to execute the Works on, over, under, in or through any land, sea or foreshore;

          (c) damage that is the inevitable consequence of the execution of the Works; and

[STAMP]

Rev. 0: 22 May 2002                  GCC/37                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          (d)  neglect or default of the Employer or Project Contractors.

22.4      The scope of the Employer's liability and indemnity pursuant to Clause
          22.3 shall be reduced proportionately to the extent that the act or neglect of the Contractor or his subcontractors of any tier caused or contributed to the death, illness, injury, loss or damage.

23.       GIVING OF NOTICES AND PAYMENT OF FEES ETC

23.1 The Contractor shall give all notices and pay all fees required to be given or paid by any Enactment in connection with the execution of the Works and by the rules and regulations of any Relevant Authority whose property or rights are or may be affected in any way by the Works or their execution. If any new fee is imposed or if any existing fee is increased, after the date of the Letter of Acceptance, the new fee or increase shall be paid by the Contractor. Such fees shall include, but not be limited to, any customs or import duties required to be paid for the importation of any part of the Works into Hong Kong.

23.2 Except where otherwise stated in the Contract, the Contractor shall pay any royalty, rent and other payment or compensation in relation to any Contractor's Equipment or Temporary Works required in connection with the Works.

24.       COMPLIANCE WITH ENACTMENTS AND OBTAINING PERMITS AND CONSENTS

24.1 The Contractor shall, in connection with the execution of the Works, comply in all respects with:

          (a)  the provisions of all Enactments;

          (b) any condition attached to any permit or exemption issued pursuant to any Enactment; and

          (c)  the rules and regulations of Relevant Authorities,

          and any addition or amendment made thereto after the date of the Letter of Acceptance and shall indemnify the Employer against any liability and/or penalty to the extent arising from breach by the Contractor of any Enactment, condition, rule or regulation. In the event that, after the date of the Letter of Acceptance, any addition or amendment is made to any Enactment, any condition attached to any permit or exemption issued pursuant to any

[STAMP]

Rev. 0: 22 May 2002                  GCC/38                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          Enactment or to the rules and regulations of Relevant Authorities which renders it necessary for the Contractor to alter the design of the Permanent Works or any part thereof, if, in the opinion of the Engineer, such addition or amendment could not reasonably have been foreseen by an experienced contractor at the date of the Letter of Acceptance, any amendment to any Design Document rendered necessary by such addition or amendment shall, for all purposes of the Contract, be deemed to be a variation instruction issued by the Engineer pursuant to Clause 54.1.

24.2 The Contractor shall obtain all statutory registrations, approvals, permits and consents required for the execution of the Works and to enable the Employer to occupy and use the Permanent Works including, where relevant, but without limitation, obtaining registration as a registered contractor and all necessary approvals, occupation permits and consents under the Buildings Ordinance. Notwithstanding any other provision of the Contract, neither the Works nor any Section shall be (nor shall be deemed to be) substantially complete until all necessary statutory approvals, permits and consents have been obtained to enable the Employer to occupy and use the Permanent Works or the relevant part thereof.

25.       LANGUAGE OF NOTICES ETC

25.1 Any notice which the Contractor is required to exhibit either for the benefit of the public or his employees and all written and printed matter, affixed to the Works or otherwise required for operation and maintenance shall be in English and in Chinese characters and such other language as may be required by any Enactment and/or the Employer's Requirements.

26.       INTERFERENCE AND NUISANCE

26.1 The Works shall, so far as compliance with the requirements of the Contract permit, be executed so as to avoid unnecessary or improper nuisance or disturbance to or interference with the public or the access to or use or occupation of public roads, footpaths, waterways, anchorages, navigation channels or properties whether in the possession of the Employer or of any other person.

26.2 The Contractor shall be liable for and indemnify the Employer against liability in connection with any breach of Clause 26.1 provided that such liability and indemnity shall be reduced proportionately to the extent that the act or neglect of the Employer or Project Contractors caused or contributed to the breach.

[STAMP]

Rev. 0: 22 May 2002                  GCC/39                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

27.       INTELLECTUAL PROPERTY RIGHTS

27.1 In this Clause, intellectual property rights shall include, but not be limited to, patent, copyright, design rights, trademarks and confidential information.

27.2 The Contractor shall indemnify the Employer against liability in Hong Kong or in any country in connection with the infringement of any intellectual property right existing anywhere in the world in respect of anything used in or required for the Works or the operation, and maintenance in service of the Permanent Works (except to the extent that infringement was unavoidable as a result of the Employer's Requirements or any instruction, save insofar as such instruction incorporated any Design Document).

27.3 The Contractor shall, at the Employer's request and in accordance with the Employer's directions, defend any claim or proceeding against the Employer in connection with any alleged infringement referred to in Clause 27.2.

27.4 In so far as the intellectual property rights existing anywhere in the world in respect of anything used in or required for the Works or the operation, repair, maintenance, modification, refurbishment, replacement or extension of the Permanent Works shall be vested in the Contractor, the Contractor grants to the Employer, his successors and assigns a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use, reproduce, modify, adapt and translate any of the works, designs or inventions incorporated or referred to in anything used or required as aforesaid for all purposes relating to the Project. To the extent that beneficial ownership of any such intellectual property right is vested in anyone other than the Contractor, the Contractor shall use his best endeavours (save in respect of and to the extent of the things excepted from Clause 27.2, as to which the Contractor shall use reasonable endeavours) to procure that the beneficial owner thereof shall as soon as possible grant a like licence to the Employer. Any licence pursuant to this Clause 27.4 shall not be determined if the Contractor shall for any reason cease to be employed in connection with the Works and the Contractor shall execute such documents and do all other things as may be necessary to give effect to and protect the licence including, without limitation, notifying purchasers of any right of the existence of the licence.

27.5 If the Contractor uses proprietary software for the purpose of storing or utilising records, the Contractor shall procure the grant of a licence or sub-licence to use, reproduce, modify, adapt and translate the software in favour of the Employer and shall pay such licence fee or other payment as the grantor of the licence may require provided that the licence may be restricted

[STAMP]

Rev. 0: 22 May 2002                  GCC/40                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          to use, reproduction, modification, adaptation and translation relating to the Project.

28.       CO-ORDINATION

28.1 The Contractor acknowledges that the Project involves a number of separate design and/or construction contracts and that it is necessary for the design and construction of the Permanent Works and the Temporary Works to be co-ordinated with the design and construction of that part of the Project being undertaken by Relevant Authorities and Project Contractors.

          DESIGN

28.2 The Contractor shall, in executing the design of the Permanent Works and the Temporary Works, consult, liaise and co-operate with Relevant Authorities and Project Contractors and use his best endeavours to ensure, utilising the expertise to be expected of a contractor experienced in undertaking the design of works similar in scope and complexity to the Permanent Works and the Temporary Works, that the design of the Permanent Works and the Temporary Works is consistent, compatible, integrated and co-ordinated with the design of that part of the Project designed by Relevant Authorities and Project Contractors. Without prejudice to the foregoing, the Contractor shall, in discharging such obligations:

          (a) request Relevant Authorities and Project Contractors to supply all drawings and design information in their possession which the Contractor reasonably requires;

          (b) supply Relevant Authorities and Project Contractors promptly with all drawings and design information in his possession which they may reasonably require to co-ordinate the design of their works with the design of the Permanent Works and the Temporary Works;

          (c) request the Engineer to supply all drawings and design information in his possession, or in the possession of the Employer, which the Contractor reasonably requires, and the Engineer shall provide such drawings and design information to the Contractor as soon as is practicable; and

          (d) comply with the procedures set out in the Employer's Requirements in respect of the co-ordination of the design of the Permanent Works and the Temporary Works,

[STAMP]

Rev. 0: 22 May 2002                  GCC/41                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          and the Contractor shall attend all meetings necessary for the Contractor to devise, or assist in devising, design solutions to achieve the co-ordination of the design of the Permanent Works and the Temporary Works with the design of that part of the Project designed by Relevant Authorities and Project Contractors.

28.3 The Contractor shall notify the Engineer forthwith in the event that, notwithstanding the discharge of his obligations in accordance with Clause 28.2, the Contractor considers that a conflict has arisen between the design of the Permanent Works and/or the Temporary Works and the design of any part of the Project designed by Relevant Authorities and/or Project Contractors which it has not been possible for the Contractor to resolve. Each such notice shall be accompanied by details of the alleged conflict, an explanation of why it has not been possible for the Contractor to resolve such conflict and the Contractor's proposals as to the manner in which he believes that such conflict can and should be resolved.

28.4 Without prejudice to Clause 28.3, the Contractor shall keep the Engineer fully informed of all communications with Relevant Authorities and Project Contractors relating to the co-ordination of the design of the Permanent Works and the Temporary Works with the design of that part of the Project designed by Relevant Authorities and Project Contractors and shall supply the Engineer promptly with all information requested by him in respect thereof including, without limitation, any information concerning any conflict notified by the Contractor in accordance with Clause 28.3.

          CONSTRUCTION

28.5 The Contractor shall, in executing the Works, consult, liaise and co-operate with Relevant Authorities and Project Contractors and use his best endeavours to ensure, utilising the expertise to be expected of a contractor experienced in undertaking the construction of works similar in scope and complexity to the Works, that the most efficient means are used to co-ordinate the Contractor's construction activities with the construction activities carried out (contemporaneously or otherwise) by Relevant Authorities and Project Contractors in respect of works not included in the Contract but forming part of the Project ("Project Works") and shall devise programming and construction related solutions to achieve such objective. Without prejudice to the foregoing, the Contractor shall, in discharging such obligations:

          (a) supply promptly to the Engineer all information in the Contractor's possession relating to the co-ordination of the construction activities of the Contractor in the execution of the Works with the construction

[STAMP]

Rev. 0: 22 May 2002                  GCC/42                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

               activities of Relevant Authorities and Project Contractors in respect of Project Works;

          (b) attend meetings necessary to devise solutions to achieve the co-ordination of the construction activities of the Contractor in respect of the Works with the construction activities of Relevant Authorities and Project Contractors in respect of Project Works, including, without limitation, attending meetings convened by the Engineer in relation thereto;

          (c) provide access to Relevant Authorities and Project Contractors to the Site and the Permanent Works and the Temporary Works to execute Project Works;

          (d) provide facilities and services to Relevant Authorities and Project Contractors to execute Project Works, to the extent stated in the Employer's Requirements; and

          (e) comply with the procedures set out in the Employer's Requirements in relation to the co-ordination of the construction activities of the Contractor in respect of the Works and the construction activities of Relevant Authorities and Project Contractors in respect of Project Works.

28.6 The Contractor shall notify the Engineer forthwith upon identifying any actual or potential conflict that may arise or which has arisen between the Contractor's construction activities in respect of the Works, and the construction activities of Relevant Authorities and/or Project Contractors in respect of Project Works. Each such notice shall be accompanied by details of the alleged conflict, an explanation of why it has not been possible for the Contractor to resolve the conflict and the Contractor's proposals as to the manner in which he believes that such conflict can and should be resolved. Without prejudice to the foregoing, the Contractor shall supply the Engineer promptly with all information requested by him in respect of any alleged conflict notified by the Contractor.

[STAMP]

Rev. 0: 22 May 2002                  GCC/43                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          GENERAL

28.7 Without prejudice to any other provision of the Contract, the Contractor shall employ, and shall ensure that his subcontractors of any tier employ in respect of the Works, a sufficient number of staff suitably skilled and experienced in the co-ordination of the design and construction of works of a similar scope and complexity to the Works to enable his obligations under this Clause 28 to be performed effectively and efficiently.

28.8 The Contractor shall (independent of any liability pursuant to Clause 48 in respect of delay in the substantial completion of the Works or any Section or the achievement of any Stage) be liable for any loss and expense incurred by the Employer arising from any breach by the Contractor of his obligations under this Clause 28.

28.9      If:

          (a)  in compliance with his obligations pursuant to this Clause 28; or

          (b) otherwise as a result of the design or construction activities of Relevant Authorities or Project Contractors in respect of Project Works,

          the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

29.       PUBLICITY AND DISCLOSURE

29.1 The Contractor shall not publish or otherwise circulate, alone or in conjunction with any other person, any article, photograph or other material relating to the Contract, any Dispute, the Site or the Project or any part thereof, nor impart to the press or any radio or television station any information relating thereto, nor allow any representative of the media access to the Site except with consent. The Contractor shall ensure that each of his subcontractors of any tier and each parent company or shareholder of each entity comprising the Contractor is bound by a like obligation and the Contractor shall enforce the same.

[STAMP]

Rev. 0: 22 May 2002                  GCC/44                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

29.2 The Contractor may disclose relevant information to bankers or third parties taking a charge or assignment, or having the bona fide intention thereof, pursuant to Clause 4.2, provided that:

          (a)  he first obtains the Engineer's consent; and

          (b) he shall use his reasonable endeavours to procure that the bankers and third parties shall keep the information confidential.

29.3 The Employer and any third party referred to in Clause 4.3 may use any information provided by the Contractor in accordance with the Contract, but the Employer shall not, and the Employer shall use reasonable endeavours to procure that any third party referred to in Clause 4.3 shall not, divulge that information except for any purpose connected with the Project.

30.       OFFERING GRATUITIES

30.1 If the Contractor shall be found to have offered or given any advantage, excessive hospitality, gratuity, bonus, discount, bribe or loan of any sort to any agent or employee of the Government, to the Employer or to any member of the Employer's staff or to any other person acting on behalf of the Government or the Employer in respect of or in connection with the Project, the Contractor shall be liable for any loss or expense incurred by the Employer and the provisions of Clause 74 shall apply. The Contractor shall ensure that each of his subcontractors of any tier is bound by a like obligation and the Contractor shall enforce the same.

31.       ANTIQUITIES

31.1 All antiquities, fossils, coins, articles of value, or other things of geological or archaeological or material interest discovered on the Site ("antiquities") shall, as between the Employer and the Contractor, be the absolute property of the Employer.

31.2 Upon discovery of any antiquities during the execution of the Works, the Contractor shall forthwith give notice thereof to the Engineer, and shall thereafter use all reasonable endeavours to prevent their damage and/or removal from the Site.

31.3 As soon as practicable after receipt of any notice from the Contractor pursuant to Clause 31.2, the Engineer shall issue an instruction as to the manner in which the antiquities the subject of such notice should be disposed of or otherwise dealt with by the Contractor.

[STAMP]

Rev. 0: 22 May 2002                  GCC/45                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

31.4 If as a result of an instruction pursuant to Clause 31.3, or as a result of any failure or inability of the Engineer to issue, or delay in the issue of an instruction pursuant to Clause 31.3, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate, then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clauses 56 and/or 57, and, in respect of failure, inability or delay as aforesaid, Clause 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

          INSURANCE

32.       EMPLOYER'S INSURANCE

32.1 Without limiting the Employer's other obligations or the Contractor's obligations, the Employer shall take out and maintain insurance for the benefit of and in the joint names of the Employer, the Contractor and his subcontractors of any tier in respect of:

          (a) the Works, including, without limitation, all unfixed goods, materials and other constituent parts forming or intended to form part thereof and consumables delivered to the Site; and

          (b) liability for the death of or injury to any person (other than in the employment of the Contractor or any of his subcontractors) or loss of or damage to property (other than the Works and/or consumables) arising out of the execution of the Works, in the terms contained in the policy contained in Schedule 10, subject to any amendment required by the insurers other than as a result of default of the Employer.

32.2 The Contractor shall comply with the terms of the policy referred to in Clause 32.1 and shall:

          (a) notify insurers and the Employer forthwith if an event giving rise to an insurance claim under such policy occurs;

          (b) prepare and submit to insurers particulars of all claims and do all things necessary to obtain proper settlement of all insurance claims under such policy (including, without limitation, those of its subcontractors of any tier) provided that if in the opinion of the Employer, the Contractor fails to pursue a claim with due diligence,

[STAMP]

Rev. 0: 22 May 2002                  GCC/46                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

               the Employer shall have the right, exercisable on 14 (fourteen) day's notice, to assume control over the preparation, submission, and settlement of any claim, subject always to having due regard to the interests of the Contractor; and

          (c) comply with any procedures issued by the Employer to the Contractor in respect of the preparation and/or submission of any insurance claim in respect of such policy.

32.3      All moneys payable under Section 1 of the policy referred to in Clause
          32.1 (Contractor's All Risks Insurance) exceeding HK$20,000,000 (Hong Kong Dollars twenty million) shall be, and the Contractor shall procure that they shall be, paid to the Employer who shall release any part thereof relating to claims of the Contractor to the Contractor within a reasonable time having regard to the progress of rectification of the loss or damage to which the claim relates.

32.4 If and to the extent that the Employer receives money from the insurers in respect of any claim made by or on behalf of the Contractor or its subcontractors of any tier, the Employer shall make payment to the Contractor or the relevant subcontractor, without unreasonable delay, of such moneys or the appropriate proportion thereof having regard to the extent to which the relevant loss or damage to which such insurance moneys relate has been rectified in accordance with Clause 21.4 or 21.6.

32.5 Any amounts not insured or not recovered under the policy referred to in Clause 32.1 including, without limitation, the amount of any deductibles, shall be borne by the Contractor or the Employer in accordance with their respective responsibilities in accordance with Clause 21.

33.       CONTRACTOR'S INSURANCE

33.1 Without limiting his other obligations or the obligations of the Employer, the Contractor shall:

          (a) in the joint names of the Employer, the Contractor and his subcontractors of any tier, insure and keep insured the Permanent Works and the Temporary Works for their full replacement value during manufacture against all perils usually and reasonably insurable provided that the Employer may accept a policy of insurance notwithstanding it is not in the joint names of the Employer and the Contractor, if the Employer's interest is notified to and accepted in writing by the insurer;

[STAMP]

Rev. 0: 22 May 2002                  GCC/47                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          (b) in the joint names of the Employer, the Contractor and his subcontractors of any tier, within 30 days from the Date for Commencement of the Works, which obligation shall not be subcontracted by the Contractor pursuant to Clause 5, insure and keep insured, the Permanent Works, the Temporary Works and Contractor's Equipment during transit by land, sea or air from commencement of loading at the place of manufacture in the country of origin to the delivery to and unloading at the Site or any off-Site place of storage, fabrication or assembly within the Hong Kong Special Administrative Region and including whilst at any intermediate place of storage, fabrication or assembly outside the Hong Kong Special Administrative Region during the period of such transit, for a sum not less than their full replacement value plus 10 (ten) per cent of such value and the costs of transit against all perils which are usually and reasonably insurable, provided that the Employer may accept such a policy of insurance placed by the Contractor (but not by any subcontractor) notwithstanding that the Employer is not named as a joint assured, if the Employer's interest is notified to and accepted in writing by the Contractor's insurer;

          (c) in the joint names of the Employer, the Contractor and his subcontractors of any tier, insure and keep insured the Contractor's Equipment (to the extent not insured by the Employer under Section 1 of the policy referred to in Clause 32.1 (Contractor's All Risks Insurance)) for its full replacement value, while on or off the Site or in transit, against all perils usually and reasonably insurable provided that the Employer may accept a policy of insurance notwithstanding it is not in the joint names of the Employer and the Contractor, if the Employer's interest is notified to and accepted in writing by the insurer;

          (d) insure and keep insured all marine vessels used in connection with the Works for protection and indemnity liabilities including personal injury, loss of life, removal of wreck, collision, oil pollution and damage to fixed and floating objects for not less than the levels set out in Schedule 11, Part A and, without prejudice to Clause 24.1, comply with the provisions of the Hong Kong Merchant Shipping (Compulsory Third Party Risks Insurance) Regulations and the Merchant Shipping (Pleasure Vessels) Regulations, provided that if any cover at the level set out in
               Schedule 11 Part A ceases to be available in the international insurance market (including P & I Clubs), the Contractor shall notify the Engineer accordingly and shall insure the relevant marine vessels at the maximum level of insurance

[STAMP]

Rev. 0: 22 May 2002                  GCC/48                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

               cover which is obtainable in the international insurance market at rates which are, in the Engineer's opinion, reasonable;

          (e) take out and maintain at all material times and where appropriate, policies of insurance, with adequate and reasonable levels of cover, in respect of the use of any aircraft by him or by his subcontractors of any tier in connection with the Works;

          (f) take out and maintain in respect of his design obligations under Clause 12, professional indemnity insurance for a limit of cover of not less than the levels stated in Appendix 1 to the Form of Tender for each occurrence or series of occurrences arising out of one event for a period commencing on the date of the Letter of Acceptance and expiring not before 6 (six) years from the date of the issue of the Substantial Completion Certificate for the Works provided that if the Contractor considers that such cover is not available at reasonable rates, the Contractor shall forthwith inform the Engineer and the level of cover or terms for the purposes of this Clause 33.1(f) shall be the maximum level or best terms which are obtainable in the international insurance market at rates which are, in the Engineer's opinion, reasonable; and

          (g) take out and maintain on his own behalf and on behalf of his subcontractors of any tier, insurance in respect of claims for the death of or bodily injury to any person under a contract of service or apprenticeship with the Contractor or any of his subcontractors of any tier and arising out of and in the course of the person's employment in respect of the Works in the terms and with the insurers referred to in Schedule 11 Part B.

33.2 Insurance in accordance with Clause 33.1 (a) to (f) shall be effected with insurers and on terms approved by the Employer and shall cover all risks usually covered by such insurance and shall, to the extent of the cover, indemnify the Employer in respect of loss, expense and liability in connection with the Works.

33.3 Section 1 of the policy referred to in Clause 32.1 (Contractor's All Risks Insurance) insures certain items of Contractor's Equipment on the terms contained in such policy. The Employer may, notwithstanding Clause 33.1(c), at his discretion, elect to insure further items of Contractor's Equipment on the terms contained in Section 1 of the policy referred to in Clause 32.1 (Contractor's All Risks Insurance) at the cost of the Employer, by identifying and notifying the Contractor of the relevant items of Contractor's Equipment. If the Employer exercises this option, the Contractor's obligation pursuant to

[STAMP]

Rev. 0: 22 May 2002                  GCC/49                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          Clause 33.1(c) to insure the items of Contractor's Equipment identified and notified by the Employer shall cease with effect from 7 (seven) days after the date of such notification.

33.4 The Contractor shall procure that all insurance referred to in or required by Clause 33.1(d) and (e) and all insurance in respect of vehicles and craft used in connection with the Works as required by any Enactment shall be endorsed to note the interest of the Employer.

33.5 The Contractor shall, in respect of the insurance referred to in Clause 33.1(b), procure loading and unloading surveys in relation to each shipment made of any part of the Permanent Works or Temporary Works and shall procure stowage and towage surveys in the event of the lighterage of the same.

34.       GENERAL INSURANCE OBLIGATIONS

34.1 If the Employer fails to comply with the terms of the policies of insurance effected by him pursuant to Clause 32.1 and 33.3 or if the Contractor fails to comply with the terms of any of the insurance policies effected in connection with the Works, the party that is in default shall indemnify the other party against all loss, expense and liability arising from the failure.

34.2 If the Employer or the Contractor fails to effect and keep in force any of the insurance policies referred to in Clauses 32 and 33 respectively, the party that is not in default may effect and keep in force that insurance and may recover from the party in default a sum equivalent to the premium or premiums paid.

34.3 The Contractor shall be deemed to have satisfied himself and to have caused his subcontractors of any tier to have satisfied themselves with regard to the extent of the cover provided by the policy referred to in Clause 32.1 and the terms referred to in Clause 33.1(g).

34.4 The Contractor shall promptly supply to insurers all documentation and information which they may reasonably require to effect and maintain the policies effected in connection with the Works. In the case of policies effected by the Employer pursuant to Clauses 32.1 and 33.3, the Contractor shall supply all documentation and information requested by the Engineer for onward transmission to insurers by the Employer.

34.5 The Employer shall, whenever reasonably required, produce to the Contractor confirmation from his insurers, or their duly authorised agents, that the policies effected by him pursuant to Clauses 32.1 and
          33.3 remain current together with evidence of payment of the last premium due.

[STAMP]

Rev. 0: 22 May 2002                  GCC/50                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

34.6 The Contractor shall, whenever instructed to do so by the Employer, produce any relevant policy of insurance effected by him in connection with the Works, together with a certificate from the insurers, or their duly authorised agents, certifying that the insurance has been effected and the last premium due has been paid.

34.7 The Contractor shall not do anything or cause or permit any of his subcontractors of any tier to do anything, whether on or off-Site, which would or might render voidable any policy of insurance required by the Contract.

          LABOUR

35.       LABOUR

35.1 Without prejudice to the generality of any other provision of the Contract, the Contractor shall be responsible for providing such skilled and unskilled labour as may be required for the execution of the Works.

35.2 As far as practicable, all skilled and unskilled labour shall be engaged in Hong Kong and subject to and in accordance with general local usage.

35.3 The Contractor shall, in respect of labour located in Hong Kong and engaged in the execution of the Works, pay rates of wages and observe hours and conditions for labour which are not less favourable than the level of wages, hours and conditions observed by other employers in Hong Kong engaged in the engineering/construction industry and which are in compliance with the Enactments.

          QUALITY OF PERMANENT WORKS AND WORKMANSHIP, DEFECTS AND TESTS

36.       QUALITY SYSTEM

36.1      The Contractor shall:

          (a) establish, maintain and implement a quality system in accordance with the Employer's Requirements; and

          (b) comply with the requirements of the quality system including, without limitation, the submission for review by the Engineer of fully detailed quality plans and other documents referred to in the quality system.

[STAMP]

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37.       PERMANENT WORKS AND WORKMANSHIP

37.1 All goods, materials and all consumables forming part of the Permanent Works and the results of any workmanship shall:

          (a) be of the respective character, standard or kind required by the Contract;

          (b) subject as aforesaid, be of a standard consistent with the requirements of the Contract; and

          (c) where specified or selected by the Contractor, be fit for the purpose expressed in or to be implied from the Contract; and

          unless expressly provided to the contrary in the Contract, all goods, materials and the constituent parts of the Permanent Works (save in respect of any fill or naturally occurring material to be used in the Permanent Works) and all consumables shall be new. Subject to the foregoing requirements concerning the specification of goods, materials and consumables, nothing within this clause or contained elsewhere in the Contract shall deem any design obligation to be subject to a fitness for purpose obligation.

38.       ACCESS AND INSPECTION

38.1 The Contractor shall provide, and where relevant shall procure, access to and reasonable facilities at all places (on or off the Site) where the Works, or any part thereof, are being executed to enable the Engineer and others authorised by him to watch and inspect the Works and to exercise and perform the powers and duties of the Engineer.

39.       COVERING AND UNCOVERING PARTS OF THE WORKS

39.1 The Contractor shall give notice to the Engineer, in sufficient time, which shall in no case be less than 24 hours, to enable the Engineer to carry out an inspection without delaying the progress of the Works, before covering up any part of the Works or putting it out of view.

39.2 The Contractor shall uncover or make openings in any part of the Works as may be instructed at any time during the progress of the Works and shall reinstate the part in accordance with the Contract.

39.3 If, as a result of any instruction pursuant to Clause 39.2, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          not and had no reason to anticipate, then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligation pursuant to Clause 45 and/or Clause 58, as appropriate, and provided further that this Clause 39.3 shall not apply if part of the Works to which the instruction related was found not to comply with the Contract or if the instruction resulted from breach of Clause 39.1.

40.       REMOVAL OF UNSATISFACTORY PARTS OF THE WORKS

40.1      The Engineer may at any time give instructions to the Contractor to:

          (a) remove from the Site, within such time or times specified in the instruction, any part of the Works which, in the opinion of the Engineer, does not comply with the Contract;

          (b) replace such part of the Works with a part which does so comply and to re-execute any part of the Works; and

          (c) remove and replace (notwithstanding any previous test) any work in respect of:

               (i)     materials or workmanship; or

               (ii)    design by the Contractor,

               which does not, in the opinion of the Engineer, comply with the Contract.

41.       TESTING

41.1      (a)  The Works shall be subjected from time to time during the execution of the Works to such tests (including the provision of samples and procuring and permitting third party inspections) as are:

               (i)     specified in the Contract; or

               (ii)    instructed or reviewed without objection

               at such places on or off the Site as are specified or instructed or reviewed without objection.

          (b) The Contractor shall propose to the Engineer any test which is not specified in the Contract but which a competent contractor experienced

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

               in operations of a similar nature and scope to the Works would regard as appropriate or desirable to demonstrate that the Works comply with the Contract including, without limitation, after any instruction varying the Works has been issued by the Engineer pursuant to Clause 54.1. Any proposal shall be made at a reasonable time in advance of the proposed test, shall specify by whom the test is to be carried out which should, wherever reasonably possible, be the Contractor and if the proposal receives consent the proposed test shall be carried out in accordance with the provisions of this Clause 41.

41.2 The Contractor shall carry out such tests, and provide such assistance, facilities, labour, equipment and other things for all tests, as are required of the Contractor in accordance with the Contract.

41.3 The Contractor shall comply with the testing procedures set out in the Employer's Requirements and shall submit to the Engineer for review all documents required by those procedures or otherwise necessary in advance of testing.

41.4 The Contractor shall submit to the Engineer for his information test data as follows:

          (a) at the beginning of each week, or at such other interval as the Engineer may instruct, a written report summarising the outcome of all tests undertaken during the preceding week or interval, identifying the results, certificates and other data relating to the tests which have been archived in accordance with Clause 59 and identifying, in the case of failed tests, the remedial measures being taken and the provisions for re-testing; and

          (b) without delay following the request, any other information relating to tests requested by the Engineer.

41.5 If, in the Engineer's opinion, any of the tests is being unduly delayed or is or has been improperly performed, he may by instruction fix a date by which the Contractor shall make or facilitate the tests or properly perform them. If the Contractor fails to make or facilitate the tests or properly perform them by the date instructed, the Engineer may make the tests or cause them to be made by others at the risk of the Contractor. The Contractor shall be liable to the Employer for all loss and expense incurred in relation thereto.

41.6 If, in the Engineer's opinion, the Works, or any part thereof, fails any test, the Contractor shall submit such proposals and carry out or facilitate such investigations and further or repeat tests as may be instructed and the

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          Contractor shall be liable to the Employer for all loss and expense incurred in relation thereto including the costs of re-testing the works of Project Contractors. The Contractor shall also execute all necessary repairs, replacement and making good.

41.7 If, as a result of any test instructed pursuant to Clause 41.1(a)(ii), the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate, then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate and provided further that this Clause 41.7 shall not apply:

          (a) if the test indicates that any part of the Works was not in accordance with the Contract; or

          (b)  to any repeat test carried out in accordance with the Contract.

          COMMENCEMENT, COMPLETION AND DELAY

42.       COMMENCEMENT

42.1 The Contractor shall commence the Works on the Date for Commencement of the Works. The Contractor shall from the Date for Commencement of the Works proceed with the execution of the Works with due diligence and expedition. The Contractor shall not commence the execution of the Works before the Date for Commencement of the Works.

43.       RIGHTS OF ACCESS TO THE SITE

43.1 The Employer shall give to the Contractor, from time to time, access to as much of the Site as may be required to enable the Contractor to execute the Works in accordance with the Works Programme provided that the Employer shall not be required to give access contrary to any limitation identified in the Contract.

43.2 Unless the Contract expressly provides otherwise, the Contractor shall not be entitled to uninterrupted access to or an exclusive right to occupation of the Site or any part thereof.

43.3 The Contractor shall give notice to the Engineer of the access which the Contractor requires to execute the Works. The Contractor shall give such

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          notice in sufficient time for the Employer to arrange for access to be given without delaying the progress of the Works. The Employer shall not in any event be obliged to give access in advance of dates for access identified in the Works Programme.

43.4 If, as a result of any failure or inability to provide or delay in providing access pursuant to Clause 43.1 following a notice in accordance with Clause 43.3, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

44.       TIME FOR COMPLETION

44.1 The Contractor shall substantially complete the Works and any Section and achieve any Stage by the respective Key Dates therefor.

45.       EXTENSION OF TIME

45.1 The Contractor shall give notice to the Engineer as soon as the Contractor can reasonably foresee any event occurring which is liable to cause any delay to substantial completion of the Works or any Section or to the achievement of any Stage. The notice shall in any event be given within 28 (twenty-eight) days after commencement of the event, and shall state the likelihood and probable extent of the delay and specify whether the Contractor considers he is or may become entitled to an extension of time in respect of the effects of the event. If so, the Contractor shall cite the provision of Clause 45.3 which the Contractor considers to be applicable identifying, in the case of Clause 45.3(a), the relevant Clauses.

45.2 The Contractor shall use and continue to use all reasonable endeavours to avoid or reduce the effects of the event on substantial completion of the Works or any Section or the achievement of any Stage and shall as soon as practicable but in any event within 28 (twenty-eight) days of notification pursuant to Clause 45.1 submit by further notice to the Engineer:

          (a) full and detailed particulars of the cause, effect and actual extent of the delay to substantial completion of the Works or any Section or to the achievement of any Stage; or

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (b) where an event has a continuing effect or where the Contractor is unable to determine whether the effect of any event will actually cause delay to substantial completion of the Works or any Section or the achievement of any Stage, such that it is not practicable for the Contractor to submit full and detailed particulars pursuant to Clause 45.2(a), a statement to that effect with reasons together with interim written particulars (including details of the likely consequences of the event on progress of the Works and an estimate of the likelihood or likely extent of the delay); the Contractor shall thereafter submit to the Engineer at intervals of not more than 28 (twenty-eight) days, further interim written particulars until the actual delay caused (if any) is ascertainable, whereupon the Contractor shall as soon as practicable but in any event within 28 (twenty-eight) days submit to the Engineer full and detailed particulars of the cause, effect and actual extent of the delay; and, in any event:

          (c) details of the documents that will be maintained to support the claim in accordance with Clause 59; and

          (d) details of the measures which the Contractor has adopted and/or proposes to adopt to avoid or reduce the effects of the event upon substantial completion of the Works or any Section or achievement of any Stage.

45.3 If the event notified by the Contractor pursuant to Clause 45.1 is the subject of a claim for extension of time by reason of:

          (a)  (i)     the issue of an instruction, or the failure or inability
                       to issue or delay in issue of an instruction, pursuant to Clause 2.9;

               (ii) the reversal or variation of an instruction or decision by the Engineer, or the Engineer's Representative, pursuant to Clause 3.5;

               (iii) ambiguities or discrepancies in or between the documents comprising the Contract, pursuant to Clause 7.3;

               (iv) errors in setting out due to incorrect data, pursuant to Clause 19.2;

               (v) an instruction for the rectification of loss or damage due to Excepted Risks, pursuant to Clause 21.6;

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

               (vi) the activities of Relevant Authorities or Project Contractors, pursuant to Clause 28.9;

               (vii) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction in respect of antiquities, pursuant to Clause 31.4;

               (viii)  the uncovering of acceptable work, pursuant to Clause
                       39.3;

               (ix)    ad hoc successful tests, pursuant to Clause 41.7;

               (x)     access constraints, pursuant to Clause 43.4;

               (xi) an instruction issued by the Engineer for the handing over of the Works or any part thereof, pursuant to Clause 50.4;

               (xii)   suspension of the Works, pursuant to Clause 51.2;

               (xiii) the issue of a variation instruction, pursuant to Clause 54.8;

               (xiv) the instruction of work included as a Provisional Sum, pursuant to Clause 65.4;

               (xv) making good the destruction or damage to the Permanent Works and/or the Temporary Works by reason of special risks, pursuant to Clause 77.4(b); or

          (b) any other cause of disturbance to the progress of the Works for which the Employer or the Engineer is responsible whether pursuant to or in breach of any provision of the Contract or otherwise including, but not limited to, any act of prevention or delay by the Employer or the Engineer, then the Engineer shall assess and decide whether the Contractor may fairly be entitled to an extension of any of the Key Dates.

45.4 Notwithstanding the powers of the Engineer pursuant to this Clause 45 to assess and decide whether the Contractor is fairly entitled to an extension of time, the Contractor shall not in any circumstance be entitled to an extension of time if and to the extent that, in the Engineer's opinion, the relevant delay is caused directly or indirectly by breach of the Contract or other default of the Contractor, by the Contractor's failure to make the proper time allowance which he is deemed to have made pursuant to Clause 15.2, or by an event which is not expressly described in Clause 45.3. Without prejudice to the

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          generality of the foregoing, the Contractor shall not be entitled to an extension of time if the cause of the delay is:

          (a) non-availability or shortage of Contractor's Equipment, Temporary Works, labour (whether or not imported), utility services or any part of the Permanent Works;

          (b) an increase in the quantity of any item of work except to the extent that the increase is the consequence of a variation instructed pursuant to Clauses 2 or 54;

          (c) any instruction in relation to matters which are the responsibility of the Contractor under the Contract in the absence of the instruction;

          (d) inclement weather conditions adversely affecting the progress of the Works (including without limitation the hoisting of any storm warning or strong wind signal);

          (e) the condition of the ground, sub soil and sub strata of the Site and geological, geo-environmental, geotechnical and hydrological conditions, affecting the same;

          (f) delay in issuing or failure to issue to the Contractor any permit, approval or consent in respect of the Works by any Relevant Authority; or

          (g) defective design prepared by or on behalf of the Contractor, whether contained in the Contractor's Proposals, the Design Documents or otherwise.

45.5 If, pursuant to Clause 45.3, the Engineer considers that the Contractor may fairly be entitled to an extension of any of the Key Dates, the Engineer shall within 28 (twenty-eight) days, or such further time as may be reasonable in the circumstances of:

          (a) receipt of full and detailed particulars of the cause and actual effect of any delaying factor; or

          (b) where an event has a continuing effect or where the Engineer anticipates a significant delay before the actual effect of an event becomes ascertainable and the Engineer considers an interim extension of time should be granted, receipt of such particulars as in the Engineer's opinion are sufficient for him to decide the interim extension of time,

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          assess, decide, grant and notify the Contractor of the extension. The Engineer in assessing and deciding any extension shall take into account all the circumstances known to him at that time, including the effect of any omission of work or substantial decrease in the quantity of work.

45.6 The Engineer may at any time following notification of an event pursuant to Clause 45.1 assess, decide and notify the Contractor whether or not the event constitutes a potential ground upon which an extension of time may be granted pursuant to this Clause 45.

45.7 Notwithstanding that the Contractor is not otherwise entitled to an extension of time (whether as a consequence of a failure to comply with the terms of Clauses 45.1 and 45.2 or otherwise), the Engineer may assess and decide the delay that he considers has been suffered by the Contractor as a result of any of the events described in the Clauses to which Clause 45.3(a) refers or any of the events described in Clause 45.3(b); in which case he shall grant and notify the Contractor of the extensions to any Key Date which he decides upon.

45.8 If the Engineer decides that the Contractor is not entitled to an extension of time, the Engineer shall, as soon as reasonably practicable, notify the Contractor accordingly.

45.9      (a)  Without prejudice to the Engineer's powers pursuant to Clauses
               45.5(b) and 45.7, the Contractor shall not be entitled to an extension of time by reason of any delay unless the delay actually affects substantial completion of the Works or any Section or the achievement of any Stage by the relevant Key Date;

          (b) whether or not the Contractor fails to achieve any Milestone by reason of any delay shall not of itself be material to the issue of the Contractor's entitlement to an extension of time; and

          (c) any extension to one Key Date shall not of itself entitle the Contractor to an extension to any other Key Date.

45.10 The Engineer shall within 56 (fifty-six) days of the issue of the Substantial Completion Certificate for the Works review and finally decide and certify the overall extensions of time (if any) to which he considers the Contractor is entitled in respect of the Works, any Section or any Stage. The final review shall not result in a decrease in any extension of time already granted by the Engineer pursuant to Clauses 45.5 or 45.7 or in any period of suspension of liquidated damages for delay assessed and decided pursuant to Clause 48.8(c).

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

45.11 Any extension of time granted by the Engineer to the Contractor shall, except as provided elsewhere in the Contract, be deemed to be in full compensation and satisfaction for any loss or injury sustained or sustainable by the Contractor in respect of any matter or thing in connection with which the extension shall have been granted and every extension shall exonerate the Contractor from any claim or demand on the part of the Employer for the delay during the period of the extension but not for any delay prior to or continued beyond such period.

45.12 It shall be a condition precedent to the Contractor being granted extensions of time under this Clause 45 that he complies strictly with the terms of Clauses 45.l and 45.2.

46.       RATE OF PROGRESS

46.1 If, in the opinion of the Engineer, the progress of the Works is too slow to ensure the achievement of any Stage or the substantial completion of the Works or any Section by the relevant Key Date and the Contractor is not entitled to an extension of time pursuant to Clause 45, the Engineer may notify the Contractor and the Contractor shall forthwith suggest and, subject to consent, take such steps as are necessary to expedite progress.

46.2 If the Engineer considers that the Contractor's suggestions submitted in accordance with Clause 46.1 will not ensure the achievement of any Stage or the substantial completion of the Works or any Section by the relevant Key Date then the Contractor shall take such other steps as the Engineer may instruct. If any step taken by the Contractor involves the Employer in additional costs the costs shall be assessed and decided by the Engineer and shall be recoverable by the Employer from the Contractor.

47.       RECOVERY OF DELAY AND ACCELERATION OF THE WORKS

47.1 In this Clause 47, the term "Recover Delay" shall mean extinguishing or reducing a delay to the Works, or any part thereof, for which the Contractor would otherwise be entitled to receive an extension of time pursuant to Clause 45 and "Accelerate the Works" shall mean achieving any Stage or substantially completing the Works or any Section, or any parts thereof, earlier than the Key Date specified for such Stage, the Works or the Section.

47.2 If, in the opinion of the Engineer, it might be possible for the Contractor, by taking certain measures, to Recover Delay or Accelerate the Works, the Engineer may notify the Contractor of the nature of such measures and request the Contractor to submit proposals in respect thereof.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

47.3 Within 14 (fourteen) days of receipt by the Contractor of a notice and request pursuant to Clause 47.2, the Contractor shall supply to the Engineer his proposals for adopting measures to Recover Delay or Accelerate the Works which shall include, but not necessarily be limited to:

          (a) a description of the measures which the Contractor proposes to adopt;

          (b) an estimate of any saving of time which could be made by the adoption of the measures;

          (c)  the proposed price for the measures; and

          (d)  any other terms proposed by the Contractor.

47.4 Within 14 (fourteen) days of receipt of any proposals supplied by the Contractor pursuant to Clause 47.3, the Engineer may instruct the
          Contractor:

          (a) to provide such further information in connection with the proposals as the Engineer may request; and

          (b)  if in his opinion, it is necessary, to submit revised proposals.

47.5 The Engineer may, but shall not be obliged so to do, instruct the Contractor to take any measures agreed between the Engineer and the Contractor to Recover Delay or Accelerate the Works.

47.6 The Engineer may, whether or not the procedure set out in Clauses 47.2 to 47.4 has been followed, instruct the Contractor to take such measures which, in the opinion of the Engineer, it is feasible for the Contractor to take to Recover Delay or Accelerate the Works and the Contractor shall carry out the measures so instructed with due diligence.

47.7 Subject to the terms of any agreement between the Engineer and the Contractor pursuant to this Clause 47, if by adopting measures instructed to Recover Delay or Accelerate the Works, the Contractor does not extinguish delays, despite exercising due diligence, for which he would have been entitled to an extension of time in the absence of the measures, the Contractor shall nevertheless be granted an extension of time of the duration of the unextinguished delay.

47.8 The price to be paid for the measures instructed by the Engineer to Recover Delay or Accelerate the Works, if the price is not agreed between the Engineer and the Contractor, shall be assessed and decided by the Engineer.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

48.       LIQUIDATED DAMAGES FOR DELAY

48.1 The obligations to achieve any Stage and to substantially complete the Works and any Section by the relevant Key Dates are separate obligations of the Contractor.

48.2 Appendix 1 to the Form of Tender attributes to each Key Date a sum which represents or is less than the Employer's genuine pre-estimate (at a daily rate) of the damages likely to be suffered by the Employer if the Works are not, or any Section is not, substantially complete, or any Stage is not achieved by the relevant Key Date. The sum shall constitute liquidated damages and not a penalty.

48.3 The Contractor acknowledges that the liquidated damages have been estimated by the Employer on the basis of damages likely to be suffered as a result of failure to meet any relevant Key Date irrespective of and independently from any damages which are likely to be suffered as a result of failure to meet any other Key Date. Liquidated damages attributed to separate Key Dates may, therefore, run concurrently.

48.4 If the Contractor does not achieve any Stage or substantially complete the Works or any Section by the relevant Key Date the Contractor shall pay or allow to the Employer liquidated damages calculated using the rates referred to in Clause 48.2 (as reduced by any certificate issued pursuant to Clause 48.5) until the date when the Works are or the Section is substantially completed or the Stage is achieved.

48.5      In the event that:

          (a) a Substantial Completion Certificate is issued in respect of any part of the Works (such part not being a Section) before the substantial completion of the Works; or

          (b) a Substantial Completion Certificate is issued in respect of any part of a Section before the substantial completion of the whole of the Section; or

          (c) a Stage Certificate is issued in respect of any part of a Stage before the achievement of the whole of the Stage,

          the rate of liquidated damages specified in Appendix 1 to the Form of Tender in respect of the Works, the Section or Stage, as the case may be (or any rate previously calculated in accordance with this Clause 48.5) shall be reduced by the proportion which the value of the part completed or achieved bears to the

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          value of the Works, the Section or the Stage (or the remainder thereof) as appropriate, as the same is assessed by the Engineer. The Engineer shall issue a certificate to the Contractor identifying the reduced rate of liquidated damages which shall be payable by the Contractor in the event that the remainder of the Works or the Section is not substantially completed or the remainder of the Stage is not achieved, by the relevant Key Date.

48.6 The total amount of liquidated damages for delay in respect of the Works, any Section and any Stage shall be limited in aggregate to the sum identified as such limit in Appendix 1 to the Form of Tender.

48.7      The Employer May:

          (a) deduct and retain the amount of any liquidated damages becoming due pursuant to this Clause 48 from any sum due or which becomes due to the Contractor; or

          (b) require the Contractor to pay such amount to the Employer forthwith,

          provided that if upon any subsequent review the Engineer:

          (c) grants a relevant extension or further extension of time or issues a suspension notice pursuant to Clause 48.8(c), the Employer shall no longer be entitled to liquidated damages in respect of the period of such extension or suspension; or

          (d) issues a certificate pursuant to Clause 48.5 reducing the rate of the liquidated damages, the Employer shall no longer be entitled to liquidated damages at the previous rate for any period after the date on which the reduced rate became applicable, any sum in respect of any of the said periods in excess of the Employer's entitlement which may already have been recovered pursuant to this Clause 48 shall be reimbursed forthwith to the Contractor together with interest at the Contract Rate of Interest from the date on which the sum was recovered from the Contractor.

48.8      Without prejudice to Clause 45, if an event as described in Clause
          45.3 should occur after liquidated damages have become payable in respect of the Works, any Section or any Stage:

          (a) the Contractor shall as soon as reasonably practicable so notify the Engineer and shall provide such particulars and details of the type described in Clause 45.2 as may be requested;

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (b) the Contractor shall use and continue to use his reasonable endeavours to avoid or reduce delay to the Works, any Section or any Stage;

          (c) if, in the Engineer's opinion, the event has resulted in further delay to the Works, any Section or any Stage, the Engineer shall so notify the Contractor and the Employer's entitlement to liquidated damages in respect of the Works, the Section or the Stage shall be suspended for the period from commencement of the further delay (the date of which shall be assessed by the Engineer and stated in the said notice) until the further delay has either come to an end or, as the case may be, should have come to an end had the Contractor used his reasonable endeavours (the date of which shall be assessed by the Engineer and stated in a notice to be issued to the Contractor as soon as reasonably practicable thereafter);

          (d) any such suspension shall not invalidate any entitlement to liquidated damages before the period of further delay started to run or after it ceases; and

          (e) the Engineer may take the steps described in Clause 48.8(c) notwithstanding the absence of any or any timely notification from the Contractor pursuant to Clause 48.8(a).

48.9 The payment of any liquidated damages pursuant to this Clause 48 shall not relieve the Contractor of any obligation or liability (including, without limitation, to complete the Works) save in relation to the payment of damages for delay in substantially completing the Works or any Section or achieving any Stage.

          SUBSTANTIAL COMPLETION, STAGE AND HANDING OVER CERTIFICATES

49.       SUBSTANTIAL COMPLETION AND STAGE CERTIFICATES

49.1 When the Contractor considers that the Works have been substantially completed, including, without limitation:

          (a)  the passing of the tests prescribed by the Contract (if any); and

          (b) the provision to the Engineer of the documents required by the Contract to be provided prior to substantial completion,

          he may give notice to that effect to the Engineer together with:

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (i) a list of the items of work that, in the Contractor's opinion, are outstanding; and

          (ii) an undertaking to finish those items referred to in sub-paragraph
               (i) above and all other outstanding works, during the relevant Defects Liability Period,

          in a form acceptable to the Engineer.

49.2 The Engineer shall within 21 (twenty one) days of the date of delivery of the notice, list and undertaking in accordance with Clause 49.1, either:

          (a) issue to the Contractor the Substantial Completion Certificate stating the date on which in his opinion the Works were substantially completed in accordance with the Contract; or

          (b) issue instructions to the Contractor specifying the items of work which in the Engineer's opinion need to be executed before the Substantial Completion Certificate may be issued, in which event the Contractor shall be entitled to receive the Substantial Completion Certificate within 21 (twenty-one) days of completion to the satisfaction of the Engineer of the items of work specified by the instructions, provided that if at any time after the instructions but before the issue of the Substantial Completion Certificate, the Engineer discovers other items of work which in his opinion need to be executed before the issue of the Substantial Completion Certificate, he may issue further instructions pursuant to this Clause 49.2(b).

49.3 Following the same procedure as that described in Clause 49.1 for the Works, the Contractor may request, and the Engineer may issue, a Substantial Completion Certificate for any Section, provided that the references to tests and to documents in Clause 49.1 shall be deemed to be references to any test prescribed by the Contract to be completed and any document required by the Contract to be supplied, prior to substantial completion of the Section.

49.4 Following the same procedure as that described in Clause 49.1 for the Works, the Contractor may request, and the Engineer may issue, a Stage Certificate, when any Stage has been achieved, provided that for any Stage, the references to tests and to documents in Clause 49.1 shall be deemed to be references to any test prescribed by the Contract to be completed and any document required by the Contract to be supplied prior to achievement of the Stage, and the undertaking to finish outstanding items of work shall be to do so as soon

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          as is practicable, but within no more than 42 (forty-two) days from the date of issue of the Stage Certificate.

49.5 If, in the Engineer's opinion, the Works have been or any Section or any other part of the Works has been substantially completed or substantially completed subject to certain outstanding items (including, without limitation, tests) he may issue a Substantial Completion Certificate in respect of the Works, the Section or the other part of the Works and upon the issue of the certificate, the Contractor shall be deemed to have undertaken to complete all outstanding items of work during the relevant Defects Liability Period by dates to be instructed.

49.6 If, in the Engineer's opinion, any Stage or any part of any Stage has been achieved or achieved subject to certain outstanding items (including, without limitation, tests) he may issue a Stage Certificate in respect of the Stage or the part of the Stage and upon the issue of the certificate, the Contractor shall be deemed to have undertaken to complete all outstanding items of work by dates to be instructed.

49.7 Achievement of any Stage shall not of itself constitute completion or substantial completion of any Section or any other part of the Works for the purposes of Clauses 49.3 and 49.5.

50.       HANDING OVER CERTIFICATES

50.1 In the event that the Employer wishes to use the Works, or any part thereof or any Section, prior to the issue of the Substantial Completion Certificate for the Works or the issue of a Substantial Completion Certificate for any part or any Section, the Engineer may instruct the Contractor to allow the Employer to make use of the Works or the part or Section referred to in the instruction and to take such steps as may be necessary to allow such use and the Contractor shall take such steps and allow the Employer to have the use of the Works or such part or Section provided always that the execution of works by Relevant Authorities or Project Contractors, or the provision of access thereto over the Site or the Works, or any part thereof, shall not amount to use of the Works or any part thereof by the Employer for the purposes of this provision.

50.2 At the time that the Employer's use commences pursuant to Clause 50.1, the Engineer shall issue a Handing Over Certificate to the Contractor and the Employer which shall contain details of the part of the Works to be used by the Employer and the works which, in the opinion of the Engineer, are required to be executed by the Contractor before the Engineer will be able to issue the Substantial Completion Certificate in respect of the Works, or the Section, or if appropriate, the part of the Works. The Employer and the

[STAMP]

Rev. 0: 22 May 2002                  GCC/67                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          Contractor shall notify the Engineer within 7 (seven) days of receipt of any Handing Over Certificate if they disagree with any details contained therein.

50.3 Without prejudice to any other provision of the Contract including, without limitation, the Contractor's obligations pursuant to Clauses 21.2, 44.1 and 52, the Employer shall assume responsibility for the care of the Works or any part or Section in respect of which a Handing Over Certificate is issued by the Engineer in accordance with Clause 50.2, 28 (twenty eight) days after the date of issue of any such certificate.

50.4 If, in compliance with any instruction issued pursuant to Clause 50.1, the Contractor is prevented from achieving any Stage, or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

          SUSPENSION

51.       Suspension

51.1 The Contractor shall, on the Engineer's instruction, suspend the execution of the Works, any Section or any other part of the Works for such time or times and in such manner as the Engineer may consider necessary. During the suspension, the Contractor shall properly protect and secure the Works or the Section or other part of the Works which is subject to that instruction.

51.2 If, as a result of compliance with an instruction pursuant to Clause 51.1, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall, except to the extent that the suspension is:

          (a)  instructed pursuant to Clause 51.3;

          (b) necessary by reason of weather conditions affecting the safety or quality of the Works; or

          (c) necessary for the proper execution or for the safety of the Works,

[STAMP]

Rev. 0: 22 May 2002                  GCC/68                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

51.3 The Engineer may issue instructions to suspend the Works, any Section or any other part of the Works if, in the Engineer's opinion, the Contractor is in breach of any of his obligations.

51.4 If, when an instruction has been given pursuant to Clause 51.1, there has not been an instruction to resume work within a period of 3 (three) months from the date of the instruction to suspend work, then the Contractor may, unless the suspension is otherwise provided for in the Contract or continues to be necessary by reason of some breach of the Contract or other default on the part of the Contractor, serve a notice on the Engineer requesting him, within 28 (twenty-eight) days from the receipt of the notice, to issue an instruction to resume work. If within the said 28 (twenty-eight) days the Engineer does not issue the instruction or give notice that, in his opinion, the suspension continues to be necessary by reason of some breach or default as aforesaid, the Contractor, by a further notice, may elect to treat the suspension, where it affects part only of the Works, as an omission of the part pursuant to Clause 54 or, where it affects the Works, as a termination of the Contract by the Employer which shall be deemed to have occurred pursuant to the proviso to Clause 77.1 and in such event, Clauses 77.2 to 77.4 shall apply.

          OUTSTANDING WORK AND DEFECTS

52.       OUTSTANDING WORK

52.1 The Contractor shall execute any outstanding work relating to the Works, any Section or any other part of the Works, as the case may be, and shall deliver up to the Employer the Works, any Section or any other part of the Works to which the work outstanding relates, in the condition required by the Contract (fair wear and tear excepted) as soon as practicable after the issuance of the relevant Substantial Completion Certificate in respect thereof and in any event prior to the expiry of the relevant Defects Liability Period.

52.2 If the outstanding work is of such a character as may affect the validity of the results of any of the tests required by the Contract, the Engineer may within 1 (one) month of the completion of outstanding work instruct the Contractor to repeat such tests in which case the tests shall be carried out as provided in Clause 41.

52.3 Where the execution of any outstanding work by the Contractor could interfere with work by Project Contractors, with the use of the Project or the

[STAMP]

Rev. 0: 22 May 2002                  GCC/69                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          Works or any part thereof, or any Section by the Employer, the Contractor shall execute the outstanding work in the manner and at or by the times instructed by the Engineer so as to avoid or, if it cannot be avoided, minimise interference.

53. WORK OF REPAIR AND ADDITIONAL WORK DURING THE DEFECTS LIABILITY PERIOD AND INVESTIGATING DEFECTS

53.1 The Contractor shall as soon as practicable after the expiry of the relevant Defects Liability Period, deliver up the Works, any Section or any part of the Works to the Employer in the condition required by the Contract (fair wear and tear excepted). The Contractor shall, in accordance with any instruction issued during any Defects Liability Period or within 14 (fourteen) days after its expiration:

          (a) execute maintenance work including any work of redesign, replacement, repair, rectification and making good any defect, imperfection settlement or other fault (whether intermittent or otherwise) identified during the Defects Liability Period. The work shall be executed within such period as instructed, or in the absence of such instruction, as soon as is practicable; and

          (b) execute any other work in connection with the Permanent Works, not referred to in the Employer's Requirements, including the supply of goods and materials which, in the Engineer's opinion, it is reasonable for the Contractor to so supply.

53.2 At any time prior to the issuance of the Defects Liability Certificate, the Contractor shall, if instructed by the Engineer, investigate the cause of any defect, imperfection or fault under the directions of the Engineer.

53.3 If, in the Engineer's opinion, the defect, imperfection or fault investigated pursuant to Clause 53.2 or the work executed pursuant to Clause 53.1(a) is not the result of any breach of the Contract or other default on the part of the Contractor then, if the Contractor claims additional payment therefor, the Engineer shall give a decision pursuant to Clause 57.

53.4 In relation to any work executed pursuant to Clause 53.1(b), the Engineer shall give a decision pursuant to Clause 57, which, notwithstanding the definition of Cost contained in Clause 1.2, shall include a reasonable allowance for profit by the Contractor.

53.5 Where any work is carried out pursuant to Clause 53.1(a) and is not work to which Clause 53.3 applies, then the terms of this Clause 53 shall apply to the

[STAMP]

Rev. 0: 22 May 2002                  GCC/70                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          work for the extended Defects Liability Period and similarly to outstanding work executed pursuant to Clause 52.1.

53.6 If the work carried out by the Contractor in accordance with Clause 53.1(a) is such that it may affect the validity of any of the tests required by the Contract, the Engineer may instruct, within 28 (twenty-eight) days after completion of the work, that the tests be repeated to the extent necessary. The tests shall be carried out in accordance with Clause 41 and the maintenance work shall not be considered as completed until satisfactory completion of the repeat tests.

53.7 Within 14 (fourteen) days of completion of the maintenance work in accordance with Clause 53.1(a), the Contractor shall, where applicable, submit to the Engineer for review appropriate revisions to the documents referred to in Clause 49.1.

          VARIATIONS

54.       VARIATIONS

54.1 The Engineer may instruct any variation to the Works that is in his opinion desirable in connection with the Works or the Project. The variation may include, but shall not be limited to:

          (a) additions, omissions, substitutions, alterations, changes in quality, form, character, kind, position, dimension, level or line;

          (b) changes to any sequence, method or timing of construction specified in the Contract other than changes in programming requirements necessary for the Contractor to comply with his obligations apart from this Clause 54.1(b); and

          (c)  changes to access to the Site.

54.2 The Contractor may propose any variation to the Engineer which he considers may have financial, timing, quality or interface/co-ordination benefits for the Employer. The proposal shall, in detail, describe the proposed variation and identify the benefits to be obtained and all other financial, timing, quality or interface/co-ordination effects of the proposed variation upon the Works. If the Engineer accepts the proposal (which he shall be under no obligation to do) he shall instruct the variation pursuant to this Clause 54.2 within 14 (fourteen) days of receipt of the proposal.

54.3 The Engineer may give details to the Contractor of any proposed variation which he is considering and request the Contractor to submit an estimate

[STAMP]

Rev. 0: 22 May 2002                  GCC/71                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          providing details of the financial, timing, quality and interface/co-ordination effects of the proposed variation upon the Works. The Contractor shall submit the estimate, which shall be based on the rates and prices contained in the Pricing Document, within 14 (fourteen) days of receipt of the request and if the Engineer accepts the estimate (which he shall be under no obligation to do) he shall so notify the Contractor and instruct the variation pursuant to this Clause 54.3 within 14 (fourteen) days of receipt of the estimate. If the Engineer does not accept the estimate he may nevertheless instruct the variation at any time thereafter pursuant to Clause 54.1.

54.4 The Contractor shall, in respect of any variation ordered pursuant to Clause 54.1, amend any Design Document affected by such variation and shall submit such amendments to the Engineer for review.

54.5 No variation shall be made by the Contractor without an instruction by the Engineer.

54.6 No variation instructed pursuant to this Clause 54 shall in any way vitiate or invalidate the Contract, which shall continue to apply to the Works as varied, but the value (if any) of all variations shall be taken into account by the Engineer in assessing and deciding revisions to the Cost Centre Values in accordance with Clause 56 or in valuing the variation as dayworks pursuant to Clause 55.

54.7 The Employer may procure that work omitted as a variation to the Works by instruction pursuant to Clause 54.1, be executed by another contractor provided always that:

          (a) upon such omitted work being let to another contractor, the Engineer shall assess and decide a fair amount in respect of the profit reasonably anticipated by the Contractor in respect of such omitted work as at the time of issue of the relevant instruction and shall make such revision to the relevant Cost Centre Value, as may be appropriate, pursuant to Clause 56; and/or to the then current total of the Cost Centre Values and other amounts previously decided to be due; and

          (b) if the effect of the omission of such work would be to reduce an extension of time to which the Contractor would otherwise have been entitled had no such variation been instructed, the Engineer shall take the effect of the omission into account and, subject to the provisions of Clause 45, grant such extension of time (if any) so as to put the Contractor in no better and no worse position than if the said variation had not been instructed.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

54.8 If, in compliance with an instruction pursuant to Clause 54.1, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or becomes entitled to an extension of time pursuant to Clause 54.7(b) or incurs Cost which the Contractor did not and had no reason to anticipate and is not recoverable pursuant to Clauses 55 or 56 then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

55.       DAYWORK

55.1 The Engineer may instruct that any work to be executed as a result of an instruction given pursuant to Clauses 54.1 or 65.1(b) shall be executed on a daywork basis under the conditions and valued at the rates set out in the Pricing Document. Unless the work instructed is required to commence immediately, the Contractor shall give the Engineer notice before starting the work.

55.2 The Contractor shall furnish to the Engineer such receipts or other vouchers as may be necessary to prove the amounts paid by the Contractor in executing the work and before ordering work shall submit to the Engineer quotations for the same for review.

55.3 In respect of all work executed on a daywork basis the Contractor shall, during the continuance of such work, deliver each day to the Engineer a list of the names and occupations of and time worked by all workmen employed on such work and a statement showing the descriptions and quantities of all work executed the previous day. One copy of each list and statement shall, if correct or when agreed, be signed by or on behalf of the Engineer and returned to the Contractor.

55.4 At the end of each month, the Contractor shall deliver to the Engineer a detailed priced statement of the work executed (separately identifying labour and things supplied) and the Contractor shall not be entitled to any payment unless the lists and statements required in accordance with this Clause 55 have been fully and punctually rendered. Provided always that if the Engineer shall consider that for any reason the sending of such list or statement by the Contractor in accordance with the foregoing provisions was impracticable, he shall nevertheless be entitled to authorise payment for such work either under the conditions set out in the Pricing Document (on being satisfied as to the details of the work executed) or at such value therefor as he shall consider fair and reasonable.

[STAMP]

Rev. 0: 22 May 2002                  GCC/73                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

55A.      OPTIONS

55A.1 The Engineer may, at any time within the relevant period from the Date for Commencement of the Works referred to in the Employer's Requirements, exercise any Option by instructing the Contractor to execute the work comprised therein, as such work is described in the Employer's Requirements.

55A.2 If the Engineer exercises any Option in accordance with Clause 55A.1, the Contractor shall carry out the work comprised therein subject to and in accordance with the Contract as if it had at all times formed part of the Works and any provision of the Contract which is stated as being conditional upon the exercise of the Option shall apply.

55A.3 The Contractor shall not be entitled to receive any extension of time for completion of the Works or any Section thereof or for the achievement of any Stage pursuant to Clause 45 by reason of the exercise of any Option by the Engineer, or the exercise of all Options, in accordance with Clause 55A.1 or to receive any further or additional payment, whether pursuant to Clause 56 or 57, beyond the payment referred to in the Pricing Document in respect of such Option or Options.

55A.4 If the Engineer does not exercise any Option pursuant to Clause 55A.1, such Option shall not form part of the Works and the Contractor shall not be entitled to any payment for or in connection with such Option.

          VALUATION

56.       VALUATION

56.1 Subject to Clause 58, the Engineer shall assess and decide the sum which, in his opinion, is due to the Contractor as a result of:

          (a)  an instruction pursuant to Clauses 54.1 or 65.1 (a); or

          (b) matters claimed by reason of the following, insofar as, in the Engineer's opinion, some or all of the claim relates to work equivalent to a variation as described in Clause 54.1:

               (i) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction, pursuant to Clause 2.9;

[STAMP]

Rev. 0: 22 May 2002                  GCC/74                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

               (ii) ambiguities or discrepancies in or between the documents comprising the Contract, pursuant to Clause 7.3;

               (iii) errors in setting out due to incorrect data, pursuant to Clause 19.2;

               (iv) an instruction for rectification of loss or damage due to Excepted Risks, pursuant to Clause 21.6;

               (v) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction in respect of antiquities, pursuant to Clause 31.4;

               (vi)    ad hoc successful tests, pursuant to Clause 41.7; or

               (vii) making good the destruction or damage to the Permanent Works and/or the Temporary Works by reason of special risks, pursuant to Clause 77.4(b).

56.2 The Engineer's assessment and decision pursuant to Clause 56.1 shall be made as follows:

          (a) where work added or omitted is, in the Engineer's opinion, of similar character and executed under similar conditions to work for which there is a rate or price in the Pricing Document, it shall be valued at that rate or price; or

          (b) where work added or omitted is, in the Engineer's opinion, not of a similar character or is not executed under similar conditions, it shall be valued at a rate or price based on any of the rates or prices contained in the Pricing Document so far as may be reasonable, failing which a fair valuation shall be made; and

          (c) if the nature or extent of the work added or omitted relative to the nature or extent of the Works or any part thereof shall be such that, in the Engineer's opinion, any rate or price contained in the Pricing Document for any other work is by reason of such variation rendered unreasonable or inapplicable, then a new rate or price shall be agreed between the Engineer and Contractor for that work, using the rates and prices contained in the Pricing Document as the basis for decision; or

          (d) if the Engineer and the Contractor fail to reach agreement on any rate or price pursuant to Clause 56.2(c), the Engineer shall assess and

[STAMP]

Rev 0: 22 May 2002                   GCG/75                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

               decide a rate or price and shall notify the Contractor accordingly, and following such a decision the Engineer shall make, pursuant to Clause 66, revisions (if any and if appropriate) to the relevant Cost Centre Value and/or the Schedule of Milestones and/or the Interim Payment Schedule and shall notify the Contractor accordingly.

56.3 Insofar as, in the Engineer's opinion, any balance of the Contractor's claim pursuant to the provisions referred to in Clause 56.1(a) or (b) relates to disturbance to the progress of the Works or any part thereof, he shall assess and decide the balance pursuant to Clause 57.

56.4 In respect of any instruction pursuant to Clauses 54.2, 54.3 or 65.2, the amount due to the Contractor shall be the amount accepted by the Engineer pursuant to those clauses and the Engineer shall make, pursuant to Clause 66, revisions (if any and if appropriate) to the relevant Cost Centre Value and/or the Schedule of Milestones and/or the Interim Payment Schedule and shall notify the Contractor accordingly.

56.5 The Contractor shall not be entitled to any payment pursuant to this Clause 56 to the extent, in the Engineer's opinion, connected with:

          (a) any breach of the Contract or other default on the part of the Contractor;

          (b) any instruction in relation to matters which, in the Engineer's opinion, are the responsibility of the Contractor in the absence of the instruction; or

          (c) failure by the Contractor to make the proper allowance in the Tender Total and the rates and prices in the Pricing Document which he is deemed to have made pursuant to Clause 15.2.

56.6 The Contractor shall supply all information and documents requested by the Engineer to facilitate the performance of the Engineer's duties under this Clause 56 including, without limitation, details or further details of:

          (a)  the rates and prices in the Pricing Document; and/or

          (b)  amounts claimed by relevant subcontractors

          and the details or further details shall include a make-up of the relevant rate, price or amount to identify allowance for labour, Permanent Works, Contractor's Equipment, Temporary Works and other types of expenditure and any mark-up for inflation, overheads and profit (if any).

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

57.       COST AND DISTURBANCE TO THE PROGRESS OF THE WORKS

57.1 If, in the Engineer's opinion, the Contractor has incurred or is likely to incur Cost for which the Contractor would not be reimbursed by a payment made pursuant to any other provision in the Contract and a claim is made by reason of:

          (i) the issue of instruction, or the failure or inability to issue or delay in issue of an instruction, pursuant to Clause 2.9;

          (ii) the reversal or variation of an instruction or decision by the Engineer, or the Engineer's Representative, pursuant to Clause 3.5;

          (iii) ambiguities or discrepancies in or between the documents comprising the Contract, pursuant to Clause 7.3;

          (iv) errors in setting out due to incorrect data, pursuant to Clause 19.2;

          (v) an instruction for the rectification of loss or damage due to Excepted Risks, pursuant to Clause 21.6;

          (vi) the activities of Relevant Authorities or Project Contractors, pursuant to Clause 28.9;

          (vii) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction in respect of antiquities, pursuant to Clause 31.4;

          (viii) the uncovering of acceptable work, pursuant to Clause 39.3;

          (ix)   ad hoc successful tests, pursuant to Clause 41.7;

          (x)    access constraints, pursuant to Clause 43.4;

          (xi) an instruction issued by the Engineer for the handing over of the Works, or any part thereof, pursuant to Clause 50.4;

          (xii)  suspension of the Works, pursuant to Clause 51.2;

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (xiii) the investigation of any defect, imperfection or fault or the execution of maintenance work not the result of any breach or default by the Contractor in accordance with Clause 53.1(a), pursuant to Clause 53.3;

          (xiv) the execution of work not included in the Employer's Requirements in accordance with Clause 53.1(b), pursuant to Clause 53.4;

          (xv)   the issue of a variation instruction, pursuant to Clause 54.8;

          (xvi) the instruction of work included as a Provisional Sum, pursuant to Clause 65.4; or

          (xvii) making good the destruction or damage to the Permanent Works and/or the Temporary Works by reason of special risks, pursuant to Clause 77.4(b),

          then, subject to Clause 58, the Engineer shall as soon as reasonably practicable assess the sum in respect of the Cost incurred and give a decision of the sum to the Contractor.

57.2 The Contractor shall not be entitled to any payment pursuant to this Clause 57 due, in the Engineer's opinion, to:

          (a) any breach of the Contract or other default on the part of the Contractor;

          (b) any instruction in relation to matters which, in the Engineer's opinion, are the responsibility of the Contractor in the absence of such instruction; or

          (c) failure by the Contractor to make the proper allowance in the Tender Total and the rates and prices in the Pricing Document which he is deemed to have made pursuant to Clause 15.2.

58.       NOTICE OF CLAIMS FOR ADDITIONAL PAYMENT

58.1      (a)    Notwithstanding any other provision of the Contract, but
                 subject to Clause 58.1(b), if the Contractor at any time intends to claim payment additional to the then current total of the Cost Centre Values and other amounts previously decided to be due, or damages under or for breach of or otherwise in connection with the Contract he shall give notice to the Engineer of his intention within 28 (twenty-eight) days after the event giving rise to the claim became, or ought reasonably to have become, apparent to the Contractor.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (b) The Contractor shall be entitled to payment following the issuance of instructions pursuant to Clauses 47.6, 54.1 and
                 65.1 in which it is expressly stated that they will be subject to valuation in accordance with the Engineer's decisions as to the value thereof pursuant to Clauses 47.8, 56.1 or 65.1, as the case may be, without being required to give notice in accordance with Clause 58.1(a), but if the Contractor seeks payment in excess of the value so decided or any other payment in respect of the said instructions or in respect of instructions in which it is not expressly stated that they will be subject to valuation, notice in accordance with Clause 58.1(a) shall be required. In addition, no notice shall be required in respect of any price to be assessed by the Engineer pursuant to Clause 47.8 or any amount accepted by the Engineer pursuant to Clauses 54.2, 54.3 or 65.2.

58.2 Within 28 (twenty-eight) days, or such other reasonable time as may be permitted by the Engineer, after the date of a Contractor's notice pursuant to Clause 58.1, the Contractor shall send to the Engineer detailed particulars of the amount claimed and the grounds and/or contractual provisions upon which the claim is based, together with the documents which support the claim. Where the event giving rise to the claim has a continuing effect, the account shall be considered an interim account and the Contractor shall, at such intervals as the Engineer may reasonably instruct, send further interim accounts giving the current amount of the claim and specifying any further ground or evidence in support of the claim. The Engineer may, if in his opinion he has sufficient information for the purpose, give an interim decision. The Contractor shall, within 28 (twenty-eight) days of the continuing effect coming to an end, submit final particulars.

58.3 Unless otherwise expressly provided in the Contract, the Contractor shall not be entitled to any decision or to any revision of Cost Centre Values or to any payment, damages or other relief in respect of the event giving rise to his claim unless he shall have first complied with the terms of this Clause 58 and in default of compliance, the Contractor shall not be entitled to receive any such payment, damages or other relief, to which he might have become entitled either under the Contract or as a result of any breach of the Contract by the Employer, and the Contractor shall be deemed to have waived all his rights and entitlements in respect thereof.

59.       MAINTENANCE OF RECORDS

59.1 The Contractor shall establish at the Site, and may establish at other places which have been reviewed without objection, records offices containing an archive of all documents in connection with and arising out of the Contract

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          and a complete record of all transactions (with copies of all relevant documents) entered into by the Contractor in connection with the Contract. Such offices and the archive shall, in accordance with the Employer's Requirements, be established and maintained by the Contractor subject to any take-over of the archive by the Employer in accordance with the Contract.

59.2 If the Contractor serves a notice pursuant to Clauses 45.1 or 58.1 or if an event occurs in respect of which the Contractor may subsequently make a financial claim, the Contractor shall keep such contemporary records as may reasonably be necessary to support any claim he may subsequently wish to make.

59.3 Without admitting the Employer's liability, the Engineer may instruct the Contractor to keep such further contemporary records as he reasonably considers desirable or material to any claim of which notice pursuant to Clauses 45.1 or 58.1 has been given.

59.4 To the extent that the records of the Contractor are to be created and/or maintained on a computer or other electronic storage device, the Contractor shall submit to the Engineer for review a procedure for back-up and storage at other locations of copies of the records and shall adhere, and shall cause his subcontractors of any tier to adhere, to the agreed procedures and to demonstrate compliance with the agreed procedure as and when requested by the Engineer.

59.5 The Contractor shall, at all reasonable times, either before or after the issue of the Final Certificate, allow the Engineer and any representative of the Employer, access to the records offices and the archive established by the Contractor pursuant to Clause 59.1 and procure such access to the records offices of any sub contractor (including, without limitation, any consultant engaged by the Contractor), to inspect and take copies of, at the cost of the Employer, any document relating to the Works or the Project including, without limitation, any documents relating to the breakdown, calculation or analysis of the Tender.

59.6 Without prejudice to any other provision of the Contract, including, without limitation, Clause 5, the Contractor shall ensure that any sub contract entered into by the Contractor shall contain such provisions which enable the Contractor to comply with the provisions of this Clause 59.

[STAMP]

Rev. 0: 22 May 2002                  GCC/80                 Contract No. LDB-201

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GENERAL CONDITIONS OF CONTRACT

          PROPERTY IN THE PERMANENT WORKS, TEMPORARY WORKS AND CONTRACTOR'S EQUIPMENT

60.       VESTING OF CONTRACTOR'S EQUIPMENT AND TEMPORARY WORKS

60.1      Contractor's Equipment (excluding, for the purposes of this Clause
          60.1 only, marine vessels), Temporary Works and consumables which are owned by the Contractor shall, on delivery to the Site become the property of the Employer.

60.2 Contractor's Equipment, Temporary Works and consumables shall not be removed from the Site or taken out of use for the Works without prior consent.

60.3 Upon the substantial completion of the Works or the taking out of use or removal as aforesaid or pursuant to Clause 77.2, the Contractor's Equipment, Temporary Works and surplus consumables which have vested in the Employer shall re-vest in the Contractor.

61.       VESTING OF PERMANENT WORKS

61.1      Any part of the Permanent Works:

          (a)  which is delivered to the Site shall:

               (i) become the property of the Employer (unless property in the part has already passed to the Employer pursuant to Clause 61.1(b));and

               (ii)    not be removed from the Site without prior consent;

          (b) which is manufactured or obtained off-Site shall become the property of the Employer upon property in the part vesting in the Contractor or otherwise passing unconditionally to the Contractor or his agent or nominee and the Contractor shall, and shall procure that any of his subcontractors supplying any part of the Permanent Works to the Contractor shall:

               (i) upon property in the part vesting in the Contractor, provide to the Engineer such documentary or other evidence thereof as may be appropriate or as the Engineer may request;

               (ii) upon the part being substantially ready for delivery to the Site, suitably mark or otherwise plainly identify it so as to show that its destination is the Site, that it is the property of the Employer

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

                       and (where it is not stored at the premises of the Contractor) to whose order it is held, and set aside and store the part so marked or identified to the satisfaction of the Engineer;

               (iii) send to the Engineer a schedule listing and giving the value of every part so marked, identified, set aside and stored and inviting him to inspect them; and

               (iv) if so instructed by the Engineer, provide to the Engineer an opinion in writing by an established and qualified lawyer in the country where the part is situated that the actions taken by the Contractor are sufficient to show an intention to vest the property in it in the Employer and to protect it against seizure by a third party (including any liquidator, receiver or similar officer of the Contractor), provided that the operation of this Clause 61 shall not be deemed to imply any acceptance of any part of the Permanent Works or prevent its rejection by the Engineer at any time.

61.2 The parts of the Permanent Works referred to in Clause 61.1(b) shall be in the possession of the Contractor or his subcontractors for the sole purpose of delivering them to the Employer for the execution of the Works and shall not be within the ownership, control or disposition of the Contractor or his subcontractors and save only as stated in Clause 21, the Contractor shall be responsible for any loss or damage to such parts and for the expense involved in storing, handling and transporting the same.

61.3 The Contractor shall ensure that there shall be no lien whether in equity, common law or otherwise on any part of the Permanent Works which has vested in the Employer pursuant to Clause 61.1 for any sum due to the Contractor, his subcontractors or any other person and the Contractor shall ensure that the title of the Employer and the exclusion of any lien are brought to the notice of his subcontractors and other persons dealing with or transporting any part.

61.4 If the Contract or the Contractor's employment thereunder is terminated before the substantial completion of the Works, the Contractor shall deliver to the Employer any part of the Permanent Works owned by the Employer by virtue of Clause 61.1, and if the Contractor shall fail to do so the Employer may enter any premises of the Contractor, and the Contractor shall procure that the Employer may enter any premises of any of his subcontractors, to remove the part and the Employer may recover the cost of so doing from the Contractor.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

62.       USE OF CONTRACTOR'S EQUIPMENT

62.1 The Contractor shall not, without prior consent, bring onto the Site, or use in connection with the Works at any place whatsoever, any item of Contractor's Equipment which is not solely owned by the Contractor. Consent may be withheld unless:

          (a) the owner of the item enters into a written collateral agreement with the Employer under which the owner undertakes to the Employer that:

               (i) the owner shall, and shall procure that the beneficiary of any relevant charge, other security interest or reservation of title (of whatever nature) shall, without payment, execute any deed or document in favour of the Employer to assign to the Employer the benefits under any lease, charter-party, hiring, hire-purchase, supply, operation or other agreement made with the Contractor in respect of the item in the event of the termination of the Contract or of the employment of the Contractor thereunder;

               (ii) the agreement shall permit the Employer, or any third party employed by the Employer, to use the item until completion of the Works upon the same terms as those enjoyed by the Contractor prior to the assignment; and

               (iii) the owner shall not, without first giving the Employer not less than 21 (twenty-one) day's prior notice, exercise any right the owner may have to terminate the lease, charter-party, hiring, hire-purchase, supply, operation or other agreement, or treat the same as having been repudiated by the Contractor or terminated, howsoever otherwise, or withhold performance of the owner's obligations thereunder or remove the item from Hong Kong; and

          (b) the Contractor provides, or procures the provision of, any information that the Engineer by instruction requests in relation to any charge, other security interest or reservation of title (of whatever nature) that may subsist in the item.

62.2 All sums paid by the Employer under the provisions of any agreement, deed or document referred to in this Clause 62 and all cost or expense incurred by him in entering into the agreement, deed or document shall be recoverable by the Employer from the Contractor.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

62.3 The Engineer may instruct the Contractor to produce all documents evidencing title to, or the contractual basis of the Contractor's right to use, any item of Contractor's Equipment.

62.4 Without prejudice to any other provision of the Contract, including without limitation, Clause 5, the Contractor shall ensure that any sub contract entered into by the Contractor shall contain such provisions which enable the Contractor to comply with the provisions of this Clause 62.

62.5 The Contractor shall be responsible for the care of all items of Contractor's Equipment provided by the Employer for the Contractor's use in the execution of the Works during the period of such use. In the event that such items of Contractor's Equipment are lost, damaged or destroyed by reason of any act or omission of the Contractor, the Contractor shall indemnify the Employer in respect of all losses, damages, costs and expenses arising out of or in connection with the same.

62.6 If the Contractor fails to comply with his obligations pursuant to this Clause 62, without prejudice to any other right or remedy available to the Employer, the Employer may withhold from interim payments due to the Contractor an amount equivalent to the value of the Contractor's Equipment concerned until such time as the failure is rectified or remedied to the satisfaction of the Engineer.

63.       REMOVAL OF CONTRACTOR'S EQUIPMENT AND TEMPORARY WORKS

63.1 Within a reasonable time after the issue of any Substantial Completion Certificate, the Contractor shall clear away and remove from the relevant part of the Site any item of Contractor's Equipment, Temporary Works and surplus consumables (except those required to discharge the Contractor's other obligations under or in connection with the Contract) for which consent has been given pursuant to Clause
          60.2 and all other items of equipment, whether or not belonging to the Contractor, and the Contractor shall leave the Works, or the Section or other part of the Works to which the Substantial Completion Certificate relates, and the Site, or the relevant part thereof as appropriate, in a clean and tidy condition.

63.2 If at any time throughout the period in which the Works are executed, it appears to the Engineer that the Contractor has abandoned any item of Contractor's Equipment, Temporary Works or surplus consumables on any part of the Site and that the Contractor does not intend to use the same again in the execution of the Works, the Engineer may issue a notice to that effect to the Contractor requiring him to confirm within 7 (seven) days of receipt of the

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          notice whether the item has been abandoned or whether he intends to use it in the execution of the Works. In the event either that the Contractor confirms the abandonment or fails to respond to the Engineer's notice within the said 7 (seven) day period, the Engineer may, without prejudice to the generality of the Engineer's powers under Clause 2, issue an instruction requiring the Contractor to remove the relevant item from the Site within a period of 7 (seven) days of receipt of the Engineer's instruction.

63.3 If the Contractor fails to comply with Clauses 63.1 or 63.2, the Employer may, without prejudice to any other rights or remedies it may have under the Contract, and without prejudice to Clause 72.1:

          (a) remove the relevant item from the Site and dispose of the same in any manner as he sees fit, and if the Employer sells the said item, after deducting from any proceeds of sale the charges and expense incurred by the Employer in connection with such sale, the Employer shall pay the balance, if any, to the Contractor but, to the extent that the proceeds of sale are insufficient to meet all such charges and expenses incurred by the Employer, the excess shall be recoverable by the Employer from the Contractor; or

          (b) return the item (if hired or the subject of a hire-purchase, supply or operation agreement, charter-party or lease) to the owner from whom it was so hired, chartered or leased, and recover the charges and expenses of and in connection with such return from the Contractor.

64.       LIABILITY FOR LOSS OR DAMAGE TO PERMANENT WORKS, CONTRACTOR'S
          EQUIPMENT, ETC

64.1 The Employer shall not at any time be responsible for the care of, nor be liable for the loss of or damage to the Permanent Works, Contractor's Equipment, Temporary Works or consumables which have become the property of the Employer pursuant to Clauses 60 and 61 except as provided in Clause 21.

          PROVISIONAL SUMS

65.       PROVISIONAL SUMS

65.1 Any work in relation to which a Provisional Sum is stated in the Pricing Document shall only be executed in whole or in part upon the issue of an instruction by the Engineer pursuant to this Clause 65.1 or Clause 65.2. If the Engineer issues no such instruction, the said work shall not form part of the Works and the Contractor shall not be entitled to any payment for or in

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          connection with such work. The Engineer may instruct any such work pursuant to this Clause 65.1:

          (a) to be executed by the Contractor, but not as daywork, in which case its value shall be assessed and decided pursuant to Clause 56; or

          (b) to be executed by the Contractor as daywork, in which case its value shall be assessed and decided pursuant to Clause 55.

65.2 The Engineer may, when considering whether or not to expend any Provisional Sum, request the Contractor to submit an estimate detailing the financial, timing and quality effects upon the Works of executing the work in relation to which the Provisional Sum is stated in the Pricing Document. The Contractor shall submit the estimate within 14 (fourteen) days of receipt of the request and if the Engineer accepts the estimate (which he shall be under no obligation to do) he shall so notify the Contractor and instruct the work pursuant to this Clause 65.2 within 14 (fourteen) days of receipt of the estimate. If the Engineer does not accept the estimate he may nevertheless instruct the work at any time pursuant to Clause 65.1.

65.3 Without prejudice to Clause 15.2, the Contractor shall be deemed to have allowed the necessary time and resources (including, without limitation, establishment and supervisory charges and all other costs) to enable the work in relation to which Provisional Sums are stated in the Pricing Document to be executed by all relevant Key Dates and within the Tender Total insofar as, without prejudice to Clause 15.3, the scope and nature of the work was reasonably foreseeable on the basis of the deeming provisions of Clause 15.1.

65.4 If, in compliance with any instruction pursuant to Clause 65.1, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate and which is not recoverable pursuant to Clauses 55, or 56 then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

65.5 The Contractor shall, when instructed by the Engineer, obtain and submit any quotation which the Engineer may reasonably request and produce all invoices, vouchers and accounts or receipts in connection with expenditure in respect of Provisional Sums.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          CERTIFICATES AND PAYMENT

66.       INTERIM PAYMENT SCHEDULE, COST CENTRE VALUES AND MILESTONES

66.1 The Interim Payment Schedule sets out the maximum accumulative percentage of each Cost Centre Value in relation to each month for which the Contractor may apply for payment, subject to the achievement of Milestones and to application for payment in accordance with Clause 67.

66.2      The Cost Centre Values shall be revised by the Engineer:

          (a) upon issue of the Letter of Acceptance to the Contractor, by the deduction of all Provisional Sums; and

          (b)  upon:

               (i) an agreement or instruction pursuant to Clauses 47.5 or 47.6, respectively (Recovery of Delay and Acceleration of the Works), by adding to the relevant Cost Centre Value the amount as agreed or decided by the Engineer pursuant to Clause 47.8;

               (ii) a decision pursuant to Clause 56 (valuation), by adding to or deducting from the relevant Cost Centre Values the value as decided;

               (iii) a decision to exercise any Option identified in the Pricing Document or a Special Condition by adding to or deducting from the relevant Cost Centre Value, the amount specified in the Pricing Document or Special Condition; or

               (iv) any other decision of the Engineer of an amount or allowance due to the Contractor under the Contract (including, without limitation, in respect of any remeasurement of any quantity of work executed by the Contractor if permitted by the Pricing Document) which has not been or will not otherwise be the subject of an interim payment pursuant to Clause 67.2(b), by adding to, or, in respect of any remeasurement of any quantity of work executed by the Contractor if permitted by the Pricing Document, by deducting from, the relevant Cost Centre Values, as appropriate, the amount or allowance as decided.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

66.3      (a)  The Engineer may decide which Cost Centre is to be the relevant
               Cost Centre for the purpose of Clause 66.2 if and in so far as the same is not identified in the Pricing Document, and shall notify the Contractor upon making any such decision.

          (b) Notwithstanding Clause 66.2, the Engineer may decide not to include a sum payable to the Contractor pursuant to the Contract in a Cost Centre Value in which case the Engineer shall notify the Contractor of the decision and the Contractor may apply for payment of the sum in accordance with Clause 67.1(b).

66.4 If a Milestone is not achieved by the end of the month in which it is scheduled to be achieved, the Engineer shall follow the procedure set out below when certifying payments:

          (a) all payments relating to the Cost Centre in which the Milestone in question has not been achieved shall be suspended at the amount determined by reference to the percentage appearing for that Cost Centre in the Interim Payment Schedule applicable to the month prior to the month in which the Milestone was due to have been achieved;

          (b) payments suspended pursuant to Clause 66.4(a) shall be resumed by being included in the next application for interim payment made after the Milestone is achieved or where the Engineer determines, in his absolute discretion, that payment to the Contractor should be resumed notwithstanding the non-achievement of the Milestone, and the Engineer has notified the Contractor of such determination, at the percentage of the Cost Centre Value for the relevant Cost Centre appearing in the Interim Payment Schedule applicable to the month in which the Milestone was due to have been achieved; and

          (c) in relation to the relevant Cost Centre, the Interim Payment Schedule shall be revised by the Engineer within 21 (twenty-one) days of receipt of an application for resumption of payments pursuant to Clause 66.4(b)to take account of:

               (i) the date by which, in the Engineer's opinion, the Milestone next following the non-achieved Milestone is likely to be achieved;

               (ii) any subsequent Milestone which, in the Engineer's opinion, is not likely to be achieved by its stipulated date; and

               (iii) the earliest subsequent Milestone which, in the Engineer's opinion, is likely to be achieved by its stipulated date,

[STAMP]

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

GENERAL CONDITIONS OF CONTRACT

          and the Engineer shall notify the Contractor accordingly.

66.5 In addition to the procedure for revision of the Interim Payment Schedule pursuant to Clause 66.4, if:

          (a) the Engineer reviews without objection a revised Works Programme containing a change to the sequence and timing of the execution of the Works;

          (b)  the Engineer grants an extension of time pursuant to Clause 45;

          (c) the Contractor adopts recovery of delay or acceleration measures pursuant to Clause 47;

          (d) the Engineer instructs a suspension of the Works or any part thereof pursuant to Clause 51;

          (e)  the Engineer instructs a variation pursuant to Clause 54;

          (f) the Engineer instructs the expenditure of Provisional Sums pursuant to Clause 65;

          (g) following the suspension of payment pursuant to Clause 66.4(a) the relevant Milestone shall not have been achieved within 3 (three) months of the date stipulated in the Schedule of Milestones;

          (h) there shall be a significant change in a Cost Centre Value by reason of a decision of the Engineer in accordance with the Contract; or

          (i) the Engineer is of the opinion that the Contractor's negative cashflow is adversely affecting the execution of the Works,

          the Engineer may carry out a detailed examination and review of the Interim Payment Schedule, the Milestones and the dates stipulated for their achievement in the Schedule of Milestones and an assessment of the extent to which the Works have been carried out up to the date of the review.

66.6 The Contractor shall co-operate with and, to the best of the Contractor's ability, assist the Engineer in making any detailed examination pursuant to Clause 66.5 and shall provide all such information as the Engineer may reasonably request in connection therewith. If as a result of this detailed examination, the Engineer is of the opinion that, in relation to any Cost Centre, the relationship between:

[STAMP]

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

GENERAL CONDITIONS OF CONTRACT

          (a)  interim payments; and

          (b)  the progress of the Works,

          established by the Interim Payment Schedule as at the date of the Letter of Acceptance has not been or will not be maintained, then the Engineer may give 14 (fourteen) days' notice to the Contractor of his intention to prepare a revised Interim Payment Schedule and/or a revised Schedule of Milestones which will in his opinion restore, so far as reasonably practicable, the said relationship. On the expiration of the said notice and after considering any representation the Contractor may have made in the meantime, the Engineer shall if he is still of the opinion that a revision ought to be made, revise the Interim Payment Schedule and the Schedule of Milestones in any manner which he sees fit based on the rate of progress of the Works which he anticipates and with the objective of restoring, so far as reasonably practicable, the said relationship.

66.7 When making any revision to the Interim Payment Schedule in accordance with the Contract, the Engineer may reduce or extend the period over which interim payments may be made.

67.       PAYMENT STATEMENTS

67.1 At the beginning of each month the Contractor may apply to the Engineer for an interim payment in relation to the preceding month. Each application shall state:

          (a) the amount claimed to be payable pursuant to Clause 67.2(a) setting out the percentage of each Cost Centre Value claimed according to the Interim Payment Schedule; and

          (b) any other amount claimed to be payable pursuant to a decision of the Engineer identifying the relevant decision.

          As a condition precedent to consideration by the Engineer of any such application for payment submitted by the Contractor, each application shall be accompanied by the Monthly Progress Report for the month to which the application relates.

67.2 Within 30 (thirty) days following receipt of an application in accordance with Clause 67.1, the Engineer shall issue to the Employer, with a copy to the Contractor, an interim payment certificate showing the amount payable by the

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GENERAL CONDITIONS OF CONTRACT

          Employer to the Contractor by way of interim payment. The interim payment shall be the sum of:

          (a) the amounts shown to be due for the month in respect of which the application is made by reference to the Interim Payment Schedule in accordance with Clause 66; and

          (b) the amounts assessed and decided by the Engineer to be due in respect of:

               (i)     Cost incurred, pursuant to Clause 57;

               (ii)    work executed on a daywork basis, pursuant to Clause 55;
                       and

               (iii) any other amount or allowance to which the Contractor is entitled under the Contract save insofar as account has been or will be taken of the amount or allowance by way of a revision of a Cost Centre Value pursuant to Clause 66.2;

          less:

          (c)  the Retention Moneys as provided for in Clause 68; and

          (d) any amount certified for payment on interim payment certificates previously issued.

67.3 Subject to any deduction, withholding or condition precedent pursuant to the Contract, amounts from time to time certified by the Engineer (including, without limitation, pursuant to Clause 68) shall be paid in Hong Kong by the Employer to the Contractor within 21 (twenty-one) days after the date of issue of the relevant certificate in accordance with the Contract. Unless otherwise expressly provided, all payments shall be made in Hong Kong dollars and no adjustment shall be made to any payment or to the Final Contract Sum on account of any variation in the exchange rate between the Hong Kong dollar and any other currency.

67.4 If either the Employer or the Contractor fails to make payment of amounts due in accordance with the Contract within 21 (twenty-one) days after the date of issue of the relevant certificate the Employer shall pay to the Contractor or the Contractor shall pay to the Employer as the case may be simple interest upon any payment overdue at the Contract Rate of Interest.

67.5 The Engineer shall have power to omit from any certificate the value of any work with which he may for the time being be dissatisfied and for that

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GENERAL CONDITIONS OF CONTRACT

          purpose, or if he considers that the Contractor has been overpaid under any interim payment certificate, he may by any certificate delete, correct or modify any sum previously certified by him.

67.6 Without prejudice to Clause 3.8, no payment certificate issued by the Engineer shall be conclusive evidence that the quality of materials or the standard of workmanship used by the Contractor in the execution of the Works are in accordance with the Contract.

68.       RETENTION MONEYS

68.1 Retention Moneys up to 10 (ten) percent of the amount due to the Contractor from time to time shall be retained until there shall be a reserve in the hands of the Employer equal to 5 (five) percent of the Tender Total. If, for any reason, the reserve has a value of less than the said 5 (five) percent at any time prior to the date of issue of the Substantial Completion Certificate for the Works or the Substantial Completion Certificate for the first Section to be completed (but not thereafter), further Retention Moneys up to 10
          (ten) percent of the amounts due to the Contractor from time to time will be retained until the reserve is restored to 5 (five) percent of the Tender Total.

68.2 The Retention Moneys retained pursuant to Clause 68.1 shall be held by the Employer without obligation to invest it or account for interest thereon or to place it in a designated account.

68.3      (a)  Within 7 (seven) days of the date of issue of any Substantial
               Completion Certificate for any Section or part of the Works, the Engineer shall issue to the Employer with a copy to the Contractor, a retention release certificate, entitling the Contractor to be paid by the Employer one half of that part of the Retention Moneys which bears the same proportion to the whole of the Retention Moneys as the value of the Section or part at the date of the Letter of Acceptance bears to the Tender Total. Provided that the aggregate of all sums certified pursuant to this Clause 68.3(a) shall not exceed one half of the whole of the Retention Moneys.

          (b) On the date of issue of the Substantial Completion Certificate for the Works, the Engineer shall issue to the Employer, with a copy to the Contractor, a retention release certificate entitling the Contractor to be paid by the Employer one half of the whole of the Retention Moneys (less any sums already certified for release pursuant to Clause 68.3(a)).

68.4 On the date of issue of the Defects Liability Certificate, the Engineer shall issue to the Employer, with a copy to the Contractor, a retention release

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          certificate entitling the Contractor to be paid by the Employer one half of the balance of the Retention Moneys and the remainder of the Retention Moneys shall be included with the Final Certificate.

69.       FINAL CERTIFICATE

69.1 Not later than 3 (three) months after the date of issue of the Defects Liability Certificate, the Contractor shall submit to the Engineer a statement of final account and supporting documentation showing in detail the total amount payable in respect of the Works in accordance with the Contract together with all further sums which the Contractor considers to be due to him under the Contract up to the date of the Defects Liability Certificate. Within 3 (three) months after receipt of this statement of final account and of all information reasonably required for its verification, but in no circumstances earlier than the date of issue of the Defects Liability Certificate, the Engineer shall issue the Final Certificate. The Final Certificate shall state the Final Contract Sum, which shall be the sum of the Cost Centre Values following their final adjustment and of the amounts finally decided by the Engineer to be due in respect of the matters identified in Clause 67.2(b). From such sum there shall be deducted all amounts previously certified by the Engineer and all amounts which, in the Engineer's opinion, are due to the Employer pursuant to, or a result of breach of, the Contract and the Final Certificate shall state the balance, if any, due from the Employer to the Contractor or from the Contractor to the Employer as the case may be. The balance of any payment shall be paid to the Contractor and the balance of any over-payment shall be paid by the Contractor.

69.2 Without prejudice to Clause 3.8, the Final Certificate shall not amount to, or be deemed to be, conclusive evidence that the quality of materials or the standard of workmanship used by the Contractor in the execution of the Works are in accordance with the Contract.

70.       DEFAULT OF EMPLOYER TO PAY

70.1 If the Employer fails to pay the Contractor any amount due to be paid to the Contractor by the Employer within 30 (thirty) days of the last date upon which the same ought to have been paid in accordance with the Contract then provided that after the expiry of the said 30 (thirty) days period the Contractor shall have given the Employer notice requesting the payment to be made and the Employer shall have remained in default for a further 14 (fourteen) days, the Contractor shall be entitled, without prejudice to any other right or remedy, to suspend the execution of the Works or to terminate the Contract

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          by giving further notice to the Employer. The bona fide exercise or purported exercise by the Employer of either a right of set-off or counter-claim or a right under or in connection with the Contract to deduct amounts from moneys otherwise due shall not be treated as a failure by the Employer to make a payment for the purposes of this Clause 70.1.

70.2 Upon the Contractor giving such further notice of suspension or termination in accordance with Clause 70.1, the property in all Contractor's Equipment and Temporary Works brought upon the Site by the Contractor shall thereupon re-vest in the Contractor and the Contractor shall with all reasonable despatch remove the same from the Site.

70.3 In the event of such termination, the Employer shall be under the same obligations to the Contractor in regard to payment as if the Contract had been terminated pursuant to the provisions of Clause 77.1 (and the same provision shall survive) but in addition to the payments specified in Clause 77.3, the Employer shall pay to the Contractor the amount of any loss or damage to the Contractor arising out of or in connection with or by consequence of such termination.

          DEFECTS LIABILITY CERTIFICATE

71.       DEFECTS LIABILITY

71.1 Upon the expiry of the Defects Liability Period, or where there is more than one Defects Liability Period, upon the expiry of all of the Defects Liability Periods and when all outstanding work referred to in Clause 52 and all maintenance work referred to in Clause 53 shall have been completed and any warranty required to be assigned pursuant to Clause 5.12 shall have been so assigned and provided always that the Contractor shall have supplied to the Engineer all documents in compliance with the requirements of the Contract, the Engineer shall issue the Defects Liability Certificate stating the date on which the Contractor shall have completed his obligations in respect of the correction of defects the subject of instructions pursuant to Clause 53.

71.2 Without prejudice to Clause 3.8, the Defects Liability Certificate shall not amount to, or be deemed to be, conclusive evidence that the quality of materials or the standard of workmanship used by the Contractor in the execution of the Works are in accordance with the Contract.

          REMEDIES AND POWERS

72.       WORK BY OTHERS

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

72.1 If the Contractor shall fail to execute any work required under or in connection with the Contract or refuse to comply with any instruction in accordance with the Contract within a reasonable time, without prejudice to any other right or remedy of the Employer, the Engineer may give the Contractor 14 (fourteen) days' notice to execute the work or comply with the instruction. If the Contractor fails to comply with the notice, the Employer shall be entitled to execute the work or implement the instruction by the Employer's own workmen or by third parties. Without prejudice to any other right or remedy, all additional expenditure properly incurred by the Employer in having such work executed or such instruction implemented shall be recoverable by the Employer from the Contractor.

72.2 If by reason of any accident, failure, emergency or other event occurring to, in or in connection with the Project, the Works or any part thereof either during the execution of the Works or during any Defects Liability Period, any remedial or other work or repair shall in the Engineer's opinion be urgently necessary, and the Contractor is unable or unwilling at once to do the work or repair, the Employer may by his own or other work people do the work or repair.

72.3 If the work or repair so done by the Employer is work which, in the Engineer's opinion, the Contractor was liable to do at his own expense under or in connection with the Contract, all costs properly incurred by the Employer in so doing shall on demand be paid by the Contractor to the Employer or may be deducted by the Employer from any moneys due or which may become due to the Contractor.

73.       INSOLVENCY OR CHANGE IN CONTROL

73.1 If the Contractor (which, without prejudice to Clause 1.3.3, means for the purposes of this Clause 73.1, any of the entities comprising the Contractor) shall be in default in that the Contractor:

          (a) becomes insolvent or has a receiving order made against the Contractor or makes an arrangement or assignment or composition with or in favour of the Contractor's creditors or agrees to carry out the Contract under a committee of inspection of the Contractor's creditors, or goes into liquidation or commences to be wound up, not being a members' voluntary winding up for the purpose of amalgamation or reconstruction to which the Employer has given his prior consent, such consent not to be unreasonably withheld, or has a receiver, liquidator, trustee or similar officer appointed over all or any part of the Contractor's undertaking or assets or if distress, execution or attachment is levied on, or if an encumbrancer takes possession of any

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

               of the Contractor's assets, or any proceeding or step is taken which has an effect comparable to the foregoing in any relevant jurisdiction;

          (b) without the prior consent of the Employer, becomes a subsidiary, within the meaning of the Companies Ordinance (Cap 32) or the equivalent in any relevant jurisdiction of a company of which the Contractor was not a subsidiary on the date of the Letter of Acceptance or if by virtue of any agreement, offer or scheme the Contractor comes under the control of two or more firms or companies acting in concert so that if they were one company the Contractor would be the company's subsidiary; or

          (c)  is in breach of Clause 4,

          then the Employer may give notice to the Contractor pursuant to Clause 74.1.

74.       FORFEITURE

74.1 If the circumstances of default referred to in Clause 73 occur or if the Engineer shall have certified to the Employer that, in the Engineer's opinion, the Contractor:

          (a)  has abandoned the Contract;

          (b) without reasonable excuse has failed to commence the Works pursuant to Clause 42 or has suspended the execution of the Works, any Section or any other part of the Works for 14 (fourteen) days after receiving from the Engineer notice to proceed;

          (c) has failed to remove work from the Site or to pull down and replace work for 14 (fourteen) days after receiving from the Engineer notice that the said work has been rejected by the Engineer;

          (d) despite a written warning by the Engineer, is failing, in the Engineer's opinion, to proceed with the Works with due diligence or is persistently or significantly in breach of this obligations;

          (e) has sub-let the Works or has sub-let any Section or any other part of the Works without consent; or

          (f)  is in breach of Clauses 14 or 30,

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          then the Employer may:

          (g) in the circumstance of default referred to in Clause 73, forthwith by the service of a notice to the Contractor; or

          (h)  in the circumstance of default referred to in this Clause 74.1
               (a) to (f), after giving at least 7 (seven) day's notice to the Contractor, by the service of a written further notice,

          terminate the Contractor's employment under the Contract and, if the Contractor is on the Site, enter upon the Site and expel the Contractor therefrom without thereby avoiding the Contract or releasing the Contractor from any of his obligations or liabilities or affecting the rights and powers conferred on the Employer or the Engineer by the Contract. Thereafter, the Employer may execute the Works or any part thereof or may employ any third party to execute the same and the Employer or such third party may use, to execute the Works, any of the Contractor's Equipment, Temporary Works and Permanent Works which have become the property of the Employer pursuant to Clauses 60 and 61 and the Employer may at any time sell any of the said Contractor's Equipment, Temporary Works and Permanent Works and apply the proceeds of sale in or towards the satisfaction of any sum due or which may become due to the Employer from the Contractor under or in connection with the Contract.

74.2 If the Employer terminates the Contractor's employment pursuant to this Clause 74, the Contractor shall forthwith assign to the Employer, as instructed by the Employer, the benefit of any agreement for the execution of any work for the purposes of the Contract which the Contractor may have entered into and, if so instructed by the Employer, shall enter into novation agreements, in such form as the Employer may reasonably require, in respect of the said agreements.

74.3 If the Employer terminates the Contractor's employment pursuant to this Clause 74 the Employer shall not be liable to pay to the Contractor any money on account of the Contract until the expiration of the Defects Liability Period or the last Defects Liability Period and thereafter until the cost of completion of the Works pursuant to Clause 74.1, maintenance, damages for delay in completion (if any) and all other expenses incurred by the Employer have been ascertained and the amount thereof certified by the Engineer. The Contractor shall then be entitled to receive only such sum or sums (if any) as the Engineer may certify which would have been due to the Contractor upon completion of the Works by him after deducting the said amount. If such amount exceeds the sum which would have been payable to the Contractor on completion of the Works by him then the Contractor shall upon demand pay

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          to the Employer the amount of the excess and it shall be deemed to be a debt due by the Contractor to the Employer and shall be recoverable accordingly.

74.4 As soon as may be practicable after any such termination by the Employer, the Engineer shall assess and decide:

          (a) the amount (if any) which had been earned by or would accrue to the Contractor in respect of work actually done by him under or in connection with the Contract; and

          (b) the value of any unused or partially used parts of the Permanent Works and any Contractor's Equipment and Temporary Works which had become the property of the Employer pursuant to Clauses 60 and 61, and shall give notice of his decision to the Employer and the Contractor.

75.       RECOVERY OF MONEY DUE TO THE EMPLOYER

75.1 All damages, costs, charges, expenses, debts or sums for which the Contractor is liable to the Employer in accordance with any provision of the Contract, as a result of a breach of any such provision may be deducted by the Employer from moneys (including, without limitation, Retention Moneys) due to the Contractor in accordance with the Contract. The Employer shall have the power to recover any balance by deducting it from moneys due to the Contractor in accordance with any other contract between the Employer and the Contractor.

75.2 All damages, costs, charges, expenses, debts or sums for which the Contractor is liable to the Employer pursuant to any term of any other contract between the Contractor and the Employer, as a result of a breach of any such provision may be deducted by the Employer from moneys due to the Contractor in accordance with the Contract.

75.3 If, in the Engineer's opinion, the Employer may claim any deduction pursuant to this Clause 75, the Engineer shall issue a certificate stating his bona fide estimate of amounts deductible and the estimate certified shall bind the Contractor until otherwise agreed between the Employer and the Contractor or resolved pursuant to Clause 78, provided that such estimate shall not prejudice such resolution. The Engineer shall, upon request from the Contractor, give to the Contractor in writing the grounds upon which the Engineer's opinion was based and reasonable details of the quantification of the estimate certified.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          FRUSTRATION, TERMINATION AND SPECIAL RISKS

76.       FRUSTRATION

76.1 In the event that either party considers that the Contract has been frustrated by any event recognised by law as amounting to frustration, such party shall give notice to that effect to the other party ("the notice of frustration"). The party receiving a notice of frustration shall, within 14 (fourteen) days of receipt, issue a notice to the other party either accepting the notice of frustration (in which case the Contract shall be deemed to have been frustrated on the date of the notice of frustration) or challenging the same. If the party receiving the notice of frustration challenges the same, or fails to respond thereto within 14 (fourteen) days of receipt, a Dispute shall be deemed to have arisen.

76.2 In the event of the Contract being frustrated, the sum payable by the Employer to the Contractor in respect of that part of the Works executed up to the date of frustration shall be the same as that which would have been payable pursuant to Clause 77 if the Contract had been terminated thereunder.

77.       SPECIAL RISKS

77.1 If, before the Defects Liability Certificate shall have been issued pursuant to Clause 71, there shall be:

          (a) an outbreak of war (whether war be declared or not) in any part of the world which, whether financially or otherwise, materially affects the execution of the Works;

          (b)  an invasion of Hong Kong;

          (c)  acts of terrorists in Hong Kong;

          (d) civil war, rebellion, revolution, insurrection or military or usurped power in Hong Kong;

          (e) riot, commotion or disorder in Hong Kong otherwise than amongst the employees of the Contractor or any of his subcontractors of any tier currently or formerly engaged on the Works;

          (f) ionising radiation, or contamination by radioactivity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radioactive, toxic, explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component thereof, unless the sources or cause of the radiation, radioactivity or other hazard is

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

               brought to or near the Site by the Contractor or any of his subcontractors of any tier; or

          (g) pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds

          (referred to in this Clause 77 as the "special risks"), the Contractor shall, unless and until the Contract is terminated pursuant to this Clause 77, use his best endeavours to:

          (h) continue with the execution of the Works in accordance with the Contract;

          (i) submit for review, proposals setting out the manner in which the Contractor proposes to complete the execution of the Works; and

          (j) if the proposals are reviewed without objection, complete the execution of the Works in accordance therewith,

          provided that the Employer shall be entitled, at any time after occurrence of any of the special risks, to terminate the Contract (with the exception of the provisions of Clauses 27, 29, this Clause 77 and Clause 78 and any other provision which is expressly stated to survive termination of the Contract or is necessary for interpretation of the aforesaid Clauses or in relation to work executed prior to termination) by giving notice to the Contractor. Upon the notice being given, the Contract shall terminate but without prejudice to the claims of either party in respect of any antecedent breach thereof.

77.2 If there is a termination pursuant to the proviso to Clause 77.1, the Contractor shall make safe the Site and with all reasonable despatch remove all Contractor's Equipment and Temporary Works.

77.3 If there is a termination in accordance with the proviso to Clause 77.1, the Contractor shall be paid by the Employer, in so far as such items have not already been covered by interim payments made to the
          Contractor:

          (a) the total of the value of all work executed prior to the date of termination;

          (b) the Cost of any part of the Permanent Works or services properly ordered for the Works for which the Contractor shall have paid or for which the Contractor is legally bound to pay and on such payment by the Employer the part of the Permanent Works or product of the

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

               services so paid for shall become the property of and shall be delivered to the Employer; and

          (c) a sum to be certified by the Engineer in respect of the Cost incurred by the Contractor in the expectation of completing the Works in so far as the Cost shall not have been paid in accordance with any other provision of this Clause 77.

77.4 Whether the Contract shall be terminated pursuant to this Clause 77 or not, the following provisions shall apply, or be deemed to have applied, as from occurrence of any of the special risks, notwithstanding anything expressed in or implied by the other provisions of the Contract:

          (a) the Contractor shall have no liability whatsoever, by way of indemnity or otherwise, for or in respect of damage to parts of the Permanent Works on the Site or to property (other than parts of the Permanent Works off the Site, property of the Contractor including property temporarily vested in the Employer pursuant to Clause 60 or property hired by the Contractor for the purposes of executing the Works) whether of the Employer or of third parties or for or in respect of injury or loss of life to persons which damage, injury or loss is the consequence whether direct or indirect of the occurrence of any of the special risks and the Employer shall indemnify the Contractor against all liability whatsoever in relation thereof or in relation thereto;

          (b) if the Permanent Works or Temporary Works are destroyed or damaged by reason of any of the special risks, the Contractor shall nevertheless make good the destruction or damage so far as may be instructed by the Engineer or as may be necessary for the execution of the Works or for safety. If, in compliance with his obligations pursuant to this Clause 77, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost in making good under this Clause 77.4(b) which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or (in relation to the said making good only) Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate; and

          (c) destruction, damage, injury or loss of life caused by the explosion or impact, whenever and wherever occurring, of any mine, bomb, shell, grenade or other projectile, missile or munition of war shall be deemed to be a consequence of the special risks.

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          DISPUTE RESOLUTION

78.       DISPUTE RESOLUTION

          NOTICE OF DISPUTE

78.1 Any and all Disputes shall be dealt with in accordance with this Clause 78.

78.2 Upon any Dispute arising, the aggrieved party shall serve on the other party (with a copy to the Engineer) a notice stating the nature of the Dispute and on the service of any such notice, a Dispute shall be deemed to have arisen. A Dispute shall be deemed not to have arisen in the absence of the service of such a notice.

          DECISION OF THE ENGINEER

78.3 Within 28 (twenty eight) days of a Dispute being notified under Clause 78.2, either:

          (a) the Engineer shall decide the Dispute and give notice of his decision to the Employer and the Contractor; or

          (b) in the case of a Dispute arising from a decision of the Engineer in accordance with a direction of the Employer pursuant to the provisions referred to in Clause 2.2, the Engineer shall notify the Contractor and the Employer that his decision was the subject of such a direction.

78.4 Unless the Contract has been terminated or abandoned or the Employer has exercised his rights pursuant to Clause 74, the Contractor shall, notwithstanding the reference of a Dispute to the Engineer in accordance with Clause 78.3, continue with the execution of the Works in accordance with the Contract regardless of the nature of the Dispute and the Employer and the Contractor shall give effect forthwith to every decision of the Engineer in accordance with Clauses 78.3(a) and (b), which shall be final and binding on the Contractor and the Employer except and to the extent that it is revised by agreement (whether or not arising out of mediation) or an arbitral award.

          REFERENCE TO ARBITRATION

78.5      If:

          (a) the Engineer fails to give a decision or notice in accordance with Clause 78.3; or

[STAMP]

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GENERAL CONDITIONS OF CONTRACT

          (b) either the Contractor or the Employer is dissatisfied with a decision of the Engineer pursuant to Clause 78.3,

          then within 28 (twenty-eight) days of:

          (i)  the expiry of the period referred to in Clause 78.3; or

          (ii) receipt of the decision or notice of the Engineer,

          but not otherwise, either the Contractor or the Employer, as appropriate, may give notice to the other requiring the Dispute to be referred to arbitration.

          COMPULSORY MEDIATION

78.6 Where a Dispute is referred to arbitration pursuant to this Clause 78, no step shall be taken in the reference unless and until the Contractor or the Employer, as appropriate, has served a notice on the other requiring the Dispute to be referred to a mediator for resolution in accordance with the Mediation Rules, and the Contractor and the Employer have attempted bona fide to resolve the Dispute by mediation in accordance with the Mediation Rules with which they shall both comply. Unless the Employer and the Contractor otherwise agree, any notice under this Clause 78.6 shall be served within 30 (thirty) days after a reference to arbitration pursuant to Clause 78.5.

78.7 Notwithstanding any reference to arbitration and mediation in accordance with Clauses 78.5 and 78.6, the Contractor shall continue with the execution of the Works in accordance with the Contract, regardless of the nature of the Dispute.

          CONTINUATION OF ARBITRATION

78.8 If a Dispute is not settled by an agreement resulting from a mediation conducted in accordance with Clause 78.6, the Employer or the Contractor, as appropriate, may within 90 (ninety) days of the date of termination of the mediation pursuant to the Mediation Rules, but not otherwise, continue with the reference to arbitration made in accordance with Clause 78.5 by the service of a notice on the other party stating his intention to proceed with the reference to arbitration, and such reference shall be subject to the following provisions of this Clause 78, and shall be conducted in accordance with the Arbitration Rules.

78.9 Save in cases where the Works are abandoned or the Contract, or the Contractor's employment thereunder, has been terminated, and save as

[STAMP]

Rev. 0: 22 May 2002                  GCC/103                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          provided in Paragraph 1 of the Arbitration Rules, no steps shall be taken in any reference of a Dispute to arbitration until after the substantial completion or alleged substantial completion of the Works except with the consent of the Contractor and the Employer, provided that:

          (a) the issuance of the Substantial Completion Certificate for the Works shall not be a condition precedent to taking any step in the reference; and

          (b) no decision given by the Engineer in accordance with the foregoing provisions shall disqualify him from being called as a witness and giving evidence before an arbitrator on any matter whatsoever relevant to a Dispute so referred to arbitration as aforesaid.

78.10 Any Dispute referred to arbitration pursuant to this Clause 78 shall be a domestic arbitration for the purposes of Part II of the Arbitration Ordinance (cap 341).

78.11 Save as otherwise provided, the arbitrator shall have full power to direct such valuation as may, in his opinion, be desirable in order to determine the rights of the parties and to ascertain and award any sum which ought to have been the subject of or included in any certificate and to open up, review and revise any notice, opinion, determination, decision, request, withholding of permission or consent, certificate or instruction of the Engineer relating to the Dispute. The arbitrator shall have full power to order the rectification of the Contract, subject to any rule of law which would restrict this power.

          CONSOLIDATION

78.12     The Employer may by notice to the Contractor require that:

          (a) any Dispute referred to arbitration pursuant to this Clause 78 shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference in connection with the Project (whether or not relating to issues similar to those in the Dispute) between the Employer and any party other than the Contractor; or

          (b) any dispute or difference in connection with the Project (whether or not relating to issues similar to those in the Dispute) between the Employer and any party other than the Contractor shall be referred to the arbitrator appointed or to be appointed in the arbitration of any Dispute referred pursuant to this Clause 78,

[STAMP]

Rev. 0: 22 May 2002                  GCC/104                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

          and any Dispute, dispute or difference as aforesaid shall be so referred and the Contractor shall accept the reference. Any such arbitrator shall have full power to give such orders and directions as he shall think fit in relation to the conduct of any Dispute, dispute or difference including, but not limited to, the power to order consolidation and hearing together, sequentially or separately.

          JURISDICTION OF THE COURTS OF HONG KONG

78.13 Subject to the foregoing provisions of this Clause 78, the Contractor and the Employer agree to submit to the non-exclusive jurisdiction of the Courts of Hong Kong. Without prejudice to the generality of their powers, the Courts of Hong Kong shall have power to direct such valuations as may, in their opinion, be desirable in order to determine the rights of the parties and to ascertain and award any sum which ought to have been the subject of or included in any certificate and to open up, review and revise any notice, opinion, determination, decision, request, withholding of permission or consent, certificate or instruction of the Engineer relating to the Dispute and to determine all matters in dispute in the same manner as if no such notice, opinion, determination, decision, request, withholding of permission or consent, certificate or instruction had been given, issued or made.

          NOTICES

79.       SERVICE OF NOTICES

79.1 Any document arising under, out of or in connection with the Contract shall be served on the Employer or the Contractor at the address stated in the Articles of Agreement, or such other address in Hong Kong as may be notified to the other party expressly for the purpose of service of documents. Service of documents may be by hand or by post or, subject to Clause 79.2, by facsimile.

79.2 Documents may be served by facsimile only if the recipient has previously notified the other party that he is prepared to accept service of documents or a document in that fashion. It shall be a condition of valid service by facsimile that a hard copy be served on the recipient pursuant to Clause 79.1 within 7 (seven) days.

[STAMP]

Rev. 0: 22 May 2002                  GCC/105                Contract No. LDB-201

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[STAMP]

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                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 1

                         FORM OF SUB-CONTRACTOR WARRANTY

[STAMP]

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[STAMP]

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GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 1

                         FORM OF SUB-CONTRACTOR WARRANTY

THIS AGREEMENT is made the          day of         200[ ] [SEE NOTE 1].

BETWEEN:

1. [Insert name of Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address of Company] [SEE NOTE 2] ("the Sub- Contractor"); and

2. THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract Number] - [Insert Contract Name]) ("the Contract") made between the Employer and the Contractor, the Contractor agreed to execute the Works upon the terms contained in the Contract.

(B) The Sub-Contractor has had an opportunity of reading and noting the provisions of the Contract (other than details of the Contractor's prices and rates).

(C) Pursuant to the Contract, the Contractor wishes to enter into an agreement with the Sub-Contractor ("the Sub-Contract") for the Sub-Contractor to carry out and complete a part of the Works as more particularly described in the Sub-Contract ("the Sub-Contract Works").

(D) The Contract stipulates that the Contractor shall obtain the consent of the Engineer (as identified in the Contract) before entering into the sub-Contract, and that the Contractor shall procure that the Sub-Contractor executes a warranty in favour of the Employer.

[STAMP]

Rev. 0: 22 May 2002                  GCC/1/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

NOW IT IS HEREBY AGREED as follows:

1. Where applicable, words and expressions used in this Warranty shall have the meaning assigned to them in the Contract.

2. In consideration of the Employer accepting this Warranty pursuant to the Contract and the Engineer consenting to the Contractor and the Sub- Contractor entering into the Sub-Contract, the Sub-Contractor warrants and undertakes to the Employer that:

          (a) he shall execute the Sub-Contract Works, and has carried out and will carry out each and all of the obligations, duties and undertakings of the Sub-Contractor under the Sub-Contract when and if such obligations, duties and undertakings shall become due and performable, in accordance with the terms of the Sub-Contract (as the same may from time to time be varied or amended with the consent of the Engineer); and

          (b) he shall supply the Engineer with all information which the Engineer may reasonably require from time to time in relation to the progress of the Sub-Contract Works.

3. The Sub-Contractor undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Sub-Contractor provided that the Sub-Contractor shall have ho greater liability to the Employer by virtue of this Clause 3 than the liability of the Contractor to the Employer under the Contract to the extent that the same shall have arisen by reason of any breach by the Sub-Contractor of his obligations under the Sub-Contract.

4. No allowance of time by the Employer hereunder or by the Contractor under the Sub-Contract nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Sub-Contract on the part of the Employer or the Contractor, nor anything that the Employer or the Contractor may do or omit or neglect to do, shall in any way release the Sub-Contractor from any liability under this Warranty.

[STAMP]

Rev. 0: 22 May 2002                  GCC/1/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

5. The Sub-Contractor agrees that he will not, without first giving the Employer not less than 21 (twenty-one) days' prior notice in writing, exercise any right he may have to terminate the Sub-Contract or his employment thereunder or withhold performance of his obligations under the Sub-Contract.

6.        (a)  Notwithstanding anything to the contrary in the Sub-Contract, if the Contract or the employment of the Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty-one) days of such termination, the Sub-Contractor shall enter into a novation agreement with the Employer and the Contractor in which the Sub-Contractor will undertake, inter alia, to perform the Sub-Contract and be bound by its terms as if the Employer had originally been named as a contracting party in place of the Contractor and as if neither the Contract or the Contractor's employment thereunder nor the Sub-Contract or the Sub-Contractor's employment thereunder had been terminated. The said novation agreement will be in such form as the Employer may reasonably require.

          (b) If the Employer does not require the Sub-Contractor to enter into a novation agreement as required by Clause 6(a) above, the Sub-Contractor shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

7. Insofar as the copyright or other intellectual property rights (in Hong Kong or any country) in any plans, calculations, drawings, documents, materials, know-how and information relating to the Sub-Contract Works shall be vested in the Sub-Contractor, the Sub-Contractor grants to the Employer, his successors and assigns a royalty free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works or the Project (including without limitation the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works or any part of the Project). To the extent that beneficial ownership of any such copyright or other intellectual property right is vested in anyone other than the Sub-Contractor, the Sub-Contractor shall use his best endeavours to procure

[STAMP]

Rev. 0: 22 May 2002                  GCC/1/3                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        that the beneficial owner thereof shall grant a like licence to the Employer. Any licence granted pursuant to this Clause 7 shall not be determined if the Sub-Contractor shall for any reason cease to be employed in connection with the Sub-Contract Works and the Sub-Contractor shall execute all documents and take all such other steps as may be necessary to effect and protect the licences (including, without limitation, registration and notification to purchasers of the Sub-Contractor's or other owner's rights).

8. If there is any ambiguity or conflict between the terms of the Sub-Contract and this Warranty, the terms of this Warranty shall prevail.

9. The provisions of this Warranty shall be without prejudice to and shall not be deemed or construed so as to limit or exclude any right or remedy which the Employer may have against the Sub-Contractor whether in tort or otherwise.

10.     (a)     The Employer shall be entitled at any time, without the consent of the Sub-Contractor, to assign or transfer the benefit of this Warranty or any part thereof, any interest thereon or thereunder and any right thereunder, whether past, existing or future, to any third party.

        (b) In the event of any such assignment or transfer by the Employer in accordance with Clause 10(a) above, such assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Warranty. Without prejudice to the generality of the foregoing, all losses, costs, demands, claims proceedings or any other rights or benefits whatsoever, (whether past, present or future) of the Employer related to or in any way connected with or arising out of this Warranty, shall be deemed to be those of any assignee or transferee of the Employer.

11. All documents arising out of or in connection with this Warranty shall be served:

        (a)     upon the Employer at [Insert Address]; and

        (b)     upon the Sub-Contractor, at [Insert Address], Hong Kong [SEE
                NOTE 3].

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/1/4                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

12. The Employer and the Sub-Contractor may change their respective nominated addresses for service of documents to another address in Hong Kong by providing not less than five business days' written notice to each other. All demands and notices shall be in writing and in English.

13. Subject to Clause 15, any dispute or difference of any kind whatsoever between the Employer and the Sub-Contractor arising under, and out of or in connection with this Warranty shall be referred to arbitration and the reference shall be a domestic arbitration for the purpose of Part II of the Arbitration Ordinance (Cap. 341). The reference to arbitration shall be conducted in accordance with the Arbitration Rules. References in such rules to "Dispute" shall be deemed to include any dispute or difference between the Employer and the Sub-Contractor.

14. The arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Engineer or the Contractor relating to the dispute or difference.

15.     The Employer may by notice to the Sub-Contractor require that:

        (a) any dispute or difference to be referred to arbitration pursuant to Clause 13 shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference in connection with the Project between the Employer and any party other than the Sub-Contractor; or

        (b) any dispute or difference in connection with the Project between the Employer and any party other than the Sub-Contractor shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference referred pursuant to Clause 13, and any dispute or difference as aforesaid shall be so referred and the Sub-Contractor shall accept such reference. Any such arbitrator shall have full power to give such orders and directions as he shall think fit in relation to the conduct of any disputes or differences including, but not limited to, the power to order consolidation and hearing together, sequentially or separately.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/1/5                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

16. This Warranty and all disputes arising under, out of or in connection therewith shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 13, the Sub-Contractor agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Warranty has been executed as a deed on the date first before written.

THE SEAL of                                  )
THE KOWLOON-CANTON                           )
RAILWAY CORPORATION is hereunto              )
affixed by authority of the Managing Board   )
signed by                                    )
                                             )

-----------------------                                 ------------------------
(Authorised Signature)                                  (Authorised Signature)

-----------------------                                 ------------------------
(Witness)                                               (Witness)

THE COMMON SEAL of                                      )
[Insert name of Company]                                )
was affixed hereto                                      )
in the presence of:                                     )
                                                        )

OR

SIGNED, SEALED AND DELIVERED
by Mr [         ]
for and on behalf of [Insert name of Company]          )
as lawful attorney of the Sub-Contractor under         )
Power of Attorney dated [          ]                   )
in the presence of [Insert name of Witness]            )
as Witness                                             )
                                                       )
------------------------------------------
[SEE NOTE 4]

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/1/6                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                          OF WARRANTY BY SUB-CONTRACTOR

These notes are prepared in order to assist the Sub-Contractor in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty. The note references contained in the draft Warranty shall be deleted from the engrossment of the Warranty when prepared by the Sub Contractor.

NOTE 1

At the time of preparation of the Warranty by the Sub-Contractor, the date should be left blank. The date will be inserted by the Employer at the time of execution of the Warranty by him.

NOTE 2

The name, place of incorporation and registered address of the Sub-Contractor shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Sub-Contractor shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Sub-Contractor in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Sub Contractor; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Sub-Contractor in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed warranty:

1.      if executed by affixing the Corporate Seal:

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/1/7                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        (a) an extract from the Sub-Contractor's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Sub Contractor; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Sub-Contractor by which the execution of the Warranty was approved;

2.      if executed by an attorney on behalf of the Sub-Contractor:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Sub-Contractor to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Sub-Contractor's Articles of Association or other constitutional documents dealing with the appointment of attorneys, together with confirmation of the position or office held by the person giving the Power of Attorney; and

3. if the Sub-Contractor is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Sub-Contractor confirming the validity of the execution of the Warranty and of any Power of Attorney.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/1/8                Contract No. LDB-201

                         GENERAL CONDITIONS OF CONTRACT

                               SCHEDULE 2 - PART A

                             FORM OF DESIGN WARRANTY

                                                                         [STAMP]

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                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

                               SCHEDULE 2 - PART A

                             FORM OF DESIGN WARRANTY

THIS AGREEMENT is made the     day of     200[ ] [SEE NOTE 1].

BETWEEN:

(1) [Insert name of Designer] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 2] of [Insert Registered Address of Designer] ("the Designer"); and

(2) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract Number] - [Insert Contract name]) ("the Contract") made between the Employer and [Insert name of Contractor] ("the Contractor"), the Contractor agreed to execute the Works upon the terms contained in the Contract.

(B) The Contractor and the Designer have entered into an agreement ("the Design Agreement") by which the Designer has undertaken the whole or part of the Contractor's obligations in respect of the design of the Works.

(C) The Design Agreement stipulates that the Designer is obliged to provide the Employer with an executed warranty in the terms hereof.

NOW IT IS HEREBY AGREED as follows:

1. In this Warranty, words and expressions shall have the meanings assigned to them in the Contract, except where the context otherwise requires.

2. The Designer warrants and undertakes to the Employer that it has exercised and will, in carrying out the design of the Works and

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2A/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        performing the other duties and functions ascribed to it in the Design Agreement, continue to exercise all the skill and care to be expected of a professionally qualified and competent designer experienced in carrying out the design of works which are of a similar nature and scope to the Works.

3. The Designer warrants and undertakes to the Employer that it has taken out and maintained or if it has not already done so, shall take out and maintain in respect of his design obligations under the Design Agreement professional indemnity insurance for a limit of cover of not less than HK$150 million for each occurrence or series of occurrences arising out of one event for a period commencing on the date of his appointment by the Contractor and expiring not before 6 (six) years from the date of the issue of the Substantial Completion Certificate for the Works provided that if the Designer considers that such cover is not available at reasonable rates, the Designer shall forthwith inform the Engineer and the level of cover or terms for the purposes of this Clause 3 shall be the maximum level or best terms which are obtainable in the international insurance market at rates which are, in the Engineer's opinion, reasonable. The Designer shall not, without the prior approval in writing of the Employer, settle or compromise with the insurers any claim which the Designer may have against the insurers and which relates to a claim by the Employer against the Designer, or by any act or omission, prejudice the Designer's right to make or proceed with such a claim against the insurers.

4. The Designer undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Designer, provided that the Designer shall have no greater liability to the Employer by virtue of this Clause 4 than the liability of the Designer to the Contractor under the Design Agreement to the extent that the same shall have arisen by reason of any breach by the Designer of his obligations under the Design Agreement.

5. No allowance of time by the Employer under the Contract or by the Contractor under the Design Agreement nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Design Agreement on the part of the Employer or the Contractor nor anything that the Employer or the Contractor may do or

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2A/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        omit or neglect to do, shall in any way release the Designer from any liability under this Warranty.

6. The Designer agrees that he will not without first giving the Employer not less than 21 (twenty one) days' prior notice in writing exercise any right he may have to terminate the Design Agreement or his employment thereunder or withhold performance of his obligations under the Design Agreement.

7.      (a)     Notwithstanding anything to the contrary in the Design
                Agreement, if the Contract or the employment of the Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty one) days of such termination, the Designer shall enter into a novation agreement with the Employer and the Contractor in which the Designer will undertake, inter alia, to perform the Design
                Agreement and be bound by its terms as if the Employer had originally been named as the contracting party in place of the Contractor and as if neither the Contract nor the Contractor's employment thereunder had been terminated. The said novation agreement will be in such form as the Employer may reasonably require.

        (b) If the Employer does not require the Designer to enter into a novation agreement as required by Clause 7(a) above, the Designer shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

8. Except to the extent (if any) expressly permitted by the Design Agreement, the Designer shall not sub-contract any of his obligations under the Design Agreement without the prior written consent of the Employer.

9. The Designer acknowledges that the Employer shall be entitled to assign the benefit of this Warranty at any time without the consent of the Designer being required.

10. The Designer undertakes that no material variation or amendment to or waiver of the terms of the Design Agreement shall be agreed with the Contractor without the prior written consent of the Employer.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2A/3                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

11. Nothing in this Warranty shall be taken as diminishing or increasing any liability on the part of the Designer under the Design Agreement.

12. The Designer acknowledges that it has not relied on any information relating to the Project, the Site or the Works provided directly or indirectly by the Employer and that the Employer shall have no liability or responsibility to the Designer for any such information in the absence of fraud.

13.     (1)     Insofar as the patent, copyright or other intellectual property rights in any plans, calculations, drawings, documents, materials, know-how and information relating to the execution of the Works shall be vested in the Designer, the Designer grants to the Employer a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works
                (including, without limitation, the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works). To the extent beneficial ownership of any such patent, copyright or other intellectual property right is vested in anyone other than the Designer, the Designer shall use its reasonable endeavours to procure that the beneficial owner thereof shall grant a like licence to the Employer. Any such licence granted shall not be determined if the Design Agreement shall be revoked or expire or if the Design Agreement shall be terminated.

        (2) In the event of the Designer ceasing to be employed under the Design Agreement for any reason whatever, the Designer shall provide to the Employer for the retention and use by it, all drawings, diagrams, specifications, calculations and other data and information which the Designer has prepared or are within its possession or control relating to the Works whether or not previously provided.

14. All documents arising out of or in connection with this Warranty shall be served:

        (1)     upon the Employer at [Insert Address]; and

                                                                         [STAMP]

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

GENERAL CONDITIONS OF CONTRACT

        (2)     upon the Designer at [Insert Address], Hong Kong. [SEE NOTE 3]

15. The Employer and the Designer may change their respective nominated addresses for service of documents to another address in Hong Kong but only by prior written notice to each other. All demands and notices must be in writing.

16. This Warranty shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 17, the Designer agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

17.     (1)     Any dispute or difference of any kind whatsoever between the
                Employer and the Designer arising under, out of or in connection with this Warranty shall be referred to arbitration in accordance with the Arbitration Rules. The reference shall be a domestic arbitration for the purpose of Part II of the Arbitration Ordinance (Cap. 341). References to "Dispute" in such arbitration rules are deemed to include any such dispute or difference between the Employer and the Designer.

        (2) In the event that the Employer is of the opinion that the issues in such a dispute or difference will or may touch upon or concern a dispute or difference arising under, out of or in connection with the Contract ("the Contract Dispute") then provided that an arbitrator has not already been appointed pursuant to Clause 17(1), the Employer may by notice in writing to the Designer require and the Designer shall be deemed to have consented to the referral of such dispute or difference to the arbitrator to whom the Contract Dispute has been or will be referred.

        (3) Save as expressly otherwise provided, the arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Employer or the Engineer under the Contract and the Designer or the Contractor relating to the dispute or difference.

IN WITNESS whereof this Warranty has been executed as a deed on the date first above written.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2A/5                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

THE SEAL of                                  )
THE KOWLOON-CANTON                           )
RAILWAY CORPORATION                          )
is hereto affixed by authority of the        )
Managing Board and signed by                 )
[     ] and [     ]                          )
in the presence of:                          )
                                             )

-----------------------                                 ------------------------
(Authorised Signature)                                  (Authorised Signature)

-----------------------                                 ------------------------
(Witness)                                               (Witness)

THE COMMON SEAL of                                  )
[Insert name of Designer]                           )
was affixed hereto                                  )
in the presence of:                                 )
                                                    )

OR

SIGNED, SEALED AND DELIVERED                        )
by Mr [                 ]                           )
for and on behalf of [Insert name of Designer]      )
as lawful attorney of the Designer under            )
Power of Attorney dated [          ]                )
in the presence of [Insert name of Witness]         )
as Witness                                          )
                                                    )

------------------------------------------

[SEE NOTE 4]

                                                                         [STAMP]

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

GENERAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                             OF WARRANTY BY DESIGNER

These notes are prepared in order to assist the Designer in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty itself. The note references contained in the draft Warranty shall be deleted from the engrossment of the Warranty when prepared by the Designer.

NOTE 1

At the time of preparation of the Warranty by the Designer, the date should be left blank. The date will be inserted by the Employer at the time of execution of the Warranty by him.

NOTE 2

The jurisdiction in which the Designer is incorporated shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Designer shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Designer in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Designer; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Designer in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed warranty:

1.      if executed by affixing the Corporate Seal:

                                                                         [STAMP]

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

GENERAL CONDITIONS OF CONTRACT

        (a) an extract from the Designer's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Designer; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Designer by which the execution of the Warranty was approved;

2.      if executed by an attorney on behalf of the Designer:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Designer to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Designer's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney; and

3. if the Designer is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Designer, confirming the validity of the execution of the Warranty and of any Power of Attorney.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2A/8                Contract No. LDB-201

                         GENERAL CONDITIONS OF CONTRACT

                               SCHEDULE 2 - PART B

                 FORM OF INDEPENDENT CHECKING ENGINEER WARRANTY

                                                                         [STAMP]

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                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                               SCHEDULE 2 - PART B

                 FORM OF INDEPENDENT CHECKING ENGINEER WARRANTY

THIS AGREEMENT is made the      day of      200[ ] [SEE NOTE 1].

BETWEEN:

(1) [Insert name of Independent Checking Engineer] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 2] of [Insert Registered Address of Independent Checking Engineer] ("the Independent Checking Engineer"); and

(2) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and [Insert name of Contractor] ("the Contractor"), the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) The Contractor and the Independent Checking Engineer have entered into an agreement ("the Design Check Agreement") by which the Independent Checking Engineer has undertaken the design checking obligations specified in the Contract.

(C) The Design Check Agreement stipulates that the Independent Checking Engineer is obliged to provide the Employer with an executed warranty in the terms hereof.

NOW IT IS HEREBY AGREED as follows:

1. In this Warranty, words and expressions shall have the meanings assigned to them in the Contract, except where the context otherwise requires.

                                                                         [STAMP]

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

GENERAL CONDITIONS OF CONTRACT

2. The Independent Checking Engineer warrants and undertakes to the Employer that it has exercised and will in carrying out the duties and functions ascribed to it in the Design Check Agreement, continue to exercise all the skill and care to be expected of a professionally qualified and competent Independent Checking Engineer experienced in carrying out services which are of a similar nature and scope as the services to be performed under the Design Check Agreement.

3. The Independent Checking Engineer undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Independent Checking Engineer, provided that the Independent Checking Engineer shall have no greater liability to the Employer by virtue of this Clause 3 than the liability of the Independent Checking Engineer to the Contractor under the Design Check Agreement to the extent that the same shall have arisen by reason of any breach by the Independent Checking Engineer of his obligations under the Design Check Agreement.

4. No allowance of time by the Employer under the Contract or by the Contractor under the Design Check Agreement nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Design Check Agreement on the part of the Employer or the Contractor nor anything that the Employer or the Contractor may do or omit or neglect to do, shall in any way release the Independent Checking Engineer from any liability under this Warranty.

5. The Independent Checking Engineer agrees that he will not without first giving the Employer not less than 21 (twenty one) days' prior notice in writing exercise any right he may have to terminate the Design Check Agreement or his employment thereunder or withhold performance of his obligations under the Design Check Agreement.

6.      (a)     Notwithstanding anything to the contrary in the Design Check
                Agreement, if the Contract or the employment of the Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty one) days of such termination, the Independent Checking Engineer shall enter into a novation agreement with the Employer and the Contractor in which the Independent Checking Engineer will undertake, inter alia, to perform the

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2B/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                Design Check Agreement and be bound by its terms as if the Employer had originally been named as the contracting party in place of the Contractor and as if neither the Contract or the Contractor's employment thereunder had been terminated. The said novation agreement will be in such form as the Employer may reasonably require.

        (b) If the Employer does not require the Independent Checking Engineer to enter into a novation agreement as required by Clause 6(a) above, the Independent Checking Engineer shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

7. Except to the extent (if any) expressly permitted by the Design Check Agreement, the Independent Checking Engineer shall not sub-contract any of his obligations under the Design Check Agreement without the prior written consent of the Employer.

8. The Independent Checking Engineer acknowledges that the Employer shall be entitled to assign the benefit of this Warranty at any time without the consent of the Independent Checking Engineer being required.

9. The Independent Checking Engineer undertakes that no material variation or amendment to or waiver of the terms of the Design Check Agreement shall be agreed with the Contractor without the prior written consent of the Employer.

10. Nothing in this Warranty shall be taken as diminishing or increasing any liability on the part of the Independent Checking Engineer under the Design Check Agreement.

11. The Independent Checking Engineer acknowledges that it has not relied on any information relating to the Project, the Site or the Works provided directly or indirectly by the Employer and that the Employer shall have no liability or responsibility to the Independent Checking Engineer for any such information in the absence of fraud.

12.     (1)     Insofar as the patent, copyright or other intellectual property rights in any plans, calculations, drawings, documents, materials, know-how and information relating to the execution of the Works shall be vested in the Independent Checking Engineer, the

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2B/3                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                Independent Checking Engineer grants to the Employer a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works (including, without limitation, the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works). To the extent beneficial ownership of any such patent, copyright or other intellectual property right is vested in anyone other than the Independent Checking Engineer, the Independent Checking Engineer shall use its reasonable endeavours to procure that the beneficial owner thereof shall grant a like licence to the Employer. Any such licence granted shall not be determined if the Design Check Agreement shall be revoked or expire or if the Design Check Agreement shall be terminated.

        (2) In the event of the Independent Checking Engineer ceasing to be employed under the Design Check Agreement for any reason whatever, the Independent Checking Engineer shall provide to the Employer for the retention and use by it, all drawings, diagrams, specifications, calculations and other data and information which the Independent Checking Engineer has prepared or are within its possession or control relating to the Works whether or not previously provided.

13. All documents arising out of or in connection with this Warranty shall be served:

        (1)     upon the Employer at [Insert Address]; and

        (2) upon the Independent Checking Engineer at [Insert Address], Hong Kong. [SEE NOTE 3]

14. The Employer and the Independent Checking Engineer may change their respective nominated addresses for service of documents to another address in Hong Kong but only by prior written notice to each other. All demands and notices must be in writing.

15. This Warranty shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 16, the

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2B/4                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                Independent Checking Engineer agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

16.     (1)     Any dispute or difference of any kind whatsoever between the
                Employer and the Independent Checking Engineer arising under, out of or in connection with this Warranty shall be referred to arbitration in accordance with the Arbitration Rules. The reference shall be a domestic arbitration for the purpose of
                Part II of the Arbitration Ordinance (Cap. 341). References to
                "Dispute" in such arbitration rules are deemed to include any such dispute or difference between the Employer and the Independent Checking Engineer.

        (2) In the event that the Employer is of the opinion that the issues in such a dispute or difference will or may touch upon or concern a dispute or difference arising under, out of or in connection with the Contract ("the Contract Dispute") then provided that an arbitrator has not already been appointed pursuant to Clause 16(1), the Employer may by notice in writing to the Independent Checking Engineer require and the Independent Checking Engineer shall be deemed to have consented to the referral of such dispute or difference to the arbitrator to whom the Contract Dispute has been or will be referred.

        (3) Save as expressly otherwise provided, the arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Employer or the Engineer under the Contract and the Independent Checking Engineer or the Contractor relating to the dispute or difference.

IN WITNESS whereof this Warranty has been executed as a deed on the date first above written.

THE SEAL of                                  )
THE KOWLOON-CANTON                           )
RAILWAY CORPORATION                          )
is hereto affixed by authority of the        )
Managing Board and signed by                 )
[          ] and [          ]                )
in the presence of:                          )

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2B/5                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

-----------------------                                 ------------------------
(Authorised Signature)                                  (Authorised Signature)

-----------------------                                 ------------------------
(Witness)                                               (Witness)

THE COMMON SEAL of                                      )
[Insert name of Independent Checking Engineer]          )
was affixed hereto                                      )
in the presence of:                                     )
                                                        )

OR

SIGNED, SEALED AND DELIVERED                            )
by Mr [          ]                                      )
for and on behalf of [Insert name of Independent        )
Checking Engineer]                                      )
as lawful attorney of the Independent Checking Engineer )
under Power of Attorney dated [      ]                  )
in the presence of [Insert name of Witness]             )
as Witness                                              )

------------------------------------------

[SEE NOTE 4]

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2B/6                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                  OF WARRANTY BY INDEPENDENT CHECKING ENGINEER

These notes are prepared in order to assist the Independent Checking Engineer in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty. The note references contained in the draft Warranty shall be deleted from the engrossment of the Warranty when prepared by the Independent Checking Engineer.

NOTE 1

At the time of preparation of the Warranty by the Independent Checking Engineer, the date should be left blank. The date will be inserted by the Employer at the time of execution the Warranty by him.

NOTE 2

The jurisdiction in which the Independent Checking Engineer is incorporated shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Independent Checking Engineer shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Independent Checking Engineer in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Independent Checking Engineer; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Independent Checking Engineer in accordance with its Articles of Association or other constitutional documents.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2B/7                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

The following documents shall be submitted with the executed warranty:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Independent Checking Engineer's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Independent Checking Engineer; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Independent Checking Engineer by which the execution of the warranty was approved;

2.      if executed by an attorney on behalf of the Independent Checking
        Engineer:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Independent Checking Engineer to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Independent Checking Engineer's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney; and

3. if the Independent Checking Engineer is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Independent Checking Engineer, confirming the validity of the execution of the Warranty and of any Power of Attorney.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/2B/8                Contract No. LDB-201

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 3

                              ARTICLES OF AGREEMENT

                                                                         [STAMP]

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                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 3

                              ARTICLES OF AGREEMENT

THIS AGREEMENT is made the      day of       199.

BETWEEN:

(1) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer"); and

(2)     [                ] a company incorporated in and in accordance with the
        laws of [ ] of [ ] [and [ ] a company incorporated in and in accordance with the laws of [ ] of [ ]] * ("the Contractor").

WHEREAS:

(A) The Employer requires the Works to be executed as part of the Project and has accepted the Tender.

(B)     The Contractor has [jointly and severally]* agreed to execute the Works.

NOW IT IS HEREBY AGREED as follows:

1. In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned, the Contractor hereby [jointly and severally]* covenants with the Employer to execute the Works in accordance with the Contract.

2. The Employer hereby covenants to pay to the Contractor in consideration of the execution of the Works the Final Contract Sum or such other sums as may be payable to the Contractor in accordance with the Contract at the times and in the manner prescribed by the Contract.

3. The Contract comprises the entire agreement between the parties hereto relating to the transactions provided for therein and supersedes any previous agreements between the parties relating thereto or any part thereof. Save to the extent that any statement, condition, qualification,

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/3/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        warranty, representation or undertaking made in the Tender, or in any discussion or correspondence thereon or relating thereto, is expressly incorporated in the Contract, the same is not so incorporated and is hereby withdrawn.

4. The Employer's address for service of documents shall be the address first referred to above and the Contractor's address for service of
        documents shall be [      ] Hong Kong**.

5. Words and expressions used in these Articles of Agreement shall have the same meaning as are respectively assigned to them in Clause 1 of the General Conditions attached hereto.

*       To be retained if Contractor comprises more than one legal entity.

**      Address for Service of documents shall be in Hong Kong.

IN WITNESS whereof this Agreement has been executed as a deed the day and year first above written.

THE SEAL of                                  )
THE KOWLOON-CANTON                           )
RAILWAY CORPORATION                          )
is hereunto affixed by authority of the      )
Managing Board                               )

-----------------------

and signed by:                               )

-----------------------                                 ------------------------
(Authorised Signature)                                  (Authorised Signature)

-----------------------                                 ------------------------
(Witness)                                               (Witness)

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/3/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

***     THE COMMON SEAL of                   )
        [                    ]               )
        was affixed hereto                   )
        in the presence of:                  )
                                             )
        -----------------------

        -----------------------

        OR

        SIGNED, SEALED AND DELIVERED                    )
        by Mr [          ]                              )
        for and on behalf of [Insert name of Company]   )
        as lawful attorney of the Contractor under      )
        Power of Attorney dated [        ]              )
        in the presence of [Insert name of Witness]     )
        as Witness                                      )

        ------------------------------------------

*** Each legal entity shall execute these Articles of Agreement under Seal by affixing the Corporate Seal of each company or by execution under seal by an attorney appointed by the Contractor.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/3/3                Contract No. LDB-201

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                                                                         [STAMP]

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 4

                           FORM OF DRAFT LEGAL OPINION

                           (FOR ARTICLES OF AGREEMENT)

                                                                         [STAMP]

                       This page left blank intentionally

                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 4

                                  LEGAL OPINION

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Contractor or entity included in the Contractor] ("the Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Company has the corporate power to enter into and perform contracts with the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3 the Company may by its nominated attorney execute contracts as deeds and the Company may accept and undertake all the consequences

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/4/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        arising therefrom as if it had been able to affix a seal to such contracts in accordance with the laws of Hong Kong; and

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute contracts as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Company as arise under the Contract under the laws of Hong Kong will constitute legal, valid and binding obligations of the Company in and under the laws of [Insert country of incorporation of the Company].

Notwithstanding the foregoing we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Company].

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with a contract to be entered into by the Company with the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/4/2                Contract No. LDB-201

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 5

                            FORM OF CONTRACTOR'S BOND

                                                                         [STAMP]

                       This page left blank intentionally

                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 5

                            FORM OF CONTRACTOR'S BOND

              [To be prepared on headed notepaper of the Bondsman]

BY THIS BOND dated the      day of      200[ ].

[Insert name of Bondsman] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address and Place of Business in Hong Kong of Bondsman] [SEE NOTE 1] ("the Bondsman") is irrevocably and unconditionally bound to THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No.9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer") in the sum of [Insert amount of Bonded Sum in words] Hong Kong Dollars (HK$[Insert amount of Bonded Sum in figures]) ("the Bonded Sum") for payment of which sum the Bondsman binds himself in accordance with the provisions of this Bond.

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Contractor agreed to procure the provision to the Employer of a Bond in the terms hereof.

NOW THE TERMS of this Bond are:

1. Where applicable, words and expressions used in this Bond shall have the meaning assigned to them in the Contract.

2. If, in the Employer's opinion, the Contractor is or has been in default in respect of any of his obligations under the Contract, the Bondsman shall upon demand made by the Employer in writing and without conditions or proof of the said default or amount demanded, pay the amount identified in the demand in respect of the damages, losses, charges, costs or expenses sustained by the Employer by reason of the default, up to the amount of the Bonded Sum.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/5/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

3. The liability of the Bondsman under this Bond shall remain in full force and effect and shall not be affected or discharged in any way by, and the Bondsman hereby waives notice of:

        (a) any suspension of the Works or variation to or amendment of the Works or the Contract (including, without limitation, extension of time for performance and adjustment to the amount payable to the Contractor under the Contract);

        (b) the termination of the Contract or of the employment of the Contractor under the Contract;

        (c) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor, or negligence by the Employer in enforcing any such right of action or remedy;

        (d) any other bond, security or guarantee held or obtained by the Employer for any of the obligations of the Contractor under the Contract or any release or waiver thereof;

        (e) any act or omission of the Contractor pursuant to any other arrangement with the Bondsman;

        (f) the issue of any Stage Certificate, Handing Over Certificate or Substantial Completion Certificate in respect of any part of the Works or any Section or the Substantial Completion Certificate for the Works;

        (g)     any breach of the Contract by or other default of the Employer;
                and

        (h) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable.

4. The liability of the Bondsman under this Bond shall cease on whichever of the following events first occurs:

        (a) payment by the Bondsman of the Bonded Sum in full to the Employer;

        (b)     issue of the Substantial Completion Certificate for the Works;
                or

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/5/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        (c)     return of the Bond by the Employer to the Contractor.

5. The Bondsman acknowledges that the Employer shall be entitled to assign the benefit of this Bond or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, at any time, without the consent of the Bondsman or the Contractor being required.

6. All documents arising out of or in connection with this Bond shall be served upon the Bondsman, at [Insert Address] Hong Kong in English [SEE
        NOTE 2].

7. The Bondsman may change his nominated address for service of documents to another address in Hong Kong but only by prior written notice to the Employer.

8. This Bond shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Bondsman agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Bond has been executed as a deed on the date first above written.

THE COMMON SEAL of                           )
[Insert name of Bondsman]                    )
was affixed hereto in                        )
the presence of:                             )
                                             )

OR

SIGNED, SEALED AND DELIVERED                 )
by Mr [            ]                         )
for and on behalf of [Insert name of         )
Bondsman]                                    )
as lawful attorney of the Bondsman           )
under Power of Attorney                      )
dated [            ] in the                  )
presence of [Insert name of Witness]         )
as Witness                                   )

-----------------------------------

[SEE NOTE 3]

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/5/3                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

NOTES FOR GUIDANCE IN PREPARATION OF BOND BY BONDSMAN

These notes are prepared in order to assist the Bondsman in the preparation of the Contractor's Bond and cross refer to the note references contained in the draft Bond. The note references contained in the draft Bond shall be deleted from the engrossment of the Bond when prepared by the Bondsman.

NOTE 1

The place of incorporation of the Bondsman shall be inserted together with:

(a)     its registered address in the place of incorporation; and

(b)     the address of its place of business in Hong Kong.

NOTE 2

The address for service of notices and demands on the Bondsman shall be in Hong Kong and, preferably, at the Bondsman's place of business in Hong Kong.

NOTE 3

The Contractor's Bond shall be executed under seal by the Bondsman.

This may be done either by:

(a) affixing the Corporate Seal of the Bondsman in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Bondsman; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Bondsman in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Bond:

1.      if executed by affixing the Corporate Seal:

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/5/4                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        (a) an extract from the Bondsman's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Bondsman; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Bondsman, by which the execution of the Bond was approved; and

2.      if executed by an attorney on behalf of the Bondsman:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Bondsman to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate the powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Bondsman's Articles of Association or other constitutional documents dealing with the appointment of attorneys, together with confirmation of the position or office held by the person giving the Power of Attorney.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/5/5                Contract No. LDB-201

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                                                                         [STAMP]

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 6

                        FORM OF PARENT COMPANY GUARANTEE

                                                                         [STAMP]

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                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 6

                        FORM OF PARENT COMPANY GUARANTEE

THIS GUARANTEE is made the      day of      200[ ].

BY:

[Insert name of Parent Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address] [and [Insert name of Second Parent Company if appropriate] a company incorporated in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address], jointly and severally,] [SEE
NOTE 1] ("the Guarantor");

IN FAVOUR OF:

THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Contractor agreed to procure the provision of a guarantee in the terms hereof. [SEE NOTE 2]

(C) At the request of the Contractor, the Guarantor has [jointly and severally] [SEE NOTE 1] agreed to guarantee performance of the Contract by the Contractor [SEE NOTE 3] as set out herein.

IT IS HEREBY AGREED as follows:

1. Where applicable, words and expressions used in this Guarantee shall have the meaning assigned to them in the Contract.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/6/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

2. In consideration of the Employer accepting this Guarantee pursuant to the Contract, the Guarantor [jointly and severally] [SEE NOTE 1] irrevocably and unconditionally guarantees to the Employer, as a primary obligation and not as a surety, due performance by the Contractor of all of his obligations and liabilities under and arising out of the Contract save that nothing herein shall be construed as imposing greater obligations or liabilities on the Guarantor than are imposed on the Contractor by the Contract.

3. The obligations of the Guarantor under this Guarantee shall remain in full force and effect and shall not be discharged in any way by and the Guarantor hereby waives notice of:

        (a) any suspension of the Works or variation to or amendment of the Works or the Contract (including, without limitation, extension of time for performance and adjustment to the amount payable to the Contractor under the Contract);

        (b) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable;

        (c) the termination of the Contract or of the employment of the Contractor under the Contract;

        (d) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor or negligence by the Employer in enforcing any such right of action or remedy;

        (e) any bond, security or other guarantee held or obtained by the Employer for any of the obligations of the Contractor under the Contract or any release or waiver thereof; and

        (f)     any breach of the Contract or other default of the Employer.

4. This Guarantee shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Employer and the Contractor and the Guarantor hereby authorises the Employer and the Contractor to make any such amendment, variation or supplemental agreement without notice to or consent of the Guarantor.

5. This Guarantee is a continuing guarantee and accordingly shall cover all of the obligations and liabilities of the Contractor under and arising out of the Contract and shall remain in full force and effect until all the said

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/6/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        obligations and liabilities of the Contractor have been carried out, completed and discharged in accordance with the Contract. This Guarantee is in addition to any other security which the Employer may at any time hold and may be enforced without first having recourse to any such security or taking any steps or proceedings against the Contractor.

6. Until the date of issue of the Defects Liability Certificate, the Guarantor shall not on any ground whatsoever make any claim or threaten to make any claim whether by proceedings or otherwise against the Contractor nor, if the Contractor comprises more than one entity, against any such entity for the recovery of any sum paid by the Guarantor pursuant to this Guarantee. Any such claim shall be subordinate to any claims (contingent or otherwise) which the Employer may have against the Contractor and/or any entity as aforesaid arising out of or in connection with the Contract until such time as the Employer's claims shall be satisfied by the Contractor and/or any entity as aforesaid or the Guarantor as the case may be. To that intent, the Guarantor shall not claim or have the benefit of any security which the Employer holds or may hold for any monies or liabilities due or incurred by the Contractor and/or any entity as aforesaid to the Employer and, in case the Guarantor receives any sum from the Contractor and/or any entity as aforesaid in respect of any payment by the Guarantor hereunder, the Guarantor shall hold such sum in trust for the Employer for so long as any sum is payable (contingently or otherwise) under this Guarantee.

7. The Employer shall be entitled at any time, without the consent of the Guarantor to assign or transfer the benefit of this Guarantee or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party. In the event of any assignment or transfer by the Employer as aforesaid, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Guarantee.

8 All documents arising out of or in connection with this Guarantee shall be served upon the Guarantor, at [Insert Address], Hong Kong
        [SEE NOTE 4].

9. The Guarantor may change its nominated address for service of documents to another address in Hong Kong by providing not less than five business days' written notice to the Employer. All demands and notices shall be in writing and in English.

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/6/3                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

10. This Guarantee shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Guarantor agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Guarantee has been executed as a deed on the date first before written.

THE COMMON SEAL of                           )
[            ]                               )
was affixed hereto in                        )
the presence of:                             )
                                             )

OR

SIGNED, SEALED AND DELIVERED                            )
by Mr [         ]                                       )
for and on behalf of [Insert name of Parent Company]    )
as lawful attorney of the Guarantor under               )
Power of Attorney dated [                    ]          )
in the presence of [Insert name of Witness]             )
as Witness                                              )

------------------------------------------

[SEE NOTES 1 AND 5]

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/6/4                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                            OF GUARANTEE BY GUARANTOR

These notes are prepared in order to assist the Guarantor in the preparation of the Guarantee and cross refer to the note references contained in the draft Guarantee. The note references contained in the draft Guarantee shall be deleted from the engrossment of the Guarantee when prepared by the Guarantor.

NOTE 1

If more than one company executes this Guarantee in respect of the Contractor or any entity comprising the Contractor (e.g. because the Contractor or any entity has more than one parent company) the Guarantors under the Guarantee shall have joint and several liability and the square brackets shall be deleted.

If only one party is acting as Guarantor under the Guarantee, the square brackets and the words within, relating to the second Parent Company and joint and several liability, should be deleted.

NOTE 2

If the Contractor comprises more than one legal entity, a Guarantee in this form shall be provided in respect of each entity.

NOTE 3

If the circumstances referred to under Note 2 apply, and the Contractor comprises more than one legal entity, the Guarantor shall guarantee the performance of the Contractor as a whole because each entity comprising the Contractor shall have joint and several liability for the acts and omissions of the Contractor as a whole.

NOTE 4

The address for service shall be in Hong Kong.

NOTE 5

                                                                         [STAMP]

Rev. 0: 22 May 2002                  GCC/6/5                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

Each entity comprising the Guarantor shall execute the Guarantee under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Guarantor in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Guarantor; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Guarantor in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Guarantee:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Guarantor's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Guarantor; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Guarantor by which the execution of the Guarantee was approved; and

2.      if executed by an attorney on behalf of the Guarantor:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Guarantor to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Guarantor's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/6/6                 Contract No. LDB-201

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 7

                       FORM OF PARENT COMPANY UNDERTAKING

                                                                         [STAMP]

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                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 7

                       FORM OF PARENT COMPANY UNDERTAKING

THIS UNDERTAKING is made the          day of                200[ ].

BY:

[Insert name of Parent Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 1] of [Insert Registered Address of Parent Company] ("the Parent Company")

IN FAVOUR OF:

THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Contractor agreed to procure the provision of an Undertaking in the terms hereof.

(C)     The Parent Company is the beneficial owner of [Insert Percentage]% [SEE
        NOTE 2] of the issued share capital of (the Contractor) [SEE NOTE 3].

(D) At the request of the Contractor, the Parent Company has agreed to provide this Undertaking.

NOW IT IS HEREBY UNDERTAKEN AND AGREED as follows:-

1. Where applicable, words and expressions used in this Undertaking shall have the meaning assigned to them in the Contract.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/7/1                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

2. In consideration of the Employer accepting this Undertaking pursuant to the Contract, the Parent Company hereby undertakes to the Employer that at any time prior to the issue of the Defects Liability Certificate, it will not, [(and will procure that none of the companies referred to in Recital (C) will)] [SEE NOTE 6] without the prior written consent of the
        Employer:

        (a) sell, transfer, assign or otherwise dispose of or deal with ownership of the whole or any part of [EITHER] (the shareholding or other interest in the (Contractor)) [SEE NOTE 4]; [OR] (the shareholdings or other interests) [SEE NOTE 5] referred to in Recital (C) in any way which will affect the beneficial ownership and control in (the Contractor) [SEE NOTE 4] of the Parent Company (and the companies referred to in Recital (C)) [SEE NOTE 6]; and

        (b) take any action which may result in the Contractor being unable to comply with his obligations or perform in any way his duties under the Contract (or take any action which may result in [Insert name of Subsidiary] being unable to comply with its obligations or perform in any way its duties under the [Insert "Joint Venture", "Consortium" or other agreement as appropriate] agreement) [SEE NOTE 7]

        until such time as the Defects Liability Certificate has been issued by the Engineer and further that it will procure (that [Insert name of Subsidiary] will take all steps necessary to procure) [SEE NOTE 7] compliance by the Contractor with the provisions of the Contract.

3. The obligations of the Parent Company under this Undertaking shall remain in full force and effect and shall not be discharged in any way by and the Parent Company hereby waives notice of:

        (a) any suspension of the Works or variation or amendment to the Works or the Contract (including without limitation extension of time for performance or adjustment to the amount payable to the Contractor under the Contract);

        (b) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable;

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/7/2                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        (c) the termination of the Contract or of the employment of the Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] under the Contract;

        (d) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8], or negligence by the Employer in enforcing any such right of action or remedy;

        (e) any bond, security or other guarantee held or obtained by the Employer for any of the obligations of the Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] under the Contract or any release or waiver thereof; and

        (f)     any breach of the Contract or other default of the Employer.

4. This Undertaking shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Employer and the Contractor (and/or [Insert name of Subsidiary]) [SEE
        NOTE 8] and the Parent Company hereby authorises the Employer and the Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] to make any such amendment, variation or supplemental agreement without notice to or the consent of the Parent Company.

5. The Employer shall be entitled at any time, without the consent of the Parent Company, to assign or transfer the benefit of this Undertaking or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party. In the event of any such assignment or transfer by the Employer, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Undertaking.

6. All documents arising out of or in connection with this Undertaking shall be served upon the Parent Company, at [Insert Address], Hong Kong [SEE NOTE 9].

7. The Parent Company may change its nominated address for service of documents to another address in Hong Kong by providing not less than five business days' written notice to the Employer. All demands and notices shall be in writing and in English.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/7/3                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

8. This Undertaking shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Parent Company agrees to submit to the non exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Undertaking has been executed as a deed by the Parent Company on the date first before written.

THE COMMON SEAL of                                      )
[Insert name of Parent Company]                         )
was affixed hereto                                      )
in the presence of:                                     )
                                                        )

OR

SIGNED, SEALED AND DELIVERED                            )
by Mr [            ]                                    )
for and on behalf of [Insert name of Parent Company]    )
as lawful attorney of the Parent Company under          )
Power of Attorney dated [                ]              )
in the presence of [Insert name of Witness]             )
as Witness                                              )

----------------------------------------------------

[SEE NOTE 10]

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/7/4                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                        NOTES FOR GUIDANCE IN PREPARATION
                        OF UNDERTAKING BY PARENT COMPANY

These notes are prepared in order to assist the Parent Company in the preparation of the Parent Company Undertaking and cross refer to the note references contained in the draft Undertaking itself. The note references contained in the draft Undertaking shall be deleted from the engrossment of the Undertaking when prepared by the Parent Company.

NOTE 1

The jurisdiction in which the Parent Company is incorporated shall be inserted.

NOTE 2

If the Parent Company is not the immediate parent company, the chain of ownership through the intermediate parent companies should be set out which identifies each company in the chain and the shareholding in each subsidiary.

NOTE 3

If the Contractor comprises more than one company, the words ("the Contractor") shall be replaced by the name of the subsidiary which is included in the Contractor, and all other Joint Venture or Consortium members should be identified.

NOTE 4

If Note 3 applies, refer to the subsidiary of the Parent Company and not the Contractor.

NOTE 5

If Note 2 is applicable (i.e. there are Intermediate parent companies) use this alternative.

NOTE 6

If Note 2 is applicable add this provision.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/7/5                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

NOTE 7

If Note 3 is applicable (i.e. the Contractor comprises more than one legal entity), add this provision and insert the name of the subsidiary.

NOTE 8

If Note 3 applies, add this provision and insert the name of the subsidiary. In Clause 2(b) (only) insert the Joint Venture or other relevant agreement.

NOTE 9

The address for service shall be in Hong Kong.

NOTE 10

Each entity comprising the Parent Company shall execute the Undertaking under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Parent Company in the presence of authorized signatories in accordance with the Articles of Association or other constitutional documents of the Parent Company; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Parent Company in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Undertaking:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Parent Company's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Parent Company; and

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/7/6                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Parent Company by which the execution of the Undertaking was approved; and

2.      if executed by an attorney on behalf of the Parent Company:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Parent Company to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Parent Company's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/7/7                 Contract No. LDB-201

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                                                                         [STAMP]

                         GENERAL CONDITIONS OF CONTRACT


                                   SCHEDULE 8

                      FORM OF OFF-SHORE MANUFACTURING BOND

                                                                         [STAMP]

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                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 8

                      FORM OF OFF-SHORE MANUFACTURING BOND

                [To be prepared on headed notepaper of Bondsman]

BY THIS BOND dated the        day of        200[ ] [Insert name of Bondsman] a
company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address and Place of Business in Hong Kong of Bondsman] [SEE NOTE 1] ("the Bondsman") is irrevocably and unconditionally bound to THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong, (together with its successors and assigns, "the Employer") for payment of a sum not exceeding the sum stated in Clause 2 below in accordance with the provisions of this Bond.

WHEREAS;

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Employer is obliged to pay the Contractor the sum of [Insert amount in words] Hong Kong dollars (HK$[Insert amount in figures]) [SEE NOTE 2] ("the Off-shore Payment") by instalments in accordance with the Interim Payment Schedule for the activities described in Cost Center [No. ] [SEE NOTE 3].

(C) Pursuant to the said activities, certain components of the Works falling within Cost Center [No. ] [SEE NOTE 3] ("the Manufactured Goods") as identified in the Schedule of Goods Manufactured Offshore contained in the Pricing Document, are to be manufactured offshore Hong Kong for subsequent delivery to and installation at the Site.

(D) Pursuant to the terms of the Contract, the Contractor, as a condition precedent to his entitlement to receive any payment installment under Cost Center [No. ] [SEE NOTE 3] is obliged to provide a bond in the terms here of.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/8/1                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

NOW THE TERMS of this Bond are:

1. Where applicable, words and expressions used in this Bond shall have the meaning assigned to them in the Contract.

2. The Bondsman hereby irrevocably and unconditionally undertakes to pay to the Employer an amount not exceeding [Insert amount in words] Hong Kong dollars (HK$[Insert amount in figures]) [SEE NOTE 4] upon receipt from the Employer of a written demand substantially in the form of the Schedule to this Bond signed on behalf of the Employer stating:

        (a) either that the Contractor is in default of his obligations under the Contract or that the Employer is entitled to terminate or has terminated the Contract or the employment of the Contractor under the Contract; and

        (b) the amount due and payable under this Bond in accordance with Clause 4 below.

3. The Bondsman shall pay to the Employer the amount thus demanded without requiring further evidence or proof of:

        (a)     the default of the Contractor;

        (b) the Employer's entitlement to terminate the Contract or the employment of the Contractor under the Contract;

        (c) any termination of the Contract or the employment of the Contractor under the Contract; or

        (d)     the amount due and payable under this Bond.

4. The amount payable under this Bond shall be the aggregate of the instalments of the Off-shore Payment (net of Retention Moneys) prior to the date of the written demand referred to in Clause 2 above less the aggregate as certified by the Engineer of any and all sums in respect of the Manufactured Goods delivered to Hong Kong in accordance with the terms of the Contract provided always that the liability of the Bondsman under this Bond shall not exceed the sum stated in Clause 2 above.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/8/2                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

5. The liability of the Bondsman under this Bond shall remain in full force and effect and shall not be affected or discharged in any way by, and the Bondsman hereby waives notice of:

        (a) any suspension of the Works or variation to, or amendment of the Contract or the Works (including without limitation extension of time for performance and adjustment to the amount payable under the Contract);

        (b) the termination of the Contract or of the employment of the Contractor under the Contract;

        (c) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor or negligence by the Employer in enforcing any such right of action or remedy;

        (d) any other bond, security or guarantee held or obtained by the Employer for any of the obligations of the Contractor under the Contract or any release or waiver thereof;

        (e) any act or omission of the Contractor pursuant to any other arrangement with the Bondsman;

        (f)     any breach of the Contract or other default of the Employer; and

        (g) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable.

6. The liability of the Bondsman under this Bond shall cease on whichever of the following events first occurs:

        (a) payment in full by the Bondsman to the Employer of a sum demanded under Clause 2 above;

        (b) receipt of written notification from the Engineer that all of the Manufactured Goods have been delivered to Hong Kong and inspected by him; or

        (c)     [Insert date] [SEE NOTE 5]

7. The Employer shall be entitled at any time, without the consent of the Bondsman, to assign or transfer the benefit of this Bond or any part

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/8/3                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party. In the event of any assignment or transfer by the Employer as aforesaid, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Bond.

8. Any documents arising out of or in connection with this Bond shall be served upon the Bondsman, at [Insert Address] Hong Kong [SEE NOTE 6].

9. The Bondsman may change his nominated address for service of documents to another address in Hong Kong but only by prior written notice to the Employer. All demands and notices shall be in writing and in English.

10. This Bond shall be governed and construed according to the laws for the time being in force in Hong Kong and the Bondsman agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Bond has been executed as a deed on the date first before written.

THE COMMON SEAL of                                      )
[Insert name of Bondsman]                               )
was affixed hereto in                                   )
the presence of:                                        )
                                                        )

OR

SIGNED, SEALED AND DELIVERED                            )
by Mr [               ]                                 )
for and on behalf of [Insert name                       )
of Bondsman]                                            )
as lawful attorney of the Bondsman                      )
under a Power of Attorney                               )
dated [            ] in the                             )
presence of [Insert Name of Witness]                    )
as Witness:                                             )

-------------------------------------------------------
[SEE NOTE 7]

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/8/4                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                                SCHEDULE TO BOND

                                 FORM OF DEMAND

To: [           ]
    Hong Kong

For the attention of: [             ]

                                                         [             ], 200[ ]

Dear Sirs,

        Contract No.
        Bond for Offshore Manufacture No.[                    ]

1.      We refer to the Bond for Off-shore Manufacture No. [             ] dated
        [           ], 200 [ ].

2. Terms defined in the above Bond have the same meaning when used in this demand.

3. We confirm [EITHER] (that the Contractor is in default of his obligations under the Contract) [OR] (that the Employer is entitled to terminate or has terminated the Contract or the employment of the Contractor under the Contract).

4.      We now demand payment of HK$[ figures ] ([ words ] Hong Kong dollars) by
        [              ], 200[ ], being the amount due in accordance with Clause
        4 of the above Bond.

5. We confirm that the signatories of this letter are authorised by the Employer to make this demand on behalf of the Employer.

6.      This demand is governed by Hong Kong law.

Yours faithfully,

(Authorised Signatory)

--------------------
for and on behalf of
THE KOWLOON-CANTON RAILWAY CORPORATION

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/8/5                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                 NOTES FOR GUIDANCE IN PREPARATION OF OFF-SHORE
                               MANUFACTURING BOND

These notes are prepared in order to assist the Bondsman in the preparation of the Off-shore Manufacturing Bond(s) and cross refer to the note references contained in the draft of the Bond. The note references contained in the draft Bond shall be deleted from the engrossments of the Bonds when prepared by the Bondsman.

NOTE 1

The place of incorporation of the Bondsman should be inserted together with:

(a)     its registered address in the place of incorporation; and

(b)     the address of its place of business in Hong Kong.

NOTE 2

This amount shall be the Cost Centre Value of the relevant Cost Centre which is to be paid for offshore goods or, where relevant, the part of the Cost Centre Value.

NOTE 3

Insert relevant Cost Centre numbers as referred to in the Pricing Document contained in the Contract.

NOTE 4

The amount to be inserted shall be 95% of the figure referred to in Recital (B).

NOTE 5

The date to be inserted shall be in accordance with the Preamble to the Pricing Document.

NOTE 6

The address for service shall be in Hong Kong.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/8/6                 Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

NOTE 7

The Bond shall be executed under seal by the Bondsman.

This may be done either by:

(a) affixing the Corporate Seal of the Bondsman in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Bondsman; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Bondsman in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Bond:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Bondsman's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Bondsman; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Bondsman, by which the execution of the Bond was approved; and

2.      if executed by an attorney on behalf of the Bondsman:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Bondsman to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate the powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Bondsman's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/8/7                 Contract No. LDB-201

                       This page left blank intentionally

                                                                         [STAMP]

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 9

                          FORM OF DRAFT LEGAL OPINIONS

                              Part A - For Parent Company Guarantees

                              Part B - For Parent Company Undertakings

                              Part C - For Bonds

                                                                         [STAMP]

                       This page left blank intentionally

                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 9

                          PART A - DRAFT LEGAL OPINION
                          FOR PARENT COMPANY GUARANTEES

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Parent Company] ("the Parent Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Parent Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Parent Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Parent Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Parent Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Parent Company has the corporate power to provide a Guarantee in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Parent Company may by its nominated attorney execute instruments as deeds and the Parent Company may accept and undertake all the

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/9A/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Parent Company as arise under the Guarantee under the laws of Hong Kong will constitute legal, valid and binding obligations of the Parent Company in and under the laws of [Insert country of incorporation of the Parent Company].

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Parent Company]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of a Guarantee by the Parent Company in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/9A/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 9

                          PART B - DRAFT LEGAL OPINION
                         FOR PARENT COMPANY UNDERTAKINGS

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Parent Company] ("the Parent Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Parent Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Parent Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Parent Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Parent Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Parent Company has the corporate power to provide an Undertaking in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Parent Company may by its nominated attorney execute instruments as deeds and the Parent Company may accept and undertake all the

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/9B/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

        consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Parent Company as arise under the Undertaking under the laws of Hong Kong will constitute legal, valid and binding obligations of the Parent Company in and under the laws of [Insert country of incorporation of the Parent Company].

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Parent Company]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of an Undertaking by the Parent Company in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/9B/2                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 9

                     PART C - DRAFT LEGAL OPINION FOR BONDS

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Bank] ("the Bank"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Bank;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Bank in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Bank authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Bank in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Bank is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Bank] and has full power and authority to carry on its business as it is now being conducted;

2. the Bank has the corporate power to provide a bond in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Bank may by its nominated attorney execute instruments as deeds and the Bank may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/9C/1                Contract No. LDB-201

GENERAL CONDITIONS OF CONTRACT

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Bank as arise under the Bond under the laws of Hong Kong will constitute legal, valid and binding obligations of the Bank in and under the laws of [Insert country of incorporation of the Bank].

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Bank]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of a bond by the Bank in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/9C/2                Contract No. LDB-201

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 10

                                INSURANCE POLICY

                                                                         [STAMP]

                       This page left blank intentionally

                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 10

                                INSURANCE POLICY

                                    Preamble

1. In accordance with Clause 32.1, the Employer shall take out a Contractor's All Risks and Third Party Legal Liability policy of insurance in the terms of the Policy Document provided herewith and with deductibles as stated therein.

2. In addition, the Employer shall take out excess Third Party Legal Liability insurance to a maximum limit of HK$1,000,000,000 (Hong Kong Dollars one thousand million) for any one occurrence/unlimited in the aggregate, during the period of the Project, in the same terms as the Primary Third Party Legal Liability, Section 2, of the policy provided herewith.

                                                                         [STAMP]

Rev. 0: 22 May 2002                 GCC/10/1                Contract No. LDB-201

                       This page left blank intentionally

                                                                         [STAMP]

                              EAST RAIL EXTENSIONS

                    SUMMARY OF POLICY AND ENDORSEMENT WORDING

                     APPLICABLE TO CONTRACT LDB201 ONLY FOR

                                    COMBINED

                             CONTRACTORS ALL RISKS,

                                       AND

                           THIRD PARTY LEGAL LIABILITY

                              Specifically for the

                       KOWLOON-CANTON RAILWAY CORPORATION

                              EAST RAIL EXTENSIONS
                                 CONTRACT LDB201

                                   arranged by

                                Aon Hong Kong Ltd

                                   as Brokers

                                                                         [STAMP]

              CONTRACTORS ALL RISKS AND THIRD PARTY LEGAL LIABILITY

1       THE SCHEDULE

1.1     Policy No.              : 2077560100

1.2     The Insured             : Kowloon-Canton Railway Corporation as Owners
                                  and/or all Contractors and/or all
                                  Sub-Contractors of every tier and/or
                                  Consultants of every tier employed by the aforesaid Owners and Contractors all for their respective rights and interests

1.3     The Insured Programme   : Construction of the Kowloon-Canton Railway
                                  Corporation's East Rail Extensions Programme and such additional advance or related works as may be included within its scope.

1.4     The Insured Projects    : The Tsim Sha Tsui Extension
                                  The Ma On Shan Rail
                                  The Lok Ma Chau Spur Line and any ancillary or associated works of each.

1.5     The Insured Contracts   : Each individual contract let separately
                                  within an Insured Project and including any supply and/or works orders issued in conjunction therewith and including such additional works as may be incorporated and all enabling works for future property developments.

1.6     Period of Insurance       A.  Construction Period of Insurance
                                      From 22 May 2002 until 30 June 2007 and/or the commencement of commercial operation of each of the Insured Projects of the East Rail Extensions Programme whichever is the later and,

                                  B.  Defects Liability Period of Insurance
                                      12 months Defects Liability Period or
                                      landscape establishment period or to the extent and terms defined in each applicable contract separately.

                                  N.B. Any extension in the Construction Period of Insurance required by the Insured shall be automatically allowed by the Insurer provided that such extension shall not exceed 2 years. In the event that the construction period for the main works exceeds 4 years and 5 months an additional premium shall be mutually agreed but not exceeding pro-rata of the originally agreed premium rate.

1.7     The Insurers            : Those Insurers who have subscribed their names
                                  to this policy each for his own part and/or percentage as set beside his name and who have agreed to follow in every particular the decisions of the leading underwriter being the first named Insurer hereunder.

                                                                         [STAMP]

[LOGO]                LDB-201 Insurance Conditions          East Rail Extensions

1.8     Section 1: All Risks

1.8.1   The Insured             : All Works, temporary works, components,
        Property equipment, materials and goods for incorporation therein, rolling stock and works trains, spares, temporary buildings, office equipment and all other property or equipment of whatsoever nature or description (but excluding Contractors' plant and equipment and spare parts therefore) all being the property of the Insured or for which they may be responsible or hold themselves responsible at the site of the Insured Project or works or elsewhere within the Territorial Limits including whilst in Transit in connection with the Insured Projects.

1.8.2   Territorial Limits      : Anywhere within the Hong Kong Special
                                  Administrative Region that may be used in connection with the East Rail Extensions Programme.

1.8.3   Sum Insured             : The Estimated Project Sum for Lok Ma Chau Spur
                                  Line being HK$6,606 million (Hong Kong Dollars Six Thousand Six Hundred and Six million).

1.8.4   The Deductibles under Section 1 :

1.8.4.1 HK$1,250,000            : Each and every loss arising out of storm,
                                  tempest, typhoon, floodwater damage,
                                  subsidence, landslide, collapse, earthquake or tsunami.

1.8.4.2 HK$1,250,000            : each and every loss arising out of design,
                                  workmanship or materials in accordance with Memorandum 2.2.10.
1.8.4.3 Delete

1.8.4.4 Delete

1.8.4.5 Delete

1.8.4.6 HK$1,250,000            : each and every other loss under Contract
                                  LDB-201.

                                                                         [STAMP]

[LOGO]                LDB-201 Insurance Conditions          East Rail Extensions

1.9     Section 2 : Third Party Liability

1.9.1   The Liabilities         : Indemnification of liabilities incurred by the
                                  Insured in the course of undertaking the Insured Projects as defined herein.

1.9.2   The Territorial         : Anywhere in the world (subject to Memorandum
        Limits                    3.2.5).

1.9.3   Limit of Liability      : HK$100,000,000 any one occurrence/unlimited in
                                  the aggregate during the Period of Insurance.

1.9.4   The Deductibles under Section 2 :

1.9.4.1 HK$100,000              : any one occurrence in respect of loss of or
                                  damage to third party property arising out of subsidence, collapse, vibration, weakening or removal of support or other ground movements.

1.9.4.2 HK$100,000 or 50%       : any one occurrence involving loss of or damage
        whichever is the          to oil filled and/or fibre optic cables.
        greater of the amount
        of loss or damage to
        any underground
        utility services

1.9.4.3 HK$30,000 or 25%        : any one occurrence involving loss of or damage
        whichever is the          to underground utility services other than
        greater of the amount     occurrences as described in 1.9.4.2.
        of loss or damage to
        any underground
        utility services

1.9.4.4 HK$20,000               : any one occurrence in respect of loss of or
                                  damage to third party property other than occurrences as described in 1.9.4.1, 1.9.4.2 or 1.9.4.3 above.

                                                                         [STAMP]

[LOGO]                LDB-201 Insurance Conditions          East Rail Extensions

LIST OF INSURERS SUBSCRIBING TO THIS POLICY

Insurer                                                          Share
-------                                                          -----

CORNHILL INSURANCE PLC                                            24.5%
 (for Allianz Cornhill International)

THE MING AN INSURANCE CO (HK) LTD                                 12.5%

MUNICHRE GENERAL SERVICES LTD                                     13.5%

AXA GENERAL INSURANCE HONG KONG LTD                                7.5%

SCOR CHANNEL LTD                                                   7.0%

XL WINTERTHUR INTERNATIONAL INSURANCE
 COMPANY LIMITED - HONG KONG BRANCH                                5.0%

ASSICURAZIONI GENERALI S.P.A.                                      5.0%

ROYAL AND SUN ALLIANCE INSURANCE (HONG KONG) LTD                   5.0%

FALCON INSURANCE COMPANY (HONG KONG) LTD                           5.0%

GERLING-KONZERN ALLGEMEINE VERSICHERUNGS - A.G.                    4.0%

AMERICAN HOME ASSURANCE COMPANY                                    4.0%

ZURICH REINSURANCE COMPANY                                         4.0%

ALLIANZ INSURANCE (HONG KONG) LTD                                  3.0%
                                                                 -----
                                                                 100.0% of whole
                                                                 =====

Several Liability Notice LSW1001 (Insurance)

The subscribing Insurers' obligations under this contract of insurance to which they have subscribed are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing Insurers are not responsible for the subscription of any co-subscribing insurer who for any reason does not satisfy all or part of its obligations.

                                                                         [STAMP]

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

AGREEMENT TO TERMS AND CONDITIONS

The Co-Insurers listed in the List of Insurers Subscribing to this Policy agree to follow the terms, conditions and settlements of the Leading Insurer who has signed hereunder.

THIS POLICY is signed on behalf of all Insurers Subscribing to this Policy who have authorised the Leading Underwriter to sign on their behalf.

                                   ---------------------------------------------
                                   for and on behalf of the Subscribing Insurers by ALLIANZ CORNHILL INTERNATIONAL
                                   (per Cornhill Insurance Plc)

                                   Dated ___________________________ 2002

As amended by specific endorsement for Contract LDB - 201 dated September 2002.

                                                                         [STAMP]

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

2.        SECTION 1 - CONTRACTORS ALL RISKS

          The Insurers will indemnify the Insured in respect of physical loss or damage to the Insured Property described in the Schedule arising FROM ANY CAUSE except as hereinafter provided.

2.1       EXCEPTIONS to Section 1

          PROVIDED always that the indemnity granted by this Section of the Policy shall not apply to nor include : -

2.1.1 Loss or destruction of or damage to cash, banknotes, treasury notes, cheques, stamps, deeds, bonds, bills of exchange, promissory notes or securities.

2.1.2 Loss or damage solely due to total or partial cessation of work against which the Insured shall have failed to take reasonable precautions to protect the Insured Property and to avoid or diminish the amount of such loss or damage.

2.1.3 Consequential loss or penalties of any kind whatsoever including delay in completing negotiating or loss of contracts.

2.1.4     The cost of normal upkeep or normal making good.

2.1.5 Loss of any property by disappearance or by shortage where such loss is revealed only by the making of an inventory or periodic stocktaking. This exclusion shall apply to losses for which no explanation can be given and which show up only at the time of making an inventory or stocktaking. If a loss is discovered only at the time of making an inventory or stocktaking and it can be shown that such loss is due to a risk covered by the Policy, then the Insured shall be in no way prejudiced by this exclusion.

2.1.6 Loss of or damage to any aircraft or hovercraft or any waterborne vessel or craft and plant permanently mounted thereon other than safety boats, other non-power driven craft not exceeding 12 metres in length and floating works and temporary works.

2.1.7 Loss of or damage to contractors' equipment and mechanically propelled passenger or goods carrying vehicles used on the site including licenced road vehicles whether covered by any motor policy or not.

2.1.8 Damage to or loss, deterioration or death of trees or other natural vegetation pre-existing on any site at the commencement of a contract or consequent upon transplanting but this exclusion shall not apply to physical loss or damage resulting from an accidental occurrence arising out of the undertaking of the works.

                                                                         [STAMP]

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EXCEPTIONS to Section 1 - continued

2.1.9 The silting up of dredged areas nor for loss of or damage to underwater excavations, bedding material or other underwater fill, rock or protection caused by normal tide and current. In the context of the foregoing disturbance and consequent loss or damage caused by earthquake, tidal wave or tropical cyclone (defined as the hoisting of tropical cyclone signal No. 8 or higher by the Hong Kong Observatory) shall be accepted as abnormal and not excluded by the foregoing.

2.1.10    Subsidence of reclaimed areas unless accidental.

2.1.11 Any repairs or replacements necessitated solely by wasting wearing away or wearing out caused by or naturally resulting from ordinary use of working, rusting, corrosion or gradual deterioration of any part of an item of Insured Property, but this exclusion shall not apply to damage resulting from such causes to other Insured Property by this policy.

2.1.12 Any sea or air transit. However, this exclusion shall not apply to any such transits commencing and finishing within the Territorial Limits of the Hong Kong Special Administrative Region.

2.1.13 The cost of pile casings or similar temporary works or temporary materials which may be abandoned or incapable of salvage after they have performed their original function.

2.1.14 Any item of risk for which a Contractor is required to effect insurance as stated in his contract with the Kowloon-Canton Railway Corporation.

2.1.15 Any increased costs of construction arising out of faulty setting out or similar difficulties of construction which increase the cost of completing the Insured Project. Provided that this exclusion shall not apply to actual damage to the Insured Property, howsoever caused.

2.1.16    The amount(s) stated in the Deductibles Clause 1.8.4 in the Schedule.

                                                                         [STAMP]

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

2.2       MEMORANDA attaching to and forming part of Section 1

2.2.1     REINSTATEMENT CLAUSE
          The Liability of the Insurers shall not exceed the Sum Insured stated in the Schedule during the Period of Insurance or such other sum or sums as may be hereafter substituted therefore by memorandum hereon except so far as reinstatement may be made as follows.

          In the event of loss or damage the insurance hereunder shall notwithstanding be maintained in force during the currency for the Sum Insured, the Insured undertaking to pay an additional premium at the policy rate on the full amount of any loss exceeding HK$ 15,000,000 pro-rata from the date of such loss or damage to the expiry of the current Period of Insurance.

2.2.2     MAINTENANCE PROVISIONS CLAUSE
          From the end of the Construction Period of Insurance, being defined as the putting into commercial operation of each Insured Project, loss of or damage to Insured Property occurring before the expiry of the defects liability period as defined in each Insured Contract shall be limited to loss or damage:-

          a) arising from a cause occurring prior to the defects liability period defined in the contract;

          b) caused by the Insured arising out of any operations carried out by them for the purpose of complying with their obligations under a Contract; or

          c) arising from or during the performance tests or commissioning or pre-revenue running period.

          Individual Electrical and Mechanical manufacturers, suppliers or sub-contractors shall not, following the completion and taking over the plant supplied by them be entitled to the benefit of insurance under Section I in respect of loss or damage to such plant which is directly caused by its own fault, defect or error in design or manufacture.

2.2.3     PROFESSIONAL FEES CLAUSE
          The Insurance under this Section includes in addition an amount in respect of Architects' Surveyors' and Consulting Engineers' fees or other professional fees including but not limited to the Insured Owner's own costs necessarily incurred by the Insured in the reinstatement or redesign of the Insured Property consequent upon its loss, destruction or damage but not for preparing any claim, it being understood that the amount payable for such fees shall not exceed those authorised under the Scale of the Royal Institute of British Architects/The Royal Institution of Chartered Surveyors or the Association of Consulting Engineers or the equivalent local body as the case may be.

                                                                         [STAMP]

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.4.    DEBRIS REMOVAL CLAUSE
          The insurance under this Policy shall include costs and expenses necessarily incurred by the Insured in :

          a) removal and disposal of debris and material foreign to the Insured Project, whether damaged or undamaged,

          b)    dismantling and/or demolishing of any part of the Insured
                Property,

          c) shoring up, propping and/or protecting Insured Property whether damaged or not,

          d) clearing or repairing drains or service mains when such is compulsory by law or ordinance or when the Insured deems it necessary for the practicability of operations,

          e)    dewatering the works, and

          f) removal of wreck or wreckage when such removal is compulsory by law or ordinance or when the Insured deems it necessary for the practicability of operations,

          in any circumstances giving rise to a claim under this Policy.

          In addition, Insurers will indemnify the Insured in respect of the cost of removing and disposing of debris from the site or access thereto or in transit thereto including cleaning up costs following the action of a cause hereby insured against.

          The limit of Insurers' liability under this Memorandum shall not exceed 2% of each contract value subject to a minimum of HK$ 10,000,000 each and every claim.

2.2.5     AUTOMATIC INCREASE CLAUSE
          If during the Period of Insurance the value of any Insured Project shall be in excess of the total estimated project sum insured, the Sum Insured shall be increased automatically by such excess amount but not exceeding in all 20% of the estimated sum insured for the Project provided that a declaration of the actual total aggregate contract prices shall be made to Insurers following final completion.

2.2.6     EXTRA CHARGES CLAUSE
          The Insurance under this Section includes an amount in respect of extra charges for overtime, nightwork, work on public holidays, express freight, air freight, necessarily incurred by the Insured in the reinstatement or replacement of the Property Insured destroyed or damaged by any peril hereby insured against.

          Limit: 20% of any claim any one Insured Contract.

                                                                         [STAMP]

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.7     TIME ADJUSTMENT CLAUSE
          It is agreed that any loss of or damage to the property described in the Schedule arising during any one period of 96 consecutive hours, caused by flood, storm, tempest, typhoon, water damage, earthquake, tsunami or landslide shall be deemed as a single event, therefore, to constitute one occurrence with regard to the deductibles provided for in the Schedule.

          For the purpose of the application of this clause a single event referred to shall apply to the Insured Projects as a whole.

2.2.8     PLANS
          Notwithstanding anything herein contained to the contrary the Insurance hereby is extended to indemnify the Insured against the necessarily incurred costs of reconstitution or data, plans, drawings or other contract documents lost, destroyed or damaged as a result of a peril insured hereunder wherever or whenever such loss, destruction or damage shall occur.

          Such indemnification shall however be limited to :

          a) a maximum amount of HK$50,000,000 any single occurrence or series of occurrences arising out of any one event.

          b) the cost of labour expended in such re-writing or re-drawing including all necessary overtime working or research.

2.2.9     FREE ISSUE MATERIALS CLAUSE
          The reference to materials in this Section shall extend to include free issue materials. Where such materials are to be insured under this Section the Contractors must declare the value of such materials.

2.2.10    DEFECTS INDEMNITY
          It is expressly agreed that in respect of claims for loss or damage in respect of property insured hereunder where the cause is defective workmanship, materials or fault, defect, error or omission in design, plan or specification the indemnity provided by this Section shall not apply to or include : -

          a) The cost of rectifying such defective workmanship, materials or fault, defect, error or omission in design, plan or specification unless the Property Insured has been lost or damaged as a consequence of such defect.

          b) The additional cost of introducing improvements or corrections in the rectification of the workmanship, material or fault, defect, error or omission in design, plan specification responsible for such loss or damage.

                                                                         [STAMP]

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.11    Deleted and replaced by Memorandum 2.2.23 for Contract LDB-201 only.

2.2.12    GROUND SUBSIDENCE
          The cover provided under this Policy shall extend to include the cost of reinstating and/or consolidating subsidence or collapse of ground or surfaces surrounding the works whether on or off site in consequence of loss of or destruction or damage to works or temporary works insured under this Policy.

                                                                         [STAMP]

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.13    INFLATION PROTECTION
          In the event of delay in completion of the Insured Project or part thereof being incurred solely by reason of damage to the Insured Property, cover shall extend to indemnify the Insured (in addition to the cost of repairing or replacing loss of or damage to material property as extended by Memorandum 2.2.6) in respect of the amount by which the ultimate cost of construction of those parts of the Insured Property not suffering such damage and being unbuilt or incomplete at the date of damage should exceed the cost of construction had no such damage or consequent delay occurred.

          Provided always that:

          a) The indemnity provided this Memorandum shall apply only to the net increase in costs caused by the inflationary effect of escalation in the costs of labour, material and services which the Insured shall prove to be a direct result of the delay consequent upon the indemnifiable damage.

          b) No indemnity is given under this Memorandum in respect of increased construction costs incurred :

                i)      In consequence of any other delay not referred to above.

                ii) By reason of any improvement or change in methods of working or construction.

                iii) In re-designing the Insured Property or incurred as a result of such re-design.

                iv) For the acceleration of the progress of the works or to expedite repairs or to construct the works at a faster rate than previously achieved.

          c) No indemnity is provided in respect of the payment of penalties or liquidated damages, nor in respect of costs incurred to avoid such payment.

          d) The liability of Insurers under this Memorandum shall not exceed a sum equal to 10% of the value in respect of each Insured Contract.

2.2.14    LOSS-PAYEE CLAUSE
          The proceeds of any claim under this Policy where the agreed amount of settlement exceeds HK$20 million will be paid directly to the Kowloon-Canton Railway Corporation or as it may direct.

                                                                         [STAMP]

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.15    TESTING AND COMMISSIONING

2.2.15.1  COVER DURING TESTING AND COMMISSIONING
          In the event that performance or acceptance testing or commissioning or pre-revenue running of late delivered equipment or rolling stock extends beyond the commencement of commercial operation of a subsisting Insured Project, such equipment or rolling stock shall continue to be covered subject to Construction Period of Insurance coverage terms and conditions until final completion of such testing or commissioning of each item individually.

2.2.15.2  REPEAT TESTS
          If as a result of a peril insured against hereunder it becomes necessary to repeat any test and/or commissioning or to carry out subsequent test(s) and/or commissioning, the Insurers hereon will bear the cost of any such repeated and/or subsequent test(s) or commissioning subject to the Policy limit and it being within the framework of the cover afforded by this section of the Policy and which forms part of the sum insured.

2.2.16    DEFECTS LIABILITY PERIOD AND TEMPORARY WORKS COVER
          Any work of: -

          i)        reconstruction, rectification, remedial or repair

          ii) uncompleted minor works or additional works ordered by the engineer (but not exceeding 20% of the value of the contract at inception)

          undertaken by the Insured in accordance with the provisions of the contract shall be covered hereunder subject to the terms and conditions applicable to the construction period which shall mean the period commencing with the award of the contract and terminating on the commencement of the Defects Liability Period.

          Where any Insured Property is repaired, replaced or renewed during the Defects Liability Period the coverage provisions of this clause shall apply to such rectified or substituted Insured Property for such period as specified in the Defects Liability provisions in the contract from the date of such rectification, replacement or renewal.

          Temporary Works and temporary site buildings not removed at time of commercial operation shall remain covered until they have been removed to final destination but not exceeding 12 months.

2.2.17    DEFINITIONS
          Temporary works as covered by this Section are deemed to include but shall not be limited to all shuttering, formwork and scaffolding including all mechanical shuttering such as slipforms, climbforms and the like, launching girders and gantries, contractors' work trains, coffer-dams and the like together with mooring equipment, anchor blocks and temporary jetties.

          Constructional plant and equipment is excluded from coverage and in accordance with Exception 2.1.7 a) the Insured Property excludes inter alia tunnelling shields, compressed air locks and compressors, reusable pile casings and cutting tools, drilling, lifting and excavation equipment generally (unless specifically stated is covered above), batching plant, power cables and transformers associated therewith, surveying instruments and all other fixed or mobile constructional plant and equipment on land or afloat.

                                                                         [STAMP]

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.18    LOSS OF BENTONITE OR SIMILAR MATERIAL
          Without prejudice to the insurance provided under this Section of the Policy it is agreed that in the event of loss or damage occurring to the Insured Property during the construction of diaphragm walls, tunnels, and trenches or other structures and as a result there is a sudden or uncontrollable loss of bentonite or similar materials, the insurance provided by this Section shall apply to both the loss of bentonite or similar material itself and other direct loss of or damage to the Insured Property and shall also extend to include all costs incurred in making good and completing that part of the work to the reasonable satisfaction of the Engineer in excess of the costs of construction that would have been incurred had the loss of bentonite or similar material not occurred.

2.2.19    EXTRA COST OF REINSTATEMENT
          It is agreed that this policy extends to include increased costs of re-building, repair or replacement occasioned by the enforcement of any law or by-law or ordinance regulating the construction or repair of property and in force at the time such loss occurs, limited however to the requirements of such laws, by-law or ordinance. The Insurers liability for such costs is limited to no more than 20% of the loss before such costs are added and not increasing the total liability of the Insurers in respect of the loss beyond the sum insured in the Schedule.

          All consequent upon loss or damage insured.

2.2.20    CONTRACTORS' OVERHEADS
          Allowance for a reasonable margin of overheads in the amount of the claim provided that such allowances have been included in the Contractor's or Sub-Contractor's or Supplier's or Manufacturer's or Consultant's original contract prices but not increasing the total liability of the Insurers in respect of the loss occurrence beyond the Sum Insured.

2.2.21    INSURED PROPERTY IN USE
          Subject always to the conditions and exceptions of the Policy, in the event that the Insured Property or any part of the Insured Property under Section 1 is handed over to and/or taken into use by the Employer, but not being used for commercial operations, cover shall continue until the expiry date of the Construction Period of Insurance specified in the Schedule for each Insured Project (or any extension thereof agreed by the Insurers), at terms to be agreed.

2.2.22    PROPERTY BEING WORKED UPON
          Any existing property of the Kowloon-Canton Railway Corporation which is taken over by a Contractor under an Insured Project shall be deemed to be Insured Property hereunder but only to the extent that such item or portion of property is being worked upon and arising out of such work.

                                                                         [STAMP]

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.23    REVISED TUNNELLING CLAUSE LDB-201

2.2.23.1 The Insurer shall not indemnify the insured in respect of the costs incurred for:

          i) loss or damage in advance of the tunnel face (which expression shall mean the limit of that part or parts of the tunnel which at the time of the loss destruction or damage has been excavated and where tunnel lining or support had not commenced) but this Exclusion shall not apply to costs and expenses in respect of reinstatement of the tunnel, tunnel face, crown and invert following total collapse, partial collapse or subsidence thereof;

          ii) alterations in the construction method or due to unforeseen ground conditions or obstructions;

          iii) measures which become necessary to improve or stablise ground conditions or to seal against water ingress unless necessary to reinstate indemnifiable loss or damage;

          iv) removing material which has been excavated, or due to over-break in excess of the design profile and/or refilling cavities resulting therefrom;

          v) de-watering unless necessary to reinstate indemnifiable loss or damage;

          vi) loss or damage due to breakdown of the de-watering system if such loss or damage could have been avoided by use of standby facilities;

          vii)      the abandonment or recovery of tunnel-boring machines;

          viii) the loss of bentonite, suspensions, or any media or substance used for excavation support or as a ground-conditioning agent.

2.2.23.2 In the event of indemnifiable loss or damage to tunnel work, the maximum amount payable under the policy of insurance shall be limited to the costs incurred to reinstate the property insured to a standard or condition technically equivalent to that which existed immediately before the occurrence of loss or damage but not in excess of the amount specified below. Such limit is inclusive of all other policy sub-limits.

          Sub-limits: HK500,000,000 any one occurrence/unlimited.

                                                                         [STAMP]

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

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 10

                                INSURANCE POLICY

                                                                         [STAMP]

3.      SECTION 2 - LIABILITY TO THIRD PARTIES

        The Insurers will indemnify the Insured subject to the Limit of Indemnity stated in the Schedule and except as hereinafter provided in respect of all sums which the Insured shall become legally liable to pay arising out of the performance of the Insured Projects described in the Schedule for :-

        i) death, bodily injury, personal injury (including illness) to or disease contracted by any person

        ii)     loss of and/or damage to property and/or loss of use thereof

        iii) obstruction loss of amenities trespass nuisance or any like cause occurring during the Period of Insurance and arising out of or in connection with the Insured Projects as shown in the Schedule.

        Provided always that Insurers' liability for compensation payable to any number of claimants in respect of or arising out of any one occurrence or all occurrences of a series consequent upon or attributable to one source or original cause shall not exceed the Limit of Indemnity shown in the Schedule.

        The Insurers will however pay in addition to the Limit of Indemnity stated in the Schedule:-

        a) all costs and expenses recovered by any claimant from the Insured,

        b) all costs and expenses incurred with the written consent of the Insurers in the defence of claims against the Insured,

        c) the costs and expenses of solicitors fees, legal representation of any coroners inquest, fatal accident enquiry, court of summary jurisdiction of proceedings arising out of alleged breach of statutory duty or other similar judicial enquiry into circumstances relating to any accident claim or potential claim which would be the subject of indemnity under this Policy.

        Provided that the Insurers may at any time pay to the Insured the Limit of Indemnity (after deduction of any sum or sums already paid as damages) or any lesser amount for which any such claim or claims can be settled and upon such payment the Insurers shall relinquish the conduct and control of and be under no further liability under this Policy in connection with such claim or claims except for costs and expenses as above incurred in respect of matters prior to the date of such payment.

                                                                         [STAMP]

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

3.1     EXCEPTIONS to Section 2

        PROVIDED always that the indemnity granted by this Policy shall not apply to nor include :-

3.1.1 Liability for death of or bodily injury (including illness) arising out of or in the course of undertaking any activity in connection with an Insured Contract in respect of:

        a) any person employed directly or independently by or the proprietor of any Contractor and/or Sub-contractor of any tier; and

        b) any person to whom any part of the Insured Contract have been sub-contracted including but not limited to self-employed person and/or sole-proprietor.

3.1.2 Liability in respect of injury, illness, loss or damage or in connection with or arising from :

        a) the use of mechanically propelled passenger or goods carrying vehicles used on the public highway not being constructional plant primarily intended for use in the Insured's construction activities on site or otherwise used as a tool of trade;

        b) occurrences in respect of which liability is compulsorily insurable under any Road Traffic Act or similar legislation governing the use of motor vehicles.

3.1.3 Liability for loss of or damage to the permanent or temporary works and or materials forming part of the Insured Projects executed or in the course of execution by the contractors in performance of the Contract during the period of contractors' work (other than any period of maintenance or defects liability period) and the plant equipment or any other property of the contractor and or any sub-contractor brought onto the site of the Contract for the purpose of such direct performance or use in the connection with the Contract.

3.1.4 Liability resulting from, attributable to or caused by the ownership or possession of or use by the Insured of any aircraft or the navigation of any waterborne vessel or craft but this exclusion shall not apply to rowing boats, dinghies, workboats, safety boats, personnel boats (powered or unpowered), working rafts or other powered craft in any case not exceeding 12 meters in length and unless otherwise insured and whilst within Hong Kong territorial waters.

        Furthermore this exclusion shall not apply to the Works or temporary works whilst afloat except when they are attached to or under the control of and/or accidentally become detached from any tug, towing vessel or other marine craft.

                                                                         [STAMP]

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

EXCEPTIONS to Section 2 - continued

3.1.5   Liability in respect of loss or damage to :-

        a) property belonging to or in the care, custody or control of the Insured (provided that in respect of any property being repaired, altered or maintained, this exclusion shall be limited to that part of the property being worked upon);

        b) property in respect of which the Insured is indemnified under any other Policy;

                but these exclusions shall not apply to any such property after being taken into use by the owner.

3.1.6 Liability assumed by the Insured under the terms of any contract or agreement which imposes upon the Insured liability which the Insured would not otherwise have incurred. (This exclusion shall not however apply to any contract described in the Schedule nor any contract or agreement for site access or the hire of plant or supply of materials or any agreement necessarily entered into in connection with the performance of the contract described in the Schedule with any public authority, local or central or government body or similar authority, nor any other contracts advised to and agreed by the Insurers).

3.1.7   Liability arising out of:

        a) bodily injury or loss of or damage to or loss of use of property directly or indirectly caused by seepage pollution or contamination provided always that this paragraph (a) shall not apply to liability for bodily injury or loss of or physical damage to or destruction of tangible property or loss of use of such property damaged or destroyed where such seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

        b) the cost of removing nullifying or cleaning-up seeping polluting or contaminating substances unless the seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

3.1.8 Liability in respect of penalty sums fines or liquidated damages payable by the Insured in respect of delay or non-completion which attaches solely because of liability in the Insured's contract or agreement.

3.1.9 Liability arising out of negligence neglect error or omissions on the part of the Insured in the conduct and execution of their professional activities and duties except where such negligence neglect error or omission results in third party death, bodily injury and/or damage to property.

3.1.10  The amount(s) stated in the Deductibles Clause 1.9.4 in the Schedule.

                                                                         [STAMP]

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

3.2     MEMORANDA attaching to and forming part of Section 2

3.2.1   CROSS LIABILITY CLAUSE
        Where more than one party comprises "The Insured" each of the parties comprising the Insured shall for the purpose of this Policy be considered as a separate and distinct party and the words "The Insured" shall be considered as applying to each party in the same manner as if a separate Policy had been issued to each of the parties and the Insurers hereby agree to waive all rights of aforesaid parties arising out of any occurrence in respect of which any claim is made hereunder provided nevertheless that nothing in this Clause shall be deemed to increase the Limit of Indemnity in respect of any one occurrence or series of occurrences as stated in the Schedule.

3.2.2   INDEMNITY TO OTHER PARTIES CLAUSE
        The Insurers will also indemnify

        i) any director, partner or person under a contract of service or apprenticeship with the Insured in respect of liability for which the Insured would have been entitled to indemnity under this Policy if the claim had been made directly against the Insured;

        ii) the officers, committees and members of the Insured's canteen, social sports and welfare organisations and first aid, fire and ambulance services in their respective capacities as such who shall as though the insured be subject to the terms, exclusions, conditions and limitations of this Policy so far as they can apply.

3.2.3   DAMAGE TO ROADS OR OTHER PROPERTY
        Exception 3.1.2 shall not preclude indemnity to the Insured in respect of their liability at law for damage by mechanically propelled vehicles to the surface of roads, adjacent buildings or other property, bridges or viaducts or to anything beneath caused by the weight or vibration of such vehicles or their loads.

3.2.4   EXTENSION OF PERSONAL INJURY
        The Insurers will indemnify the Insured for their legal liability arising out of false arrest, invasion of privacy, detention, false imprisonment, false eviction, malicious prosecution, discrimination, libel, slander, or defamation of character, or any like cause.

3.2.5   TERRITORIAL LIMITS
        This Policy shall apply to occurrences anywhere in the World but not in connection with any business conducted by the Insured from Premises outside Hong Kong.

        However, it is understood and agreed that in respect of legal proceedings brought in the United States of America, and/or Canada the following special conditions shall apply:

        (1) regardless of any other provision of this Policy, this insurance does not apply to fines, penalties, punitive or exemplary damages

                                                                         [STAMP]

                                                                         Page 19

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

MEMORANDA attaching to Section 2 - continued

        (2)     this Policy does not cover any liability for

                (i) death, bodily injury or disease, or loss of or damage to or loss of use of property directly or indirectly caused by seepage, pollution or contamination

                (ii) the cost of removing, nullifying or cleaning up seeping, polluting or contaminating substances

        (3) Any dispute concerning the interpretation of the terms, conditions, limitations and/or exclusions contained herein is understood and agreed by both the Insured and Insurers to be subject to the law of the Hong Kong Special Administrative Region. Each party agrees to submit to the jurisdiction of any Court of competent jurisdiction within the Hong Kong Special Administrative Region and to comply with all requirements necessary to give such Court jurisdiction. All matters arising hereunder shall be determined in accordance with the law and practice of such Court.

        It is further understood and agreed that in respect of any judgement, award, payment or settlement made in the United States of America and/or Canada, the total liability of the Insurers in respect of any one occurrence shall be inclusive of :-

        (a) all legal costs and expenses recoverable by any claimant from the Insured

        (b) all costs and expenses incurred with the written consent of the Insurers

3.2.6   SPECIAL CONDITIONS FOR UNDERGROUND SERVICES
        The following Special Conditions limits and deductibles shall apply to claims in respect of liability as a result of loss of or damage to existing underground services (such as water, gas and sewage pipes, electric and telecommunications cables).

        a)      The Insurers shall not indemnify the Insured unless :-

                i) prior to the commencement of excavation the Contractor has enquired with the relevant authorities about the exact position of such services and

                ii) in the event of the relevant authorities indicating the presence of such services in the vicinity of the Site the Contractor shall proceed to locate such services by the hand-digging of trials pits prior to any mechanical excavation and

                                                                         [STAMP]

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

MEMORANDA attaching to Section 2 - continued

        b) In respect of each and every occurrence of loss or damage indemnifiable under this clause the Insurers shall not be liable for the deductibles stated in 1.9.4.2 and 1.9.4.3 in the Schedule.

3.2.7.  RESTORATION OF ANCESTORAL GRAVES AND THE LIKE
        It is agreed that in respect of claims in connection with loss of or damage to or restoration of ancestoral graves or urns or fung shui features that this policy shall indemnify the reasonable expenses incurred at currently prevailing rates for fees and costs of customary and traditional ceremonies and rites and miscellaneous expenses in connection therewith.

3.2.8   REINSTATEMENT OF PROPERTY
        In the event of a claim under this Section of the Policy Insurers shall make due allowance for reinstating damaged property to a reasonable condition acceptable to the third party.

3.2.9   THIRD PARTIES TO THE INSURED PROJECT
        Notwithstanding their ownership by a named insured, it is agreed that any property, operations or business activities of the Kowloon-Canton Railway Corporation which do not form part of the works or activities related to the Insured Contracts under the Insured Projects shall be deemed to be third parties for purposes of this policy.

3.2.10  TO FOLLOW SECTION 1 COVERAGE
        It is agreed that any contractual activity or extension of period covered under the provisions of Section 1 are also covered by Section 2.

                                                                         [STAMP]

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

4. GENERAL MEMORANDA attaching to and forming part of all Sections of this Policy

4.1     APPLICATION OF DEDUCTIBLES PER OCCURRENCE
        The Deductibles stated as applicable per occurrence under Sections 1 and 2 of this policy shall be applied to each contract independently and there shall be no aggregate limitation on the deductibles applied per occurrence under the Policy.

4.2     APPLICATION OF DEDUCTIBLES PER CONTRACT
        When more than one deductible is applicable to claims emanating from any one contract as a result of a particular occurrence then only the highest of the applicable deductibles for such occurrence shall be applied to that contract.

4.3     PERMITS AND PRIVILEGES
        The Insured or any other party acting on behalf of the Insured is permitted to effect contracts or agreements customary or necessary to the conduct of Construction Projects (including those for projects similar to the Project insured by this Policy) under which the insured may assume liability or grant release therefrom without prejudice to this Policy, provided such contracts or agreements, oral or written insofar as they affect any loss hereunder are concluded prior to such loss and the rights and obligations of the Insured shall be governed by the terms of such contracts or agreements but subject to their terms, exemptions and conditions of the Policy.

4.4     SEVERAL INSUREDS
        It is noted and agreed that the Insured hereunder comprises more than one party, each operating as separate and distinct entities and that cover hereunder shall apply in the same manner and to the same extent as if individual insurances had been issued to each such party.

        The rights and indemnity of any of the parties who are not guilty of any fraud, misrepresentation, non-disclosure or breach of condition shall not be prejudiced or affected by any fraud, misrepresentation, non-disclosure or breach of condition by any of the other parties comprising the Insured.

        For the purposes of the indemnity granted by this policy claims made by any of the parties defined as the Insured against any other party so described shall be treated as though the party claiming was not named as the Insured in this Policy. Provided always that nothing herein shall increase the Sum Insured under this Policy.

4.5     WAIVER OF SUBROGATION
        Insurers hereby agree to waive all rights of subrogation which they may have or acquire against any of the parties comprising the Insured except when such rights of subrogation are acquired in consequence of any fraud, misrepresentation, non-disclosure or breach of condition by that Insured.

        Notwithstanding the foregoing it is expressly agreed that the Insurers have rights of subrogation against design consultants and consulting engineers to the extent of coverage they may have under any professional indemnity insurance in force at the time of the loss or a minimum amount of HK$15,000,000 whichever is the greater in respect of any claim paid under this policy.

                                                                         [STAMP]

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

GENERAL MEMORANDA attaching to and forming part of all Sections of this Policy - Continued

4.6     MITIGATION COSTS INCLUDING SUE AND LABOUR
        The Insurer will indemnify the Insured in respect of reasonable costs and expenses incurred by the Insured in effecting temporary repairs or taking other measures to limit further imminent loss, damage or delay from a cause which would be indemnified under this Policy.

        This indemnity shall also include any expense incurred as a result of immediate action taken, reasonable at the time of a circumstance which may give rise to an occurrence of loss, destruction, damage or liability to minimise or prevent such imminent loss, damage, destruction or liability being incurred.

        Such costs or expense must be reasonable having regard to the value or loss at risk or the Limit of Indemnity applicable to Section II.

4.7     PAYMENT ON ACCOUNT CLAUSE
        For a loss covered by this policy, it is understood and agreed the Insurers shall allow a partial payment(s) of claim subject to the policy provisions. To obtain said partial claim payment, the Insured shall submit a partial proof of loss with supporting documentation for Insurers agreement and approval. It is further agreed that the applicable policy deductible must be satisfied before said partial payment(s) are allowable.

4.8     LOSSES IN PROGRESS
        It this Policy should terminate whilst a loss is in progress, then subject to the other terms and conditions of this Policy and provided that no part of such loss is claimed against any policy replacing this Policy, it shall be assumed that the entire loss occurred prior to the termination of this Policy and the indemnity provided by the Insurers shall be calculated accordingly.

4.9     BANKRUPTCY, INSOLVENCY OR TERMINATION
        In the event of the bankruptcy, insolvency or termination of any party claiming to be indemnified as an Insured or Additional Insured hereunder, the Insurers shall not be relieved hereby of the payment of any claim hereunder because of such bankruptcy, insolvency or termination.

4.10    TITLES OF PARAGRAPHS
        The several titles of the various paragraphs of this Policy (and of any Endorsement attached to the Policy or which may be attached in the future) are inserted solely for convenience of reference and shall not be deemed in any way to limit or affect the provisions to which they relate.

4.11    SINGULAR TERMINOLOGY
        Any expression stated in the singular shall apply equally in the plural or vice versa.

                                                                         [STAMP]

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

GENERAL MEMORANDA attaching to and forming part of all Sections of this Policy - Continued

4.12    CANCELLATION ON ABANDONMENT
        In the event of non-commencement or abandonment of an Insured Project for any reason the Insured may at their option cancel the Policy or that part of the Policy relative to the non-commenced or abandoned Project. The premium payable in the event of cancellation in whole or in part shall be limited to the rate payable applied to the value of the completed works under such Project at the time of non-commencement or abandonment, the Insured paying any additional premium required or being entitled to a refund.

4.13    SITE VISITORS AND CEREMONIES
        The admission of visitors to the sites of the Insured Contracts for inspections, educational or public relations purposes and activities connected with the organisation and performance of official ceremonies for any Insured Contract or the Insured Projects shall be included hereunder and shall not prejudice coverage by any section of this policy.

4.14    CONTINUED COVERAGE ON CESSATION OF WORK
        In the event of a contractor terminating or having his contract terminated resulting in total or partial cessation of work then notwithstanding the provisions of Exception 2.1.2, it is agreed that the interests of the Owner shall remain covered under the terms of this policy in respect of permanent and temporary works and materials and any contractors' equipment over which the Owner holds lien.

4.15    UNCERTIFIED WORKS
        In the event that as at the date stated in the Schedule as the expiration of the Works Damage Period of Insurance a Certificate of Practical Completion has not been issued in respect of any portions of the Works then this insurance shall remain in full force in respect of such portions while they remain at the risk and responsibility of the Contractor. If the certification is subsequently backdated then for purposes of this insurance the date of termination of coverage hereunder shall be deemed to be the date on which the Certificate of Practical Completion is physically issued to the Contractor and the Employer undertakes to pay such additional premium as may be required for such extension in accordance with policy conditions.

4.16    USE OF EXISTING RAILWAY FACILITIES
        In the event that existing East Rail tracks or facilities are used for the assembly, testing or trial running of rolling stock for the East Rail Extensions Programme, such activities shall be deemed to be Insured Project activities within the scope of this Policy.

                                                                         [STAMP]

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

5.      GENERAL EXCLUSIONS applicable to all Sections of this Policy

        The Indemnity provided by this Policy shall not apply to nor include :-

5.1     RADIOACTIVE CONTAMINATION EXCLUSION CLAUSE
        Indemnity for :

        a) any loss destruction or damage to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss;

        b)      any legal liability of whatsoever nature;

        directly or indirectly caused by or contributed to by or arising from :

        i) ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel.

        ii)     nuclear weapon materials.

        For the purpose of this exclusion only combustion shall include any self-sustaining process of nuclear fission.

5.2     WAR ETC RISKS EXCLUSION CLAUSE
        Loss, damage or liability directly or indirectly occasioned by happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, commandeering, requisition or destruction or damage by order of any Government de jure or de facto or by any public authority.

        Notwithstanding this war exclusion clause, the Insurance shall cover loss or damage :

        a) caused by missiles and/or mines and/or bombs and/or other explosives not discovered at the moment of commencement of the work on any part of the Insured Projects hereunder, so long as no state of war exists in which the country where the subject matter insured will be erected is involved;

        b) caused by strikes, locked-out workmen or persons taking part in labour disturbances, riots or civil commotions or persons acting maliciously;

        c) caused by shells and/or other missiles fired from military training grounds and/or dropped from military planes (in peacetime).

                                                                         [STAMP]

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

6.      GENERAL CONDITIONS applicable to all Sections of this Policy

6.1 This Policy and the Schedule shall be read together as one contract and any word or expression to which specific meaning has been attached in any part of this Policy or of the Schedule shall bear such specific meaning wherever it may appear.

6.2 If there shall occur any change involving a material alteration in the facts set out in this Policy or forming the basis of this Insurance the Insured shall, as soon as possible, give notice in writing to the Insurers and there shall be such adjustment of the premium as may be mutually agreed.

        The Insurer will not exercise their rights to avoid this insurance on the grounds of mis-description, mis-representation or non-disclosure of any information material to the risks insured by this Policy provided the Insured can establish that the mis-description, mis-representation or non-disclosure was committed innocently, unwittingly and in good faith

6.3 All the terms, exceptions and conditions contained herein or endorsed hereon :-

        a)      are incorporated in and form part of this Policy

        b) are to be deemed conditions precedent to any liability on the part of the Insurers so far as they relate to anything to be done by the Insured.

6.4 The Insured shall upon the discovery of any event likely to give rise to a claim under this Policy

        a) give notice in writing thereof as soon as possible to the Insurers and at his own expense as soon as practicable supply full particulars in the form required by the Insurers,

        b) send to the Insurers on receipt any writ, summons or other proceedings which may be commenced against the Insured,

        c) give to the Insurers all information and assistance to enable the Insurers to settle or resist any claim or institute proceedings.

        The Insured shall take all practical steps, including in the case of goods lost or stolen, or of wilful damage thereto, to give notice to the police as soon as possible for the purpose of recovering any property lost and in the case of theft or wilful damage to discover the guilty person or persons and to have him, her or them prosecuted at the expense of the Insurers.

        The Insured shall not negotiate, pay, settle, admit or repudiate any claim under this Policy without the written consent of the Insurers.

        The Insured shall not in any case be entitled to abandon any property to the Insurers whether taken possession of by the Insurers or not.

                                                                         [STAMP]

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

GENERAL CONDITIONS applicable to all Sections of this Policy - continued

6.5 The Insured shall take all reasonable precautions in the selection of labour and in the maintenance in efficient condition of all plant and appliances used in connection with any contract covered by this Policy and the Insurers shall at all reasonable times have by its representatives access to examine any such plant and appliances.

        The Insured shall also take and cause to be taken all reasonable precautions to prevent loss, damage or accident and shall ensure that all such precautions are carried out and maintained during the Period of Insurance.

        In the event of any occurrence giving rise to loss or damage under this Policy the Insured shall at the expense of the Insurers take such action as is necessary to minimise the loss.

6.6 The Insured shall, if required by the Insurers produce or give access to any property alleged to be damaged.

6.7 It is understood that any deliberate act omission statement or mis-statement on the part of any individual Insured which may vitiate any claim or render this policy void shall have such effect only as to the rights and interests of that particular Insured and shall not prejudice the rights and interests of any other Insured under this Policy.

6.8 The Insured shall at the expense of the Insurers do and concur in doing and permit to be done all such acts and things as may be necessary or reasonably be required by the Insurers for the purpose of enforcing any rights and remedies or of obtaining relief or indemnity from other parties to which the Insurers shall be or would become entitled or subrogated upon their paying for or making good any loss or damage under this Policy whether such acts and things shall be or become necessary or required before or after this indemnification by the Insurers.

6.9 This insurance shall be primary in respect of the risks and interests for which it has been effected by the Owners in accordance with their obligations under the Insured Contracts. In any other circumstances this insurance shall not be called into contribution.

6.10 All differences arising out of this Policy as to the amount of any settlement, liability being otherwise admitted shall be referred to the decision of an Arbitrator to be appointed in writing by the parties in difference or if they cannot agree upon a single Arbitrator to the decision of two Arbitrators one to be appointed by each of the parties in writing before entering upon the Reference. The costs of the Reference and the Award shall be at the discretion of the Arbitrator, Arbitrators, or an Umpire to be appointed if the Arbitrators cannot agree, making the Award.

                                                                         [STAMP]

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

GENERAL CONDITIONS applicable to all Sections of this Policy - continued

6.11 In settlement of claims under Section I of this Policy Insurers shall, subject to the terms and conditions of the Policy, indemnify the Insured on the basis of the full cost of repairing, reinstating or replacing the Insured Property lost or damaged even though in the case of contract works such costs may vary from the original construction costs and shall include all taxes and import duties even if they have been varied or imposed subsequent to the inception of the Policy.

        In the calculation of the costs of restoration or replacement of Works, those elements of costs for which provision is made in the computation of the Sum Insured and such other costs and expenses for which specific provision is made in this Policy will be taken into account.

6.12 This Policy shall be construed according to the Laws of the Hong Kong Special Administrative Region.

                                                                         [STAMP]

                                                                         Page 28

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

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 11

                                     PART A

                        MARINE VESSEL LIABILITY INSURANCE

                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 11

                                     PART A

                        MARINE VESSEL LIABILITY INSURANCE

           Class of                                Amount of
        Marine Vessels      Type of Claim       Cover Required
        --------------      -------------       ---------------
               I                   A            minimum HK$50m

               I                   B            minimum HK$3m

               I                   A            minimum US$50m

               I                   B            minimum US$50m

Class I is marine vessels of less than 2500 gross registered tons.

Class II is marine vessels of more than 2500 gross registered tons.

A:-   Claims arising from pollution by petroleum or other similar hazardous products.

B:-   All other claims.

N.B.  1.      The amounts stated as "minimum" in the column "Amount of Cover
              Required" shall apply to each and every accident, occurrence or claim.

      2. The insurance required for Class II marine vessels shall be either:-

                A. A Certificate of Entry with a mutual protection and indemnity association (P&I Club) endorsed to include (or with an additional policy to cover) the "Specialist Operations Buyback Cover" with a limit of indemnity of not less than US$50 million.

                                                                         [STAMP]

Rev. 0: 22 May 2002               GCC/11A/1                 Contract No. LDB-201

                                   SCHEDULE 11

                                     PART B

                        EMPLOYEE'S COMPENSATION INSURANCE

                                                                         [STAMP]

                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 11

                                     PART B

                        EMPLOYEE'S COMPENSATION INSURANCE

                                                                         [STAMP]

GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 11

                                     PART B

                        EMPLOYEE'S COMPENSATION INSURANCE

1. The Employer shall facilitate the establishment of an Employees' Compensation Master Policy (ECMP) with an insurer duly licensed by Insurance Authority of the Hong Kong Special Administrative Region and in terms acceptable to the Employer.

2. In accordance with the provisions of Clause 33.1 (g) of the General Conditions, the Contractor shall procure insurance through the Employer's appointed broker, Aon Risk Services Hong Kong Limited (Aon) jointly for itself and for its sub-contractors of every tier from the Date for Commencement of the Works until the date of issue of the Defects Liability Certificate through the ECMP under procedures to be promulgated by the Employer before the Date for Commencement of the Works.

3. The Contractor shall pay the Employees' Compensation Insurance (ECI) premium, the Statutory Employee's Compensation Insurance Levy (ECIL), and any adjustment thereof as determined by the insurers, on production of an invoice by Aon and in any event the Contractor shall provide a payment receipt issued by Aon within 30 days from the date of Letter of Acceptance or within 30 days of the date of the invoice for any adjustment. Such amount of ECI premium and ECIL, as evidenced by the aforesaid premium receipts, will be reimbursed to the Contractor by the Employer which, notwithstanding any other provision of the Contract, shall be made without the deduction of Retention Money, by the instruction by the Engineer of the expenditure of the applicable Provisional Sum contained in the Pricing Document, pursuant to Clause 65.1(a) of the General Conditions. Without prejudice to any other provision of the Contract, a certificate certifying the reimbursement shall be issued by the Engineer within 7 days of the Contractor presenting the said receipts to the Engineer. Notwithstanding any other provision of the Contract, the Contractor shall not be entitled to receive any overhead or profit from the Employer on the ECI premium and ECIL reimbursed by the Employer to the Contractor in accordance with the foregoing.

4. The insurance coverage provided by the ECMP shall follow the standard Accident Insurance Association of Hong Kong Employee's Compensation policy wording to indemnify the obligations of the Contractor and its sub-

                                                                         [STAMP]

Rev. 1:28 June 2002               GCC/11B/1                 Contract No. LDB-201
Addendum No.1

           Attachment to Schedule 11, Part B, Employee's Compensation
                            of the General Conditions

                                 QUOTATION SLIP

Type:                      Risk Managed Employees' Compensation Insurance

Policy Form:               Standard ECI Policy

Insured: The Kowloon-Canton Railway Corporation as Owner and/or all Contractors and/or all sub-contractors of every tier and/or consultants of every tier employed by the aforesaid Owners and contractors all for their respective rights and interests.

                           N.B. For the purposes of this Policy and for the avoidance of doubt the term "sub-contractors" shall be deemed to be any organisations, consultants or suppliers whether corporate or sole proprietors who fall within the scope of sub-contractors under the Contract.

Business:                  The Insured Project - All contracts and work
                           activities undertaken in connection with the Insured
                           Project

The Insured Project:       East Rail Extensions Lok Ma Chau Spur Line Project -
                           Contract LDB201 Sheung Shui to Chau Tau Tunnels

Legislation:               Employees' Compensation Ordinance of Hong Kong
                           Special Administrative Region or any amendment or reenactment thereof and at Common Law.

Period of Insurance:       A.      Construction Period of Insurance
                                   From 16 October 2002 until 30 June 2007
                                   and/or the completion of all contract works under the Insured Project whichever is the later and,

                           B.      Maintenance Period of Insurance
                                   12 months Maintenance Period or landscape establishment period or to the extent and terms defined in the Insured Contract.

Employees:                 ALL EMPLOYEES as described herein whilst engaged in
                           the Insured Projects BUT this Policy does not insure any employees of:

                           i)      the Kowloon-Canton Railway Corporation

                           ii) consultants or sub-consultants directly contracted to the Kowloon-Canton Railway Corporation

                           iii) suppliers while such employees are involved in the manufacture of the suppliers' proprietary products outside the Site of the Insured Project.

                                                                         [STAMP]

KCRC - ERE - LMC Spur Line - Risk Managed ECI                             Page 1

    Attachment to Schedule 11, Part B, Employee's Compensation of the General Conditions

Limit of Indemnity:        HK$200 million any one accident inclusive of
                           Statutory Liability and Common Law Liability.

Special Conditions:        Subject to the following Special Conditions:

                           (I)     Terminology and Interpretation

                           (II)    Coverage Until Final Completion

                           (III)   Joint Insureds Clause

                           (IV)    Primary Insurance Clause

                           (V) Waiver of Subrogation Rights Against All Joint Insureds

                           (VI)    Non-Cancellation Clause

                           (VII)   Deleted

                           (VIII)  W204 - Indemnity to sub-contractors

                           (IX)    W348 - Witnessing Clause/Exception (a)

                           (X)     Independent Contractors and/or Sole
                                   Proprietors of sub-contractors subject to a limit of HK$ 100 million any one event

                           (XI)    Emergency Fatality Payment Clause

                           (XII)   Extraordinary Weather Conditions

                           (XIII) Cover for Employees Temporarily Working Outside the Hong Kong Special Administrative Region

                           (XIV) Cover for Employees Whilst Undertaking Business Trips

                           (XV)    Emergency Transportation

                           (XVI)   Sporting or Recreational Activities

                           (XVII)  Unexploded Bombs and Munitions

                           (XVIII) Titles of Paragraphs

                           (XIX)   Singular Terminology

                           (XX)    Deleted

                           (XXI)   Deleted

                                                                         [STAMP]

KCRC - ERE - LMC Spur Line - Risk Managed ECI                             Page 2

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                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 12

                                 MEDIATION RULES

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GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 12

                                 MEDIATION RULES

PREAMBLE

Where any agreement provides for mediation under the Corporation's Mediation Rules, the parties shall be taken to have agreed that the mediation shall be conducted in accordance with the following Rules. The Rules are subject to such modification as the parties may agree in writing at any time.

PARAGRAPH 1: MEDIATION

1.1 Mediation under these Mediation Rules is a private dispute resolution process in which a neutral person ("the mediator") helps the parties to reach a negotiated settlement. Mediation should be entered into by both parties with an open mind in an attempt to settle the Dispute amicably. The mediation process will be administered by the Hong Kong International Arbitration Centre (HKIAC), whose current address is:

        38th Floor
        Two, Exchange Square
        Central
        Hong Kong
        Telephone: (852) 2525 2381
        Fax:       (852) 2524 2171

1.2 Either party may require the other party to participate in a mediation process in accordance with these Mediation Rules, as provided for in the General Conditions of Contract, but neither party shall be bound by an opinion, report, direction or order of the mediator except for an order in relation to costs made under Paragraph 8. The General Conditions of Contract require that all issues arising in a Dispute shall have been the subject of a reference under these Mediation Rules as a condition precedent to taking any step in arbitration proceedings.

1.3 Words and expressions used in these Mediation Rules shall have the meaning assigned to them in the General Conditions of Contract.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

PARAGRAPH 2: INITIATION OF MEDIATION PROCESS

2.1 In relation to any Dispute which has been referred to arbitration in accordance with Clause 78.5 of the General Conditions of Contract, either party may within 30 (thirty) days after receipt of a notice of arbitration served by the other party initiate a mediation by delivering a written request for mediation ("the Request for Mediation") to the other party with copies to the Engineer and to the HKIAC.

2.2     The Request for Mediation shall:

        2.2.1 contain a brief self-explanatory statement of the nature of the Dispute, the quantum in dispute (if any), and the relief or remedy sought; and

        2.2.2 state the name of a person who is willing and able to act as the mediator, his current fee rates and any other conditions of appointment.

PARAGRAPH 3: THE MEDIATOR

3.1. Mediation under these Mediation Rules will be conducted by a single mediator appointed in accordance with Paragraph 4. The mediator shall have no authority under the Contract to bind the parties other than by an order under Paragraph 8.5.

PARAGRAPH 4: RESPONSE TO REQUEST FOR MEDIATION

4.1 The party who receives a Request for Mediation may, within 7 (seven) days of service of the Request for Mediation, serve written notice of objection to the person nominated as the mediator. Any such notice of objection shall put forward the names of at least two persons willing and able to act as the mediator and their current fee rates and any other conditions of appointment. Copies of such notice of objection shall be sent to the Engineer and to HKIAC.

4.2 Subject to Paragraph 6, in the absence of service of a notice of objection in accordance with Paragraph 4.1, the person nominated in the Request for Mediation shall be deemed to be acceptable to the party receiving a Request for Mediation.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

4.3 In the event of service of a notice of objection, the parties shall attempt to agree a person willing and able to act as the mediator and, failing agreement within fourteen 14 (fourteen) days of service of the notice of objection, either party may request the HKIAC to nominate a mediator.

4.4 Within 14 (fourteen) days of receipt of a request for nomination, the HKIAC shall nominate a mediator who is prepared to serve and is not disqualified under Paragraph 6.

PARAGRAPH 5: COMMENCEMENT OF THE MEDIATION

5.1 Subject to Paragraph 6, the mediation shall be deemed for the purposes of these Mediation Rules to commence on the date ("the Mediation Commencement Date") of appointment of a person willing and able to act as mediator, being the date upon which:

        5.1.1 the person nominated as such in the request for mediation is deemed acceptable under Paragraph 4.2; or

        5.1.2   the parties agree the identity of the mediator under Paragraph
                4.3 or otherwise; or

        5.1.3   the HKIAC makes a nomination under Paragraph 4.4; or

        5.1.4   the HKIAC makes a nomination under Paragraph 6.

5.2 The party who served the Request for Mediation shall notify the Engineer and the HKIAC in writing of the identity of the mediator upon receipt of confirmation from that person of his acceptance of the appointment.

PARAGRAPH 6: DISQUALIFICATION OF THE MEDIATOR

6. No person shall serve as mediator in any Dispute in which that person has any financial or personal interest in the result of the mediation except by written consent of the parties. Prior to accepting an appointment, the proposed mediator shall disclose to the HKIAC any circumstances likely to create a presumption of bias or prevent a prompt resolution of the Dispute. Upon receipt of the information, the HKIAC shall immediately communicate the information in writing to the parties for their comments. If any party serves on the HKIAC and the other party a written objection to the proposed mediator within 7 (seven) days of receipt of such communication, he shall not be appointed. In such a case, within 14

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

        (fourteen) days of such written objection, the HKIAC shall nominate a further mediator in accordance with the terms of Paragraph 4.4.

PARAGRAPH 7: CONDUCT OF THE MEDIATION

7.1. The mediator shall enter upon the mediation as soon as possible after his appointment and shall use his best endeavours to conclude the mediation as expeditiously as possible, but in any event the mediation process shall not continue for more than 42 (forty two) days from the Mediation Commencement Date unless the parties agree otherwise.

7.2. The parties shall at all times give assistance to the mediator to enable the mediation to proceed.

7.3 The parties may be represented by whomever they consider appropriate. Within 7 (seven) days of the Mediation Commencement Date, the parties shall inform the mediator and the other party of the names and addresses of the individuals who will represent them in the mediation.

7.4 The mediator shall inform himself in any way he thinks fit of the nature and facts of the Dispute including requiring the Engineer to see him.

7.5 The mediator shall conduct the mediation in such a manner as will permit full and expeditious presentation to him by the parties of their views. The mediator may see the parties together or separately for the purpose of informing himself of the nature and facts of the Dispute.

7.6 If the mediator considers it appropriate, or if he is requested by the parties, he may express preliminary views orally or in writing on the matters in dispute during the mediation. The mediator may, and shall if requested by the parties, seek legal or other advice from third parties not connected with the Dispute.

7.7 During the course of the mediation, the mediator may attempt various compromise solutions with the parties in an informal manner. Should a solution be agreed it will be accepted by both parties in accordance with Paragraph 7.9.

7.8 Notwithstanding Paragraph 7.1, the mediator may abandon the mediation whenever in his judgement further efforts at mediation would not lead to a settlement of the Dispute and he shall notify the parties in writing.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

7.9 The mediation shall be a private and confidential matter between the parties to the Contract and the procedures of the mediation should be so conducted. In the event that the mediation is successful, neither party shall be bound until the terms of the settlement have been recorded in writing and signed by both parties. Copies of the signed agreement shall be provided to the Engineer by the party issuing the Request for Mediation, who shall also inform the HKIAC that the Dispute has been settled.

7.10 Nothing that transpires during the course of the mediation (other than a signed settlement agreement) shall affect the rights or prejudice the position of the parties to the Dispute under the Contract or in any subsequent arbitration or litigation, and, without prejudice to the foregoing:

        (a) no opinion given, report produced and terms of settlement recommended by the mediator shall be disclosed to the arbitrator or court;

        (b) the fact that information of whatsoever nature was made available to the mediator shall not mean that privilege or confidentiality is waived for any subsequent arbitration or litigation; and

        (c) the fact that the accuracy of information or the validity or meaning of documents was not challenged during the mediation shall not preclude a challenge in subsequent arbitration or litigation.

PARAGRAPH 8: COSTS

8.1 Each party shall, within 7 (seven) days of the Mediation Commencement Date, deposit the sum of HK$[50,000] with the HKIAC as a payment on account of the cost and proper expenses of the mediation. The sum of HK$[50,000] shall be subject to annual review and adjustment by the HKIAC.

8.2 The mediator may at any time during the course of the mediation require the parties to make a further deposit or deposits with the HKIAC to cover anticipated additional fees and expenses.

8.3 In the event of default by a party in making a deposit required under Paragraphs 8.1 or 8.2, the other party may either:

        8.3.1 make such payment itself, in which case the provisions of Paragraph 8.5 will apply; or

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

        8.3.2 serve notice on the party in default requiring payment within seven 7 (seven) days failing which the mediation shall be deemed to be abandoned upon the expiry of such period.

8.4     Subject to any order the mediator may make under Paragraph 8.5:

        8.4.1 all fees and expenses of the mediator (including any costs incurred pursuant to Paragraph 7.6) and all administrative costs and expenses of the mediation and of the HKIAC shall be borne equally by the parties and each party shall bear its own costs regardless of the outcome of the mediation or of any subsequent arbitration or litigation;

        8.4.2 at the conclusion of the mediation, the HKIAC shall deduct the costs and expenses of the mediation from the monies deposited under Paragraphs 8.1 and 8.2 and shall return any surplus as follows:

                8.4.2.1 in the event and to the extent of any payment made under
                        Paragraph 8.3.1, to the party making such payment;

                8.4.2.2 subject to Paragraph 8.4.2.1, to the parties in equal shares.

        8.4.3 in the event that at the conclusion of the mediation, the costs and expenses of the mediation exceed the monies deposited under Paragraphs 8.1 and 8.2, the mediator may order the shortfall to be paid equally by the parties. The Employer will pay the full amount of the shortfall to the HKIAC within 21 (twenty one) days of such order and the Contractor shall reimburse the Employer half the amount of such shortfall within 28 (twenty eight) days of such order.

8.5     The mediator shall have power:

        8.5.1 to order one party to reimburse the other party such sum or sums as may have been deposited by the other party under Paragraph
                8.3.1 to the extent that such sum or sums will not be refunded by the HKIAC in accordance with Paragraph 8.4.2;

        8.5.2 in the event that the mediator finds that the mediation has been initiated or conducted frivolously or vexatiously, to order the party who initiated or conducted the mediation in a frivolous or vexatious manner to reimburse the other party, in full or in such part as the mediator considers appropriate, in respect of:

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

                8.5.2.1 the other party's liability for the fees and expenses of the mediator and the administrative costs of the mediation; and/or

                8.5.2.2 the other party's legal or other costs reasonably
                        incurred in connection with preparation for and attendance during the mediation, such costs to be assessed by the mediator in default of agreement between the parties.

        8.5.3 Both parties agree to be bound by an order of the mediator made under Paragraph 8.5 and any liability on one party to make payment to the other party pursuant to such an order shall be deemed a debt due.

PARAGRAPH 9: MEDIATOR NOT SUBSEQUENTLY TO ACT AS ARBITRATOR

9.1 The mediator shall not be appointed as arbitrator in any subsequent arbitration between the parties, whether arising out of the Dispute or otherwise arising out of the Contract unless the parties agree otherwise in writing. Neither party shall be entitled to call the mediator as a witness in any subsequent arbitration or litigation arising out of the Contract. Any communications whether oral or written which either party shall have with the mediator or with other parties in connection with the mediation shall be absolutely privileged.

PARAGRAPH 10: WRITTEN RECORD

10.1 No formal written record shall be kept of the mediation process. Any written view expressed under Paragraph 7.6, and any notes or record made by the mediator, and/or the parties, shall remain private and confidential and not subject to disclosure in any subsequent proceedings.

PARAGRAPH 11: EXCLUSION OF LIABILITY

11.1 It is agreed that the mediator and the HKIAC shall not be liable to any party for any act or omission in connection with any mediation conducted under these Mediation Rules, save for the consequences of fraud or dishonesty.

PARAGRAPH 12: LANGUAGE

12.1 The language of the mediation shall be English and all written communications and hearings shall be conducted in the English language unless the parties and the mediator otherwise agree.

                                                                         [STAMP]

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                         GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 13

                                ARBITRATION RULES

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GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 13

                                ARBITRATION RULES

PARAGRAPH 1: COMMENCEMENT OF ARBITRATION

1.1 Any party wishing to commence an arbitration under these Rules ("the Claimant") shall send to the other party ("the Respondent") a written notice requiring the Respondent to appoint or to concur in appointing an Arbitrator ("Notice of Arbitration") which shall include, or be accompanied by:

        (a) the names and addresses (and telephone and fax numbers as appropriate) of the parties to the Dispute and, where the parties choose to be represented by a Representative (under Paragraph 7) and wish to have communications sent to their Representative, the Representative's name and address (and telephone and fax numbers);

        (b) reference to the principal contractual documents in which the arbitration clause is contained or under which the arbitration arises;

        (c) a brief statement describing the nature and circumstances of the Dispute, and specifying in outline the relief claimed; and

        (d) subject to Paragraph 1.4, a proposal that the Hong Kong International Arbitration Centre (HKIAC) appoint the arbitrator or provide a list of up to three names from which the Respondent may choose an Arbitrator.

        The arbitration shall be deemed to commence on the date of receipt by the Respondent of the Notice of Arbitration.

1.2 A copy of the Notice of Arbitration shall be sent to the Secretary General of the HKIAC ("the Secretary General") at the same time that it is sent to the Respondent.

1.3 For the purpose of facilitating the choice of the arbitrator, within 28 (twenty-eight) days of receipt of the Notice of Arbitration, the Respondent shall send to the Claimant a Response containing:

        (a) confirmation or denial of his willingness to arbitrate and, if denial, the grounds relied upon; and

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

        (b)     subject to Paragraph 1.4:-

                (i)     confirmation or denial of all or part of the claims;

                (ii) a brief statement of the nature and circumstances of any envisaged counterclaims;

                (iii)   details of its Representative, if appropriate; and

                (iv) a response to any proposal under Paragraph 1.1(d), including confirmation of agreement or a list of up to three names from which the Claimant may choose an Arbitrator.

1.4 If the parties' agreement provides that no steps shall be taken in any reference of a Dispute to arbitration until after the substantial completion or alleged substantial completion of works or any other identified point in time and the Notice of Arbitration is served before such time:

        (a) the Claimant need not include in the Notice of Arbitration the details identified in Paragraph 1.1(d);

        (b) the Respondent need not include in the Response the details identified in Paragraph 1.3(b); and

        (c) if either party wishes to take steps in the reference after the time restriction has passed, he shall serve written notice to that effect upon the other party and:

                (i) if the Claimant serves such notice, he shall include in it the details identified in Paragraph 1.1(d);

                (ii) if the Respondent serves such notice, he shall include in it the details identified in Paragraph 1.3(b)(i) -
                        (iii) and a list of up to three names from which the Claimant may choose an Arbitrator; and

                (iii) the recipient of such notice shall respond accordingly within 28 (twenty-eight) days of receiving it; in the case of the Respondent in accordance with Paragraph 1.3(b) (insofar as he has not previously responded) and in the case of the Claimant by confirmation of agreement to a name in the

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

                        Respondent's list or by submitting a list of up to three names from which the Respondent may choose an Arbitrator; and

                (iv) for the purposes of Paragraph 3.3 only, the commencement of the arbitration shall be deemed to be the date of receipt of such notice.

1.5 A copy of the Response shall be sent to the Secretary General at the same time that it is sent to the Claimant.

1.6 Failure to send a Response shall not preclude the Respondent from denying the claim nor from setting out a counterclaim in its Statement of Defence.

PARAGRAPH 2: APPOINTING AUTHORITY

2.1 Unless otherwise agreed by the parties, the Appointing Authority shall be the HKIAC whose current address is:

        38th Floor
        Two, Exchange Square
        Central
        Hong Kong

        Tel: (852) 2525 2381
        Fax: (852) 2524 2171

2.2 Any application to the Appointing Authority to act in accordance with the Rules shall be accompanied by:

        (a) copies of the Notice of Arbitration and Response and any other related correspondence;

        (b) confirmation in writing that a copy of the application has been sent to or received by the other party; and

        (c) particulars of any method or criteria of selection of the arbitrator agreed by the parties.

PARAGRAPH 3: APPOINTMENT OF ARBITRATOR

3.1     There shall be a sole Arbitrator.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

3.2     (a)     The Arbitrator shall be and remain at all times wholly
                independent and impartial and shall not act as advocate for any party.

        (b) Prior to and after appointment, the Arbitrator shall disclose to the parties any circumstances likely to create an impression of bias or prevent a prompt resolution of the Dispute between the parties. Except by consent of the parties, no person shall serve as an Arbitrator in any Dispute in which that person has any interest which, if a party knew of it, might lead him to think that the Arbitrator might be biased.

3.3 The Arbitrator may be appointed by agreement of the parties. Failing such agreement within 42 (forty-two) days of the commencement of the arbitration in accordance with Paragraph 1, the Arbitrator shall upon the application of either party be appointed by the Appointing Authority.

3.4 If the Arbitrator, after appointment, dies, is unable to act, or refuses to act, the Appointing Authority will, upon request by either party, appoint another Arbitrator.

PARAGRAPH 4: COMMUNICATION BETWEEN PARTIES AND THE ARBITRATOR

4.1 Where the Arbitrator sends any communication to one party, he shall send a copy to the other party.

4.2 Where a party sends any communication (including Statements and documents under Paragraph 6) to the Arbitrator, it shall be copied to the other party and be indicated to the Arbitrator to have been so copied.

4.3 The addresses of the parties for the purpose of all communications arising under the Rules shall be those set out in the Notice of Arbitration, or as either party may at any time notify the Arbitrator and the other party.

4.4 Unless the contrary is proved, any communication by post shall be deemed to be received in the ordinary course of mail and any instantaneous means of communication (e.g. facsimile) shall be deemed to be received on the same day as transmitted. It shall be a condition of valid service by facsimile that the hard copy is subsequently sent forthwith to the recipient by hand or post.

4.5 All communications between the parties and the Arbitrator (and vice versa) and any other information concerning the arbitration shall not be disclosed to third parties without the agreement of all parties.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

PARAGRAPH 5: CONDUCT OF THE PROCEEDINGS

5.1 In the absence of procedural rules agreed by the parties or contained herein, the Arbitrator shall have the widest discretion allowed by law to conduct the proceedings so as to ensure the just, expeditious, economical, and final determination of the Dispute.

5.2 Any party wishing the Arbitrator to adopt a simplified or expedited procedure should apply to the Arbitrator as soon as is reasonably practicable after the Arbitrator's acceptance of his appointment.

PARAGRAPH 6: SUBMISSION OF WRITTEN STATEMENTS AND DOCUMENTS

6.1 Subject to any procedural rules agreed by the parties or determined by or requested from the Arbitrator under Paragraph 5, the written stage of the proceedings shall be as set out in this Paragraph (and in accordance with Paragraph 4).

6.2 Within 28 (twenty-eight) days of receipt by the Claimant of notification of the Arbitrator's acceptance of the appointment, the Claimant shall send to the Arbitrator a Statement of Claim setting out a full description in narrative form of the nature and circumstances of the Dispute specifying all factual matters and, if necessary for the proper understanding of the claim, a summary of any propositions of law relied upon.

6.3 Within 35 (thirty-five) days of receipt of the Statement of Claim, the Respondent shall send to the Arbitrator a Statement of Defence setting out a full description in narrative form which of the factual matters and propositions of law in the Statement of Claim he admits or denies, on what grounds, and specifying any other factual matters and, if necessary for the proper understanding of the defence, a summary of any propositions of law relied upon. Any Counterclaims shall be submitted with the Statement of Defence in the same manner as claims are set out in the Statement of Claim.

6.4 Within 21 (twenty-one) days of receipt of the Statement of Defence, the Claimant may send to the Arbitrator a Statement of Reply which, where there are Counterclaims, shall include a Defence to Counterclaim.

6.5 If the Statement of Reply contains a Defence to Counterclaim, the Respondent may within a further 21 (twenty-one) days send to the Arbitrator a Statement of Reply regarding Counterclaims.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

6.6 All Statements referred to in this Paragraph shall be accompanied by copies (or, if they are especially voluminous and by leave of the Arbitrator, lists) of all essential documents on which the party concerned relies and which have not previously been submitted by any party, and (where appropriate) by any relevant samples.

6.7 The Arbitrator may order the parties to produce any additional documents he may specify.

6.8 As soon as practicable following completion of the submission of the Statements specified in this Paragraph, the Arbitrator shall proceed in such manner as has been agreed by the parties, or pursuant to his authority under the Rules.

PARAGRAPH 7: REPRESENTATION

7.1 A party may conduct his case in person or be represented throughout or in part by lawyers or other advisers or representatives of his choice (the Representative). A party shall notify the Arbitrator and the other parties of the name of his Representative and his address (and telephone, telex and fax numbers) and of any change therein as soon as practicable after any such change.

PARAGRAPH 8: HEARINGS

8.1 Subject to Paragraph 12, each party has the right to be heard before the Arbitrator, unless the parties have agreed to a "documents only" arbitration under Paragraph 24.

8.2 The Arbitrator shall fix the date, time and place of any meetings and hearings in the arbitration, and shall give the parties reasonable notice thereof.

8.3 The Arbitrator may in advance of hearings provide the parties with a list of matters or questions to which he wishes them to give special consideration.

8.4 The Arbitrator may order opening and closing statements to be in writing and shall fix the periods of time for communicating such statements and any replies that may be necessary.

8.5 The Arbitrator may also order a transcript of any hearing or part of any hearing.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

8.6 All meetings and hearings shall be in private unless the parties agree otherwise.

PARAGRAPH 9: WITNESSES

9.1 The Arbitrator may require each party to give notice of the identity of witnesses he intends to call. Before a hearing, the Arbitrator may also require the exchange of witness statements and of expert reports.

9.2 The Arbitrator has discretion to allow, limit, or refuse to allow the appearance of witnesses, whether witnesses of fact or expert witnesses.

9.3 Any witness who gives oral evidence may be questioned by each party or its Representative, under the control of the Arbitrator, and may be required by the Arbitrator to testify under oath or affirmation in accordance with the Arbitration Ordinance. The Arbitrator may put questions at any stage of the examination of the witnesses.

9.4 The testimony of witnesses may be presented in written form, either as signed statements or by duly sworn affidavits, and the Arbitrator may order that such statements or affidavits shall stand as evidence-in-chief. Subject to Paragraph 9.2, any party may request that such a witness should attend for oral examination at a hearing. If the witness fails to attend, the Arbitrator may place such weight on the written testimony as he thinks fit, or may exclude it altogether.

PARAGRAPH 10: ASSESSOR APPOINTED BY THE ARBITRATOR

10.1    Unless otherwise agreed by the parties, the Arbitrator:-

        (a)     may appoint an Assessor to assist him; and

        (b) may require a party to give any such Assessor any relevant information or to produce, or to provide access to, any relevant documents, goods or property for inspection by the Assessor.

PARAGRAPH 11: POWERS AND JURISDICTION OF THE ARBITRATOR

11.1 Without prejudice to the generality of Paragraph 5.1, and unless the parties at any time agree otherwise, the Arbitrator shall have the power and/or jurisdiction to:-

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

        (a) allow any party, upon such terms (as to costs and otherwise) as he shall determine, to amend any document submitted under Paragraph 6;

        (b) extend or abbreviate any time limits provided by these Rules or by his directions;

        (c) conduct such enquiries as may appear to the Arbitrator to be necessary or expedient;

        (d) order the parties to make any property or thing available for inspection, in their presence, by the Arbitrator or any Assessor;

        (e) order any party to produce to the Arbitrator, and to the other parties for inspection, and to supply copies of any documents or classes of documents in their possession, custody or power which the Arbitrator determines to be relevant;

        (f) without prejudice to Clause 78.11 of the General Conditions, order the rectification of any mistake which he determines to be common to the parties;

        (g)     rule on the existence, validity or termination of the Contract;

        (h) rule on his own jurisdiction, including any objections with respect to the existence or validity of the arbitration agreement or to his terms of reference;

        (i)     determine any question of law arising in the arbitration;

        (j) receive and take into account such written or oral evidence as he shall determine to be relevant, whether or not strictly admissible in law;

        (k) proceed in the arbitration and make an award notwithstanding the failure or refusal of any party to comply with the Rules or with the Arbitrator's written orders or written directions, or to exercise its right to present its case, but only after giving that party written notice that he intends to do so;

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

        (l) order any party to provide security for the legal or other costs of any other party by way of deposit or bank guarantee or in any other manner the Arbitrator thinks fit; and

        (m) order any party to provide security for all or part of any amount in dispute in the arbitration.

PARAGRAPH 12: DEFAULT BY A PARTY

12.1 If the Claimant fails to attend any hearing of which due notice has been given, the Arbitrator may make an award on the substantive issues and an award as to costs, with or without a hearing. If the Respondent fails to submit a Statement of Defence or to attend any hearing after due notice has been given, the Arbitrator may conduct the hearing in the absence of the Respondent and make an award on the evidence.

PARAGRAPH 13: VENUE

13.1 The venue of the arbitration will be Hong Kong but the Arbitrator may decide for the purpose of expediting any hearing or saving costs to hear witnesses or oral argument or consult with an Assessor (if appointed) at any place the Arbitrator deems appropriate having regard to the circumstances of the arbitration.

PARAGRAPH 14: LANGUAGE

14.1 The language of the arbitration shall be English and all written communications and statements and all hearings shall be conducted in the English language unless the parties and the Arbitrator otherwise agree.

14.2 The Arbitrator may order that any documents other than written statements which are produced in the course of the arbitration in their original language shall be accompanied by a translation into the language of the arbitration, such translation to be certified if not agreed.

14.3 Unless the Arbitrator otherwise orders, witnesses shall be entitled to give their evidence in the language of their choice and the Arbitrator may order the translation of that evidence into the language of the arbitration by a suitably qualified person.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

PARAGRAPH 15: DEPOSITS AND SECURITY

15.1 The Arbitrator may direct the parties, in such proportions as he deems just to make one or more deposits to secure the Arbitrator's fees and expenses. Such deposits shall be made to and held by the Arbitrator, the HKIAC or some other person or body to the order of the Arbitrator, as the Arbitrator may direct, and may be drawn from as required by the Arbitrator. Interest on sums deposited, if any, shall be accumulated to the deposits.

PARAGRAPH 16: THE AWARD

16.1 The Arbitrator shall make his award in writing and, unless all the parties agree otherwise, shall state the reasons upon which his award is based. The award shall state its date and shall be signed by the Arbitrator.

16.2 The Arbitrator shall be responsible for delivering the award or certified copies thereof to the parties provided that the Arbitrator has been paid his fees and expenses.

16.3 The Arbitrator may make interim awards or separate awards on different issues at different times.

16.4 If, before the award is made, the parties agree on a settlement of the Dispute, the Arbitrator shall either issue an order for termination of the reference to arbitration or, if requested by both parties and accepted by the Arbitrator, record the settlement in the form of a consent award. The Arbitrator shall then be discharged and the reference to arbitration concluded, subject to payment by the parties of any outstanding fees and expenses of the Arbitrator.

PARAGRAPH 17: INTERPRETATION OF AWARDS, CORRECTION OF AWARDS AND ADDITIONAL
              AWARDS

17.1 Within 14 (fourteen) days of the date of the award, unless another period of time has been agreed upon by the parties, a party may by written notice to the Arbitrator request the Arbitrator to give an interpretation of the award. Such party may also request the Arbitrator to correct in the award any errors in computation, any clerical or typographical errors or any errors of a similar nature. If the Arbitrator considers the request to be justified, he shall provide an interpretation or correction within 14 (fourteen) days of receiving the request. Any interpretation or correction shall be given in writing and shall be notified in writing to the parties and shall become part of the award.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

17.2 The Arbitrator may correct any error of the type referred to in Paragraph 17.1 on his own initiative within 14 (fourteen) days of the date of the award.

17.3 Unless otherwise agreed by the parties, a party may request the Arbitrator within 14 (fourteen) days of the date of the award, and with written notice to the other party, to make an additional award as to claims presented in the reference to arbitration but not dealt with in the award. If the Arbitrator considers the request to be justified, he shall notify the parties within 7 (seven) days and shall make the additional award within 21 (twenty-one) days.

17.4 The provisions of Paragraph 16 shall apply to any interpretation or correction of the award and to any additional award.

PARAGRAPH 18: PAYMENT INTO COURT

18.1 Any party may at any time avail himself of the procedure for payment into court pursuant to the provisions of Order 73 of the Rules of the Supreme Court of Hong Kong. No account shall be taken by the Arbitrator of any written or oral offer of settlement where a payment into court could have been made.

PARAGRAPH 19: COSTS

19.1 The Arbitrator shall specify in the award the total amount of his fees and expenses, including the charges of any administrator, Assessor, transcriber or translator. Unless the parties shall agree otherwise after the Dispute has arisen, the Arbitrator shall determine the proportions in which the parties shall pay such fees and expenses, provided that the parties will be jointly and severally liable to the Arbitrator for payment of all such fees and expenses until they have been paid in full. If the Arbitrator has determined that all or any of his fees and expenses shall be paid by any party other than a party which has already paid them to the Arbitrator, the latter party shall have the right to recover the appropriate amount from the former.

19.2 Unless the parties shall agree otherwise after the Dispute has arisen, the Arbitrator may order in his award that all or part of the legal or other costs of one party reasonable in amount and reasonably incurred in respect of the arbitration in relation to the same Dispute shall be paid by the other party. The Arbitrator shall also have power to tax such costs and shall do so if requested by the parties.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

19.3 If the Arbitration is abandoned, suspended or concluded, by agreement or otherwise, before the final award is made, the parties shall be jointly and severally liable to pay to the Arbitrator his fees and expenses including the charges of any administrator, Assessor, transcriber or translator as determined by him.

PARAGRAPH 20: INTEREST

20.1 The Arbitrator may order that interest be paid subject to and in accordance with the Contract.

PARAGRAPH 21: EXCLUSION OF LIABILITY

21.1 Without prejudice to any existing rule of law, it is agreed that the Arbitrator shall not be liable to any party for any act or omission in connection with any arbitration conducted under the Rules, save for the consequences of fraud or dishonesty.

21.2 The Appointing Authority and its Secretary General shall not be liable to any party for any act or omission in connection with any arbitration conducted under the Rules, save for the consequences of fraud or dishonesty.

21.3 After the award has been made and the possibilities of interpretation, correction and additional awards referred to in Paragraph 17 have lapsed or been exhausted, the Arbitrator shall not be under any obligation to make any statement to any person about any matter concerning the arbitration, and no party shall seek to make the Arbitrator a witness in any legal proceedings arising out of the arbitration.

PARAGRAPH 22: WAIVER

22.1 A party which knew or ought to have known of non-compliance with the Rules and yet proceeds with the arbitration without promptly stating its objection to such non-compliance, shall be deemed to have waived its right to object. The Arbitrator shall determine any issue which may arise as to whether a party has waived the right to object to the non-compliance by any other party with the Rules.

                                                                         [STAMP]

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GENERAL CONDITIONS OF CONTRACT

PARAGRAPH 23: INTERPRETATION AND GENERAL CLAUSES ORDINANCE

23.1 The Interpretation and General Clauses Ordinance (or any statutory modification or re-enactment thereof for the time being in force) shall apply to the Rules.

PARAGRAPH 24: DOCUMENTS-ONLY ARBITRATION

24.1 Where the parties have agreed that a documents-only arbitration procedure shall be adopted, the parties shall not be entitled to a hearing and the testimony of any witness shall be presented in written form and shall be submitted in accordance with Paragraph 6.6. If the Arbitrator feels unable to make an award on the basis of the documents submitted, he shall be entitled to require further evidence or submissions whether oral or in writing,

24.2 If a party fails to submit any statement in accordance with Paragraph 6, the Arbitrator may make an award on the substantive issues and an award as to costs without a hearing.

                                                                         [STAMP]

Rev. 0: 22 May 2002               GCC/13/13                 Contract No. LDB-201

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                                                                         [STAMP]

                                     [LOGO]

                                      [KCR]

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                         SPECIAL CONDITIONS OF CONTRACT

                                                                         [STAMP]

                                                            Contract No. LDB-201

SPECIAL CONDITIONS OF CONTRACT

                                TABLE OF CONTENTS

A                 CONDITIONS

Clause            Subject Heading                                        Page

                  WORKS IN THE VICINITY OF THE RAILWAY

SCC1              Works in the Vicinity of the Railway                  SCC/1

                  THIRD PARTY CLAIMS IN RESPECT OF DAMAGE ON AND
                  TO AGRICULTURAL LANDS

SCC2              Third Party Claims in respect of Damage on and
                  to Agricultural Lands                                 SCC/4

                  INDEMNITY FOR BREACH OF ENVIRONMENTAL
                  PERMIT

SCC3              Indemnity for breach of Environmental Permit          SCC/5

                  VALUE ENGINEERING

SCC4              Value Engineering                                     SCC/5

                  BONDS, GUARANTEES AND UNDERTAKINGS

SCC5              Bonds, Guarantees and Undertakings                    SCC/5

                  GENERAL DAMAGES

SCC6              General Damages for Key Dates KD-6, 13, 16, 18
                  and 20                                                SCC/6

B                 ATTACHMENTS

Attachment        Subject Heading

Attachment 1      A Guide to Determining the Loss of Revenue to
                  the Corporation Employer

Attachment 2      Damage To Crops and Property on Agricultural
                  Lands

                                                                         [STAMP]

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SPECIAL CONDITIONS OF CONTRACT

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SPECIAL CONDITIONS OF CONTRACT

                              CONTRACT NO. LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                         SPECIAL CONDITIONS OF CONTRACT

SCC1 WORKS IN THE VICINITY OF THE RAILWAY

1.1     DEFINITION

1.1.1 In these Special Conditions and any other document forming the Contract, the following words and expressions shall have the meaning hereby assigned to them:

        (a) "Director, East Rail" means the Director, East Rail of the Employer or his authorized representative;

        (b) "Isolation" means the disconnection of a section of the electrical equipment of the Railway from all sources of electricity supply;

        (c) "Possession" means the closing of a specified length of the railway track of the Railway to commercial rail traffic of the Railway;

        (d)     "Railway" means the Kowloon-Canton Railway (Hong Kong) section;
                and

        (e) "Restriction" means the imposition of a limitation on the normal permitted speed of rail traffic of the Railway over a specified length of the railway track of the Railway.

1.1.2 Special Conditions 1.2, 1.3, 1.4 and 1.5 shall apply to works in the vicinity of the Railway as shown in the Employer's Requirements.

1.2     COMPLIANCE WITH REQUIREMENTS

1.2.1 The Contractor shall comply with any instruction given by the Director, East Rail through the Engineer with regard to planning, method of working, safety requirements and any other matters which may affect the operation of the Railway. If, notwithstanding the foregoing, a situation occurs which, in the opinion of either the Contractor or the Director, East Rail, may give rise to or actually constitute an emergency and either the Contractor or the Director, East Rail considers that it is not practicable to communicate through the Engineer, then the Contractor and the Director, East Rail may communicate with each other directly and the Director, East Rail may give a direct instruction to the Contractor to carry out any remedial work or other work or repair and such instruction shall be regarded for all purposes of the

                                                                         [STAMP]

Rcv.0: 22 May 2002                SCC/1                     Contract No. LDB201

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SPECIAL CONDITIONS OF CONTRACT

        Contract as an instruction issued by the Engineer pursuant to Clause 2.5 of the General Conditions.

1.2.2 Should the Contractor be unwilling or unable at once to comply with a direct instruction from the Director, East Rail issued under the provisions of Special Condition 1.2.1, the Contractor shall not prevent and shall permit the Director, East Rail or any person authorized by the Director, East Rail to carry out the remedial work or other work or repair required by the direct instruction.

1.2.3 If the remedial work or other work or repair referred to in Special Condition 1.2.2 is work which, in the opinion of the Engineer, the Contractor is obliged to do under the Contract, all costs and charges which are, in the opinion of the Engineer, properly incurred by the Employer in carrying out the same shall be a sum for which the Contractor shall be liable to the Employer under the Contract.

1.2.4 The Contractor shall notify the Engineer as soon as possible of any direct instruction received from the Director, East Rail under the provisions of this Special Condition 1.2.

1.3     WORK ON OR NEAR THE RAILWAY TRACK OF THE RAILWAY

1.3.1 Where any part of the Works has to be carried out during a period of Restriction, Possession and/or Isolation and the period of such Restriction, Possession and/or Isolation is stated in the Contract, the Contractor shall plan and execute the Works so that such period is not exceeded and no further periods are required.

1.3.2 If no such period is stated in the Contract, the Contractor shall, before commencing any work, hold discussions through the Engineer with the Director, East Rail who will decide if any part of the Works is to be carried out during a period of Restriction, Possession and/or Isolation. Such decision of the Director, East Rail shall be binding on the Contractor. No claim by the Contractor for any extension of time or any additional or further payment of whatsoever nature shall be allowed as a result of a decision made under this Special Condition 1.3.2 by the Director, East Rail.

1.3.3 After the method of carrying out the work has been agreed with the Director, East Rail (taking into account any provisional arrangements which have been made), the Contractor shall (in cases other than for emergency works) submit written notice of his programme of work, which shall include details of any Restriction, Possession and/or Isolation previously notified as being necessary by the Director, East Rail, to the Engineer, not less than ten weeks in advance of the proposed commencement of work within the Railway boundary.

1.3.4 Where an entry into the vicinity of the Railway, or a Restriction, Possession and/or Isolation is necessary, the Contractor shall initiate the necessary action to obtain the requisite review from the Director, East Rail. The Contractor shall be solely responsible for all delays caused by any failure to submit the necessary application for

                                                                         [STAMP]

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

SPECIAL CONDITIONS OF CONTRACT

        review without objection, submission of inadequate information or late submission of any such application.

1.3.5 The Contractor shall organise the execution of the relevant work during any period of Restriction, Possession and/or Isolation such that the Director, East Rail will be able to remove such Restriction, Possession and/or Isolation at the time stated in the Contract or the time previously agreed by the Director, East Rail. Should the Contractor, in the opinion of the Engineer or the Director, East Rail, not make sufficient or adequate arrangements (including the provision of standby plant) for completing the whole or any stage of the work within the time stated in the Contract or agreed with the Director, East Rail, the Director, East Rail may, at his discretion, cancel the Restriction, Possession and/or Isolation, or the Director, East Rail may employ labour, plant and materials to assist the Contractor to finish the work or carry out such work as is necessary to enable the Restriction, Possession and/or Isolation to end as soon as practicable and the Contractor shall be responsible for the cost thereof, which shall be recoverable from the Contractor as a debt.

1.3.6 A period of Restriction, Possession and/or Isolation cannot normally be extended, and if the Contractor fails to carry out the relevant work during any such period, he shall re-apply to the Director, East Rail for a further period of Restriction, Possession and/or Isolation.

1.3.7 All expenses which in the opinion of the Engineer are properly incurred by the Employer as a result of the Director, East Rail making arrangements to assist the Contractor or carrying out any necessary work in accordance with Special Condition 1.3.5, shall be a sum for which the Contractor shall be liable to the Employer under the Contract.

1.4     DAMAGES FOR DELAY

1.4.1 Without prejudice to Clause 48 of the General Conditions and in addition to any expenses incurred pursuant to Special Conditions 1.2.3 and 1.3.7, any loss of revenue and/or additional expenditure which in the opinion of the Engineer has been incurred by the Employer by reason of the rescheduling of the Employer's Railway services by the Employer, due to the Contractor obstructing the Railway tracks or interfering with the signalling system or overhead electrical equipment of the Employer's Railway services, other than for a period when Restriction, Possession and/or Isolation has been given, shall be a sum for which the Contractor shall be liable to the Employer under the Contract. A guide to the method of determining the loss of revenue to the Employer under this Special Condition 1.4.1 is set out in Attachment 1 to these Special Conditions.

                                                                         [STAMP]

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SPECIAL CONDITIONS OF CONTRACT

1.5     CANCELLATION OF RESTRICTIONS, POSSESSIONS OR ISOLATIONS AT SHORT NOTICE

1.5.1 The Director, East Rail may, at any time by notice to the Contractor, cancel or alter the date and the timing of any Restriction, Possession and/or Isolation stated in the Contract or previously agreed by the Director, East Rail if such cancellation or alteration is, in his opinion, necessary for the safety or uninterrupted running of rail traffic of the Railway, but in such an event, he shall make alternative arrangements as soon as practicable and shall inform the Contractor accordingly.

1.5.2 The cancellation or alteration by the Director, East Rail of the date and the timing of any Restriction Possession and/or Isolation stated in the Contract or previously agreed by the Director, East Rail referred to in Special Condition 1.5.1 shall be deemed to be an instruction of the Engineer issued pursuant to Clause 2.5 of the General Conditions and if, as a result of such cancellation or alteration, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate, then if the Contractor claims additional time and/or payment therefore, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57 of the General Conditions, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58 of the General Conditions, as appropriate.

SCC2    THIRD PARTY CLAIMS IN RESPECT OF DAMAGE ON AND TO AGRICULTURAL LANDS

2.1 Any claim received by the Employer or the Engineer in respect of matters for which the Contractor is required under the Contract to indemnify the Employer will be passed to the Contractor who shall likewise inform the Employer and the Engineer of any such claim which is submitted directly to him by a claimant. The Contractor shall keep the Employer and the Engineer informed as to the progress made towards settlement of any such claim received.

2.2 When a claim involves alleged damage to crops or property on agricultural lands, the District Lands Officer shall be informed by the Engineer's Representative and representative or representatives of the District Lands Office will be present at the negotiations in respect of such claims and any payment in settlement of the claim shall be made through the District Lands Officer to the claimant. The Contractor shall do everything necessary including notifying his insurers, if any, of the claim received, to ensure that the claim is settled without delay. If in the opinion of the Employer, the Contractor or his insurers, if any, delay settlement, the Employer may make direct payment to the claimant in settlement of all outstanding amounts which in the opinion of the Employer are due to him and shall without prejudice to any other method of recovery have the right to deduct by way of set-off, in accordance with Clause 75 of the General Conditions the sums so paid.

                                                                         [STAMP]

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SPECIAL CONDITIONS OF CONTRACT

2.3 Procedures to be followed when damage to crops or to other property has occurred on agricultural lands as a result of the Works are set out in Attachment 2 to these Special Conditions.

SCC3    INDEMNITY FOR BREACH OF ENVIRONMENTAL PERMIT

3.1 Without prejudice to any other provision of the Contract or at law, the Contractor shall indemnify and save harmless the Employer in respect of any claim, liability, loss, expense, damage or (to the extent permitted by law) penalty, suffered or incurred by the Employer arising out of or in connection with the Contractor's breach of any condition or requirement included in the Environmental Tenant Contained in Appendix E to the Particular Specification in the Contract, save that the scope of the Contractor's liability and indemnity shall be reduced proportionately to the extent that any neglect or default of the Employer caused or contributed to the said breach of condition or requirement.

SCC4    VALUE ENGINEERING

4.1 In the event that the Engineer in his absolute discretion reviews without objection any Value Engineering proposal submitted by the Contractor in accordance with the Contract (as the term "Value Engineering" is defined in paragraph 1.3.1 of the Particular Specification), the Engineer shall issue an instruction pursuant to Clauses 54.1 or 54.2 of the General Conditions and the cost saving resulting from such variation instruction will be valued by the Engineer pursuant to Clause 56.1 of the General Conditions and, following the assessment by the Engineer of the respective costs incurred by the Employer and the Contractor in developing and examining the Value Engineering proposal, the remainder of the cost saving shall be shared between the Employer and the Contractor in the ratio of 50% and 50% respectively, and any such saving shall be dealt with by the Engineer pursuant to Clause 66 of the General Condition.

SCC5    BONDS, GUARANTEES AND UNDERTAKINGS

5.1 General Conditions of Contract for Design-Build Works (Civils) (14 September 2001 Edition) Clause 14.1(a) is amended as follows:-

        (a) a bond for the amount stated in Appendix 1 to the Form of Tender, in the form appearing in Schedule 5, duly executed as a deed by the bank or other financial institution which is identified in the Letter of Acceptance. Such bond shall remain in full force and effect until the issue of the Substantial Completion Certificate for the Works, save to the extent that payment thereunder is received by the Employer in full prior thereto. The Employer shall return the bond to the Contractor within 28 (twenty-eight) days of its expiry. Within 7 (seven) days of the submission of the bond in the form required, the Employer shall release any tender bond submitted by the Contractor with the Tender; and

                                                                         [STAMP]

Rev.2: 30 October 2002                 SCC/5                 Contract No. LDB201
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SPECIAL CONDITIONS OF CONTRACT

SCC6    GENERAL DAMAGES

6.1 In the event that the Contractor fails to achieve any of the applicable Stages of the Works by Key Dates KD-6, KD-13, KD-16, KD-18 or KD-20, the Engineer shall assess and certify any general damages incurred by the Employer as a result of such failure including, without limitation, any cost or damages or other payment which the Employer becomes liable to pay to any Project Contractor or any cost of acceleration of the works of any Project Contractor to ensure the timely completion of such works. Any such general damages in respect of any failure by the Contractor to achieve the applicable Stages by the relevant Key Dates shall not exceed the aggregate of *** in respect of all 5 Key Dates. The Employer may deduct and retain the amount of any general damages becoming due pursuant to this Special Condition from any sum due or which becomes due to the Contractor or require the Contractor to pay such amount to the Employer forthwith.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2: 30 October 2002                 SCC/6                 Contract No. LDB201

SPECIAL CONDITIONS OF CONTRACT

               ATTACHMENT 1 TO THE SPECIAL CONDITIONS OF CONTRACT

           A GUIDE TO DETERMINING THE LOSS OF REVENUE TO THE EMPLOYER

The following is a guide to the Contractor as to the method of calculating any loss of revenue to the Employer under Special Condition 1.4.1.

Note:   1.      The figures used in the examples indicate the level of loss which might be caused by a delay of ONE DAY OR A PART THEREOF to rail traffic.

        2. If there has been a fare and/or tariff increase during the periods being considered for the purposes of calculation then due allowances will be made in the calculations.

        3. The total loss of revenue to the Employer will be the sum of losses determined from each of the three revenue categories which are Electric Multiple Unit (EMU) Passenger and Luggage Services, Goods Conveyance and Related Services and, Intercity Train Passenger and Luggage Services.

        4. The term "General Public Holiday" used in this Attachment means the general holidays stipulated in the Holiday Ordinance (Cap
                149) but excluding Sunday unless Sunday is also one of the other general holidays under the said Ordinance.

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 1

A.      NORMAL DAILY SERVICES

Normal daily services includes weekdays, Saturdays, and Sundays other than when such days are also GENERAL PUBLIC HOLIDAYS and when such days are included in the SEVEN DAYS BEFORE AND AFTER A GENERAL PUBLIC HOLIDAY. A General Public Holiday shall be a day as laid down by Notice in the Government Gazette.

To calculate the loss, the average aggregate of revenue earnings from rail traffic on the same day for the immediate previous three weeks must first be derived from the Employer's records and the actual revenue on the day in question will be deducted therefrom.

Example 1

If the contractor caused delay to rail traffic on Thursday 26 May 1994, the following calculation will be carried out by the Employer:

                                                 Ordinary Train      Goods Train     Intercity Train
                                                 --------------    -------------    ----------------
Revenue for Thursday 19.5.94                       4,410,178.65       459,990.00          340,014.17

Revenue for Thursday 12.5.94                       4,430,530.60       446,149.40          266,345.87

Revenue for Thursday 5.5.94                        4,460,878.74       531,652.30          282,968.75

Aggregate of Revenue                              13,301,588.99     1,437,791.70          889,328.79
                                                 --------------    -------------    ----------------

Average Revenue = (Aggregate Revenue/Three)        4,433,863.00       479,263.90          296,442.93

Less: Actual revenue for 26.5.94 (Thur)            4,483,754.63       551,420.10          250,743.07
                                                 --------------    -------------    ----------------

Loss of revenue to be recovered                             NIL*             NIL*        **45,699.86
                                                 --------------    -------------    ----------------

Total loss of revenue to be recovered is $45,699.86.

Notes:
* There is no loss of revenue in the Ordinary Train and Goods Train services as the actual revenue earned on the date in question was greater than the average revenue.

** This is a hypothetical figure which assumes that the frequency of trips operated for Intercity Trains has been reduced.

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 1

B.      FESTIVAL/HOLIDAY SERVICE

Festival/Holiday service includes the SEVEN DAYS BEFORE AND AFTER A GENERAL PUBLIC HOLIDAY.

To calculate the loss, the revenue from rail traffic for the day in question will be deducted from the revenue arrived at by incorporating a growth factor into the actual revenue of the same Festival/Holiday date in the previous year. A growth index will be determined by using the immediate previous Sunday's revenue and comparing the same with the revenue of the equivalent day of the previous year. If the operation on any of such Sundays is irregular due to typhoon, accident(s) or any other cause whatsoever, then the next immediate previous Sunday's revenue will be used for comparison to deduce a growth percentage for this purpose.

Example 2

If the contractor caused delay to rail traffic on Dragon Boat Festival 1994 - (Tuesday 14 June) the following calculation will be carried out by the Engineer:-

3.1     Determining the growth factor

        (a) The immediate previous Sunday in the current year is Sunday 12 June 1994.
        (b) The equivalent Holiday/Festival date of the previous year was 24 June 1993, thus the equivalent date of the previous year for considering the growth index is Sunday 20 June 1993.

                                                 Ordinary Train     Goods Train     Intercity Train
                                                 --------------     ------------    ---------------
        (c)     Revenue for (a) 12.6.94
                 (Sun)                             4,939,527.37       271,246.70         245,531.36

        (d)     Revenue for (b) 20.6.93
                 (Sun)                             3,662,754.59       486,019.70         196,711.02

        (e)     Determining the revenue
                 growth index (c/d)                      134.86%           55.81%            124.82%

        (f)     Revenue for 24.6.93 (Thur)         3,429,369.72       593,239.20         229,746.95

        (g)     Adjusted basis revenue after
                 incorporating growth index
                 (fxg)                             4,624,788.58       331,085.71         286,766.25

                Less: Actual revenue for
                 14.6.94(Tue)                      3,978,285.72       183,935.80         282,949.08

                Loss of revenue to be
                 recovered                           646,502.86       147,149.91           3,817.17
                                                 --------------     ------------    ---------------

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 1

                Total loss of revenue to be recovered is $797,469.93.

Example 3

If the contractor caused a delay to rail traffic on a day before the Dragon Boat-Festival - 1994, that is, on 12.6.94 (Sun) the following calculation will be carried out by the Engineer:-

3.1     Determining the growth index

        (a) The immediate previous Sunday in the current year was Sunday 5 June 1994.

        (b) The equivalent date of the previous year for considering the growth index was Sunday 20.6.93.

        (c) The equivalent date in question of the previous year was Tuesday, 22 June 1993. (i.e. two days before the Festival date in 1993).

3.2     Determining the loss of revenue

                                                Ordinary Train    Goods Train     Intercity Train
                                                --------------    ------------    ---------------
        (d)    Revenue for 5.6.94 (Sun)           4,742,037.06      374,641.50         176,186.04

        (e)    Revenue for (b) 20.6.93
                (Sun)                             3,662,754.59      486,019.70         196,711.02

        (f)    Growth Index (d/e)                       129.47%          77.08%             89.57%

        (g)    Revenue for 24.6.93 (Thur)         4,410,678.93      659,351.70         292,099.60

        (h)    Adjusted basis revenue after
                incorporating growth index
                (fxg)                             5,710,347.89      508,252.05         261,621.70

               Less: Actual revenue for
                12.6.94 (Sun)                     4,939,527.37      271,246.70         245,531.36
                                                --------------    ------------    ---------------
               Loss of revenue to be
                recovered                           770,820.52      237,005.35          16,090.34
                                                --------------    ------------    ---------------

               Total loss of revenue to be recovered is $1,023,916.21

Example 4

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 1

If the contractor caused a delay to rail traffic on the same date as given in Example 1 (i.e. 26 May 1994) and assuming that there were revisions in both passenger fare and goods tariff scales effective on 10 May 1994, the revenue for the third previous Thursday (i.e. 5 May 1994) would not be used for comparison purposes as the revenue for this date would not take account of the revision. It is therefore excluded from consideration.

Determination of the loss of revenue would be based simply on the average of the revenues for 12 May 94 and 19 May 94. The calculation will be as follows:-

                                     Ordinary Train       Goods Train       Intercity Train
                                     ---------------     -------------     -----------------
Revenue for Thursday 19.5.94            4,410,178.65        459,990.00            340,014.17

Revenue for Thursday 12.5.94            4,430,530.60        446,149.40            226,345.87

Aggregate of Revenue                    8,840,709.25        906,139.40            606,360.04
                                     ---------------     -------------     -----------------
Average Revenue =
(Aggregate Revenue/Two)                 4,420,354.63        453,069.70            303,180.02

Less: Actual revenue for 26.5.94        4,483,754.63        551,420.10            250,743.07
                                     ---------------     -------------     -----------------

Loss of revenue to be recovered                  NIL*              NIL*          **52,436.95
                                     ---------------     -------------     -----------------

Total loss of revenue to be recovered is $52,436.95.

Notes:
* There is no loss of revenue in Ordinary Train and Goods Train services as the actual revenue earned on the date in question was greater than the average revenue which included the revision.

** This is a hypothetical figure which assumes that the frequency of trips operated for Intercity Trains has been reduced and in consequence the revenue for Intercity Train services has been reduced.

4.1     Determination of loss of revenue in extreme cases

        (a) If the date in question fell on the first date of fare and/or tariff scales revision, the referenced dates would be based on the immediate equivalent dates in the succeeding weeks. If the date in question was Wednesday 1 May 1991 and the revision took place on the same date, then the immediate three consecutive Wednesdays would be referred to for calculation of average revenue and the actual revenue for the date in question (1.5.91) would be deducted therefrom, to arrive at the loss of revenue.

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 1

        (b) Where there is a revision in both fare and tariff scales on a day less than three weeks before the day upon which the contractor caused a delay then the basis of the revenue consideration will exclude the days before the date of the increase in fare and tariff scales which would ordinarily be used to calculate the sum. For example; if there was a revision in both fare and tariff scales on 10.5.91 and the delay caused by the contractor fell on Thursday 23.5.91, then the basis revenue for consideration would simply be the revenue for Thursday 16.5.91 and the actual revenue for Thursday 23.5.91 would be deducted therefrom. This is because both the second and the third immediate previous Thursdays (i.e. 9.5.91 and 2.5.91 respectively) were before the effective date for revision which was assumed to be on Friday 10.5.91.

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 2

               ATTACHMENT 2 TO THE SPECIAL CONDITIONS OF CONTRACT

               DAMAGE TO CROPS AND PROPERTY ON AGRICULTURAL LANDS

                                   PROCEDURES

1. On receiving a report from the appropriate District Office (DO), District Lands Office (DLO), Agriculture, Fisheries and Consevation Department (AFCD) or the claimant, that damage has occurred, the Engineer's Representative shall arrange an early joint inspection of the affected area with representatives of the Contractor, the claimant, the DO, DLO, AFCD, and the relevant project office if the Works are being supervised by consultants, to ascertain whether the damage has originated from the contract works. A written assessment should be sent to Department of Justice (DoJ) by the Engineer, or via the project office when consultants are involved, for advice if there are any doubts as to the Contractor's liability.

2. Where the inspection reveals that damage could have originated from the Works the Engineer's Representative shall as soon as possible after the damage has occurred arrange for -

        (a)     the damage to be photographed;

        (b) the boundary of the damaged area or the extent of the damage to be defined and recorded during the inspection;

        (c) DLO or District Survey Office staff to record lot numbers, details of the damage, and measure and prepare a plan of the land area involved;

        (d) AFCD staff, with the assistance of the Engineer's Representative if required, to provide technical advice, record the damage, determine the total value of damage and/or loss of the crops suffered, assess the cost of removing silt (if any) and of restoring the soil to a state suitable for production of crops (if applicable);

        (e) measurements of quantities for compensation assessment by DLO or AFCD to be agreed with the Contractor and the claimant through the Engineer's Representative and recorded in the usual way for contract measurements; and

        (f) apportionment of the damage to be assessed where part only of the damage has been caused by the Works. This apportionment may include other Works.

3. If any change of circumstance arises which causes the compensation to be re-assessed, the department/office/party having knowledge of such change of circumstance shall notify the Engineer's Representative, who shall arrange another Site inspection following the procedures set out in paragraphs 1 and 2. The re-assessment made should be copied to Department of Justice (DoJ) if advice on the Contractor's liability has been sought and the basis of re-assessment differs from the previous assessment.

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 2

4. If the Engineer considers that flooding or any material which caused the damage had originated from the Works, he shall write to the Contractor -

        (a) notifying the Contractor of impending claims for compensation and that details (AFCD Damage and/or Crop Compensation Schedules) will be forwarded when obtained from the DLO;

        (b) drawing the Contractor's attention to the appropriate clause in the General Conditions requiring him to indemnify the Employer against claims;

        (c) enquiring whether, in the event of the land owner and/or occupier agreeing, the Contractor wishes to remove silt and boulders and/or to repair any damage by his own labour. Where damage has caused loss of crops, the Contractor shall be liable both for the cost of repairing the damage and for paying compensation for loss of crops.);

        (d) requesting the Contractor to pay the compensation direct to the DLO within 14 days of being given notice of the amount payable and/or repair the damage or bear the cost of doing so; and

        (e) informing the Contractor that in the event of his not paying the DLO as requested, the Employer may pay such compensation to the claimant without prejudice to the Employer's rights under the Contract including the right to recover all costs incurred from the Contractor in accordance with the SCC2 relating to claims by a third party in respect of damage.

5. The Engineer shall attempt to obtain the Contractor's acceptance of liability quickly, but provided that the Engineer is satisfied that the damage has been caused by the execution of the contract works, funds will be provided from the project vote if the Contractor has failed to pay within the 14 days and/or has failed to commence any repair work which he has undertaken to do. The amount paid in compensation shall be recovered by deductions from money due to the Contractor.

6. The assessed costs shall be paid by banker's cheque through the DLO to the claimant.

7. Should the amount of compensation exceed the amount of money due or likely to become due to the Contractor under the Contract, the Employer shall be entitled to deduct the difference from moneys due to the contracts in accordance with Clause 75 of the General Conditions.

8. If it cannot be agreed on whether the damage was caused by the Works, or to what extent it was caused, the Engineer's Representative in consultation with the relevant DO will present a case as soon as possible to the Engineer so that a decision can be made on whether to accept a commitment against the project vote in the event that it may not be possible legally to recover any or some of the compensation from the Contractor.

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 2

9.      A flow chart showing procedures to be followed is attached at Annex A.

10.     The following points relating to the SCC2 should also be noted:-

        (a) the Employer is entitled under the SCC to exercise the right to deduct the amount paid by way of set-off, from any monies due or which may become due to the Contractor under the Contract or any other contract, provided that the claim is in respect of matters for which the Contractor is required under the contract to indemnify the Employer and the Employer is satisfied that the Contractor or his insurers are delaying settlement of the claim.

        (b) There is no obligation on the part of the Employer to make direct payment to a claimant. There is merely a discretion to do so if it is thought appropriate in the circumstances.

        (c) in any case it is possible that the Contractor or his insurers could mount an action against the Employer if it could be proved that the terms of settlement with the claimant were too generous. This is a risk inherent in the SCC which can only be minimized by careful examination and assessment of the claims but can never be eliminated completely.

        (d) The procedure sub-clause 2.2 of the SCC2 shall be invoked only in relation to settlement of small claims. Claims substantially above the stated excess in the insurance policy should be left to the care of the insurers.

11. Where damage is caused by the execution of the Works GC Clause 22 and GC Clause 75 shall apply and the procedures set out above shall be used as appropriate.

12. When deducting money in accordance with this circular always refer to the SCC2 or GC Clause 22. Any dispute over the right to deduct or the valuation shall be resolved under GC "Dispute Resolution" Clause 78.

13. In the event that the claimant does not agree with AFCD's valuation then in the first instance DO/DLO intervene to see if the dispute may be settled satisfactorily between the claimant and the Contractor. If the dispute cannot be so settled, it shall be referred to the Department of Justice (DoJ).

                                                                         [STAMP]

SPECIAL CONDITIONS OF CONTRACT
Attachment 2

                                                                         Annex A

[PROCEDURE MAP]

                                                                         [STAMP]

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                         Contractor: Dragages (HK) Joint Venture

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                               Contract No.LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                                 FORM OF TENDER

[STAMP]

                                                             Contract No.LDB-201

PART A : THE TENDER - PART 1                                      FORM OF TENDER

                                           Tenderer: Dragages (HK) Joint Venture

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                 FORM OF TENDER

                                                             Date: 9 August 2002

To:     Director, East Rail Extensions,
        Kowloon-Canton Railway Corporation,
        Ground Floor, KCRC House,
        No.9 Lok King Street,
        Fo Tan, New Territories,
        Hong Kong.

Dear Sir,
                               Contract No.LDB-201
                         SHEUNG SHUI TO CHAU TAU TUNNELS

1. Having inspected the Site and examined the General Conditions of Contract, the Special Conditions of Contract, the Employer's Requirements, including, without limitation, the Drawings and the Specification contained therein, any addenda and all other information issued by the Corporation in respect of the execution of the Works under the above-mentioned contract and having completed the Pricing Document contained in Appendix 2 hereto and prepared the Contractor's Proposals contained in Appendix 3 hereto, we hereby jointly and severally offer to execute the Works in conformity with the said General Conditions of Contract, Special Conditions of Contract, the Employer's Requirements, any addenda and the aforesaid other information and Appendices 1, 2 and 3 hereto for such sum as may be ascertained in accordance with the said General Conditions of Contract, the Special Conditions of Contract and the Pricing Document as completed by us and appended hereto.

2. We confirm that, at the date hereof, we are not aware of any requirement contained in the documents referred to in Paragraph 1 above with which it is physically impossible to comply, save to the extent disclosed in the Tender.

3. We undertake jointly and severally to substantially complete the Works and any Sections and achieve all Stages by the Key Dates stated in the Specification.

4.      We undertake jointly and severally:

        (a) to keep this Tender open for acceptance without unilaterally varying or amending its terms for the period stated in Appendix 1 hereto; (The withdrawal of any member or any other change in the composition of

[STAMP]

5 August 2002                - Page 1 of 2 -                 Contract No.LDB-201

PART A : THE TENDER-PART 1                                        FORM OF TENDER

                                           Tenderer: Dragages (HK) Joint Venture

                the joint venture on whose behalf this Tender is submitted shall constitute a breach of this undertaking);

        (b) if this Tender is accepted, to provide security for the due performance of the Contract as stipulated in the General Conditions of Contract and the Special Conditions of Contract; and/or

        (c) to hold in confidence all documents and information whether technical or commercial supplied to us at any time by or on behalf of the Corporation in connection with this Tender or the Works and, without your written authority or as otherwise required by law, not to publish or otherwise disclose the same.

5. Unless and until a formal agreement is prepared and executed, this Tender together with your written acceptance thereof shall constitute a binding contract between us.

6. We understand that you are not bound to accept the lowest or any tender you may receive.

7.      Not used.

8. This Tender shall be governed by and construed in all respects according to the laws for the time being in force in the Hong Kong Special Administrative Region.

Yours faithfully,

                                                        Witnessed by

Signature /s/ Luc Messier                    Signature  /s/ J. Eggington
          ----------------------------                  ------------------------
Name      Luc MESSIER                        Name       Jon Eggington
For and on behalf of _________________       Occupation CIVIL ENGINEER
Bouygues Travaux Publics                     Address    11/F Island Place Tower,
Address   11/F Island Place Tower, 510                  510 King's Road, North
King's Road, North Point, Hong Kong.                    Point, Hong Kong.
                                             Date       9 August 2002

                                                        Witnessed by

Signature /s/ Peter Ip                       Signature  /s/ Roger Stomy
          ----------------------------                  ------------------------
Name      Peter IP                           Name       Roger Stomy
For and on behalf of _________________       Occupation Geotechnical Manager
Dragages et Travaux Publics (HK) Ltd.
Address   11/F Island Place Tower, 510       Address    11/F Island Place Tower,
King's Road, North Point, Hong Kong.                    510 King's Road, North
                                                        Point, Hong Kong.
                                             Date       9 August 2002

[STAMP]

9 August 2002                - Page 2 of 2 -                 Contract No.LDB-201

                                         Contractor: Dragages (HK) Joint Venture

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                               Contract No.LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                        APPENDIX 1 TO THE FORM OF TENDER

[STAMP]

                                                             Contract No.LDB-201

PART A: THE TENDER - PART 1                     APPENDIX 1 TO THE FORM OF TENDER

                                           Tenderer: Dragages (HK) Joint Venture

                                   APPENDIX 1
                              TO THE FORM OF TENDER

1.      DEFINITION OF "PROJECT"
        (Clause GC - 1.2 of the General Conditions)

        "Project" means the Lok Ma Chau Spur Line forming part of the KCRC East Rail Extensions, which provides a 7.4 km double track electrified twin track domestic passenger train railway between Sheung Shui and Lok Ma Chau. It comprises the rail alignment from the existing Sheung Shui Station to the proposed Lok Ma Chau Terminus located at the boundary of Lok Ma Chau. The construction of the Spur Line includes the construction of a 5.2 km long railway line in tunnels and at grade between Sheung Shui Station and Chau Tau; 2.2 km long railway line on viaducts between Chau Tau and the proposed Lok Ma Chau Terminus with railway cross-boundary facilities at Lok Ma Chau. The Project also includes diversion of Dongjiang Watermains at Sheung Shui.

2.      PERIOD FOR ACCEPTANCE OF THE TENDER
        (Paragraph 4(a) of the Form of Tender)

        Twenty six (26) weeks after the Tender Closing Date set out in the Letter of Invitation to Tender, or such later date as may be agreed in writing by the Corporation and the Tenderer.

3. DUTIES AND POWERS OF THE ENGINEER SUBJECT TO DIRECTION BY THE EMPLOYER (Clause GC-2.2 of the General Conditions):

        (a)     Clauses GC-5.3 and 5.4 of the General Conditions

                Consent to proposed subcontractors and subcontract terms and conditions.

        (b)     Clause GC-5.11 of the General Conditions

                The discontinuance of participation of a subcontractor in the Works.

        (c)     Clause GC-6.5 of the General Conditions

                Instruction of the termination of the appointment of the Designer and/or the Independent Checking Engineer.

        (d)     Clause GC-6.6 of the General Conditions

                Consent to the appointment of a replacement of the Designer and/or the Independent Checking Engineer.

[STAMP]

9 August 2002                   Page 1 of 5                  Contract No.LDB-201

PART A: THE TENDER - PART 1                     APPENDIX 1 TO THE FORM OF TENDER

                                           Tenderer: Dragages (HK) Joint Venture

        (e)     Clause GC-16 of the General Conditions

                Review without objection of the Works Programme.

        (f)     Clause GC-17 of the General Conditions

                Review without objection of the method statement.

        (g)     Clause GC-21.6 of the General Conditions

                Instructing the rectification of loss/damage to the Works caused by Excepted Risks.

        (h)     Clause GC-31.3 of the General Conditions

                Instructing the disposal of, or dealing with, antiquities.

        (i)     Clause GC-45.3 of the General Conditions

                The award of extensions of time for the substantial completion of the Works or any Section or the achievement of any Stage.

        (j)     Clause GC-46.2 of the General Conditions

                The instruction of increased rates of progress of the Works.

        (k)     Clause GC-47.2 and 47.6 of the General Conditions

                Request for submission of proposals to Recover Delay and/or Accelerate the Works and the instruction of measures to Recover Delay and/or Accelerate the Works.

        (1)     Clause GC-48.5 of the General Conditions

                Assessment of reduced rate of liquidated damages for delay.

        (m)     Clause GC-51.1 of the General Conditions

                Instruction of the suspension of the Works or any Section, or any part of the Works.

        (n)     Clause GC-53.1(c) of the General Conditions

                The instruction of additional work in the Defects Liability Period not originally included in the Employer's Requirements.

[STAMP]

9 August 2002                   Page 2 of 5                  Contract No.LDB-201

PART A: THE TENDER - PART 1                     APPENDIX 1 TO THE FORM OF TENDER

                                           Tenderer: Dragages (HK) Joint Venture

        (o)     Clause GC-54 of the General Conditions

                Issue of variation instructions in respect of work with an estimated value in excess of HK$500,000.

        (p)     Clause GC-55A of the General Conditions

                The exercise of Option(s) by instructing the Contractor to execute the work comprised therein.

        (q)     Clause GC-56 of the General Conditions

                The valuation of variation and other instructions.

        (r)     Clause GC-57 of the General Conditions

                The assessment of Cost for disturbance to the progress of the Works.

        (s)     Clause GC-62.1 of the General Conditions

                Withholding of consent to bring onto the Site any item of Contractor's Equipment not solely owned by the Contractor.

        (t)     Clause GC-65.1 of the General Conditions

                The issue of instructions for the expenditure of Provisional
                Sums.

        (u)     Clause GC-66.5 and 66.6of the General Conditions

                Review of Interim Payment Schedule and Schedule of Milestones and the revision thereof.

        (v)     Clause GC-74.1 of the General Conditions

                Service of notice of the Contractor's abandonment or breach of the Contract entitling the Employer to serve a notice of termination.

4.      AMOUNT OF CONTRACTOR'S BOND
        (Clause 14.1(a) of the General Conditions)

        *** The Contractor should provide the Bond within 14 days of the date of the Letter of Acceptance or such other date as the Engineer may direct.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                   Page 3 of 5                  Contract No.LDB-201

FORM OF TENDER
APPENDIX 1 TO THE FORM OF TENDER

                                                            Tenderer ___________

5.      LEVEL OF PROFESSIONAL INDEMNITY INSURANCE
        (Clause 33.1(f) of the General Conditions)

        ***

6.      LIQUIDATED DAMAGES FOR DELAY
        (Clauses 48.2 and 48.5 of the General Conditions)

                                         LIQUIDATED        TOTAL LIQUIDATED
                        LIQUIDATED     DAMAGES PAYABLE          DAMAGES
                     DAMAGES PAYABLE   BY EMPLOYER TO       PAYABLE TO THE
         KEY DATE    TO THE EMPLOYER    THIRD PARTY            EMPLOYER
            NO.           (A)               (B)                 (A+B)
         ------------------------------------------------------------------
            (All figures below are HK$ per day for each day of delay)

           KD-1           ***               --                  ***

           KD-2           ***               --                  ***

           KD-3           ***              ***                  ***

          KD-4A           ***               --                  ***

          KD-4B           ***               --                  ***

          KD-5A           ***               --                  ***

          KD-5B           ***               --                  ***

                                        NOT USED

           KD-7           ***               --                  ***

           KD-8           ***               --                  ***

           KD-9           ***               --                  ***

          KD-10           ***               --                  ***

          KD-11           ***               --                  ***

          KD-12A          ***               --                  ***

          KD-12B          ***               --                  ***

                                        NOT USED

          KD-14           ***               --                  ***

          KD-15           ***               --                  ***

                                        NOT USED

          KD-17           ***               --                  ***

                                        NOT USED

          KD-19           ***               --                  ***

                                        NOT USED

          KD-21           ***               --                  ***

Note: The Liquidated Damages for Key-Date KD-3 is *** per day payable by the Employer to Third Party (i.e. The Government of the Hong Kong Special Administration Region), which is only applicable upon the exercising by the Employer of the Works in Option 1.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

LoC                             Page 4 of 5                  Contract No.LDB-201

PART A: THE TENDER - PART 1                     APPENDIX 1 TO THE FORM OF TENDER

                                           Tenderer: Dragages (HK) Joint Venture

7.      LIMIT FOR LIQUIDATED DAMAGES FOR DELAY
        (Clause 48.6 of the General Conditions)

        ***

[STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                   Page 5 of 5                  Contract No.LDB-201

                                         Contractor: Dragages (HK) Joint Venture

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                               Contract No.LDB-201

                         SHEUNG SHUI TO CHAU TAU TUNNELS

                        APPENDIX 2 TO THE FORM OF TENDER

                                PRICING DOCUMENT

[STAMP]

                                                             Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                 FORM OF TENDER
                                   APPENDIX 2

                                PRICING DOCUMENT
                                TABLE OF CONTENTS

                                                                Page No.

1.   Preamble                                                   P1/10 - 10/10
     Annex 1 - Daywork Labour Schedule                          DLS 1/2 - 2/2

2.   Pricing Schedule
     - Pricing Schedule Summary                                 PS.SUM1/2 - 2/2
     - Cost Centers A to Q                                      A - Q
     - Cost Centers R (Option 1)                                R
     - Schedule of Rates
     - Preamble to Schedule of Rates - General Directions       SR1/2 - 2/2
     - Cost Centre A to P                                       A - P
     - Cost Centre R                                            R

3.   Schedule of Milestones                                     SM1/24 - 24/24

4.   Schedule of Milestones (Option)                            SM(O)1/1

5.   Interim Payment Schedule                                   IPS1/3 - 2/3

6.   Interim Payment Schedule (Option)                          IPS 3/3

7.   Annex 1 - Standard Method of Measurement
     Architectural Builder's Works and Finishes

8.   Annex 2 - Standard Method of Measurement
     Building Services

9. Annex 3 - Additions and Amendments to the Methods of Measurement

[STAMP]

Rev. 0: 17 May 2002                                          Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                    PREAMBLE

[STAMP]

                                                             Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

                                   APPENDIX 2
                                PRICING DOCUMENT
                                    PREAMBLE

GENERAL

1.      This Pricing Document is divided into the following parts:

        1.1.    Preamble;

        1.2. Pricing Schedule (Tender Total and Cost Centres and Schedule of Rates);

        1.3.    Schedule of Rates

        1.4.    Schedule of Milestones;

        1.5.    Interim Payment Schedule (IPS); and

        1.6.    Methods of Measurement.

PREAMBLE

2. The Contract is a fixed price lump sum contract subject to changes in price only pursuant to Clause 54 of the General Conditions and to any additional amounts becoming due to the Contractor in accordance with the express provisions of the Contract.

3. The total of the Cost Centre Values, as the same may be revised in accordance with Clause 66.2 of the General Conditions, represents the full extent of the Contractor's fixed price lump sum entitlement for the execution of the Works and of all obligations under the Contract as described in or to be inferred from the Contract as a whole, subject only to such additional amounts as may become due in accordance with the express provisions of the Contract.

4. The scope and extent of the Works are to be ascertained by reference to the Contract documents as a whole and shall not be limited in any manner whatsoever by descriptions in the Pricing Document.

5. The prices inserted in the Pricing Document shall be the full inclusive value of the work done under the relevant activities or items, covering all costs and expenses which may be required in and for the execution of the Works in accordance with the Contract, including all general risks, liabilities and obligations set forth or implied in the Contract.

[STAMP]

Rev. 0: 22 May 2002                  P1/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

6.      Not used.

7.      The Contract does not provide for fluctuations in prices.

8.      All rates and prices are expressed in Hong Kong dollars.

PRICING SCHEDULE

9. For payment purposes, the Works are divided into a number of Cost Centres, each of which, with the exception of Cost Centre A (Preliminaries and General Requirements), represents a major item or series of interrelated items associated with the Works. The price for the work comprised within each Cost Centre is the Cost Centre Value.

10. The Pricing Schedule identifies each Cost Centre and describes the work to be undertaken within each Cost Centre. It is not the intent that such descriptions fully define the work falling within the scope of each Cost Centre.

11 Cost Centre Q comprises "Provisional Sums and Dayworks". Expenditure against this Cost Centre, if any, will be subject to and in accordance with Clause 65 of the General Conditions in respect of Provisional Sums, and Clause 55 of the General Conditions in respect of Dayworks. The Cost Centre Value for Cost Centre Q will be revised to nil upon the issue of the Letter of Acceptance, in accordance with Clause 66.2 of the General Conditions. The Contractor shall not be entitled to any loss of profit or any other cost in relation to any unexpended items within Cost Centre Q.

11A. The Pricing Schedule includes Cost Centre R for the works relating to Option. This Cost Centre shall have no effect whatsoever unless and until the Engineer exercises the relevant Option pursuant to Clause 55A of the General Conditions.

12 The total of the Cost Centre Values (Cost Centre A to Cost Centre Q inclusive) as shown in the Pricing Schedule Summary identifies the Tender Total which shall (subject to the provisions of the General Conditions, including, without limitation, Clause 66.2(a)) be the total amount to be paid to the Contractor for executing the Works and performing all other obligations under the Contract, as described in or inferred from the Contract as a whole, subject only to any further amounts as may be determined by the Engineer as being due to the Contractor in accordance with the General Conditions in respect of Cost incurred, or such other matters for which an entitlement to payment is the subject of express provisions of the General Conditions, Special Conditions of this Preamble.

[STAMP]

Rev. 0: 22 May 2002                  P2/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

SCHEDULE OF MILESTONES

13. The Schedule of Milestones identifies Milestones which constitute essential or significant steps towards the completion of the work within each Cost Centre or actions to be carried out by the Contractor under the Contract, together with dates by which the Contractor must achieve each Milestone in order to maintain interim payments in accordance with the Contract.

14. Milestones and the dates for their achievement may be revised by the Engineer in accordance with Clause 66 of the General Conditions.

15. In this Contract, "achievement" of a Milestone means completion of the relevant work or performance of the relevant action in accordance with the requirements of the Contract, including, without limitation, the requirements applicable to the relevant work or action contained in the quality plans prepared by the Contractor and reviewed without objection by the Engineer.

16. All references in the Schedule of Milestones to Degrees of Completion refer to the document contained in Appendix B to the Particular Specification.

INTERIM PAYMENT SCHEDULE (IPS)

17. The IPS sets out the maximum accumulative percentage of each Cost Centre Value in relation to each month for which the Contractor may apply for payment in accordance with Clause 67 of the General Conditions

17A. In addition to the IPS, an Interim Payment Schedule for Option ("IPS for Option") is also included. In the event that the Engineer exercises the Option in accordance with the Contract, the Contractor shall be paid for the execution of such Option in accordance with the IPS for Option and all references to the IPS in the Contract shall be deemed to include the IPS Option.

18. The periods identified in the IPS as "months" shall be determined as follows:

        18.1. if the Date for Commencement of the Works falls on or before the 20th day of a calendar month, that calendar month shall be the 1st month and succeeding calendar months shall be the 2nd and subsequent months; and

        18.2. if the Date for Commencement of the Works falls on or after the 21st day of a calendar month, the next following calendar month shall be the 1st month and succeeding calendar months shall be the 2nd and subsequent months.

[STAMP]

Rev. 0: 22 May 2002                  P3/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

19. The following restraints shall apply to the percentages included in respect of each Cost Centre:

        19.1.   Not used.

        19.2. the incremental percentage increase between Milestones shall not be less than 2.5% of the Cost Centre Value in the period between which Milestones for the Cost Centre are scheduled to be achieved, except for Cost Centre A;

        19.3. the IPS percentage shall not exceed 97.5% of the Cost Centre Value prior to the month in which the final Milestone is stated to be achieved; and

        19.4.   IPS percentages shall be to a maximum of two decimal places.

20. The IPS contains reference to the applicable Milestones within each Cost Centre. Each Cost Centre Milestone must be achieved by the Contractor in order to maintain the interim payments in accordance with the IPS.

REMEASUREMENT ITEMS

21.- 27. Not used.

SCHEDULE OF RATES

28. The Schedule of Rates is included in the Contract solely for the purpose of facilitating:

        28.1. any valuations to be carried out under Clause 56 of the General Conditions; and

        28.2. any revision to be made in accordance with Clause 66 of the General Conditions.

29. The Schedule of Rates means the document entitled as such showing the Contractor's estimated quantities and unit rates for the works involved in each Activity in Cost Centres A to P inclusive for the Works and Cost Centre R for the works relating to Option.

30. The Contractor's prices for items in Cost Centres B to P inclusive for the Works and Cost Centre R for the works relating to Option shall include the costs of relevant Temporary Works required by the Contractor's method of construction which are proportional to the quantities of the items. The costs of

[STAMP]

Rev. 0: 22 May 2002                  P4/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

        any Temporary Works which are not proportional to the quantities of the items in Cost Centres B to P inclusive for the Works and Cost Centre R for works relating to Option shall be included in Cost Centre A.

31. The sum of all activities under each Cost Centre shall represent the Cost Centre Value for that Cost Centre which shall be deemed to include all costs and expenses of whatsoever nature incurred by the Contractor in connection with that particular Cost Centre.

32. Where variations are valued in accordance with the General Conditions they shall be rounded to the nearest whole Hong Kong dollar in the following manner:

        32.1. Fractional parts below HK$0.50 shall be rounded down to the nearest whole Hong Kong dollar; and

        32.2. Fractional parts of HK$0.50 or above shall be rounded up to the nearest whole Hong Kong dollar.

33. Where variations are measured and valued for the purposes of certification and payment, all extended amounts shall be rounded to the nearest whole Hong Kong dollar in accordance with the provisions of Paragraph 32 above.

34. Except to the extent (if any) that the Schedule of Rates expressly states to the contrary, the Schedule of Rates shall be deemed to have been prepared and measurement made according to the procedures contained in the following:

        34.1. Civil Engineering Standard Method of Measurement, Third Edition reprinted with corrections in 1992, 1995 (CESMM3), which document is incorporated herein by reference;

        34.2. Standard Method of Measurement - Architectural Builder's Works and Finishes (ABWFMM) July 1998 Edition, included as Annex 1 of this Pricing Document; and

        34.3. Standard Method of Measurement - Building Services (BSMM) January 1999 Edition, included as Annex 2 of this Pricing Document,

        as appropriate and as amended by the Additions and Amendments to the Methods of Measurement as set out in Annex 3 of this document (collectively, "the Methods of Measurement"). The Methods of Measurement shall be used for the purpose of valuing variations pursuant to Clause 56 of the General Conditions.

35. Where any items of work measurable in accordance with any of the above methods of measurement are not included in the Schedule of Rates, the costs for such omitted items are deemed to be included in the other items measured in the Schedule of Rates.

[STAMP]

Rev. 0: 22 May 2002                  P5/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT PREAMBLE

36. The Contractor is wholly responsible for the accuracy and adequacy of the item descriptions and quantities contained in the Schedule of Rates. There shall be no correction of any error of description in or omission from the Schedule of Rates included in the Contract. Any such error or omission shall not vitiate the Contract, entitle the Contractor to receive any further or additional payment of whatsoever nature or any extension of time nor release the Contractor from his obligations to execute the whole or any part of the Works in accordance with the Contract and to comply with the Engineer's instructions.

DAYWORKS

37. Work may only be carried out on a day work basis upon the instruction of the Engineer under Clause 55 of the General Conditions. The daywork rates, as determined in accordance with paragraphs 37.1 - 37.15 below, shall apply to all work carried out pursuant to such an instruction and shall apply regardless of whether the work is executed using the Contractor's own resources or the resources of a subcontractor or other third party or the actual quantity of work executed in respect of any item.

        DAYWORK: LABOUR

        37.1. Normal Working Hours shall be the hours between 0800 to 1800 on all days excluding General Holidays. Day work ordered by the Engineer to be executed outside the Normal Working Hours shall be measured as labour working overtime. Labour working overtime shall be paid at the rates for Normal Working Hours plus a percentage to be inserted by the Tenderer.

        37.2. The measurement of labour shall be the aggregate time employed on the item of daywork to the nearest hour. Meal breaks and rest periods shall not be measured. Travelling time by labour from their normal place of employment on the Site to and from the location where daywork is to be carried out shall be measured.

        37.3. Payment for labour employed on a daywork basis shall be made in accordance with the rates listed in the Daywork Labour Schedule (attached as Annex 1 to the Preamble) adjusted by reference to the percentage set out in paragraph 37.1 of this Preamble

        37.4. The percentage adjustment for labour working Normal Working Hours shall cover all costs associated with the employment of labour including, but not limited to the following:

                a)  hand tools, ladders, trestles and the like;
                b)  protective clothing and safety equipment;
                c)  supervision, where non-productive;

[STAMP]

Rev. 0: 22 May 2002                  P6/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

                d)  use of the Contractor's existing services and Temporary
                    Works;
                e) travelling time and transportation costs to and from and about the Site;
                f) general obligations, liabilities and risks involved in the execution of the Works as set out in or reasonably inferred from the Contract;
                g)  overheads and profit;
                h)  bonus and holiday payments;
                i) workman's compensation insurance and all other statutory requirements;
                j)  thirteenth month payment and the like gratuities;
                k)  daily travelling allowance;
                1)  severance payment;
                m)  sick pay scheme;
                n) in the case of expatriate labour, all travelling expenses to and from Hong Kong, housing allowance and disturbance allowances; and

                shall apply regardless of the number of hours actually worked.

        37.5. The percentage adjustment for labour working overtime shall cover all costs as mentioned in paragraph 37.4 and the enhancement of rates for labour working overtime.

        37.6. The rate for any labour not identified in the Daywork Labour Schedule shall be fixed by the Engineer based upon what, in his opinion, is the nearest similar item appearing in the Daywork Labour Schedule or, where in the Engineer's opinion there is no similar item, at a rate analogous to rates contained in the Daywork Labour Schedule, failing which at a rate considered to be fair and reasonable by the Engineer.

        DAYWORK: CONTRACTOR'S EQUIPMENT

        37.7. Payment for Contractor's Equipment employed on a daywork basis shall be made in accordance with the rates contained in The Hong Kong Construction Association, Ltd.'s publication "HKCA Schedules for Plant used in Dayworks carried out Incidental to Contract Work" (1996 Edition) ("the HKCA Schedules"). The notes and conditions contained in the said publication shall not apply.

        37.8 The rates given in the HKCA Schedule shall apply during the Contract.

        37.9. The rate for any item of Contractor's Equipment not identified in the HKCA Schedules shall be fixed by the Engineer based upon what, in his opinion, is the nearest similar item in the HKCA Schedules or, where in the Engineer's opinion there is no similar item, at a rate analogous to rates contained in the HKCA Schedules (in either case, subject to the percentage adjustment referred to above), failing which at a rate considered to be fair and reasonable by the Engineer.

[STAMP]

Rev. 0: 22 May 2002                  P7/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

        37.10. The rates for Contractor's Equipment used on a daywork basis shall be exclusive of drivers, operator, crew and attendants but shall cover all the costs associated with operating the Contractor's Equipment, including but not limited to the following:

                a)  fuel, power, lubricants, spare parts and consumables;
                b)  storage and distribution of the above items;
                c)  use of existing services and Temporary Works;
                d)  insurance of equipment;
                e)  repairs, servicing and maintenance;
                f)  supervision (where non productive); and
                g) general obligations, liabilities and risks involved in the execution of the Works as set out in or reasonably inferred from the Contract.

        37.11. For the purposes of paragraph 37.10, "consumables" shall include items such as oxygen, acetylene, propane or other gases, welding rods and the like consumed in any way by the Contractor's Equipment.

        37.12. The Contractor shall be entitled to payment for on-Site transportation of Contractor's Equipment used on a daywork basis to and from the daywork location subject to the written consent of the Engineer having been obtained before the transportation takes place. The cost of mobilizing to Site and demobilizing from Site any Contractor's Equipment shall be paid for subject to the prior written consent of the Engineer.

        37.13. Standing time shall be measured for Contractor's Equipment where the nature of the daywork requires intermittent working, but shall not include standing time which occurs before daywork commences or after daywork is completed. Standing time in excess of eight consecutive hours will only be paid if the standing time has the prior consent of the Engineer. All standing time shall be paid for at one half of the relevant rate set out in the HKCA Schedules subject to the percentage adjustment set out in the Cost Centre for Provisional Sums and Dayworks.

        DAYWORK: MATERIALS

        37.14. Payment for materials used on daywork shall be made on the basis of the actual invoiced price including delivery net of all discounts, adjusted by reference to the percentage set out in the Cost Centre for Provisional Sums and Dayworks. The percentage adjustment shall cover all costs associated with the supply and delivery of such materials including but not limited to the following:

                a)  supervision of receipt of materials;

[STAMP]

Rev. 0: 22 May 2002                  P8/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

                b)  delivery to Site;
                c)  offloading;
                d)  storage;
                e)  multiple handling;
                f)  distribution of materials on Site;
                g) general obligations, liabilities and risks involved in the execution of the Works as set out in or reasonably inferred from the Contract;
                h)  overheads and profit; and
                i)  avoidable wastage.

        37.15. Prior to ordering materials required under a daywork instruction, the Contractor shall provide the Engineer with at least three competitive quotations for his consideration (unless the Engineer has indicated otherwise in writing).

        OFF-SHORE MANUFACTURING BONDS

38.     In accordance with Clause 14.2 of the General Conditions, and as a condition precedent to his entitlement to receive any interim payment or to continue to receive any interim payment under Cost Centre C in the Pricing Schedule, the Contractor shall provide and maintain in existence a duly executed bond in the form appearing in Schedule 8 to the General Conditions. The Offshore Manufacturing Bond shall be provided in Hong Kong Dollars.

39. The Off-shore Manufacturing Bond in respect of Cost Centre C shall, in the first instance, be in sum equivalent to 60% of the Cost Centre Value in respect of which it is produced and shall be provided by the Contractor to the Engineer at the time that any application for interim payment is made in respect of Cost Centre C, pursuant to Clause 67 of the General Conditions.

40. When the TBM has been delivered to the Site, the Contractor shall notify the Engineer accordingly, and the Engineer shall inspect the TBM. On the satisfactory completion of the TBM inspection ?? the Engineer, the Employer shall surrender the Off-Shore Manufacturing Bond ?? the Contractor.

[STAMP]

Rev. 0: 22 May 2002                  P9/10                    Contract No.LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

                      This Page is left blank intentionally

[STAMP]

Rev. 0: 22 May 2002                 P10/10                    Contract No.LDB201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels                      Annex 1
Form of Tender                                           Daywork Labour Schedule
Appendix 2 - Pricing Document
Preamble

ITEM CODE                    ITEM DESCRIPTION                    UNIT   RATE HK$
--------------------------------------------------------------------------------

            DAYWORK LABOUR SCHEDULE

            Labour working during Normal Working Hours

            Labourer (male) - unskilled labourer, excavator
            and labourer to any trade                              h       ***

            Labourer (female) - unskilled labourer, excavator
            and labourer to any trade                              h       ***

            Concretor                                              h       ***

            Bricklayer                                             h       ***

            Drainlayer                                             h       ***

            Rubble mason                                           h       ***

            Splitting mason                                        h       ***

            Ashlar mason                                           h       ***

            Structural Steel erector                               h       ***

            Blacksmith                                             h       ***

            Carpenter and joiner                                   h       ***

            Plumber                                                h       ***

            Fitter                                                 h       ***

            Plasterer                                              h       ***

            Terrazzo and granolithic worker                        h       ***

            Glazier                                                h       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

Rev: 0 : 22 May 2002                 DLS 1/2                 Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels                      Annex 1
Form of Tender                                           Daywork Labour Schedule
Appendix 2 - Pricing Document
Preamble

ITEM CODE                    ITEM DESCRIPTION                    UNIT   RATE HK$
--------------------------------------------------------------------------------

            DAYWORK LABOUR SCHEDULE

            Labour working during Normal Working Hours
            (cont'd)

            Painter                                                h       ***

            Electrician (wireman)                                  h       ***

            Plant operator                                         h       ***

            Truck driver                                           h       ***

            Heavy load coolie                                      h       ***

            Pneumatic driller                                      h       ***

            Bamboo worker and scaffolder                           h       ***

            Steel bender and fixer                                 h       ***

            Diver                                                  h       ***

            Diver's linesman                                       h       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

Rev: 0 : 22 May 2002                 DLS 2/2                 Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

TABLE OF CONTENTS

a)   Pricing Schedule Summary

b)   Cost Centres A to Q

c)   Cost Centre R (Option)

d)   Schedule of Rates

     -    Preamble to Schedule of Rates - General Directions
     -    Cost Centre A to P
     -    Cost Centre R

[STAMP]

                                                             Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

                           a) PRICING SCHEDULE SUMMARY

[STAMP]

                                                             Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule Summary                                       CONFORMING TENDER

                          ITEM DESCRIPTION                            AMOUNT HK$
          ----------------------------------------------------------------------

          PRICING SCHEDULE SUMMARY

          COST CENTRE A -  PRELIMINARIES AND GENERAL
                           REQUIREMENTS                              421,124,051

          COST CENTRE B -  SHEUNG SHUI PORTAL SITE                    67,080,277

          COST CENTRE C -  TBM PROCUREMENT AND SITE ASSEMBLY         204,480,266

          COST CENTRE D -  PREFABRICATION OF PRECAST SEGMENT
                           FOR TBM TUNNEL                            114,323,970

          COST CENTRE E -  TBM TUNNEL, UPTRACK                       237,396,729

          COST CENTRE F -  TBM TUNNEL, DOWNTRACK                     227,141,592

          COST CENTRE G -  ER INTERFACE WORKS AND SHEUNG SHUI
                           CUT & COVER SECTION                       281,096,608

          COST CENTRE H -  VENTILATION BUILDINGS                      82,525,665

          COST CENTRE I -  EMERGENCY ACCESS POINTS STRUCTURES         19,732,206

          COST CENTRE J -  ENABLING WORKS FOR FUTURE KWU TUNG
                           STATION                                   215,041,258

          COST CENTRE K -  MAIN TUNNELS CROSS-PASSAGES AND PUMP
                           SUMPS                                      90,017,231

          COST CENTRE L -  CUT & COVER SECTION AT WESTERN APPROACH   310,281,021

          COST CENTRE M -  PERMANENT TUNNEL SERVICES                  63,431,286

          COST CENTRE N -  MANUFACTURE, TESTING & DELIVERY OF SPARE
                           PARTS                                         301,387

          COST CENTRE O -  REPROVISIONING, REMEDIAL AND IMPROVEMENT
                           WORKS (RRIW)                               69,797,029

          COST CENTRE P -  NOISE BARRIERS                             15,904,146

          COST CENTRE Q -  PROVISIONAL SUMS AND DAYWORKS             380,568,555

          ----------------------------------------------------------------------
                                                     TENDER TOTAL  2,800,243,277
                                                                   -------------

[STAMP]

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule Summary                                       CONFORMING TENDER

     The Total Value for Cost Centres A to P comprises of:

     1.   Direct Costs         HK$ ***

     2.   Overheads & Profit   HK$ ***

     3.   Risks Allowances     HK$ ***

TENDER TOTAL IN HONG KONG DOLLARS  ***


Signature   /s/ Luc Messier                  Signature   /s/ Peter Ip
& Co. Stamp ---------------   [STAMP]        & Co. Stamp --------------- [STAMP]
Name        Luc MESSIER                      Name        Peter IP

                          ITEM DESCRIPTION                            AMOUNT HK$
          ----------------------------------------------------------------------

          OPTION
                                                                         ***
          COST CENTRE R -  OPTION 1 - ENTRUSTED WORK FOR DSD             ***
          ----------------------------------------------------------------------
                                                                         ***
                                                                      ----------
                                                                         ***

     The Total Value for Cost Centre R comprises of:

     1.   Direct Costs         HK$ ***

     2.   Overheads & Profit   HK$ ***                                   [STAMP]

     3.   Risks Allowances     HK$ ***

OPTION TOTAL IN HONG KONG DOLLARS  ***

Signature   /s/ Luc Messier                  Signature   /s/ Peter Ip
& Co. Stamp ---------------   [STAMP]        & Co. Stamp --------------- [STAMP]
Name        Luc MESSIER                      Name        Peter IP

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

                             b) COST CENTRES A TO Q

[STAMP]

                                                             Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE A -                                              COST CENTRE SUMMARY
PRELIMINARIES AND GENERAL REQUIREMENTS                         CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    A1          Provide, erect and maintain the
                Engineer's accommodations and
                equipment at Site Area S1.1 as
                shown on Drawing No.
                LDB-201/00/CK/504 Rev A throughout
                the Contract period including
                Defects Liability Period, or
                within such period as directed by
                the Engineer. Remove all
                facilities upon completion of this
                period.                                      sum                            ***

    A2          Provide, erect, service and
                maintain the Contractor's
                facilities at Site Area Sl.l as
                shown on Drawing No.
                LDB-201/00/CK/504 Rev A. Remove
                all facilities upon completion of
                the Works.                                   sum                            ***

    A3          Provide, erect and maintain the
                Engineer's accommodations and
                equipment at Site Area F2 as shown
                on Drawing No. LDB-201/00/CK/509
                Rev A throughout the Contract
                period including Defects Liability
                Period, or within such period as
                directed by the Engineer. Remove
                all facilities upon completion of
                this period.                                 sum                            ***

    A4          Provide, erect, service and
                maintain the Contractor's
                facilities at Sites Area F2 as
                shown on Drawing No.
                LDB-201/00/CK/509 Rev A. Remove
                all facilities upon completion
                of the Works.                                sum                            ***

    A5          Provide, erect, service and
                maintain the Contractor's
                facilities at Site Area S3 as shown
                on Drawing No. LDB-201/00/CK/502
                Rev A. Remove all facilities upon
                completion of the Works.                     sum                            ***

    A6          Provide, erect, service and
                maintain the Contractor's
                facilities at Site Area G2 as
                shown on Drawing No.
                LDB-201/00/CK/509 Rev A. Remove all
                facilities upon completion of
                the Works.                                   sum

    A7          Reinstatement of all Sites Areas
                prior to their release to the
                Employer or others, including the
                removal and disposal of all debris
                and rubbish.                                 sum                            ***

    A8          Provide, operate, service and
                maintain vehicles and access
                facilities for the use of the
                Engineer throughout the Contract
                period including Defects Liability
                Period, or within such period as
                directed by the Engineer.                    sum                            ***

---------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         A/1                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE A -                                              COST CENTRE SUMMARY
PRELIMINARIES AND GENERAL REQUIREMENTS                         CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
                                                                      BROUGHT FORWARD       ***
    A9          Compile and submit the Works
                Programme and such programmers as
                required under the Contract, all
                subsequent updating and reporting,
                Monthly Progress Reports and all
                other records, reports and
                drawings as required by the
                Contract.                                    sum                            ***

    A10         Prepare and submit Contractor's
                Temporary Works proposals and
                proposed construction methods and
                erection sequence complying with
                the specific requirements for:
                a) temporary and permanent shaft
                excavation;
                b) portal excavation;
                c) underpinning, protection of
                adjacent properties and ground
                treatment works; and
                d) all other elements of work.               sum                            ***

    A11         Allow for the requirements of the
                Contract in respect of testing and
                quality control.                             sum                            ***

    A12         Provide all insurance, guarantees
                and bonds as required under
                the Contract                                 sum

    A13         Comply with the requirements in
                respect of facilities, access,
                services and attendance to
                Relevant Authorities and Project
                Contractors as required under the
                Contract, in particular, those
                specified in GS Clause G15.10.               sum

    A14         Comply with the requirements of
                the Contract in respect of safety
                and hazard, traffic control,
                cleanliness, Site security and all
                other Contractor's obligations not
                allowed elsewhere in this Pricing
                Schedule.                                    sum                            ***

    A15         Provide power supply as required
                for the on-Site testing and
                commissioning, Site acceptance
                tests and operability tests of the
                tunnel ventilation system to be
                carried out.                                 sum                            ***

    A16         Allow for requirements in the
                Contract in respect of the
                Independent Checking Engineer and
                detailed design of the Permanent
                Works and Temporary Works.                   sum                            ***

---------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         A/2                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE A -                                              COST CENTRE SUMMARY
PRELIMINARIES AND GENERAL REQUIREMENTS                         CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
                                                                      BROUGHT FORWARD       ***

    Ml7         Comply with the requirements of
                the Contract in respect of quality
                management.                                  sum                            ***

    A18         Comply with the requirements of
                the Contract in respect of
                environmental protection, in
                particular, those specified in PS
                Clause 27, but excluding the
                provision of absorptive noise
                barriers (which is allowed in Cost
                Centre P).                                   sum                            ***

    A19         All geotechnical instrumentation
                works as deemed necessary under
                the Contract for construction of
                the Works.                                   sum                            ***

    A20         All ground investigations,
                laboratory testing, geophysical
                surveys, ground water pump testing
                and pile load testing as deemed
                necessary for detailed design of
                the Works.                                   sum                            ***

    A21         Comply with the requirements of
                the Contract in respect of
                provision of attendance to the
                Engineer, in Particular, those
                specified in GS Clause 15.10.                sum                            ***

                Adjustment for Option 2
                - Amended West Alignment                                                    ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         A/3                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE B -                                              COST CENTRE SUMMARY
SHEUNG SHUI PORTAL SITE                                        CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    B1          Formation of portal site                     Sum                            ***

    B2          Excavation, struts, waling beams
                and temporary base slab for TBM
                launching shaft                              Sum                            ***

                Adjustment for Option 1
                - Amended East Alignment                                                    ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         B/1                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE C -                                              COST CENTRE SUMMARY
TBM PROCUREMENT AND SITE ASSEMBLY                              CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    Cl          Procurement of TBM and assembly of
                TBM in launching shaft.                      sum                            ***

                Adjustment for Option 2
                - Amended West Alignment                                                    ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                                                  Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE D -                                              COST CENTRE SUMMARY
PREFABRICATION OF PRECAST SEGMENT FOR TBM TUNNEL               CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    Dl          Establishment of tunnel segment
                fabrication plant                            sum                            ***

    D2          Fabrication and delivery of
                precast tunnel segments to Site              sum                            ***

                Adjustment for Option 2
                - Amended West Alignment                                                    ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         D/1                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE E -                                              COST CENTRE SUMMARY
TBM TUNNEL, UPTRACK                                            CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    El          Twin TBM tunnel section,
                approximate chainages from 31+115
                to 34+505; excavation and
                temporary support of the uptrack
                passenger tunnel section inclusive
                of caverns and junctions.                    sum                            ***

    E2          Ground treatment to River Sutlej             sum                            ***

    E3          Utility diversion                            sum                            ***

                Adjustment for Option 2
                - Amended West Alignment                                                    ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         E/1                     Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE F -                                              COST CENTRE SUMMARY
TBM TUNNEL, DOWNTRACK                                          CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    Fl          Twin TBM tunnel section,
                approximate chainages from 31+115
                to 34+505; excavation and
                temporary support of the downtrack
                passenger tunnel section inclusive
                of caverns and junctions                     sum                            ***

    F2          Ground treatment to River Sutlej             sum                            ***

                Adjustment for Option 2
                - Amended West Alignment                                                    ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         F/1                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE G -                                              COST CENTRE SUMMARY
ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION         CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    G1          Railway protection                           sum                            ***

    G2          East approach open ramp structure
                for LMC downtrack & uptrack
                (transition ramp section)                    sum                            ***

    G3          East approach stack tunnel with
                open ramp or box structure for LMC
                downtrack & uptrack (stack tunnel
                section)                                     sum                            ***

    G4          East approach box structure for
                LMC downtrack & uptrack (cut &
                cover tunnel section)                        sum                            ***

    G5          Drainage and utility diversion               sum                            ***

    G6          Compensatory tree planting                   sum                            ***

                Adjustment for Option 1
                - Amended East Alignment                                                    ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

28 June 2002
Addendum No.1                       G/1                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE H -                                              COST CENTRE SUMMARY
VENTILATION BUILDINGS                                          CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    H1          West ventilation building -
                structure and civil works                    sum                            ***

    H2          West ventilation building -
                finishing works                              sum                            ***

    H3          West ventilation building -
                services, cabling etc.                       sum                            ***

    H4          East ventilation building -
                structure and civil works                    sum                            ***

    H5          East ventilation building -
                finishing works                              sum                            ***

    H6          East ventilation building -
                services, cabling etc.                       sum                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                         H/1                      Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE I -                                              COST CENTRE SUMMARY
EMERGENCY ACCESS POINTS STRUCTURES                             CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    I1          East Approach EAP - structure and
                civil works                                  sum                            ***

    I2          East Approach EAP - finishing
                works                                        sum                            ***

    I3          East Approach EAP - building
                services, cabling, etc.                      sum                            ***

    I4          West Portal Ventilation Building
                EAP - structure and civil works              sum                            ***

    I5          West Portal Ventilation Building
                EAP - finishing works                        sum                            ***

    I6          West Portal Ventilation Building
                EAP - building services, cabling,
                etc.                                         sum                            ***

    I7          Emergency Passenger Egress (from
                East Portal Ventilation Building)
                - structure and civil works                  sum                            ***

    I8          Emergency Passenger Egress (from
                East Portal Ventilation Building)
                - finishing works                            sum                            ***

    I9          Emergency Passenger Egress (from
                East Portal Ventilation Building)-
                building services, cabling, etc.             sum

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        I/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE J -                                              COST CENTRE SUMMARY
ENABLING WORKS FOR FUTURE KWU TUNG STATION                     CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
                End wall for future station,
                Ventilation Building and Emergency
                Access Point Structure at Kwu Tung

    J1          End wall (permanent diaphragm
                wall) for future Kwu Tung Station                                           ***

    J2          Kwu Tung Ventilation Building;
                piling and diaphragm walls (serving
                as underground external walls of
                KTU Ventilation Building)                    sum                            ***

    J3          KTU Ventilation Building; structures
                above roof of ventilation building           sum                            ***

    J4          KTU Ventilation Building;
                structures between plantroom level
                and roof of ventilation building             sum                            ***

    J5          KTU Ventilation Building;
                structures between track slab
                level and plantroom level                    sum                            ***

    J6          KTU Ventilation Building; track
                slab and platform structures
                including infill mass concrete               sum                            ***

    J7          Staircases and plant building                sum                            ***

    J8          Landscaping works                            sum                            ***

    J9          Electrical installation                      sum                            ***

    J10         Mechanical installation                      sum                            ***

    J11         Fire services installation                   sum                            ***

    J12         Plumbing and drainage installation           sum                            ***

    J13         Builder's works in connection with
                ventilation building and emergency
                access point structure at Kwu Tung           sum                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        J/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE K -                                              COST CENTRE SUMMARY
MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS                     CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    K1          Ground treatment for cross
                passages (5 nos.); approximate
                chainages between 33+599 and
                34+510                                       sum                            ***

    K2          Ground treatment for cross
                passages (9 nos.); approximate
                chainages between 31+140 and
                33+380                                       sum                            ***

    K3          Excavation and support for cross
                passages (14 nos.); approximate
                chainages between 31+140 and
                34+510                                       sum                            ***

    K4          In-situ concrete lining for cross
                passages (14 nos.); approximate
                chainages between 31+140 and
                34+510                                       sum                            ***

    K5          Pump sumps (2 nos.) in between
                cross passages                               sum                            ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        K/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE L -                                              COST CENTRE SUMMARY
CUT & COVER SECTION AT WESTERN APPROACH                        CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    L1          TBM extraction shaft including
                excavation, temporary walling,
                struts, waling beams and base slab           sum                            ***

    L2          Reinforced concrete box structure
                (cut and cover tunnel section),
                including excavation and
                associated struts, waling beams
                and temporary slab for TBM
                extraction shaft                             sum                            ***

    L3          Open ramp structure with flying
                beams (transition ramp section)              sum                            ***

    L4          Open ramp structure with road deck
                (transition ramp section)                    sum                            ***

    L5          Open ramp structure (transition
                ramp section)                                sum                            ***

    L6          Access road                                  sum                            ***

    L7          Utility services                             sum                            ***

                Adjustment for Option 2
                - Amended West Alignment                                                    ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        L/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE M -                                              COST CENTRE SUMMARY
PERMANENT TUNNEL SERVICES                                      CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    M1          Fire Services equipment.
                Acceptance testing of permanent
                fire services equipment                      sum                            ***

    M2          Permanent lighting. Acceptance
                testing of permanent lighting                sum                            ***

    M3          Permanent power supply. Acceptance
                testing of permanent power supply            sum                            ***

    M4          Air conditioning and ventilation
                system                                       sum                            ***

    M5          Plumbing and drainage                        sum                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        M/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE N -                                              COST CENTRE SUMMARY
MANUFACTURE, TESTING & DELIVERY OF SPARE PARTS                 CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    N1          Prepare and submit a schedule of
                spare parts, special tools,
                special testing and training
                equipment as required for the East
                Rail                                         sum                            ***

    N2          Place orders for the manufacture,
                testing, and delivery of spare
                parts, special tools, special
                testing and training equipment for
                the East Rail                                sum                            ***

    N3          Complete manufacture, testing,
                delivery of spare parts, special
                tools, special testing and
                training equipment for East Rail             sum                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        N/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE O -                                              COST CENTRE SUMMARY
REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)          CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    O1          Demolition and reprovision of the
                footbridge at San Wan Road                   sum                            ***

    O2          Modification works at San Wan Road           sum                            ***

    O3          Reprovision of the car park at
                Choi Fat Street                              sum                            ***

    O4          Compliance with the requirements
                of utility arrangement and
                protection works for the existing
                sewers at San Wan Road, in
                particular, the protection of two
                existing 1800mm diameter trunk
                sewer pipes as specified in PS
                Clauses 2.5.1 & 10.5                         sum                            ***

    O5          Reprovision of footpath, road
                access and drainage channel near
                the cut & cover tunnel section at
                Chau Tau                                     sum                            ***

    O6          Reprovision of access, drainage,
                watermains, traffic signs, street
                lighting and other Government
                facilities affected by the Works             sum                            ***

    O7          Reprovision of access, drainage,
                watermains, fences, gates and
                other facilities on private or
                public lands which are affected by
                the Works                                    sum                            ***

    O8          Widening the access road along
                River Sutlej (Shek Sheung River)
                to serve emergency vehicle access/
                assembly area                                sum                            ***

    O9          Provision of road lay-bys at
                maintenance access road and
                associated work along River Beas
                (Sheung Yue River)                           sum                            ***

    O10         Reprovision of footpath, road
                access and drainage channel near
                Kwu Tung Station                             sum                            ***

    O11         Reprovision of Lok Ma Chau Road
                from Castle Peak Road to near the
                junction with Chau Tau village
                access road                                  sum                            ***

    O12         Reprovision of vehicular access
                across the drainage channel north
                of Castle Peak Road at Chau Tau              sum                            ***

---------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        O/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE O -                                              COST CENTRE SUMMARY
REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)          CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
                                                                      BROUGHT FORWARD       ***

    O13         Compliance with the requirements
                of the commitments made by the
                Employer as specified in PS Clause 33                                       ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

22 May 2002                        O/2                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE P -                                              COST CENTRE SUMMARY
NOISE BARRIERS                                                 CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
    P1          Cantilevered absorptive noise
                barriers as set out in Section
                3.27(a) of the Environmental
                Permit No. EP-129/2002 contained
                in PS Appendix E                             sum                            ***

    P2          Vertical absorptive noise barriers
                set out in Section 3.27(a) of the
                Environmental Permit No. EP-129/2002
                contained in PS Appendex E                   sum                            ***

    P3          Absorptive noise barrier
                connecting upto Sheung Shui
                Station as specified in PS Clause 2.2.1e     sum                            ***

---------------------------------------------------------------------------------------------------
                       Total of Cost Centre Value Carried to Pricing Schedule Summary       ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

28 June 2002
Addendum No.1                      P/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE Q -                                              COST CENTRE SUMMARY
PROVISIONAL SUMS AND DAYWORKS                                  CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
                PROVISIONAL SUMS

                Provisional Sum for Day works

    Q1          Allow the Provisional Sum of
                HK$15,000,000 for labour working
                during Normal Working Hours                  sum                            ***

    Q2          Percentage adjustment to the
                Provisional Sum for Daywork labour
                working during Normal Working Hours           %                 ***         ***

    Q3          Allow the Provisional Sum of
                HK$3,000,000 for labour working
                overtime between the hours of 1800
                to midnight                                  sum                            ***

    Q4          Percentage adjustment to the
                Provisional Sum for Daywork labour
                working overtime between the hours
                of 1800 to midnight                           %                 ***         ***

    Q5          Allow the Provisional Sum of
                HK$3,000,000 for labour working
                overtime between the hours of
                midnight to 0800                             sum                            ***

    Q6          Percentage adjustment to the
                Provisional Sum for Daywork labour
                working overtime between the hours
                of midnight to 0800                           %                 ***         ***

    Q7          Allow the Provisional Sum of
                HK$2,000,000 for materials ordered
                for Daywork                                  sum                            ***

    Q8          Percentage adjustment to the
                Provisional Sum for Daywork
                materials                                     %                 ***         ***

    Q9          Allow the Provisional Sum of
                HK$2,000,000 for Contractor's
                Equipment used for Daywork                   sum                            ***

    Q10         Percentage adjustment to the
                Provisional Sum for Contractor's
                Equipment used for Daywork                    %                 ***         ***

---------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

28 June 2002
Addendum No.1                      Q/1                       Contract No.LDB-201

Contract No.LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE Q -                                              COST CENTRE SUMMARY
PROVISIONAL SUMS AND DAYWORKS                                  CONFORMING TENDER

 ITEM CODE             ITEM DESCRIPTION                     UNIT    QUANTITY   RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
                                                                      BROUGHT FORWARD       ***

                Other Provisional Sums

    Q11         Allow the Provisional Sum for the
                Premium for Employee's
                Compensation Insurance and
                Statutory Employee's Compensation Levy       sum                            ***

                (Note: The Tenderer shall insert
                a sum derived from the method
                stated in the General Additions
                and Amendments to the Method of
                Measurement Part D, item reference 12.)      sum                            ***

    Q12         Allow for the Provisional Sum of
                HK$5,000,000 for the Employer's
                commitment items in addition to
                those items detailed in PS
                Appendex R                                   sum                            ***

    Q13         Allow for the Provisional Sum of
                HK$ 10,000,000 for treatments of
                contaminated materials, as
                directed by the Environmental
                Committee, which may be outwith
                the Potentially Contaminated Sites
                depicted in the Environmental
                Impact Assessment Report                     sum                            ***

    Q14         Allow for the Provisional Sum of
                HK$30,000,000 for the
                implementation of measures, as
                directed by the Environmental
                Committee, to satisfy
                environmental concerns outwith the
                Environmental Impact Assessment
                Report and/or Environmental Permit           sum                            ***

    Q15         Allow for the Provisional Sum of
                HK$25,000,000 for the
                implementation of measures to
                facilitate the construction of Kwu
                Tung Station in the future                   sum                            ***

    Q16         Allow for the Provisional Sum of
                HK$2,000,000 for the provision of
                alternative means of pedestrian
                access and egress subsequent to
                the removal of the elevated
                pedestrian walkway across the
                existing East Rail and prior to
                the provision of a permanent
                elevated pedestrian walkway                  sum                            ***

    Q17         Allow for the Provisional Sum of
                HK$150,000,000 for the design and
                construction of permanent
                diaphragm walls which serve as the
                two side walls for the station box
                of the future Kwu Tung Station               sum                            ***

                                                                                            ***

---------------------------------------------------------------------------------------------------
                        Total of Cost Centre Value Carried to Pricing Schedule Summary      ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[SIGNATURE]

[STAMP]

28 June 2002                       Q/2                       Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

                            c) COST CENTRE R (OPTION)

                                                                         [STAMP]

                                                            Contract No. LDB-201

Contract No. LDB-201 Sheung Shui to Chau Tau Tunnels
Form of Tender
Appendix 2 - Pricing Document
Pricing Schedule

COST CENTRE R -                                              COST CENTRE SUMMARY
OPTION 1 - ENTRUSTED WORK FOR DSD

ITEM CODE        ITEM DESCRIPTION                                       UNIT    QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------
    R1           Upgrade the existing sewer pipes (from 900 mm dia.
                 and 1050 mm dia. to 1050 mm dia. and 1200mm dia.
                 respectively) along San Wan Road, including
                 associated modification works for manholes and pipe
                 connections                                             sum                                ***

    R2           Allow the Provisional Sum for the Premium for
                 Employee's Compensation Insurance (ECI) and
                 Statutory Employee's Compensation Insurance Levy
                 (ECIL) for carrying out the works in connection with
                 Option 1
                 (Note: The Tenderer shall insert herewith a sum
                 calculated as follows:
                 a) the premium of the ECI = 4.41% of the sum for
                 Item R1 as included in this page; plus
                 b) the ECIL = 9.3% of the premium in item (a)
                 above.)                                                 sum                                ***

                                                                                                            ***
-------------------------------------------------------------------------------------------------------------------
                                      Total of Cost Centre Value Carried to Pricing Schedule Summary        ***
                                                                                                         ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

                                                                     [SIGNATURE]

                                                                         [STAMP]

                                                                     [SIGNATURE]

                                                            Contract No. LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                              d) SCHEDULE OF RATES

                                                                         [STAMP]

                                                            Contract No. LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                              d) SCHEDULE OF RATES

              - Preamble to Schedule of Rates - General Directions

                                                                         [STAMP]

                                                            Contract No. LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                  SCHEDULE OF RATES

                                   APPENDIX 2
                                PRICING DOCUMENT
                                SCHEDULE OF RATES

                        PREAMBLE TO THE SCHEDULE OF RATES

1.      GENERAL DIRECTIONS

        The Schedule of Rates is to be used solely for the purpose of valuing variations pursuant to Clause 56 of the General Conditions and identifying revisions in accordance with Clause 66 of the General Conditions.

        In this Schedule of Rates, the exact nature and extent of the work to be performed is to be ascertained by reference to the documents forming the Contract. The rates and prices inserted in the Schedule of Rates shall be deemed to be the full inclusive value of the work covered by the respective items, including but not limited to the following, unless expressly stated otherwise:

        (i) design of the Works including all obligations, warranties and the like and all costs in connection therewith;
        (ii)    provision of labour and costs in connection therewith;
        (iii) provision of Contractor's Equipment and costs in connection therewith;
        (iv) the supply, transportation, handling and storage of materials and goods;
        (v)     sampling and testing and costs in connection therewith;
        (vi) assembling, fixing, erecting, installing or placing of materials and goods in position;
        (vii) wastage, bulking, shrinkage and the disposal of surplus material;
        (viii)  Temporary Works;
        (ix) taking precautions and measures as far as is reasonable and practical to prevent interference with or damage to existing structures and utilities, road, footpaths and paved areas, watercourses and drainage systems, public and private vehicular and pedestrian accesses, tees, graves and burial urns, including the provision of alternative access, if necessary;
        (x) keeping the Works where necessary, and as near as may be practical, free of water and protected from damage due to water and from weather conditions which may adversely affect the Works, and taking measures to prevent flotation of new or existing structures;
        (xi) submitting to the Engineer all drawings, details of procedures and methods of construction to be used, technical literature, test certificates, progress report, programmes and any other documents or information required to be submitted under the Contract;
        (xii) in the case of materials supplied by the Employer, return of the surplus;
        (xiii) in the case of plant and equipment supplied by the Employer, protection, maintenance and repair of such plant and equipment while it is on the Site, costs in connection with operating such plant and equipment, and return of plant and equipment to the Employer or replacement of such plant and equipment if it is damaged beyond repair or lost;

[STAMP]

Rev. 0: 22 May 2002                   SR 1/2                 Contract No. LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                  SCHEDULE OF RATES

        (xiv) notifying, making arrangements and liaising with all Relevant Authorities or other interested parties to obtain all licences and permits necessary for the execution of the Works, and costs in connection therewith;
        (xv) compliance with all Enactments including the payment of all fees, levies, charges and the like and all costs in connection therewith;
        (xvi) commissioning, maintenance and any other operations expressly or impliedly required;
        (xvii) any other liabilities, obligations and risks involved in the execution of the Works set forth or reasonably implied in the Contract; and
        (xviii) establishment charges, overheads and profit.

2.      USE OF ALTERNATIVE MATERIALS OR DESIGN

        Where in the Contract, a choice of alternative materials or designs is indicated for a given purpose, the description stated and rates inserted shall be deemed to cover any of the permitted alternative materials or designs which the Contractor may elect to use.

3.      COST OF TEST OF MATERIALS AND WORKMANSHIP

        Unless otherwise specifically provided for as separate items in the Schedule of Rates, the rates contained in the Contract shall be deemed to include the cost of carrying out all tests on materials and workmanship specified in the Contract, including but not limited to, the cost of packing and transport required for delivering samples to and collecting from the place of testing.

4.      METHODS OF MEASUREMENT

        The Schedule of Rates shall be prepared using the following Methods of
        Measurement:

        (a) Civil Engineering Standard Method of Measurement, Third Edition reprinted with corrections in 1992, 1995 (CESMM3), and issued by the Institution of Civil Engineers of U.K.
        (b) Standard Method of Measurement - Architectural Builder's Work and Finishes (ABWFMM) July 1998 Edition
        (c) Standard Method of Measurement - Building Services (BSMM) January 1999 Edition
        (d)     Additions and Amendments to the Methods of Measurement

5.      ATTENDANCE

        The Contractor shall be deemed to have included an adequate sum within the item for attendance on Project Contractors in Cost Centre A - Preliminaries and General Requirements, to fulfill his obligations in this respect.

        The Contractor is also deemed to have included in his prices all co-ordination and planning with Project Contractors and others as listed above, and to facilitate interfaces between all parties.

[STAMP]

Rev. 0: 22 May 2002                  SR  2/2                 Contract No. LDB201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                              d) SCHEDULE OF RATES

                              - Cost Centres A to P

                                                                         [STAMP]

                                                            Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A1 - Provide, erect and maintain the Engineer's
                 accommodations and equipment at Site Area S1.1 as shown on
                 Drawing No. LDB-201/00/CK/504 Rev A throughout the Contract period including Defects Liability Period, or within such
                 period as directed by the Engineer. Remove all facilities upon completion of this period

A211.1           Offices - Establish and remove                                    sum        ***            ***           ***

A211.2           Offices - Maintain and operate                                    wk         ***            ***           ***

A211.3           Offices - Running cost after issue of Substantial
                 Completion Certificate                                            wk         ***            ***           ***

A213.1           Cabins - Establish and remove                                     sum        ***            ***           ***

A213.2           Cabins - Maintain and operate                                     wk         ***            ***           ***

A213.3           Cabins - Running cost after issue of Substantial
                 Completion Certificate                                            wk         ***            ***           ***

A231.1           Office Equipment - Establish and remove                           sum        ***            ***           ***

A231.2           Office Equipment - Maintain and operate                           wk         ***            ***           ***

A231.3           Office Equipment - After issuance of Substantial
                 Completion Certificate                                            wk         ***            ***           ***

A233.1           Surveying Equipment - Establish and remove                        sum        ***            ***           ***

A233.2           Surveying Equipment - Maintain and operate                        wk         ***            ***           ***

A246             Chainmen                                                          sum        ***            ***           ***

A247             Office Attendants                                                 sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A1 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page A1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A2 - Provide, erect, service and maintain the
                 Contractor's facilities at Site Area S1.l as shown on Drawing
                 No. LDB-201/00/CK/504 Rev A. Remove all facilities upon
                 completion of the Works

A821             Offices                                                           sum        ***            ***           ***

A823             Cabins                                                            sum        ***            ***           ***

A831             Electricity supply                                                sum        ***            ***           ***

A832             Water supply                                                      sum        ***            ***           ***

A833             Site Communication facilities                                     sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A2 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page A2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A3 - Provide, erect and maintain the Engineer's
                 accommodations and equipment at Site Area F2 as shown on
                 Drawing No. LDB-201/00/CK/509 Rev A throughout the
                 Contract period including Defects Liability Period, or
                 within such period as directed by the Engineer. Remove all facilities upon completion of this period

A211.1           Offices - Establish and remove                                    sum        ***            ***           ***

A211.2           Offices - Maintain and operate                                    wk         ***            ***           ***

A211.3           Offices - Running cost after issue of Substantial
                 Completion Certificate                                            wk         ***            ***           ***

A231.1           Office Equipment - Establish and remove                           sum        ***            ***           ***

A231.2           Office Equipment- Maintain and operate                            wk         ***            ***           ***

A231.3           Office Equipment - After issuance of Substantial
                 Completion Certificate                                            wk         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A3 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page A3/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A4 - Provide, erect, service and maintain the
                 Contractor's facilities at Sites Area F2 as shown on Drawing
                 No. LDB-201/00/CK/509 Rev A. Remove all facilities upon
                 completion of the Works

A821             Offices                                                           sum        ***            ***           ***

A824             Stores and workshops                                              sum        ***            ***           ***

A831             Electricity supply                                                sum        ***            ***           ***

A832             Water supply                                                      sum        ***            ***           ***

A833             Site communication facilities                                     sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A4 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page A4/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A5 - Provide, erect, service and maintain the
                 Contractor's facilities at Site Area S3 as shown on Drawing
                 No. LDB-201/00/CK/502 Rev A. Remove all facilities upon
                 completion of the Works

A821             Offices                                                           sum        ***            ***           ***

A822             Laboratories                                                      sum        ***            ***           ***

A824             Stores and workshops                                              sum        ***            ***           ***

A831             Electricity supply                                                sum        ***            ***           ***

A832             Water supply                                                      sum        ***            ***           ***

A833             Site communication facilities                                     sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A5 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

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

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A6 - Provide, erect, service and maintain the
                 Contractor's facilities at Site Area G2 as shown on Drawing
                 No. LDB-201/00/CK/509 Rev A. Remove all facilities upon
                 completion of the Works

                 ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A6 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A7 - Reinstatement of all Sites Areas prior to their release to the Employer or others, including the removal and disposal of all debris and rubbish

A279.1           Reinstatement of Work Site S1                                     sum        ***            ***           ***

A279.2           Reinstatement of Work Site B                                      sum        ***            ***           ***

A279.3           Reinstatement of Work Site F2                                     sum        ***            ***           ***

A279.4           Reinstatement of other Work Sites and Areas                       sum        ***            ***           ***

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                                                                        TOTAL OF ACTIVITY A7 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with
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requested with respect to the omitted portions.

                                                                         [STAMP]

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

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A8 - Provide, operate, service and maintain vehicles and access facilities for the use of the Engineer throughout the Contract period including Defects Liability Period, or within such period as directed by the Engineer

A221.1           Transport vehicles - Establish and remove                         sum        ***            ***           ***

A221.2           Transport vehicles - Maintain and operate                         wk         ***            ***           ***

A221.3           Transport vehicles - After issue of Substantial
                 Completion Certificate                                            wk         ***            ***           ***

A222.1           Telephone and communication equipment                             sum        ***            ***           ***

A222.2           Telephone and communication equipment - Maintain
                 and operate                                                       wk         ***            ***           ***

A222.3           Telephone and communication equipment - After issue
                 of Substantial Completion Certificate                             wk         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A8 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------
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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A9 - Compile and submit the Works Programme and such programmes as required under the Contract, all subsequent
                 updating and reporting, Monthly Progress Reports and all other records, reports and drawings as required by the Contract

A290.3           Submissions - Progress Reports                                    sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A9 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A10 - Prepare and submit Contractor's Temporary Works proposals and proposed construction methods and erection
                 sequence complying with the specific requirements for:

                 a) temporary and permanent shaft excavation;
                 b) portal excavation:
                 c) underpinning, protection of adjacent properties
                 d) all other elements of work.

A272             Traffic Regulations                                               sum        ***            ***           ***

A281             Hoardings and fencing                                             sum        ***            ***           ***

A282             Project signboards                                                sum        ***            ***           ***

A284             Security                                                          sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                       TOTAL OF ACTIVITY A10 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

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

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A11 - Allow for the requirements of the Contract in respect of testing and quality control

A250             Testing of materials                                              sum        ***            ***           ***

A260             Testing of works                                                  sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                       TOTAL OF ACTIVITY A11 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9 August 2002                       Page A11/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A12 - Provide all insurance, guarantees and bonds as required under the Contract

                 ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                       TOTAL OF ACTIVITY A12 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9 August 2002                       Page A12/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A13 - Comply with the requirements in respect of
                 facilities, access, services and attendance to Relevant
                 Authorities and Project Contractors as required under the
                 Contract, in particular, those specified in GS Clause G15.10

                 ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                       TOTAL OF ACTIVITY A13 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9 August 2002                       Page A13/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A14 - Comply with the requirements the Contract in respect of safety and hazard, traffic control, cleanliness,
                 Site security and all other Contractor's obligations not
                 allowed elsewhere in this Pricing Schedule

A7901            Health and safety                                                 sum        ***            ***           ***

A79010           Environmental requirements                                        sum        ***            ***           ***

A7902            Site cleaning                                                     sum        ***            ***           ***

A7904            Photographic survey                                               sum        ***            ***           ***

A7905            Photographic equipments                                           sum        ***            ***           ***

A7907            Compliance with short term tenancy agreement                      sum        ***            ***           ***

A7908            Survey and protection of EBS utilities                            sum        ***            ***           ***

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                                                                       TOTAL OF ACTIVITY A14 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page A14/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A15 - Provide power supply as required for the
                 on-Site testing and commissioning, Site acceptance tests and operability tests of the tunnel ventilation system to be
                 carried out

A290.1           Supply                                                            sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY A15 TO COST CENTRE SUMMARY       ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  A15/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A16 - Allow for requirements in the Contract in
                 respect of the Independent Checking Engineer and detailed
                 design of the Permanent Works and Temporary Works

A810.1           Design of permanent & temporary works                             sum        ***            ***           ***

A810.2           Independent Checking Engineer                                     sum        ***            ***           ***

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                                                                       TOTAL OF ACTIVITY A16 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  A16/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A17 - Comply with the requirements of the Contract in respect of quality management

A79117           Preparation of quality management etc.                            sum        ***            ***           ***

A79118           Preparation of manufacturing quality plans                        sum        ***            ***           ***

A79119           Maintain monitor audit and report                                 sum        ***            ***           ***

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                                                                       TOTAL OF ACTIVITY A17 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------
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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  A17/1              Contract No. LDB-201


FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A18 - Comply with the requirements of the Contract in respect of environmental protection, in particular, those
                 specified in PS Clause 27, but excluding the provision of
                 absorptive noise barriers (which is allowed in Cost Centre P)

A790.1           Air Pollution                                                     sum        ***            ***           ***

A790.3           Water Pollution                                                   sum        ***            ***           ***

A790.4           Health and safety measures                                        sum        ***            ***           ***

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                                                                        TOTAL OF ACTIVITY A18 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------
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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  A18/1              Contract No. LDB-201


FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A19 - All geotechnical instrumentation works as
                 deemed necessary under the Contract for construction of the
                 Works

A289.01          Automated monitoring system for track and overhead
                 mast monitoring                                                   sum        ***            ***           ***

A289.02          Automated Total Station "CYCLOPS" system for track
                 and overhead mast monitoring                                      sum        ***            ***           ***

A289.03          Automatic deformation monitoring points                           nr         ***            ***           ***

A289.04          Monitoring and reporting of ADMS prism target                     mth        ***            ***           ***

A289.05          Replacement of damaged monitoring prisms                          nr         ***            ***           ***

A289.06          Vibrating wire piezometer                                         nr         ***            ***           ***

A289.07          Vibrating wire piezometer                                         mth        ***            ***           ***

A289.08          Standard vertical inclinometer                                    nr         ***            ***           ***

A289.09          Standard vertical inclinometer                                    mth        ***            ***           ***

A289.10          Vibrating wire in-place tilt-meter                                nr         ***            ***           ***

A289.11          Vibrating wire in-place tilt-meter                                mth        ***            ***           ***

A289.12          Magnetic probe extensometer                                       nr         ***            ***           ***

A289.13          Magnetic probe extensometer                                       mth        ***            ***           ***

A289.14          Vibration monitoring point                                        nr         ***            ***           ***

A289.15          Vibration monitoring point                                        mth        ***            ***           ***

A289.16          Ground deformation monitoring point                               nr         ***            ***           ***

A289.17          Ground deformation monitoring point                               mth        ***            ***           ***

A289.18          Monitoring of tunnel instrumentation                              sum        ***            ***           ***

A289.19          Automated monitoring of pipes under working
                 platform                                                          sum        ***            ***           ***

A289.20          Provisions for additional instrumentation                         Sum        ***            ***           ***

A289.21          Foundation for auto total station                                 Sum        ***            ***           ***

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                                                                       TOTAL OF ACTIVITY A19 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9 August 2002                      Page  A19/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A20 - All ground investigations,
                 laboratory testing, geophysical surveys, ground
                 water pump testing and pile load testing as deemed
                 necessary for detailed design of the Works

A810.1           Phase ground investigation                                        sum        ***            ***           ***

A810.2           Laboratory testing                                                sum        ***            ***           ***

A810.3           Geophysical surveys                                               sum        ***            ***           ***

A810.4           Ground water pump testing                                         sum        ***            ***           ***

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                                                                       TOTAL OF ACTIVITY A20 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  A20/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY A21 - Comply with the requirements of the Contract in respect of provision of attendance to the Engineer, in
                 particular, those specified in GS Clause 15.10

A290             General attendance special attendance                             sum        ***            ***           ***

A292             Foundation preliminaries                                          sum        ***            ***           ***

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                                                                       TOTAL OF ACTIVITY A21 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------
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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9 August 2002                      Page  A21/1              Contract No. LDB-201


FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE A - PRELIMINARIES AND GENERAL REQUIREMENTS

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 COST CENTRE SUMMARY

                 Cost Centre A

Activity A1                                                                        sum                                     ***

Activity A2                                                                        sum                                     ***

Activity A3                                                                        sum                                     ***

Activity A4                                                                        sum                                     ***

Activity A5                                                                        sum                                     ***

Activity A6                                                                        sum                                     ***

Activity A7                                                                        sum                                     ***

Activity A8                                                                        sum                                     ***

Activity A9                                                                        sum                                     ***

Activity A10                                                                       sum                                     ***

Activity A11                                                                       sum                                     ***

Activity A12                                                                       sum                                       -

Activity A13                                                                       sum                                       -

Activity A14                                                                       sum                                     ***

Activity A15                                                                       sum                                     ***

Activity A16                                                                       sum                                     ***

Activity A17                                                                       sum                                     ***

Activity A18                                                                       sum                                     ***

Activity A19                                                                       sum                                     ***

Activity A20                                                                       sum                                     ***

Activity A21                                                                       sum                                     ***

                 Option 2 - Amended West Alignment                                 sum                                     ***

---------------------------------------------------------------------------------------------------------------------------------
                                                     Total of Cost Centre Value Carried to Pricing Schedule Summary        ***
                                                                                                                       ----------
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requested with respect to the omitted portions.

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9 August 2002                    Page A Sum/1               Contract No. LDB-201


FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE B - SHEUNG SHUI PORTAL SITE

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY B1 - FORMATION OF PORTAL SITE

                 ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                         TOTAL OF ACTIVITY B1 TO COST CENTRE SUMMARY       ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with
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requested with respect to the omitted portions.

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9 August 2002                      Page  B1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE B - SHEUNG SHUI PORTAL SITE

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY B2 - EXCAVATION, STRUTS,
                 WALING BEAMS AND TEMPORARY BASE

                 GENERAL ITEMS

                 Method-Related Charges

A331             Plant                                                             sum        ***            ***           ***

A332             Site establishment                                                sum        ***            ***           ***

A333             Site Facilities                                                   sum        ***            ***           ***

                 Temporary Works

A362             Support scaffolding and propping                                  t          ***            ***           ***

A361             RMD Staircase; depth 15-20 m                                      nr         ***            ***           ***

A363.1           Cutting off surplus length of diaphragm wall                      m          ***            ***           ***

A363.2           Preparing surface of diaphragm wall                               m          ***            ***           ***

A363.3           Cutting off surplus length of barrette pile                       nr         ***            ***           ***

A363.4           Preparing surface of barrette pile                                nr         ***            ***           ***

                 RC Waling

F230             Blinding concrete                                                 m3         ***            ***           ***

F235             Concrete 30/20                                                    m3         ***            ***           ***

G345             Formwork                                                          m2         ***            ***           ***

G520             Reinforcement                                                     t          ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    CARRIED FORWARD        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with
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requested with respect to the omitted portions.

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9 August 2002                       Page B2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2- PRICING DOCUMENT                                   CONFORMING TENDER

COST CENTRE B - SHEUNG SHUI PORTAL SITE

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY B2 - EXCAVATION, STRUTS,                                              BROUGHT FORWARD            ***
                 WALING BEAMS AND TEMPORARY BASE

                 CONCRETE ANCILLARIES

                 Wall

F644             thickness: exceeding 500 mm                                       m3         ***            ***           ***

                 Beam

F665             cross-sectional area: exceeding 1 m2                              m3         ***            ***           ***

                 Formwork finish; type F3

                 Horizontal

G315             width: exceeding 1.22 m                                           m2         ***            ***           ***

                 Vertical

G345             width: exceeding 1.22 m                                           m2         ***            ***           ***

                 Reinforcement

                 Deformed high yield steel bars to BS 4449

G529             all diameter                                                      t          ***            ***           ***

                 Concrete accessories

                 Finishing of top surfaces

G815             class U3 finishes                                                 m2         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY B2 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

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requested with respect to the omitted portions.

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9 August 2002                      Page  B2/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE B - SHEUNG SHUI PORTAL SITE

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY B2 - EXCAVATION, STRUTS,                                              BROUGHT FORWARD            ***
                 WALING BEAMS AND TEMPORARY BASE

                 EARTHWORKS

                 Excavation for foundation

                 Material other than topsoil, rock or
                 artificial hard

E428             maximum depth 20-25 m                                             m3         ***            ***           ***

                 Excavation ancillaries

                 Preparation of excavated surfaces

E522             material other than topsoil, rock or
                 artificial hard                                                   m2         ***            ***           ***

                 Disposal of excavated material

E532             material other than topsoil, rock or
                 artificial hard                                                   m3         ***            ***           ***

                 IN SITU CONCRETE

                 Provision of concrete designed mix

F230             Class: 20/20; concrete category C
                 temperature                                                       m3         ***            ***           ***

F240             Class: 40/20; concrete category A
                 temperature                                                       m3         ***            ***           ***

                 Placing of mass concrete

                 Blinding layer

F511.1           thickness: not exceeding 150 mm                                   m3         ***            ***           ***

F511.2           thickness: not exceeding 150 mm                                   m3         ***            ***           ***

                 Placing of reinforced concrete

                 Base slabs

F624             thickness: exceeding 500 mm                                       m3         ***            ***           ***

                 Suspended slab

F634             thickness: exceeding 500 mm                                       m3         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    CARRIED FORWARD        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  B2/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE B - SHEUNG SHUI PORTAL SITE

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 COST CENTRE SUMMARY

                 Cost Centre B

Activity B1      Formation of portal site                                          sum

Activity B2      Excavation, struts, waling beams and temporary base               sum                                     ***

                 Option 1 - Amended East Alignment                                 sum                                     ***

---------------------------------------------------------------------------------------------------------------------------------
                                                     Total of Cost Centre Value Carried to Pricing Schedule Summary        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

24 January 2003                  Page B Sum/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE C - TBM PROCUREMENT AND SITE ASSEMBLY

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY C1 - PROCUREMENT OF TBM AND
                 ASSEMBLY OF TBM IN LAUNCHING SHAFT

A349.02          TBM support plant                                                 sum        ***            ***           ***

A349.04          Conveyor system fabrication                                       sum        ***            ***           ***

A349.05          Conveyor system installation                                      sum        ***            ***           ***

A349.06          Transport Mulan main drive for refurbishment                      sum        ***            ***           ***

A349.07          Refurbish Mulan main drive                                        sum        ***            ***           ***

A349.08          Transport Mulan main drive to HK                                  sum        ***            ***           ***

A349.09          Refurbishment of Mulan in HK                                      sum        ***            ***           ***

A349.10          Supply of refurbished Mulan                                       sum        ***            ***           ***

A349.14          Assembly of TBM in Launching Shaft                                sum        ***            ***           ***

A349.15          Dismantling of TBM in Extraction Shaft                            sum        ***            ***           ***

A365.06          Concrete waling beam                                              sum        ***            ***           ***

A365.12          Main truss                                                        sum        ***            ***           ***

A365.7           Main beam 1500x2500                                               sum        ***            ***           ***

A365.8           Secondary beams 1000x2000                                         sum        ***            ***           ***

A365.9           Working platform                                                  sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY C1 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  C1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE C - TBM PROCUREMENT AND SITE ASSEMBLY

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 COST CENTRE SUMMARY

                 Cost Centre C                                                                ***

Activity C1                                                                        sum                                     ***

                 Option 2 - Amended West Alignment                                 sum                                     ***

---------------------------------------------------------------------------------------------------------------------------------
                                                     Total of Cost Centre Value Carried to Pricing Schedule Summary        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

[ILLEGIBLE]                      Page C Sum/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE D - PREFABRICATION OF PRECAST SEGMENT FOR TBM TUNNEL

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY D1 - ESTABLISHMENT OF TUNNEL
                 SEGMENT FABRICATION PLANT

A349.4           Reinforcement gauge fabrication and test                          sum        ***            ***           ***

A349.5           Segment mould installation and test                               sum        ***            ***           ***

A370             Site supervision                                                  sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY D1 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  D1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE D - PREFABRICATION OF PRECAST SEGMENT FOR TBM TUNNEL

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY D2 - FABRICATION AND
                 DELIVERY OF PRECAST TUNNEL SEGMENTS
                 TO SITE

A379             Design cost and contractor supervision                            sum        ***            ***           ***

T513             Prefabrication and delivery of lining ancillaries to
                 site                                                              nr         ***            ***           ***

T572             Tapered circumferential packing                                   nr         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                         TOTAL OF ACTIVITY D2 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  D2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE D - PREFABRICATION OF PRECAST SEGMENT FOR TBM TUNNEL

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 COST CENTRE SUMMARY

                 Cost Centre D                                                                ***

Activity D1      Establishment of tunnel segment fabrication plant                 Sum                                     ***

Activity D2      Fabrication and delivery of precast tunnel segments to
                 Site                                                              Sum                                     ***

                 Option 2 - Amended West Alignment                                 sum                                     ***
---------------------------------------------------------------------------------------------------------------------------------
                                                           Total of Cost Value Carried to Pricing Schedule Summary         ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page D Sum/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE E - TBM TUNNEL, UPTRACK

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY El - TWIN TBM TUNNEL SECTION, APPROXIMATE CHAINAGES
                 FROM 31+115 TO 34+505; EXCAVATION AND TEMPORARY SUPPORT OF
                 THE UPTRACK PASSENGER TUNNEL SECTION INCLUSIVE OF CAVERNS AND
                 JUNCTIONS

A370             Site supervision                                                  sum        ***            ***           ***

AT118            Excavation tunnel uptrack                                         m          ***            ***           ***

BF240.2          Class 40/20                                                       m3         ***            ***           ***

BF624            Placing of concrete 40/20D                                        m3         ***            ***           ***

BG520            Invert reinforcement                                              t          ***            ***           ***

K331             Gullies                                                           nr         ***            ***           ***

N165             Services support/bracket - supply                                 m          ***            ***           ***

T513             Installation of precast lining - Uptrack                          sum        ***            ***           ***

T572             Installation of lining - circumferential packing -
                 Uptrack                                                           sum        ***            ***           ***

W291             Polym waterproofing surface inclined at less than 30
                 degrees to the horizontal                                         m2         ***            ***           ***

W293             Polym waterproofing surface inclined at more than 60
                 degrees to the horizontal                                         m2         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY El TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page E1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE E - TBM TUNNEL, UPTRACK

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY E2 - GROUND TREATMENT TO
                 RIVER SUTLEJ

                 ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY E2 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  E2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE E - TBM TUNNEL, UPTRACK

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY E3 - UTILITY DIVERSION

Y181.1           Permanent and temporary realigment of exist services-
                 FW20                                                              sum        ***            ***           ***

Y181.2           Permanent and temporary realigment of exist services-
                 FW21                                                              sum        ***            ***           ***

Y181.3           Permanent and temporary realigment of exist services-
                 FW22                                                              sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY E3 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  E3/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE E - TBM TUNNEL, UPTRACK

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 COST CENTRE SUMMARY

                 Cost Centre E                                                                ***

Activity El      Twin TBM tunnel section, approximate chainages from 31+115 to
                 34+505; excavation and temporary support of the uptrack
                 passenger tunnel section inclusive of caverns and junctions.      sum                                     ***

Activity E2      Ground treatment to River Sutlej                                  sum                                     ***

Activity E3      Utility diversion                                                 sum                                     ***

                 Option 2 - Amended West Alignment                                 sum                                     ***

---------------------------------------------------------------------------------------------------------------------------------
                                                     Total of Cost Centre Value Carried to Pricing Schedule Summary        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

24 January 2003                  Page E Sum/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE F - TBM TUNNEL, DOWNTRACK

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY Fl - TWIN TBM TUNNEL SECTION, APPROXIMATE CHAINAGES
                 FROM 31+115 TO 34+505; EXCAVATION AND TEMPORARY SUPPORT OF THE
                 DOWNTRACK PASSENGER TUNNEL SECTION INCLUSIVE OF CAVERNS AND
                 JUNCTIONS

A370             Site supervision                                                  sum        ***            ***           ***

AT118            Excavation tunnel downtrack in rock                               m          ***            ***           ***

BF240.2          Class 40/20                                                       m3         ***            ***           ***

BF624            Placing of concrete 40/20D                                        m3         ***            ***           ***

BG520            Invert reinforcement                                              t          ***            ***           ***

K331             Gullies                                                           nr         ***            ***           ***

N165             Services support/bracket - supply                                 m          ***            ***           ***

T513             Installation of Precast Lining - Downtrack                        sum        ***            ***           ***

T572             Ins. of Lining - Circum. Packing - Downtrack                      sum        ***            ***           ***

W291             Polym waterproofing surface *30 DEG. to the horizontal            m2         ***            ***           ***

W293             Polym waterproofing surface **60 DEG. to the horizontal            m2         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY Fl TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]
* denotes less than
** denotes more than

9 August 2002                      Page  F1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE F - TBM TUNNEL, DOWNTRACK

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY F2 - GROUND TREATMENT TO
                 RIVER SUTLEJ

A369             River crossing treatment at chainage CH31+200                     sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY F2 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  F2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE F - TBM TUNNEL, DOWNTRACK

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 COST CENTRE SUMMARY

                 Cost Centre F                                                                ***

Activity F1      Twin TBM tunnel section, approximate chainages from
                 31+115 to 34+505; excavation and temporary support of the
                 downtrack passenger tunnel section inclusive of caverns and
                 junctions                                                         sum                                     ***

Activity F2      Ground treatment to River Sutlej                                  sum                                     ***

                 Option 2 - Amended West Alignment                                 sum                                     ***

---------------------------------------------------------------------------------------------------------------------------------
                                                     Total of Cost Centre Value Carried to Pricing Schedule Summary        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

[ILLEGIBLE]                      Page F Sum/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY G1 - RAILWAY PROTECTION

                 General Items

                 Method-Related Charges

A370             Site supervision                                                  sum        ***            ***           ***

A324             Hoarding                                                          m          ***            ***           ***

A381             Fencing                                                           sum        ***            ***           ***

A387.1           Column protector at Po Shek Wu Bridge                             sum        ***            ***           ***

A387.2           Retaining Wall along watermain not diverted                       m          ***            ***           ***

A387.3           Permanent work over watermain                                     sum        ***            ***           ***

A383             Diversion of 2 nr. 11kV and 1 nr. 66kV cable                      sum        ***            ***           ***

                 DEMOLITION AND SITE CLEARANCE

D100             Site clearance                                                    ha         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        CARRIED FORWARD    ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  G1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY G1 - RAILWAY PROTECTION                                               BROUGHT FORWARD            ***

                 Earthworks

                 Excavation for foundation

                 Material other than topsoil, rock or artificial hard material

E324             maximum depth: 1-2 m                                              m3         ***            ***           ***

E350             concrete footing                                                  m3         ***            ***           ***

                 Excavation ancillaries

                 Preparation of excavation surfaces

E522             material other than topsoil, rock or artificial hard
                 material                                                          m2         ***            ***           ***

                 Disposal of excavated material

E532             material other than topsoil, rock or artificial hard
                 material                                                          m3         ***            ***           ***

                 Filling

E614             To structures selected excavated material other than topsoil
                 or rock                                                           m3         ***            ***           ***

E617             Granular filter material                                          m3         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    CARRIED FORWARD        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  G1/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY G1 - RAILWAY PROTECTION                                               BROUGHT FORWARD            ***

                 IN SITU CONCRETE

                 Provision of concrete designed mix

F120.1           Class 20/20; category C                                           m3         ***            ***           ***

F140.2           Class 30/20; category C                                           m3         ***            ***           ***

                 Placing of mass concrete

                 Blinding

F511             thickness: not exceeding 150mm                                    m3         ***            ***           ***

                 Bases, footings, pile caps and ground slab

F624             thickness: 300-500 mm                                             m3         ***            ***           ***

                 Precast concrete

F920             profile barrier                                                   m3         ***            ***           ***

                 CONCRETE ANCILLARIES

                 Formwork; F2 finish

                 Vertical

G344             width: exceeding 0.4 - 1.22m                                      m2         ***            ***           ***

                 Reinforcement

                 Deformed high yield steel bars to BS4449

G520             all diameter (180kg/m3)                                           t          ***            ***           ***

G690             Bitument painting                                                 m2         ***            ***           ***

                 Concrete Accessories

                 Finishing of top surface

G813.1           type U2                                                           m2         ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    CARRIED FORWARD        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page  G1/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE        ITEM DESCRIPTION                                                 UNIT      QUANTITY      RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------------
                 ACTIVITY Gl - RAILWAY PROTECTION                                               BROUGHT FORWARD            ***

                 STRUCTURAL METALWORK

                 Fabrication of members for frames

                 Portal frames of UC; straight on plan

M331             portal frames                                                     t          ***            ***           ***

M380             Anchorage and holding down bolts assemblies                       nr         ***            ***           ***

                 Erection of members for frames

M620             Permanent erection                                                t          ***            ***           ***

                 Off-site surface treatment

M810             blasting cleaning                                                 m2         ***            ***           ***

M810             painting                                                          m2         ***            ***           ***

                 MISCELLANEOUS WORK

                 Fences

                 KCRC boundary fence

X196             height: 2.5-3 m                                                   m          ***            ***           ***

                 METAL CLADDING

AG111            75mm metal cladding                                               m2         ***            ***           ***

                 GENERAL ITEMS

                 Temporary Realignment Works

                 Reinstatement Works

A271             Diversion of ER                                                   sum        ***            ***           ***

A383             Drainage for diversion of ER                                      sum        ***            ***           ***

A353             Raised walkway (3200mm offset)                                    sum        ***            ***           ***

---------------------------------------------------------------------------------------------------------------------------------
                                                                        TOTAL OF ACTIVITY G1 TO COST CENTRE SUMMARY        ***
                                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page G1/4                  Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   General Items

                   Sheet pile driving

A337.1             type FSP II                                             m2        ***           ***             ***

A337.2             type FSP III                                            m2        ***           ***             ***

A337.3             type FSP III (left-in)                                  m2        ***           ***             ***

                   Temporary works

A362               support scaffolding and propping                        t         ***           ***             ***

A355.1             steel walings                                           t         ***           ***             ***

A361               access & working platform                               m         ***           ***             ***

A363.1             Cutoff surplus length of diaphragm wall                 m         ***           ***             ***

A363.2             Preparing surface of diaphragm wall                     m         ***           ***             ***

A363.3             Rebar couplers, 40mm                                    nr        ***           ***             ***

A363.4             treatment of diaphragm wall surface exposed             m2        ***           ***             ***

                   Connection of waling & struts to D.Wall

A355.2             Miscellaneous steel for connections gussets and pre-
                   load supports                                           t         ***           ***             ***

A355.3             M24 Hilti bolts                                         nr        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                              BROUGHT FORWARD              ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   Ground Investigation

                   Method related charges

A345               Plant, boring & drilling. Mobilisation and site
                   establishment                                           sum       ***           ***             ***

                   Rotary drilled boreholes

                   Numbers

B310               Core of NX size                                          nr       ***           ***             ***

                   Depth without core recovery; core of NX size;
                   commence from original surface

B335               In holes of maximum depth; 30 - 40m                      m        ***           ***             ***

                   Depth cased

B360               Depth backfilled with imported granular material         m        ***           ***             ***

                   Site tests and observations

B513               Standard penetration test                                nr       ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/2                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                              BROUGHT FORWARD              ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   Geotechnical And Other Specialist Processes

                   Method related charges

A337               Site establishement and mobilization for diaphragm
                   walls                                                   sum       ***           ***             ***

                   Diarphagm walls between chainage 30+550 to 30+585

C610               Excavation in material other than rock; wall 800mm
                   thick                                                    m3       ***           ***             ***

                   Concrete; grade 45D/20; category C temperature requirement

C640               Diaphragm wall                                           m3       ***           ***             ***

                   Deformed high yield steel bar reinforcement to BS4449

C666               Nominal size; 16-40mm                                    t        ***           ***             ***

C669.1             Couplers; nominal size 32mm                              nr       ***           ***             ***

C669.2             Couplers; nominal size 40mm                              nr       ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/3                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                             BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   Guide walls

C680               Guide walls                                             m         ***           ***             ***

                   Diaphragm wall testing

C690.1             Coring of cast in place concrete diaphragm walls        m         ***           ***             ***

C690.2             Interface coring of cast in place concrete diaphragm
                   wall                                                    nr        ***           ***             ***

C690.3             Non-destructive integrity; sonic testing of completed
                   diaphragm wall panels                                   nr        ***           ***             ***

C690.4             Compressive strength tests of cored concrete
                   diaphragm wall                                          nr        ***           ***             ***

                   Pumping Test

A356               Pumping test                                            sum       ***           ***             ***

                   Interlocking steel sheet piles between chainages
                   30+550 and 30+305

A337               Method related charges, plant, pile driving.
                   Mobilisation and site establishment                     sum       ***           ***             ***

P841               Supply of sheet pile material                           t         ***           ***             ***

P842               Installation of sheet piles to the designed depth
                   inclusive of welding                                    m2        ***           ***             ***

                   Temporary works for Cross Walls

A288.1             Cross wall at chainage                                  m2        ***           ***             ***

A288.2             Cross wall at chainage                                  m2        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/4                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                              BROUGHT FORWARD              ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   Earthworks

                   Excavation for foundations

                   Material other than topsoil, rock or artificial hard

E324               maximum depth : 1-2m                                   m3         ***           ***             ***

E425               maximum depth : 2-5m                                   m3         ***           ***             ***

E426               maximum depth : 5-10m                                  m3         ***           ***             ***

E427               maximum depth : 10-15m                                 m3         ***           ***             ***

                   Excavation ancillaries

                   Preparation of excavated surfaces

E522               material other than topsoil, rock or artificial hard
                   material                                               m2         ***           ***             ***

                   Disposal of excavated material

E532               material other than topsoil, rock or artificial hard
                   material                                               m3         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/5                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                              BROUGHT FORWARD              ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   In Situ Concrete

                   Provision of concrete of designed mix

F230               Class: 20/20; concrete category C temperature
                   requirement                                            m3         ***           ***             ***

F240               Class: 40/20; concrete category A temperature
                   requirement                                            m3         ***           ***             ***

                   Placing of mass concrete

                   Blinding layer

F511               thickness: not exceeding 150 mm                        m3         ***           ***             ***

                   Placing of reinforced concrete

                   Base slabs

F624               thickness: exceeding 500 mm                            m3         ***           ***             ***

                   Walls

F643               thickness: 300 - 500 mm                                m3         ***           ***             ***

F644               thickness : exceeding 500mm                            m3         ***           ***             ***

                   Beams

F664               cross section : 0.25-1 m2                              m3         ***           ***             ***

                   Capping Beams

F680               cross section area exceeding 1 m2                      m3         ***           ***             ***

                   Suspended slab

F634               thickness exceeding 500mm                              m3         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/6                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                               BROUGHT FORWARD             ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   Concrete Ancillaries

                   Formwork finish; type F4

                   Sloping

G323               width: 0.2 - 0.4m                                       m2        ***           ***             ***

G325               width: exceeding 1.22m (upper surface)                  m2        ***           ***             ***

                   Vertical

G344               width : 0.4-1.22m                                       m2        ***           ***             ***

G345               width: exceeding 1.22 m                                 m2        ***           ***             ***

                   Horizontal

G315               width: exceeding 1.22m                                  m2        ***           ***             ***

                   For concrete component of constant cross-section

G381               beams; 3500x1200mm high                                 m         ***           ***             ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G529               all diameter (assuming 180 kg/m3)                       t         ***           ***             ***

                   Joints

                   Hydrophilic sealing strips; 20mm wide x 10mm deep

G659.1             between diaphragm wall and slab/beam                    m         ***           ***             ***

G659.2             at construction joint                                   m         ***           ***             ***

G670               Resin injection between base slab & waterstop joint     nr        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/7                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2- PRICING DOCUMENT                                   CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                              BROUGHT FORWARD              ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   Formwork finish; type F3

                   Vertical

G345               width exceeding 1.22m                                   m2        ***           ***             ***

G343               width : 0.2 - 0.4m                                      m2        ***           ***             ***

G344               width : 0.4 - 1.22m                                     m2        ***           ***             ***

                   Concrete Ancillaries

                   Joints

                   Forming recess for key-in joint to diaphragm wall surface including breaking up of concrete and disposal of debris off site

G699               1000mm wide x 120mm deep                                m         ***           ***             ***

                   Concrete accessories

                   Finishing of top surfaces

G819               class U3 finishes                                       m2        ***           ***             ***

N140               Galvanised Mild Steel Handrails                         m         ***           ***             ***

                   Waterproofing

                   Damp proofing

                   Performed continuously keyed polymer membrane

W141               upper surfaces inclined at an angle not exceeding
                   30 degrees to the horizontal                            m2        ***           ***             ***

W143               surfaces inclined at an angle exceeding 60 degrees
                   to the horizontal                                       m2        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/8                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)                                 BROUGHT FORWARD               ***

                   Conipur 265Z brush applied membrane

W141               upper surfaces inclined at an angle not exceeding 30
                   degrees to the horizontal                              m2         ***           ***             ***

W143               surfaces inclined at an angle exceeding 60 degrees
                   to the horizontal                                      m2         ***           ***             ***

                   Reactive cementitious coating

W161               upper surfaces inclined at an angle not exceeding 30
                   degrees to the horizontal                              m2         ***           ***             ***

W163               surfaces inclined at an angle exceeding 60 degrees
                   to the horizontal                                      m2         ***           ***             ***

                   Waterproofing

                   Protective layer

                   100mm thick protection screed to waterproofing coating

W453               Protective block along vertical sprayed membrane       m2         ***           ***             ***

                   2 coats of sprayed applied waterproofing membrane

W500.1             upper surfaces inclined at an angle not exceeding 30
                   degrees to the horizontal                              m2         ***           ***             ***

W500.2             surfaces inclined at an angle exceeding 60 degrees
                   to the horizontal                                      m2         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G2/9                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G2 - EAST APPROACH OPEN RAMP                               BROUGHT FORWARD             ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (TRANSITION RAMP SECTION)

                   Miscellaneous Works

X500               Corrosion monitoring system; 2 nr terminal points
                   per location                                           nr         ***           ***             ***

X900               Civil provision for systemwide contracts               sum        ***           ***             ***

A357.1             Longitudinal drain at track slab                        m         ***           ***             ***

A357.2             U-channel at D wall                                     m         ***           ***             ***

A357.3             In-situ concrete sump; 500x500x1000mm deep             nr         ***           ***             ***

Z611               100mm uPVC cable duct cast into concrete base slab      m         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL OF ACTIVITY G2 TO COST CENTRE SUMMARY      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                      Page G2/10                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   General Items

                   Method-Related Charges

                   Temporary works

A362               support scaffolding and propping                        t         ***           ***             ***

A355.1             steel walings                                           t         ***           ***             ***

A361               access & working platform                               m         ***           ***             ***

A363.1             Cut off surplus length of diaphragm wall, width 800     m         ***           ***             ***

A363.2             Prepare surface of diaphragm wall, width 800mm          m         ***           ***             ***

A363.3             Rebar couplers, 40mm                                   nr         ***           ***             ***

A363.4             treatment to diaphragm wall surface exposed            m2         ***           ***             ***

A357               500x500x1000mm deep concrete gully with water-
                   proof membrane                                         nr         ***           ***             ***

Z611               100mm uPVC cable duct cast into concrete base slab      m         ***           ***             ***

X500               Corrosion monitoring system for single box tunnel      nr         ***           ***             ***

X900               Civil provision for systemwide contracts               sum        ***           ***             ***

                   Connection of waling & struts to D.Wall

A355.2             Miscellaneous steel for connections gussets and pre-
                   load supports                                           t         ***           ***             ***

A355.3             M24 Hilti bolts                                        nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                  BROUGHT FORWARD              ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   Ground Investigation

                   Method related charges

A345               Plant, boring & drilling. Mobilisation and site
                   establishment                                          sum        ***           ***             ***

                   Rotary drilled boreholes

                   Numbers

B310               Core of NX size                                        nr         ***           ***             ***

                   Depth without core recovery; core of NX size;
                   commence from original surface

B335               In holes of maximum depth; 30 - 40m                    m          ***           ***             ***

                   Depth with core recovery; core of NX size; commence from original surface

B345               In holes of maximum depth; 30 - 40m                    m          ***           ***             ***

                   Depth cased

B360.1             Depth backfilled with imported granular material       m          ***           ***             ***

B360.2             Depth backfilled with cement mortar                    m          ***           ***             ***

                   Core boxes; length of core 1500mm

B379               Core of NX size                                        nr         ***           ***             ***

                   Site tests and observations

B513               Standard penetration test                              nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/2                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE         ITEM DESCRIPTION                                        UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                BROUGHT FORWARD                ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   Laboratory tests

                   Rock strength

B771               Unconfined compressive strength of core sample         nr         ***           ***             ***

B775               Point load index test                                  nr         ***           ***             ***

                   GEOTECHNICAL AND OTHER SPECIALIST PROCESSES

                   Method related charges

A337               Site establishement and mobilization for diaphragm
                   walls                                                  sum        ***           ***             ***

                   Diarphagm walls

C610               Excavation in material other than rock; wall 800mm
                   thick                                                  m3         ***           ***             ***

                   Concrete; grade 45D/20; category C temperature requirement

C640               Diaphragm wall                                         m3         ***           ***             ***

                   Deformed high yield steel bar reinforcement to BS4449

C666               Nominal size; 16-40mm                                  t          ***           ***             ***

C669.1             Couplers; nominal size 32mm                            nr         ***           ***             ***

C669.2             Couplers; nominal size 40mm                            nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/3                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                  BROUGHT FORWARD              ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   Guide walls

C680               Guide walls                                            m          ***           ***             ***

                   Diaphragm wall testing

C690.1             Coring of cast in place concrete diaphragm walls       m          ***           ***             ***

C690.2             Interface coring of cast in place concrete
                   diaphragm wall                                         nr         ***           ***             ***

C690.3             Non-destructive integrity; sonic testing of
                   completed diaphragm wall panels                        nr         ***           ***             ***

C690.4             Compressive strength tests of cored concrete
                   diaphragm wall                                         nr         ***           ***             ***

                   Pumping Test

A356.1             Pumping test                                           sum        ***           ***             ***

A356.2             Recharge well (28 no.)                                 sum        ***           ***             ***

                   Shear Pins

C790               Shear pins; 190mm diameter drillhole x 3500mm long;
                   including drilling into rock, strip clips, spacers,
                   4 x 40mm diameter high yield steel bar and
                   non-shrink cement grout to drillhole                   nr         ***           ***             ***

                   Temporary works for Cross Walls

A288               Cross wall at chainage                                 m2         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/4                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                 BROUGHT FORWARD               ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   Earthworks

                   Excavation for Foundations

                   Material other than topsoil, rock or artificial hard material

E325               max. depth : 2-5m                                     m3          ***           ***             ***

E327               max. depth : 10-15m                                   m3          ***           ***             ***

E328               max. depth : 15-20m                                   m3          ***           ***             ***

                   Excavation ancillaries

                   Preparation of excavated surfaces

E522               material other than topsoil, rock or artificial
                   hard                                                  m2          ***           ***             ***

                   Disposal of excavated material

E532               material other than topsoil, rock or artificial
                   hard material                                         m3          ***           ***             ***

                   Filling

                   To structure

E614               selected excavated material other than topsoil or
                   rock rock                                             m3          ***           ***             ***

                   Filling ancillaries

                   Preparation of filled surface

E722               material other than topsoil, rock or artificial
                   hard material                                         m3          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/5                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                   BROUGHT FORWARD             ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   IN SITU CONCRETE

                   Provision of concrete of designed mix

F230               Class: 20/20; concrete category C temperature
                   requirements                                            m3        ***           ***             ***

F240               Class: 40/20; concrete category A temperature
                   requirements                                            m3        ***           ***             ***

F200               Class: of density 18 kN/m3; concrete category C
                   temperature requirements                                m3        ***           ***             ***

                   Placing of mass concrete

                   Blinding layer

F511               thickness: not exceeding 150 mm                         m3        ***           ***             ***

F580               Infill to void of cross-sectional area exceeding 1m2    m3        ***           ***             ***

                   Placing of reinforced concrete

                   Base slabs

F624               thickness: exceeding 500 mm                             m3        ***           ***             ***

                   Suspended slabs

F634               thickness: exceeding 500 mm                             m3        ***           ***             ***

                   Walls

F643               thickness: 300-500mm                                    m3        ***           ***             ***

F644               thickness: exceeding 500mm                              m3        ***           ***             ***

                   Beams

F665.1             cross-sectional area exceeding 1 m2                     m3        ***           ***             ***

                   Capping Beam

F665.2             cross-sectional area: 0.25-1 m2                         m3        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                              CARRIED FORWARD      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/6                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT       QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                  BROUGHT FORWARD              ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   Concrete Ancillaries

                   Formwork finish; type F4

                   Horizontal

G315               width: exceeding 1.22m                                m2          ***           ***             ***

                   Sloping

G323               width: 0.2-0.4m                                       m2          ***           ***             ***

G324               width: 0.4-1.22m                                      m2          ***           ***             ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G529               all diameter                                          t           ***           ***             ***

                   Joints

                   Hydrophilic sealing strips; 20mm wide x 10mm deep

G659.1             between diaphragm wall and slab/beam                  m           ***           ***             ***

G659.2             at construction joint                                 m           ***           ***             ***

G670               Resin injection between base slab & waterstop joint   nr          ***           ***             ***

G650               Bentonite rubber gum install at D wall joint          m           ***           ***             ***

                   Formwork finish; type F2

                   Vertical

G344.1             width: 0.4- 1.22m                                     m2          ***           ***             ***

G345.1             width: exceeding 1.22m                                m2          ***           ***             ***

                   Formwork finish; type F4

G344.2             Vertical width:0.4-1.22m                              m2          ***           ***             ***

G345.2             Vertical width: exceeding 1.22m                       m2          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/7                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                 BROUGHT FORWARD               ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   Concrete Ancillaries

                   Joints

                   Forming recess for key-in joint to diaphragm wall surface including breaking up of concrete and disposal of debris off site

G699.3             1500mm wide x 125mm deep                                m         ***           ***             ***

                   Concrete accessories

                   Finishing of top surfaces

G819.1             class U3 finishes                                       m2        ***           ***             ***

                   Waterproofing

                   Damp proofing

                   Performed continuously keyed polymer membrane

W141               upper surfaces inclined at an angle not exceeding
                   30 degrees to the horizontal                            m2        ***           ***             ***

W143               surfaces inclined at an angle exceeding 60
                   degrees to the horizontal                               m2        ***           ***             ***

                   Conipur 265Z brush applied membrane

W500.1             upper surfaces inclined at an angle not exceeding
                   30 degrees to the horizontal                            m2        ***           ***             ***

W500.2             surfaces inclined at an angle exceeding 60
                   degrees to the horizontal                               m2        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/8                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G3 - EAST APPROACH STACK                                 BROUGHT FORWARD               ***
                   TUNNEL WITH OPEN RAMP OR BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (STACK TUNNEL SECTION)

                   Waterproofing

                   Reactive cementious coating

W161               upper surfaces inclined at an angle not exceeding
                   30 degrees to the horizontal                           m2         ***           ***             ***

W163               surfaces inclined at an angle exceeding 60 degrees
                   to the horizontal                                      m2         ***           ***             ***

                   Damp proofing

                   2 coats of sprayed applied waterproofing membrane

W191               upper surfaces inclined at an angle not exceeding
                   30 degrees to the horizontal                           m2         ***           ***             ***

W193               surfaces inclined at an angle exceeding 60
                   degrees to horizontal                                  m2         ***           ***             ***

                   Brickwork, Blockwork And Masonry

                   Dense concrete block

                   Vertical curved wall

U522               thickness: 150-250mm                                   m2         ***           ***             ***

                   Miscellaneous Works

A357.1             150mm uPVC carrier drain                               m          ***           ***             ***

A357.2             U-channel at D wall                                    m          ***           ***             ***

                   Miscellaneous Metalworks

N162               Galvanised mild steel wind posts; 305 x 127 UB         t          ***           ***             ***

N140               Galvanised mild steel handrails                        m          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                    TOTAL OF ACTIVITY G3 TO COST CENTRE SUMMARY    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G3/9                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   General Items

                   Method-Related Charges

A363               Sheet pile driving                                     m2         ***           ***             ***

A362               Support scaffolding and propping                       t          ***           ***             ***

A355.1             Steel waling                                           t          ***           ***             ***

                   R.C. waling

A355.2             Provision of concrete grade 40/20                      m3         ***           ***             ***

A355.3             Placing of concrete                                    m3         ***           ***             ***

A355.4             Reinforcement; all diameter                            t          ***           ***             ***

A355.5             Formwork                                               m2         ***           ***             ***

                   Connection of waling & struts to D.Wall

A355.6             Miscellaneous steel for connections gussets and
                   pre-load supports                                      t          ***           ***             ***

A355.7             M24 Hilti bolts                                        nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX                                   BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   Ground Investigation

                   Method related charges

A345               Plant, boring & drilling. Mobilisation and site
                   establishment                                           sum       ***           ***             ***

                   Rotary drilled boreholes

                   Numbers

B310               Core of NX size                                         nr        ***           ***             ***

                   Depth without core recovery; core of NX size;
                   commence from original surface

B335               In holes of maximum depth; 30 - 40m                     m         ***           ***             ***

                   Depth cased

B360.1             Depth backfilled with imported granular material        m         ***           ***             ***

                   Site tests and observations

B513               Standard penetration test                               nr        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/2                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX                                   BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   Geotechnical And Other Specialist Processes

                   Method related charges

A337               Site establishment and mobilization for diaphragm
                   walls                                                 sum         ***           ***             ***

                   Diarphagm walls

C610               Excavation in material other than rock; wall 800mm
                   thick                                                 m3          ***           ***             ***

                   Concrete; grade 45D/20; category C temperature requirement

C640               Diaphragm wall                                        m3          ***           ***             ***

                   Deformed high yield steel bar reinforcement to BS4449

C666               Nominal size; 16-40mm                                  t          ***           ***             ***

C669.1             Couplers; nominal size 32mm                           nr          ***           ***             ***

C669.2             Couplers; nominal size 40mm                           nr          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                               CARRIED FORWARD     ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/3                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX                                   BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   Guide walls

C680               Guide walls                                              m        ***           ***             ***

                   Diaphragm wall testing

C690.1             Coring of cast in place concrete diaphragm walls         m        ***           ***             ***

C690.2             Interface coring of cast in place concrete
                   diaphragm wall                                           nr       ***           ***             ***

C690.3             Non-destructive integrity; sonic testing of
                   completed diaphragm wall panels                          nr       ***           ***             ***

C690.4             Compressive strength tests of cored concrete
                   diaphragm wall                                           nr       ***           ***             ***

                   Cut-off surplus length

C690.5             Width 800mm                                              m        ***           ***             ***

                   Pumping Test

A356               Pumping test                                            sum       ***           ***             ***

                   Temporary works for Cross Walls

A288.1             Cross wall at chainage                                   m2       ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/4                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX                                   BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   Demolition and Site Clearance

D524.1             Demolition of RC gantry support truss; vol 100-250m3    nr        ***           ***             ***

D524.2             Demolition of RC gantry support truss; vol 50-100m3     nr        ***           ***             ***

                   Earthworks

                   Excavation for Foundations

                   Material other than topsoil, rock or artificial hard material

E328               maximum depth 15-20m                                    m3        ***           ***             ***

                   Excavation ancillaries

                   Preparation of excavated surfaces

E522               Material other than topsoil, rock or artificial
                   hard material                                           m2        ***           ***             ***

                   Disposal of excavated material

E532               Material other than topsoil, rock or artificial
                   hard material                                           m3        ***           ***             ***

                   Filling

                   To structure

E624               selected excavated material other than topsoil or
                   rock                                                    m3        ***           ***             ***

                   Filling ancillaries

                   Preparation of filled surfaces

E722               Material other than topsoil, rock or artificial
                   hard material                                           m2        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/5                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX                                   BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   In Situ Concrete

                   Provision of concrete designed mix

F230               Class: 20/20; concrete category C temp. requir.         m3        ***           ***             ***

F240               Class: 30/20; concrete category C temp. requir.         m3        ***           ***             ***

F241.1             Class: 40/20; concrete category A temp. requir.         m3        ***           ***             ***

F241.2             Class: 40/20; concrete category B temp. requir.         m3        ***           ***             ***

                   Placing of mass concrete

F511               Blinding layer thickness: not exceeding 150 mm          m3        ***           ***             ***

F580               Infill to niches for ERB
                   thickness exceeding 500mm                               m3        ***           ***             ***

                   Placing of reinforced concrete

                   Base slabs

F624               thickness: exceeding 500 mm                             m3        ***           ***             ***

                   Suspended slab

F634               thickness: exceeding 500 mm                             m3        ***           ***             ***

                   Walls

F644               thickness: exceeding 500 mm                             m3        ***           ***             ***

                   Concrete Ancillaries

                   Formwork finish; type F4

                   Horizontal

G315               width: exceeding 1.22 m                                 m2        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/6                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX                                   BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   Concrete Ancillaries (cont'd)

                   Formwork finish: type F4

                   Vertical

G345               width: exceeding 1.22 m                               m2          ***           ***             ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G529               all diameter                                          t           ***           ***             ***

                   Concrete accessories

                   Finishing of top surfaces

G819               class U3 finishes                                     m2          ***           ***             ***

                   Joint

G659               Hydrophilic sealing strip; 20xl0mm deeo               m           ***           ***             ***

G900               M J for C&C box tunnel                                nr          ***           ***             ***

                   Formwork finish : type F2

                   Plane Vertical

G344               width : 0.4-1.22m                                     m2          ***           ***             ***

G345               width : exceeding 1.22m                               m2          ***           ***             ***

                   Miscellaneous Metalworks

G140               Handrail                                              m           ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/7                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G4 - EAST APPROACH BOX                                   BROUGHT FORWARD               ***
                   STRUCTURE FOR LMC DOWNTRACK &
                   UPTRACK (CUT & COVER SECTION)

                   Waterproofing

                   2 layer of sprayed applied waterproofing membrane

W141.1             horizontal                                             m2         ***           ***             ***

W143.1             vertical                                               m2         ***           ***             ***

                   Preformed continuously keyed polymer membrane

W141.2             horizontal                                             m2         ***           ***             ***

W143.2             vertical                                               m2         ***           ***             ***

                   Reactive cementitious coating

W165.1             horizontal                                             m2         ***           ***             ***

W165.2             vertical                                               m2         ***           ***             ***

W441               100mm cement sand screeding; horizontal                m2         ***           ***             ***

W460               225mm Brickwork wall; vertical                         m2         ***           ***             ***

                   Miscellaneous works

A357.1             Drainage channel with waterproofing to base slab       m          ***           ***             ***

A357.2             150mm uPVC carrier drain in base slab                  m          ***           ***             ***

A357.3             In-situ concrete sump; 500x500x1000mm deep             nr         ***           ***             ***

Z611               100mm uPVC cable duct in base slab                     m          ***           ***             ***

X900.1             Civil provision for ERB Niches                        sum         ***           ***             ***

X500               Corrosion monitoring system                            nr         ***           ***             ***

X900.2             Civil provision for connection to TBM tunnels          nr         ***           ***             ***

X900.3             Civil provision for system wide contracts             sum         ***           ***             ***

X900.4             Drilling and grouting on temporary base slab for
                   the installation of re-bar for retaining wall          nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                    TOTAL OF ACTIVITY G4 TO COST CENTRE SUMMARY    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G4/8                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G5 - DRAINAGE & UTILITIES DIVERSIONS

                   General Items

                   Method-Related Charges

                   Temporary works

A362               support scaffolding and propping for drainage         sum         ***           ***             ***

A383               lowering 11kV cable under planter and footway
                   including backfilling, depth not exceeding 1m          m          ***           ***             ***

                   Demolition and Site Clearance

                   Other Structures

                   Concrete

                   Disused manholes

D521               volume : not exceeding 50 m3                           nr         ***           ***             ***

                   Disused gully

D521               volume : not exceeding 50 m3                           nr         ***           ***             ***

                   Pipelines

                   Disused pipelines

D610               nominal bore : 100 - 300mm                             m          ***           ***             ***

D620               nominal bore : 300 - 500mm                             m          ***           ***             ***

D630               nominal bore : exceeding 500mm                         m          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G5/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G5 - DRAINAGE & UTILITIES                                BROUGHT FORWARD               ***
                   DIVERSIONS

                   In-situ Concrete

                   Provision of Concrete designed mix

F240               Class 30/20, concrete category A                      m3          ***           ***             ***

                   Placing of reinforced concrete

                   Ground slab

F623               thickness 300 - 500mm                                 m3          ***           ***             ***

                   Placing of reinforced concrete

                   Wall

F643               thickness 300 - 500mm                                 m3          ***           ***             ***

                   Concrete Ancillaries

                   Formwork finish type F2

G345               Plane vertical, width exceeding 1.22m                 m2          ***           ***             ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G529               all diameter                                          t           ***           ***             ***

                   Pipework - Pipes

                   Concrete pipes: precast; class L; reinforced to BS
                   5911: Part 100: flexible spigot and socket joints with rubber gasket

                   Nominal bore: not exceeding 200mm

1223               in trenches; depth 1.5-2m                             m           ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G5/2                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G5 - DRAINAGE & UTILITIES                                BROUGHT FORWARD               ***
                   DIVERSIONS

                   Pipework - Pipes

                   Concrete pipes; precast; class M; reinforced to BS
                   5911: Part 100: flexible spigot and socket joints with rubber gasket

                   Nominal bore: 300 - 600mm

I233               in trenches; depth 1.5-2m                              m          ***           ***             ***

                   Nominal bore: 600 - 900mm

I244               in trenches; depth 2-2.5m                              m          ***           ***             ***

                   Nominal bore: 900 - 1200mm

I254               in trenches; depth 2-2.5m                              m          ***           ***             ***

                   D.I. Pipe

                   Nominal bore: 600 - 900mm

A383               Diversion of 900mm diameter water main                sum         ***           ***             ***

                   Pipework - Fitting and Valves

                   Concrete Pipe Fittings

                   Straight specials, short pipe

J283               nominal bore: 300 - 600mm                              nr         ***           ***             ***

J284               nominal bore: 600 - 900mm                              nr         ***           ***             ***

J285               nominal bore: 900 - 1200mm                             nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G5/3                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                       UNIT     QUANTITY      RATE HK$       AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G5 - DRAINAGE & UTILITIES                                BROUGHT FORWARD               ***
                   DIVERSIONS

                   Manholes And Pipework Ancillaries

                   Manholes

                   Insitu concrete; class 30/20; with double seal cast iron cover and frame and step iron

K132               depth : 1.5 -2m                                         nr        ***           ***             ***

K133               depth : 2 - 2.5m                                        nr        ***           ***             ***

                   Gullies

K360               trapped gulley                                          nr        ***           ***             ***

                   Reinstatement

                   Breaking up, temporary reinstatement of roads

K711               pipe bore: not exceeding 300mm                          m         ***           ***             ***

K712               pipe bore: 300 - 900mm                                  m         ***           ***             ***

K713               pipe bore: 900- 1800mm                                  m         ***           ***             ***

                   Other pipework ancillaries

                   Connections to existing pipes, ducts and culverts

K862               pipe bore 200 - 300mm                                   nr        ***           ***             ***

K863               pipe bore 300 - 600mm                                   nr        ***           ***             ***

K854               pipe bore 600 - 900mm                                   nr        ***           ***             ***

K865               pipe bore 900 - 1200mm                                  nr        ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G5/4                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G5 - DRAINAGE & UTILITIES                                BROUGHT FORWARD               ***
                   DIVERSIONS

                   Pipework - Supports and Protection, Ancillaries To
                   Laying and Excavation

                   Extras to Excavation and Backfilling

L111               in pipe trenches, excavation in rock                  m3          ***           ***             ***

                   Haunches

                   Mass concrete; class 20/20

L454               nominal bore 600 - 900mm                               m          ***           ***             ***

L455               nominal bore 900 - 1200mm                              m          ***           ***             ***

                   Surrounds

                   Mass concrete; class 30/20

L552               nominal bore 200 - 300mm                               m          ***           ***             ***

L553               nominal bore 300 - 600mm                               m          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL OF ACTIVITY G5 TO COST CENTRE SUMMARY      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G5/5                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY G6 - COMPENSATORY TREE PLANTING

                   Earthworks

                   Landscaping

E860               Trees                                                 sum         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL OF ACTIVITY G6 TO COST CENTRE SUMMARY      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page G6/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE G - ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   COST CENTRE SUMMARY

                   Cost Centre G                                                     ***

Activity G1        Railway Protection                                    sum                                       ***

Activity G2        East approach open ramp structure for LMC downtrack
                   & uptrack (transition ramp section)                   sum                                       ***

Activity G3        East approach stack tunnel with open ramp or box
                   structure for LMC downtrack & uptrack (stack tunnel
                   section)                                              sum                                       ***

Activity G4        East approach box structure for LMC downtrack &
                   uptrack (cut and cover tunnel section)                sum                                       ***

Activity G5        Drainage and Utility Diversions                       sum                                       ***

Activity G6        Compensatory tree planting                            sum                                       ***

                   Option 1 - Amended East Alignment                     sum                                       ***

--------------------------------------------------------------------------------------------------------------------------
                                                 Total of Cost Centre Value Carried to Pricing Schedule Summary    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

24 January 2003                   Page G Sum/1               Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - WEST VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H1 - WEST VENTILATION
                   BUILDING STRUCTURE AND CIVIL WORKS

                   Earthworks

E325               Excavation for foundation maximum depth : 2 - 5m      m3          ***           ***             ***

E532               Disposal of excavated materials                       m3          ***           ***             ***

E624               Backfilling with excavated materials                  m3          ***           ***             ***

                   In-situ Concrete

                   Provision of concrete of designed mix

F230               Class: 20/20; concrete category C temperature
                   requirements                                          m3          ***           ***             ***

F240.1             Class: 40/20; concrete category A temperature
                   requirements                                          m3          ***           ***             ***

F240.2             Class: 40/20; concrete category B temperature
                   requirements                                          m3          ***           ***             ***

F240.3             Class: 45/20; concrete category B temperature
                   requirements                                          m3          ***           ***             ***

                   Placing of mass concrete

F511               Blinding layer thickness : not exceeding 150mm        m3          ***           ***             ***

                   Placing of reinforced concrete

F623               Base and ground slab thickness : 300 - 500mm          m3          ***           ***             ***

F324               Base and ground slab thickness : exceeding 500mm      m3          ***           ***             ***

F632               Suspended slabs thickness: 150-300mm                  m3          ***           ***             ***

F642               Wall thickness: 150 - 300mm                           m3          ***           ***             ***

F643               Wall thickness: 300 - 500mm                           m3          ***           ***             ***

F653               Columns and piers; cross-sectional area;
                   0.1 - 0.25 m2                                         m3          ***           ***             ***

F654               Columns and piers; cross-sectional area;
                   0.25 - 1 m2                                           m3          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H1/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - WEST VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H1 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING STRUCTURE AND CIVIL WORKS

                   Placing of reinforced concrete

F664               Beam cross-sectional area : 0.25 - 1 m2               m3          ***           ***             ***

                   Other concrete forms

F667               Nozzles                                               m3          ***           ***             ***

F689               Steps and stairs thickness : 100 - 300 mm             m3          ***           ***             ***

                   Formwork; formed surfaces F2

G382.1             Vertical; width 0.2-0.4m                              m2          ***           ***             ***

G382.2             Vertical; width 0.4-1.22m                             m2          ***           ***             ***

G382.3             Vertical width exceeding 1.22m                        m2          ***           ***             ***

                   Formwork; formed surfaces F4

G314               Horizontal width exceeding 1.22m                      m2          ***           ***             ***

G325               Horizontal; sloping width exceeding 1.22m             m2          ***           ***             ***

G342               Vertical; width 0.1 - 0.2                             m           ***           ***             ***

G343               Vertical; width 0.2-0.4m                              m2          ***           ***             ***

G345               Vertical width exceeding 1.22m                        m2          ***           ***             ***

                   Form work F4; for concrete components of constant cross-section

G311.1             beams ; 500 x 1000 mm                                 m           ***           ***             ***

G311.2             beams ; 600 x 1200 mm                                 m           ***           ***             ***

G311.3             beams ; 600 x 1000 mm                                 m           ***           ***             ***

G342.1             columns ; 500 x 500 mm                                m           ***           ***             ***

G342.2             columns ; 500 x 800 mm                                m           ***           ***             ***

G342.3             columns ; 800 x 800 mm                                m           ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H1/2                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - WEST VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H1 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING STRUCTURE AND CIVIL WORKS

                   Reinforcement

G529               High yield steel bar reinforcement                    t           ***           ***             ***

                   Concrete Ancillaries

                   Concrete accessories

G819               Finishing of top surfaces; unformed surface U3        m2          ***           ***             ***

                   Builder's works

G901               Builder's works in connection with building
                   services                                              sum         ***           ***             ***

                   Temporary works

A350               Temporary works                                       sum         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL OF ACTIVITY H1 TO COST CENTRE SUMMARY      ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H1/3                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION
                   BUILDING - FINISHING WORKS

                   ROOF FINISH

                   Roof tiling

AA111.1            concrete tiles 300mm x 300mm including 50 mm semi-
                   dry cement and bedding; upper surfaces inclined at
                   an angle not exceeding 30 degree to the horizontal    m2          ***           ***             ***

AA111.2            Extra over for forming 200 mm wide surface drainage
                   channel                                                m          ***           ***             ***

                   Insulation

W490               50mm CFC free insulation board lay on top of
                   waterproofing membrane                                m2          ***           ***             ***

                   Waterproof Membrane

W331               2 layers of single skin waterproofing membrane        m2          ***           ***             ***

                   Screed

W441.1             25mm thick cement sand screed to receive
                   waterproofing membrane; including 25 x 25 mm
                   cement sand fillet                                    m2          ***           ***             ***

                   Tank Waterproofing

                   Waterproof polymer modified cementitious coating

W441.2             Floor to tank                                         m2          ***           ***             ***

W441.3             Wall to tank                                          m2          ***           ***             ***

W441.4             Ceiling to tank                                       m2          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING - FINISHING WORKS

                   Metal Doors and Frames

                   Galvanised mild steel doors; with pressed metal door frame, with paint finish

                   Proprietary two hours fire rated doors and frames

AE110.1            single leaf size 1.0m x 2.2m high                     nr          ***           ***             ***

AE110.2            double leaves size 2.0m x 2.2m high                   nr          ***           ***             ***

                   External Metal Doors and Frames

                   Stainless steel doors with stainless steel frame, selected colour paint system

AE110.3            single leaf size 1.0m x 2.2m high                     nr          ***           ***             ***

AE110.4            double leaves size 2.0m x 2.2m high                   nr          ***           ***             ***

AE110.5            double leaves size 3.0m x 4.5m high                   nr          ***           ***             ***

                   Manufactured stainless steel door; w/stainless steel
                   Frame: for TX Room selected colour paint finish

AE110.6            single leaf size 1.0m x 2.2m high                     nr          ***           ***             ***

AE110.7            double leaves size 2.0m x 3m high                     nr          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/2                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING - FINISHING WORKS

                   Metal Shutters, Windows and Louvres

                   Louvres

AF399.1            Aluminum weatherproof louvre overall size 1.0m x
                   1m high                                               nr          ***           ***             ***

AF399.2            Aluminum weatherproof louvre overall size 2.0m x
                   1m high                                               nr          ***           ***             ***

AF399.3            Aluminum weatherproof louvre overall size 6.0m x
                   3m high                                               nr          ***           ***             ***

AF399.4            Aluminum weatherproof louvre overall size 3.0m x
                   5m high                                               nr          ***           ***             ***

AF399.5            Aluminum weatherproof louvre overall size 5.0m x
                   12m high                                              nr          ***           ***             ***

AF399.6            Stainless steel weatherproof louvre overall size
                   1.5m x 1.0m high                                      nr          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/3                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING - FINISHING WORKS

                   Specialist Architectural Metalwork

AH100              Proprietary anodized aluminmum with gas lift access
                   hatch door for roof access                            nr          ***           ***             ***

AH999.01           GMS Cat ladder; comply with BS4211, 1994 and
                   BS5395 part 3, 1985                                    m          ***           ***             ***

AH999.02           S.S. Cat ladder; comply with BS4211, 1994 and
                   BS5395 part 3, 1985 to tanks                           m          ***           ***             ***

AH999.03           Illuminated exit sign                                 nr          ***           ***             ***

AH999.04           Stainless steel access hatch to tanks                 nr          ***           ***             ***

AH999.05           4.0 x 4.0 m galvanised mild steel grating including
                   necessary framing                                     nr          ***           ***             ***

AH999.06           5.0 x 5.0 m galvanised mild steel grill panel
                   including necessary framing                           nr          ***           ***             ***

AH999.07           Other statutory sign                                  sum         ***           ***             ***

AH999.08           Provision of mansafe protection to nozzle and
                   shaft in connection with tunnel                       sum         ***           ***             ***

AH999.09           50mm Diameter (Type 1) galvanized mild steel
                   handrails and including all fixing plate and end
                   cap, with paint finish                                 m          ***           ***             ***

AH999.10           60mm Diameter (Type 2) galvanized mild steel
                   handrails and including all fixing plate and end
                   cap, with paint finish                                 m          ***           ***             ***

AH999.11           Galvanized mild steel balustrade (Type 2) with and
                   including paint finish                                 m          ***           ***             ***

AH999.12           Lifting beam                                           m          ***           ***             ***

AH999.13           1.2 m Wide galvanized access walkway with
                   balustrade on both side including painted finish       m          ***           ***             ***

AH999.14           Galvanized metal steel chequer plate flooring for
                   TX room, including all supporting frame               m2          ***           ***             ***

AH999.15           GMS framework for supporting the oversize aluminum
                   louvre; total 168m2                                   kg          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/4                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING - FINISHING WORKS

                   Plastering and Tiling

                   Internal Finish

                   Floors

AJ240.1            granolithic screed floated and sealed                 m2          ***           ***             ***

                   Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

AJ240.2            granolithic screed floated and sealed                 m           ***           ***             ***

                   Stairs and steps

AJ240.3            granolithic screed floated and sealed to landing      m2          ***           ***             ***

AJ240.4            granolithic screed floated and sealed to tread and
                   riser                                                 m2          ***           ***             ***

AJ240.5            ceramic nosing tile to concrete stair                 m           ***           ***             ***

                   Tiling

AJ240.6            non slip homogenous tile with and including
                   waterproof cement sand bedding to toilet              m2          ***           ***             ***

                   Walls

                   Tiling

AJ240.7            glazed ceramic wall tile with and including
                   waterproof cement sand render to toilet               m2          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/5                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING - FINISHING WORKS

                   EXTERNAL FINISH

                   Walls and columns

AJ119.1            15 mm cement and sand render to receive ceramic
                   tiles                                                 m2          ***           ***             ***

AJ119.2            ditto to parpet wall                                  m2          ***           ***             ***

                   Tiling

                   Walls and columns

AK130.1            Glazed ceramic tiles 45mm x 95mm x 6mm thick
                   bedded with adhesive and grouted with colour grout    m2          ***           ***             ***

AK130.2            ditto to parpet wall                                  m2          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/6                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING - FINISHING WORKS

                   Architectural Coatings and Special Finishes

                   Epoxy Paint to floor

AT932.1            To granolithic screed to floor                        m2          ***           ***             ***

AT932.2            To granolithic base 100 mm high                        m          ***           ***             ***

                   Epoxy Paint to wall

AT933.1            To F4 concrete wall                                   m2          ***           ***             ***

                   Emulsion Paint to ceiling

AT933.2            To F4 concrete soffit and beams                       m2          ***           ***             ***

AT933.3            To F4 sloped concrete soffit and beams                m2          ***           ***             ***

AT933.4            To F4 concrete soffit and beams and sealed            m2          ***           ***             ***

                   Epoxy Paint acid resisted to floor

AT932.3            To granolithic screed to floor                        m2          ***           ***             ***

AT932.4            To granolithic base 100 mm high                        m          ***           ***             ***

                   Emulsion Paint to F4 concrete wall

AT933.5            To F4 concrete wall                                   m2          ***           ***             ***

AT933.6            To F4 concrete wall of staircase                      m2          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/7                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H2 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING - FINISHING WORKS

                   Supply and fix the following ironmongeries

Z341               Stainless steel ball bearing butt hinge with non-
                   removable pin                                         nr          ***           ***             ***

Z342               Overhead door closer with back check and built-in
                   pressure relief valve, with S.S. cover                nr          ***           ***             ***

Z343               Mortise storeroom lock with s.s. lever handle on
                   escutcheon plate and materkeyed                       nr          ***           ***             ***

Z349.1             Stainless steel exit device with mortise latch,
                   with s.s. handle and cylinder outside and
                   materkeyed                                            nr          ***           ***             ***

Z346.1             Stainless steel push plate, 700x300x1.5mm thick       nr          ***           ***             ***

Z346.2             Stainless steel kick plate, 800x200x1.5mm thick       nr          ***           ***             ***

Z349.2             Door stop                                             nr          ***           ***             ***

Z344               Top & bottom manual flush bolt with 300mm
                   extension rod                                         nr          ***           ***             ***

Z349.3             Surface mounted door bottom seal with EPDM sponge,
                   clear anodised aluminum housing                       nr          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                    TOTAL OF ACTIVITY H2 TO COST CENTRE SUMMARY    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H2/8                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H3 - WEST VENTILATION
                   BUILDING SERVICES, CABLING ETC.

                   Electrical Installation

                   Incoming Services

                   Equipment and ancillaries

BA0201.1           LV Switchboards; including all necessary
                   switchgears, power factor improvement equipment
                   and accessories.                                      nr          ***           ***             ***

                   Standby Equipment

BA0301.1           Uninterrupted Power Supply (UPS) System; including
                   inverter sections, rectifier/charger sections,
                   battery banks, 4P automatic changeover switches,
                   static by-pass switches, UPS manual
                   by-pass switches, surge suppression devices,
                   interconnecting cables and all necessary
                   accessories; as shown on Drawing                      sum         ***           ***             ***

BA0301.2           110V DC Charger c/w Ni-Cd batteries, associated
                   control wiring & components                           nr          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/1                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H3 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING SERVICES, CABLING ETC.

                   Electrical Installation

                   Main and Sub-main Distribution

BA0401.1           MCCB Board, 400A, 8 way, TPN c/w incoming
                   breaker                                                nr         ***           ***             ***

BA0401.2           MCCB Board, 400A, 4 way, TPN c/w incoming
                   breaker                                                nr         ***           ***             ***

BA0401.3           MCCB unit, TP up to 63A                                nr         ***           ***             ***

BA0401.4           MCB Board, 200A, 18 way, TPN c/w incoming
                   breaker                                                nr         ***           ***             ***

BA0401.5           MCB Board, 200A, 12 way, TPN c/w incoming
                   breaker                                                nr         ***           ***             ***

BA0401.6           MCB Board, 200A, 8 way, TPN c/w incoming
                   breaker                                                nr         ***           ***             ***

BA0401.7           MCB unit, SP, 10-32A                                   nr         ***           ***             ***

BA0401.8           MCB unit, SP, 32-63A                                   nr         ***           ***             ***

BA0401.9           MCB unit, TP, 10-32A                                   nr         ***           ***             ***

BA0401.10          MCB unit, TP, 32-63A                                   nr         ***           ***             ***

BA0401.ll          MCB/RCD combined unit, SP, 20A                         nr         ***           ***             ***

BA0401.12          MCB/RCD combined unit, SP, 32A                         nr         ***           ***             ***

BA0401.13          RCD unit, 4P, 32A                                      nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/2                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H3 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING SERVICES, CABLING ETC.

                   Electrical Installation

                   LV Cables and Wirings including necessary fixing

                   Fire resistant XLPE/SWA/LOSH Copper cables;
                   with copper conductors

                   Fixing to cable trays or ladders or other surfaces

BA0406.4           2-cores; 6 mm2                                        m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.5           4-cores; 10 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.6           4-cores; 25 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.7           4-cores; 35 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.8           4-cores; 50 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.9           4-cores; 70 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.10          4-cores; 95 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.ll          4-cores; 120 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.12          4-cores; 150 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.13          4-cores; 185 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.14          4-cores; 240 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.15          4-cores; 400 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/3                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H3 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING SERVICES, CABLING ETC.

                   Electrical Installation

                   XLPE/SWA/LOSH Copper cables; with copper conductors

                   Fixing to cable trays or ladders or other surfaces

BA0406.18          4-cores; 25 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.19          4-cores; 35 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.20          4-cores; 50 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.21          4-cores; 70 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.22          4-cores; 95 mm2                                       m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.23          4-cores; 120 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.24          4-cores; 150 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.25          4-cores; 185 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

BA0406.26          4-cores; 240 mm2                                      m           ***           ***             ***
                   Termination                                           nr          ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/4                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H3 - WEST VENTILATION                                    BROUGHT FORWARD               ***
                   BUILDING SERVICES, CABLING ETC.

                   Electrical Installation

                   Lighting and power

                   Final circuits in copper cables and conduits

BA0507.1           lighting points                                       sum         ***           ***             ***

BA0507.2           small power points for 13A socket outlet              sum         ***           ***             ***

BA0507.3           small power points for 13A FSU                        sum         ***           ***             ***

                   Lighting fittings; complete with associated lamps or tubes

BA0508.2           Fluorescent luminaries; 58W, twin tubes
                   Weather proof type                                     nr         ***           ***             ***

BA0508.3           Fluorescent luminaries; 36W, twin tubes

BA0508.4           Fluorescent luminaries;36W, twin tubes complete
                   with 2 hours maintained type battery and charger       nr         ***           ***             ***

BA0508.5           Low bay luminaries c/w control gears                   nr         ***           ***             ***

BA0508.6           Flood light fitting c/w control gears                  nr         ***           ***             ***

BA0508.7           EXIT signage
                   complete with 2 hours maintained type battery and
                   charger                                                nr         ***           ***             ***

BA0508.8           1m Lamp ploe c/w street lamp                           nr         ***           ***             ***

BA0508.9           Wall mount external flood light to IP 65               nr         ***           ***             ***

                   Accessories

BA0508.10          Lighting switches and socket outlets                  sum         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/5                Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE          ITEM DESCRIPTION                                     UNIT      QUANTITY      RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                   ACTIVITY H3 - WEST VENTILATION
                   BUILDING SERVICES, CABLING ETC.                                   BROUGHT FORWARD               ***

                   Electrical Installation

                   Earthing and Lightning Protection System

                   Earthing system c/w components and fixings

BA0809.1           Earth mat c/w earth rods for test electrode,
                   test link                                             set         ***           ***             ***

BA0809.2           50x6mm earth terminals and accessories                sum         ***           ***             ***

                   Lightning Protection System including components and fixings

IBA0809.3          Airtermination network and down conductors            sum         ***           ***             ***

JBA0809.4          Lightning earth pit c/w earth rods and test link       nr         ***           ***             ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                                CARRIED FORWARD    ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                      Page H3/6                 Contract No.LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Trunking, Ducting, Cable Trays and Conduits

              Hot dipped galvanised sheet steel cable trays and fittings & support

BA1005.1      100mm wide                                          m           ***           ***           ***

BA1005.2      150mm wide                                          m           ***           ***           ***

BA1005.3      200mm wide                                          m           ***           ***           ***

BA1005.4      300mm wide                                          m           ***           ***           ***

BA1005.5      400mm wide                                          m           ***           ***           ***

BA1005.6      500mm wide                                          m           ***           ***           ***

BA1005.7      600mm wide                                          m           ***           ***           ***

BA1005.8      1000mm wide                                         m           ***           ***           ***

              Hot dipped galvanised steel sheet truncking and fittings; B.S. 4678; including all painting

BA1005.23     200 x 200 mm trunkings; 1 compartment               m           ***           ***           ***

BA1005.24     200 x 100 mm trunkings; 1 compartment               m           ***           ***           ***

BA1005.25     300 x 100 mm trunkings; 1 compartment               m           ***           ***           ***

BA1005.26     100 x 100 mm trunkings; 1 compartment               m           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Sundries

              Allow for the following and executing to the satifaction of the Engineer

              Provision of testing including integrated testing, setting to work and commissioning the complete Electrical System

BA1110.1      generally                                          sum          ***           ***           ***

              Provision of mock-up as per specification

BA1110.2      generally                                          sum          ***           ***           ***

              Training of Employer's staff as per
              specification

BA1110.3      generally                                          sum          ***           ***           ***

              Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.4      generally                                          sum          ***           ***           ***

              Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.5      generally                                          sum          ***           ***           ***

              Provision of tools and special equipment for operating and maintenance purposes as per specification

BA1110.6      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Sundries

              Allow for the following and executing to the satifaction of the Engineer

              Preparation of all installation and
              fabrication/shop drawings required and
              distribution after review.

BA1110.7      generally                                          sum          ***           ***           ***

              Preparation of design data required submission and distribution after review

BA1110.8      generally                                          sum          ***           ***           ***

              Preparation of builder's works drawings
              required submission and distribution after review

BA1110.9      generally                                          sum          ***           ***           ***

              Preparation of "as built" record drawings as specified

BA1110.10     generally                                          sum          ***           ***           ***

              Provision of Operation & Maintenance Manuals as specified

BA1110.11     generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/9               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical Installation

              Ventilation System

              Equipment and ancillaries

              Ventilation fans; completed with all necessary
              accessories and connections
              Axail Fan (Total Pressure Within 500Pa)
BB0601.1      within 5.0m3/s                                     nr           ***           ***           ***

              In-line Centrifugal Fan (Total Pressure Within
              500Pa)
BB0601.6      within 1.0m3/s                                     nr           ***           ***           ***

              In-line Mixed Flow Fan (Total Pressure Within
              500Pa)
BB0601.7      within 1.0m3/s                                     nr           ***           ***           ***

BB0601.8      within 2.5m3/s                                     nr           ***           ***           ***

              Galvanised steel sheet rectangular ducts and fittings
              Fixing to or suspending from soffit

BB0603.1      0.6-1.2m thick                                     m2           ***           ***           ***

              Fire Damper; Mild Steel: 2 hr Rating Complete
              with Fusible Link
BB0604.1      up to 0.05 m2                                      nr           ***           ***           ***

BB0604.2      from 0.05 m2 to 0.1 m2                             nr           ***           ***           ***

              Volume Control Damper (Opposed Blade)
BB0605.1      up to 1.0 m2                                       nr           ***           ***           ***

BB0605.2      from 1.0 m2 to 1.5 m2                              nr           ***           ***           ***

BB0605.3      from 1.5 m2 to 2.0 m2                              nr           ***           ***           ***

              Air Grilles
BB0606.1      up to 1.0 m2                                       nr           ***           ***           ***

BB0606.2      from 1.0 m2 to 1.5 m2                              nr           ***           ***           ***

BB0606.3      from 1.5 m2 to 2.0 m2                              nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/10              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES. CABLING ETC.

              Mechanical Installation

              Staircase Pressurisatin System

              Equipment and ancillaries

              complete with one duty and one standby fan
              (heat resistance), bypass damper, pressure differential sensors, smoke probe, controls, ductwork and accessories

BB0801.1      Air flow rate 12.0m3/s; 600Pa                      nr           ***           ***           ***

BB0801.2      Air flow rate 16.0m3/s; 900Pa                      nr           ***           ***           ***

              Galvanised steel sheet rectangular ducts and fittings

              Fixing to or suspending from soffit

BB0801.3      0.6-1.2m thick                                     m2           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/11              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical Installation

              Air Conditioning System

              Equipment and ancillaries

              Split Type Air-conditioning units; with
              filters, insulation, drain pans, all necessary accessories and connections

BB0703.1      below 15kW cooling capacity                        nr           ***           ***           ***

              Condensate Drain System complete with G.S Pipe,
              Drain Pan, Fittings with Insulation, Support and Connection to Drainage System

BB0703.2      up to 32mm diameter pipe                            m           ***           ***           ***

              Control systems: electrical and control for ECS

              Equipment and ancillaries

              ECS equipment control panel

BB1201.1      generally                                          nr           ***           ***           ***

              Staircase pressurisation control panel &
              Accessories

BB1201.2      generally                                          nr           ***           ***           ***

              Allow for

              Design, supply and installation of power supply & control system from ECS equipment control panel to ECS equipment

BB1201.3      generally                                          sum          ***           ***           ***

              Design, supply and installation of interfacing work or ECS and FS systems

BB1201.4      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/12              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical Installation

              Sundries

              Allow for the following and executing to the satisfaction of the Engineer

              Provision of testing, including integrated testing, setting to work and commissioning the complete ECS Installation

BB1909.1      generally                                          sum          ***           ***           ***

              Provision of mock-up as per specification

BB1909.2      generally                                          sum          ***           ***           ***

              Training of Employer's staff as per
              specification

BB1909.3      generally                                          sum          ***           ***           ***

              Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1909.4      generally                                          sum          ***           ***           ***

              Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BB1909.5      generally                                          sum          ***           ***           ***

              Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1909.6      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/13              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical Installation

              Sundries

              Allow for the following and executing to the satisfaction of the Engineer

              Preparation of all installation and
              fabrication/shop drawings required and
              distribution after review

BB1909.7      generally                                          sum          ***           ***           ***

              Preparation of design data required submission and distribution after review

BB1909.8      generally                                          sum          ***           ***           ***

              Preparation of builder's works drawing required submission and distribution after review

BB1909.9      generally                                          sum          ***           ***           ***

              Preparation of "as built" record drawings as specified

BB1909.10     generally                                          sum          ***           ***           ***

              Provision of Operation & Maintenance
              Manuals as specified

BB1910.11     generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/14              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Total Flooding System

              Equipment and ancillaries

BB1605.1      FM200 control panels; including batteries and
              chargers and automatic/manual lock off units       nr           ***           ***           ***

BB1605.2      Gas cylinders to B.S. 5045; including gas,
              automatic pressure release device, gas valve/
              actuator, pressure gauge, flexible hose, check
              valve, safety latches, dischange nozzle and all
              necessary accessories                              nr           ***           ***           ***

              Seamless carbon steel pipes and fitting
BB1605.3      65mm diameter                                       m           ***           ***           ***
BB1605.4      50mm diameter                                       m           ***           ***           ***
BB1605.5      40mm diameter                                       m           ***           ***           ***
BB1605.6      25mm diameter                                       m           ***           ***           ***
BB1605.7      20mm diameter                                       m           ***           ***           ***

              Printing

BB1605.8      preparing; priming; finish coats on carbon
              steel works; to pipe and tubing                    sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/15              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Fire Hydrant and Hosereel System

              Equipment and ancillaries

              pumps

BB1602.1      900 l/min at 650kPa                                nr           ***           ***           ***

BB1602.2      30 1/min at 750kPa                                 nr           ***           ***           ***

BB1602.3      pump control panel included associated
              electrical works                                   set          ***           ***           ***

              Galvanised steel pipes and fitting
BB1602.4      25mm diameter                                       m           ***           ***           ***
BB1602.6      100mm diameter                                      m           ***           ***           ***

              In-line equipment

BB1602.7      Hose reels                                         nr           ***           ***           ***

BB1602.8      fire hydrant                                       nr           ***           ***           ***

BB1602.9      fire hydrant twin inlet c/w non return valve       nr           ***           ***           ***

              Gate valve
BB1602.10     150mm diameter                                     nr           ***           ***           ***

              Check valve
BB1602.11     150mm diameter                                     nr           ***           ***           ***

              Stainer
BB1602.12     150mm diameter                                     nr           ***           ***           ***

              Flexible connector
BB1602.13     150mm diameter                                     nr           ***           ***           ***

              Ball float valve
BB1602.14     100mm diameter                                     nr           ***           ***           ***

              Vortex inhibitor
BB1602.15     150mm diameter                                     nr           ***           ***           ***

              Puddle flange
BB1602.16     150mm diameter                                     nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/16              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Fire Hydrant and Hosereel System (Cont.)

BB1602.17     level float switch controller                      set          ***           ***           ***

BB1602.18     pressure gauge c/w gate valve                      nr           ***           ***           ***

BB1602.19     pressure switch c/w accessories                    nr           ***           ***           ***

BB1602.20     check meter position                               set          ***           ***           ***

BB1602.21     water tank accessories included vent pipe,
              drain pipe, overflow c/w warning pipe              set          ***           ***           ***

BB1602.22     automatic air vent                                 nr           ***           ***           ***

              Painting
BB1602.23     Preparing; priming; finish coats on galvanised
              metal works; to pipe and tubing                    sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/17              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Street Hydrant System

              Equipment and ancillaries

              pumps

BB1603.1      4000 l/min at 650kPa                               nr           ***           ***           ***

BB1603.2      30 l/min at 700kPa                                 nr           ***           ***           ***

BB1603.3      pump control panel included associated
              electrical works                                   set          ***           ***           ***

              Ductile iron pipe to BS EN 545 class K12 with
              cement lining inside and bitumen and zinc
              coated outside c/w fitting, hanger, support,
              painting and accessories etc
BB1603.4      200mm diameter                                      m           ***           ***           ***

              Galvanised steel pipes and fitting
BB1603.5      150mm diameter                                      m           ***           ***           ***

              In-line equipment

BB1603.6      street hydrant                                     nr           ***           ***           ***

              Underground gate valve
BB1603.7      150mm diameter                                     nr           ***           ***           ***

              Gate valve
BB1603.8      200mm diameter                                     nr           ***           ***           ***

              Check valve
BB1603.9      200mm diameter                                     nr           ***           ***           ***

              Stainer
BB1603.10     200mm diameter                                     nr           ***           ***           ***

              Flexible connector
BB1603.11     200mm diameter                                     nr           ***           ***           ***

              Ball float value
BB1603.12     150mm diameter                                     nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/18              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Street Hydrant System (Cont.)

              Vortex inhibitor
BB1603.13     200mm diameter                                     nr           ***           ***           ***

              Puddle flange
BB1603.14     200mm diameter                                     nr           ***           ***           ***

BB1603.15     level float switch controller                      set          ***           ***           ***

BB1603.16     pressure gauge c/w gate valve                      nr           ***           ***           ***

BB1603.17     pressure switch c/w accessories                    nr           ***           ***           ***

BB1603.18     check meter position                               set          ***           ***           ***

BB1603.19     water tank accessories included vent pipe,
              drain pipe, overflow c/w warning pipe              set          ***           ***           ***

BB1603.20     automatic air vent                                 nr           ***           ***           ***

              Painting
BB1603.21     Preparing; priming; finish coats on galvanised
              metal works; to pipe and tubing                    sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/19              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Fire Alarm and Detection System

BB1604.1      analogue addressable fire control panel            set          ***           ***           ***

BB1604.2      pump and tank status display c/w 80 LED            set          ***           ***           ***

BB1604.3      battery, charger and accessories                   set          ***           ***           ***

BB1604.4      smoke / heat detector                              nr           ***           ***           ***

BB1604.5      monitor / control module                           nr           ***           ***           ***

              Alarm bell
BB1604.6      150mm diameter                                     nr           ***           ***           ***
BB1604.7      250mm diameter                                     nr           ***           ***           ***

BB1604.8      break glass unit                                   nr           ***           ***           ***

BB1604.9      24V D.C. dry contract for interfacing with
              other system                                       nr           ***           ***           ***

BB1604.10     G.I. Conduit / trunking c/w support and
              accessories                                        sum          ***           ***           ***
              surface conduit
              conceal conduit
              flexible conduit
              trunking

BB1604.11     direct telephone line to FSCC c/w alarm
              transmitter, relays, accessories, and first year
              rental charge                                      sum          ***           ***           ***

BB1604.12     1/c 1.5mm/2/ PVC LSOH copper cable                 sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/20              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Sprinkler System

              Equipment and ancillaries

              Pumps

BB1601.1      2700 1/min at 200kPa                               nr           ***           ***           ***

BB1601.2      30 1/min at 550kPa                                 nr           ***           ***           ***

BB1601.3      pump control panel included associated electrical
              works                                              set          ***           ***           ***

              Ductile iron pipe to BS EN 545 class K12 with
              cement lining inside and bitumen and zinc
              coated outside c/w fitting, hanger, support,
              painting and accessories etc
BB1601.4      200mm diameter                                      m           ***           ***           ***

              Galvanised steel pipes and fitting
BB1601.5      150mm diameter                                      m           ***           ***           ***
BB1601.6      100mm diameter                                      m           ***           ***           ***
BB1601.7      80mm diameter                                       m           ***           ***           ***
BB1601.8      65mm diameter                                       m           ***           ***           ***
BB1601.9      50mm diameter                                       m           ***           ***           ***
BB1601.10     40mm diameter                                       m           ***           ***           ***
BB1601.11     32mm diameter                                       m           ***           ***           ***
BB1601.12     25mm diameter                                       m           ***           ***           ***
BB1601.13     20mm diameter                                       m           ***           ***           ***
BB1601.14     15mm diameter                                       m           ***           ***           ***

              Sprinkler control valve set c/w water motor
              alarm gong, by-pass facility and associated
              accessories etc.
BB1601.15     150 diameter                                       set          ***           ***           ***

              Flow switch
BB1601.16     100mm diameter                                     nr           ***           ***           ***

              Subsidiary valve
BB1601.17     100mm diameter                                     nr           ***           ***           ***

BB1601.18     sprinkler twin inlet c/w non return valve          nr           ***           ***           ***

BB1601.19     sprinkler head 68 deg.C conventional type          nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/21              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Sprinkler System (con't)

              Gate valve c/w monitoring micro-switch
BB1601.20     200mm diameter                                     nr           ***           ***           ***
BB1601.21     150mm diameter                                     nr           ***           ***           ***

              Check valve
BB1601.22     150mm diameter                                     nr           ***           ***           ***

              Stainer
BB1601.23     150mm diameter                                     nr           ***           ***           ***

              Flexible connector
BB1601.24     150mm diameter                                     nr           ***           ***           ***

              Ball float valve
BB1601.25     150mm diameter                                     nr           ***           ***           ***

              Vortex inhibitor
BB1601.26     200mm diameter                                     nr           ***           ***           ***

              Puddle flange
BB1601.27     200mm diameter                                     nr           ***           ***           ***

              Direct reading flow meter
BB1601.28     150mm diameter                                     nr           ***           ***           ***

BB1601.29     level float switch controller                      set          ***           ***           ***

BB1601.30     pressure gauge c/w gate valve                      nr           ***           ***           ***

BB1601.31     pressure switch c/w accessories                    nr           ***           ***           ***

BB1601.32     check meter position                               set          ***           ***           ***

BB1601.33     water tank accessories included vent pipe, drain
              pipe, overflow c/w warning pipe                    set          ***           ***           ***

BB1601.34     automatic air vent                                 nr           ***           ***           ***

              Painting
BB1601.35     Preparing; priming; finish coats on galvanised
              metal works; to pipe and tubing                    sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/22              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Sundries

              Portable fire equipment
BB1606.1      4.5 kg carbon dioxide                              nr           ***           ***           ***

              Allow for the following and executing to the satifaction of the Engineer

              Provision of testing, including integrated testing, setting to work and commissioning the complete Fire Service Installation

BB1609.1      generally                                          sum          ***           ***           ***

              Provision of mock-up as per specification

BB1609.2      generally                                          sum          ***           ***           ***

              Traning of Employer's staff as per specification

BB1609.3      generally                                          sum          ***           ***           ***

              Providong of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like

BB1609.4      generally                                          sum          ***           ***           ***

              Providing fire stopping including internal fire barriers to truncking, busbar trunking, inside pipe sleeves etc. and the like

BB1609.5      generally                                          sum          ***           ***           ***

              Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1609.6      generally                                          sum          ***           ***           ***

              Preparation of all installation and
              fabrication/shop drawings required and
              distribution after review

BB1609.7      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/23              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Sundries

              Allow for the following and executing to the satifaction of the Engineer (Cont'd)

              Preparation of design data required submission and distribution after review

BB1609.8      generally                                          sum          ***           ***           ***

              Preparation of builder's works drawing required submission and distribution after review

BB1609.9      generally                                          sum          ***           ***           ***

              Preparation of "as built" record drawing drawing as specified

BB160.10      generally                                          sum          ***           ***           ***

              Provision of operation & maintenance manual as specified

BB160.11      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/24              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Plumbing and Drainage Installation

              Plumbing System

              Plastic coated copper tube to BSEN 1057:1996
              and plastic to BS 3412 c/w fitting, hanger,
              support, and accessories etc
BC0702.1      40 mm diameter                                      m           ***           ***           ***
BC0702.2      20 mm diameter                                      m           ***           ***           ***

              Ductile iron pipe to BSEN 545 c/w fitting,
              hanger, support, and accessories etc
BC0702.3      67 mm diameter                                      m           ***           ***           ***
BC0702.4      80 mm diameter                                      m           ***           ***           ***

BC0702.5      Valve & accessories                                sum          ***           ***           ***

              Fibre-glass Reinforced PVC (FRP) water tank
              including accessories of vent pipe, drain pipe,
              overflow etc
BC0701.4      500 Litre                                          nr           ***           ***           ***
BC0701.5      1500 Litre                                         nr           ***           ***           ***

BC0701.6      Water meter including associated accessories       nr           ***           ***           ***

BC0701.7      pump control panel included associated electrical
              works                                              set          ***           ***           ***

BC0701.8      Water pump c/w control panel, float switch
              and accessories                                    nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/25              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Plumbing and Drainage Installation

              Drainage system

              Ductile iron pipe c/w fitting, support and
              accessories to BSEN 598
BC0305.1      100mm diameter                                      m           ***           ***           ***

              PVC pipe c/w fitting, support and accessories
              to BS 5255
BC0305.2      50 mm diameter                                      m           ***           ***           ***

              Rainwater Outlet c/w accessories
BC0305.3      100mm diameter                                     nr           ***           ***           ***

              Floor drain c/w accessories
BC0305.4      100 mm diameter                                    nr           ***           ***           ***

BC0305.5      Sanitary ware                                      sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/26              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Plumbing and Drainage Installation

              Sundries

              Allow for the following and executing to the satisfaction of the Engineer

              Provision of testing, including integrated testing, setting to work and commissioning the complete ECS Installation

BC1309.1      generally                                          sum          ***           ***           ***

              Provision of mock-up as per specification

BC1309.2      generally                                          sum          ***           ***           ***

              Training of Employer's staff as per
              specification

BC1309.3      generally                                          sum          ***           ***           ***

              Provision of tools and special equipment for operating and maintenance purposes as per specification

BC1309.4      generally                                          sum          ***           ***           ***

              Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BC1309.5      generally                                          sum          ***           ***           ***

              Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BC1309.6      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/27              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H3 - WEST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Plumbing and Drainage Installation

              Allow for the following and executing to the satisfaction of the Engineer

              Preparation of all installation and
              fabrication/shop drawings required and
              distribution after review

BC1309.7      generally                                          sum          ***           ***           ***

              Preparation of design data required submission and distribution after review

BC1309.8      generally                                          sum          ***           ***           ***

              Preparation of builder's works drawing required submission and distribution after review

BC1309.9      generally                                          sum          ***           ***           ***

              Prepartion of "as built" record drawings as specified

BC1309.10     generally                                          sum          ***           ***           ***

              Provision of Operation & Maintenance Manuals as specified

BC1309.11     generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                             TOTAL OF ACTIVITY H3 TO ACTIVITY SUMMARY     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H3/28              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - EAST VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H4 - EAST VENTILATION
              BUILDING STRUCTURE AND CIVIL WORKS

              In-situ Concrete

              Provision of concrete of designed mix

F243          Class: 20/20; concrete category C temperature
              requirements                                       m3           ***           ***           ***

F283.1        Class: 40/20; concrete category A temperature
              requirements                                       m3           ***           ***           ***

F283.2        Class: 40/20; concrete category B temperature
              requirements                                       m3           ***           ***           ***

F293          Class: 45/20; concrete category B temperature
              requirements                                       m3           ***           ***           ***

              Placing of reinforced concrete

F511          Blinding layer thickness : not exceeding 150mm     m3           ***           ***           ***

F624          Base and ground slab thickness : exceeding 500mm   m3           ***           ***           ***

F632          Suspended slabs thickness: 150-300mm               m3           ***           ***           ***

F634          Suspended slabs thickness: exceeding 500mm         m3           ***           ***           ***

F642          Wall thickness: 150 - 300mm                        m3           ***           ***           ***

F643          Wall thickness: 300 - 500mm                        m3           ***           ***           ***

F644          Wall thickness: exceeding 500mm                    m3           ***           ***           ***

F653          Columns and piers; cross-sectional area;
              0.1 - 0.25 m2                                      m3           ***           ***           ***

F664          Beam cross-sectional area : 0.25 - 1 m2            m3           ***           ***           ***

              Other concrete forms

F680          Steps and stairs                                   m3           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H4/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - EAST VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H4 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING STRUCTURE AND CIVIL WORKS

              Formwork; formed surfaces F2

G344          Vertical; width 0.4-1.22m                          m2           ***           ***           ***

G345          Vertical; width exceeding 1.22m                    m2           ***           ***           ***

G325          Horizontal; sloping width exceeding 1.22m          m2           ***           ***           ***

G335          Battered; width exceeding 1.22m                    m2           ***           ***           ***

              Formwork; formed surfaces F4

G315          Horizontal width exceeding 1.22m                   m2           ***           ***           ***

G325          Horizontal; sloping width exceeding 1.22m          m2           ***           ***           ***

G342          Vertical; width 0.1 - 0.2                           m           ***           ***           ***

G345          Vertical width exceeding 1.22m                     m2           ***           ***           ***

              Formwork F4; for concrete components of
              constant cross-section

G381.1        beams; 400 x 700 mm                                 m           ***           ***           ***

G381.2        beams; 600 x 1000 mm                                m           ***           ***           ***

G381.3        beams; 600 x 1200 mm                                m           ***           ***           ***

G381.4        beams; 1000 x 700 mm                                m           ***           ***           ***

G381.5        beams; 700 x 700 mm                                 m           ***           ***           ***

G382.1        columns; 350 x 350 mm                               m           ***           ***           ***

G382.2        columns; 500 x 500 mm                               m           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H4/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - EAST VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H4 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING STRUCTURE AND CIVIL WORKS

              Reinforcement

G520          High yield steel bar reinforcement                  t           ***           ***           ***

              Concrete Ancillaries

              Concrete accessories

G815          Finishing of top surfaces; unformed surface U3     m2           ***           ***           ***

              Builder's works

G901          Builder's works in connection with building
              services                                           sum          ***           ***           ***

              Temporary works

A350          Temporary works                                    sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                          TOTAL OF ACTIVITY H4 TO COST CENTRE SUMMARY     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H4/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION
              BUILDING CIVIL FINISHING WORKS

              ROOF FINISH

              Roof tiling

AA111.1       concrete tiles 300mm x 300mm including 50 mm
              semi-dry cement and bedding; upper surfaces
              inclined at an angle not exceeding 30 degree to
              the horizontal                                     m2           ***           ***           ***

AA111.2       Extra over for forming 200 mm wide surface
              drainage channel                                    m           ***           ***           ***

              Insulation

W490          50mm CFC free insulation board lay on top of
              waterproofing membrane                             m2           ***           ***           ***

              Waterproof Membrane

W331          2 layers of single skin waterproofing membrane     m2           ***           ***           ***

              Screed

W441.1        25mm thick cement sand screed to receive
              waterproofing membrane; including 25 x 25 mm
              cement sand fillet                                 m2           ***           ***           ***

              Tank Waterproofing

              Waterproof polymer modified cementitious coating

W441.2        Floor to tank                                      m2           ***           ***           ***

W441.3        Wall to tank                                       m2           ***           ***           ***

W441.4        Ceiling to tank                                    m2           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING CIVIL FINISHING WORKS

              Metal Doors and Frames

              Galvanised mild steel doors; with pressed metal door frame, with paint finish

              Proprietary two hours fire rated doors and frames

AE110.1       single leaf size 1.0m x 2.2m high                  nr           ***           ***           ***

AE110.2       double leaves size 2.0m x 2.2m high                nr           ***           ***           ***

              Proprietary one hours fire rated doors and frames

AE110.3       single leaf size 1.0m x 2.2m high                  nr           ***           ***           ***

              External Metal Doors and Frames

              Stainless steel doors with stainless steel frame, selected colour paint system

AE110.4       single leaf size 1.0m x 2.2m high                  nr           ***           ***           ***

AE110.5       double leaves size 2.0m x 2.2m high                nr           ***           ***           ***

AE110.6       double leaves size 3.0m x 4.5m high                nr           ***           ***           ***

              Manufactured stainless steel door; w/stainless steel frame; for TX Room, selected colour paint finish

AE110.7       single leaf size 1.0m x 3m high                    nr           ***           ***           ***

AE110.8       double leaves size 2.0m x 3m high                  nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING CIVIL FINISHING WORKS

              Metal Shutters, Windows and Louvres

              Louvres

AF399.1       Aluminum weatherproof louvre overall size 6.0m
              x 3m high                                          nr           ***           ***           ***

AF399.2       Aluminum weatherproof louvre overall size 6.0m
              x 4m high                                          nr           ***           ***           ***

AF399.3       Aluminum weatherproof louvre L shape overall
              size (3m + 1.5m) x 3m                              nr           ***           ***           ***

AF399.4       Stainless steel weatherproof louvre overall
              size 1.5m x 1.0m high                              nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING CIVIL FINISHING WORKS

              Specialist Architectural Metalwork

AH100         Proprietary anodized aluminmum with gas lift
              access hatch door for roof access                  nr           ***           ***           ***

AH999.01      GMS Cat ladder; comply with BS4211, 1994 and
              BS5395 part 3, 1985                                 m           ***           ***           ***

AH999.02      S.S. Cat ladder; comply with BS4211, 1994 and
              BS5395 part 3, 1985 to tanks                        m           ***           ***           ***

AH999.03      50mm Diameter (Type 1) galvanized mild steel
              handrails and including all fixing plate and
              end cap, with paint finish                          m           ***           ***           ***

AH999.04      60mm Diameter (Type 2) galvanized mild steel
              handrails and including all fixing plate and
              end cap, with paint finish                          m           ***           ***           ***

AH999.05      Galvanized mild steel balustrade (Type 2) with
              and including paint finish                          m           ***           ***           ***

AH999.06      Lifting beam                                        m           ***           ***           ***

AH999.07      1.2 m Wide galvanized access walkway with
              balustrade on both side including painted
              finish                                              m           ***           ***           ***

AH999.08      Illuminated exit sign                              nr           ***           ***           ***

AH999.09      Stainless steel access hatch to tanks              nr           ***           ***           ***

AH999.10      4.0 x 4.0 m galvanised mild steel grating
              including necessary framing                        nr           ***           ***           ***

AH999.11      5.0 x 5.0 m galvanised mild steel grill panel
              including necessary framing                        nr           ***           ***           ***

AH999.12      Other statutory sign                               sum          ***           ***           ***

AH999.13      Provision of mansafe protection to nozzle and
              shaft in connection with tunnel                    sum          ***           ***           ***

AH999.14      Galvanized metal steel chequer plate flooring
              for TX room, including all supporting frame        m2           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING CIVIL FINISHING WORKS

              Specialist Architectural Metalwork (cont'd)

AH999.15      GMS framework for supporting the oversize
              aluminum louvre; total 132m2                       kg           ***           ***           ***

              Plastering and Tiling

              Floors

AJ240.1       granolithic screed floated and sealed              m2           ***           ***           ***

              Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

AJ240.2       granolithic screed floated and sealed               m           ***           ***           ***

              Stairs and steps

AJ240.3       granolithic screed floated and sealed to
              landing                                            m2           ***           ***           ***

AJ240.4       granolithic screed floated and sealed to tread
              and riser                                          m2           ***           ***           ***

AJ240.5       ceramic nosing tile to concrete stair               m           ***           ***           ***

              Tiling

AJ240.6       non slip homogenous tile with and including
              waterproof cement sand bedding to toilet           m2           ***           ***           ***

              Walls

              Tiling

AJ240.7       glazed ceramic wall tile with and including
              waterproof cement sand render to toilet            m2           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING CIVIL FINISHING WORKS

              EXTERNAL FINISH

              Walls and columns

AJ119.1       15 mm cement and sand render to receive ceramic
              tiles                                              m2           ***           ***           ***

AJ119.2       ditto to parpet wall                               m2           ***           ***           ***

              Tiling

              Walls and columns

AK130.1       Glazed ceramic tiles 45mm x 95mm x 6mm thick
              bedded with adhesive and grouted with colour
              grout                                              m2           ***           ***           ***

AK130.2       ditto to parpet wall                               m2           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING CIVIL FINISHING WORKS

              ARCHITECTURAL COATINGS AND SPECIAL FINISHES

              Epoxy Paint to floor

AT932.1       To granolithic screed to floor                     m2           ***           ***           ***

AT932.2       To granolithic base 100 mm high                     m           ***           ***           ***

              Epoxy Paint to wall

AT933.1       To F4 concrete wall                                m2           ***           ***           ***

              Emulsion Paint to ceiling

AT933.2       To F4 concrete soffit and beams                    m2           ***           ***           ***

AT933.3       To F4 sloped concrete soffit and beams             m2           ***           ***           ***

AT933.4       To F4 concrete soffit and beams and sealed         m2           ***           ***           ***

              Epoxy Paint acid resisted to floor

AT932.3       To granolithic screed to floor                     m2           ***           ***           ***

AT932.4       To granolithic base 100 mm high                     m           ***           ***           ***

              Emulsion Paint to F4 concrete wall

AT933.5       To F4 concrete wall                                m2           ***           ***           ***

AT933.6       To F4 concrete wall of staircase                   m2           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDING

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H5 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING CIVIL FINISHING WORKS

              Supply and fix the following ironmongeries

Z341          Stainless steel ball bearing butt hinge with
              non-removable pin                                  nr           ***           ***           ***

Z342          Overhead door closer with back check and
              built-in pressure relief valve, with S.S. cover    nr           ***           ***           ***

Z349.1        Gravity type door coordinator                      nr           ***           ***           ***

Z343          Mortise storeroom lock with s.s. lever handle
              on escutcheon plate and materkeyed                 nr           ***           ***           ***

Z349.2        Stainless steel exit device with mortise latch,
              with s.s. handle and cylinder outside and
              materkeyed                                         nr           ***           ***           ***

Z346.1        Stainless steel push plate, 100x300x1.5mm thick    nr           ***           ***           ***

Z346.2        Stainless steel push plate, 700x300x1.5mm thick    nr           ***           ***           ***

Z346.3        Stainless steel kick plate, 800x200x1.5mm thick    nr           ***           ***           ***

Z349.3        Door stop                                          nr           ***           ***           ***

Z344          Top & bottom manual flush bolt with 300mm
              extension rod                                      nr           ***           ***           ***

Z349.4        Surface mounted door bottom seal with EPDM
              sponge, clear anodised aluminum housing            nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                          TOTAL OF ACTIVITY H5 TO COST CENTRE SUMMARY     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H5/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Incoming Services

              Equipment and ancillaries

BA0201.1      LV Switchboards; including all necessary
              switchgears, power factor improvement equipment
              and accessories.                                   nr           ***           ***           ***

              Standby Equipment

BA0301.1      Uninterrupted Power Supply (UPS) System;
              including inverter sections, rectifier/charger
              sections, battery banks, 4P automatic changeover
              switches, static by-pass switches, UPS manual
              by-pass switches, surge suppression devices,
              interconnecting cables and all necessary
              accessories; as shown on Drawing                   sum          ***           ***           ***

BA0301.2      110V DC Charger c/w Ni-Cd batteries, associated
              control wiring & components                        nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Main and Sub-main Distribution

BA0401.1      MCCB Board, 400A, 8 way, TPN c/w incoming
              breaker                                            nr             -             -             -

BA0401.2      MCCB Board, 400A, 4 way, TPN c/w incoming
              breaker                                            nr           ***           ***           ***

BA0401.3      MCCB unit, TP up to 63A                            nr           ***           ***           ***

BA0401.4      MCB Board, 200A, 18 way, TPN c/w incoming
              breaker                                            nr           ***           ***           ***

BA0401.5      MCB Board, 200A, 12 way, TPN c/w incoming
              breaker                                            nr           ***           ***           ***

BA0401.6      MCB Board, 200A, 8 way, TPN c/w incoming
              breaker                                            nr           ***           ***           ***

BA0401.7      MCB unit, SP, 10-32A                               nr           ***           ***           ***

BA0401.8      MCB unit, SP, 32-63A                               nr           ***           ***           ***

BA0401.9      MCB unit, TP, 10-32A                               nr           ***           ***           ***

BA0401.10     MCB unit, TP, 32-63A                               nr           ***           ***           ***

BA0401.11     MCB/RCD combined unit, SP, 20A                     nr           ***           ***           ***

BA0401.12     MCB/RCD combined unit, SP, 32A                     nr           ***           ***           ***

BA0401.13     RCD unit, 4P, 32A                                  nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              LV Cables and Wirings including necessary
              Fixing

              Fire resistant XLPE/SWA/LOSH Copper cables;
              with copper conductors

              Fixing to cable trays or ladders or other surfaces

BA0406.4      2-cores; 6 mm2                                     m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.5      4-cores; 10 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.6      4-cores; 25 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.7      4-cores; 35 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.8      4-cores; 50 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.9      4-cores; 70 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.10     4-cores; 95 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.ll     4-cores; 120 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.12     4-cores; 150 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.13     4-cores; 185 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.14     4-cores; 240 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.15     4-cores; 400 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              XLPE/SWA/LOSH Copper cables; with copper conductors

              Fixing to cable trays or ladders or other surfaces

BA0406.18     4-cores; 25 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.19     4-cores; 35 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.20     4-cores; 50 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.21     4-cores; 70 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.22     4-cores; 95 mm2                                    m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.23     4-cores; 120 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.24     4-cores; 150 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.25     4-cores; 185 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

BA0406.26     4-cores; 240 mm2                                   m            ***           ***           ***
              Termination                                        nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Lighting and power

              Final circuits in copper cables and conduits

BA0507.1      lighting points                                    sum          ***           ***           ***

BA0507.2      small power points for 13A socket outlet           sum          ***           ***           ***

BA0507.3      small power points for 13A FSU                     sum          ***           ***           ***

              Lighting fittings; complete with associated lamps or tubes

BA0508.2      Fluorescent luminaries; 58W, twin tubes
              weather proof type                                 nr           ***           ***           ***

BA0508.3      Fluorescent luminaries; 36W, twin tubes            nr           ***           ***           ***

BA0508.4      Fluorescent luminaries; 36W, twin tubes
              complete with 2 hours maintained type battery
              and charger                                        nr           ***           ***           ***

BA0508.5      Low bay luminaries c/w control gears               nr           ***           ***           ***

BA0508.6      Flood light fitting c/w control gears              nr           ***           ***           ***

BA0508.7      EXIT signage
              complete with 2 hours maintained type battery
              and charger                                        nr           ***           ***           ***

BA0508.8      8m Lamp ploe c/w street lamp                       nr           ***           ***           ***

BA0508.9      Wall mount external flood light to IP 65           nr           ***           ***           ***

              Accessories

BA0508.10     Lighting switches and socket outlets               sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Earthing and Lightning Protection System

              Earthing system c/w components and fixings

BA0809.1      Earth mat c/w earth rods for test electrode,
              test link                                          set          ***           ***           ***

BA0809.2      50x6mm earth terminals and accessories             sum          ***           ***           ***

              Lightning Protection System including
              components and fixings

BA0809.3      Airtermination network and down conductors         sum          ***           ***           ***

BA0809.4      Lightning earth pit c/w earth rods and test
              link                                               nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Trunking, Ducting, Cable Trays and Conduits

              Hot dipped galvanised sheet steel cable trays and fittings & support

BA1005.1      100mm wide                                          m           ***           ***           ***

BA1005.2      150mm wide                                          m           ***           ***           ***

BA1005.3      200mm wide                                          m           ***           ***           ***

BA1005.4      300mm wide                                          m           ***           ***           ***

BA1005.5      400mm wide                                          m           ***           ***           ***

BA1005.6      500mm wide                                          m           ***           ***           ***

BA1005.7      600mm wide                                          m           ***           ***           ***

BA1005.8      1000mm wide                                         m           ***           ***           ***

              Hot dipped galvanised steel sheet truncking and fittings: B.S. 4678; including all painting

BA1005.23     200 x 200 mm trunkings; 1 compartment               m           ***           ***           ***

BA1005.24     200 x 100 mm trunkings; 1 compartment               m           ***           ***           ***

BA1005.25     300 x 100 mm trunkings; 1 compartment               m           ***           ***           ***

BA1005.26     100 x 100 mm trunkings; 1 compartment               m           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Sundries

              Allow for the following and executing to the satifaction of the Engineer

              Provision of testing including integrated testing, setting to work and commissioning the complete Electrical System

BA1110.1      generally                                          sum          ***           ***           ***

              Provision of mock-up as per specification

BA1110.2      generally                                          sum          ***           ***           ***

              Training of Employer's staff as per
              specification

BA1110.3      generally                                          sum          ***           ***           ***

              Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.4      generally                                          sum          ***           ***           ***

              Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.5      generally                                          sum          ***           ***           ***

              Provision of tools and special equipment for operating and maintenance purposes as per specification

BA1110.6      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Electrical Installation

              Sundries

              Allow for the following and executing to the satifaction of the Engineer

              Preparation of all installation and
              fabrication/shop drawings required and
              distribution after review.

BA1110.7      generally                                          sum          ***           ***           ***

              Preparation of design data required submission and distribution after review

BA1110.8      generally                                          sum          ***           ***           ***

              Preparation of builder's works drawings
              required submission and distribution after review

BA1110.9      generally                                          sum          ***           ***           ***

              Preparation of "as built" record drawings as specified

BA1110.10     generally                                          sum          ***           ***           ***

              Provision of Operation & Maintenance Manuals as specified

BA1110.11     generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/9               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical Installation

              Ventilation System

              Equipment and ancillaries

              Ventilation fans; completed with all necessary
              accessories and connections
              Axail Fan (Total Pressure Within 500Pa)
BB0601.1      within 5.0m3/s                                     nr           ***           ***           ***

              In-line Centrifugal Fan (Total Pressure Within
              500Pa)
BB0601.6      within 1.0m3/s                                     nr           ***           ***           ***

              In-line Mixed Flow Fan (Total Pressure Within
              500Pa)
BB0601.7      within 1.0m3/s                                     nr           ***           ***           ***

BB0601.8      within 2.5m3/s                                     nr           ***           ***           ***

              Galvanised steel sheet rectangular ducts and fittings
              Fixing to or suspending from soffit

BB0603.1      0.6-1.2m thick                                     m2           ***           ***           ***

              Fire Damper: Mild Steel: 2 hr Rating Complete
              with Fusible Link
BB0604.1      up to 0.05 m2                                      nr           ***           ***           ***

BB0604.2      from 0.05 m2 to 0.1 m2                             nr           ***           ***           ***

              Volume Control Damper (Opposed Blade)
BB0605.1      up to 1.0 m2                                       nr           ***           ***           ***

BB0605.2      from 1.0 m2 to 1.5 m2                              nr           ***           ***           ***

BB0605.3      from 1.5 m2 to 2.0 m2                              nr           ***           ***           ***

              Air Grilles
BB0606.1      up to 1.0 m2                                       nr           ***           ***           ***

BB0606.2      from 1.0 m2 to 1.5 m2                              nr           ***           ***           ***

BB0606.3      from 1.5 m2 to 2.0 m2                              nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/10              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical Installation

              Staircase Pressurisation System

              Equipment and ancillaries

              complete with one duty and one standby fan
              (heat resistance), bypass damper, pressure differential sensors, smoke probe, controls, ductwork and accessories

BB0801.1      Air flow rate 12.0m3/s; 600Pa                      nr           ***           ***           ***

BB0801.2      Air flow rate 16.0m3/s; 900Pa                      nr           ***           ***           ***

              Galvanised steel sheet rectangular ducts and fittings

BB0801.3      Fixing to or suspending from soffit

              0.6-1.2m thick                                     m2           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/11              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical System

              Air Conditioning Systems

              Equipment and ancillaries

              Split Type Air-conditioning units; with filters, insulation, drain pans, all necessary accessories and connections

BB0703.1      below 15kW cooling capacity                        nr           ***           ***           ***

              Condensate Drain System complete with G.S Pipe,
              Drain Pan, Fittings with Insulation, Support and Connection to Drainage System

BB0703.2      up to 32mm diameter pipe                            m           ***           ***           ***

              Control systems : electrical and control for ECS

              Equipment and ancillaries

              ECS equipment control panel

BB1201.1      generally                                          nr           ***           ***           ***

              Staircase pressurisation control panel &
              Accessories

BB1201.2      generally                                          nr           ***           ***           ***

              Allow for

              Design, supply and installation of power supply
              & control system from ECS equipment control panel to ECS equipment

BB1201.3      generally                                          sum          ***           ***           ***

              Design, supply and installation of interfacing work or ECS and FS systems

BB1201.4      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/12              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Mechanical Installation

              Sundries

              Allow for the following and executing to the satisfaction of the Engineer

              Provision of testing, including integrated testing, setting to work and commissioning the complete ECS Installation

BB1909.1      generally                                          sum          ***           ***           ***

              Provision of mock-up as per specification

BB1909.2      generally                                          sum          ***           ***           ***

              Training of Employer's staff as per
              specification

BB1909.3      generally                                          sum          ***           ***           ***

              Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1909.4      generally                                          sum          ***           ***           ***

              Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BB1909.5      generally                                          sum          ***           ***           ***

              Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1909.6      generally                                          sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/13              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Sundries

              Allow for the following and executing to the satisfaction of the Engineer

              Preparation of all installation and
              fabrication/shop drawings required and
              distribution after review

BB1909.7      generally                                          sum          ***           ***           ***

              Preparation of design data required submission and distribution after review

BB1909.8      generally                                          sum          ***           ***           ***

              Preparation of builder's works drawing required submission and distribution after review

BB1909.9      generally                                          sum          ***           ***           ***

              Prepartion of "as built" record drawings as specified

BB1909.10     generally                                          sum          ***           ***           ***

              Provision of Operation & Maintenance
              Manuals as specified

BB1910.11     generally                                          sum          ***           ***           ***

---------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/14              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Total Flooding System

              Equipment and ancillaries

BB1605.1      FM200 control panels; including batteries and
              chargers and automatic/manual lock off units       nr           ***           ***           ***

BB1605.2      Gas cylinders to B.S. 5045; including gas,
              automatic pressure release device, gas valve/
              actuator, pressure gauge, flexible hose, check
              valve, safety latches, dischange nozzle and all
              necessary accessories                              nr           ***           ***           ***

              Seamless carbon steel pipes and fitting
BB1605.3      65mm diameter                                      m            ***           ***           ***
BB1605.4      50mm diameter                                      m            ***           ***           ***
BB1605.5      40mm diameter                                      m            ***           ***           ***
BB1605.6      25mm diameter                                      m            ***           ***           ***
BB1605.7      20mm diameter                                      m            ***           ***           ***

              Printing

BB1605.8      preparing; priming; finish coats on carbon
              steel works; to pipe and tubing                    sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/15              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Fire Hydrant and Hosereel System

              Equipment and ancillaries

              pumps

BB1602.1      900 1/min at 650kPa                                nr           ***           ***           ***

BB1602.2      30 1/min at 750kPa                                 nr           ***           ***           ***

BB1602.3      pump control panel included associated
              electrical works                                   set          ***           ***           ***

              Galvanised steel pipes and fitting
BB1602.4      25mm diameter                                      m            ***           ***           ***
BB1602.6      100mm diameter                                     m            ***           ***           ***

              In-line equipment

BB1602.7      Hose reels                                         nr           ***           ***           ***

BB1602.8      fire hydrant                                       nr           ***           ***           ***

BB1602.9      fire hydrant twin inlet c/w non return valve       nr           ***           ***           ***

              Gate valve
BB1602.10     150mm diameter                                     nr           ***           ***           ***

              Check valve
BB1602.11     150mm diameter                                     nr           ***           ***           ***

              Stainer
BB1602.12     150mm diameter                                     nr           ***           ***           ***

              Flexible connector
BB1602.13     150mm diameter                                     nr           ***           ***           ***

              Ball float valve
BB1602.14     100mm diameter                                     nr           ***           ***           ***

              Vortex inhibitor
BB1602.15     150mm diameter                                     nr           ***           ***           ***

              Puddle flange
BB1602.16     150mm diameter                                     nr           ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/16              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE     ITEM DESCRIPTION                                  UNIT       QUANTITY      RATE HK$     AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
              ACTIVITY H6 - EAST VENTILATION                                   BROUGHT FORWARD            ***
              BUILDING SERVICES, CABLING ETC.

              Fire Services Installation

              Fire Hydrant and Hosereel System (con't)

BB1602.17     level float switch controller                      set          ***           ***           ***

BB1602.18     pressure gauge c/w gate valve                      nr           ***           ***           ***

BB1602.19     pressure switch c/w accessories                    nr           ***           ***           ***

BB1602.20     check meter position                               set          ***           ***           ***

BB1602.21     water tank accessories included vent pipe,
              drain pipe, overflow c/w warning pipe              set          ***           ***           ***

BB1602.22     automatic air vent                                 nr           ***           ***           ***

              Painting
BB1602.23     Preparing; priming; finish coats on galvanised
              metal works; to pipe and tubing                    sum          ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD     ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

9 August 2002                       Page H6/17              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Street Hydrant System

             Equipment and ancillaries

             pumps

BB1603.1     4000 1/min at 650kPa                                      nr         ***         ***          ***

BB1603.2     30 1/min at 700kPa                                        nr         ***         ***          ***

BB1603.3     pump control panel included associated electrical
             works                                                     set        ***         ***          ***

             Ductile iron pipe to BS EN 545 class K12 with cement
             lining inside and bitumen and zinc coated outside c/w
             fitting, hanger, support, painting and accessories etc
BB1603.4     200mm diameter                                            m          ***         ***          ***

             Galvanised steel pipes and fitting
BB1603.5     150mm diameter                                            m          ***         ***          ***

             In-line equipment

BB1603.6     street hydrant                                            nr         ***         ***          ***

             Underground gate valve
BB1603.7     150mm diameter                                            nr         ***         ***          ***

             Gate valve
BB1603.8     200mm diameter                                            nr         ***         ***          ***

             Check valve
BB1603.9     200mm diameter                                            nr         ***         ***          ***

             Stainer
BB1603.10    200mm diameter                                            nr         ***         ***          ***

             Flexible connector
BB1603.11    200mm diameter                                            nr         ***         ***          ***

             Ball float valve
BB1603.12    150mm diameter                                            nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/18               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Street Hydrant System (con't)

             Vortex inhibitor
BB1603.13    200mm diameter                                            nr         ***         ***          ***

             Puddle flange
BB1603.14    200mm diameter                                            nr         ***         ***          ***

BB1603.15    level float switch controller                             set        ***         ***          ***

BB1603.16    pressure gauge c/w gate valve                             nr         ***         ***          ***

BB1603.17    pressure switch c/w accessories                           nr         ***         ***          ***

BB1603.18    check meter position                                      set        ***         ***          ***

BB1603.19    water tank accessories included vent pipe, drain
             pipe, overflow c/w warning pipe                           set        ***         ***          ***

BB1603.20    automatic air vent                                        nr         ***         ***          ***

             Painting
BB1603.21    Preparing; priming; finish coats on galvanised
             metal works; to pipe and tubing                           sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/19               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Fire Alarm and Detection System

BB1604.1     analogue addressable fire control panel                   set        ***         ***          ***

BB1604.2     pump and tank status display c/w 80 LED                   set        ***         ***          ***

BB1604.3     battery, charger and accessories                          set        ***         ***          ***

BB1604.4     smoke / heat detector                                     nr         ***         ***          ***

BB1604.5     monitor / control module                                  nr         ***         ***          ***

             Alarm bell
BB1604.6     150mm diameter                                            nr         ***         ***          ***
BB1604.7     250mm diameter                                            nr         ***         ***          ***

BB1604.8     break glass unit                                          nr         ***         ***          ***

BB1604.9     24V D.C. dry contract for interfacing with other
             system                                                    nr         ***         ***          ***

BB1604.10    G.I. Conduit / trunking c/w support and accessories       sum        ***         ***          ***
             surface conduit
             conceal conduit
             flexible conduit
             trunking

BB1604.11    direct telephone line to FSCC c/w alarm transmitter,
             relays, accessories, and first year rental charge         sum        ***         ***          ***

BB1604.12    1/c 1.5mm/2/ PVC LSOH copper cable                        sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/20               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sprinkler System

             Equipment and ancillaries

             Pumps

BB1601.1     2700 1/min at 200kPa                                      nr         ***         ***          ***

BB1601.2     30 1/min at 550kPa                                        nr         ***         ***          ***

BB1601.3     pump control panel included associated electrical
             works                                                     set        ***         ***          ***

             Ductile iron pipe to BS EN 545 class K12 with cement
             lining inside and bitumen and zinc coated outside c/w
             fitting, hanger, support, painting and accessories etc    m          ***         ***          ***
BB1601.4     200mm diameter                                            m          ***         ***          ***

             Galvanised steel pipes and fitting
BB1601.5     150mm diameter                                            m          ***         ***          ***
BB1601.6     100mm diameter                                            m          ***         ***          ***
BB1601.7     80mm diameter                                             m          ***         ***          ***
BB1601.8     65mm diameter                                             m          ***         ***          ***
BB1601.9     50mm diameter                                             m          ***         ***          ***
BB1601.10    40mm diameter                                             m          ***         ***          ***
BB1601.11    32mm diameter                                             m          ***         ***          ***
BB1601.12    25mm diameter                                             m          ***         ***          ***
BB1601.13    20mm diameter                                             m          ***         ***          ***
BB1601.14    15mm diameter                                             m          ***         ***          ***

             Sprinkler control valve set c/w water motor alarm
             gong, by-pass facility and associated accessories etc.
BB1601.15    150 diameter                                              set        ***         ***          ***

             Flow switch
BB1601.16    100mm diameter                                            nr         ***         ***          ***

             Subsidiary valve
BB1601.17    100mm diameter                                            nr         ***         ***          ***

BB1601.18    sprinkler twin inlet c/w non return valve                 nr         ***         ***          ***

BB1601.19    sprinkler head 68 deg.C conventional type                 nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/21               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sprinkler System (con't)

             Gate valve c/w monitoring micro-switch
BB1601.20    200mm diameter                                            nr         ***         ***          ***
BB1601.21    150mm diameter                                            nr         ***         ***          ***

             Check valve
BB1601.22    150mm diameter                                            nr         ***         ***          ***

             Stainer
BB1601.23    150mm diameter                                            nr         ***         ***          ***

             Flexible connector
BB1601.24    150mm diameter                                            nr         ***         ***          ***

             Ball float valve
BB1601.25    150mm diameter                                            nr         ***         ***          ***

             Vortex inhibitor
BB1601.26    200mm diameter                                            nr         ***         ***          ***

             Puddle flange
BB1601.27    200mm diameter                                            nr         ***         ***          ***

             Direct reading flow meter
BB1601.28    150mm diameter                                            nr         ***         ***          ***

BB1601.29    level float switch controller                             set        ***         ***          ***

BB1601.30    pressure gauge c/w gate valve                             nr         ***         ***          ***

BB1601.31    pressure switch c/w accessories                           nr         ***         ***          ***

BB1601.32    check meter position                                      set        ***         ***          ***

BB1601.33    water tank accessories included vent pipe, drain
             pipe, overflow c/w warning pipe                           set        ***         ***          ***

BB1601.34    automatic air vent                                        nr         ***         ***          ***

             Painting
BB1601.35    Preparing; priming; finish coats on galvanised
             metal works; to pipe and tubing                           sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/22               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sundries

             Portable fire equipment
BB1606.1     4.5 kg carbon dioxide                                     nr         ***         ***          ***

             Allow for the following and executing to the satifaction of the Engineer

             Provision of testing, including integrated testing, setting to work and commissioning the complete Fire
             Service Installation

BB1609.1     generally                                                 sum        ***         ***          ***

             Provision of mock-up as per specification

BB1609.2     generally                                                 sum        ***         ***          ***

             Training of Employer's staff as per
             specification

BB1609.3     generally                                                 sum        ***         ***          ***

             Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like

BB1609.4     generally                                                 sum        ***         ***          ***

             Providing fire stopping including internal fire barriers to truncking, busbar trunking, inside pipe sleeves etc. and the like

BB1609.5     generally                                                 sum        ***         ***          ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1609.6     generally                                                 sum        ***         ***          ***

             Preparation of all installation and fabrication/shop drawings required and distribution after review

BB1609.7     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/23               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sundries

             Allow for the following and executing to the satifaction of the Engineer (Cont'd)

             Preparation of design data required
             submission and distribution after review

BB1609.8     generally                                                 sum        ***         ***          ***

             Preparation of builder's works drawing required submission and distribution after review

BB1609.9     generally                                                 sum        ***         ***          ***

             Preparation of "as built" record drawing as specified

BB160.10     generally                                                 sum        ***         ***          ***

             Provision of operation & maintenance manual as specified

BB160.11     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/24               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Plumbing System

             Plastic coated copper tube to BSEN 1057:1996 and
             plastic to BS 3412 c/w fitting, hanger, support, and
             accessories etc
BC0702.1     40 mm diameter                                            m          ***         ***          ***
BC0702.2     20 mm diameter                                            m          ***         ***          ***

             Ductile iron pipe to BSEN 545 c/w
             fitting, hanger, support, and accessories etc
BC0702.3     67 mm diameter                                            m          ***         ***          ***
BC0702.4     80 mm diameter                                            m          ***         ***          ***

BC0702.5     Valve & accessories                                       sum        ***         ***          ***

             Fibre-glass Reinforced PVC (FRP) water tank including
             accessories of vent pipe, drain pipe, overflow etc
BC0701.4     500 Litre                                                 nr         ***         ***          ***
BC0701.5     1500 Litre                                                nr         ***         ***          ***

BC0701.6     Water meter including associated accessories              nr         ***         ***          ***

BC0701.7     pump control panel included associated
             electrical works                                          set        ***         ***          ***

BC0701.8     Water pump c/w control panel, float switch
             and accessories                                           nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/25               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Drainage system

             Ductile iron pipe c/w fitting, support and
             accessories to BSEN 598
BC0305.1     100 mm diameter                                           m          ***         ***          ***

             PVC pipe c/w fitting, support and
             accessories to BS 5255
BC0305.2     50 mm diameter                                            m          ***         ***          ***

             Rainwater Outlet c/w accessories
BC0305.3     100 mm diameter                                           nr         ***         ***          ***

             Floor drain c/w accessories
BC0305.4     100 mm diameter                                           nr         ***         ***          ***

BC0305.5     Sanitary ware                                             sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/26               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Provision of testing, including integrated testing, setting to work and commissioning the complete ECS Installation

BC1309.1     generally                                                 sum        ***         ***          ***

             Provision of mock-up as per specification

BC1309.2     generally                                                 sum        ***         ***          ***

             Training of Employer's staff as per specification

BC1309.3     generally                                                 sum        ***         ***          ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BC1309.4     generally                                                 sum        ***         ***          ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BC1309.5     generally                                                 sum        ***         ***          ***

             Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BC1309.6     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/27               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE H - VENTILATION BUILDINGS

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY H6 - EAST VENTILATION                                       BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Allow for the following and executing to the satisfaction of the Engineer

             Preparation of all installation and fabrication/shop drawings required and distribution after review

BC1309.7     generally                                                 sum        ***         ***          ***

             Preparation of design data required submission and distribution after review

BC1309.8     generally                                                 sum        ***         ***          ***

             Preparation of builder's works drawing required submission and distribution after review

BC1309.9     generally                                                 sum        ***         ***          ***

             Preparation of "as built" record drawings as specified

BC1309.10    generally                                                 sum        ***         ***          ***

             Provision of Operation & Maintenance
             Manuals as specified

BC1309.11    generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                            TOTAL OF ACTIVITY H6 TO ACTIVITY SUMMARY       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page H6/28               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I1 - EAST APPROACH EAP
             STRUCTURE AND CIVIL WORKS

             Earthworks

             Excavation for foundations

             material other than topsoil, rock or artificial hard material

E325         maximum depth; 2-5 m                                      m3         ***         ***          ***

             Excavation ancillaries

             preparation of excavated surfaces

E522         material other than topsoil, rock or artificial hard
             material                                                  m2         ***         ***          ***

             Filling

             to structure

E614         selected excavated material other than topsoil or rock    m3         ***         ***          ***

             Filling ancillaries

             preparation of filled surfaces

E712         material other than topsoil, rock or artificial hard
             material                                                  m2         ***         ***          ***

             Disposal of excavated materials

E532         material other than topsoil, rock or artificial hard
             material                                                  m3         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                     CARRIED FORWARD       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I1- EAST APPROACH EAP                                       BROUGHT FORWARD          ***
             STRUCTURE AND CIVIL WORKS

             In-situ Concrete

             Provision of concrete

F280.1       Provision of reinforced concrete designed mix
             grade 40-D; temperature cat. C                            m3         ***         ***          ***

F280.2       Provision of reinforced concrete designed mix
             grade 40-D; temperature cat. A                            m3         ***         ***          ***

             Placing of concrete

             Reinforced

F624         Bases and ground slabs thickness: exceeding 500m
             (raft foundation)                                         m3         ***         ***          ***

F632         Suspended slabs thickness: 150-300mm                      m3         ***         ***          ***

F643         Wall thickness: 150 - 300mm                               m3         ***         ***          ***

F663         Beams; cross-sectional area; 0.1 - 0.25 m2                m3         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                     CARRIED FORWARD       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I1/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I1 - EAST APPROACH EAP                                      BROUGHT FORWARD          ***
             STRUCTURE AND CIVIL WORKS

             Concrete Ancillaries

             Formwork; formed surfaces F2

G345         Vertical width exceeding 1.22m (raft foundation)          m2         ***         ***          ***

             Formwork; formed surfaces F4

G314         Horizontal width exceeding 1.22m (stairs)                 m2         ***         ***          ***

G315         Horizontal width exceeding 1.22m (underside upper
             floor & roof slabs)                                       m2         ***         ***          ***

G325         Sloping width exceeding 1.22m (underside stair)           m2         ***         ***          ***

G343         Vertical width 0.1-0.2m (stair risers)                    m          ***         ***          ***

G345         Vertical width exceeding 1.22m (wall)                     m2         ***         ***          ***

             Reinforcement

G529         High yield steel bar reinforcement                        t          ***         ***          ***

             Concrete accessories

G819         Finishing of top surfaces; unformed surface U3            m2         ***         ***          ***

             Pipework - Pipes

             Precast concrete pipes; class M to B.S. 5911;
             in concrete bed and haunch

             nominal bore; 200 - 300 mm

I222         in trenchs, depth; not exceeding 1.5m                     m          ***         ***          ***

             Manholes

K230         catchpit (750mm x 750mm)                                  nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                     CARRIED FORWARD       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I1/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I1 - EAST APPROACH EAP                                      BROUGHT FORWARD          ***
             STRUCTURE AND CIVIL WORKS

             Waterproofing

             Roofing

W331         waterproof sheeting; upper surfaces inclined at
             an angle not exceeding 30 degree to the horizontal        m2         ***         ***          ***

W336         Ditto, not exceeding 300mm width                          m          ***         ***          ***

W390         Base + Tanks                                              m2         ***         ***          ***

             Others

W500         2 layers of sprayed waterproofing                         m2         ***         ***          ***

W490         225mm protection blockwork                                m2         ***         ***          ***

             Protective layers

W441         50mm thick cement and sand screed laid to fall
             upper surfaces inclined at an angle not exceeding
             30 degree to the horizontal                               m2         ***         ***          ***

             Carpentry and Joinery

             Insulation

AC832        sloping upper surface; 50mm thick CFC free
W490         insulation board                                          m2         ***         ***          ***

X900.1       External works                                            sum        ***         ***          ***

X900.2       Builder work provision                                    sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                            TOTAL OF ACTIVITY I1 TO ACTIVITY SUMMARY       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I1/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -
             FINISHING WORKS

             ROOF FINISH

             Roof tiling

AA111.1      concrete tiles 300mm x 300mm including 50 mm
             semi-dry cement and bedding; upper surfaces
             inclined at an angle not exceeding 30 degree to the
             horizontal                                                m2         ***         ***          ***

AA111.2      Extra over for forming 200 mm wide surface drainage
             channel                                                   m          ***         ***          ***

             Insulation

W490         50mm CFC free insulation board lay on top of
             waterproofing membrane                                    m2         ***         ***          ***

             Waterproof Membrane

W331         2 layers of single skin waterproofing membrane            m2         ***         ***          ***

             Screed

W441.1       25mm Think cement sand screed to receive
             waterproofing membrane; including 25 x 25 mm
             cement sand fillet                                        m2         ***         ***          ***

             Tank Waterproofing

             Waterproof polymer modified cementitious coating

W441.2       Floor to tank                                             m2         ***         ***          ***

W441.3       Wall to tank                                              m2         ***         ***          ***

W441.4       Ceiling to tank                                           m2         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -                                    BROUGHT FORWARD          ***
             FINISHING WORKS

             Metal Doors and Frames

             Galvanised mild steel doors; with pressed metal door frame, with paint finish

             Proprietary two hours fire rated doors and frames

AE110.1      single leaf size 1.0m x 2.2m high                         nr         ***         ***          ***

AE110.2      double leaves size 2.0m x 2.2m high                       nr         ***         ***          ***

             Proprietary one hours fire rated doors and frames

AE110.3      single leaf size of 1.0m x 2.2m high                      nr         ***         ***          ***

AE110.4      double leaves size 2.0m x 2.2m high                       nr         ***         ***          ***

             External Metal Doors and Frames

             selected excavated material other than topsoil or rock selected colour paint system

AE110.5      single leaf size 1.0m x 2.2m high                         nr         ***         ***          ***

AE110.6      double leaf size 1.5m x 2.2m high                         nr         ***         ***          ***

AE110.7      double leaves size 2.0m x 2.2m high                       nr         ***         ***          ***

             Manufactured stainless steel door;
             w/stainless steel frame; for TX Room, selected colour paint finish

AE110.8      double leaves size 2.0m x 3m high                         nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -                                    BROUGHT FORWARD          ***
             FINISHING WORKS

             Metal Shutters, Windows and Louvres

             Louvres

AE110.9      louver double leaves door, size 2.0m x 2.5m high          nr         ***         ***          ***

             Aluminum weatherproof louvre

AF399.01     overall size 1.0m x 1m high                               nr         ***         ***          ***

AF399.02     overall size 2.0m x 1m high                               nr         ***         ***          ***

AF399.03     overall size 4.0m x 3.5m high                             nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -                                    BROUGHT FORWARD          ***
             FINISHING WORKS

             Specialist Architectural Metalwork

AH100        Proprietary anodized aluminmum with gas lift
             access hatch door for roof access 1.2M x 1.2M             nr         ***         ***          ***

AH999.1      GMS Cat ladder; comply with BS4211, 1994 and
             BS5395 part 3, 1985                                       m          ***         ***          ***

AH999.2      S.S. Cat ladder; comply with BS4211, 1994 and
             BS5395 part 3, 1985 to tanks                              m          ***         ***          ***

AH999.3      Stainless steel access hatch to tanks                     nr         ***         ***          ***

AH999.4      Illuminated exit sign                                     nr         ***         ***          ***

AH999.5      60mm Diameter (Type 2) galvanized mild steel
             handrails and including all fixing plate and end
             cap, with paint finish                                    m          ***         ***          ***

AH999.6      Galvanized mild steel balustrade (Type 2) with
             and including paint finish                                m          ***         ***          ***

AH999.7      Lifting beam                                              m          ***         ***          ***

AH999.8      Galvanized metal steel chequer plate flooring
             for TX room, including all supporting frame               m2         ***         ***          ***

AH999.9      GMS framework for supporting the oversize
             aluminum louvre; total 14m2                               kg         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -                                    BROUGHT FORWARD          ***
             FINISHING WORKS

             Plastering and Rendering

             Internal Finish

AJ240.1      granolithic screed floated and sealed                     m2         ***         ***          ***

             Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

AJ240.2      granolithic screed floated and sealed                     m          ***         ***          ***

             Stairs and steps

AJ240.3      granolithic screed floated and sealed to landing          m2         ***         ***          ***

AJ240.4      granolithic screed floated and sealed to tread and
             riser                                                     m2         ***         ***          ***

AJ240.5      ceramic nosing tile to concrete stair                     m          ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -                                    BROUGHT FORWARD          ***
             FINISHING WORKS

             EXTERNAL FINISH

             Walls and columns

AJ119.1      15 mm cement and sand render to receive ceramic
             tiles                                                     m2         ***         ***          ***

AJ119.2      ditto to parpet wall                                      m2         ***         ***          ***

             Tiling

             Walls and columns

AK130.1      Glazed ceramic tiles 45mm x 95mm x 6mm thick
             bedded with adhesive and grouted with colour grout        m2         ***         ***          ***

AK130.2      ditto to parpet wall                                      m2         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -                                    BROUGHT FORWARD          ***
             FINISHING WORKS

             Architectural Coatings and Special Finishes

             Epoxy Paint to floor

AT932.1      To granolithic screed to floor                            m2         ***         ***          ***

AT932.2      To granolithic base 100 mm high                           m          ***         ***          ***

             Epoxy Paint to wall

AT933.1      To F4 concrete wall                                       m2         ***         ***          ***

             Emulsion Paint to ceiling

AT933.2      To F4 concrete soffit and beams                           m2         ***         ***          ***

AT933.3      To F4 sloped concrete soffit and beams                    m2         ***         ***          ***

AT933.4      To F4 concrete soffit and beams and sealed                m2         ***         ***          ***

             Epoxy Paint acid resisted to floor

AT932.3      To granolithic screed to floor                            m2         ***         ***          ***

AT932.4      To granolithic base 100 mm high                           m          ***         ***          ***

             Emulsion Paint to F4 concrete wall

AT933.5      To F4 concrete wall                                       m2         ***         ***          ***

AT933.6      To F4 concrete wall of staircase                          m2         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I2 - EAST APPROACH EAP -                                    BROUGHT FORWARD          ***
             FINISHING WORKS

             Supply and fix the following ironmongeries

Z341         Stainless steel ball bearing butt hinge with
             non-removable pin                                         nr         ***         ***          ***

Z342         Overhead door closer with back check and
             built-in pressure relief valve, with S.S. cover           nr         ***         ***          ***

Z349.1       Gravity type door coordinator                             nr         ***         ***          ***

Z343         Mortise storeroom lock with s.s. lever handle
             on escutcheon plate and materkeyed                        nr         ***         ***          ***

Z349.2       Stainless steel exit device with mortise latch, with
             s.s. handle and cylinder outside and materkeyed           nr         ***         ***          ***

Z346.1       Stainless steel push plate, 700x300x1.5mm thick           nr         ***         ***          ***

Z346.2       Stainless steel kick plate, 800x200x1.5mm thick           nr         ***         ***          ***

Z349.3       Door stop                                                 nr         ***         ***          ***

Z344         Top & bottom manual flush bolt with 300mm
             extension rod                                             nr         ***         ***          ***

Z349.4       Surface mounted door bottom seal with EPDM
             sponge, clear anodised aluminum housing                   nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                      TOTAL OF ACTIVITY I2 TO COST CENTRE SUMMARY          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I2/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             Incoming Services

             Equipment and ancillaries

BA0201.1     LV Switchboards; including all necessary
             switchgears, power factor improvement equipment
             and accessories.                                          nr         ***         ***          ***

             Standby Equipment

BA0301.1     Uninterrupted Power Supply (UPS) System; including
             inverter sections, rectifier/charger sections, battery
             banks, 4P automatic changeover switches, static
             by-pass switches, UPS manual by-pass switches, surge
             suppression devices, interconnecting cables and all
             necessary accessories; as shown on Drawing                sum        ***         ***          ***

BA0301.2     110V DC Charger c/w Ni-Cd batteries, associated
             control wiring & components                               nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             Main and Sub-main Distribution

BA0401.1     MCCB Board, 400A, 8 way, TPN c/w incoming breaker         nr         ***         ***          ***

BA0401.2     MCCB Board, 400A, 4 way, TPN c/w incoming breaker         nr         ***         ***          ***

BA0401.3     MCCB unit, TP up to 63A                                   nr         ***         ***          ***

BA0401.4     MCB Board, 200A, 18 way, TPN c/w incoming breaker         nr         ***         ***          ***

BA0401.5     MCB Board, 200A, 12 way, TPN c/w incoming breaker         nr         ***         ***          ***

BA0401.6     MCB Board, 200A, 8 way, TPN c/w incoming breaker          nr         ***         ***          ***

BA0401.7     MCB unit, SP, 10-32A                                      nr         ***         ***          ***

BA0401.8     MCB unit, SP, 32-63A                                      nr         ***         ***          ***

BA0401.9     MCB unit, TP, 10-32A                                      nr         ***         ***          ***

BA0401.10    MCB unit, TP, 32-63A                                      nr         ***         ***          ***

BA0401.ll    MCB/RCD combined unit, SP, 20A                            nr         ***         ***          ***

BA0401.12    MCB/RCD combined unit, SP, 32A                            nr         ***         ***          ***

BA0401.13    RCD unit, 4P, 32A                                         nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             LV Cables and Wirings including necessary fixing

             Fire resistant XLPE/SWA/LOSH Copper cables;
             with copper conductors

             Fixing to cable trays or ladders or other surfaces

BA0406.4     2-cores; 6 mm2                                            m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.5     4-cores; 10 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.6     4-cores; 25 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.7     4-cores; 35 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.8     4-cores; 50 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.9     4-cores; 70 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.10    4-cores; 95 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.11    4-cores; 120 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.12    4-cores; 150 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.13    4-cores; 185 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.14    4-cores; 240 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BBA0406.15   4-cores; 400 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             XLPE/SWA/LOSH Copper cables; with copper conductors

             Fixing to cable trays or ladders or other surfaces

BA0406.18    4-cores; 25 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.19    4-cores; 35 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.20    4-cores; 50 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.21    4-cores; 70 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.22    4-cores; 95 mm2                                           m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.23    4-cores; 120 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.24    4-cores; 150 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.25    4-cores; 185 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

BA0406.26    4-cores; 240 mm2                                          m          ***         ***          ***
             Termination                                               nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             Lighting and power

             Final circuits in copper cables and conduits

BA0507.1     lighting points                                           nr         ***         ***          ***

BA0507.2     small power points for 13A socket outlet                  nr         ***         ***          ***

BA0507.3     small power points for 13A FSU                            nr         ***         ***          ***

             Lighting fittings: complete with associated lamps or tubes

BA0508.2     Fluorescent luminaries; 58W, twin tubes
             weather proof type                                        nr         ***         ***          ***

BA0508.3     Fluorescent luminaries; 36W, twin tubes                   nr         ***         ***          ***

BA0508.4     Fluorescent luminaries; 36W, twin tubes
             complete with 2 hours maintained type battery and
             charger                                                   nr         ***         ***          ***

BA0508.5     Low bay luminaries c/w control gears                      nr         ***         ***          ***

BA0508.6     Flood light fitting c/w control gears                     nr         ***         ***          ***

BA0508.7     EXIT signage
             complete with 2 hours maintained type battery and
             charger                                                   nr         ***         ***          ***

BA0508.8     8m Lamp ploe c/w street lamp                              nr         ***         ***          ***

BA0508.9     Wall mount external flood light to IP 65                  nr         ***         ***          ***

             Accessories

BA0508.10    Lighting switches and socket outlets                      sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             Earthing and Lightning Protection System

             Earthing system c/w components and fixings

BA0809.1     Earth mat c/w earth rods for test electrode,
             test link                                                 set        ***         ***          ***

BA0809.2     50x6mm earth terminals and accessories                    sum        ***         ***          ***

             Lightning Protection System including components and fixings

BA0809.3     Airtermination network and down conductors                sum        ***         ***          ***

BA0809.4     Lightning earth pit c/w earth rods and test link          nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             Trunking, Ducting, Cable Trays and Conduits

             Hot dipped galvanised sheet steel cable trays and fittings & support

BA1005.1     100mm wide                                                m          ***         ***          ***

BA1005.2     150mm wide                                                m          ***         ***          ***

BA1005.3     200mm wide                                                m          ***         ***          ***

BA1005.4     300mm wide                                                m          ***         ***          ***

BA1005.5     400mm wide                                                m          ***         ***          ***

BA1005.6     500mm wide                                                m          ***         ***          ***

BA1005.7     600mm wide                                                m          ***         ***          ***

BA1005.8     1000mm wide                                               m          ***         ***          ***

             Hot dipped galvanised steel sheet truncking and fittings; B.S. 4678; including all painting

BA1005.23    200 x 200 mm trunkings; 1 compartment                     m          ***         ***          ***

BA1005.24    200 x 100 mm trunkings; 1 compartment                     m          ***         ***          ***

BA1005.25    300 x 100 mm trunkings; 1 compartment                     m          ***         ***          ***

BA1005.26    100 x 100 mm trunkings; 1 compartment                     m          ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Provision of testing including integrated testing, setting to work and commissioning the complete
             Electrical System

BA1110.1     generally                                                 sum        ***         ***          ***

             Provision of mock-up as per specification

BA1110.2     generally                                                 sum        ***         ***          ***

             Training of Employer's staff as per specification

BA1110.3     generally                                                 sum        ***         ***          ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.4     generally                                                 sum        ***         ***          ***

             Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.5     generally                                                 sum        ***         ***          ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BA1110.6     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Electrical Installation

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Preparation of all installation and fabrication/shop drawings required and distribution after review.

BA1110.7     generally                                                 sum        ***         ***          ***

             Preparation of design data required submission and distribution after review

BA1110.8     generally                                                 sum        ***         ***          ***

             Preparation of builder's works drawings required submission and distribution after review

BA1110.9     generally                                                 sum        ***         ***          ***

             Preparation of "as built" record drawings as specified

BA1110.10    generally                                                 sum        ***         ***          ***

             Provision of Operation & Maintenance Manuals as specified

BA1110.11    generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I3/9               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Mechanical Installation

             Ventilation System

             Equipment and ancillaries

             Ventilation fans; completed with all necessary accessories and connections

BB0601.1     generally                                                 nr         ***         ***          ***

             Galvanised steel sheet rectangular ducts and fittings

BB0601.2     Fixing to or suspending from soffit                       m2         ***         ***          ***

             Staircase Pressurisatin System

             Equipment and ancillaries

             complete with one duty and one standby fan (heat resistance), bypass damper, pressure differential sensors, smoke probe, controls, ductwork and accessories

BB0801.1     Air flow rate 12.0m3/s; 600Pa                             nr         ***         ***          ***

BB0801.2     Air flow rate 16.0m3/s; 900Pa                             nr         ***         ***          ***

             Galvanised steel sheet rectangular ducts and fittings

BB0801.3     Fixing to or suspending from soffit

             0.6-1.2mm thick                                           m2         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/10               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Mechanical Installation

             Control systems : electrical and control for ECS

             Equipment and ancillaries

             ECS equipment control panel

BB1201.1     generally                                                 nr         ***         ***          ***

             Staircase pressurisation control panel &
             Accessories

BB1201.2     generally                                                 nr         ***         ***          ***

             Allow for

             Design, supply and installation of power supply & control system from ECS equipment control panel to ECS equipment

BB1201.3     generally                                                 sum        ***         ***          ***

             Design, supply and installation of interfacing work for ECS and FS systems

BB1201.4     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/11               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Mechanical Installation

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Provision of testing, including integrated testing, setting to work and commissioning the complete
             ECS Installation

BB1909.1     generally                                                 sum        ***         ***          ***

             Provision of mock-up as per specification

BB1909.2     generally                                                 sum        ***         ***          ***

             Training of Employer's staff as per specification

BB1909.3     generally                                                 sum        ***         ***          ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1909.4     generally                                                 sum        ***         ***          ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BB1909.5     generally                                                 sum        ***         ***          ***

             Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1909.6     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/12               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Mechanical Installation

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Preparation of all installation and fabrication/shop drawings required and distribution after review

BB1909.7     generally                                                 sum        ***         ***          ***

             Preparation of design data required submission and distribution after review

BB1909.8     generally                                                 sum        ***         ***          ***

             Preparation of builder's works drawing required submission and distribution after review

BB1909.9     generally                                                 sum        ***         ***          ***

             Preparation of "as built" record drawings as specified

BB1909.10    generally                                                 sum        ***         ***          ***

             Provision of Operation & Maintenance
             Manuals as specified

BB1910.11    generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/13               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY 13 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Fire Hydrant and Hosereel System

             Galvanised steel pipes and fitting
BB1602.1     25mm diameter                                             m          ***         ***          ***
BB1602.2     100mm diameter                                            m          ***         ***          ***

             In-line equipment

BB1602.7     Hose reels                                                nr         ***         ***          ***

BB1602.8     fire hydrant                                              nr         ***         ***          ***

BB1602.9     fire hydrant twin inlet c/w non return valve              nr         ***         ***          ***

BB1602.22    automatic air vent                                        nr         ***         ***          ***

             Painting
BB1602.23    Preparing; priming; finish coats on galvanised
             metal works; to pipe and tubing                           sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/14               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sprinkler System

             Equipment and ancillaries
             Pumps
BB1601.1     2700 1/min at 200kPa                                      nr         ***         ***          ***

BB1601.2     30 1/min at 550kPa                                        nr         ***         ***          ***

BB1601.3     pump control panel included ass. Electrical works         set        ***         ***          ***

             Ductile iron pipe to BS EN 545 class K12 with cement
             lining inside and bitumen and zinc coated outside c/w
             fitting, hanger, support, painting and accessories etc
BB1601.4     200mm diameter                                            m          ***         ***          ***

             Galvanised steel pipes and fitting
BB1601.5     150mm diameter                                            m          ***         ***          ***
BB1601.6     100mm diameter                                            m          ***         ***          ***
BB1601.7     80mm diameter                                             m          ***         ***          ***
BB1601.8     65mm diameter                                             m          ***         ***          ***
BB1601.9     50mm diameter                                             m          ***         ***          ***
BB1601.10    40mm diameter                                             m          ***         ***          ***
BB1601.11    32mm diameter                                             m          ***         ***          ***
BB1601.12    25mm diameter                                             m          ***         ***          ***
BB1601.13    20mm diameter                                             m          ***         ***          ***
BB1601.14    15mm diameter                                             m          ***         ***          ***

             Sprinkler control valve set c/w water motor alarm
             gong, by-pass facility and associated accessories etc.
BB1601.15    150 diameter                                              set        ***         ***          ***

             Flow switch
BB1601.16    100mm diameter                                            nr         ***         ***          ***

             Subsidiary valve
BB1601.17    100mm diameter                                            nr         ***         ***          ***

BB1601.18    sprinkler twin inlet c/w non return valve                 nr         ***         ***          ***

BB1601.19    sprinkler head 68 deg.C conventional type                 nr         ***         ***          ***

             Gate valve c/w monitoring micro-switch
BB1601.20    200mm diameter                                            nr         ***         ***          ***
BB1601.21    150mm diameter                                            nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/15               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sprinkler System (con't)

             Check valve
BB1601.22    150mm diameter                                            nr         ***         ***          ***

             Stainer
BB1601.23    150mm diameter                                            nr         ***         ***          ***

             Flexible connector
BB1601.24    150mm diameter                                            nr         ***         ***          ***

             Ball float valve
BB1601.25    150mm diameter                                            nr         ***         ***          ***

             Vortex inhibitor
BB1601.26    200mm diameter                                            nr         ***         ***          ***

             Puddle flange
BB1601.27    200mm diameter                                            nr         ***         ***          ***

             Direct reading flow meter
BB1601.28    150mm diameter                                            nr         ***         ***          ***

BB1601.29    level float switch controller                             set        ***         ***          ***

BB1601.30    pressure gauge c/w gate valve                             nr         ***         ***          ***

BB1601.31    pressure switch c/w accessories                           nr         ***         ***          ***

BB1601.32    check meter position                                      set        ***         ***          ***

BB1601.33    water tank accessories included vent pipe, drain
             pipe, overflow c/w warning pipe                           set        ***         ***          ***

BB1601.34    automatic air vent                                        nr         ***         ***          ***

             Painting
BB1601.35    Preparing; priming; finish coats on galvanised            sum        ***         ***          ***
             metal works; to pipe and tubing

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/16               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Street Hydrant System

             pumps
BB1603.1     4000 1/min at 650kPa                                      nr         ***         ***          ***

BB1603.2     30 1/min at 700kPa                                        nr         ***         ***          ***

BB1603.3     pump control panel included associated electrical
             works                                                     set        ***         ***          ***

             Ductile iron pipe to BS EN 545 class K12 with cement
             lining inside and bitumen and zinc coated outside c/w
             fitting, hanger, support, painting and accessories etc
BB1603.4     200mm diameter                                            m          ***         ***          ***

             Galvanised steel pipes and fitting
BB1603.5     150mm diameter                                            m          ***         ***          ***

             In-line equipment

BB1603.6     street hydrant                                            nr         ***         ***          ***

             Underground gate valve
BB1603.7     150mm diameter                                            nr         ***         ***          ***

             Gate valve
BB1603.8     200mm diameter                                            nr         ***         ***          ***

             Check valve
BB1603.9     200mm diameter                                            nr         ***         ***          ***

             Stainer
BB1603.10    200mm diameter                                            nr         ***         ***          ***

             Flexible connector
BB1603.11    200mm diameter                                            nr         ***         ***          ***

             Ball float valve
BB1603.12    150mm diameter                                            nr         ***         ***          ***

             Vortex inhibitor
BB1603.13    200mm diameter                                            nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/17               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Street Hydrant System (con't)

             Puddle flange
BB1603.14    200mm diameter                                            nr         ***         ***          ***

BB1603.15    level float switch controller                             set        ***         ***          ***

BB1603.16    pressure gauge c/w gate valve                             nr         ***         ***          ***

BB1603.17    pressure switch c/w accessories                           nr         ***         ***          ***

BB1603.18    check meter position                                      set        ***         ***          ***

BB1603.19    water tank accessories included vent pipe, drain
             pipe, overflow c/w warning pipe                           set        ***         ***          ***

BB1603.20    automatic air vent                                        nr         ***         ***          ***

             Painting
BB1603.21    Preparing; priming; finish coats on galvanised            sum        ***         ***          ***
             metal works; to pipe and tubing

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/18               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY 13 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Fire Alarm and Detection System

BB1604.1     analogue addressable fire control panel                   set        ***         ***          ***

BB1604.2     pump and tank status display c/w 80 LED                   set        ***         ***          ***

BB1604.3     battery, charger and accessories                          set        ***         ***          ***

BB1604.4     smoke / heat detector                                     nr         ***         ***          ***

BB1604.5     monitor / control module                                  nr         ***         ***          ***

             Alarm bell
BB1604.6     150mm diameter                                            nr         ***         ***          ***
BB1604.7     250mm diameter                                            nr         ***         ***          ***

BB1604.8     break glass unit                                          nr         ***         ***          ***

BB1604.10    G.I. Conduit / trunking c/w support and accessories       sum        ***         ***          ***
             surface conduit
             conceal conduit
             flexible conduit
             trunking

BB1604.11    direct telephone line to FSCC c/w alarm transmitter,
             relays, accessories, and first year rental charge         sum        ***         ***          ***

BB1604.12    1/c 1.5mm/2/ PVC LSOH copper cable                        sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/19               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sundries

             Portable fire equipment
BB1606.1     4.5 kg carbon dioxide                                     nr         ***         ***          ***

             Allow for the following and executing to the satisfaction of the Engineer

             Provision of testing, including integrated testing, setting to work and commissioning the complete Fire
             Service Installation

BB1609.1     generally                                                 sum        ***         ***          ***

             Provision of mock-up as per specification

BB1609.2     generally                                                 sum        ***         ***          ***

             Training of Employer's staff as per specification

BB1609.3     generally                                                 sum        ***         ***          ***

             Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like

BB1609.4     generally                                                 sum        ***         ***          ***

             Providing fire stopping including internal fire barriers to truncking, busbar trunking, inside pipe sleeves etc. and the like

BB1609.5     generally                                                 sum        ***         ***          ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1609.6     generally                                                 sum        ***         ***          ***

             Preparation of all installation and fabrication/shop drawings required and distribution after review

BB1609.7     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/20               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Fire Services Installation

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer (Cont'd)

             Preparation of design data required submission and distribution after review

BB1609.8     generally                                                 sum        ***         ***          ***

             Preparation of builder's works drawing required submission and distribution after review

BB1609.9     generally                                                 sum        ***         ***          ***

             Preparation of "as built" record drawing drawing as specified

BB160.10     generally                                                 sum        ***         ***          ***

             Provision of operation & maintenance manual as specified

BB160.11     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                      CARRIED FORWARD      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/21               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Plumbing System

             Plastic coated copper tube to BSEN 1057:1996 and
             plastic to BS 3412 c/w fitting, hanger, support, and
             accessories etc
BC0702.1     40 mm diameter                                            m          ***         ***          ***
BC0702.2     20 mm diameter                                            m          ***         ***          ***

             Ductile iron pipe to BSEN 545 c/w
             fitting, hanger, support, and accessories etc
BC0702.3     67 mm diameter                                            m          ***         ***          ***
BC0702.4     80 mm diameter                                            m          ***         ***          ***

BC0702.5     Valve & accessories                                       sum        ***         ***          ***

             Fibre-glass Reinforced PVC (FRP) water tank including
             accessories of vent pipe, drain pipe, overflow etc
BC0701.3     450 Litre                                                 nr         ***         ***          ***

BC0701.6     Water meter including associated accessories              nr         ***         ***          ***

BC0701.7     pump control panel included associated electrical
             works                                                     set        ***         ***          ***

BC0701.8     Water pump c/w control panel, float switch
             and accessories                                           nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/22               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Drainage system

             Ductile iron pipe c/w fitting, support and
             accessories to BSEN 598
BC0305.1     100 mm diameter                                           m          ***         ***          ***

             PVC pipe c/w fitting, support and
             accessories to BS 5255
BC0305.2     50 mm diameter                                            m          ***         ***          ***

             Rainwater Outlet c/w accessories
BC0305.3     100 mm diameter                                           nr         ***         ***          ***

             Floor drain c/w accessories
BC0305.4     100 mm diameter                                           nr         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/23               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Provision of testing, including integrated testing, setting to work and commissioning the complete
             ECS Installation

BC1309.1     generally                                                 sum        ***         ***          ***

             Provision of mock-up as per specification

BC1309.2     generally                                                 sum        ***         ***          ***

             Training of Employer's staff as per specification

BC1309.3     generally                                                 sum        ***         ***          ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BC1309.4     generally                                                 sum        ***         ***          ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BC1309.5     generally                                                 sum        ***         ***          ***

             Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BC1309.6     generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/24               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I3 - WEST APPROACH EAP                                      BROUGHT FORWARD          ***
             BUILDING SERVICES, CABLING ETC.

             Plumbing and Drainage Installation

             Allow for the following and executing to the satisfaction of the Engineer

             Preparation of all installation and fabrication/shop drawings required and distribution after review

BC1309.7     generally                                                 sum        ***         ***          ***

             Preparation of design data required submission and distribution after review

BC1309.8     generally                                                 sum        ***         ***          ***

             Preparation of builder's works drawing required submission and distribution after review

BC1309.9     generally                                                 sum        ***         ***          ***

             Preparation of "as built" record drawings as specified

BC1309.10    generally                                                 sum        ***         ***          ***

             Provision of Operation & Maintenance
             Manuals as specified

BC1309.11    generally                                                 sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                             TOTAL OF ACTIVITY I3 TO ACTIVITY SUMMARY      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page I3/25               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - WEST EMERGENCY ACCESS POINT

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I4 - WEST EMERGENCY ACCESS
             POINT STRUCTURE AND CIVIL WORKS

             In-situ Concrete

             Provision of concrete of designed mix

F283.1       Class: 40/20; concrete category A temperature
             requirements                                              m3         ***         ***          ***

F283.2       Class: 40/20; concrete category B temperature
             requirements                                              m3         ***         ***          ***

F293.3       Class: 45/20; concrete category B temperature
             requirements                                              m3         ***         ***          ***

             Placing of reinforced concrete

F632         Suspended slabs thickness: 150-300mm                      m3         ***         ***          ***

F642         Wall thickness: 150 - 300mm                               m3         ***         ***          ***

F653         selected excavated material other than topsoil or rock
             0.1 - 0.25 m2                                             m3         ***         ***          ***

F664         Beam cross-sectional area : 0.25 - 1 m2                   m3         ***         ***          ***

             Other concrete forms

F680         Steps and stairs thickness : 100 - 300 mm                 m3         ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                                  CARRIED FORWARD          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I4/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - WEST EMERGENCY ACCESS POINT

ITEM CODE    ITEM DESCRIPTION                                          UNIT    QUANTITY    RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             ACTIVITY I4 - WEST EMERGENCY ACCESS                                  BROUGHT FORWARD          ***
             POINT STRUCTURE AND CIVIL WORKS

             Formwork; formed surfaces F4

G314         Horizontal width exceeding 1.22m                          m2         ***         ***          ***

G325         Horizontal; sloping width exceeding 1.22m                 m2         ***         ***          ***

G342         Vertical; width 0.1 - 0.2                                 m          ***         ***          ***

G345         Vertical width exceeding 1.22m                            m2         ***         ***          ***

             Formwork F4; for concrete components of
             constant cross-section

G311.1       beams; 200 x 600 mm                                       m          ***         ***          ***

G311.2       beams; 300 x 600 mm                                       m          ***         ***          ***

G311.3       beams; 500 x 1000mm                                       m          ***         ***          ***

G342.1       columns; 500 x 500 mm                                     m          ***         ***          ***

             Reinforcement

G529         High yield steel bar reinforcement                        t          ***         ***          ***

             Concrete Ancillaries

             Concrete accessories

G819         Finishing of top surfaces; unformed surface U3            m2         ***         ***          ***

             Builder's works

G901         Builder's works in connection with building
             services                                                  sum        ***         ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                          TOTAL OF ACTIVITY I4 TO COST CENTRE SUMMARY      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I4/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING
           EAP - FINISHING WORKS

           ROOF FINISH

           Roof tiling

AA111.1    concrete tiles 300mm x 300mm; upper surfaces
           inclined at an angle not exceeding 30 degree to
           the horizontal                                     m2       ***       ***        ***

AA111.2    Extra over for forming 200 mm wide surface
           drainage channel                                   m        ***       ***        ***

           Insulation

W490       50mm CFC free insulation board lay on top of
           waterproofing membrane                             m2       ***       ***        ***

           Waterproof Membrane

W331       2 layers of single skin waterproofing membrane     m2       ***       ***        ***

           Screed

W441.1     25mm Think cement sand screed to receive
           waterproofing membrane; including 25 x 25 mm
           cement sand fillet                                 m2       ***       ***        ***

           Tank Waterproofing

           Waterproof polymer modified cementitious coating

W441.2     Floor to tank                                      m2       ***       ***        ***

W441.3     Wall to tank                                       m2       ***       ***        ***

W441.4     Ceiling to tank                                    m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING             BROUGHT FORWARD       ***
           EAP - FINISHING WORKS

           Galvanised mild steel doors; with pressed metal door frame, with paint finish

           Proprietary two hours fire rated doors and frames

AE110.1    single leaf size 1.0m x 2.2m high                  nr       ***       ***        ***

AE110.2    double leaves size 2.0m x 2.2m high                nr       ***       ***        ***

           Proprietary one hours fire rated doors and frames

AE110.3    single leaf size 1.0m x 2.2m high                  nr       ***       ***        ***

AE110.4    double leaves size 2.0m x 2.2m high                nr       ***       ***        ***

           External Metal Doors and Frames

           Stainless steel doors with stainless steel frame, selected excavated material other than topsoil or rock

AE110.5    single leaf size 1.0m x 2.2m high                  nr       ***       ***        ***

AE110.6    double leaves size 2.0m x 2.2m high                nr       ***       ***        ***

           Manufactured stainless steel door; w/stailess steel frame; for TX Room, selected colour paint finish

AE110.7    double leaves size 2.0m x 3m high                  nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING             BROUGHT FORWARD       ***
           EAP - FINISHING WORKS

           Metal Shutters, Windows and  Louvres

           Louvres

AE110.8    louvre single leaf size 1.0m x 2.2m high           nr       ***       ***        ***

AE110.9    louvre double leaves size 2.0m x 2.2m high         nr       ***       ***        ***

           Aluminum weatherproof louvre

AF399.01   overall size 1.0m x 1m high                        nr       ***       ***        ***

AF399.02   overall size 2.0m x 1m high                        nr       ***       ***        ***

AF399.03   overall size 4.0m x 4.0m high                      nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING             BROUGHT FORWARD       ***
           EAP - FINISHING WORKS

           Specialist Architectural Metalwork

AH100      Proprietary anodized aluminmum with gas lift
           access hatch door for roof access                  nr       ***       ***        ***

AH999.1    GMS Cat ladder; comply with BS4211, 1994 and
           BS5395 part 3, 1985                                m        ***       ***        ***

AH999.2    S.S. Cat ladder; comply with BS4211, 1994 and
           BS5395 part 3, 1985 to tanks                       m        ***       ***        ***

AH999.3    60mm Diameter (Type 2) galvanized mild steel
           handrails and including all fixing plate and end
           cap, with paint finish                             m        ***       ***        ***

AH999.4    Galvanized mild steel balustrade (Type 2) with
           and including paint finish                         m        ***       ***        ***

AH999.5    Lifting beam                                       m        ***       ***        ***

AH999.6    Illuminated exit sign                              nr       ***       ***        ***

AH999.7    Stainless steel access hatch to tanks              nr       ***       ***        ***

AH999.8    Galvanized metal steel chequer plate flooring
           for TX room, including all supporting frame        m2       ***       ***        ***

AH999.9    GMS framework for supporting the oversize
           aluminum louvre; total 16m2                        kg       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING             BROUGHT FORWARD       ***
           EAP - FINISHING WORKS

           Plastering and Rendering

           Internal Finish

           Floor

AJ240.1    granolithic screed floated and sealed              m2       ***       ***        ***

           Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

AJ240.2    granolithic screed floated and sealed              m        ***       ***        ***

           Stairs and steps

AJ240.3    granolithic screed floated and sealed to landing   m2       ***       ***        ***

AJ240.4    granolithic screed floated and sealed to tread
           and riser                                          m2       ***       ***        ***

AJ240.5    ceramic nosing tile to concrete stair              m        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING             BROUGHT FORWARD       ***
           EAP - FINISHING WORKS

           EXTERNAL FINISH

           Walls and columns

AJ119.1    15 mm cement and sand render to receive ceramic
           tiles                                              m2       ***       ***        ***

AJ119.2    ditto to parpet wall                               m2       ***       ***        ***

           Tiling

           Walls and columns

AK130.1    Glazed ceramic tiles 45mm x 95mm x 6mm thick
           bedded with adhesive and grouted with colour
           grout                                              m2       ***       ***        ***

AK130.2    ditto to parpet wall                               m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING             BROUGHT FORWARD       ***
           EAP - FINISHING WORKS

           Architectural Coatings and Special Finishes

           Epoxy Paint to floor

AT932.1    To granolithic screed to floor                     m2       ***       ***        ***

AT932.2    To granolithic base 100 mm high                    m        ***       ***        ***

           Epoxy Paint to wall

AT933.1    To F4 concrete wall                                m2       ***       ***        ***

           Emulsion Paint to ceiling

AT933.2    To F4 concrete soffit and beams                    m2       ***       ***        ***

AT933.3    To F4 sloped concrete soffit and beams             m2       ***       ***        ***

AT933.4    To F4 concrete soffit and beams and sealed         m2       ***       ***        ***

           Emulsion Paint to F4 concrete wall

AT933.5    To F4 concrete wall                                m2       ***       ***        ***

AT933.6    To F4 concrete wall of staircase                   m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I5 - WEST PORTAL VENTILATION BUILDING             BROUGHT FORWARD       ***
           EAP - FINISHING WORKS

           Supply and fix the following ironmongeries

Z341       Stainless steel ball bearing butt hinge with
           non-removable pin                                  nr       ***       ***        ***

Z342       Overhead door closer with back check and
           built-in pressure relief valve, with S.S. cover    nr       ***       ***        ***

Z349.1     Gravity type door coordinator                      nr       ***       ***        ***

Z343       Mortise storeroom lock with s.s. lever handle on
           escutcheon plate and materkeyed                    nr       ***       ***        ***

Z349.2     Stainless steel exit device with mortise latch,
           with s.s. handle and cylinder outside and
           materkeyed                                         nr       ***       ***        ***

Z346.1     Stainless steel push plate, 100x300x1.5mm thick    nr       ***       ***        ***

Z346.2     Stainless steel push plate, 700x300x1.5mm thick    nr       ***       ***        ***

Z346.3     Stainless steel kick plate, 800x200x1.5mm thick    nr       ***       ***        ***

Z349.3     Door stop                                          nr       ***       ***        ***

Z344       Top & bottom manual flush bolt with 300mm
           extension rod                                      nr       ***       ***        ***

Z349.4     Surface mounted door bottom seal with EPDM
           sponge, clear anodised aluminum housing            nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                           TOTAL OF ACTIVITY 15 TO COST CENTRE SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I5/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,
           CABLING ETC.

           Electrical Installation

           Incoming Services

           Equipment and ancillaries

BA0201.1   LV Switchboards; including all necessary
           switchgears, power factor improvement equipment
           and accessories.                                   nr       ***       ***        ***

           Standby Equipment

BA0301.1   Uninterrupted Power Supply (UPS) System;
           including inverter sections, rectifier/charger
           sections, battery banks, 4P automatic changeover
           switches, static by-pass switches, UPS manual
           by-pass switches, surge suppression devices,
           interconnecting cables and all necessary
           accessories; as shown on Drawing (7.2 kVA)         sum      ***       ***        ***

BA0301.2   110V DC Charger c/w Ni-Cd batteries, associated
           control wiring & components (30 AH)                nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           ELECTRICAL INSTALLATION

           Main and Sub-main Distribution

BA0401.1   MCCB Board, 400A, 8 way, TPN c/w incoming
           breaker                                            nr       ***       ***        ***

BA0401.2   MCCB Board, 400A, 4 way, TPN c/w incoming
           breaker                                            nr       ***       ***        ***

BA0401.3   MCCB unit, TP up to 63A                            nr       ***       ***        ***

BA0401.4   MCB Board, 200A, 18 way, TPN c/w incoming
           breaker                                            nr       ***       ***        ***

BA0401.5   MCB Board, 200A, 12 way, TPN c/w incoming
           breaker                                            nr       ***       ***        ***

BA0401.6   MCB Board, 200A, 8 way, TPN c/w incoming breaker   nr       ***       ***        ***

BA0401.7   MCB unit, SP, 10-32A                               nr       ***       ***        ***

BA0401.8   MCB unit, SP, 32-63A                               nr       ***       ***        ***

BA0401.9   MCB unit, TP, 10-32A                               nr       ***       ***        ***

BA0401.10  MCB unit, TP, 32-63A                               nr       ***       ***        ***

BA0401.11  MCB/RCD combined unit, SP, 20A                     nr       ***       ***        ***

BA0401.12  MCB/RCD combined unit, SP, 32A                     nr       ***       ***        ***

BA0401.13  RCD unit, 4P, 32A                                  nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           ELECTRICAL INSTALLATION

           LV Cables and Wirings including necessary fixing

           Fire resistant XLPE/SWA/LOSH Copper cables; with copper conductors

           Fixing to cable trays or ladders or other surfaces

BA0406.4   2-cores; 6mm2                                      m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.5   4-cores; 10 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.6   4-cores; 25 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.7   4-cores; 35 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.8   4-cores; 50 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.9   4-cores; 70 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.10  4-cores; 95 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.11  4-cores; 120 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.12  4-cores; 150 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.13  4-cores; 185 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.14  4-cores; 240 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.15  4-cores; 400 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           ELECTRICAL INSTALLATION

           XLPE/SWA/LOSH Copper cables; with copper conductors

           Fixing to cable trays or ladders or other surfaces

BA0406.18  4-cores; 25 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.19  4-cores; 35 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.20  4-cores; 50 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.21  4-cores; 70 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.22  4-cores; 95 mm2                                    m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.23  4-cores; 120 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.24  4-cores; 150 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.25  4-cores; 185 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

BA0406.26  4-cores; 240 mm2                                   m        ***       ***        ***
           Termination                                        nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Electrical Installation

           Lighting and power

           Final circuits in copper cables and conduits

BA0507.1   lighting points                                    nr       ***       ***        ***

BA0507.2   small power points for 13A socket outlet           nr       ***       ***        ***

BA0507.3   small power points for 13A FSU                     nr       ***       ***        ***

           Lighting fittings; complete with associated lamps or tubes

BA0508.2   Fluorescent luminaries; 58W, twin tubes weather
           proof type                                         nr       ***       ***        ***

BA0508.3   Fluorescent luminaries; 36W, twin tubes            nr       ***       ***        ***

BA0508.4   Fluorescent luminaries; 36W, twin tubes complete
           with 2 hours maintained type battery and charger   nr       ***       ***        ***

BA0508.5   Low bay luminaries c/w control gears               nr       ***       ***        ***

BA0508.6   Flood light fitting c/w control gears              nr       ***       ***        ***

BA0508.7   EXIT signage
           complete with 2 hours maintained type battery
           and charger                                        nr       ***       ***        ***

BA0508.8   8m Lamp ploe c/w street lamp                       nr       ***       ***        ***

BA0508.9   Wall mount external flood light to IP 65           nr       ***       ***        ***

           Accessories

BA0508.10  Lighting switches and socket outlets               sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Electrical Installation

           Earthing and Lighning Protection System

           Earthing system c/w components and fixings

BA0809.1   Earth mat c/w earth rods for test electrode,
           test link                                          set      ***       ***        ***

BA0809.2   50x6mm earth terminals and accessories             sum      ***       ***        ***

           Lightning Protection System including components and fixings

BA0809.3   Airtermination network and down conductors         sum      ***       ***        ***

BA0809.4   Lightning earth pit c/w earth rods and test link   nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING  ETC.

           Electrical Installation

           Trunking, Ducting, Cable Trays and Conduits

           Hot dipped galvanised sheet steel cable trays and fittings & support

BA1005.1   100mm wide                                          m       ***       ***        ***

BA1005.2   150mm wide                                          m       ***       ***        ***

BA1005.3   200mm wide                                          m       ***       ***        ***

BA1005.4   300mm wide                                          m       ***       ***        ***

BA1005.5   400mm wide                                          m       ***       ***        ***

BA1005.6   500mm wide                                          m       ***       ***        ***

BA1005.7   600mm wide                                          m       ***       ***        ***

BA1005.8   1000mm wide                                         m       ***       ***        ***

           Hot dipped galvanised steel sheet truncking and fittings; B.S. 4678; including all painting

BA1005.23  200 x 200 mm trunkings; 1 compartment               m       ***       ***        ***

BA1005.24  200 x 100 mm trunkings; 1 compartment               m       ***       ***        ***

BA1005.25  300 x 100 mm trunkings; 1 compartment               m       ***       ***        ***

BA1005.26  100 x 100 mm trunkings; 1 compartment               m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Electrical Installation

           Sundries

           Allow for the following and executing to the satifaction of the Engineer

           Provision of testing including integrated testing, setting to work and commissioning the complete Electrical System

BA1110.1   generally                                          sum      ***       ***        ***

           Provision of mock-up as per specification

BA1110.2   generally                                          sum      ***       ***        ***

           Training of Employer's staff as per
           specification

BA1110.3   generally                                          sum      ***       ***        ***

           Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.4   generally                                          sum      ***       ***        ***

           Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.5   generally                                          sum      ***       ***        ***

           Provision of tools and special equipment for operating and maintenance purposes as per specification

BA1110.6   generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Electrical Installation

           Sundries

           Allow for the following and executing to the satifaction of the Engineer

           Preparation of all installation and
           fabrication/shop drawings required and
           distribution after review.

BA1110.7   generally                                          sum      ***       ***        ***

           Preparation of design data required submission and distribution after review

BA1110.8   generally                                          sum      ***       ***        ***

           Preparation of builder's works drawings required submission and distribution after review

BA1110.9   generally                                          sum      ***       ***        ***

           Preparation of "as built" record drawings as specified

BA1110.10  generally                                          sum      ***       ***        ***

           Provision of Operation & Maintenance Manuals as specified

BA1110.11  generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/9               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Mechanical Installation

           Ventilation System

           Equipment and ancillaries

           Ventilation fans; completed with all necessary accessories and connections

BB0601.1   generally                                          nr       ***       ***        ***

           Galvanised steel sheet rectangular ducts and fittings

BB0601.2   Fixing to or suspending from soffit                m2       ***       ***        ***

           Staircase Pressurisatin System

           Equipment and ancillaries

           complete with one duty and one standby fan (heat resistance), bypass damper, pressure differential sensors, smoke probe, controls, ductwork and accessories

BB0801.1   Air flow rate 12.0m3/s; 600Pa                      nr       ***       ***        ***

BB0801.2   Air flow rate 16.0m3/s; 900Pa                      nr       ***       ***        ***

           Galvanised steel sheet rectangular ducts and fittings

BB0801.3   Fixing to or suspending from soffit

           0.6-1.2mm thick                                    m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/10              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Mechanical Installation

           Air Conditioning System

           Equipment and ancillaries

           Split Type Air-conditioning units; with filters, insulation, drain pans, all necessary accessories and connections

BB0703.1   below 15kW cooling capacity                        nr       ***       ***        ***

           Condensate Drain System complete with G.S Pipe,
           Drain Pan, Fittings with Insulation, Support and
           Connection to Drainage System

BB0703.2   up to 32mm diameter pipe                           m        ***       ***        ***

           Control systems : electrical and control for ECS

           Equipment and ancillaries

           ECS equipment control panel

BB1201.1   generally                                          nr       ***       ***        ***

           Staircase pressurisation control panel &
           Accessories

BB1201.2   generally                                          nr       ***       ***        ***

           Allow for

           Design, supply and installation of power supply
           & control system from ECS equipment control panel to ECS equipment

BB1201.3   generally                                          sum      ***       ***        ***

           Design, supply and installation of interfacing work for ECS and FS systems

BB1201.4   generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/11              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Mechanical Installation

           Sundries

           Allow for the following and executing to the satisfaction of the Engineer

           Provision of testing, including integrated testing, setting to work and commissioning the complete ECS Installation

BB1909.1   generally                                          sum      ***       ***        ***

           Provision of mock-up as per specification

BB1909.2   generally                                          sum      ***       ***        ***

           Training of Employer's staff as per
           specification

BB1909.3   generally                                          sum      ***       ***        ***

           Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1909.4   generally                                          sum      ***       ***        ***

           Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BB1909.5   generally                                          sum      ***       ***        ***

           Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1909.6   generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/12              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           MECHANICAL INSTALLATION

           Sundries

           Allow for the following and executing to the satisfaction of the Engineer

           Preparation of all installation and
           fabrication/shop drawings required and
           distribution after review

BB1909.7   generally                                          sum      ***       ***        ***

           Preparation of design data required submission and distribution after review

BB1909.8   generally                                          sum      ***       ***        ***

           Preparation of builder's works drawing required submission and distribution after review

BB1909.9   generally                                          sum      ***       ***        ***

           Prepartion of "as built" record drawings as specified

BB1909.10  generally                                          sum      ***       ***        ***

           Provision of Operation & Maintenance Manuals as specified

BB1910.11  generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/13              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY 16 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Fire Hydrant and Hosereel System

           Galvanised steel pipes and fitting
BB1602.1   25mm diameter                                      m        ***       ***        ***
BB1602.2   100mm diameter                                     m        ***       ***        ***

           In-line equipment

BB1602.7   Hose reels                                         nr       ***       ***        ***

BB1602.8   fire hydrant                                       nr       ***       ***        ***

BB1602.9   fire hydrant twin inlet c/w non return valve       nr       ***       ***        ***

BB1602.22  automatic air vent                                 nr       ***       ***        ***

           Painting
BB1602.23  Preparing; priming; finish coats on galvanised
           metal works; to pipe and tubing                    sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/14              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Sprinkler System
           Equipment and ancillaries
           Pumps
BB1601.1   2700 1/min at 200kPa                               nr       ***       ***        ***

BB1601.2   30 1/min at 550kPa                                 nr       ***       ***        ***

BB1601.3   pump control panel included associated
           electrical works                                   set      ***       ***        ***

           Ductile iron pipe to BS EN 545 class K 12 with
           cement lining inside and bitumen and zinc coated
           outside c/w fitting, hanger, support, painting
           and accessories etc                                m        ***       ***        ***
B1601.4    200mm diameter                                     m        ***       ***        ***

           Galvanised steel pipes and fitting
BB1601.5   150mm diameter                                     m        ***       ***        ***
BB1601.6   100mm diameter                                     m        ***       ***        ***
BB1601.7   80mm diameter                                      m        ***       ***        ***
BB1601.8   65mm diameter                                      m        ***       ***        ***
BB1601.9   50mm diameter                                      m        ***       ***        ***
BB1601.10  40mm diameter                                      m        ***       ***        ***
BB1601.11  32mm diameter                                      m        ***       ***        ***
BB1601.12  25mm diameter                                      m        ***       ***        ***
BB1601.13  20mm diameter                                      m        ***       ***        ***
BB1601.14  15mm diameter                                      m        ***       ***        ***

           Sprinkler control valve set c/w water motor
           alarm gong, by-pass facility and associated
           accessories etc.
BB1601.15  150 diameter                                       set      ***       ***        ***

           Flow switch
BB1601.16  100mm diameter                                     nr       ***       ***        ***

           Subsidiary valve
BB1601.17  100mm diameter                                     nr       ***       ***        ***

BB1601.18  sprinkler twin inlet c/w non return valve          nr       ***       ***        ***

BB1601.19  sprinkler head 68 deg.C conventional type          nr       ***       ***        ***

           Gate valve c/w monitoring micro-switch
BB1601.20  200mm diameter                                     nr       ***       ***        ***
BB1601.21  150mm diameter                                     nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/15              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           FIRE SERVICES INSTALLATION

           Sprinkler System (con't)

           Check valve
BB1601.22  150mm diameter                                     nr       ***       ***        ***

           Stainer
BB1601.23  150mm diameter                                     nr       ***       ***        ***

           Flexible connector
BB1601.24  150mm diameter                                     nr       ***       ***        ***

           Ball float valve
BB1601.25  150mm diameter                                     nr       ***       ***        ***

           Vortex inhibitor
BB1601.26  200mm diameter                                     nr       ***       ***        ***

           Puddle flange
BB1601.27  200mm diameter                                     nr       ***       ***        ***

           Direct reading flow meter
BB1601.28  150mm diameter                                     nr       ***       ***        ***

BB1601.29  level float switch controller                      set      ***       ***        ***

BB1601.30  pressure gauge c/w gate valve                      nr       ***       ***        ***

BB1601.31  pressure switch c/w accessories                    nr       ***       ***        ***

BB1601.32  check meter position                               set      ***       ***        ***

BB1601.33  water tank accessories included vent pipe, drain
           pipe, overflow c/w warning pipe                    set      ***       ***        ***

BB1601.34  automatic air vent                                 nr       ***       ***        ***

           Painting
BB1601.35  Preparing; priming; finish coats on galvanised
           metal works; to pipe and tubing                    sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/16              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Street Hydrant System

           Equipment and ancillaries

           pumps

BB1603.1   4000 1/min at 650kPa                               nr       ***       ***        ***

BB1603.2   30 1/min at 700kPa                                 nr       ***       ***        ***

BB1603.3   pump control panel included associated
           electrical works                                   set      ***       ***        ***

           Ductile iron pipe to BS EN 545 class K12 with
           cement lining inside and bitumen and zinc coated
           outside c/w fitting, hanger, support, painting
           and accessories etc
BB1603.4   200mm diameter                                     m        ***       ***        ***

           Galvanised steel pipes and fitting
BB1603.5   150mm diameter                                     m        ***       ***        ***

           In-line equipment

BB1603.6   street hydrant                                     nr       ***       ***        ***

           Underground gate valve
BB1603.7   150mm diameter                                     nr       ***       ***        ***

           Gate valve
BB1603.8   200mm diameter                                     nr       ***       ***        ***

           Check valve
BB1603.9   200mm diameter                                     nr       ***       ***        ***

           Stainer
BB1603.10  200mm diameter                                     nr       ***       ***        ***

           Flexible connector
BB1603.11  200mm diameter                                     nr       ***       ***        ***

           Ball float valve
BB1603.12  150mm diameter                                     nr       ***       ***        ***

           Vortex inhibitor
BB1603.13  200mm diameter                                     nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/17              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY  I6 - EAST EAP BUILDING SERVICES,                 BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Street Hydrant System (con't)

           Puddle flange
BB1603.14  200mm diameter                                     nr       ***       ***        ***

BB1603.15  level float switch controller                      set      ***       ***        ***

BB1603.16  pressure gauge c/w gate valve                      nr       ***       ***        ***

BB1603.17  pressure switch c/w accessories                    nr       ***       ***        ***

BB1603.18  check meter position                               set      ***       ***        ***

BB1603.19  water tank accessories included vent pipe, drain
           pipe, overflow c/w warning pipe                    set      ***       ***        ***

BB1603.20  automatic air vent                                 nr       ***       ***        ***

           Painting
BB1603.21  Preparing; priming; finish coats on galvanised
           metal works; to pipe and tubing                    sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/18              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Fire Alarm and Detection System

BB1604.1   analogue addressable fire control panel            set      ***       ***        ***

BB1604.2   pump and tank status display c/w 80 LED            set      ***       ***        ***

BB1604.3   battery, charger and accessories                   set      ***       ***        ***

BB1604.4   smoke / heat detector                              nr       ***       ***        ***

BB1604.5   monitor / control module                           nr       ***       ***        ***

           Alarm bell
BB1604.6   150mm diameter                                     nr       ***       ***        ***
BB1604.7   250mm diameter                                     nr       ***       ***        ***

BB1604.8   break glass unit                                   nr       ***       ***        ***

BB1604.9   24V D.C. dry contract for interfacing with other
           system                                             nr       ***       ***        ***

BB1604.10  G.I. Conduit / trunking c/w support and
           accessories                                        lot      ***       ***        ***
           surface conduit
           conceal conduit
           flexible conduit
           trunking

BB1604.11  direct telephone line to FSCC c/w alarm
           transmitter, relays, accessories, and first year
           rental charge                                      lot      ***       ***        ***

BB1604.12  1/c 1.5mm/2/ PVC LSOH copper cable                 lot      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/19              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Total Flooding System

           Equipment and ancillaries
BB1605.1   FM200 control panels; including batteries and
           chargers and automatic/manual lock off units       nr       ***       ***        ***

BB1605.2   Gas cylinders to B.S. 5045; including gas,
           automatic pressure release device, gas valve/
           actuator, pressure gauge, flexible hose, check
           valve, safety latches, dischange nozzle and all
           necessary accessories (72 kg)                      nr       ***       ***        ***

           Seamless carbon steel pipes and fitting
BB1605.3   65mm diameter                                      m        ***       ***        ***
BB1605.4   50mm diameter                                      m        ***       ***        ***
BB1605.5   40mm diameter                                      m        ***       ***        ***
BB1605.6   25mm diameter                                      m        ***       ***        ***
BB1605.7   20mm diameter                                      m        ***       ***        ***

           Printing

BB1605.8   preparing; priming; finish coats on carbon steel
           works; to pipe and tubing                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/20              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Sundries

           Portable fire equipment
BB1606.1   4.5 kg carbon dioxide                              nr       ***       ***        ***

           Allow for the following and executing to the satifaction of the Engineer

           Provision of testing, including integrated testing, setting to work and commissioning the complete Fire Service Installation

BB1609.1   generally                                          sum      ***       ***        ***

           Provision of mock-up as per specification

BB1609.2   generally                                          sum      ***       ***        ***

           Traning of Employer's staff as per specification

BB1609.3   generally                                          sum      ***       ***        ***

           Providong of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like

BB1609.4   generally                                          sum      ***       ***        ***

           Providing fire stopping including internal fire barriers to truncking, busbar trunking, inside pipe sleeves etc. and the like

BB1609.5   generally                                          sum      ***       ***        ***

           Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1609.6   generally                                          sum      ***       ***        ***

           Preparation of all installation and
           fabrication/shop drawings required and
           distribution after review

BB1609.7   generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/21              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Fire Services Installation

           Sundries

           Allow for the following and executing to the satifaction of the Engineer (Cont'd)

           Preparation of design data required submission and distribution after review

BB1609.8   generally                                          sum      ***       ***        ***

           Preparation of builder's works drawing required submission and distribution after review

BB1609.9   generally                                          sum      ***       ***        ***

           Preparation of "as built" record drawing as specified

BB160.10   generally                                          sum      ***       ***        ***

           Provision of operation & maintenance manual as specified

BB160.11   generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/22              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Plumbing and Drainage Installation

           Plumbing System

           Plastic coated copper tube to BSEN 1057:1996 and
           plastic to BS 3412 c/w fitting, hanger, support,
           and accessories etc
BC0702.1   40 mm diameter                                     m        ***       ***        ***
BC0702.2   20 mm diameter                                     m        ***       ***        ***

           Ductile iron pipe to BSEN 545 c/w fitting,
           hanger, support, and accessories etc
BC0702.3   67 mm diameter                                     m        ***       ***        ***
BC0702.4   80 mm diameter                                     m        ***       ***        ***

BC0702.5   Valve & accessories                                sum      ***       ***        ***

           Fibre-glass Reinforced PVC (FRP) water tank
           including accessories of vent pipe, drain pipe,
           overflow etc
BC0701.3   450 Litre                                          nr       ***       ***        ***

BC0701.6   Water meter including associated accessories       nr       ***       ***        ***

BC0701.7   pump control panel included associated
           electrical works                                   set      ***       ***        ***

BC0701.8   Water pump c/w control panel, float switch and
           accessories                                        nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/23              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Plumbing and Drainage Installation

           Drainage system

           Ductile iron pipe c/w fitting, support and
           accessories to BSEN 598
BC0305.1   100 mm diameter                                    m        ***       ***        ***

           PVC pipe c/w fitting, support and
           accessories to BS 5255
BC0305.2   50 mm diameter                                     m        ***       ***        ***

           Rainwater Outlet c/w accessories
BC0305.3   100 mm diameter                                    nr       ***       ***        ***

           Floor drain c/w accessories
BC0305.4   100 mm diameter                                    nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/24              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Plumbing and Drainage Installation

           Sundries

           Allow for the following and executing to the satisfaction of the Engineer

           Provision of testing, including integrated testing, setting to work and commissioning the complete ECS Installation

BC1309.1   generally                                          sum      ***       ***        ***

           Provision of mock-up as per specification

BC1309.2   generally                                          sum      ***       ***        ***

           Training of Employer's staff as per
           specification

BC1309.3   generally                                          sum      ***       ***        ***

           Provision of tools and special equipment for operating and maintenance purposes as per specification

BC1309.4   generally                                          sum      ***       ***        ***

           Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, ancillaries, pipe and ducts, valves and the like as specification

BC1309.5   generally                                          sum      ***       ***        ***

           Providing fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BC1309.6   generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/25              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURE

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I6 - EAST EAP BUILDING SERVICES,                  BROUGHT FORWARD       ***
           CABLING ETC.

           Plumbing and Drainage Installation

           Allow for the following and executing to the satisfaction of the Engineer

           Preparation of all installation and
           fabrication/shop drawings required and
           distribution after review

BC1309.7   generally                                          sum      ***       ***        ***

           Preparation of design data required submission and distribution after review

BC1309.8   generally                                          sum      ***       ***        ***

           Preparation of builder's works drawing required submission and distribution after review

BC1309.9   generally                                          sum      ***       ***        ***

           Preparation of "as built" record drawings as specified

BC1309.10  generally                                          sum      ***       ***        ***

           Provision of Operation & Maintenance Manuals as specified

BC1309.11  generally                                          sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                              TOTAL OF ACTIVITY I6 TO ACTIVITY SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I6/26              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I7 - EMERGENCY PASSENGER EGRESS -
           STRUCTURE AND CIVIL WORKS

           In-situ Concrete

           Provision of concrete

F280       Provision of reinforced concrete designed mix
           grade 40-D; temperarture cat. A                    m3       ***       ***        ***

           Placing of concrete

           Reinforced

F624       Bases and ground slabs thickness: exceeding 500m   m3       ***       ***        ***
           (in pile cap / ground beam)

F632       Suspended slabs thickness: 150-300mm               m3       ***       ***        ***

F643       Wall thickness: 150 - 300mm                        m3       ***       ***        ***

F689       Steps, stairs and landings etc                     m3       ***       ***        ***

           Concrete Ancillaries

           Formwork; formed surfaces F2

G345       Vertical width exceeding 1.22m (ground beam)       m2       ***       ***        ***

           Formwork; formed surfaces F4

G315       Horizontal width exceeding 1.22m (underside upper
           floor & roof slabs)                                m2       ***       ***        ***

G325       Sloping width exceeding 1.22m (underside stair)    m2       ***       ***        ***

G345       Vertical width exceeding 1.22m (wall)              m2       ***       ***        ***

           Reinforcement

G529       High yield steel bar reinforement                  t        ***       ***        ***

           Concrete accessories

G819       Finishing of top surfaces; unformed surface U3     m2       ***       ***        ***

X900       Builder Miscellaneous works                        sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I7/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I7 - EMERGENCY PASSENGER EGRESS -                 BROUGHT FORWARD       ***
           STRUCTURE AND CIVIL WORKS

           Waterproofing

           Roofing

W331       waterproof sheeting; upper surfaces inclined at
           an angle not exceeding 30 degree to the
           horizontal                                         m2       ***       ***        ***

           Protective layers

W441       50mm thick cement and sand screed laid to fall
           upper surfaces inclined at an angle not exceeding
           30 degree to the horizontal                        m2       ***       ***        ***

           External

W143       2 layers of sprayed applied waterproofing mem.     m2       ***       ***        ***

W490       225mm brickwork wall protection                    m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                              TOTAL OF ACTIVITY I7 TO ACTIVITY SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I7/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I8 - EMERGENCY PASSENGER EGRESS -                 BROUGHT FORWARD       ***
           FINISHING WORKS

           Metal Doors and Frames

           Two hours fire rated doors and frames

AE110      single stainless steel doors; with stainless
           steel frame, selected colour paint system;
           overall size 1.0m x 2.2m high                      nr       ***       ***        ***

           Specialist Architectural Metalwork

AH999      Metal handrail; 800mm high (edge of staircase)     m        ***       ***        ***

           Plastering, Rendering and Wall Linings

           INTERNAL

           Floors

AJ240.1    granolithic screed floated and sealed              m2       ***       ***        ***

           Stairs and steps

AJ240.2    granolithic screed floated and sealed              m2       ***       ***        ***

           Architectural Coatings and Special Finishings

           Emulsion paint

           Concrete

AT933      Upper surfaces inclined at an angle not
           exceeding 30 degree to the horizontal              m2       ***       ***        ***

           Epoxy paint

           Concrete

AT932      Surfaces inclined at an angle exceeding 60 degree
           to the horizontal                                  m2       ***       ***        ***

           Plaster and render

AT942      Upper surfaces inclined at an angle at 30 degree
           - 60 degree to the horizontal                      m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                              TOTAL OF ACTIVITY I8 TO ACTIVITY SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I8/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE I - EMERGENCY ACCESS POINTS STRUCTURES

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY I9 - EAST APPROACH EAP - BUILDING
           SERVICES, CABLING ETC. SELECTED EXCAVATED
           MATERIAL OTHER THAN TOPSOIL OR ROCK

           ***

--------------------------------------------------------------------------------------------------
                                              TOTAL OF ACTIVITY I9 TO ACTIVITY SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page I9/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J1 - END WALL (PERMANENT DIAPHRAGM
           WALL) FOR FUTURE KWU TUNG STATION

           Ground Investigation

A345       Method related charges, plant, boring &
           drilling. Mobilisation and site establishment      sum      ***       ***        ***

           Rotary drilled boreholes

           Numbers

B310       Core of NX size                                    nr       ***       ***        ***

           Depth without core recovery; core of NX size;
           commence from original surface

B335       In holes of maximum depth; 30 - 40m                m        ***       ***        ***

           Depth with core recovery; core of NX size;
           commence from original surface

B345       In holes of maximum depth; 30 - 40m                m        ***       ***        ***

           Depth cased

B359       For core of NX size                                m        ***       ***        ***

B360.1     Depth backfilled with imported granular material   m        ***       ***        ***

B360.2     Depth backfilled with cement mortar                m        ***       ***        ***

           Core boxes; length of core 1500mm

B379       Core of NX size                                    nr       ***       ***        ***

           Site tests and observations

B513       Standard penetration test                          nr       ***       ***        ***

           Laboratory tests

           Rock strength

B771       Unconfined compressive strength of core sample     nr       ***       ***        ***

B775       Point load index test                              nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J1 - END WALL (PERMANENT DIAPHRAGM                BROUGHT FORWARD       ***
           WALL) FOR FUTURE KWU TUNG STATION

           Geotechnical And Other Specialist
           Processes

A337       Method related charges - Site establishement and
           mobilization for Diaphragm walls                   sum      ***       ***        ***

           Diarphagm walls

C610       Excavation in material other than rock; wall
           1000mm thick                                       m3       ***       ***        ***

           Concrete; grade 45D/20; category C temperature requirement

C640.1     D. Wall                                            m3       ***       ***        ***

C640.2     Backfill D.Wall with lean mix concrete             m3       ***       ***        ***

           Deformed high yield steel bar reinforcement to BS4449

C666       Nominal size;16-40mm                               t        ***       ***        ***

C669.1     Couplers; nominal size 25mm                        nr       ***       ***        ***

C669.2     Couplers; nominal size 40mm                        nr       ***       ***        ***

C690       2 nos. 10m x 10m continuous fibre reinforcement
           CFR                                                sum      ***       ***        ***

           Guide walls

C680       Guide walls                                        m        ***       ***        ***

           Diaphragm wall testing

C690.1     Coring of cast in place concrete diaphragm walls   m        ***       ***        ***

C690.2     Interface coring of cast in place concrete
           diaphragm wall                                     nr       ***       ***        ***

C690.3     Non-destructive integrity; sonic testing of
           completed diaphragm wall panels                    nr       ***       ***        ***

C690.4     Compressive strength tests of cored concrete
           diaphragm wall                                     nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J1/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J1 - END WALL (PERMANENT DIAPHRAGM                BROUGHT FORWARD       ***
           WALL) FOR FUTURE KWU TUNG STATION

           Cut-off surplus length

C690.5     Width 1000mm                                       m        ***       ***        ***

           Shear Pins

C790       Shear pins; 190mm diameter drillhole x 3500mm
           long; including drilling into rock, strip clips,
           spacers, 4 x 40mm diameter high yield steel bar
           and non-shrink cement grout to drillhole           nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                           TOTAL OF ACTIVITY J1 TO COST CENTRE SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J1/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J2 - KWU TUNG VENTILATION BUILDING;
           PILING AND DIAPHRAGM WALLS (SERVING AS
           UNDERGROUND EXTERNAL WALLS OF KTU VENTILATION
           BUILDING)

           Ground Investigation

A345       Method related charges, plant, boring & drilling.
           Mobilisation and site establishment.               sum      ***       ***        ***

           Rotary drilled boreholes

           Numbers

B310       Core of NX size                                    nr       ***       ***        ***

           Depth without core recovery; core of NX size;
           commence from original surface

B335       In holes of maximum depth; 30 - 40m                m        ***       ***        ***

           Depth with core recovery; core of NX size;
           commence from original surface

B345       In holes of maximum depth; 30 - 40m                m        ***       ***        ***

           Depth cased

B360.1     Depth backfilled with imported granular material   m        ***       ***        ***

B360.2     Depth backfilled with cement mortar                m        ***       ***        ***

           Core boxes; length of core 1500mm

B379       Core of NX size                                    nr       ***       ***        ***

           Site tests and observations

B513       Standard penetration test                          nr       ***       ***        ***

           Laboratory tests

           Rock strength

B771       Unconfined compressive strength of core sample     nr       ***       ***        ***

B775       Point load index test                              nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J2 - KWU TUNG VENTILATION BUILDING;               BROUGHT FORWARD       ***
           PILING AND DIAPHRAGM WALLS (SERVING AS
           UNDERGROUND EXTERNAL WALLS OF KTU VENTILATION
           BUILDING)

           Geotechnical and Other Specialist Processes

A337       Method related charges -Site establishement and
           mobilization for Diaphragm walls                   sum      ***       ***        ***

           Diarphagm walls

C610       Excavation in material other than rock; wall
           1000mm thick                                       m3       ***       ***        ***

           Concrete; grade 45D/20; category C temperature requirement

C640       D. Wall                                            m3       ***       ***        ***

           Deformed high yield steel bar reinforcement to BS4449

C666       Nominal size; 16-40mm                              t        ***       ***        ***

C669.1     Couplers; nominal size 25mm                        nr       ***       ***        ***

C669.2     Couplers; nominal size 32mm                        nr       ***       ***        ***

C669.3     Couplers; nominal size 40mm                        nr       ***       ***        ***

C690       4 nos. 10m x 10m continuous fibre reinforcement
           CFR                                                sum      ***       ***        ***

           Guide walls

C680       Guide walls                                        m        ***       ***        ***

           Diaphragm wall testing

C690.1     Coring of cast in place concrete diaphragm walls   m        ***       ***        ***

C690.2     Interface coring of cast in place concrete
           diaphragm wall                                     nr       ***       ***        ***

C690.3     Non-destructive integrity; sonic testing of
           completed diaphragm wall panels                    nr       ***       ***        ***

C690.4     Compressive strength tests of cored concrete
           diaphragm wall                                     nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J2/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J2 - KWU TUNG VENTILATION BUILDING;               BROUGHT FORWARD       ***
           PILING AND DIAPHRAGM WALLS (SERVING AS
           UNDERGROUND EXTERNAL WALLS OF KTU VENTILATION
           BUILDING)

           Cut-off surplus length

C690.5     Width 1000mm                                       m        ***       ***        ***

           Shear Pins

C790       Shear pins; 190mm diameter drillhole x 3500mm
           long; including drilling into rock, strip clips,
           spacers, 4 x 40mm diameter high yield steel bar
           and non-shrink cement grout to drillhole           nr       ***       ***        ***

           Pumping Test

A356       Pumping test (10 no. pump well)                    sum      ***       ***        ***

           Pre-bored H piles 550mm internal diameter

A337       Mobilisation and site establishment                sum      ***       ***        ***

P131       Nr of piles, 30-40 m long                          nr       ***       ***        ***

P133.1     Boring of piles measured from ground level to toe
           level                                              m        ***       ***        ***

P133.2     Extra over for boring in rock                      m        ***       ***        ***

P139.1     Supply and install grade 55C steel section.        m        ***       ***        ***

P139.2     Non shrink cement grout strength 40 MPa            m        ***       ***        ***

P132       Backfilling from Ground level to grout level by
           approved material                                  m        ***       ***        ***

P139.3     Cutting Off surplus Length                         nr       ***       ***        ***

P139.4     Preparing Heads                                    nr       ***       ***        ***

           Piling Ancillaries

P139.5     Proof load test in tension - Maximum capacity
           1000t                                              nr       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J2/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J2 - KWU TUNG VENTILATION BUILDING;               BROUGHT FORWARD       ***
           PILING AND DIAPHRAGM WALLS (SERVING AS
           UNDERGROUND EXTERNAL WALLS OF KTU VENTILATION
           BUILDING)

           Temporary works for TBM break In and Break

A337       Method related charges, plant, mobilisation and
           site establishment                                 sum      ***       ***        ***

A288.1     Slurry wall for the Break In                       m2       ***       ***        ***

A288.2     Slurry wall for the Break Out                      m2       ***       ***        ***

A288.3     Install pumping wells                              nr       ***       ***        ***

A288.4     Perform pumping test.                              sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                           TOTAL OF ACTIVITY J2 TO COST CENTRE SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J2/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J3 - KTU VENTILATION BUILDING;
           STRUCTURES ABOVE ROOF OF VENTILATION BUILDING

           Method Related Charges

A370       Site supervision                                   sum      ***       ***        ***

           In-situ Concrete

           Provision of concrete of designed mix

F283       Class: 40/20; concrete category B temperature
           requirements                                       m3       ***       ***        ***

F293       Class: 45/20; concrete category B temperature
           requirements                                       m3       ***       ***        ***

           Placing of reinforced concrete

F632       Suspended slabs thickness: 150-300mm               m3       ***       ***        ***

F642       Wall thickness: 150 - 300mm                        m3       ***       ***        ***

F653       Columns and piers; cross-sectional area;
           0.1 - 0.25 m2                                      m3       ***       ***        ***

F664       Beam cross-sectional area : 0.25 - 1 m2            m3       ***       ***        ***

           Other concrete forms

F680       Steps and stairs                                   m3       ***       ***        ***

           Formwork; formed surfaces F4

G315       Horizontal width exceeding 1.22m                   m2       ***       ***        ***

G325       Horizontal; sloping width exceeding 1.22m          m2       ***       ***        ***

G342       Vertical; width 0.1 - 0.2                          m        ***       ***        ***

G345       Vertical width exceeding 1.22m                     m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J3/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J3 - KTU VENTILATION BUILDING;                    BROUGHT FORWARD       ***
           STRUCTURES ABOVE ROOF OF VENTILATION BUILDING

           Formwork F4; for concrete components of
           constant cross-section

G381.1     beams ; 500 x 750 mm                               m        ***       ***        ***

G381.2     beams ; 900 x 750 mm                               m        ***       ***        ***

G382       columns ; 700 x 700mm                              m        ***       ***        ***

           Reinforcement

G520       High yield steel bar reinforement                  t        ***       ***        ***

           CONCRETE ANCILLARIES

           Concrete accessories

G815       Finishing of top surfaces; unformed surface U3     m2       ***       ***        ***

           BUILDER'S WORKS

X900       Builder's works in connection with building
           services                                           sum      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J3/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J3 - KTU VENTILATION BUILDING;                    BROUGHT FORWARD       ***
           STRUCTURES ABOVE ROOF OF VENTILATION BUILDING

           Roofing

           25mm thick cement sand screed to receive waterproofing membrane; including 25x25 angle fillet.

W441       general; horizontal                                m2       ***       ***        ***

           Horizontal waterproofing

W331       2 layer of single skin waterproofing membrane      m2       ***       ***        ***

           50mm CFC free insulation board lay on top of waterproofing membrane

Z231       general; horizontal                                m2       ***       ***        ***

           300x300mm concrete tiles on 50mm semi-dry cement sand screed bedding on top of insulation

Z422       general; horizontal                                m2       ***       ***        ***

           Vertical waterproofing

W333       skirting; 225mm high                               m        ***       ***        ***

           Cement sand screeding with chicken wire mesh on waterproofing membrane

W443       skirting; 225mm high                               m        ***       ***        ***

           Form 200 wide surface drainage channel

Z900       general                                            m        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J3/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J3 - KTU VENTILATION BUILDING;                    BROUGHT FORWARD       ***
           STRUCTURES ABOVE ROOF OF VENTILATION BUILDING

           Internal - floor

           Granolithic screed floated with hardener

Z411.1     screeding to stair landing                         m2       ***       ***        ***

Z415.1     screeding to stair riser                           m2       ***       ***        ***

           Granolithic screed floated with hardener, non-slip ceramic nosing tile

Z415.2     screeding to stair tread                           m2       ***       ***        ***

           Granolithic screed floated and sealed

Z411.2     general                                            m2       ***       ***        ***

Z415.3     skirting; 100mm high                               m        ***       ***        ***

           Granolithic screed floated and sealed to receive epoxy paint

Z411.3     general                                            m2       ***       ***        ***

Z415.4     skirting;100mm high                                m        ***       ***        ***

           Ceramic tiles including bedding and screeding

Z421       to change room / WC                                m2       ***       ***        ***

Z425       skirting; 100mm high                               m        ***       ***        ***

           Epoxy paint

Z411.4     general                                            m2       ***       ***        ***

Z415.5     skirting; 100mm high                               m        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J3/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY J3 - KTU VENTILATION BUILDING;                    BROUGHT FORWARD       ***
           STRUCTURES ABOVE ROOF OF VENTILATION BUILDING

           Internal - Wall; F4 concrete surface

           Ceramic tiles including bedding and screeding

Z423       to change room / WC                                m2       ***       ***        ***

           Emulsion paint

Z413.1     general                                            m2       ***       ***        ***

Z415.1     stair case                                         m2       ***       ***        ***

           Epoxy paint

Z413.2     general                                            m2       ***       ***        ***

           Internal - Soffit; F4 concrete surface

           Emulsion paint

Z414       general                                            m2       ***       ***        ***

Z415.2     stair case                                         m2       ***       ***        ***

Z415.3     inclined soffit; stair case                        m2       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                       CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page J3/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J3 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               ABOVE ROOF OF VENTILATION BUILDING

               EXTERNAL WALL

               15 mm cement and sand render to receive ceramic tiles

Z413           general                                             m2       ***        ***         ***

               Glazed ceramic tiles 90mm x 45mm x 6 mm thick, bedded with adhesive and grouted with colour grout

Z423           general                                             m2       ***        ***         ***

               EXTERNAL METAL DOORS AND FRAMES

               Manufactured double leaf stainless steel door:
               w/stainless steel frame; for TX room

Z323.1         size 2m x 3m high                                   nr       ***        ***         ***

               Proprietary stainless door; w/ frame, selected colour paint system

Z323.2         single leaf size l.0mx 2.1m high                    nr       ***        ***         ***

Z323.3         double leaf size 1.5mx 2.1m high                    nr       ***        ***         ***

               INTERNAL METAL DOORS AND FRAMES

               Proprietary 2hr fire rated GMS door; w/ frame, selected colour paint system

Z323.4         single leaf size l.0mx 2.1m high                    nr       ***        ***         ***

Z323.5         double leaf size 1.5mx 2.1m high                    nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J3/6                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J3 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               ABOVE ROOF OF VENTILATION BUILDING

               STEEL AND METAL WORK

Z349.1         Cat ladder in TVF shaft; comply w/BS4211, 1994 and
               BS5395 part 3, 1985                                  m       ***        ***         ***

Z349.2         Metal handrail fixed on wall; including paint; for
               staircase                                            m       ***        ***         ***

Z346           600mm wide chequer plate to for TX room & LV room
               cable trench                                         m       ***        ***         ***

Z349.3         lifting beam in lift machine room; 30kg/m            m       ***        ***         ***

Z349.4         lift shaft ventilation louvre; 450x450              nr       ***        ***         ***

Z349.5         lift shaft inspection door; 450x600                 nr       ***        ***         ***

Z349.6         access hatch; size 2mx2m for inside the building    nr       ***        ***         ***

Z349.7         GMS framework for supporting the oversize aluminum
               louvre; total 200m2                                 kg       ***        ***         ***

Z349.8         Aluminum weatherproof louvre
               overall size 5.0m x 10m high                        nr       ***        ***         ***

Z349.9         Aluminum weatherproof louvre
               overall size 2.0m x 2m high                         nr       ***        ***         ***

Z349.10        Aluminum weatherproof louvre
               overall size 2.2m x 2m high                         nr       ***        ***         ***

Z349.11        Aluminum weatherproof louvre
               overall size 2.5m x 2m high                         nr       ***        ***         ***

Z349.12        Aluminum weatherproof louvre
               overall size 2.0m x 4m high                         nr       ***        ***         ***

Z349.13        Aluminum weatherproof louvre
               overall size less than 0.5m2; total 9 nos.          nr       ***        ***         ***

Z349.14        Stainless louvre overall size 1.0m x 1.5m high      nr       ***        ***         ***

Z349.15        roof access hatch; size 600x600                     nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J3/7                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J3 - KTU VENTILATION BUILDING;                      BROUGHT FORWARD        ***
               STRUCTURES ABOVE ROOF OF
               VENTILATION BUILDING

               SIGNAGE

               illuminated exit sign over the door leading to the staircase

X900.1         general                                             nr       ***        ***         ***

               Statutory signs

X900.2         general                                            sum       ***        ***         ***

               SUPPLY AND FIX THE FOLLOWING IRONMONGERIES

Z341           Stainless steel ball bearing butt hinge with
               non-removable pin                                   nr       ***        ***         ***

Z342           Overhead door closer with back check and
               built-in pressure relief valve, with S.S. cover     nr       ***        ***         ***

Z349.1         Gravity type door coordinator                       nr       ***        ***         ***

Z343           Mortise storeroom lock with s.s. lever handle on
               escutcheon plate and materkeyed                     nr       ***        ***         ***

Z344.1         Stainless steel exit device with mortise latch,
               with s.s. handle and cylinder outside and
               materkeyed                                          nr       ***        ***         ***

Z346.1         Stainless steel push plate, 100x300x1.5mm thick     nr       ***        ***         ***

Z346.2         Stainless steel push plate, 700x300x1.5mm thick     nr       ***        ***         ***

Z346.3         Stainless steel kick plate, 800x200x1.5mm thick     nr       ***        ***         ***

Z349.2         Door stop                                           nr       ***        ***         ***

Z344.2         Top & bottom manual flush bolt with 300mm
               extension rod                                       nr       ***        ***         ***

Z349.3         Surface mounted door bottom seal with EPDM sponge,
               clear anodised aluminum housing                     nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                 TOTAL OF ACTIVITY J3 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J3/8                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING; STRUCTURES
               BETWEEN PLANTROOM LEVEL AND ROOF OF VENTILATION
               BUILDING

               EARTHWORK

               Filling

E634           Filling general; imported material other than
               topsoil or rock                                     m3       ***        ***         ***

               IN-SITU CONCRETE

               Provision of concrete designed mix

F283           Class: 40/20; concrete catergory B temperature
               requirements                                        m3       ***        ***         ***

F293           C1ass: 45/20; concrete catergory B temperature
               requirements                                        m3       ***        ***         ***

               Placing of reinforced concrete

F600           walls and slabs                                     m3       ***        ***         ***

               CONCRETE ANCILLARIES

               Formwork finish; type F3

               Horizontal

G315.1         width: exceeding 1.22 m                             m2       ***        ***         ***

G315.2         width: exceeding 1.22 m, support height 6-8m        m2       ***        ***         ***

               Vertical

G345           width: exceeding 1.22 m                             m2       ***        ***         ***

G382           Formwork for column 1.0m x 1.0m                      m       ***        ***         ***

G381.1         Formwork for Beams (girth 3-4m)                      m       ***        ***         ***

G381.2         Formwork for Beams (girth 5m to 6m)                  m       ***        ***         ***

G381.3         Formwork for Beams (girth 6m to 7.5m)                m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN PLANTROOM LEVEL AND ROOF OF VENTILATION
               BUILDING

               Reinforcement

               Deformed high yield steel bars to BS 4449

G520           all diameter                                         t       ***        ***         ***

               Special joints; screwed sleeve reinforcement coupler to high yield steel bars

G550.1         T40 Couplers                                        nr       ***        ***         ***

G550.2         T32 Couplers                                        nr       ***        ***         ***

G550.3         T25 Couplers                                        nr       ***        ***         ***

G550.4         T20 Couplers                                        nr       ***        ***         ***

               Joints

G690           Sodium bentonite putty with continuous hydrophilic
               waterstop                                            m       ***        ***         ***

G815           Concrete finishing U3                               m2       ***        ***         ***

               WATERPROOFING

               2 layers of spray applied waterproofing membrane

W141           upper surfaces inclined at an angle not exceeding
               30 degrees to the horizontal; roof slab             m2       ***        ***         ***

W143           surface inclined at an angle exceeding 60 degree
               to the horizontal                                   m2       ***        ***         ***

               100mm thick protection screed to waterproofing coating

W441           upper surfaces inclined at an angle not exceeding
               30 degrees to the horizontal; roof slab             m2       ***        ***         ***

W493           Blockwork wall protection to waterproofing
               coating;                                            m2       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN PLANTROOM LEVEL AND ROOF OF VENTILATION
               BUILDING

               Tanking system

W440           upper surfaces inclined at an angle not exceeding
               30 degrees to the horizontal; water tank slab       m2       ***        ***         ***

W440           surface inclined at an angle exceeding 60 degree
               to the horizontal, water tanks wall                 m2       ***        ***         ***

               MISCELLANEOUS WORKS

X900.1         Corrosion monitoring system                         nr       ***        ***         ***

X900.2         Stainless steel step iron for water tank            nr       ***        ***         ***

X900.3         Stainless steel cat ladder for water tanks           m       ***        ***         ***

X900.4         Mass concrete plinth for protective blockworks
               wall size 300x 150mm thick                           m       ***        ***         ***

               Reactive cementitious coating

X900.5         Vertical                                            m2       ***        ***         ***

X900.6         Clean & Prepare internal face of diaphragm wall to
               receive cementitious coating                        m2       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN PLANTROOM LEVEL AND ROOF OF VENTILATION
               BUILDING

               INTERNAL - FLOOR

               Granolithic screed floated with hardener

Z411.1         screeding to stair landing                          m2       ***        ***         ***

Z415.1         screeding to stair riser                            m2       ***        ***         ***

               Granolithic screed floated with hardener, non-slip ceramic nosing tile

Z415.2         screeding to stair tread                            m2       ***        ***         ***

               Granolithic screed floated and sealed

Z411.2         general                                             m2       ***        ***         ***

Z415.3         skirting; 100mm high                                 m       ***        ***         ***

               Granolithic screed floated and sealed to receive epoxy paint

Z411.3         general                                             m2       ***        ***         ***

Z415.4         skirting; 100mm high                                 m       ***        ***         ***

               Waterproof polymer modified cementitious coating

W140           to water tank                                       m2       ***        ***         ***

               Epoxy paint

Z411.4         general                                             m2       ***        ***         ***

Z415.4         skirting; 100mm high                                 m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/4                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN PLANTROOM LEVEL AND ROOF OF VENTILATION
               BUILDING

               INTERNAL - WALL; F4 CONCRETE SURFACE

               Emulsion paint

Z413.1         general                                             m2       ***        ***         ***

Z415.1         stair case                                          m2       ***        ***         ***

               Epoxy paint
                                                                   m2       ***        ***         ***
Z413.2         general

               INTERNAL - WALL; CONCRETE SURFACE

               Waterproof polymer modified cementitious coating

Z140.1         to water tank                                       m2       ***        ***         ***

               INTERNAL- SOFFIT; F4 CONCRETE SURFACE

               Emulsion paint

Z414.1         general                                             m2       ***        ***         ***

Z415.2         staircase                                           m2       ***        ***         ***

Z414.2         Inclined soffit; stair case                         m2       ***        ***         ***

               Internal - soffit; concrete surface

               Waterproof polymer modified cementitious coating

W140.2         to water tank                                       m2       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/5                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN PLANTROOM LEVEL AND ROOF OF VENTILATION
               BUILDING

               INTERNAL METAL DOORS AND FRAMES

               Proprietary 1hr fire rated GMS door; w/ frame, selected colour paint system

Z323.1         single leaf size l.0mx 2.1m high                    nr       ***        ***         ***

Z323.2         double leaf size l.5mx 2.1m high                    nr       ***        ***         ***

Z323.3         clear width and height 3.0mx 3.5m high              nr       ***        ***         ***

               Proprietary 2hr fire rated GMS door; w/ frame, selected colour paint system

Z323.4         single leaf size l.0mx 2.1m high                    nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/6                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING;                      BROUGHT FORWARD        ***
               STRUCTURES BETWEEN PLANTROOM
               LEVEL AND ROOF OF VENTILATION
               BUILDING

               STEEL AND METAL WORK

Z349.1         Cat ladder in TVF shaft; comply w/BS4211, 1994 and
               BS5395 part 3, 1985                                  m       ***        ***         ***

Z349.2         Metal handrail fixed on wall; including paint;
               type 1                                               m       ***        ***         ***

Z349.3         Metal safety balustrade for floor openings           m       ***        ***         ***

Z349.4         Cat ladder in lift pit                               m       ***        ***         ***

Z349.5         Cat ladder in water tank; FS tank, street hydrant
               tank, & sprinkler tank                               m       ***        ***         ***

Z349.6         ss access hatch for water tank; FS tank, street
               hydrant tank, & sprinkler tank; size 600x600mm      nr       ***        ***         ***

Z349.7         access panel; size 0.85mxl.2m at the bottom of
               west staircase seal up with fire rated panel        nr       ***        ***         ***

Z349.8         lifting beam in TVF room; 50kg/m                     m       ***        ***         ***

Z349.9         TVF Maintenance Platform; framework                 kg       ***        ***         ***

Z349.10        TVF Maintenance Platform; grating                   m2       ***        ***         ***

               4 hr fire rated panel fixed on floor to seal up opening; panel can withstand aerodynamic pressure of +- 5KPa.

Z349.11        2.0m x 2.0m square                                  nr       ***        ***         ***

Z349.12        1.0m x 0.4m rectangular                             nr       ***        ***         ***

Z349.13        1.0m x 4.0m rectangular                             nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/7                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J4 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN PLANTROOM LEVEL AND ROOF OF VENTILATION
               BUILDING

               SIGNAGE

               illuminated exit sign over the door leading to the staircase

X900.1         general                                             nr       ***        ***         ***

               Statutory signs

X900.2         general                                            sum       ***        ***         ***


               SUPPLY AND FIX THE FOLLOWING IRONMONGERIES

Z341           Stainless steel ball bearing butt hinge with
               non-removable pin                                  sum       ***        ***         ***

Z342           Overhead door closer with back check and
               built-in pressure relief valve, with S.S. cover     nr       ***        ***         ***

Z349.1         Gravity type door coordinator                       nr       ***        ***         ***

Z343           Mortise storeroom lock with s.s. lever handle on
               escutcheon plate and materkeyed                     nr       ***        ***         ***

Z346           Stainless steel push plate, 100x300x1.5mm thick     nr       ***        ***         ***

Z349.2         Door stop                                           nr       ***        ***         ***

Z344           Top & bottom manual flush bolt with 300mm
               extension rod                                       nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                 TOTAL OF ACTIVITY J4 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J4/8                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J5 - KTU VENTILATION BUILDING; STRUCTURES
               BETWEEN TRACK SLAB LEVEL AND PLANTROOM LEVEL

               IN-SITU CONCRETE

               Provision of concrete designed mix

F283           Class: 40/20; concrete catergory B temperature      m3       ***        ***         ***

               Placing of reinforced concrete

F600           walls and slabs                                     m3       ***        ***         ***

               CONCRETE ANCILLARIES

               Formwork finish; type F3

G310           Horizontal                                          m2       ***        ***         ***

G340           Vertical                                            m2       ***        ***         ***

G381.1         Formwork for Beam (girth 3-4m)                       m       ***        ***         ***

G381.2         Formwork for Beam (girth 4-5m)                       m       ***        ***         ***

G381.3         Formwork for Beam (girth 5-6m)                       m       ***        ***         ***

G381.4         Formwork for Beam (girth 6-7m)                       m       ***        ***         ***

               Reinforcement

G520           Deformed high yield steel bars to BS 4449 all
               diameter                                             t       ***        ***         ***

               Joints

G690.1         Continuous hydrophilic sealing strips bedded in
               hydrophilic sealant                                  m       ***        ***         ***

G690.2         Grout injection tube; open end with stopper         nr       ***        ***         ***

G690.3         Post drilling and grouting                          nr       ***        ***         ***

G690.4         Forming shear key in junction of slab and
               diaphragm wall                                       m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J5/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J5 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN TRACK SLAB LEVEL AND PLANTROOM LEVEL

               Concrete accessories

G815           Finishing of top surfaces U3                        m2       ***        ***         ***

G823           Clean & Prepare internal face of diaphragm wall
               to receive cementitious coating                     m2       ***        ***         ***

               Construction joint base slab includes CJ

G630           transveral                                          m2       ***        ***         ***

               U-channel

X900.1         200mm half-round U-channel laid to fall with 400mm
               wide plinth casted monolithically with floor slab    m       ***        ***         ***

X900.2         Reactive cementitious coating (Vertical)            m2       ***        ***         ***

X900.3         Cat ladder                                           m       ***        ***         ***

X900.4         Cat ladder platform                                 nr       ***        ***         ***

X900.5         Metal handrail                                       m       ***        ***         ***

X900.6         Maintainance platform                               kg       ***        ***         ***

X900.7         Grating                                             m2       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J5/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J5 - KTU VENTILATION BUILDING; STRUCTURES           BROUGHT FORWARD        ***
               BETWEEN TRACK SLAB LEVEL AND PLANTROOM LEVEL

Z349           Lifting beam                                        kg       ***        ***         ***

Z411.1         Emulsion painting                                   m2       ***        ***         ***

Z411.2         Epoxy painting                                      m2       ***        ***         ***

Z313.1         2 hours FRP single leaf door (950 x 2100)           nr       ***        ***         ***

Z313.2         2 hours FRP double leaf door (1550 x 2125)          nr       ***        ***         ***

X900.1         illuminate signs                                   sum       ***        ***         ***

X900.2         non-illuminate signs                               sum       ***        ***         ***

Z411.3         Floor screed for stair landing                      m2       ***        ***         ***

Z411.4         Screeding for stair riser and tread                 m2       ***        ***         ***

Z411.5         Screeding for nosing tile                           m        ***        ***         ***

Z411.6         Screeding to smooth trowel finish                   m2       ***        ***         ***

Z411.7         Screeding for water tank                            m2       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                 TOTAL OF ACTIVITY J5 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J5/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J6 - KTU VENTILATION BUILDING; TRACK SLAB
               AND PLATFORM STRUCTURES INCLUDING INFILL MASS
               CONCRETE

               GENERAL ITEMS

               Method-Related Charges

                                                                    t       ***        ***         ***
A355           Steel strutting and waling

               DEMOLITION AND SITE CLEARANCE

D100           General clearance                                   ha       ***        ***         ***

D440           Demolistion existing steel framed factory building  m2       ***        ***         ***

               EARTHWORKS

               General Excavation

               Material other than topsoil, rock or artificial hard material

E425           maximum depth : *5m                                 m3       ***        ***         ***

E426           maximum depth : 5-10m                               m3       ***        ***         ***

E427           maximum depth : 10-15m                              m3       ***        ***         ***

E428           maximum depth : 15-20m                              m3       ***        ***         ***

E512           Trimming of excavated surfaces                      m2       ***        ***         ***

E532           Disposal of excavated material.                     m3       ***        ***         ***

               IN-SITU CONCRETE

               Provision of concrete designed mix

F243           Class: 20/20; concrete catergory C temperature
               requirements                                        m3       ***        ***         ***

F283           Class: 40/20; concrete catergory A temperature
               requirements                                        m3       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

* Less than.
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J6/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J6 - KTU VENTILATION BUILDING; TRACK SLAB           BROUGHT FORWARD        ***
               AND PLATFORM STRUCTURES INCLUDING INFILL MASS
               CONCRETE

               Placing of mass concrete

F510           Blinding layer                                      m3       ***        ***         ***

               Placing of reinforced concrete

F600           walls and slabs                                     m3       ***        ***         ***

F680           Capping beam 1.5x1.5m to diaphragm wall             m3       ***        ***         ***

               CONCRETE ANCILLARIES

               Formwork finish; type F3

               Vertical

?344           width:0.4 - 1.2m (track slab 2nd stage concrete)    m2       ***        ***         ***

               Reinforcement

               Deformed high yield steel bars to BS 4449

G520           all diameter                                         t       ***        ***         ***

               Special joints; screwed sleeve reinforcement coupler to high yield steel bars

G550           T40                                                 nr       ***        ***         ***

               Joints

G690.1         Continuous hydrophilic sealing strips bedded  in
               hydrophilic sealant                                  m       ***        ***         ***

G690.2         Grout injection tube; open end with stopper         nr       ***        ***         ***

G690.3         Post Drilling and grouting                          nr       ***        ***         ***

G690.4         Forming shear key in junction of slab and
               diaphragm wall                                       m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J6/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J6 - KTU VENTILATION BUILDING; TRACK SLAB
               AND PLATFORM STRUCTURES INCLUDING INFILL MASS
               CONCRETE                                                                            ***

               Concrete accessories

               Finishing of top surfaces

G815           type U3                                             m2       ***        ***         ***

G813           Chisel off top of diaphragm wall for roof slab       m       ***        ***         ***

               WATERPROOFING

W159           Cement sand angle fillet 50x50mm                     m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J6/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J6 - KTU VENTILATION BUILDING; TRACK SLAB           BROUGHT FORWARD        ***
               AND PLATFORM STRUCTURES INCLUDING INFILL MASS
               CONCRETE

               MISCELLANEOUS WORK

X900.1         Corrosion Monitoring System; all as shown
               on drawing and specification                        nr       ***        ***         ***

X900.2         Construction joint base slab includes CJ
               transveral                                          m2       ***        ***         ***

X900.3         Construction joint base slab includes CJ
               longitudinal                                        m2       ***        ***         ***

               U channel

X900.4         200mm half-round U-channel laid to fall with 400mm
               wide plinth casted monolithically with floor slab    m       ***        ***         ***

X900.5         Continuous hydrophilic sealing strips bedding
               hydrophilic sealant - CJ                             m       ***        ***         ***

X900.6         Reactive cementitious coating (horizontal)          m2       ***        ***         ***

X900.7         T-lock membrance                                    m2       ***        ***         ***

X900.8         Miradrain                                           m2       ***        ***         ***

X900.9         Internal drainage system                           sum       ***        ***         ***

X900.10        Gully grating                                       no       ***        ***         ***

X900.11        UPVC cable duct (100 mm dia.)                        m       ***        ***         ***

X900.12        illuminate signs                                   sum       ***        ***         ***

X900.13        non-illuminate signs                               sum       ***        ***         ***

X900.14        Specific work for TBM crossing                     sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                 TOTAL OF ACTIVITY J6 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J6/4                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J7 - STAIRCASES AND PLANT BUILDING

               METHOD RELATED CHARGES

A331           Cranes                                             sum       ***        ***         ***

A332           Transport                                          sum       ***        ***         ***

A351           Traffic diversion                                  sum       ***        ***         ***

A353           Access roads                                       sum       ***        ***         ***

A357           Dewatering                                         sum       ***        ***         ***

A362           Support scaffolding and propping                     t       ***        ***         ***

               IN SITU CONCRETE

               Provision of concrete designed mix

F283           Class: 40/20; concrete catergory B temperature
               requirements                                        m3       ***        ***         ***

               Placing of reinforced concrete

F600           walls and slabs                                     m3       ***        ***         ***

               CONCRETE ANCILLARIES

               Deformed high yield steel bars to BS 4449

G520           all diameter                                         t       ***        ***         ***

               Concrete accessories

G815           Finishing of top surfaces U3                        m2       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J7/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J7 - STAIRCASES AND PLANT BUILDING                  BROUGHT FORWARD        ***

               INTERNAL - FLOOR

               Granolithic screed floated with hardener

Z411.1         screeding to stair landing                          m2       ***        ***         ***

Z415.1         screeding to stair riser                            m2       ***        ***         ***

               Granolithic screed floated with hardener, non-slip ceramic nosing tile

Z415.2         screeding to stair tread                            m2       ***        ***         ***

               Granolithic screed floated with hardener

Z411.2         screeding to stair lobby                            m2       ***        ***         ***

               Granolithic screed floated and sealed

Z415.3         skirting; 100mm high; lobby                          m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J7/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J7 - STAIRCASES AND PLANT BUILDING                  BROUGHT FORWARD        ***

               INTERNAL - WALL; F4 CONCRETE SURFACE

               Emulsion paint

Z413           lobby                                               m2       ***        ***         ***

Z415           stair case                                          m2       ***        ***         ***

               INTERNAL - SOFFIT: F4 CONCRETE SURFACE

               Emulsion paint

Z414.1         lobby                                               m2       ***        ***         ***

Z414.2         stair case                                          m2       ***        ***         ***

Z414.3         inclined soffit; stair case                         m2       ***        ***         ***

               INTERNAL METAL DOORS AND FRAMES

               Proprietary 1hr fire rated GMS door; w/ frame, selected colour paint system

Z323.1         single leaf size l.0mx 2.1m high                    nr       ***        ***         ***

               Proprietary 2hr fire rated GMS door; w/ frame
               selected colour paint system
                                                                   nr       ***        ***         ***
Z323.2         single leaf size l.0mx 2.1m high

               EXTERNAL METAL DOORS AND FRAMES

               Proprietary stainless door; w/ frame, selected colour paint system

Z323.3         single leaf size 1.0mx 2.1m high                    nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J7/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J7 - STAIRCASES AND PLANT                           BROUGHT FORWARD        ***
               BUILDING

               STEEL AND METAL WORK

Z349.1         Metal handrail fixed on wall; including paint;
               type 1                                               m       ***        ***         ***

               SIGNAGE

               Illuminated exit sign over the door leading to the staircase

X900.1         general                                             nr       ***        ***         ***

               Statutory signs

X900.2         general                                            sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                 TOTAL OF ACTIVITY J7 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J7/4                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J8 - LANDSCAPING WORKS

               GENERAL ITEMS

               Method-Related Charges

               Services

A324           temporary hoarding                                 sum       ***        ***         ***

A321           Electrical service during construction             sum       ***        ***         ***

A329           Air service during construction                    sum       ***        ***         ***

A322           Water supply during construction                   sum       ***        ***         ***

A357           Dewatering during construction                     sum       ***        ***         ***

A332           transport                                          sum       ***        ***         ***

A330           various plant and equipment                        sum       ***        ***         ***

               Temporary works

A351           traffic diversion                                  sum       ***        ***         ***

A353           site installation access roads & working platform  sum       ***        ***         ***

A362           temporary drainage                                 sum       ***        ***         ***

A383           utilities diversion                                sum       ***        ***         ***

A339.1         water treatment                                    sum       ***        ***         ***

               Consumables

A339.2         Miscellaneous consumables for construction         sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J8/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J8 - LANDSCAPING WORKS                              BROUGHT FORWARD        ***

               DEMOLITION

D100           General clearance                                  sum       ***        ***         ***

D200           Tree felling and relocation                        sum       ***        ***         ***

               EARTHWORK

               General excavation

E410           Top soil                                            m3       ***        ***         ***

               Filling

E635           Imported natural material to +10.6                  m3       ***        ***         ***

               PIPEWORK - PIPES

               Concrete pipes; class M; reinforced to BS 5911:
               Part 100: flexible spigot and socket joints with rubber gasket

               Nominal bore: 300 - 600mm

I233           in trenches: depth 1.5 - 2m                          m       ***        ***         ***

               MANHOLES AND PIPEWORK ANCILLARIES

               Manholes

K139           DSD type E; material, class, cover type and depth
               as approved by the Engineer                         no       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J8/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J8 - LANDSCAPING WORKS                              BROUGHT FORWARD        ***

               Gullies

K390           Untrapped road gullies; material as approved by
               the Engineer                                        nr       ***        ***         ***

               Drainage Culverts

K900           Drainage culverts 3m x 3m deep                       m       ***        ***         ***

X900           300mm U-channel                                      m       ***        ***         ***

               Concrete Pavement

R400.1         Concrete access track pavement approx. 4m wide       m       ***        ***         ***

R700           Concrete footpath 1.5m wide                          m       ***        ***         ***

R400.2         External Concrete Road Paving to Ventilation
               building                                            m2       ***        ***         ***

               Kerb, channels and edging

               Precast concrete kerbs of Highways Dept type K1, K2 and K3; including cement mortar

R611           straight or curved to radius exceeding 12m           m       ***        ***         ***

               MISCELLANEOUS WORK

               Fences

               Metal Chainlink fence

X195           height: 2 - 2.5m                                     m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J8/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J8 - LANDSCAPING WORKS                              BROUGHT FORWARD        ***

               MISCELLANEOUS WORK (Cont'd)

               Landscaping

X900.1         Allowance for completion of all landscape
               softworks and establishment works with
               irrigation system                                  sum       ***        ***         ***

X900.2         Allowance for completion of all hard landscape
               works                                              sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                 TOTAL OF ACTIVITY J8 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J8/4                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION

               INCOMING SERVICES

               Equipment and ancillaries

BA0201.1       LV Switchboards; including all necessary
               switchgears, power factor improvement equipment
               and accessories.                                     nr      ***        ***         ***

               Standby Equipment

BA0301.1       Uninterrupted Power Supply (UPS) System; including
               inverter sections, rectifier/charger sections,
               battery banks, 4P automatic changeover switches,
               static by-pass switches, UPS manual by-pass
               switches, surge suppression devices,
               interconnecting cables and all necessary
               accessories; as shown on Drawing                   sum       ***        ***         ***

BA0301.2       110V DC Charger c/w Ni-Cd batteries, associated
               control wiring & components                         nr       ***        ***         ***

               Standby Equipment

               Package diesel generator set

BA0301.3       200KVA                                              nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               Main and Sub-main Distribution

BA0401.1       MCCB Board, 400A, 8 way, TPN c/w incoming breaker   nr       ***        ***         ***

BA0401.2       MCCB Board, 400A, 4 way, TPN c/w incoming breaker   nr       ***        ***         ***

BA0401.3       MCCB unit, TP up to 63A                             nr       ***        ***         ***

BA0401.4       MCB Board, 200A, 18 way, TPN c/w incoming breaker   nr       ***        ***         ***

BA0401.5       MCB Board, 200A, 12 way, TPN c/w incoming breaker   nr       ***        ***         ***

BA0401.6       MCB Board, 200A, 8 way, TPN c/w incoming breaker    nr       ***        ***         ***

BA0401.7       MCB unit, SP, 10-32A                                nr       ***        ***         ***

BA0401.8       MCB unit, SP, 32-63A                                nr       ***        ***         ***

BA0401.9       MCB unit, TP, 10-32A                                nr       ***        ***         ***

BA0401.10      MCB unit, TP, 32-63A                                nr       ***        ***         ***

BA0401.11      MCB/RCD combined unit, SP, 20A                      nr       ***        ***         ***

BA0401.12      MCB/RCD combined unit, SP, 32A                      nr       ***        ***         ***

BA0401.13      RCD unit, 4P, 32A                                   nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               LV Cables and Wirings including necessary fixing

               Fire resistant XLPE/SWA/LOSH Copper cables; with copper conductors

               Fixing to cable trays or ladders or other surfaces

BA0406.4       2-cores; 6 mm2                                       m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.5       4-cores; 10 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.6       4-cores; 25 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.7       4-cores; 35 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.8       4-cores; 50 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.9       4-cores; 70 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.10      4-cores; 95 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.11      4-cores; 120 mm2                                     m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.12      4-cores; 150 mm2                                     m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.13      4-cores; 185 mm2                                     m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.14      4-cores; 240 mm2                                     m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.15      4-cores; 400 mm2                                     m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               XLPE/SWA/LOSH Copper cables; with copper conductors

               Fixing to cable trays or ladders or other surfaces

BA0406.18      4-cores; 25 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.19      4-cores; 35 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.20      4-cores; 50 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.21      4-cores; 70 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.22      4-cores; 95 mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.23      4-cores; 120mm2                                      m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.24      4-cores; 150 mm2                                     m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.25      4-cores; 185 mm2                                     m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

BA0406.26      4-Scores; 240 mm2                                    m       ***        ***         ***
               Termination                                         nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/4                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               LIGHTING AND POWER

               Final circuits in copper cables and conduits

BA0507.1       lighting points                                     nr       ***        ***         ***

BA0507.2       small power points for 13A socket outlet            nr       ***        ***         ***

BA0507.3       small power points for 13A FSU                      nr       ***        ***         ***

               Lighting fittings; complete with associated lamps or tubes

BA0508.2       Fluorescent luminaries; 58W, twin tubes weather
               proof type                                          nr       ***        ***         ***

BA0508.3       Fluorescent luminaries; 36W, twin tubes             nr       ***        ***         ***

BA0508.4       Fluorescent luminaries; 36W, twin tubes complete
               with 2 hours maintained type battery and charger    nr       ***        ***         ***

BA0508.5       Low bay luminaries c/w control gears                nr       ***        ***         ***

BA0508.6       Flood light fitting c/w control gears               nr       ***        ***         ***

BA0508.7       EXIT signage complete with 2 hours maintained
               type battery and charger                            nr       ***        ***         ***

BA0508.8       8m Lamp ploe c/w street lamp                        nr       ***        ***         ***

BA0508.9       Wall mount external flood light to IP 65            nr       ***        ***         ***

               Accessories

BA0508.10      Lighting switches and socket outlets               sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/5                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               Earthing and Lightning Protection System

               Earthing system c/w components and fixings

BA0809.1       Earth mat c/w earth rods for test electrode,
               test link                                          set       ***        ***         ***

BA0809.2       50x6mm earth terminals and accessories             sum       ***        ***         ***

               Lightning Protection System including components and fixings

BA0809.3       Airtermination network and down conductors         sum       ***        ***         ***

BA0809.4       Lightning earth pit c/w earth rods and test link    nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/6                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               Trunking, Ducting, Cable Trays and Conduits

               Hot dipped galvanised sheet steel cable trays and fittings & support

BA1005.1       100mm wide                                           m       ***        ***         ***

BA1005.2       150mm wide                                           m       ***        ***         ***

BA1005.3       200mm wide                                           m       ***        ***         ***

BA1005.4       300mm wide                                           m       ***        ***         ***

BA1005.5       400mm wide                                           m       ***        ***         ***

BA1005.6       500mm wide                                           m       ***        ***         ***

BA1005.7       600mm wide                                           m       ***        ***         ***

BA1005.8       1000mm wide                                          m       ***        ***         ***

               Hot dipped galvanised steel sheet truncking and fittings; B.S. 4678; including all painting

BA1005.23      200 x 200 mm trunkings; 1 compartment                m       ***        ***         ***

BA1005.24      200 x 100 mm trunkings; 1 compartment                m       ***        ***         ***

BA1005.25      300 x 100 mm trunkings; 1 compartment                m       ***        ***         ***

BA1005.26      100 x 100 mm trunkings; 1 compartment                m       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/7                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               Sundries

               Allow for the following and executing to the satifaction of the Engineer

               Provision of testing including integrated testing, setting to work and commissioning the complete
               Electrical System

BA1110.1       generally                                          sum       ***        ***         ***

               Provision of mock-up as per specification

BA1110.2       generally                                          sum       ***        ***         ***

               Training of Employer's staff as per specification

BA1110.3       generally                                          sum       ***        ***         ***

               Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.4       generally                                          sum       ***        ***         ***

               Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.5       generally                                          sum       ***        ***         ***

               Provision of tools and special equipment for operating and maintenance purposes as per specification

BA1110.6       generally                                          sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/8                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J9 - ELECTRICAL INSTALLATION                        BROUGHT FORWARD        ***

               ELECTRICAL INSTALLATION

               Sundries

               Allow for the following and executing to the satifaction of the Engineer

               Preparation of all installation and
               fabrication/shop drawings required and
               distribution after review.

BA1110.7       generally                                          sum       ***        ***         ***

               Preparation of design data required submission and distribution after review

BA1110.8       generally                                          sum       ***        ***         ***

               Preparation of builder's works drawings required submission and distribution after review

BA1110.9       generally                                          sum       ***        ***         ***

               Preparation of "as built" record drawings as specified

BA1110.10      generally                                          sum       ***        ***         ***

               Provision of Operation & Maintenance Manuals as specified

BA1110.11      generally                                          sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                 TOTAL OF ACTIVITY J9 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page J9/9                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J10 - MECHANICAL INSTALLATION

               VENTILATION SYSTEMS

               Equipment and ancillaries

               VENTILATION FANS; COMPLETED WITH ALL NECESSARY
               ACCESSORIES AND CONNECTIONS
               Axail Fan (Total Pressure Within 500Pa)
BB0601.1       within 5.0m3/s                                      nr       ***        ***         ***

BB0601.2       5.0m3/s to 10m3/s                                   nr       ***        ***         ***

               In-line Centrifugal Fan (Total Pressure Within
               500Pa)
BB0601.5       within 0.5m3/s                                      nr       ***        ***         ***

               In-line Mixed Flow Fan (Total Pressure Within
               500Pa)
BB0601.7       within 1.0m3/s                                      nr       ***        ***         ***

BB0601.8       within 2.5m3/s                                      nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J10/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J10 - MECHANICAL INSTALLATION                       BROUGHT FORWARD        ***

               VENTILATION SYSTEMS

               Galvanised steel sheet rectangular ducts and fittings; DW/144; low/medium pressure

               Fixing to or suspending from soffits

BB0603.1       0.6-1.2m thick                                      m2       ***        ***         ***

               FIRE DAMPER; MILD STEEL: 2 HR RATING COMPLETE
               WITH FUSIBLE LINK
BB0604.1       up to 0.05 m2                                       nr       ***        ***         ***

BB0604.2       from 0.05 m2 to 0.1 m2                              nr       ***        ***         ***

               VOLUME CONTROL DAMPER (OPPOSED BLADE)

BB0605.1       up to 1.0 m2                                        nr       ***        ***         ***

BB0605.2       from 1.0 m2 to 1.5 m2                               nr       ***        ***         ***

BB0605.3       from 1.5 m2 to 2.0 m2                               nr       ***        ***         ***

               AIR GRILLES
BB0606.1       up to 1.0 m2                                        nr       ***        ***         ***

BB0606.2       from 1.0 m2 to 1.5 m2                               nr       ***        ***         ***

BB0606.3       from 1.5 m2 to 2.0 m2                               nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J10/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J10 - MECHANICAL INSTALLATION                       BROUGHT FORWARD        ***

               VENTILATION SYSTEMS

               Staircase Pressurisatin System

               Equipment and ancillaries

               complete with one duty and one standby fan (heat resistance), bypass damper, pressure differential sensors, smoke probe, controls, ductwork and accessories

BB0801.1       Air flow rate 12.0m3/s; 600Pa                       nr       ***        ***         ***

BB0801.2       Air flow rate 16.0m3/s; 900Pa                       nr       ***        ***         ***

               Galvanised steel sheet rectangular ducts and fittings

               Fixing to or suspending from soffit

BB0801.3       0.6-1.2m thick                                      m2       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J10/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J10 - MECHANICAL INSTALLATION                       BROUGHT FORWARD        ***

               AIR CONDITIONING SYSTEM

               Equipment and ancillaries

               Split Type Air-conditioning units; with filters, insulation, drain pans, all necessary accessories and connections

BB0703.1       below 15kW cooling capacity                         nr       ***        ***         ***

               Condensate Drain System complete with G.S Pipe,
               Drain Pan, Fittings with Insulation, Support and
               Connection to Drainage System

BB0703.2       up to 32mm diameter pipe                             m       ***        ***         ***

               CONTROL SYSTEMS : ELECTRICAL AND CONTROL FOR ECS

               Equipment and ancillaries

               ECS equipment control panel

BB1201.1       generally                                           nr       ***        ***         ***

               Staircase pressurisation control panel &
               Accessories

BB1201.2       generally                                           nr       ***        ***         ***

               Allow for

               Design, supply and installation of power supply & control system from ECS equipment control panel to ECS equipment

BB1201.3       generally                                          sum       ***        ***         ***

               Design, supply and installation of interfacing work for ECS and FS systems

BB1201.4       generally                                          sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J10/4                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J10 - MECHANICAL INSTALLATION                       BROUGHT FORWARD        ***

               SUNDRIES

               Allow for the following and executing to the satisfaction of the Engineer

               Provision of testing including integrated testing, setting to work and commissioning the complete ECS
               System

BB1909.1       generally                                          sum       ***        ***         ***

               Provision of mock-up as per specification

BB1909.2       generally                                          sum       ***        ***         ***

               Training of Employer's staff as per
               specification

BB1909.3       generally                                          sum       ***        ***         ***

               Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1909.4       generally                                          sum       ***        ***         ***

               Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BB1909.5       generally                                          sum       ***        ***         ***

               Providing of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1909.6       generally                                          sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J10/5                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J10 - MECHANICAL INSTALLATION                       BROUGHT FORWARD        ***

               SUNDRIES

               Allow for the following and executing to the satisfaction of the Engineer

               Preparation of all installation and
               fabrication/shop drawings required and
               distribution after review.

BB1909.7       generally                                          sum       ***        ***         ***

               Preparation of design data required submission and distribution after review

BB1909.8       generally                                          sum       ***        ***         ***

               Preparation of builder's works drawings required submission and distribution after review

BB1909.9       generally                                          sum       ***        ***         ***

               Preparation of "as built" record drawings as specified

BB1909.10      generally                                          sum       ***        ***         ***

               Provision of Operation & Maintenance Manuals as specified

BB1909. 11     generally                                          sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                TOTAL OF ACTIVITY J10 TO COST CENTRE SUMMARY       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J10/6                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION

               FIRE HYDRANT AND HOSE REEL SYSTEMS

               Equipment and ancillaries

               Water pumps set

BB1602.1       900 1/min at 650kPa                                 nr       ***        ***         ***

BB1602.2       30 1/min at 750kPa                                  nr       ***        ***         ***

BB1602.3       pump control panel included associated electrical
               works                                              set       ***        ***         ***

               Galvanised steel pipes and fitting
BB1602.4       25mm diameter                                        m       ***        ***         ***
BB1602.5       50mm diameter                                        m       ***        ***         ***
BB1602.6       100mm diameter                                       m       ***        ***         ***

               In-line equipment

BB1602.7       Hose reels                                          nr       ***        ***         ***

BB1602.8       fire hydrant                                        nr       ***        ***         ***

BB1602.9       fire hydrant twin inlet c/w non return valve        nr       ***        ***         ***

               Gate valve
BB1602.10      150mm diameter                                      nr       ***        ***         ***

               Check valve
BB1602.11      150mm diameter                                      nr       ***        ***         ***

               Stainer
BB1602.12      150mm diameter                                      nr       ***        ***         ***

               Flexible connector
BB1602.13      150mm diameter                                      nr       ***        ***         ***

               Ball float valve
BB1602.14      100mm diameter                                      nr       ***        ***         ***

               Vortex inhibitor
BB1602.15      150mm diameter                                      nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/1                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               FIRE HYDRANT AND HOSE REEL SYSTEMS (CON'T)

               Puddle flange
BB1602.16      150mm diameter                                      nr       ***        ***         ***

BB1602.17      level float switch controller                      set       ***        ***         ***

BB1602.18      pressure gauge c/w gate valve                       nr       ***        ***         ***

BB1602.19      pressure switch c/w accessories                     nr       ***        ***         ***

BB1602.20      check meter position                               set       ***        ***         ***

BB1602.21      water tank accessories included vent pipe, drain
               pipe, overflow c/w warning pipe                    set       ***        ***         ***

BB1602.22      automatic air vent                                  nr       ***        ***         ***

               Painting
BB1602.23      Preparing; priming; finish coats on galvanised
               metal works; to pipe and tubing                    sum       ***        ***          -

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/2                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               AUTOMATIC WET SPRINKLER SYSTEM

               Water pumps set

BB1601.1       2700 1/min at 200kPa                                nr       ***        ***         ***

BB1601.2       30 1/min at 550kPa                                  nr       ***        ***         ***

BB1601.3       pump control panel included associated electrical
               works                                              set       ***        ***         ***

               Ductile iron pipe to BS EN 545 class K12 with
               cement lining inside and bitumen and zinc coated
               outside c/w fitting, hanger, support, painting and
               accessories etc                                      m       ***        ***         ***
BB1601.4       200mm diameter                                       m       ***        ***         ***

               Galvanised steel pipes and fitting
BB1601.5       150mm diameter                                       m       ***        ***         ***
BB1601.6       100mm diameter                                       m       ***        ***         ***
BB1601.7       80mm diameter                                        m       ***        ***         ***
BB1601.8       65mm diameter                                        m       ***        ***         ***
BB1601.9       50mm diameter                                        m       ***        ***         ***
BB1601.10      40mm diameter                                        m       ***        ***         ***
BB1601.11      32mm diameter                                        m       ***        ***         ***
BB1601.12      25mm diameter                                        m       ***        ***         ***
BB1601.13      20mm diameter                                        m       ***        ***         ***
BB1601.14      15mm diameter                                        m       ***        ***         ***

               Sprinkler control valve set c/w water motor alarm
               gong, by-pass facility and associated accessories
               etc.
BB1601.15      150 diameter                                       set       ***        ***         ***

               Flow switch
BB1601.16      100mm diameter                                      nr       ***        ***         ***

               Subsidiary valve
BB1601.17      100mm diameter                                      nr       ***        ***         ***

BB1601.18      sprinkler twin inlet c/w non return valve           nr       ***        ***         ***

BB1601.19      sprinkler head 68 deg.C conventional type           nr       ***        ***         ***

               Gate valve c/w monitoring micro-switch
BB1601.20      200mm diameter                                      nr       ***        ***         ***
BB1601.21      150mm diameter                                      nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/3                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               AUTOMATIC WET SPRINKLER SYSTEM (CON'T)

               Check valve
BB1601.22      200mm diameter                                      nr       ***        ***         ***

               Stainer
BB1601.23      200mm diameter                                      nr       ***        ***         ***

               Flexible connector
BB1601.24      200mm diameter                                      nr       ***        ***         ***

               Ball float valve
BB1601.25      150mm diameter                                      nr       ***        ***         ***

               Vortex inhibitor
BB1601.26      200mm diameter                                      nr       ***        ***         ***

               Puddle flange
BB1601.27      200mm diameter                                      nr       ***        ***         ***

               Direct reading flow meter
BB1601.28      150mm diameter                                      nr       ***        ***         ***

BB1601.29      level float switch controller                      set       ***        ***         ***

BB1601.30      pressure gauge c/w gate valve                       nr       ***        ***         ***

BB1601.31      pressure switch c/w accessories                     nr       ***        ***         ***

BB1601.32      check meter position                               set       ***        ***         ***

BB1601.33      water tank accessories included vent pipe, drain
               pipe, overflow c/w warning pipe                    set       ***        ***         ***

BB1601.34      automatic air vent                                  nr       ***        ***         ***

               Painting
BB1601.35      Preparing; priming; finish coats on galvanized
               metal works; to pipe and tubing                    sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/4                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               Street Hydrant System

               Water pumps set

BB1603.1       4000 1/min at 650kPa                                nr       ***        ***         ***

BB1603.2       30 1/min at 700kPa                                  nr       ***        ***         ***

BB1603.3       pump control panel included associated electrical
               works                                              set       ***        ***         ***

               Ductile iron pipe to BS EN 545 class K12 with
               cement lining inside and bitumen and zinc coated
               outside c/w fitting, hanger, support, painting and
               accessories etc
BB1603.4       200mm diameter                                       m       ***        ***         ***

               Galvanised steel pipes and fitting
BB1603.5       150mm diameter                                       m       ***        ***         ***

               In-line equipment

BB1603.6       street hydrant                                      nr       ***        ***         ***

               Underground gate valve
BB1603.7       150mm diameter                                      nr       ***        ***         ***

               Gate valve
BB1603.8       200mm diameter                                      nr       ***        ***         ***

               Check valve
BB1603.9       200mm diameter                                      nr       ***        ***         ***

               Stainer
BB1603.10      200mm diameter                                      nr       ***        ***         ***

               Flexible connector
BB1603.11      200mm diameter                                      nr       ***        ***         ***

               Ball float valve
BB1603.12      150mm diameter                                      nr       ***        ***         ***

               Vortex inhibitor
BB1603.13      200mm diameter                                      nr       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/5                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               STREET HYDRANT SYSTEM (CON'T)

               Puddle flange
BB1603.14      200mm diameter                                      nr       ***        ***         ***

BB1603.15      level float switch controller                      set       ***        ***         ***

BB1603.16      pressure gauge c/w gate valve                       nr       ***        ***         ***

BB1603.17      pressure switch c/w accessories                     nr       ***        ***         ***

BB1603.18      check meter position                               set       ***        ***         ***

BB1603.19      water tank accessories included vent pipe, drain
               pipe, overflow c/w warning pipe                    set       ***        ***         ***

BB1603.20      automatic air vent                                  nr       ***        ***         ***

               Painting
BB1603.21      Preparing; priming; finish coats on galvanized
               metal works; to pipe and tubing                    sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/6                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               FIRE ALARM AND DETECTION SYSTEM

BB1604.1       analogue addressable fire control panel            set       ***        ***         ***

BB1604.2       pump and tank status display c/w 80 LED            set       ***        ***         ***

BB1604.3       battery, charger and accessories                   set       ***        ***         ***

BB1604.4       smoke / heat detector                               nr       ***        ***         ***

BB1604.5       monitor / control module                            nr       ***        ***         ***

               Alarm bell
BB1604.6       150mm diameter                                      nr       ***        ***         ***
BB1604.7       250mm diameter                                      nr       ***        ***         ***

BB1604.8       break glass unit                                    nr       ***        ***         ***

BB1604.9       24V D.C. dry contract for interfacing with other
               system                                              nr       ***        ***         ***

BB1604.10      G.I. Conduit / trunking c/w support and
               accessories                                        sum       ***        ***         ***
               surface conduit
               conceal conduit
               flexible conduit
               trunking

BB1604.11      direct telephone line to FSCC c/w alarm
               transmitter, relays, accessories, and first year
               rental charge                                      sum       ***        ***         ***

BB1604.12      1/c 1.5mm/2/ PVC LSOH copper cable                 sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/7                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               GAS FLOODING SYSTEM

               Total Flooding System

               Equipment and ancillaries
BB1605.1       FM200 control panels; including batteries and
               chargers and automatic/manual lock off units        nr       ***        ***         ***

BB1605.2       Gas cylinders to B.S. 5045; including gas,
               automatic pressure release device, gas valve/
               actuator, pressure gauge, flexible hose, check
               valve, safety latches, dischange nozzle and all
               necessary accessories                               nr       ***        ***         ***

               Seamless carbon steel pipes and fitting
BB1605.3       65mm diameter                                        m       ***        ***         ***
BB1605.4       50mm diameter                                        m       ***        ***         ***
BB1605.5       40mm diameter                                        m       ***        ***         ***
BB1605.6       25mm diameter                                        m       ***        ***         ***
BB1605.7       20mm diameter                                        m       ***        ***         ***

               Printing

BB1605.8       preparing; priming; finish coats on carbon steel
               works; to pipe and tubing                           sum      ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/8                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE      ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ACTIVITY J11 - FIRE SERVICES INSTALLATION                    BROUGHT FORWARD        ***

               SUNDRIES

               Portable fire equipment
BB1606.1       4.5 kg carbon dioxide                               nr       ***        ***         ***

               Allow for the following and executing to the satisfaction of the Engineer

               Provision of testing including integrated testing, setting to work and commissioning the complete FS
               System

BB1609.1       generally                                          sum       ***        ***         ***

               Provision of mock-up as per specification

BB1609.2       generally                                          sum       ***        ***         ***

               Training of Employer's staff as per specification

BB1609.3       generally                                          sum       ***        ***         ***

               Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1609.4       generally                                          sum       ***        ***         ***

               Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BB1609.5       generally                                          sum       ***        ***         ***

               Providing of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1609.6       generally                                          sum       ***        ***         ***

---------------------------------------------------------------------------------------------------------
                                                                             CARRIED FORWARD       ***
                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                    Page J11/9                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                        UNIT      QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J11 - FIRE SERVICES                                         BROUGHT FORWARD               ***
                  INSTALLATION

                  SUNDRIES

                  Allow for the following and executing to the satisfaction of the Engineer

                  Preparation of all installation and
                  fabrication/shop drawings required
                  and distribution after review.

BB1609.7          generally                                               sum          ***           ***             ***

                  Preparation of design data required submission and distribution after review

BB1609.8          generally                                               sum          ***           ***             ***

                  Preparation of builder's works drawings
                  required submission and distribution after review

BB1609.9          generally                                               sum          ***           ***             ***

                  Preparation of "as built" record drawings as specified

BB1609.10         generally                                               sum          ***           ***             ***

                  Provision of Operation & Maintenance Manuals as specified

BB1609.11         generally                                               sum          ***           ***             ***

---------------------------------------------------------------------------------------------------------------------------
                                                                    TOTAL OF ACTIVITY J11 TO COST CENTRE SUMMARY     ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J11/10              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                        UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE
                  INSTALLATION

                  SOIL, WASTE AND VENT PIPE SYSTEMS

                  Equipment and ancillaries

                  Waste water sump pumps

BC0301.1          approved type                                            nr           ***           ***             ***

                  Galvanised steel pipes and fittings; B.S. 1387;
                  medium grade

                  Fixing to walls, columns and the like; screwed joints

BC0303.1          80mm diameter                                            m            ***           ***             ***

BC0303.2          100mm diameter                                           m            ***           ***             ***

BC0303.3          150mm diameter                                           m            ***           ***             ***

                  Fixing to or suspending from soffits; screwed joints

BC0303.4          80mm diameter                                            m            ***           ***             ***

BC0303.5          100mm diameter                                           m            ***           ***             ***

BC0303.6          150mm diameter                                           m            ***           ***             ***

                  Cast in concrete; screwed joints

BC0303.7          100mm diameter                                           m            ***           ***             ***

BC0303.8          150mm diameter                                           m            ***           ***             ***

----------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD             ***
                                                                                                                ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                        UNIT      QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                BROUGHT FORWARD               ***
                  INSTALLATION

                  SOIL, WASTE AND VENT PIPE SYSTEMS

                  Galvanised steel pipes and fittings: B.S. 1387;
                  medium grade

                  Extra over 80mm diameter pipe for

BC0303.9          bends                                                    nr         ***            ***            ***

                  Extra over 100mm diameter pipe for

BC0303.10         bends                                                    nr         ***            ***            ***

                  Extra over 150mm diameter pipe for

BC0303.11         bends                                                    nr         ***            ***            ***

BC0303.12         tees                                                     nr         ***            ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                         CARRIED FORWARD            ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                        UNIT      QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                 BROUGHT FORWARD              ***
                  INSTALLATION

                  SOIL, WASTE AND VENT PIPE SYSTEMS

                  In-line equipment

                  Gate valves; cast iron; B.S. 5150

BC0303.13         150mm diameter                                          nr           ***           ***            ***

                  Check valves; cast iron; B.S. 5153

BC0303.14         150mm diameter                                          nr           ***           ***            ***

                  Floor drains; with cast iron gratings

BC0303.15         jointing to pipes; 100mm diameter                       nr           ***           ***            ***

                  Wire balloon

BC0303.16         jointing to pipes; 80mm diameter                        nr           ***           ***            ***

                  Fresh air inlet

BC0303.17         jointing to pipes; 80mm diameter                        nr           ***           ***            ***

                  PAINTING

BC0303.18         Preparing; priming; finish coats
                  on cast iron metal works; to pipe
                  and tubing                                              Lot          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                        UNIT       QUANTITY      RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                 BROUGHT FORWARD              ***
                  INSTALLATION

                  CLEANSING WATER INSTALLATION

                  Equipment and ancillaries

                  Booster pumps

BC0701.1          capable of handling 1.5 litre/second; 200 kPa; ref:
                  CLPP001 & CLPP002                                       nr           ***           ***            ***

                  Pneumatic vesel; complete with epoxy coated mild steel casing, valves, pressure gauges and all necessary accessories and connections

BC0701.2          generally                                               nr           ***           ***            ***

                  Glassfibre tanks; including insulation, painting, all necessary accessories and connections

BC0701.3          450 litre capacity                                      nr           ***           ***            ***

                  Instrumentation

                  Pressure switch assemblies; complete with pressure switches, pressure gauges, isolating valves, gate valves, check valves, orifice, drain valves and interconnecting pipes

BC0703.1          mounting on or jointing to pipes; 50mm diameter         nr           ***           ***            ***

                  Pressure gauges

BC0703.2          mounting on or jointing to pipes;
                  50mm diameter                                           nr           ***           ***            ***

                  Allow for

                  Design, supply and installation of the pipeworks, fittings and associated protective treatment as shown on drawings

BC0703.3          generally                                               sum          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                       UNIT        QUANTITY      RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                BROUGHT FORWARD              ***
                  INSTALLATION

                  CLEANSING WATER INSTALLATION

                  In-line equipment

                  Gate valves; bronze

BC0703.4          35mm diameter                                           nr          ***           ***            ***

BC0703.5          42mm diameter                                           nr          ***           ***            ***

BC0703.6          50mm diameter                                           nr          ***           ***            ***

BC0703.7          67mm diameter                                           nr          ***           ***            ***

                  Check valves; bronze

BC0703.8          35mm diameter                                           nr          ***           ***            ***

BC0703.9          50mm diameter                                           nr          ***           ***            ***

                  Globe valves; cast iron

BC0703.10         50mm diameter                                           nr          ***           ***            ***

                  Drain valves with end caps

BC0703.11         50mm diameter                                           nr          ***           ***            ***

                  Strainers; cast iron; "Y" type; with screw plugs

BC0703.12         50mm diameter                                           nr          ***           ***            ***

                  Flexible connectors

BC0703.13         50mm diameter                                           nr          ***           ***            ***

                  Vortex inhibitors with strainers

BC0703.14         jointing to pipes; 50mm diameter                        nr          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD          ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                 BROUGHT FORWARD              ***
                  INSTALLATION

                  CLEANSING WATER INSTALLATION

                  In-line equipment

                  Ball float valves; bronze; complete with stilling pipe float

BC0703.15         jointing to pipes; 80mm diameter                        nr           ***           ***            ***

                  Fix only water meter; including adaptors and short lengths of pipes as may be required

BC0703.16         mounting on or jointing to pipes; 80mm diameter         nr           ***           ***            ***

                  Automatic air vent

BC0703.17         jointing to pipes; 50mm diameter                        nr           ***           ***            ***

BC0703.18         jointing to pipes; 67mm diameter                        nr           ***           ***            ***

                  Flow switch with isolating valve

BC0703.19         jointing to pipes; 50mm diameter                        nr           ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                       UNIT        QUANTITY      RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                 BROUGHT FORWARD              ***
                  INSTALLATION

                  STORM WATER DRAINAGE SYSTEM

                  Design, supply and installation of the entire storm water drainage system; including pipeworks, fittings, in-line equipments, all necessary accessories and associated protective treatment as shown on drawings

BC0103.1          generally                                               sum          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                 BROUGHT FORWARD              ***
                  INSTALLATION

                  CONTROL SYSTEM : ELECTRICAL AND CONTROL FOR
                  PLUMBING AND DRAINAGE SYSTEM

                  Allow for

                  Design, supply and installation of the entire electrical and control system for plumbing and drainage system including control panel, power supply
                  & control cables, cable containment, protective treatment and all necessary accessories as shown on drawings

BC1601.82         generally                                               sum          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                         CARRIED FORWARD            ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                        UNIT      QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                 BROUGHT FORWARD              ***
                  INSTALLATION

                  SUNDRIES

                  Allow for the following and executing to the satisfaction of the Engineer

                  Provision of testing including integrated testing, setting to work and commissioning the complete
                  Plumbing and Drainage System

BC1309.1          generally                                               sum          ***           ***            ***

                  Provision of mock-up as per specification

BC1309.2          generally                                               sum          ***           ***            ***

                  Training of Employer's staff as per specification

BC1309.3          generally                                               sum          ***           ***            ***

                  Provision of tools and special equipment for operating and maintenance purposes as per specification

BC1309.4          generally                                               sum          ***           ***            ***

                  Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BC1309.5          generally                                               sum          ***           ***            ***

                  Providing of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BC1309.6          generally                                               sum          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/9               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - PROVISION FOR KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J12 - PLUMBING AND DRAINAGE                                 BROUGHT FORWARD              ***
                  INSTALLATION

                  SUNDRIES

                  Allow for the following and executing to the satisfaction of the Engineer

                  Preparation of all installation and fabrication/shop drawings required and distribution after review.

BC1309.7          generally                                               sum          ***           ***            ***

                  Preparation of design data required submission and distribution after review

BC1309.8          generally                                               sum          ***           ***            ***

                  Preparation of builder's works drawings required submission and distribution after review

BC1309.9          generally                                               sum          ***           ***            ***

                  Preparation of "as built" record drawings as specified

BC1309.10         generally                                               sum          ***           ***            ***

                  Provision of Operation & Maintenance Manuals as specified

BC1309.11         generally                                               sum          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL OF ACTIVITY J12 TO COST CENTRE SUMMARY     ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J12/10              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE J - ENABLING WORKS FOR FUTURE KWU TUNG STATION

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY J13 - BUILDER'S WORKS IN CONNECTION WITH
                  VENTILATION BUILDING AND EMERGENCY ACCESS POINT
                  STRUCTURE AT KWU TUNG

                  Allow for all builder's works in connection With electrical and mechanical works as shown on drawings.

X900              general                                                 sum          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                 TOTAL OF ACTIVITY J13 TO COST CENTRE SUMMARY       ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page J13/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K1 - GROUND TREATMENT FOR
                  CROSS PASSAGES (5 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 33+599 AND 34+510

                  Ground Treatment for Cross Passage No.1

CP1.1             Mobilization & Demobilization of Jet Grouting
                  Works                                                   sum          ***           ***            ***

CP1.2             Trial Jet Grout                                         sum          ***           ***            ***

CP1.3 Jet Grouting, extent as shown on the drawing, Strength of grout 3 MPa

                  Drilling from ground level to bottom of jet             m            ***           ***            ***
                  treatment

                  Jet Grouting (by m3 of treated ground)                  m3           ***           ***            ***

CP1.4             Testing after grouting works

                  2 nos drill (coring only within the grouted zone,
                  including setting up, 6 samples for compression
                  test, 4 packer tests)                                   sum          ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL OF ACTIVITY K1 TO COST CENTRE SUMMARY       ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K1/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 2, 3 & 4

                  Design and construction of ground freezing for excavation of cross passage no. 2, 3 & 4 below Long
                  Valley, no-land access permitted

                  Procurement / Site preparation                         sum          ***            ***            ***

CP2.1             Ground Freezing for Cross Passage No. 2 (including
                  4 weeks of freezing and 8 weeks of frost maintenance
                  for excavation works)                                  sum          ***            ***            ***

                  Additional week of frost maintenance                   week         ***            ***            ***

CP3.1             Ground Freezing for Cross Passage No.  3 (including
                  4 weeks of freezing and 8 weeks of frost maintenance
                  for excavation works)                                  sum          ***            ***            ***

                  Additional week of frost maintenance                   week         ***            ***            ***

CP4.1             Ground Freezing for Cross Passage No. 4 (including
                  4 weeks of freezing and 8 weeks of frost maintenance
                  for excavation works)                                  sum          ***            ***            ***

                  Additional week of frost maintenance                   week         ***            ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR                                   BROUGHT FORWARD              ***
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 5

CP5.1             Mobilization & Demobilization of Jet Grouting
                  Works                                                   sum          ***           ***            ***

CP5.2 Jet Grouting, extent as shown on the drawing, Strength of grout 3 MPa

                  Drilling from ground level to bottom of jet
                  treatment                                               m            ***           ***            ***

                  Jet Grouting (by m3 of treated ground)                  m3           ***           ***            ***

CP5.3             Mobilization & Demobilization of T.A.M. Grouting
                  Works                                                   sum          ***           ***            ***

CP5.4             T.A.M. Grouting, extent as shown on the drawing

                  Set up at each hole location                            nos          ***           ***            ***

                  Drilling from ground level to bottom of treatment       m            ***           ***            ***

                  Grouting (by m3 of treated ground)                      m3           ***           ***            ***

CP5.5             Testing after grouting works

                  2 nos drill (coring only within the grouted zone
                  including setting up, 6 samples for compression test,
                  4 packer tests)                                         sum          ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR CROSS PASSAGES                    BROUGHT FORWARD              ***
                  (9 NOS.); APPROXIMATE CHAINAGES BETWEEN 31+140 AND
                  33+380

                  Ground Treatment for Cross Passage No. 6

CP6.1             Provisional sum for grouting from inside the
                  tunnel                                                  sum          ***           ***            ***

CP6.2             Testing after grouting works

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 AUGUST 2002                      Page K2/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR CROSS PASSAGES (9                 BROUGHT FORWARD              ***
                  NOS.); APPROXIMATE CHAINAGES BETWEEN 31+140 AND
                  33+380

                  Ground Treatment for Cross Passage No. 7

CP7.1             Mobilization & Demobilization of Jet Grouting
                  Works                                                   sum          ***           ***            ***

CP7.2 Jet Grouting, extent as shown on the drawing, Strength of grout 3 MPa

                  Drilling from ground level to bottom of jet
                  treatment                                               m            ***           ***            ***

                  Jet Grouting (by m3 of treated ground)                  m3           ***           ***            ***

CP7.3             Testing after grouting works

                  2 nos drill (coring only within the grouted zone,
                  including setting up, 6 samples for compression test,
                  4 packer tests)                                         sum          ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos          8             ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR                                   BROUGHT FORWARD              ***
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 7A

CP7a.l            Mobilization & Demobilization of Jet Grouting
                  Works                                                  sum           ***           ***            ***

CP7a.2 Jet Grouting, extent as shown on the drawing, Strength of grout 3 MPa

                  Drilling from ground level to bottom of jet
                  treatment                                              m             ***           ***            ***

                  Jet Grouting (by m3 of treated ground)                 m3            ***           ***            ***

CP7a.3            Testing after grouting works

                  2 nos drill (coring only within the grouted zone,
                  including setting up, 6 samples for compression
                  test, 4 packer tests)                                  sum           ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                     nos           ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                        UNIT      QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR                                   BROUGHT FORWARD              ***
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 8

CP8.1             Mobilization & Demobilization of Jet Grouting
                  Works                                                   sum          ***           ***            ***

CP8.2 Jet Grouting, extent as shown on the drawing, Strength of grout 3 MPa

                  Drilling from ground level to bottom of jet
                  treatment                                               m            ***           ***            ***

                  Jet Grouting (by m3 of treated ground)                  m3           ***           ***            ***

CP8.3             Mobilization & Demobilization of T.A.M. Grouting
                  Works                                                   sum          ***           ***            ***

CP8.4             T.A.M. Grouting, extent as shown on the drawing

                  Set up at each hole location                            nos          ***           ***            ***

                  Drilling from ground level to bottom of treatment       m            ***           ***            ***

                  Grouting (by m3 of treated ground)                      m3           ***           ***            ***

CP8.5             Testing after grouting works

                  2 nos drill (coring only within the grouted zone
                  including setting up, 6 samples for compression test,
                  4 packer tests)                                         sum          ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/6                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR                                  BROUGHT FORWARD               ***
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 9

CP9.1             Mobilization & Demobilization of T.A.M. Grouting
                  Works                                                   sum         ***           ***             ***

CP9.2             T.A.M. Grouting, extent as shown on the drawing

                  Set up at each hole location                            nos         ***           ***             ***

                  Drilling from ground level to bottom of treatment       m           ***           ***             ***

                  Grouting (by m3 of treated ground)                      m3          ***           ***             ***

CP9.3             Testing after grouting works

                  2 nos drill (coring only within the grouted zone
                  including setting up, 6 samples for compression
                  test, 4 packer tests)                                   sum         ***           ***             ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos         ***           ***             ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/7                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR                                   BROUGHT FORWARD              ***
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 10

CP10.1            Mobilization & Demobilization of Rock Grouting
                  Works                                                   sum          ***           ***            ***

CP10.2            Rock Grouting, extent as shown on the drawing

                  Set up at each hole location                            nos          ***           ***            ***

                  Drilling from ground level                              m            ***           ***            ***

                  Grouting (by m3 of treated ground)                      m3           ***           ***            ***

CP10.3            Testing after grouting works

                  2 nos drill (coring only within the grouted zone
                  including setting up, 6 samples for compression
                  test, 4 packer tests)                                   sum          ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos          ***           ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/8                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT      QUANTITY       RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR                                  BROUGHT FORWARD               ***
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 11

CP11.1            Mobilization & Demobilization of T.A.M. Grouting
                  Works                                                   sum         ***            ***            ***

CP11.2            T.A.M. Grouting, extent as shown on the drawing

                  Set up at each hole location                            nos         ***            ***            ***

                  Drilling from ground level                              m           ***            ***            ***

                  Grouting (by m3 of treated ground)                      m3          ***            ***            ***

CP11.3            Testing after grouting works

                  2 nos drill (coring only within the grouted zone,
                  including setting up, 6 samples for compression test,
                  4 packer tests)                                         sum         ***            ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos         ***            ***            ***

--------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/9                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT      QUANTITY       RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K2 - GROUND TREATMENT FOR                                  BROUGHT FORWARD               ***
                  CROSS PASSAGES (9 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 33+380

                  Ground Treatment for Cross Passage No. 12

CP12.1            Mobilization & Demobilization of Jet Grouting
                  Works                                                   sum         ***            ***            ***

CP12.2 Jet Grouting, extent as shown on the drawing, Strength of grout 3 MPa

                  Drilling from ground level to bottom of jet             m           ***            ***            ***

                  Jet Grouting (by m3 of treated ground)                  m3          ***            ***            ***

CP12.3            Mobilization & Demobilization of T.A.M. Grouting
                  Works                                                   sum         ***            ***            ***

CP12.4            T.A.M. Grouting, extent as shown on the drawing

                  Set up at each hole location                            nos         ***            ***            ***

                  Drilling from ground level to bottom of treatment       m           ***            ***            ***

                  Grouting (by m3 of treated ground)                      m3          ***            ***            ***

CP12.5            Testing after grouting works

                  2 nos drill (coring only within the grouted zone
                  including setting up, 6 samples for compression test,
                  4 packer tests)                                         sum         ***            ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                      nos         ***            ***            ***

--------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL OF ACTIVITY K2 TO COST CENTRE SUMMARY       ***
                                                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K2/10               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                       UNIT       QUANTITY      RATE HK$       AMOUNT HK$
---------------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K3 - EXCAVATION AND SUPPORT
                  FOR CROSS PASSAGES (14 NOS.); APPROXIMATE
                  CHAINAGES BETWEEN 31+140 AND 34+510

A369.1            Temp. support frame for linning at CP loc.              sum         ***            ***            ***

A369.2            Steel arches for CP excavation                          sum         ***            ***            ***

A370              Site supervision                                        sum         ***            ***            ***

T156              Excav for other cavities 5/10m long - CP12              m3          ***            ***            ***

T812              Rock bolt mechanic grouted - CP12                       m           ***            ***            ***

T826              Sprayed concrete min thickn. 50mm - CP12                m2          ***            ***            ***

T827              Mesh - CP12                                             m2          ***            ***            ***

T156              Excav for other cavities 5/10m long - CP11              m3          ***            ***            ***

T812              Rock bolt mechanic grouted - CP11                       m           ***            ***            ***

T826              Sprayed concrete min thickn. 50mm - CP11                m2          ***            ***            ***

T827              Mesh - CP11                                             m2          ***            ***            ***

T156              Excav for other cavities 5/10m long - CP10              m3          ***            ***            ***

T812              Rock bolt mechanic grouted - CP10                       m           ***            ***            ***

T826              Sprayed concrete min thickn. 50mm - CP10                m2          ***            ***            ***

T827              Mesh - CP10                                             m2          ***            ***            ***

T156              Excav for other cavities 5/10m long - CP9               m3          ***            ***            ***

T812              Rock bolt mechanic grouted - CP9                        m           ***            ***            ***

T826              Sprayed concrete min thickn. 50mm - CP9                 m2          ***            ***            ***

T827              Mesh - CP9                                              m2          ***            ***            ***

---------------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD           ***
                                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K3/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K3 - EXCAVATION AND SUPPORT                          BROUGHT FORWARD              ***
                  FOR CROSS PASSAGES (14 NOS.);
                  APPROXIMATE CHAINAGES BETWEEN
                  31+140 AND 34+510

T156              Excav for other cavities 5/10m long - CP8             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP8                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP8               m2      ***           ***            ***

T827              Mesh - CP8                                            m2      ***           ***            ***

T155              Excav for other cavities 5/10m long - CP7             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP7                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP7               m2      ***           ***            ***

T827              Mesh - CP7                                            m2      ***           ***            ***

T156              Excav for other cavities 5/10m long - CP6             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP6                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP6               m2      ***           ***            ***

T827              Mesh - CP6                                            m2      ***           ***            ***

T156              Excav for other cavities 5/10m long - CP5             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP5                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP5               m2      ***           ***            ***

T827              Mesh - CP5                                            m2      ***           ***            ***

T156              Excav for other cavities 5/10m long - CP4             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP4                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP4               m2      ***           ***            ***

T827              Mesh - CP4                                            m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K3/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K3 - EXCAVATION AND SUPPORT                          BROUGHT FORWARD              ***
                  FOR CROSS PASSAGES (14 NOS.);
                  APPROXIMATE CHAINAGES BETWEEN
                  31+140 AND 34+510

T156              Excav for other cavities 5/10m long - CP3             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP3                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP3               m2      ***           ***            ***

T827              Mesh - CP3                                            m2      ***           ***            ***

T155              Excav for other cavities 5/10m long - CP2             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP2                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP2               m2      ***           ***            ***

T827              Mesh - CP2                                            m2      ***           ***            ***

T155              Excav for other cavities 5/10m long - CP1             m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP1                      m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP1               m2      ***           ***            ***

T827              Mesh - CP1                                            m2      ***           ***            ***

T155              Excav for other cavities 5/10m long - CP7A            m3      ***           ***            ***

T812              Rock bolt mechanic grouted - CP7A                     m       ***           ***            ***

T826              Sprayed concrete min thickn. 50mm - CP7A              m2      ***           ***            ***

T827              Mesh - CP7A                                           m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                             TOTAL OF ACTIVITY K3 TO COST CENTRE SUMMARY     ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K3/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K4 - IN-SITU CONCRETE LINING
                  FOR CROSS PASSAGES (14 NOS.);
                  APPROXIMATE CHAINAGES BETWEEN
                  31+140 AND 34+510

E519              Stainless steel single left door                      nr      ***           ***            ***

J232              Cement sand screed; granolithic 50mm thick            m2      ***           ***            ***

D521              Cored/sawn openings through lin. for CP *50m3         sum     ***           ***            ***

F240.2            Provis. of concrete designed mix                      m3      ***           ***            ***

F523              Placing of concrete reinf. ground slab                m3      ***           ***            ***

G520              Deformed high yield steel bar to BS4449               t       ***           ***            ***

G563              Steel fabric to BS4483                                m2      ***           ***            ***

G815              Class U2 finishes                                     m2      ***           ***            ***

?521              Polyvinyl chloride pipes nominal bore 200mm           m       ***           ***            ***

T243              In situ linning cast concrete perman. gr 40/20        m3      ***           ***            ***

T253              In situ linning formwork to stated finish             M2      ***           ***            ***

W134              Waterproofing sheeting - curved surf                  M2      ***           ***            ***

W424              Protective layer                                      M2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                             TOTAL OF COST CENTRE K4 TO COST CENTRE SUMMARY  ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K4/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K5 - PUMP SUMPS (2 NOS.) IN
                  BETWEEN CROSS PASSAGES

K231              Sump pit chambers in situ concrete 3500x2500mm        nr      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                           TOTAL OF COST CENTRE K5 TO COST CENTRE SUMMARY    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K5/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K6 - TRACK LEVEL
                  TRANSFORMER ROOMS

                  Additional Ground Treatment for Track Level Tx
                  Room at Chainage

TR1.1             Additional Mobilization & Demobilization of Rock
                  Grouting works                                        sum     ***           ***            ***

TR1.2             T.A.M. Grouting, extent as shown on the drawing

                  Set up at each hole location                          nos     ***           ***            ***

                  Drilling from ground level                            m       ***           ***            ***

                  Grouting (by m3 of treated ground)                    m3      ***           ***            ***

TR1.3             Testing after grouting works

                  2 nos drill (coring only within the grouted zone,
                  including setting up, 6 samples for compression
                  test, 4 packer tests)                                 sum     ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                    nos     ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K6/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K6 - TRACK LEVEL                                     BROUGHT FORWARD              ***
                  TRANSFORMER ROOMS

                  Additional Ground Treatment for Track Level Tx
                  Room at Chainage

TR2.1             Additional Mobilization & Demobilization of Rock
                  Grouting works                                        sum     ***           ***            ***

TR2.2             Rock Grouting, extent as shown on the drawing

                  Set up at each hole location                          nos     ***           ***            ***

                  Drilling from ground level                            m       ***           ***            ***

                  Micro-cement Grouting (by m3 of ground treated)       m3      ***           ***            ***

TR2.3             Testing after grouting works

                  2 nos drill (coring only within the grouted
                  zone, including setting up, 6 samples for
                  compression test, 4 packer tests)                     sum     ***           ***            ***

                  Horizontal drains

                  Drilling and installation of control horizontal
                  drains from tunnel                                    nos     ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K6/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY K6 - TRACK LEVEL                                     BROUGHT FORWARD              ***
                  TRANSFORMER ROOMS

A369              Temporary support frame for lining at trans.room
                  locate                                                t       ***           ***            ***

A370              Steel arches                                          t       ***           ***            ***

AE519             Stainles steel single left door                       nr      ***           ***            ***

AE520             Double left Door                                      nr      ***           ***            ***

AE521             Single left Door                                      nr      ***           ***            ***

D521              Cored sawn openings through lining                    nr      ***           ***            ***

AJ232             Cement sand screen; granolithic 50mm thick            m2      ***           ***            ***

AE522             Exhaust air frame 800*800                             nr      ***           ***            ***

AT156             Excavation in rock                                    m3      ***           ***            ***

AT812             Rock bolt mechanic mechanic grouted                   nr      ***           ***            ***

AT826             Sprayed concrete min thickness 20mm incl wire mesh    m2      ***           ***            ***

F240.2            Provision of concrete                                 m3      ***           ***            ***

F253              Placing of concrete                                   m3      ***           ***            ***

G520              Deformed high yield steel bars                        t       ***           ***            ***

T253,1            Curved Formwork for ling                              m2      ***           ***            ***

T253,2            straight Formwork for internal
                  structure                                             m2      ***           ***            ***

W134              Waterproofing sheeting curved surface                 m2      ***           ***            ***

W424              Protective layer                                      m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                            TOTAL OF COST CENTRE K6 TO COST CENTRE SUMMARY   ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K6/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE K - MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  COST CENTRE SUMMARY

                  COST CENTRE K

Activity K1       Ground treatment for cross passages (5 nos.);
                  approximate chainages between 33+599 and 34+510        sum                                 ***

Activity K2       Ground treatment for cross passages (9 nos.);
                  approximate chainages between 31+140 and 33+380        sum                                 ***

Activity K3       Excavation and support for cross passages (14 nos.);
                  approximate chainages between 31+140 and 34+510        sum                                 ***

Activity K4       In-situ concrete lining for cross passages (14 nos.);
                  approximate chainages between 31+140 and 34+510        sum                                 ***

Activity K5       Pump sumps (2 nos.) in between cross passages          sum                                 ***

Activity K6       Track level transformer rooms                          sum                                 ***

                  Option 3 - Alternative Power Supply to delete the
                  Requirement for Transformer Rooms at Tunnel Level      sum                                 ***

--------------------------------------------------------------------------------------------------------------------
                                           TOTAL OF COST CENTRE VALUE CARRIED TO PRICING SCHEDULE SUMMARY    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page K6/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------

                  ACTIVITY L1 - TBM EXTRACTION SHAFT
                  (including excavation, temporary walling, struts, waling beams and base slab)

                  GENERAL ITEMS

                  Method-Related Charges

A370              Site supervision                                      sum     ***           ***            ***

A330              General Plant                                         sum     ***           ***            ***

A350.1            Temporary works                                       sum     ***           ***            ***

A320              General facilities                                    sum     ***           ***            ***

A350.2            Additional works                                      sum     ***           ***            ***

A355.1            Temporary waling & struting system                    t       ***           ***            ***

A355.2            Temporary R.C. ring beams; concrete grade 40D         m3      ***           ***            ***

A355.3            Temporary R.C. ring beams; reinforcement bars         t       ***           ***            ***

A355.4            Temporary R.C. ring beams; form work                  m2      ***           ***            ***

A355.5            Temporary R.C. base slab; concrete grade 40 D         m3      ***           ***            ***

A355.6            Temporary R.C. base slab; steel fabric mesh A393      m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  GROUND INVESTIGATION

A345              Method related charges, plant, boring & drilling.
                  Mobilisation and site establishment.                  sum     ***           ***            ***

                  Rotary drilled boreholes

                  Numbers

B310              Core of NX size                                       nr      ***           ***            ***

                  Depth without core recovery; core of NX size;
                  commence from original surface

B335              In holes of maximum depth; 30 - 40m                   m       ***           ***            ***

                  Depth cased

B360              Depth backfilled with imported granular material      m       ***           ***            ***

                  Site tests and observations

B513              Standard penetration test                             nr      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  GEOTECHNICAL AND OTHER SPECIALIST PROCESSES

A337              Method related charges -Site establishment and
                  mobilization for Diaphragm walls                      sum     ***           ***            ***

                  Diarphagm walls

C610.1            Excavation in material other than rock; wall 1000mm
                  thick                                                 m3      ***           ***            ***

C610.2            Excavation in material other than rock; wall 1200mm
                  thick                                                 m3      ***           ***            ***

                  Concrete; grade 45D/20; category C temperature requirement

C640              D. Wall                                               m3      ***           ***            ***

                  Deformed high yield steel bar reinforcement to BS4449

C666              Nominal size; 16-40mm                                 t       ***           ***            ***

C669              Couplers; nominal size 40mm                           nr      ***           ***            ***

C690.1            2 nos. 10m X 10m continuous fibre reinforcement CFR   sum     ***           ***            ***

                  Guide walls

C680              Guide walls                                           m       ***           ***            ***

                  Diaphragm wall testing

C690.2            Coring of cast in place concrete diaphragm walls      m       ***           ***            ***

C690.3            Interface coring of cast in place concrete diaphragm
                  wall                                                  nr      ***           ***            ***

C690.4            Non-destructive integrity; sonic testing of completed
                  diaphragm wall panels                                 nr      ***           ***            ***

C690.5            Compressive strength tests of cored concrete
                  diaphragm wall                                        nr      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  Cut-off surplus length

C690.6            Width 1000mm                                          m       ***           ***            ***

                  Pumping Test

A356              Pumping test (4 no. pump well)                        sum     ***           ***            ***

                  TEMPORARY WORKS FOR TBM BREAK OUT

A337              Method related charges, plant, mobilisation and
                  site establishment                                    sum     ***           ***            ***

A288.1            Slurry wall for the Break In                          m2      ***           ***            ***

A288.2            Install pumping wells                                 nr      ***           ***            ***

K288.3            Perform pumping test                                  sum     ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  EARTHWORKS

                  General excavation

                  Material other than topsoil, rock or artificial hard material

E426              maximum depth not exceeding 5m                        m3      ***           ***            ***

E427              maximum depth 10-15m                                  m3      ***           ***            ***

E428              maximum depth 15-20m                                  m3      ***           ***            ***

E429              maximum depth 20-25m                                  m3      ***           ***            ***

                  Excavation ancillaries

                  Preparation of excavated surfaces

E522              material other than topsoil, rock or artificial hard
                  material                                              m2      ***           ***            ***

                  Disposal of excavated material

E532              material other than topsoil, rock or artificial hard
                  material                                              m3      ***           ***            ***

                  Filling

                  To structure

E624              imported natural material other than topsoil or rock  m3      ***           ***            ***

                  Filing ancillaries

                  Preparation of filled surfaces

E722              material other than topsoil, rock or artificial hard
                  material                                              m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                           ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  IN SITU CONCRETE

                  Provision of concrete designed mix

F243              Class: 20/20                                          m3      ***           ***            ***

F263              Class: 30/20; concrete category C temperature
                  requirements                                          m3      ***           ***            ***

F283.1            Class: 40/20; concrete category A temperature
                  requirements                                          m3      ***           ***            ***

F283.2            Class: 40/20; concrete category B temperature
                  requirements                                          m3      ***           ***            ***

F293              Class: 45/20; concrete category A temperature
                  requirements                                          m3      ***           ***            ***

                  Placing of mass concrete

                  Blinding layer

F511              thickness: not exceeding 150 mm                       m3      ***           ***            ***

                  Placing of reinforced concrete

                  Base slabs

F624              thickness: exceeding 500 mm                           m3      ***           ***            ***

                  Suspended slab

F634              thickness: exceeding 500 mm                           m3      ***           ***            ***

                  Walls

F643              thickness: 300 - 500 mm                               m3      ***           ***            ***

F645              thickness: exceeding 500 mm                           m3      ***           ***            ***

F665              Beams, cross sectional size exceeding 1 m2            m3      ***           ***            ***

F655              Column, cross sectional size exceeding 1 m2           m3      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                           ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/6                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  CONCRETE ANCILLARIES

                  Formwork finish; type F3

                  Horizontal

G315              width: exceeding 1.22 m                               m2      ***           ***            ***

                  Vertical

G344              width: 0.4-1.22m                                      m2      ***           ***            ***

G345              width: exceeding 1.22 m                               m2      ***           ***            ***

G382              Formwork for column (size 1.2m x 1.2m)                m       ***           ***            ***

G381.1            Formwork for beams (size 1.2m x 2.2m)                 m       ***           ***            ***

G381.2            Formwork for beams (size 3m x 1.2m)                   m       ***           ***            ***

                  Reinforcement

                  Deformed high yield steel bars
                  to BS 4449

G520              all diameter                                          t       ***           ***            ***

                  Joints

                  Internal PVC waterstop; average width 200-300mm

G653              at construction joint                                 m       ***           ***            ***

G659              Hydrophilic sealing strips; 20mm wide x 10mm deep     m       ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                           ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/7                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  CONCRETE ANCILLARIES

                  Concrete accessories

                  Finishing of top surfaces

G815              class U3 finishes                                      m2     ***           ***            ***

                  WATERPROOFING

                  2 layers of spray applied waterproofing membrane

W141              upper surfaces inclined at an angle not exceeding 30
                  degrees to the horizontal; roof slab                   m2     ***           ***            ***

W143              surface inclined at an angle exceeding 60 degree
                  to the horizontal                                      m2     ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/8                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                      UNIT  QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L1 - TBM EXTRACTION SHAFT                            BROUGHT FORWARD              ***
                  (including excavation, temporary walling,
                  struts, waling beams and base slab)

                  WATERPROOFING

                  Performed continuously keyed polymer membrane

W141              upper surfaces inclined at an angle not exceeding 30   m2     ***           ***            ***
                  degrees to the horizontal; underside of base slab

                  Reactive cementious coating

W165.1            upper surfaces inclined at an angle not exceeding 30   m2     ***           ***            ***
                  degrees to the horizontal; base slab

W165.2            surfaces inclined at an angle exceeding 60 degrees     m2     ***           ***            ***
                  to the horizontal; internal wall

                  100mm thick protection screed to waterproofing coating

W441              upper surfaces inclined at an angle not exceeding 30   m2     ***           ***            ***
                  degrees to the horizontal; roof slab

W493              Blockwork wall protection to waterproofing coating;    m2     ***           ***            ***
                  vertical surface

--------------------------------------------------------------------------------------------------------------------
                                                             TOTAL OF ACTIVITY L1 TO COST CENTRE SUMMARY     ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L1/9                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  GENERAL ITEMS

                  Method-Related Charges

A363              Temporary support to excavation                       sum     ***           ***            ***

A355              Temporary waling & struting system                    t       ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  GROUND INVESTIGATION

A345              Method related charges, plant, boring & drilling.
                  Mobilisation and site establishment.                  sum     ***           ***            ***

                  Rotary drilled boreholes

                  Numbers

B310              Core of NX size                                       nr      ***           ***            ***

                  Depth without core recovery; core of NX size;
                  commence from original surface

B335              In holes of maximum depth; 30 - 40m                   m       ***           ***            ***

                  Depth cased

B360              Depth backfilled with imported granular material      m       ***           ***            ***

                  Site tests and observations

B513              Standard penetration test                             nr      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  GEOTECHNICAL AND OTHER SPECIALIST PROCESSES

A337              Method related charges -Site establishment and
                  mobilization for Diaphragm walls -                     sum    ***           ***            ***

                  Diarphagm walls

C610              Excavation in material other than rock; wall 800mm
                  thick                                                  m3     ***           ***            ***

                  Concrete: grade 45D/20; category C temperature requirement

C640              D. Wall                                                m3     ***           ***            ***

                  Deformed high yield steel bar reinforcement to BS4449

C666              Nominal size; 16-40mm                                  t      ***           ***            ***

                  Guide walls

C680              Guide walls                                            m      ***           ***            ***

                  Diaphragm wall testing

C690.1            Coring of cast in place concrete diaphragm walls       m      ***           ***            ***

C690.2            Interface coring of cast in place concrete diaphragm
                  wall                                                   nr     ***           ***            ***

C690.3            Non-destructive integrity; sonic testing of
                  complete diaphragm wall panels                         nr     ***           ***            ***

C690.4            Compressive strength tests of cored concrete
                  diaphragm wall                                         nr     ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  Cut-off surplus length

C690.5            Width 800mm                                           m       ***           ***            ***

                  Pumping Test

A356              Pumping test (24 no. pump well)                       sum     ***           ***            ***

                  INTERLOCKING STEEL SHEET PILES

A337              Method related charges, plant, pile driving.
                  Mobilisation and site establishment                   sum     ***           ***            ***

A363.1            Supply of sheet pile material                         t       ***           ***            ***

A363.2            Installation of sheet piles to the designed depth
                  inclusive of welding                                  m2      ***           ***            ***

                  TEMPORARY WORKS FOR CROSS WALLS

A288.1            Cross wall at CH.34+545 (DW)                          m2      ***           ***            ***

A288.2            Cross wall at CH.34+710 (SP)                          m2      ***           ***            ***

A288.3            Cross wall at CH.34+760 (SP)                          m2      ***           ***            ***

A288.4            Cross wall at CH.34+850 (SP)                          m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  EARTH WORKS

                  General excavation

                  Material other than topsoil, rock or artificial hard material

E426              maximum depth 5-10m                                   m3      ***           ***            ***

E427              maximum depth 10-15m                                  m3      ***           ***            ***

E428              maximum depth 15-20m                                  m3      ***           ***            ***

                  Excavation ancillaries

                  Preparation of excavated surfaces

E522              material other than topsoil, rock or artificial hard
                  material                                              m2      ***           ***            ***

                  Disposal of excavated material

E532              material other than topsoil, rock or artificial hard
                  material                                              m3      ***           ***            ***

                  Filling

                  To structure

E624              imported natural material other than topsoil or rock  m3      ***           ***            ***

                  Filing ancillaries

                  Preparation of filled surfaces

E722              material other than topsoil, rock or artificial hard
                  material                                              m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  IN SITU CONCRETE

                  Provision of concrete designed mix

F210              Weak concrete replacement fill                         m3     ***           ***            ***

F243              Class: 20/20                                           m3     ***           ***            ***

F283.1            Class: 40/20; concrete category A temperature
                  requirements                                           m3     ***           ***            ***

F283.2            class: 40/20; concrete category B temperature
                  requirements                                           m3     ***           ***            ***

F293              Class: 45/20; concrete category A temperature
                  requirements                                           m3     ***           ***            ***

                  Placing of mass concrete

                  B1inding layer

F511              thickness: not exceeding 150 mm                        m3     ***           ***            ***

                  Placing of reinforced concrete

                  Base slabs

F624              thickness: exceeding 500 mm                            m3     ***           ***            ***

                  Suspended slab

F634              thickness: exceeding 500 mm                            m3     ***           ***            ***

                  Walls

F645              thickness: exceeding 500 mm                            m3     ***           ***            ***

F665              Beams, cross sectional size exceeding 1 m2             m3     ***           ***            ***

F655              Column, cross sectional size exceeding 1 m2            m3     ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/6                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  CONCRETE ANCILLARIES

                  Formwork finish; type F3

                  Horizontal

G315              width: exceeding 1.22 m                                m2     ***           ***            ***

                  Vertical

G344              width: 0.4-1.22m                                       m2     ***           ***            ***

G345              width: exceeding 1.22 m                                m2     ***           ***            ***

G382.1            Formwork for column 0.5m x 0.8m                        m      ***           ***            ***

G382.2            Formwork for column 0.8m x 0.8m                        m      ***           ***            ***

G381              Formwork for beams (size 3m x 1.2m)                    m      ***           ***            ***

                  Reinforcement

                  Deformed high yield steel bars
                  to BS 4449

G520              all diameter                                           t      ***           ***            ***

                  Joints

                  Internal PVC water stop; average width 200-300mm

G653              at construction joint                                  m      ***           ***            ***

G659              Hydrophilic sealing strips; 20mm wide x 10mm deep      m      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/7                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  CONCRETE ANCILLARIES

                  Concrete accessories

                  Finishing of top surfaces

G815              class U3 finishes                                     m2      ***           ***            ***

                  WATERPROOFING

                  2 layers of spray applied waterproofing membrane

W141              upper surfaces inclined at an angle not exceeding
                  30 degrees to the horizontal; roof slab               m2      ***           ***            ***

W143              surface inclined at an angle exceeding 60 degree
                  to the horizontal                                     m2      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/8                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE         ITEM DESCRIPTION                                     UNIT   QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------
                  ACTIVITY L2 - R.C. BOX STRUCTURE                              BROUGHT FORWARD              ***
                  (cut and cover tunnel section), including excavation
                  and associated struts, waling beams and temporary
                  slab for TBM extraction shaft

                  WATERPROOFING

                  Performed continuously keyed polymer membrane

W141              upper surfaces inclined at an angle not exceeding 30
                  degrees to the horizontal; underside of base slab     m2      ***           ***            ***

                  Reactive cementious coating

W165.1            upper surfaces inclined at an angle not exceeding 30
                  degrees to the horizontal; base slab                  m2      ***           ***            ***

W165.2            surfaces inclined at an angle exceeding 60 degrees
                  to the horizontal; internal wall                      m2      ***           ***            ***

                  100mm thick protection screed to waterproofing coating

W441              upper surfaces inclined at an angle not exceeding 30  m2      ***           ***            ***
                  degrees to the horizontal; roof slab

W493              Blockwork wall protection to waterproofing coating;
                  vertical surface                                      m2      ***           ***            ***

                  MISCELLANEOUS WORKS

X900              Corrosion monitoring system                           nr      ***           ***            ***

--------------------------------------------------------------------------------------------------------------------
                                                                                          CARRIED FORWARD    ***
                                                                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                     Page L2/9                 Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L2 - R.C. BOX STRUCTURE                            BROUGHT FORWARD       ***
             (cut and cover tunnel section), including
             excavation and associated struts, waling beams
             and temporary slab for TBM extraction shaft

Z413.1       Wall plastering                                  m2         ***        ***        ***

Z414.1       Ceiling plastering                               m2         ***        ***        ***

Z413.2       epoxy paint on fair face concrete; walls         m2         ***        ***        ***

Z414.2       epoxy paint on fair face concrete; ceilings      m2         ***        ***        ***

Z411.1       grano.screed floated+sealed, with epoxy paint    m2         ***        ***        ***

X900         225mm surface channel                            m          ***        ***        ***

Z323.1       Stainless steel door with 4 hrs FRP (single)     nr         ***        ***        ***

Z323.2       Stainless steel door with 4 hrs FRP (double)     nr         ***        ***        ***

Z349.1       Galvanised m.s. handrails                        m          ***        ***        ***

Z421         ceramic tiles & cement rendering                 m2         ***        ***        ***

Z425         Skirting                                         m          ***        ***        ***

Z411.2       Staircase nosing                                 m          ***        ***        ***

Z411.3       Staircase open string                            m          ***        ***        ***

W390         roofing including protection                     m2         ***        ***        ***

Z349.2       stainless steel roof edge trimming               m          ***        ***        ***

Z349.3       GMS balustrades                                  m          ***        ***        ***

X333         250 mm UPVC rain water down pipe                 m          ***        ***        ***

I222         300 mm PC pipe; bed A; in trench; depth not
             exceeding 1.5m                                   m          ***        ***        ***

X900.2       Civil provision for systemwide contracts         sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                         CARRIED FORWARD       ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/10               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L2 - R.C. BOX STRUCTURE                            BROUGHT FORWARD       ***
             (cut and cover tunnel section), including
             excavation and associated struts, waling beams
             and temporary slab for TBM extraction shaft

Z349         GMS hand railing; with plastic cap               m          ***        ***        ***

Z323         SS door for cross passage                        nr         ***        ***        ***

X900.1       Civil provision for connection to TBM tunnel     nr         ***        ***        ***

X900.2       Civil provision for cross passage                nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY L2 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L2/11               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L3 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH FLYING BEAMS (transition ramp section)

             Ground Investigation

A345         Method related charges, plant, boring &
             drilling. Mobilisation and site establishment.   sum        ***        ***        ***

             Rotary drilled boreholes

             Numbers

B310         Core of NX size                                  nr         ***        ***        ***

             Depth without core recovery; core of NX size;
             commence from original surface

B335         In holes of maximum depth; 30 - 40m              m          ***        ***        ***

             Depth cased

B360         Depth backfilled with imported granular
             material                                         m          ***        ***        ***

             Site tests and observations

B513         Standard penetration test                        nr         ***        ***        ***

             Interlocking steel sheet piles

A337         Method related charges, plant, pile driving.
             Mobilisation and site establishment              sum        ***        ***        ***

P841         Supply of sheet pile material                    t          ***        ***        ***

P842         Installation of sheet piles to the designed
             depth incisive of welding.                       m2         ***        ***        ***

             Pumping Test

A356         Pumping test (6 no. pump well)                   sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L3/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L3 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH FLYING BEAMS (transition ramp section)

             Earthworks

             General excavation

             Material other than topsoil, rock or
             artificial hard material

E426         maximum depth 5-10m                              m3         ***        ***        ***

             Excavation ancillaries

             Preparation of excavated surfaces

E522         material other than topsoil, rock or
             artificial hard material                         m2         ***        ***        ***

             Disposal of excavated material

E532         material other than topsoil, rock or
             artificial hard material                         m3         ***        ***        ***

             Filling

             To structure

E624         Imported natural material                        m3         ***        ***        ***

             General Items

             Method-Related Charges

A363         Temporary support to excavation                  sum        ***        ***        ***

A355         Temporary waling & struting system               t          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L3/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L3 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH FLYING BEAMS (transition ramp section)

             In Situ Concrete

             Provision of concrete designed mix

F230         Weak concrete fill                               m3         ***        ***        ***

F243         Class: 20/20                                     m3         ***        ***        ***

F283         Class: 40/20; concrete category A temperature
             requirements                                     m3         ***        ***        ***

F293         Class: 45/20; concrete category B temperature
             requirements                                     m3         ***        ***        ***

             Placing of mass concrete

             Blinding layer

F511         thickness: not exceeding 150 mm                  m3         ***        ***        ***

             Placing of reinforced concrete

             Base slabs

F624         thickness: exceeding 500 mm                      m3         ***        ***        ***

             Suspended slab

F633         thickness: 300-500 mm                            m3         ***        ***        ***

F644         walls thickness : exceeding 500 mm               m3         ***        ***        ***

             Flying beam

F660         3m x 1.2m deep                                   m3         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L3/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L3 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH FLYING BEAMS (transition ramp section)

             Concrete Ancillaries

             Formwork finish; type F3

             Horizontal

G315         width : exceeding 1.22m                          m2         ***        ***        ***

             Vertical

G344         width: 0.4-1.22m                                 m2         ***        ***        ***

G345         width: exceeding 1.22 m                          m2         ***        ***        ***

G381         Formwork to beam, 1.2m x 3m high                 m          ***        ***        ***

             Reinforcement

             Deformed high yield steel bars
             to BS 4449

G520         all diameter                                     t          ***        ***        ***

             Joints

             Internal PVC waterstop; average width
             200-300mm

G653         at construction joint                            m          ***        ***        ***

             Hydrophilic sealing strips; 20mm wide x 10mm deep

G659         20 x 10 mm deep                                  m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L3/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L3 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH FLYING BEAMS (transition ramp section)

             Concrete Ancillaries

             Concrete accessories

             Finishing of top surfaces

G815         class U3 finishes                                m2         ***        ***        ***

             Waterproofing

             Performed continuously keyed polymer membrane

W141         upper surfaces inclined at an angle not
             exceeding 30 degrees to the horizontal;
             underside of base slab                           m2         ***        ***        ***

W500.1       Sprayed vertical waterproofing membrane          m2         ***        ***        ***

W500.2       Sprayed horizontal waterproofing membrane        m2         ***        ***        ***

             Reactive cementitious coating

W160.1       Horizontal                                       m2         ***        ***        ***

W160.2       Vertical                                         m2         ***        ***        ***

             Miscellaneous Works

X900.1       Corrosion monitoring system                      nr         ***        ***        ***

X900.2       Civil provision for systemwide contracts         sum        ***        ***        ***

Z349         GMS hand railing with plastic cap                m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY L3 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L3/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L4 - OPEN RAMP STRUCTURE
             WITH ROAD DECK (transition ramp section)

             General Items

             Method-Related Charges

A363         Temporary support to excavation                  sum        ***        ***        ***

A355         Temporary waling & struting system               t          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L4/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L4 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH ROAD DECK (transition ramp section)

             Ground Investigation

A345         Method related charges, plant, boring &
             drilling. Mobilisation and site establishment.   sum        ***        ***        ***

             Rotary drilled boreholes

             Numbers

B310         Core of NX size                                  nr         ***        ***        ***

             Depth without core recovery; core of NX size;
             commence from original surface

B335         In holes of maximum depth; 30 - 40m              m          ***        ***        ***

             Depth cased

B360         Depth backfilled with imported granular
             material                                         m          ***        ***        ***

             Site tests and observations

B513         Standard penetration test                        nr         ***        ***        ***

             Interlocking steel sheet piles

A337         Method related charges, plant, pile driving.
             Mobilisation and site establishment              sum        ***        ***        ***

P841         Supply of sheet pile material                    t          ***        ***        ***

P842         Installation of sheet piles to the designed
             depth inclusive of welding.                      m2         ***        ***        ***

             Temporary works for Cross Walls

A288.1       Cross wall at CH.35+060 (SP)                     m2         ***        ***        ***

A288.2       Cross wall at CH.35+100 (SP)                     m2         ***        ***        ***

             Pumping Test

A356         Pumping test (6 no. pump well)                   sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                     CARRIED FORWARD           ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L4/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L4 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH ROAD DECK (transition ramp section)

             Earthworks

             General excavation

             Material other than topsoil, rock or
             artificial hard material

E426         maximum depth 5-10m                              m3         ***        ***        ***

             Excavation ancillaries

             Preparation of excavated surfaces

E522         material other than topsoil, rock or
             artificial hard material                         m2         ***        ***        ***

             Disposal of excavated material

E532         material other than topsoil, rock or
             artificial hard material                         m3         ***        ***        ***

             Filling

E635         Imported natural material                        m3         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L4/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L4 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH ROAD DECK (transition ramp section)

             In Situ Concrete

             Provision of concrete designed mix

F230         Weak concrete replacement fill                   m3         ***        ***        ***

F243         Class: 20/20                                     m3         ***        ***        ***

F283         Class: 40/20; concrete category A temperature
             requirements                                     m3         ***        ***        ***

             Placing of mass concrete

             Blinding layer

F511         thickness: not exceeding 150 mm                  m3         ***        ***        ***

             Placing of reinforced concrete

             Base slabs

F624         thickness: exceeding 500 mm                      m3         ***        ***        ***

             Suspended slab

F634         thickness: exceeding 500 mm                      m3         ***        ***        ***

             Walls

F644         thickness: exceeding 500 mm                      m3         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L4/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L4 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH ROAD DECK (transition ramp section)

             Concrete Ancillaries

             Formwork finish: type F3

             Horizontal

G315         width: exceeding 1.22 m                          m2         ***        ***        ***

             Vertical

G340         width 0.4- 1.22m                                 m2         ***        ***        ***

G345         width: exceeding 1.22 m                          m2         ***        ***        ***

             Reinforcement

             Deformed high yield steel bars to BS 4449

G529         all diameter                                     t          ***        ***        ***

             Joints

             Internal PVC waterstop; average width
             200-300mm

G653         at construction joint                            m          ***        ***        ***

             Hydrophilic sealing strips; 20mm wide x 10mm deep

G659         20 x 10 mm deep                                  m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L4/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT      QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L4 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH ROAD DECK (transition ramp section)

             Concrete Ancillaries

             Concrete accessories

             Finishing of top surfaces

G815         class U3 finishes                                m2         ***        ***        ***

             Waterproofing

             2 layers of spray applied waterproofing
             membrane

W141.1       upper surfaces inclined at an angle not
             exceeding 30 degrees to the horizontal; roof
             slab                                             m2         ***        ***        ***

W141.2       surfaces inclined at an angle exceeding 60
             degrees to the horizontal                        m2         ***        ***        ***

             Preformed continuously keyed polymer membrane

W141.3       upper surfaces inclined at an angle not
             exceeding 30 degrees to the horizontal;
             underside of base slab                           m2         ***        ***        ***

             Reactive cementitious coating

W160.1       Horizontal                                       m2         ***        ***        ***

W160.2       Vertical                                         m2         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L4/6                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT      QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L4 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             WITH ROAD DECK (transition ramp section)

             Waterproofing

             100mm thick protection screed to
             waterproofing coating

W441         upper surfaces inclined at an angle not
             exceeding 30 degrees to the horizontal; roof
             slab                                             m2         ***        ***        ***

             Blockwork wall protection to waterproofing coating

W493         surfaces inclined at an angle exceeding 60
             degrees to the horizontal; internal wall         m2         ***        ***        ***

             Miscellaneous Works

X900.1       Corrosion monitoring system                      nr         ***        ***        ***

X900.2       Civil provision for systemwide contracts         sum        ***        ***        ***

Z349         GMS hand railing with plastic cap                m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY L4 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L4/7                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L5 - OPEN RAMP STRUCTURE
             (transition ramp section)

             General Items

             Method-Related Charges

A355         Temporary waling & struting system               t          ***        ***        ***

A363         Temporary support to excavation                  sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L5/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY  RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L5 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             (transition ramp section)

             Earthworks

             General excavation

             Material other than topsoil, rock or
             artificial hard material

E426         maximum depth not exceeding 5m                   m3         ***        ***        ***

             Preparation of excavated surfaces

E522         material other than topsoil, rock or
             artificial hard material                         m2         ***        ***        ***

             Disposal of excavated material

E532         material other than topsoil, rock or
             artificial hard material                         m3         ***        ***        ***

             Filling

             To structure

E624         Imported natural material                        m3         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L5/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT      QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L5 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             (transition ramp section)

             In Situ Concrete

             Provision of concrete designed mix

F230         Weak concrete fill                               m3         ***        ***        ***

F243         Class: 20/20                                     m3         ***        ***        ***

F283         Class: 40/20; concrete category A temperature
             requirements                                     m3         ***        ***        ***

             Placing of mass concrete

             Blinding layer

F511         thickness: not exceeding 150 mm                  m3         ***        ***        ***

             Placing of reinforced concrete

             Base slabs

F624         thickness: exceeding 500 mm                      m3         ***        ***        ***

             Walls

F644         thickness: exceeding 500 mm                      m3         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L5/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L5 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             (transition ramp section)

             Concrete Ancillaries

             Formwork finish; type F3

             Vertical

G345         width: exceeding 1.22 m                          m2         ***        ***        ***

             Reinforcement

             Deformed high yield steel bars
             to BS 4449

G529         all diameter                                     t          ***        ***        ***

             Joints

             Internal PVC waterstop; average width
             200-300mm

G653         at construction joint                            m          ***        ***        ***

             Hydrophilic sealing strips; 20mm wide x 10mm deep

G659         20 x 10 mm deep                                  m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L5/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY  RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L5 - OPEN RAMP STRUCTURE                           BROUGHT FORWARD       ***
             (transition ramp section)

             Concrete Ancillaries

             Concrete accessories

             Finishing of top surfaces

G815         class U3 finishes                                m2         ***        ***        ***

             Waterproofing

             Performed continuously keyed polymer membrane

W141         upper surfaces inclined at an angle not
             exceeding 30 degrees to the horizontal;
             underside of base slab                           m2         ***        ***        ***

W500         Sprayed vert waterproof membrane                 m2         ***        ***        ***

W490         100mm protective blockworks                      m2         ***        ***        ***

             Cementitious coating

W160.1       Horizontal                                       m2         ***        ***        ***

W160.2       Vertical                                         m2         ***        ***        ***

             Miscellaneous Works

X900.1       Corrosion monitoring system                      nr         ***        ***        ***

X900.2       Civil provision for systemwide contracts         sum        ***        ***        ***

Z349         GMS hand railing with plastic cap                m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY L5 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L5/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L6 - ACCESS ROAD

             Demolition and Site Clearance

D100         General clearance                                ha         ***        ***        ***

D210         Felling of tree                                  nr         ***        ***        ***

D521         Demolition of other structures                   nr         ***        ***        ***

             Ground Investigation

             Laboratory tests

             Soil strength

B769         subgrade modulus of elasticity test as
             detail in Specifications                         sum        ***        ***        ***

             Earthworks

             Earthworks ancillaries

             Preparation of filled surfaces

E522         material other than topsoil, rock or AHM;
             access rd                                        m2         ***        ***        ***

             Filling

E625         embankment; imported natural material;
             access rd                                        m3         ***        ***        ***

             Preparation of filled surfaces

E622         material other than topsoil, rock or AHM;
             access rd                                        m2         ***        ***        ***

             Roads and Pavements

             Sub-bases, flexible road bases and surfacing

R190.1       Provision of new access road                     m2         ***        ***        ***

R190.2       Realignment of Lok Ma Chau road                  m2         ***        ***        ***

R190.3       Provision of maintenance access road 2m wide
             (min.)                                           m2         ***        ***        ***

R190.4       Provision of new footpath 1500mm wide            m2         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L6/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT      QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L6 - ACCESS ROAD                                   BROUGHT FORWARD       ***

             Kerbs channels and edgings

R610         Precast concrete kerbs of Highways Dept.
             including 1:3 cement mortar bed and concrete
             haunch Class: 20/20                              m          ***        ***        ***

R651         Precast Concrete edging type E1 of HyD
             standard                                         m          ***        ***        ***

             Street furniture and road marking :

R811         non-illuminated traffic signs                    nr         ***        ***        ***
R812         illuminated traffic signs                        nr         ***        ***        ***
R822         reflecting road studs                            nr         ***        ***        ***
R823         letters and shape                                nr         ***        ***        ***
R824         continuous lines                                 m          ***        ***        ***
R825         intermittent lines                               m          ***        ***        ***

             Road drainage

             Road drainage at west ventilation building

I210         150mm dia. concrete pipe with concrete
             surround                                         m          ***        ***        ***
I220.1       225mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
I220.2       300mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
I230.1       375mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
I230.2       450mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
I230.3       525mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
X900         300 U-Channel                                    m          ***        ***        ***
K350         road gully type GA1-450                          nr         ***        ***        ***
K130         in-situ concrete stormwater manhole type E       nr         ***        ***        ***
K230.1       in-situ concrete catchpit                        nr         ***        ***        ***
K230.2       oil interceptor; highway standard drawing
             H3028                                            nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L6/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY  RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L6 - ACCESS ROAD                                   BROUGHT FORWARD       ***

             Road drainage at west ventilation building
             (cont'd)

K860.1       connection to box culvert                        nr         ***        ***        ***
K230.1       in-situ concrete valve pit                       nr         ***        ***        ***
K230.2       soakaway pit : 2m x 3m x 2m                      nr         ***        ***        ***

             Road drainage at Lok Ma Chau Road :
I210         150mm dia. concrete pipe with concrete
             surround                                         m          ***        ***        ***
I220         300mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
I230.1       375mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
I230.2       450mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***
I230.3       525mm dia. concrete pipe with concrete
             haunches                                         m          ***        ***        ***

X900.1       300mm U-channel                                  m          ***        ***        ***
K350         road gully type GA1-450                          nr         ***        ***        ***
K130         in-situ concrete stormwater manhole type E       nr         ***        ***        ***
K230.1       in-situ concrete catchpit                        nr         ***        ***        ***
K860.2       connection to box culvert                        nr         ***        ***        ***

             Civil provision for street lighting
K510         150mm upvc cable duct                            m          ***        ***        ***
K230.2       draw pits                                        nr         ***        ***        ***

             Fire hydrant and associated pipework
X900.2       fire hydrant                                     nr         ***        ***        ***
I310         150mm dia. D.I. Pipe                             m          ***        ***        ***

             Fencing & Gates
X194         KCRC standard security fence; height 2.5m        m          ***        ***        ***
X230.1       Pedestrian gate                                  nr         ***        ***        ***
X230.2       Vehicular gate                                   nr         ***        ***        ***

             Type 2 railing; as defined on Highway
             Department Standard Drawing nrs H2130, H2131
             and H2134

Z349         1000mm high overall                              m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L6/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT      QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L6 - ACCESS ROAD                                   BROUGHT FORWARD       ***

             Site landscaping

             10% light standard size trees, 20% seedling
             trees & 70% shrubs
E820         Hydraulic mulch grass seeding; hydroseeding      m2         ***        ***        ***

E850         Shrub                                            nr         ***        ***        ***

E860.1       Tree; standard                                   nr         ***        ***        ***
E860.2       Tree; seedling                                   nr         ***        ***        ***
E860.3       Tree; transplating; 1.5 - 2.0 m girth            nr         ***        ***        ***

             Provision of Railway Emergency Repair Material
             Storage Yard and ancillary structures

E633         filling to form storage yard                     m3         ***        ***        ***
E722         preparation of filled surfaces                   m2         ***        ***        ***
R777         concrete grade 30/20 pavement; thickness 200 -
             300                                              m2         ***        ***        ***
I224         300 mm P.C pipe; bed A; in trench; depth 1.5 -
             2.5                                              m          ***        ***        ***
X900.1       300 mm concrete U-channel                        m          ***        ***        ***
X900.2       450 mm concrete U-channel                        m          ***        ***        ***
K230         in-situ concrete catchpit                        nr         ***        ***        ***
X900.3       in-situ concrete outfall                         nr         ***        ***        ***
X900.4       E&M Room; 14 x 8 m; one storey high              nr         ***        ***        ***
X900.5       Power room; 8 x 6 m; one storey high             nr         ***        ***        ***

             Provision of retaining wall along Lok Ma Chau
             Road

E420         general excavation                               m3         ***        ***        ***
E532         disposal of excavated material off site          m3         ***        ***        ***
E633         backfilling                                      m3         ***        ***        ***
E722         preparation of filled surfaces                   m2         ***        ***        ***
F263         concrete grade 30/20                             m3         ***        ***        ***
F640         placing concrete; wall                           m3         ***        ***        ***
G300         formwork F3                                      m2         ***        ***        ***
G520         bar-reinforcement                                t          ***        ***        ***
X900.6       type 2 railing                                   m          ***        ***        ***
E637         Granular filter type 1                           m3         ***        ***        ***
E730         geotextile                                       m2         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY L6 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L6/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L7 - UTILITY SERVICES

             Pipework - Manholes And Pipework Ancillaries

             Box culvert including connection to existing system

K900.1       single cell box culvert; 3.0m wide x 1.2m deep   m          ***        ***        ***

K900.2       double cell box culvert; 3.0m wide x 1.7m deep   m          ***        ***        ***

K900.3       double cell box culvert; 2.5m wide x 2.0m deep   m          ***        ***        ***

K850.1       Connection to existing system                    nr         ***        ***        ***

             Drainage channel including connection to existing system

K900.4       drainage channel; 4m wide x 2m deep              m          ***        ***        ***

K900.5       drainage channel; 7.6m wide x 3.5m deep          m          ***        ***        ***

K900.6       Trapezodial channel; 7m wide x 2.5m deep         m          ***        ***        ***

K900.7       Trapezodial channel; 3m wide x 1.5m deep         m          ***        ***        ***

K900.8       Existing nullah blocked off with headwall (1     sum        ***        ***        ***
             no)

K900.9       Construct overflow wier 1200x300x750mm high      nr         ***        ***        ***

K850.2       Connection to existing system                    nr         ***        ***        ***

             Utility

             Permanent realignment of existing services; as Specified

             Water

A383         300mm diameter fresh water pipe; FW43            m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L7/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT      QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY L7 - UTILITY SERVICES                              BROUGHT FORWARD       ***

             Cable ducts 2 way

             Nominal bore : not exceeding 200mm

K523         in trenches; depth 1.5-2.0m                      m          ***        ***        ***

K230         draw pits                                        nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY L7 TO COST CENTRE SUMMARY           ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page L7/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE L - CUT & COVER SECTION AT WESTERN APPROACH

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             COST CENTRE SUMMARY

             Cost Centre L

Activity L1  TBM extraction shaft including excavation,
             temporary walling, struts, waling beams and
             base slab                                        sum        ***                   ***

Activity L2  Reinforced concrete box structure (cut and
             cover tunnel section), including excavation
             and associated struts, waling beams and
             temporary slab for TBM extraction shaft          sum                              ***

Activity L3  Open ramp structure with flying beams
             (transition ramp section)                        sum                              ***

Activity L4  Open ramp structure with road deck
             (transition ramp section)                        sum                              ***

Activity L5  Open ramp structure (transition ramp section)    sum                              ***

Activity L6  Access road                                      sum                              ***

Activity L7  Utility services                                 sum                              ***

             Option 2 - Amended West Alignment                sum                              ***

-----------------------------------------------------------------------------------------------------
                            Total of Cost Centre Value Carried to Pricing Schedule Summary     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

24 January 2003                   Page L Sum/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------

             ACTIVITY M1 - FIRE SERVICES

             Method related charges

A370         Site supervision                                 sum        ***        ***        ***

             Fire Services Installation

             Tunnel Hydrant System

             Equipment and ancillaries

             pumps

BB1607.1     1350 1/min at 1200kPa                            nr         ***        ***        ***

BB1607.2     30 1/min at 1440kPa                              nr         ***        ***        ***

BB1607.3     1350 1/min at 1300kPa                            nr         ***        ***        ***

BB1607.4     30 1/min at 1560kPa                              nr         ***        ***        ***

BB1607.5     pump control panel included associated
             electrical works                                 set        ***        ***        ***

             Galvanised steel pipes and fitting
BB1607.6     150mm diameter                                   m          ***        ***        ***
BB1607.7     100mm diameter                                   m          ***        ***        ***

             In-line equipment

BB1607.8     tunnel hydrant (pressure reducing type)          nr         ***        ***        ***

BB1607.9     monitoring isolating valve with micro switch
             150mm diameter                                   nr         ***        ***        ***

BB1607.10    tunnel hydrant twin inlet c/w non return valve   nr         ***        ***        ***

             Gate valve
BB1602.10    150mm diameter                                   nr         ***        ***        ***

             Check valve
BB1602.11    150mm diameter                                   nr         ***        ***        ***

             Stainer
BB1602.12    150mm diameter                                   nr         ***        ***        ***

             Flexible connector
BB1602.13    150mm diameter                                   nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M1/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M1 - FIRE SERVICES                                 BROUGHT FORWARD       ***

             Fire Services Installation

             Tunnel Hydrant System (con't)

             Ball float valve
BB1602.14    100mm diameter                                   nr         ***        ***        ***

             Vortex inhibitor
BB1602.15    150mm diameter                                   nr         ***        ***        ***

             Puddle flange
BB1602.16    150mm diameter                                   nr         ***        ***        ***

BB1602.17    level float switch controller                    set        ***        ***        ***

BB1602.18    pressure gauge c/w gate valve                    nr         ***        ***        ***

BB1602.19    pressure switch c/w accessories                  nr         ***        ***        ***

BB1602.20    check meter position                             set        ***        ***        ***

BB1602.21    water tank accessories included vent pipe,
             drain pipe, overflow c/w warning pipe            set        ***        ***        ***

             Painting
BB1602.23    Preparing; priming; finish coats on galvanised
             metal works; to pipe and tubing                  m          ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M1/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M1 - FIRE SERVICES                                 BROUGHT FORWARD       ***

             Fire Services Installation

             Fire Alarm and Detection System

BB1604.5     monitor / control module                         nr         ***        ***        ***

BB1604.12    AFA interconnection cable
             (2/c 1.5mm/2/ PVC LSOH armoured cable)           sum        ***        ***        ***

BB1604.13    Tunnel loop cable
             (2/c 1.5mm/2/ PVC LSOH armoured cable)           sum        ***        ***        ***

             Gas flooding system

             Total Flooding System

             Equipment and ancillaries
BB1605.1     FM200 control panels; including batteries and
             chargers and automatic/manual lock off units     nr         ***        ***        ***

BB1605.2     Gas cylinders to B.S. 5045; including gas,
             automatic pressure release device, gas valve/
             actuator, pressure gauge, flexible hose, check
             valve, safety latches, dischange nozzle and
             all necessary accessories                        nr         ***        ***        ***

             Seamless carbon steel pipes and fitting
BB1605.7     20mm diameter                                    m          ***        ***        ***

             Printing
BB1605.8     preparing; priming; finish coats on carbon
             steel works; to pipe and tubing                  sum        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M1/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M1 - FIRE SERVICES                                 BROUGHT FORWARD       ***

             Fire Services Installation

             Sundries

             Portable fire equipment
BB1606.1     4.5 kg carbon dioxide                            nr         ***        ***        ***

             Allow for the following and executing to the satifaction of the Engineer

             Provision of testing including integrated testing, setting to work and commissioning the complete Electrical System

BB1609.1     generally                                        sum        ***        ***        ***

             Provision of mock-up as per specification

BB1609.2     generally                                        sum        ***        ***        ***

             Training of Employer's staff as per
             specification

BB1609.3     generally                                        sum        ***        ***        ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BB1609.4     generally                                        sum        ***        ***        ***

             Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1609.5     generally                                        sum        ***        ***        ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1609.6     generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                     CARRIED FORWARD           ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M1/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M1 - FIRE SERVICES                                 BROUGHT FORWARD       ***

             Fire Services Installation

             Sundries

             Allow for the following and executing to the satifaction of the Engineer

             Preparation of all installation and
             fabrication/shop drawings required and
             distribution after review.

BB1609.7     generally                                        sum        ***        ***        ***

             Preparation of design data required submission and distribution after review

BB1609.8     generally                                        sum        ***        ***        ***

             Preparation of builder's works drawings
             required submission and distribution after review

BB1609.9     generally                                        sum        ***        ***        ***

             Preparation of "as built" record drawings as specified

BB1609.10    generally                                        sum        ***        ***        ***

             Provision of Operation & Maintenance Manuals as specified

BB1609.11    generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY M1 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M1/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M2 - TUNNEL PERMANENT LIGHTING

             Electrical Installation

             Main and Sub-main Distribution

BA0401.1     MCCB Board, 400A, 8 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.2     MCCB Board, 400A, 4 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.3     MCCB unit, TP up to 63A                          nr         ***        ***        ***

BA0401.4     MCB Board, 200A, 18 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.5     MCB Board, 200A, 12 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.6     MCB Board, 200A, 8 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.7     MCB unit, SP, 10-32A                             nr         ***        ***        ***
             100mm diameter
BA0401.8     MCB unit, SP, 32-63A                             nr         ***        ***        ***

BA0401.9     MCB unit, TP, 10-32A                             nr         ***        ***        ***

BA0401.10    MCB unit, TP, 32-63A                             nr         ***        ***        ***

BA0401.11    MCB/RCD combined unit, SP, 20A                   nr         ***        ***        ***

BA0401.12    MCB/RCD combined unit, SP, 32A                   nr         ***        ***        ***

BA0401.13    RCD unit, 4P, 32A                                nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M2/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$      0.00
-----------------------------------------------------------------------------------------------------
             ACTIVITY M2 - TUNNEL PERMANENT LIGHTING                     BROUGHT FORWARD       ***

             Electrical Installation

             LV Cables and Wirings including necessary fixing

             Fire resistant XLPE/SWA/LOSH Copper cables;
             with copper conductors

             Fixing to cable trays or ladders or other surfaces

BA0406.1     2-cores; 4 mm2                                   m          ***        ***        ***
             Termination                                      nr         ***        ***        ***

BA0406.2     3-cores; 4 mm2                                   m          ***        ***        ***
             Termination                                      nr         ***        ***        ***

BA0406.3     2-cores; 2.5 mm2                                 m          ***        ***        ***
             Termination                                      nr         ***        ***        ***

BA0406.4     2-cores; 6 mm2                                   m          ***        ***        ***
             Termination                                      nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                         CARRIED FORWARD       ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M2/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$      0.00
-----------------------------------------------------------------------------------------------------
             ACTIVITY M2 - TUNNEL PERMANENT LIGHTING                     BROUGHT FORWARD       ***

             Electrical Installation

             Lighting and power

             Lighting fittings; complete with associated lamps or tubes

BA0601.1     Tunnel light fitting Type T1                     nr         ***        ***        ***

BA0601.2     Tunnel light fitting Type T1 c/w 2 hrs battery   nr         ***        ***        ***

BA0601.3     Tunnel light fitting Type T2                     nr         ***        ***        ***

BA0601.4     Tunnel light fitting Type T3                     nr         ***        ***        ***

BA0601.5     Tunnel light fitting Type T4                     nr         ***        ***        ***

BA0601.6     Tunnel light fitting Type T5                     nr         ***        ***        ***

BA0601.7     Tunnel EXIT Signage TE1                          nr         ***        ***        ***

             Hot dipped galvanised bracket

BA0601.8     for T1 fittings                                  nr         ***        ***        ***

BA0601.9     for T1B fittings                                 nr         ***        ***        ***

BA0601.10    Exit signage bracket                             nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M2/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$      0.00
-----------------------------------------------------------------------------------------------------
             ACTIVITY M2 - TUNNEL PERMANENT LIGHTING                     BROUGHT FORWARD       ***

             Electrical Installation

             Lighting and power

             Final circuits in copper cables and conduits

BA0507.1     lighting points                                  sum        ***        ***        ***

             Lighting Control Equipment

             Contactor box c/w all components, contactors, selectors & associated wirings

BB0402.1     Control panels for Tunnel lighting               nr         ***        ***        ***

BB0402.2     Control panels for Tunnel EXIT signage           nr         ***        ***        ***

BB0402.3     Control panels for Portal lighting               nr         ***        ***        ***

BB0402.4     CP door interfacing                              sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M2/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY  RATE HK$       0.00
-----------------------------------------------------------------------------------------------------
             ACTIVITY M2 - TUNNEL PERMANENT LIGHTING                     BROUGHT FORWARD       ***

             Electrical Installation

             Sundries

             Allow for the following and executing to the satifaction of the Engineer

             Provision of testing including integrated testing, setting to work and commissioning the complete Electrical System

BA1110.1     generally                                        sum        ***        ***        ***

             Provision of mock-up as per specification

BA1110.2     generally                                        sum        ***        ***        ***

             Training of Employer's staff as per
             specification

BA1110.3     generally                                        sum        ***        ***        ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.4     generally                                        sum        ***        ***        ***

             Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.5     generally                                        sum        ***        ***        ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BA1110.6     generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M2/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$      0.00
-----------------------------------------------------------------------------------------------------
             ACTIVITY M2 - TUNNEL PERMANENT LIGHTING                     BROUGHT FORWARD       ***

             Electrical Installation

             Sundries

             Allow for the following and executing to the satifaction of the Engineer

             Preparation of all installation and
             fabrication/shop drawings required and
             distribution after review.

BA1110.7     generally                                        sum        ***        ***        ***

             Preparation of design data required submission and distribution after review

BA1110.8     generally                                        sum        ***        ***        ***

             Preparation of builder's works drawings
             required submission and distribution after review

BA1110.9     generally                                        sum        ***        ***        ***

             Preparation of "as built" record drawings as specified

BA1110.10    generally                                        sum        ***        ***        ***

             Provision of Operation & Maintenance Manuals as specified

BA1110.11    generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY M2 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M2/6                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M3 - TUNNEL PERMANENT POWER

             Incoming Services

             Equipment and ancillaries

BA0201.2     Step-up Transformer,380/3300V, 450kVA            nr         ***        ***        ***

BA0201.3     Step-down Transformer, 3300/380V, 80 ~ 120 kVA   nr         ***        ***        ***

BA0201.4     3300V, changeover contractor panel c/w
             associated control wiring & components           nr         ***        ***        ***

BA0201.5     3300V, feeder panel c/w associated control
             wirings & components                             nr         ***        ***        ***

BA0301.2     110V DC Charger c/w Ni-Cd batteries,
             associated control wirings & components          nr         ***        ***        ***

             Standby Equipment

             Package diesel generator set

BA0301.3     650KVA
             100mm diameter                                   nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M3/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M3 - TUNNEL PERMANENT POWER                        BROUGHT FORWARD       ***

             ELECTRICAL INSTALLATION

             Main and Sub-main Distribution

BA0401.1     MCCB Board, 400A, 8 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.2     MCCB Board, 400A, 4 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.3     MCCB unit, TP up to 63A                          nr         ***        ***        ***

BA0401.4     MCB Board, 200A, 18 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.5     MCB Board, 200A, 12 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.6     MCB Board, 200A, 8 way, TPN c/w incoming
             breaker                                          nr         ***        ***        ***

BA0401.7     MCB unit, SP, 10-32A                             nr         ***        ***        ***

BA0401.8     MCB unit, SP, 32-63A                             nr         ***        ***        ***

BA0401.9     MCB unit, TP, 10-32A                             nr         ***        ***        ***

BA0401.10    MCB unit, TP, 32-63A                             nr         ***        ***        ***

BA0401.11    MCB/RCD combined unit, SP, 20A                   nr         ***        ***        ***

BA0401.12    MCB/RCD combined unit, SP, 32A                   nr         ***        ***        ***

BA0401.13    RCD unit, 4P, 32A                                nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M3/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M3 - TUNNEL PERMANENT POWER                        BROUGHT FORWARD       ***

             Electrical Installation

             LV Cables and Wirings including necessary fixing

             Fire resistant XLPE/SWA/LOSH Copper cables;
             with copper conductors

             Fixing to cable trays or ladders or other surfaces

BA0406.4     2-cores; 6 mm2                                   m          ***        ***        ***
             Termination                                      nr         ***        ***        ***

BA0406.16    1900/3300V, 3-core, 70mm2                        m          ***        ***        ***
                                                              nr         ***        ***        ***

             XLPE/SWA/LOSH Copper cables; with copper conductors

             Fixing to cable trays or ladders or other surfaces

BA0406.17    4-cores; 6 mm2                                   m          ***        ***        ***
             Termination                                      nr         ***        ***        ***

             Accessories

BA0501.1     13A FSU c/w dust proof enclosure                 nr         ***        ***        ***

BA0501.2     20A weather proof isolating switch               nr         ***        ***        ***

BA0501.3     13A single phase weather proof socket outlet     nr         ***        ***        ***

BA0501.4     13A three phase weather proof socket outlet      nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M3/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY  RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M3 - TUNNEL PERMANENT POWER                        BROUGHT FORWARD       ***

             ELECTRICAL INSTALLATION

             Hot dipped galvanised bracket

BA1005.10    Type C1 (2 arms: 200; 200+200)                   nr         ***        ***        ***

BA1005.11    Type C2 (3 arms: 200; 150; 200)                  nr         ***        ***        ***

BA1005.12    Type C3 (1 arm: 200)                             nr         ***        ***        ***

BA1005.13    Type C4 (1 arm: 200)                             nr         ***        ***        ***

BA1005.14    Type C5(1 arm: 250)                              nr         ***        ***        ***

BA1005.15    Type C6 (2 arms: 250; 100+200)                   nr         ***        ***        ***

BA1005.16    Type C7 (2 arms: 300; 300)                       nr         ***        ***        ***

             Earthing system c/w components and fixings

BA0809.3     50x6 mm Tinned Copper earth tape                 m          ***        ***        ***

BA0809.4     185 mm2 LSOH insulated copper conductor          m          ***        ***        ***

BA0809.5     Earth terminals                                  nr         ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M3/4                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M3 - TUNNEL PERMANENT POWER                        BROUGHT FORWARD       ***

             Electrical Installation

             Sundries

             Allow for the following and executing to the satifaction of the Engineer

             Provision of testing including integrated testing, setting to work and commissioning the complete Electrical System

BA1110.1     generally                                        sum        ***        ***        ***

             Provision of mock-up as per specification

BA1110.2     generally                                        sum        ***        ***        ***

             Training of Employer's staff as per
             specification

BA1110.3     generally                                        sum        ***        ***        ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.4     generally                                        sum        ***        ***        ***

             Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.5     generally                                        sum        ***        ***        ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BA1110.6     generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M3/5                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M3 - TUNNEL PERMANENT POWER                        BROUGHT FORWARD       ***

             Electrical Installation

             Sundries

             Allow for the following and executing to the satifaction of the Engineer

             Preparation of all installation and
             fabrication/shop drawings required and
             distribution after review.

BA1110.7     generally                                        sum        ***        ***        ***

             Preparation of design data required submission and distribution after review

BA1110.8     generally                                        sum        ***        ***        ***

             Preparation of builder's works drawings
             required submission and distribution after review

BA1110.9     generally                                        sum        ***        ***        ***

             Preparation of "as built" record drawings as specified

BA1110.10    generally                                        sum        ***        ***        ***

             Provision of Operation & Maintenance Manuals as specified

BA1110.11    generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY M3 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M3/6                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M4 - AIR CONDITIONING AND VENTILATION
             SYSTEM

             Ventilation Systems

             Equipment and ancillaries

             Ventilation fans; completed with all necessary accessories and connections

             Axail Fan (Total Pressure Within 500Pa)
BB0601.1     within 5.0m3/s                                   nr         ***        ***        ***

             In-line Centrifugal Fan (Total Pressure Within
             500Pa)
BB0601.5     within 0.5m3/s                                   nr         ***        ***        ***

             Control systems: electrical and control for ECS

             Equipment and ancillaries

             ECS equipment control panel

BB1201.1     generally                                        nr         ***        ***        ***

             Allow for
             100mm diameter
             Design, supply and installation of power supply & control system from ECS equipment control panel to ECS equipment

BB1201.2     generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M4/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY  RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M4 - AIR CONDITIONING AND VENTILATION              BROUGHT FORWARD       ***
             SYSTEM

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Provision of testing including integrated testing, setting to work and commissioning the complete ECS System

BB1909.1     generally                                        sum        ***        ***        ***

             Provision of mock-up as per specification

BB1909.2     generally                                        sum        ***        ***        ***

             Training of Employer's staff as per
             specification

BB1909.3     generally                                        sum        ***        ***        ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BB1909.4     generally                                        sum        ***        ***        ***

             Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BB1909.5     generally                                        sum        ***        ***        ***

             Providing of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1909.6     generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M4/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M4 - AIR CONDITIONING AND VENTILATION              BROUGHT FORWARD       ***
             SYSTEM

             Sundries

             Allow for the following and executing to the satisfaction of the Engineer

             Preparation of all installation and
             fabrication/shop drawings required and
             distribution after review.

BB1909.7     generally                                        sum        ***        ***        ***

             Preparation of design data required submission and distribution after review

BB1909.8     generally                                        sum        ***        ***        ***

             Preparation of builder's works drawings
             required submission and distribution after review

BB1909.9     generally                                        sum        ***        ***        ***

             Preparation of "as built" record drawings as specified

BB1909.10    generally                                        sum        ***        ***        ***

             Provision of Operation & Maintenance Manuals as specified

BB1909.11    generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                             TOTAL OF ACTIVITY M4 TO COST CENTRE SUMMARY       ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M4/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M5 - PLUMBING AND DRAINAGE

             Pumped Drainage System

             Equipment and ancillaries

BC0301.1     Sump pump c/w control panel, float switch
             and accessories                                  nr         ***        ***        ***

             Ductile iron pipe c/w fitting, support and accessories (with appropriate internal lining)

BC0302.1     200mm diameter                                   m          ***        ***        ***

BC0302.2     150mm diameter                                   m          ***        ***        ***

             Gate valve
BC0302.3     200mm diameter                                   nr         ***        ***        ***

             Check valve
BC0302.4     200mm diameter                                   nr         ***        ***        ***

BC0302.5     pump control panel included associated
             electrical works                                 set        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M5/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY   RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M5 - PLUMBING AND DRAINAGE                         BROUGHT FORWARD       ***

             Pumped Drainage System

             Sundries

             Allow for the following and executing to the satifaction of the Engineer

             Provision of testing including integrated testing, setting to work and commissioning the complete Electrical System

BC1309.1     generally                                        sum        ***        ***        ***

             Provision of mock-up as per specification

BC1309.2     generally                                        sum        ***        ***        ***

             Training of Employer's staff as per
             specification

BC1309.3     generally                                        sum        ***        ***        ***

             Provision of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BC1309.4     generally                                        sum        ***        ***        ***

             Provision of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BC1309.5     generally                                        sum        ***        ***        ***

             Provision of tools and special equipment for operating and maintenance purposes as per specification

BC1309.6     generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                                                           CARRIED FORWARD     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M5/2                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE M - PERMANENT TUNNEL SERVICES

ITEM CODE    ITEM DESCRIPTION                                UNIT     QUANTITY   RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY M5 - PLUMBING AND DRAINAGE                         BROUGHT FORWARD       ***

             PUMPED DRAINAGE SYSTEM

             Sundries

             Allow for the following and executing to the satifaction of the Engineer

             Preparation of all installation and
             fabrication/shop drawings required and
             distribution after review.

BC1309.7     generally                                        sum        ***        ***        ***

             Preparation of design data required submission and distribution after review

BC1309.8     generally                                        sum        ***        ***        ***

             Preparation of builder's works drawings
             required submission and distribution after review

BC1309.9     generally                                        sum        ***        ***        ***

             Preparation of "as built" record drawings as specified

BC1309.10    generally                                        sum        ***        ***        ***

             Provision of Operation & Maintenance Manuals as specified

BC1309.11    generally                                        sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY M5 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page M5/3                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE N - MANUFACTURE, TESTING & DELIVERY OF SPARE PARTS

ITEM CODE    ITEM DESCRIPTION                                UNIT    QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
             ACTIVITY N1 - PREPARE AND SUBMIT A SCHEDULE OF
             SPARE PARTS, SPECIAL TOOLS, SPECIAL TESTING
             AND TRAINING EQUIPMENT AS REQUIRED FOR THE
             EAST RAIL

             Prepare and submit a schedule of spare parts,
             special tools, special testing and training
             equipment as required for the East Rail          sum        ***        ***        ***

-----------------------------------------------------------------------------------------------------
                                               TOTAL OF ACTIVITY N1 TO COST CENTRE SUMMARY     ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                      Page N1/1                Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE N - MANUFACTURE, TESTING & DELIVERY OF SPARE PARTS

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY N2 - PLACE ORDERS FOR THE MANUFACTURE,
           TESTING, AND DELIVERY OF SPARE PARTS, SPECIAL
           TOOLS, SPECIAL TESTING AND TRAINING EQUIPMENT
           FOR THE EAST RAIL

           Place orders for the manufacture, testing, and
           delivery of spare parts, special tools, special
           testing and training equipment for the East Rail   sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY N2 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page N2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE N - MANUFACTURE, TESTING & DELIVERY OF SPARE PARTS

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY N3 - COMPLETE MANUFACTURE, TESTING,
           DELIVERY OF SPARE PARTS, SPECIAL TOOLS, SPECIAL
           TESTING AND TRAINING EQUIPMENT FOR EAST RAIL

           Complete manufacture, testing, delivery of spare
           parts, special tools, special testing and
           training equipment for East Rail                   sum     ***       ***       ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY N3 TO COST CENTRE SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page N3/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD

           GROUND INVESTIGATION

A345       Method related charges, plant, boring & drilling.
           Mobilisation and site establishment.               sum     ***       ***        ***

           Rotary drilled boreholes

           Numbers

B310       Core of NX size                                    nr      ***       ***        ***

           Depth without core recovery; core of NX size;
           commence from original surface

B335       In holes of maximum depth; 30 - 40m                m       ***       ***        ***

           Depth with core recovery; core of NX size;
           commence from original surface

B345       In holes of maximum depth; 30 - 40m                m       ***       ***        ***

           Depth cased

B360.1     Depth backfilled with imported granular material   m       ***       ***        ***

B360.2     Depth backfilled with cement mortar                m       ***       ***        ***

           Core boxes; length of core 1500mm

B379       Core of NX size                                    nr      ***       ***        ***

           Site tests and observations

B513       Standard penetration test                          nr      ***       ***        ***

           Laboratory tests

           Rock strength

B771       Unconfined compressive strength of core sample     nr      ***       ***        ***

B775       Point load index test                              nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           Pre-bored H piles 550mm internal diameter

A338       Mobilisation and site establishment                 sum    ***       ***        ***

P131       Nr of piles, 30-40 m long                           nr     ***       ***        ***

P133.1     Boring of piles measured from ground level to
           toe Level                                           m      ***       ***        ***

P133.2     Extra over for boring in rock                       m      ***       ***        ***

P133.3     Supply and install grade 55 223kg/m
           steel section.                                      m      ***       ***        ***

P132.1     Non shrink cement grout strength 40 MPa             m      ***       ***        ***

P139.1     Backfilling from Ground level to grout level by
           approved material                                   m      ***       ***        ***

P139.2     Cutting Off surplus Length                          nr     ***       ***        ***

P139.3     Preparing Heads                                     nr     ***       ***        ***

           Piling Ancillaries

P139.4     Proof load test in compression - Maximum
           Capacity 1000t                                      nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           DEMOLITION

           Other Structures

           Concrete footbridge

D527       volume: 2500-5000 m3                                sum    ***       ***        ***

           EARTHWORKS

           Excavation for foundation

           Material other than topsoil, rock or artificial hard material

E324       maximum depth: 1-2m; commencing surface
           underside of concrete pavement                      m3     ***       ***        ***

E325       Ditto; 2-5 m depth                                  m3     ***       ***        ***

E326       Ditto; 5-10 m depth                                 m3     ***       ***        ***

           Reinforced concrete pavement exposed at the Commencing Level

E341       maximum depth : not exceeding 0.25 m                m3     ***       ***        ***

           Excavation ancillaries

           Preparation of excavated surface

E522       material other than topsoil, rock or artificial
           hard material                                       m2     ***       ***        ***

           Disposal of excavated material

E532       material other than topsoil, rock or artificial
           hard material                                       m3     ***       ***        ***

E534       artificial hard materials                           m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           EARTHWORKS

           Filling

           To structure

E613       imported natural material other than topsoil or
           rock                                                m3     ***       ***        ***

           Filling ancillaries

           Preparation of filled surfaces

E722       material other than topsoil, rock or artificial
           hard material                                       m2     ***       ***        ***

           GROUND INVESTIGATION

           Laboratory tests

           Soil strength

B769       plate load tests as specified                       nr     ***       ***        ***

           IN SITU CONCRETE

           Provision of concrete of designed mix

F220       Class: 20/20; concrete category C temperature
           requirements                                        m3     ***       ***        ***

F240.1     Class: 45/20; concrete category A temperature
           requirements                                        m3     ***       ***        ***

           Placing of mass concrete

           Blinding

F511       thickness: not exceeding 150mm                      m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY 01 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           IN SITU CONCRETE (cont'd)

           Placing of reinforced concrete

           Bases, footings, pile caps and ground slabs

F623       thickness: 300mm-500mm                              ***    ***       ***        ***

F624       thickness: exceeding 500mm (45D)                    m3     ***       ***        ***

           Suspended slab

F632       thickness: 150-300mm (40D)                          m3     ***       ***        ***

           Walls

F654       thickness: exceeding 800mm (40D)                    m3     ***       ***        ***

           Columns and piers

F652       cross-section area: 0.03-0.1m2 (45D)                m3     ***       ***        ***

F655       cross-section area: exceeding 1m2 (45D)             m3     ***       ***        ***

           Beams

F663       cross-section area: 0.1-0.25m2                      m3     ***       ***        ***

           Other concrete form

F680.1     pier head (45D)                                     m3     ***       ***        ***

F680.2     landing of stairs and the cantilever beams (40D)    m3     ***       ***        ***

F680.3     stairs with waist: 150-300mm (40D)                  m3     ***       ***        ***

F680.4     Slab on profiled sheet metal decking                m3     ***       ***        ***

X900       E.O. for forming 120mm dished drainage channel      m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           CONCRETE ANCILLARIES

           Formwork finish; type F1

           Vertical

G345       width: exceeding 1.22m                              m2     ***       ***        ***

           For concrete components of constant cross-section

           Formwork finish; type F2

           Vertical

G344       width: 0.4-1.22m                                    m2     ***       ***        ***

           Formwork finish; type F4

           Horizontal

G315       width: exceeding 1.22m                              m2     ***       ***        ***

G312       width: 0.1-0.2m                                     m      ***       ***        ***

G313       width: 0.2-0.4m                                     m2     ***       ***        ***

           Formwork finish; type F4

           Sloping

G325       width : exceeding 1.22m                             m      ***       ***        ***

           Vertical

G341       width: not exceeding 0.1m                           m      ***       ***        ***

G342       width: 0.1-0.2m                                     m      ***       ***        ***

G343       width : 0.2-0.4m                                    m2     ***       ***        ***

G344       width: 0.4-1.22m                                    m2     ***       ***        ***

G345       width: exceeding 1.22m                              m2     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/6               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           CONCRETE ANCILLARIES (cont'd)

           For concrete components of constant
           cross-section

G382       columns; 2m diameter                                m      ***       ***        ***

G384.1     post; 250x250                                       m      ***       ***        ***

           Reinforcement

           Deformed high yield steel bars to BS 4449

G520       all diameters (assuming 180kg/m3)                   t      ***       ***        ***

           Concrete accessories

           Finishing of top surfaces

G815.1     type U3                                             m2     ***       ***        ***

G815.2     type U1                                             m2     ***       ***        ***

           Joint

G640       25mm thick joint filler                             m2     ***       ***        ***

G670       25x25mm joint sealant                               m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/7               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           STRUCTURAL METALWORK

           Fabrication of main members for bridges

           Rolled section; straight on plan

M111.1     500x500x19 SHS                                      t      ***       ***        ***

M111.2     350x250x16 SHS                                      t      ***       ***        ***

M111.3     450x250x16 SHS                                      t      ***       ***        ***

           Rolled section; straight on plan and cambered

M113       500x500x19 SHS                                      t      ***       ***        ***

           Fabrication of subsidiary members for bridges

           Deck panels

M210       zinc coated profiled sheet metal decking            m2     ***       ***        ***

           Bracings

M220       250x250x16 SHS                                      t      ***       ***        ***

           Erection of members of bridges

M520       Permanent erection                                  t      ***       ***        ***

           Off-site surface treatment

M810       blasting cleaning                                   m2     ***       ***        ***

M810       painting                                            m2     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/8               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           MISCELLANEOUS METALWORK

           Handrails

N140.1     handrail along stairs                               m      ***       ***        ***

N140.2     railing along the stairs, 1500mm high               m      ***       ***        ***

N140.3     railing along the footbridge, 1500mm high           m      ***       ***        ***

N140.4     handrail along the footbridge                       m      ***       ***        ***

           Miscellaneous framing

N169       RHS sub-frame for mesh panel                        m      ***       ***        ***

           Welded mesh panelling

N220.1     40x25 mesh infill                                   m2     ***       ***        ***

N220.2     80x50 mesh infill                                   m2     ***       ***        ***

           Bridge bearing

N260       Bearing of type reviewed without objection by
           the Engineer                                        nr     ***       ***        ***

N900       Flashing over M.J.                                  m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/9               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O1 - DEMOLITION & REPROVISION OF THE
           FOOTBRIDGE AT SAN WAN ROAD                                 BROUGHT FORWARD      ***

           WATERPROOFING

           Sprayed or brushed waterproofing

W500       water proofing coating reviewed without
           objection by the Engineer                          m2      ***       ***        ***

           PLASTERING, RENDERING AND WALL LININGS

           External Works

           Floors

AJ240      20mm thick washed granolithic finish with no-
           slip coating                                       m2      ***       ***        ***

X900.1     Movement joint for ditto                           sum     ***       ***        ***

           ELECTRICAL INSTALLATIONS

X900.2     Lighting installations                             sum     ***       ***        ***

X900.3     Electrical installations                           sum     ***       ***        ***

X900.4     Drainage installations                             sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY O1 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O1/10              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O2 - MODIFICATION WORKS AT SAN WAN ROAD

           GENERAL ITEMS

           Method-Related Charges

           Plant

A331       cranes                                              sum    ***       ***        ***

           Temporary Works

A351.1     traffic diversion                                   sum    ***       ***        ***

A352.2     Provision of temporary street lights, completed
           with 1m3 precast concrete block, 254UC steel
           columns                                             nr     ***       ***        ***

A352.3     Relocation of temporary street lights               nr     ***       ***        ***

A383.1     Diversion of fire hydrant including supply
           Depth cased                                         nr     ***       ***        ***

A383.2     Lowering utilities pits including installation
           of heavy duty steel cover and frame                 nr     ***       ***        ***

           DEMOLITION

           Other structures

           Concrete Planter Wall

D521       volume: 100 - 250m3                                 nr     ***       ***        ***

           Lighting Post

A352.4     Lighting post relocation by HyD                     nr     ***       ***        ***

           Waterpoint Boxes

D900       Waterpoint boxes for irrigation system              nr     ***       ***        ***

           Pipelines

D690       irrigation pipeline
           nominal bore not exceeding 100mm                    m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY 02 - MODIFICATION WORKS AT SAN WAN ROAD           BROUGHT FORWARD      ***

           EARTHWORK

           General excavation

           Existing concrete paving under planter exposed exposed at the commencing surfaces

E441       maximum depth: not exceeding 0.25m                  m3     ***       ***        ***

           Sub-base under concrete paving

E451       maximum depth: not exceeding 0.25m                  m3     ***       ***        ***

           debris and soil in planter

E493       maximum depth: 0.5 - 1m                             m3     ***       ***        ***

           Excavation ancillaries

           Preparation of excavated surfaces

E524       road sub-base                                       m2     ***       ***        ***

           Disposal of excavated material

E533       material other than rock or artificial hard
           material                                            m3     ***       ***        ***

E534       concrete, sub-base and soil                         m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O2/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O2 - MODIFICATION WORKS AT SAN WAN ROAD           BROUGHT FORWARD      ***

           ROADS AND PAVINGS

           Sub-base, flexible road bases and surfacing

           Granular material Type 2 as specified

R126       depth: 200-250mm                                    m2     ***       ***        ***

           Road Base

R234       depth: 100-150mm                                    m2     ***       ***        ***

           Base Course

R233       depth: 60-100mm                                     m2     ***       ***        ***

           Wearing course

R312       depth: 30-60mm                                      m2     ***       ***        ***

           Concrete pavement

R424       concrete carriageway, depth 150mm thick             m2     ***       ***        ***

           Kerbs, channels and edging

R900.1     Precast concrete profile barrier                    m      ***       ***        ***

R900.2     Relocation of precast concrete profile barrier      m      ***       ***        ***

           Ancillaries

           Traffic signs

R811       non-illuminated                                     nr     ***       ***        ***

           Surface markings

R824       continuous lines                                    m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY O2 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O2/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O3 - REPROVISION OF CAR PARK AT CHOI
           FAT STREET

X900       Reinstatement works                                sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY O3 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O3/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O4 - COMPLIANCE WITH THE REQUIREMENTS
           OF UTILITY ARRANGEMENTS AND PROTECTION WORKS FOR
           THE EXISTING SEWERS AT SAN WAN ROAD, IN
           PARTICULAR, THE PROTECTION OF TWO EXISTING
           1800 MM TRUNK SEWERS AS SPECIFIED IN PS CLAUSES
           2.5.1 & 10.5

           GENERAL ITEMS

           Method-related Charges

A356       foul water pumping system at San Wan Road          sum     ***       ***        ***

X900       protection works to existing sewers at San Wan
           Road                                               sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                      TOTAL OF COST CENTRE O4 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O4/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O5 - REPROVISION OF FOOTPATH, ROAD
           ACCESS AND DRAINAGE CHANNEL NEAR THE CUT & COVER
           TUNNEL SECTION AT CHAU TAU

           ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY O5 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O5/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O6 - REPROVISION OF ACCESS, DRAINAGE,
           WATERMAINS, TRAFFIC SIGNS, STREET LIGHTING AND
           OTHER GOVERNMENT FACILITIES AFFECTED

           GENERAL ITEMS

           Method Related Charges

           Plant

A331       cranes                                              sum    ***       ***        ***

           Temporary Works

A351.1     traffic diversion                                   sum    ***       ***        ***

A351.2     Provision of street lighting                        nr     ***       ***        ***

A383       Diversion of fire hydrant                           nr     ***       ***        ***

           DEPTH CASED

           Other Structure

           Concrete

D521       Road kerb                                           m      ***       ***        ***

D522       Road gullies                                        nr     ***       ***        ***

           EARTHWORK

           General Excavation

           Existing flexible road exposed at the commencing surface

E442       maximum depth 0.25 - 0.5m                           m3     ***       ***        ***

           Sub-base

E451       maximum depth not exceeding 0.25m                   m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O6/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY 06 - REPROVISION OF ACCESS, DRAINAGE,
           WATERMAINS, TRAFFIC SIGNS; STREET LIGHTING AND
           OTHER GOVERNMENT FACILITIES AFFECTED                       BROUGHT FORWARD      ***

           EARTHWORK (Cont'd)

           General Excavation

           Preparation of excavated surface

E524       material other than topsoil, rock or artificial
           hard material                                       m2     ***       ***        ***

           Disposal of excavated material

E534       concrete and sub-base                               m3     ***       ***        ***

           IN-SITU CONCRETE

           Provision of concrete designed mix

F240       class 30/20; concrete category A                    m3     ***       ***        ***

           Placing of reinforced concrete

           Walls

F642       thickness: 150 - 300mm                              m3     ***       ***        ***

           CONCRETE ANCILLARIES

           Formwork finish F2

           Plane vertical

G344       width 0.4 - 1.22m                                   m2     ***       ***        ***

           Reinforcement

           Deformed high yield steel bars to BS 4449

G529       all diameter                                        t      ***       ***        ***

           PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

K350       untrapped gullies                                   nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O6/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY 06 - REPROVISION OF ACCESS, DRAINAGE,
           WATERMAINS, TRAFFIC SIGNS, STREET LIGHTING AND
           OTHER GOVERNMENT FACILITIES AFFECTED                       BROUGHT FORWARD      ***

           ROADS AND PAVINGS

           Sub-base, flexible road bases and surfacing

           Granular sub-base

R126       depth: 200-250mm                                    m2     ***       ***        ***

           Road Base

R234       depth: 100-150mm                                    m2     ***       ***        ***

           Base Course

R233       depth: 60-100mm                                     m2     ***       ***        ***

           Wearing course

R312       depth: 30-60mm                                      m2     ***       ***        ***

           Concrete pavement

           Concrete footpath under planter

R424       depth 100 - 150mm                                   m2     ***       ***        ***

           Kerbs, channels and edging

           Precast concrete kerbs of Highways Dept type
           Kl, K2 and K3

R611       straight or curved to radius exceeding 12m          m      ***       ***        ***

           Ancillaries

           Traffic signs

R811       non-illuminated                                     nr     ***       ***        ***

           Surface markings

R823       Letters and shapes                                  nr     ***       ***        ***

R824       continuous lines                                    m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                       TOTAL OF COST CENTRE O6 TO COST CENTRE SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O6/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O7 - REPROVISION OF ACCESS, DRAINAGE,
           WATERMAINS, FENCES, GATES AND OTHER FACILITIES ON
           PRIVATE OR PUBLIC LANDS WHICH ARE AFFECTED BY
           THE WORKS

           GENERAL ITEMS

           Method-Related Charges

           Plant

A331       cranes                                             sum     ***       ***        ***

           Temporary Works

A351.1     traffic diversion                                  sum     ***       ***        ***

A363       sheet pile and support for drainage                sum     ***       ***        ***

A351.2     Street Light                                       nr      ***       ***        ***

           General excavation

           Material other topsoil, rock or artificial hard material

E422       maximum depth: 0.25-0.5m                           m3      ***       ***        ***

           Excavation ancillaries

           Preparation of excavated surfaces

E522       material other topsoil, rock or artificial hard
           material                                           m2      ***       ***        ***

           Disposal of excavated material

E532       material other topsoil, rock or artificial hard
           material                                           m3      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O7/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O7 - REPROVISION OF ACCESS, DRAINAGE,
           WATERMAINS, FENCES, GATES AND OTHER FACILITIES
           ON PRIVATE OR PUBLIC LANDS WHICH ARE AFFECTED BY
           THE WORKS                                                  BROUGHT FORWARD      ***

           PIPEWORK - PIPES

           Concrete pipe

           Nominal bore: not exceeding 200mm

I212       in trenches, depth n.e. 1.5m                        m      ***       ***        ***

           Nominal bore: depth 300 - 600mm

I233       in trenches, 1.5 - 2.0m                             m      ***       ***        ***

I238       in trenches, depth exceeding 4m                     m      ***       ***        ***

           Nominal bore: 600 - 900mm

I248       in trenches, depth exceeding 4m                     m      ***       ***        ***

           PIPEWORK - FITTINGS AND VALVES

           Concrete Pipe Fittings

           Straight specials, short pipe

J281       nominal bore: not exceeding 200mm                   nr     ***       ***        ***

J283       nominal bore: 300 - 600mm                           nr     ***       ***        ***

J284       nominal bore: 600 - 900mm                           nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

                                                                         [STAMP]

9 August 2002                       Page O7/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O7 - REPROVISION OF ACCESS, DRAINAGE,
           WATERMAINS, FENCES, GATES AND OTHER FACILITIES
           ON PRIVATE OR PUBLIC LANDS WHICH ARE AFFECTED BY
           THE WORKS                                                  BROUGHT FORWARD      ***

           PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

           Manhole

           In-situ concrete manhole type E

K132       depth 1.5 - 2m                                      nr     ***       ***        ***

K134       depth 2.5 - 3m                                      nr     ***       ***        ***

K137       depth 5m                                            nr     ***       ***        ***

           Gullies

K350       untrapped gully                                     nr     ***       ***        ***

           Cable drawpit

K230       depth not exceeding 1.5m                            nr     ***       ***        ***

           Ducts and metal culverts

           PVC cable ducts 100mm dia.

I512       in trenches, depth n.e. 1.5m                        m      ***       ***        ***

           Other pipework ancillaries

           Connection to existing pipes, duct and culverts

K863       pipe bore : 300 - 600mm                             nr     ***       ***        ***

K864       pipe bore : 600 - 900mm                             nr     ***       ***        ***

           Pipework - Support and Protection, Ancillaries to
           Laying and Excavation

           Extras to excavation and backfilling

           In pipe trenches

L111       excavation in rock                                  m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O7/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O7 - REPROVISION OF ACCESS, DRAINAGE,
           WATERMAINS, FENCES, GATES AND OTHER FACILITIES
           ON PRIVATE OR PUBLIC LANDS WHICH ARE AFFECTED BY
           THE WORKS                                                  BROUGHT FORWARD      ***

           ROADS AND PAVINGS

           Sub-base, flexible road bases and surfacing

           Granular sub-base

R126       depth: 200-250mm                                    m2     ***       ***        ***

           Concrete pavement

R424       concrete footpath, depth 100 - 150mm                m2     ***       ***        ***

R415       concrete carriageway, depth 150 - 200mm             m2     ***       ***        ***

           Precast concrete kerbs of Highways Dept type K1, K2 and K3

R611       straight or curved to radius exceeding 12m          m      ***       ***        ***

           Ancillaries

           Traffic signs

R811       non-illuminated                                     nr     ***       ***        ***

           Surface markings

R824       continuous lines                                    m      ***       ***        ***

R825       intermittent lines                                  m      ***       ***        ***

R823       Letter and shapes                                   nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                          TOTAL OF ACTIVITY O7 TO COST CENTRE SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O7/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O8 - WIDENING THE ACCESS ROAD ALONG
           RIVER SUTLEJ (SHEK SHEUNG RIVER) TO SERVE
           EMERGENCY VEHICLE ACCESS/ASSEMBLY AREA

           GENERAL ITEMS

           Method-related Charges

R400       WSD/DSD Maintenance Access Road                    sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY O8 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O8/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY 09 - POROVISION OF ROAD LAY-BYS AT
           MAINTENANCE ACCESS ROAD AND ASSOCIATED WORKS
           ALONG RIVER BEAS (SHEUNG Yue river)

E600       Earthwork - filling                                 m3     ***       ***        ***

R100       Asphalt pavement                                    m2     ***       ***        ***

R611       Precast concrete curb                               m      ***       ***        ***

R811       Traffic signs                                       nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY O9 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O9/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY 010 - REPROVISION OF FOOTPATH, ROAD
           ACCESS AND DRAINAGE CHANNEL NEAR KWU TUNG STATION

           ***

--------------------------------------------------------------------------------------------------
                                        TOTAL OF ACTIVITY O10 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O10/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O10 - REPROVISION OF LOK MA CHAU ROAD
           FROM CASTLE PEAK ROAD TO NEAR THE JUNCTION WITH
           CHAU TAU VILLAGE ACCESS ROAD

           ***

--------------------------------------------------------------------------------------------------
                                        TOTAL OF ACTIVITY O11 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O11/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O12 - REPROVISION OF VEHICULAR ACCESS
           ACROSS THE DRAINAGE CHANNEL NORTH OF CASTLE
           PEAK ROAD AT CHAU TAU

           ***

--------------------------------------------------------------------------------------------------
                                         TOTAL OF ACTIVITY O12 TO COST CENTRE SUMMARY      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O12/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O13 - COMPLIANCE WITH THE REQUIREMENTS
           OF THE COMMITMENTS MADE BY THE EMPLOYER AS
           SPECIFIED IN PS CLAUSE 33

           GENERAL ITEMS

           Method-related Charges

A290.1     Commitment No. 1                                   sum     ***       ***        ***

A290.2     Commitment No. 2                                   sum     ***       ***        ***

A290.3     Commitment No. 7                                   sum     ***       ***        ***

A290.4     Commitment No. 8                                   sum     ***       ***        ***

A290.5     Commitment No. 9                                   sum     ***       ***        ***

A290.6     Commitment No. 10                                  sum     ***       ***        ***

A290.7     Commitment No. 11                                  sum     ***       ***        ***

A290.8     Commitment No. 23                                  sum     ***       ***        ***

A290.9     Commitment No. 27                                  sum     ***       ***        ***

A290.10    Commitment No. 28                                  sum     ***       ***        ***

A290.11    Commitment No. 29                                  sum     ***       ***        ***

A290.12    Commitment No. 31                                  sum     ***       ***        ***

A290.13    Commitment No. 32                                  sum     ***       ***        ***

A290.14    Commitment No. 33                                  sum     ***       ***        ***

A290.15    Commitment No. 38                                  sum     ***       ***        ***

A290.16    Commitment No. 42                                  sum     ***       ***        ***

A290.17    Commitment No. 45                                  sum     ***       ***        ***

A290.18    Commitment No. 46                                  sum     ***       ***        ***

A290.19    Commitment No. 59                                  sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O13/1              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O13 - COMPLIANCE WITH THE REQUIREMENTS
           OF THE COMMITMENTS MADE BY THE EMPLOYER AS
           SPECIFIED IN PS CLAUSE 33                                  BROUGHT FORWARD      ***

           GENERAL ITEMS (Cont'd)

           Method-related Charges (Cont'd)

A290.20    Commitment No. 61                                  sum     ***       ***        ***

A290.21    Commitment No. 62                                  sum     ***       ***        ***

A290.22    Commitment No. 64                                  sum     ***       ***        ***

A290.23    Commitment No. 66                                  sum     ***       ***        ***

A290.24    Commitment No. 70                                  sum     ***       ***        ***

A290.25    Commitment No. 77                                  sum     ***       ***        ***

A290.26    Commitment No. 78                                  sum     ***       ***        ***

A290.27    Commitment No. 81                                  sum     ***       ***        ***

A290.28    Commitment No. 83                                  sum     ***       ***        ***

A290.29    Commitment No. 84                                  sum     ***       ***        ***

A290.30    Commitment No. 85                                  sum     ***       ***        ***

A290.31    Commitment No. 86                                  sum     ***       ***        ***

A290.32    Commitment No. 87                                  sum     ***       ***        ***

A290.33    Commitment No. 88                                  sum     ***       ***        ***

A290.34    Commitment No. 89                                  sum     ***       ***        ***

A290.35    Commitment No. 90                                  sum     ***       ***        ***

A290.36    Commitment No. 91                                  sum     ***       ***        ***

A290.37    Commitment No. 92                                  sum     ***       ***        ***

A290.38    Commitment No. 93                                  sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O13/2              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE O - REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY O13 - COMPLIANCE WITH THE REQUIREMENTS
           OF THE COMMITMENTS MADE BY THE EMPLOYER AS
           SPECIFIED IN PS CLAUSE 33                                  BROUGHT FORWARD      ***

           GENERAL ITEMS (Cont'd)

           Method-related Charges (Cont'd)

A290.39    Commitment No. 94                                  sum     ***       ***        ***

A290.40    Commitment No. 98                                  sum     ***       ***        ***

A290.41    Commitment No. 104                                 sum     ***       ***        ***

A290.42    Commitment No. 105                                 sum     ***       ***        ***

A290.43    Commitment No. 106                                 sum     ***       ***        ***

A290.44    Commitment No. 107                                 sum     ***       ***        ***

A290.45    Commitment No. 108                                 sum     ***       ***        ***

A290.46    Commitment No. 110                                 sum     ***       ***        ***

A290.47    Commitment No. 111                                 sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                        TOTAL OF ACTIVITY O13 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page O13/3              Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIERS

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P1 - CANTILEVERED ABSORPTIVE NOISE
           BARRIER

           GENERAL ITEMS

           Method Related Charges

A324       temporary chain link fence                          m      ***       ***        ***


           EARTHWORKS

           Excavation for Foundation

           Material other than top soil, rock or artificial hard material

E325       maximum depth: 2-5m                                 m3     ***       ***        ***

           Excavation Ancillaries

           Preparation of excavated surfaces

E522       material other than top soil, rock or artificial
           hard material                                       m2     ***       ***        ***

           Disposal of excavated material

E532       material other than top soil, rock or artificial
           hard material                                       m3     ***       ***        ***

           Filling

           To structures

E614       selected excavated material other than topsoil
           or rock                                             m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P1 - CANTILEVERED ABSORPTIVE NOISE
           BARRIER                                                    BROUGHT FORWARD      ***

           IN SITU CONCRETE

           Provision of Concrete; Designed Mix

           Class 20/20; category C

F247       ordinary Portland cement, 20mm aggregate            m3     ***       ***        ***

           Class 40/20; category A

F287       ordinary Portland cement, 20mm aggregate            m3     ***       ***        ***

           Placing of Concrete; Mass

           Blinding

F511       thickness: not exceeding 150mm                      m3     ***       ***        ***

           Placing of Concrete; Reinforced

           Bases, footing, pile caps and ground slabs

F622       thickness: 300-500mm                                m3     ***       ***        ***

           Other Concrete Form

F683       upstand                                             m3     ***       ***        ***

           CONCRETE ANCILLARIES

           Formwork; F2 Finish

           Plane vertical

G344       width:0.4-1.22m                                     m2     ***       ***        ***

           Formwork; F3 Finish

           Plane vertical

G344       width: 0.4- 1.22m                                   m2     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P1/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P1 - CANTILEVERED ABSORPTIVE NOISE
           BARRIER                                                    BROUGHT FORWARD      ***

           CONCRETE ANCILLARIES (cont'd)

           Reinforcement

           Deformed high yield steel bars to BS 4449

G520       all diameters; length not exceeding 12m             t      ***       ***        ***

           Joints

           Formed surface with filler

G690       average width:                                      m2     ***       ***        ***

G670       Sealed rebates or grooves, 20 x 20 mm               m      ***       ***        ***

           Concrete Accessories

           Finishing of top surfaces

G813       type U5                                             m2     ***       ***        ***

           Grouting under plates

G842       area:0.1-0.5m2                                      nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P1/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P1 - CANTILEVERED ABSORPTIVE NOISE
           BARRIER                                                    BROUGHT FORWARD      ***

           STRUCTURAL METALWORK

           Fabrication of Members for Frames

           Columns

M311       straight on plan;                                   t      ***       ***        ***

           Beams

M321       straight on plan;                                   t      ***       ***        ***

           Portal frames

M331       straight on plan;                                   t      ***       ***        ***

           Anchorage and holding down bolt assemblies

M380       500 x 500 x 20 mm anchorage and set of 6 nos.
           M24 holding down fixture                            nr     ***       ***        ***

           Erection of Members for Frames

M620       Permanent erection                                  t      ***       ***        ***

           Off Site Surface Treatment

M870       Painting                                            m2     ***       ***        ***

           MISCELLANEOUS METALWORK

           Aluminium

           Cladding

N310.1     corrugated acoustic panel, thickness: 125mm
           complete with polyester powder coating all
           round                                               m2     ***       ***        ***

N310.2     Flashing                                            m      ***       ***        ***

N310.3     U channel                                           m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P1/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P1 - CANTILEVERED ABSORPTIVE NOISE
           BARRIER                                                    BROUGHT FORWARD      ***

           SIMPLE BUILDING WORKS INCIDENTAL TO
           CIVIL ENGINEERING WORKS

           Windows, Doors and Glazing

           Aluminium

Z321       window or vision panel complete with all
           necessary frame, ironmonger and glazing, to suit
           clear opening of size 1m high                      m       ***       ***        ***

Z323       doors, acoustic, complete with all necessary
           frame and ironmonger, to suit clear opening of
           size: 1500 x 2150 mm                               nr      ***       ***        ***

           ELECTRICAL INSTALLATION

           Main Distribution System

BA410      sub-main distribution equipment                    sum     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                      TOTAL OF COST CENTRE P1 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P1/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIERS

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P2 - VERTICAL ABSORPTIVE NOISE BARRIER

           GENERAL ITEMS

           Method Related Charges

A324       temporary chain link fence                          m      ***       ***        ***

           EARTHWORKS

           Excavation for Foundation

           Material other than top soil, rock or artificial hard material

E324       maximum depth: l-2m                                 m3     ***       ***        ***

           Excavation Ancillaries

           Preparation of excavated surfaces

E522       material other than top soil, rock or artificial
           hard material                                       m2     ***       ***        ***

           Disposal of excavated material

E532       material other than top soil, rock or artificial
           hard material                                       m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P2/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P2 - VERTICAL ABSORPTIVE NOISE BARRIER            BROUGHT FORWARD      ***

           IN SITU CONCRETE

           Provision of Concrete; Designed Mix

           Class 20/20; category C

F247       ordinary Portland cement, 20mm aggregate            m3     ***       ***        ***

           Class 40/20; category A

F287       ordinary Portland cement, 20mm aggregate            m3     ***       ***        ***

           Placing of Concrete; Mass

           Blinding

F511       thickness: not exceeding 150mm                      m3     ***       ***        ***

           Placing of Concrete: Reinforced

           Bases, footing, pile caps and ground slabs

F622       thickness: 300-500mm                                m3     ***       ***        ***

           Other Concrete Form

F683       upstand                                             m3     ***       ***        ***

           CONCRETE ANCILLARIES

           Formwork; F2 Finish

           Plane vertical

G344       width: 0.4-1.22m                                    m2     ***       ***        ***

           Formwork; F3 Finish

G343       width:0.2-0.4m                                      m2     ***       ***        ***

           Reinforcement

G520       all diameters; length not exceeding 12m             t      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P2/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P2 - VERTICAL ABSORPTIVE NOISE BARRIER            BROUGHT FORWARD      ***

           CONCRETE ANCILLARIES (cont'd)

           Joints

           Formed surface with filler

G690       average width:                                      m2     ***       ***        ***

G670       Sealed rebates or grooves, 20 x 20 mm               m      ***       ***        ***

           Concrete Accessories

           Finishing of top surfaces

G813       type U5                                             m2     ***       ***        ***

           Grouting under plates

G842       area: 0.1 - 0.5m2                                   nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P2/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P2 - VERTICAL ABSORPTIVE NOISE BARRIER            BROUGHT FORWARD      ***

           STRUCTURAL METALWORK

           Fabrication of Members for Frames

           Columns

M311       straight on plan;                                   t      ***       ***        ***

           Beams

M321       straight on plan;                                   t      ***       ***        ***

           Portal frames

M331       straight on plan;                                   t      ***       ***        ***

           Anchorage and holding down bolt assemblies

M380       500 x 500 x 20 mm anchorage and set of 6 nos.
           M24 holding down fixture                            nr     ***       ***        ***

           Erection of Members for Frames

M620       Permanent erection                                  t      ***       ***        ***

           Off Site Surface Treatment

M870       Painting                                            m2     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P2/4               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIER

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P2 - VERTICAL ABSORPTIVE NOISE BARRIER            BROUGHT FORWARD      ***

           MISCELLANEOUS METALWORK

           Aluminium

           Cladding

N310.1     corrugated acoustic panel, thickness: 125mm
           complete with polyester powder coating all round    m2     ***       ***        ***

N310.2     Flashing                                            m      ***       ***        ***

N310.3     U channel                                           m      ***       ***        ***

           SIMPLE BUILDING WORKS INCIDENTAL TO CIVIL
           ENGINEERING WORKS

           Windows, Doors and Glazing

           Aluminium

Z321       window or vision panel complete with all
           necessary frame, ironmonger and glazing, to suit
           clear opening of size 1m high                       m      ***       ***        ***

Z323       doors, acoustic, complete with all necessary
           frame and ironmonger, to suit clear opening of
           size: 1500 x 2150 mm                                nr     ***       ***        ***

           ELECTRICAL INSTALLATION

           Main Distribution System

BA410      sub-main distribution equipment                     sum    ***       ***        ***

--------------------------------------------------------------------------------------------------
                                      TOTAL OF COST CENTRE P2 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P2/5               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT                                  CONFORMING TENDER

COST CENTRE P - NOISE BARRIERS

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY P3 - ABSORPTIVE NOISE BARRIER
           CONNECTING UPTO SHEUNG SHUI STATION

X900.1     Vertical noise barrier                              m      ***       ***        ***

X900.2     Cantilevered noise barrier                          m      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                      TOTAL OF COST CENTRE P3 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page P3/1               Contract No. LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT


                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                              d) SCHEDULE OF RATES

                                 - Cost Centre R

                                                                         [STAMP]

                                                            Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT

COST CENTRE R - OPTION 1 - ENTRUSTED WORK FOR DSD

ITEM CODE  ITEM DESCRIPTION                                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY R1 - UPGRADING THE EXISTING
           SEWER PIPES ALONG SAN WAN ROAD

           GENERAL ITEMS

           Method Related Charges

           Temporary Works

A351       traffic diversion                                  sum     ***       ***        ***

A362       support scaffolding and propping                   item    ***       ***        ***

           GROUND INVESTIGATION

           Trial Pits and Trenches

           Number in material which includes rock

B123       maximum depth : 2-3m, minimum plan area of
           3 x 1 m at the bottom of the pit                   nr      ***       ***        ***

           DEMOLITION AND SITE CLEARANCE

           Other Structure

           Concrete

           Disused manholes

D521       volumn: not exceeding 50m3                         nr      ***       ***        ***

           Pipelines

           Disused pipelines

D630       nominal bore: exceeding 500mm                      m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page R1/1               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT

COST CENTRE R - OPTION 1 - ENTRUSTED WORK FOR DSD

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY R1 - UPGRADING THE EXISTING SEWER PIPES
           ALONG SAN WAN ROAD                                         BROUGHT FORWARD      ***

           PIPEWORK - PIPES

           Concrete Pipes

           Nominal bore: 300 - 600mm

I233       in trenches; depth 1.5-2m                           m      ***       ***        ***

           Nominal bore: 900 - 1200mm

I254       in trenches; depth 2-2.5m                           m      ***       ***        ***

I255       in trenches; depth 3-3.5m                           m      ***       ***        ***

           Nominal bore: 1200 - 1500mm

I265       in trenches; depth 2.5-3m                           m      ***       ***        ***

I267       in trenches; depth 3.5-4m                           m      ***       ***        ***

           PIPEWORK - FITTINGS AND VALVES

           Concrete Pipe Fittings

           Straight specials, short pipe

J283       nominal bore: 300-600mm                             nr     ***       ***        ***

J285       nominal bore: 900-1200mm                            nr     ***       ***        ***

J286       nominal bore: 1200-1500mm                           nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page R1/2               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT

COST CENTRE R - OPTION 1 - ENTRUSTED WORK FOR DSD

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY R1 - UPGRADING THE EXISTING SEWER PIPES
           ALONG SAN WAN ROAD                                         BROUGHT FORWARD      ***

           PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

           Manhole

           In situ concrete manhole type E

K132       depth: 1.5-2m                                       nr     ***       ***        ***

           In situ concrete manhole type H

K133       depth: 2-2.5m                                       nr     ***       ***        ***

K134.1     depth: 2.5-3m                                       nr     ***       ***        ***

           In situ concrete manhole type J

K134.2     depth: 2.5-3m                                       nr     ***       ***        ***

K135       depth: 3-3.5m                                       nr     ***       ***        ***

K136       depth: 3.5-4m                                       nr     ***       ***        ***

           Reinstatement

           Breaking up, temporary and permanent reinstatement of roads

K732       pipe bore: 300-900mm                                m      ***       ***        ***

K733       pipe bore: 900-1800mm                               m      ***       ***        ***

           Breaking up, temporary and permanent
           reinstatement of footpath

K742       pipe bore: 300-900mm                                m      ***       ***        ***

           Other Pipework Ancillaries

           Connection to existing pipes, ducts and culverts

K862       pipe bore:200-300mm                                 nr     ***       ***        ***

K864       pipe bore: 600-900mm                                nr     ***       ***        ***

K865       pipe bore: 900-1200mm                               nr     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                                                      CARRIED FORWARD      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page R1/3               Contract No. LDB-201

FORM OF TENDER                                                 SCHEDULE OF RATES
APPENDIX 2 - PRICING DOCUMENT

COST CENTRE R - OPTION 1 - ENTRUSTED WORK FOR DSD

ITEM CODE  ITEM DESCRIPTION                                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           ACTIVITY R1 - UPGRADING THE EXISTING SEWER PIPES           BROUGHT FORWARD      ***
           ALONG SAN WAN ROAD

           PIPEWORK - SUPPORT AND PROTECTION, ANCILLARIES
           TO LAYING AND EXCAVATION

           Extras to Excavation and Backfilling

           In pipe trenches

L111       excavation in rock                                  m3     ***       ***        ***

L113       excavation in reinforced concrete                   m3     ***       ***        ***

--------------------------------------------------------------------------------------------------
                                      TOTAL OF COST CENTRE R1 TO COST CENTRE SUMMARY       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

9 August 2002                       Page R1/4               Contract No. LDB-201

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                             SCHEDULE OF MILESTONES

[STAMP]

                                                             Contract No.LDB-201

Schedule of Milestones

                             SCHEDULE OF MILESTONES

                                  COST CENTRE A

                     PRELIMINARIES AND GENERAL REQUIREMENTS

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
   A.1          Submit the bond, guarantees and undertakings as required for the
                Contract.                                                               30 Nov 02

                Provide evidence to the satisfaction of the Employer that Professional Indemnity Insurance policy has been effected.

                Submit an initial version of the Works Programme which shall comply with the requirements of GS Clause G2.6(1).

                Submit an initial Three Month Rolling Programme which shall comply with the requirements of GS Clause G2.7(1).

                Submit the contract-specific Environmental Monitoring and Audit
                (EM&A) Manual which shall comply with the requirements of PS
                Clause P27.3(a).

                Submit a Waste Management Plan which shall comply with the requirements of PS Clause P27.7 (a).

                Submit the applications to Environmental Protection Department for a Further Environmental Permit and all relevant licences and permits, including the effluent discharge licence.

                Submit a Quality Manual, a Project Quality Plan, Design Quality
                Plans and the Quality Procedures and any associated Work
                Instructions and/or Standard Forms as specified in GS Clause
                G20, PS Clause P36 and Appendix AA of the PS.

                Submit an Environmental Management Plan which shall comply with the requirements of GS Clause P8.1 (2).

   A.2          Submit the programme of method statements as specified in GS
                Clause G4.5.05(3) of Appendix J6 of the Particular Specification.       31 Dec 02

                Submit the Safety Health and Loss Prevention Plan and Procedures in compliance with the requirements of GS Clause G4.5.01 of Appendix J6 of the Particular Specification.

                Submit the full version of the Works Programme as specified in GS Clause G2.6(2).

                Submit the Design and Manufacturing Programme as specified in

[STAMP]

LoC                                  SM1/24                  Contract No.LDB-201

Schedule of Milestones

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
                GS Clause G2.9.Obtain the Engineer's review without objection for the following items:

                   a) Initial version of the Works Programme;

                   b) Initial Three Months Works Programme;

                   c) Contract-specific Environmental Monitoring and Audit
                      (EM&A) Manual;

                   d) Waste Management Plan;

                   e) Environmental Management Plan; and

                   f) Quality Manual, a Project Quality Plan, Design Quality
                      Plans and the Quality Procedures and any associated Work
                      Instructions and/or Standard Forms.

   A.3          Submit a preliminary version of the detailed study report on the constructability of the future KTU station box structure which
                shall comply with the requirements of PS Clause P2.2.4(g).              31 Jan 03

                Obtain the Engineer's review without objection for the following items:

                   a) Safety Health and Loss Prevention Plan and Procedures;

                   b) Full version of the Works Programme; and

                   c) The programme of method statements.

   A.4          Provide and erect the Engineer's accommodation in accordance
                with the requirements of PS Appendices CC, DD and EE.                   28 Feb 03

   A.5          Submit a final version of the detailed study report on the constructability of the future KTU station box structure which
                shall comply with the requirements of PS Clause P2.2.4(g).              30 Apr 03

                Complete a safety audit to the specified performance standard as described in Clause G4.6.03 of Appendix J6 of the Particular
                Specification.

                Satisfactory maintenance and implementation of Quality
                Management System in taking effective corrective and preventive action on nonconformity as specified in GS Clauses G20.12 and G20.13.

                Complete an environmental audit as specified in Clause PS 27.3
                (a) of the Particular Specification.

                Submit the contract-specific Traffic Impact Assessment reports

[STAMP]

LoC                                  SM2/24                  Contract No.LDB-201

Schedule of Milestones

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
                (TIA) which shall comply with the requirements of PS Clause 21.

    A.6         Submit the Interface Management Plan for CC-1860, DB-1350 and
                DB-1460 as specified in GS Clause G9.5.                                 30 Aug 03

                TBM launching shaft base slab - 100% complete.

    A.7 Complete a safety audit to the specified performance standard as described in Clause G4.6.03 of Appendix J6 of the Particular
                Specification.

                Satisfactory maintenance and implementation of Quality
                Management System in taking effective corrective and preventive action on nonconformity as specified in GS Clauses G20.12 and
                G20.13.                                                                 31 Oct 03

                Complete an environmental audit as specified in Clause PS 27.3
                (a) of the Particular Specification.

                Submit a Detailed Interface Document for CC-1860, DB-1350 and
                DB-1460 as specified in GS Clause G9.5.

    A.8         Complete a safety audit to the specified performance standard as described in Clause G4.6.03 of Appendix J6 of the Particular
                Specification.                                                          30 Apr 04

                Satisfactory maintenance and implementation of Quality
                Management System in taking effective corrective and preventive action on nonconformity as specified in GS Clauses
                G20.12 and G20.13.

                Complete an environmental audit as specified in Clause PS 27.3
                (a) of the Particular Specification.

    A.9         Submit an Interface Management Plan for SI-L1250 as specified in
                GS Clause G9.5.                                                         30 Jul 04

[STAMP]

LoC                                  SM3/24                  Contract No.LDB-201

Schedule of Milestones

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    A.10        Complete a safety audit to the specified performance standard as described in Clause G4.6.03 of Appendix J6 of the Particular
                Specification.                                                          30 Oct 04

                Satisfactory maintenance and implementation of Quality
                Management System in taking effective corrective and preventive action on nonconformity as specified in GS
                Clauses G20.12 and G20.13.

                Complete an environmental audit as specified in Clause PS
                27.3 (a) of the Particular Specification.

                Submit a Detailed Interface Document for SI-L1250 as specified in GS Clause G9.5.

    A.11        Complete a safety audit to the specified performance standard as described in Clause G4.6.03 of Appendix J6 of the Particular
                Specification.                                                          30 Apr 05

                Satisfactory maintenance and implementation of Quality
                Management System in taking effective corrective and preventive action on nonconformity as specified in GS
                Clauses G20.12 and G20.13.

                Complete an environmental audit as specified in Clause PS
                27.3 (a) of the Particular Specification.

    A.12        Complete a safety audit to the specified performance standard as described in Clause G4.6.03 of Appendix J6 of the Particular
                Specification.                                                          30 Oct 05

                Complete an environmental audit as specified in Clause PS
                27.3 (a) of the Particular Specification.

                Satisfactory maintenance and implementation of Quality
                Management System in taking effective corrective and preventive action on nonconformity as specified in GS Clauses
                G20.12 and G20.13.

                Submission of the first draft version of the Operations and Maintenance Manual in accordance with the requirements of PS
                Clause 38.

[STAMP]

LoC                                  SM4/24                  Contract No.LDB-201

Schedule of Milestones

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    A.13        Complete a safety audit to the specified performance standard as described in Clause G4.6.03 of Appendix J6 of the Particular
                Specification.                                                          30 Apr 06

                Satisfactory maintenance and implementation of Quality
                Management System in taking effective corrective and preventive action on nonconformity as specified in GS Clauses G20.12 and G20.13.

                Complete an environmental audit as specified in Clause PS 27.3
                (a) of the Particular Specification.

                Submission of the final draft version of the Operations and Maintenance Manual in accordance with the requirements of PS
                Clause 38.

    A.14        Submission of the final Operations and Maintenance Manual in
                accordance with the requirements of PS Clause 38.2.                     30 Sep 06

                Submission of evidence satisfactory to the Employer that Professional Indemnity Insurance having been effected for a period of not less than 6 years from the date of the issue of the Substantial Completion Certificate for the Works in accordance with the requirements Clause 33.1(f) of the General
                Conditions and that all premiums have been paid.

    A.15        Substantial Completion of the Works, inclusive of general and special attendance, but excluding maintenance work and work to
                be executed during the Defects Liability Period.                        30 Oct 06

[STAMP]

LoC                                  SM5/24                  Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE B

                             SHEUNG SHUI PORTAL SITE

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    B.1         TBM launching shaft excavation including strutting - 50%
                complete.                                                               30 May 03

    B.2         TBM launching shaft excavation including strutting - 100%
                complete.                                                               31 July 03

    B.3         TBM launching shaft base slab - 100% complete.                          30 Aug 03

[STAMP]

LoC                                  SM6/24                  Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE C

                        TBM PROCUREMENT AND SITE ASSEMBLY

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------

                                        Not Applicable

[STAMP]

LoC                                  SM7/24                  Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE D

                PREFABRICATION OF PRECAST SEGMENT FOR TBM TUNNEL

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    D.1         Provide evidence to validate that the segment mould has been
                procured.                                                               31 Dec 02

    D.2         Submit the result of the calibration test to establish that the fabrication of the master rings has met design tolerances as
                specified in Appendix FF of the PS.                                     23 Jun 03

    D.3         Precast segment fabrication - 20% complete.                             29 Nov 03

    D.4         Precast segment fabrication - 40% complete.                             30 Apr 04

    D.5         Precast segment fabrication - 60% complete.                             30 Sep 04

    D.6         Precast segment fabrication - 80% complete.                             28 Feb 05

    D.7         Precast segment fabrication - 100% complete.                            30 Jul 05

[STAMP]

LoC                                  SM8/24                  Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE E

                               TBM TUNNEL, UPTRACK

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    E.1         TBM tunnel civil works plan, profile and alignment drawings
                ACP submitted.                                                          28 Feb 03

    E.2         TBM tunnel civil works plan, profile and alignment drawings
                ACP re-submitted with Railway Systems' comments incorporated, and reviewed without objection subject to comments by the
                Engineer.                                                               30 May 03

    E.3         TBM tunnel civil works plan, profile and alignment ACP
                finalised, certified by ICE and reviewed without objection by
                the Engineer.                                                           29 Aug 03

    E.4         TBM tunnel excavation 25% complete.                                     28 Feb 05

    E.5         TBM tunnel excavation 50% complete.                                     30 May 05

                Submit the "no drilling" plans/drawings from the west end of the TBM launching shaft to the east end of the KTU crossover.

    E.6         TBM tunnel excavation 75% complete.                                     30 Jul 05

    E.7         TBM tunnel excavation 100% complete.                                    30 Sep 05

                Submit the "no drilling" plans/drawings for the remaining TBM bored tunnel.

    E.8         Complete TBM tunnel at Category 6 Degree 1.                             15 Dec 05

[STAMP]

LoC                                  SM9/24                  Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE F

                              TBM TUNNEL, DOWNTRACK

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    F.1         TBM tunnel civil works plan, profile and alignment drawings
                ACP submitted.                                                          28 Feb 03

    F.2         Complete ground treatment works at River Sutlej crossing.               31 Mar 03

    F.3         TBM tunnel civil works plan, profile and alignment drawings
                ACP re-submitted with Railway Systems' comments incorporated, and reviewed without objection subject to comments by the
                Engineer.                                                               30 May 03

    F.4         TBM tunnel civil works plan, profile and alignment drawings
                ACP finalized, certified by ICE and reviewed without objection
                by the Engineer.                                                        29 Aug 03

                TBM Tunnel Method Statements reviewed without objection by the Engineer.

    F.5         TBM tunnel excavation 10% complete.                                     30 Oct 03

    F.6         TBM tunnel excavation 25% complete.                                     30 Dec 03

    F.7         TBM tunnel excavation 50% complete.                                     30 Mar 04

    F.8         TBM tunnel excavation 70% complete.                                     30 May 04

                Submit the "no drilling" plans/drawings from the west end of the TBM launching shaft to the east end of the KTU crossover.

    F.9         TBM tunnel excavation 100% complete.                                    30 Aug 04

    F.10        Submit the "no drilling" plans/drawings for the remaining TBM
                bored tunnel.                                                           30 Oct 04

    F.11        Substantially complete tunnel invert slab.                              30 Dec 04

    F.12        Complete TBM tunnel from the west end of the TBM launching shaft
                to the east end of KTU crossover at Category 6 Degree 1.                15 Apr 05

    F.13        Complete TBM tunnel at Category 6 Degree 1.                             31 Aug 05

[STAMP]

LoC                                  SM10/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE G

             ER INTERFACE WORKS AND SHEUNG SHUI CUT & COVER SECTION

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    G.1         Tunnel civil works plan, profile and alignment drawings ACP
                submitted.                                                              28 Feb 03

    G.2         Tunnel civil works plan, profile and alignment drawings ACP re-submitted with Railway Systems' comments incorporated,
                and reviewed without objection subject to comments by the
                Engineer.                                                               30 May 03

    G.3         Civil works for the temporary diverted tracks platform along
                San Wan Road substantially complete and access provided to
                ER Project Contractors for temporary down track diversion.              29 Jul 03

    G.4         Tunnel civil works plan, profile and alignment ACP finalized, certified by ICE and reviewed without objection by the
                Engineer.                                                               29 Aug 03

    G.5         Complete compensatory tree planting as set out in the Drawing
                LFCC001/00/L03/027.                                                     22 Dec 03

                Complete the remaining civil works for the temporary diverted tracks platform along San Wan Road and provide access to ER
                Project Contractors for temporary uptrack diversion.

    G.6         Excavation for the cut-and-cover tunnel and the approach ramp 5%
                complete.                                                               31 Aug 04

    G.7         East Approach cut-and-cover tunnel structure 10% complete.              30 Nov 04

    G.8         Excavation for the cut-and-cover tunnel and the approach ramp -
                50% complete.                                                           31 Jan 05

    G.9         Complete the cut-and-cover tunnel (Downtrack) at the TBM
                Launching Shaft (excluding an access opening) at Category 2
                Degree 1.                                                               15 Apr 05

    G.10        Complete the East Approach cut-and-cover tunnel at Category 2
                Degree 1 and the ramp at Category 1 Degree 1 (Uptrack and
                Downtrack).                                                             30 May 05

                Complete ER permanent uptrack at grade section and release to the Project Contractors.

    G.11        Complete ER permanent downtrack at grade section and release
                to the Project Contractors.                                             30 Oct 05

[STAMP]

LoC                                  SM11/24                 Contract No.LDB-201

Schedule of Milestones

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    G.12        Complete the cut-and-cover tunnel (Uptrack) at the TBM Launching
                Shaft (excluding an access opening) at Category 2 Degree 1.             15 Dec 05

    G.13        Complete compensatory tree planting as set out in the Drawings
                LFCC001/00/L03/029, LFCC001/00/L03/031 and LFCC001/00/L03/032.          30 Jul 06

    G.14        Substantial completion of works in this Cost Centre.                    30 Oct 06

[STAMP]

LoC                                  SM12/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE H

                              VENTILATION BUILDINGS

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    H.1         General building plans ACP and preliminary equipment delivery
                route drawings for Ventilation Buildings submitted.                     31 Mar 03

    H.2         Contractor's method statements for the construction of
                Ventilation Building foundation submitted.                              30 Jun 03

                General building plans ACP for Ventilation Buildings re-submitted with Railway Systems' comments incorporated, and reviewed without objection subject to comments by the Engineer.

                Equipment delivery route drawings ACP for Ventilation
                Buildings submitted.

    H.3         General building plans ACP for Ventilation Buildings finalized,
                certified by ICE and reviewed without objection by the Engineer.        30 Sep 03

                ACP for cable containment layouts for Ventilation Buildings submitted and reviewed without objection subject to comments by the Engineer.

    H.4         ACP for cable containment layouts for Ventilation Buildings finalised, certified by ICE and reviewed without objection by
                the Engineer.                                                           31 Jan 04

    H.5         Complete the foundation for the West Portal Ventilation
                Building.                                                               30 Apr 04

    H.6         Complete the foundation for the East Portal Ventilation
                Building.                                                               30 Jul 04

                West Portal Ventilation Building reinforced concrete superstructure - 50% complete.

    H.7         East Portal Ventilation Building reinforced concrete
                superstructure - 50% complete.                                          30 Dec 04

    H.8         East Portal Ventilation Building reinforced concrete
                superstructure - substantially complete.                                28 Feb 05

    H.9         West Portal Ventilation Building complete to Category 4 Degree
                1, TVF rooms at Category 5 Degree 1 and Compressor and MCC rooms
                at Category 5 Degree 3.                                                 01 Apr 05

                Chamber, nozzle and plenum areas complete to Category 4 Degree
                3.

[STAMP]

LoC                                  SM13/24                 Contract No.LDB-201

Schedule of Milestones

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    H.10        East Portal Ventilation Building complete to Category 4 Degree
                1, TVF rooms at Category 5 Degree 1 and Compressor and MCC rooms at Category 5 Degree 3. Chamber, nozzle and plenum areas
                complete to Category 4 Degree 3.                                        15 Jul 05

                Complete all equipment rooms and lift shafts at all Ventilation
                Buildings at Category 5 Degree 3 and Category 7 Degree 1 respectively.

    H.11        Provide permanent power to all Ventilation Buildings.                   15 Sep 05

    H.12        Complete System Acceptance Test (SAT) for all Ventilation
                Buildings.                                                              31 Mar 06

[STAMP]

LoC                                  SM14/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE I

                        EMERGENCY ACCESS POINT STRUCTURES

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    I.1         General building plans ACP and preliminary equipment delivery
                route drawings for EAPs submitted.                                      28 Feb 03

    I.2         EAP construction method statement submitted.                            31 May 03

                General building plans ACP for EAPs re-submitted with Railway
                Systems' comments incorporated, and reviewed without objection subject to comments by the Engineer.

                Equipment delivery route drawings ACP for EAPs submitted.

    I.3         General building plans ACP for EAPs finalized, certified by ICE
                and reviewed without objection by the Engineer.                         30 Aug 03

                ACP for cable containment layouts for EAPs submitted and reviewed without objection subject to comments by the Engineer.

    I.4         ACP for cable containment layouts for EAPs finalized, certified
                by ICE and reviewed without objection by the Engineer.                  31 Dec 03

                CSD and SEM drawings ACP submitted.

    I.5         Structure for the Emergency Passenger Egress from East Portal
                Ventilation Building substantially complete.                            30 Sep 05

    I.6         Complete all equipment rooms and lift shaft at all EAPs at
                Category 5 Degree 3 and Category 7 Degree 1 respectively.               15 Nov 05

                Complete the Emergency Passenger Egress from East Portal
                Ventilation Building at Category 7 Degree 2 and release to the Project Contractors.

    I.7         Complete System Acceptance Test for all EAPs.                           31 Mar 06

[STAMP]

LoC                                  SM15/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE J

                       ENABLING WORKS FOR KWU TUNG STATION

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    J.1         General building plans ACP and preliminary equipment delivery
                route drawings for Kwu Tung Ventilation Building submitted.             31 Mar 03

    J.2         Diaphragm wall design ACP submitted with ICE certificate.               31 May 03

    J.3         General building plans ACP for Kwu Tung Ventilation Building re-submitted with Railway Systems' comments incorporated,
                and reviewed without objection subject to comments by the
                Engineer.                                                               30 Jun 03

                Equipment delivery route drawings ACP for Kwu Tung Ventilation
                Building submitted.

    J.4         General building plans ACP for Kwu Tung Ventilation Building finalized, certified by ICE and reviewed without objection by
                the Engineer.                                                           30 Sep 03

                ACP for cable containment layouts for Kwu Tung Ventilation
                Building submitted and reviewed without objection subject to comments by the Engineer.

                Diaphragm wall construction - 90% complete.

    J.5         ACP for cable containment layouts for Kwu Tung Ventilation
                Building finalized, certified by ICE and reviewed without
                objection by the Engineer.                                              31 Jan 04

                Excavation - 90% complete.

    J.6         Construction of temporary base slab substantially complete.             31 Mar 04

    J.7         Construction of plant room slab 25% complete.                           30 Nov 04

    J.8         Construction of plant room slab substantially complete
                (Excluding opening area).                                               28 Feb 05

    J.9         Construction of top slab substantially complete.                        30 Apr 05

    J.10        Complete and release the TVF rooms at Category 5 Degree 1, and
                Compressor and MCC Rooms at Category 5 Degree 3 at Plant Room
                Level and above, and lift shaft at Category 7 Degree 1, to the
                Project Contractors (downtrack side).                                   15 Jul 05

[STAMP]

LoC                                  SM16/24                 Contract No.LDB-201

Schedule of Milestones

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    J.11        Complete all equipment rooms at Category 5 Degree 3 to the
                Project Contractors.                                                    0l Sep 05

    J.12        Release the uptrack tunnel at the KTU crossover at Category 2
                Degree 1 to the Project Contractors.                                    15 Nov 05

    J.13        Complete System Acceptance Test for the Kwu Tung Ventilation
                Building.                                                               31 Mar 06

[STAMP]

LoC                                  SM17/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE K

                   MAIN TUNNELS CROSS-PASSAGES AND PUMP SUMPS

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    K.1         Method statement for the cross-passages ground treatment
                reviewed without objection by the Engineer.                             30 Dec 02

    K.2         Ground treatment for the cross-passage at approximate CH31+150
                - substantially complete.                                               31 Mar 03

    K.3         Ground treatment for the cross-passages between approximate
                CH33+599 and CH34+510 commences.                                        30 Jun 03

    K.4         Ground treatment for the cross-passages between approximate
                CH32+090 and CH33+380 - substantially complete.                         31 Dec 03

    K.5         Ground treatment for the cross-passages between approximate
                CH33+599 and CH34+510 - substantially complete.                         31 Mar 04

    K.6         Method statement for excavation of the cross-passages under
                Long Valley submitted.                                                  02 Jul 04

    K.7         Ground treatment for the cross-passages between approximate
                CH31+380 and CH31+870 commences.                                        31 Mar 05

    K.8         Excavation for the cross-passages between approximate CH31+380
                and CH31+870 commences.                                                 01 Jun 05

    K.9         Permanent lining for the cross-passages between approximate
                CH31+140 and CH32+800 - substantially complete.                         30 Sep 05

    K.10        All cross-passages permanent lining substantially complete.             30 Nov 05

[STAMP]

LoC                                  SM18/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE L

                     CUT & COVER SECTION AT WESTERN APPROACH

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    L.1         Tunnel civil works plan, profile and alignment drawings ACP
                submitted.                                                              28 Feb 03

                Site development plan and method statement including drainage and traffic diversions submitted.

    L.2         Tunnel civil works plan, profile and alignment drawings ACP re-submitted with Railway Systems' comments incorporated, and
                reviewed without objection subject to comments by the Engineer.         30 May 03

    L.3         Tunnel civil works plan, profile and alignment ACP finalized,
                certified by ICE and reviewed without objection by the Engineer.        29 Aug 03

    L.4         Excavation for the cut-and-cover tunnel - 10% complete.                 30 Nov 03

    L.5         Cut-and-cover tunnel structure - 15% complete.                          28 Feb 04

    L.6         TBM extraction shaft base slab - 100% complete.                         31 May 04

    L.7         Cut-and-cover tunnel structure - 25% complete.                          30 Jul 04

    L.8         Cut-and-cover tunnel structure - 50% complete.                          31 Oct 04

    L.9         Nullah construction and connection substantially complete.              30 Apr 05

    L.10        Complete the West Approach cut-and-cover tunnel (excluding the cut-and-cover tunnel at TBM extraction shaft) and approach ramp at Category 1 and 2 Degree 1 respectively and release to the
                Project Contractors.                                                    15 Jul 05

    L.11        Substantial completion of works in this Cost Centre.                    15 Nov 05

[STAMP]

LoC                                  SM19/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE M

                            PERMANENT TUNNEL SERVICES

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    M.1         Tunnel Services - scheme design submitted.                              30 Apr 03

    M.2         Detailed design drawings (advance checking prints) for tunnel services and cable containment layouts submitted and reviewed
                without objection subject to comments by the Engineer.                  31 Oct 03

    M.3         ACP for tunnel services, SEM drawings and cable containment layouts finalized, certified by ICE and reviewed without
                objection by the Engineer.                                              28 Feb 04

    M.4         Provide evidence to the Engineer that major equipment
                procurement has commenced.                                              30 Dec 04

    M.5         Complete initial inspection of major equipment and cable
                brackets during manufacturing.                                          30 Mar 05

    M.6         Downtrack tunnel services (fire services, sump & pump, lighting
                and permanent power) installation - 5% complete.                        30 Jun 05

    M.7         Downtrack tunnel services (fire services, sump & pump, lighting
                and permanent power) installation - 50% complete.                       30 Nov 05

    M.8         Uptrack tunnel services (fire services, sump & pump, lighting
                and permanent power) installation - 5% complete.                        28 Feb 06

    M.9         Acceptance testing of all permanent tunnel services in downtrack including permanent power for lift machine rooms and lift shafts
                at EAPs. - 100% complete.                                               31 Mar 06

    M.10        Acceptance testing of all permanent tunnel services in uptrack including permanent power for lift machine rooms and lift shafts
                at EAPs. - 100% complete.                                               31 Aug 06

[STAMP]

LoC                                  SM20/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE N

                 MANUFACTURE, TESTING & DELIVERY OF SPARE PARTS

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    N.1         Prepare and submit a schedule of spare parts, special tools, special testing and training equipment required for Lok Ma
                Chau Spur Line.                                                         30 Dec 04

    N.2         Place orders for the manufacture, testing and delivery of spare parts, special tools, special testing and training equipment for
                Lok Ma Chau Spur Line.                                                  15 Jun 05

    N.3         Complete manufacture, testing, delivery and unloading at
                designate sites of spare parts, special tools, special testing
                and training equipment for Lok Ma Chau Spur Line.                       15 Jun 06

[STAMP]

LoC                                  SM21/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE O

              REPROVISIONING, REMEDIAL AND IMPROVEMENT WORKS (RRIW)

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    O.1         Complete sheetpiling works for the protection of the existing
                1800#mm sewer along San Wan Road.                                       29 Jul 03

                Demolition of existing San Wan Road footbridge substantially complete.

    O.2         Complete 50% of Lok Ma Chau Road widening, remedial works and
                associated works.                                                       31 Dec 04

    O.3         Substantially complete Lok Ma Chau Road widening, remedial works
                and associated works.                                                   30 Mar 05

    O.4         Foundation for permanent San Wan Road footbridge 10% complete.          30 May 05

    O.5         Foundation for permanent San Wan Road footbridge substantially
                complete.                                                               30 Sep 05

    O.6         Provision of footpath and drainage channel near Lok Ma Chau
                Road - substantially complete.                                          31 Jan 06

    O.7         San Wan Road footbridge reinforced concrete structure
                substantially complete.                                                 31 Mar 06

                Widening of access road to serve emergency vehicle access / assembly area along River Sutlej (Shek Sheung River) - substantially complete.

    O.8         Modification of San Wan Road - substantially complete.                  31 Aug 06

                Re-provisioning of Choi Fat Street car park substantially complete.

                Re-provisioning of access, drainage, watermains, traffic signs, street lighting and other Government facilities affected by the Works - substantially complete.

                Re-provisioning of access, drainage, watermains, fences, gates and other facilities of owners / occupiers of land affected by the Works - substantially complete.

[STAMP]

LoC                                  SM22/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE P

                                  NOISE BARRIER

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    P.1         Method statement reviewed without objection by the Engineer.            30 Dec 03

    P.2         Foundation for the cantilevered noise barrier - 50% complete.           30 May 04

    P.3         Foundation for the cantilevered noise barrier - substantially
                complete.                                                               30 Sep 04

    P.4         Erect panels for the cantilevered noise barrier - 50% complete.         30 Dec 04

    P.5         Erect panels for the cantilevered noise barrier - substantially
                complete.                                                               30 Mar 05

    P.6         Foundation for the vertical noise barrier - substantially
                complete.                                                               30 May 06

    P.7         Erect panels for the vertical noise barrier - substantially
                complete.                                                               30 Aug 06

[STAMP]

LoC                                  SM23/24                 Contract No.LDB-201

Schedule of Milestones

                                  COST CENTRE Q

                          PROVISIONAL SUMS AND DAYWORKS

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
                Not applicable

[STAMP]

LoC                                  SM24/24                 Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                             SCHEDULE OF MILESTONES

                                    (OPTION)

[STAMP]

                                                             Contract No.LDB-201

Schedule of Milestones

                            COST CENTRE R (OPTION 1)

                             ENTRUSTED WORK FOR DSD

   IPS                                                                                   DATE FOR
MILESTONE                                                                             ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                              MILESTONE
----------------------------------------------------------------------------------------------------
    R.1         Submit the Temporary Traffic Management Scheme for drainage
                improvement works at San Wan Road.                                      30 Apr 03

    R.2         Upgrade existing storm drains along San Wan Road as specified
                in the Drawings LDB-201/72/C03/514-516 - 20% complete                   30 Apr 04

    R.3         Upgrade existing storm drains along San Wan Road as specified
                in the Drawings LDB-201/72/C03/514-516 - 50% complete                   30 Aug 04

    R.4         Upgrade existing storm drains along San Wan Road as specified
                in the Drawings LDB-201/72/C03/514-516 - 80% complete                   30 Dec 04

    R.5         Substantial completion of this Cost Centre                              31 Mar 05

[STAMP]

LoC                                  SM(O)1/1                Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                            INTERIM PAYMENT SCHEDULE

[STAMP]

                                                             Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

          CONTRACT LDB-201 SHEUNG SHUI TO CHAU TAU TUNNELS
          INTERIM PAYMENT SCHEDULE

                                                                        COST
                          COST CENTRE A             COST CENTRE B     CENTRE C        COST CENTRE D           COST CENTRE E
                     ------------------------------------------------------------------------------------------------------------
VALUATION  CALENDAR  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES              CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES
 PERIOD     MONTH        %                       %                                    %                      %
---------------------------------------------------------------------------------------------------------------------------------
   1        Nov-02      ***         A.1         ***                                  ***                    ***
   2        Dec-02      ***         A.2         ***                                  ***        D.1         ***
   3        Jan-03      ***         A.3         ***                                  ***                    ***
   4        Feb-03      ***         A.4         ***                                  ***                    ***         E.1
   5        Mar-03      ***                     ***                                  ***                    ***
   6        Apr-03      ***         A.5         ***                                  ***                    ***
   7        May-03      ***                     ***         B.1                      ***                    ***         E.2
   8        Jun-03      ***                     ***                                  ***        D.2         ***
   9        Jul-03      ***                     ***         B.2                      ***                    ***
   10       Aug-03      ***         A.6         ***         B.3                      ***                    ***         E.3
   11       Sep-03      ***                     ***                                  ***                    ***
   12       Oct-03      ***         A.7         ***                                  ***                    ***
   13       Nov-03      ***                     ***                                  ***        D.3         ***
   14       Dec-03      ***                     ***                                  ***                    ***
   15       Jan-04      ***                     ***                                  ***                    ***
   16       Feb-04      ***                     ***                                  ***                    ***
   17       Mar-04      ***                     ***                                  ***                    ***
   18       Apr-04      ***         A.8         ***                                  ***        D.4         ***
   19       May-04      ***                     ***                                  ***                    ***
   20       Jun-04      ***                     ***                                  ***                    ***
   21       Jul-04      ***         A.9         ***                                  ***                    ***
   22       Aug-04      ***                     ***                    Stage         ***                    ***
   23       Sep-04      ***                     ***                   Payment        ***        D.5         ***
   24       Oct-04      ***         A.10        ***                   Schedule       ***                    ***
   25       Nov-04      ***                     ***                    refers        ***                    ***
   26       Dec-04      ***                     ***                                  ***                    ***
   27       Jan-05      ***                     ***                                  ***                    ***
   28       Feb-05      ***                     ***                                  ***        D.6         ***         E.4
   29       Mar-05      ***                     ***                                  ***                    ***
   30       Apr-05      ***         A.11        ***                                  ***                    ***
   31       May-05      ***                     ***                                  ***                    ***         E.5
   32       Jun-05      ***                     ***                                  ***                    ***
   33       Jul-05      ***                     ***                                  ***        D.7         ***         E.6
   34       Aug-05      ***                     ***                                  ***                    ***
   35       Sep-05      ***                     ***                                  ***                    ***         E.7
   36       Oct-05      ***         A.12        ***                                  ***                    ***
   37       Nov-05      ***                     ***                                  ***                    ***
   38       Dec-05      ***                     ***                                  ***                    ***         E.8
   39       Jan-06      ***                     ***                                  ***                    ***
   40       Feb-06      ***                     ***                                  ***                    ***
   41       Mar-06      ***                     ***                                  ***                    ***
   42       Apr-06      ***         A.13        ***                                  ***                    ***
   43       May-06      ***                     ***                                  ***                    ***
   44       Jun-06      ***                     ***                                  ***                    ***
   45       Jul-06      ***                     ***                                  ***                    ***
   46       Aug-06      ***                     ***                                  ***                    ***
   47       Sep-06      ***         A.14        ***                                  ***                    ***
   48       Oct-06      ***         A.15        ***                                  ***                    ***

                         COST CENTRE F            COST CENTRE G            COST CENTRE H           COST CENTRE I
                     ----------------------------------------------------------------------------------------------
VALUATION  CALENDAR  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES
 PERIOD     MONTH        %                     %                       %                       %
-------------------------------------------------------------------------------------------------------------------
   1        Nov-02      ***                     ***                     ***                     ***
   2        Dec-02      ***                     ***                     ***                     ***
   3        Jan-03      ***                     ***                     ***                     ***
   4        Feb-03      ***         F.1         ***         G.1         ***                     ***         I.1
   5        Mar-03      ***         F.2         ***                     ***         H.1         ***
   6        Apr-03      ***                     ***                     ***                     ***
   7        May-03      ***         F.3         ***         G.2         ***                     ***         I.2
   8        Jun-03      ***                     ***                     ***         H.2         ***
   9        Jul-03      ***                     ***         G.3         ***                     ***
   10       Aug-03      ***         F.4         ***         G.4         ***                     ***         I.3
   11       Sep-03      ***                     ***                     ***         H.3         ***
   12       Oct-03      ***         F.5         ***                     ***                     ***
   13       Nov-03      ***                     ***                     ***                     ***
   14       Dec-03      ***         F.6         ***         G.5         ***                     ***         I.4
   15       Jan-04      ***                     ***                     ***         H.4         ***
   16       Feb-04      ***                     ***                     ***                     ***
   17       Mar-04      ***         F.7         ***                     ***                     ***
   18       Apr-04      ***                     ***                     ***         H.5         ***
   19       May-04      ***         F.8         ***                     ***                     ***
   20       Jun-04      ***                     ***                     ***                     ***
   21       Jul-04      ***                     ***                     ***         H.6         ***
   22       Aug-04      ***         F.9         ***         G.6         ***                     ***
   23       Sep-04      ***                     ***                     ***                     ***
   24       Oct-04      ***         F.10        ***                     ***                     ***
   25       Nov-04      ***                     ***         G.7         ***                     ***
   26       Dec-04      ***         F.11        ***                     ***         H.7         ***
   27       Jan-05      ***                     ***         G.8         ***                     ***
   28       Feb-05      ***                     ***                     ***         H.8         ***
   29       Mar-05      ***                     ***                     ***                     ***
   30       Apr-05      ***         F.12        ***         G.9         ***         H.9         ***
   31       May-05      ***                     ***         G.10        ***                     ***
   32       Jun-05      ***                     ***                     ***                     ***
   33       Jul-05      ***                     ***                     ***         H.10        ***
   34       Aug-05      ***         F.13        ***                     ***                     ***
   35       Sep-05      ***                     ***                     ***         H.11        ***         I.5
   36       Oct-05      ***                     ***         G.11        ***                     ***
   37       Nov-05      ***                     ***                     ***                     ***         I.6
   38       Dec-05      ***                     ***         G.12        ***                     ***
   39       Jan-06      ***                     ***                     ***                     ***
   40       Feb-06      ***                     ***                     ***                     ***
   41       Mar-06      ***                     ***                     ***         H.12        ***         I.7
   42       Apr-06      ***                     ***                     ***                     ***
   43       May-06      ***                     ***                     ***                     ***
   44       Jun-06      ***                     ***                     ***                     ***
   45       Jul-06      ***                     ***         G.13        ***                     ***
   46       Aug-06      ***                     ***                     ***                     ***
   47       Sep-06      ***                     ***                     ***                     ***
   48       Oct-06      ***                     ***         G.14        ***                     ***

          Remark: The figures to be entered in this Interim Payment Schedules shall be the monthly cumulative percentage of each Cost Centre Value for which the Contractor may apply.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

                                                             Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

          CONTRACT LDB-201 SHEUNG SHUI TO CHAU TAU TUNNELS
          INTERIM PAYMENT SCHEDULE


                         COST CENTRE J            COST CENTRE K            COST CENTRE L           COST CENTRE M
                     ----------------------------------------------------------------------------------------------
VALUATION  CALENDAR  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES
 PERIOD     MONTH        %                       %                       %                       %
-------------------------------------------------------------------------------------------------------------------
   1        Nov-02      ***                     ***                     ***                     ***
   2        Dec-02      ***                     ***         K.1         ***                     ***
   3        Jan-03      ***                     ***                     ***                     ***
   4        Feb-03      ***                     ***                     ***         L.1         ***
   5        Mar-03      ***         J.1         ***         K.2         ***                     ***
   6        Apr-03      ***                     ***                     ***                     ***         M.1
   7        May-03      ***         J.2         ***                     ***         L.2         ***
   8        Jun-03      ***         J.3         ***         K.3         ***                     ***
   9        Jul-03      ***                     ***                     ***                     ***
   10       Aug-03      ***                     ***                     ***         L.3         ***
   11       Sep-03      ***         J.4         ***                     ***                     ***
   12       Oct-03      ***                     ***                     ***                     ***         M.2
   13       Nov-03      ***                     ***                     ***         L.4         ***
   14       Dec-03      ***                     ***         K.4         ***                     ***
   15       Jan-04      ***         J.5         ***                     ***                     ***
   16       Feb-04      ***                     ***                     ***         L.5         ***         M.3
   17       Mar-04      ***         J.6         ***         K.5         ***                     ***
   18       Apr-04      ***                     ***                     ***                     ***
   19       May-04      ***                     ***                     ***         L.6         ***
   20       Jun-04      ***                     ***                     ***                     ***
   21       Jul-04      ***                     ***         K.6         ***         L.7         ***
   22       Aug-04      ***                     ***                     ***                     ***
   23       Sep-04      ***                     ***                     ***                     ***
   24       Oct-04      ***                     ***                     ***         L.8         ***
   25       Nov-04      ***         J.7         ***                     ***                     ***
   26       Dec-04      ***                     ***                     ***                     ***         M.4
   27       Jan-05      ***                     ***                     ***                     ***
   28       Feb-05      ***         J.8         ***                     ***                     ***
   29       Mar-05      ***                     ***         K.7         ***                     ***         M.5
   30       Apr-05      ***         J.9         ***                     ***         L.9         ***
   31       May-05      ***                     ***                     ***                     ***
   32       Jun-05      ***                     ***         K.8         ***                     ***         M.6
   33       Jul-05      ***         J.10        ***                     ***         L.10        ***
   34       Aug-05      ***                     ***                     ***                     ***
   35       Sep-05      ***         J.11        ***         K.9         ***                     ***
   36       Oct-05      ***                     ***                     ***                     ***
   37       Nov-05      ***         J.12        ***         K.10        ***         L.11        ***         M.7
   38       Dec-05      ***                     ***                     ***                     ***
   39       Jan-06      ***                     ***                     ***                     ***
   40       Feb-06      ***                     ***                     ***                     ***         M.8
   41       Mar-06      ***         J.13        ***                     ***                     ***         M.9
   42       Apr-06      ***                     ***                     ***                     ***
   43       May-06      ***                     ***                     ***                     ***
   44       Jun-06      ***                     ***                     ***                     ***
   45       Jul-06      ***                     ***                     ***                     ***
   46       Aug-06      ***                     ***                     ***                     ***         M.10
   47       Sep-06      ***                     ***                     ***                     ***
   48       Oct-06      ***                     ***                     ***                     ***

                         COST CENTRE N            COST CENTRE O            COST CENTRE P           COST CENTRE Q
                     ----------------------------------------------------------------------------------------------
VALUATION  CALENDAR  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES  CUMULATIVE  MILESTONES
 PERIOD     MONTH        %                       %                       %                       %
-------------------------------------------------------------------------------------------------------------------
   1        Nov-02      ***                     ***                     ***                     ***
   2        Dec-02      ***                     ***                     ***                     ***
   3        Jan-03      ***                     ***                     ***                     ***
   4        Feb-03      ***                     ***                     ***                     ***
   5        Mar-03      ***                     ***                     ***                     ***
   6        Apr-03      ***                     ***                     ***                     ***
   7        May-03      ***                     ***                     ***                     ***
   8        Jun-03      ***                     ***                     ***                     ***
   9        Jul-03      ***                     ***         O.1         ***                     ***
   10       Aug-03      ***                     ***                     ***                     ***
   11       Sep-03      ***                     ***                     ***                     ***
   12       Oct-03      ***                     ***                     ***                     ***
   13       Nov-03      ***                     ***                     ***                     ***
   14       Dec-03      ***                     ***                     ***         P.1         ***
   15       Jan-04      ***                     ***                     ***                     ***
   16       Feb-04      ***                     ***                     ***                     ***
   17       Mar-04      ***                     ***                     ***                     ***
   18       Apr-04      ***                     ***                     ***                     ***
   19       May-04      ***                     ***                     ***         P.2         ***
   20       Jun-04      ***                     ***                     ***                     ***
   21       Jul-04      ***                     ***                     ***                     ***
   22       Aug-04      ***                     ***                     ***                     ***
   23       Sep-04      ***                     ***                     ***         P.3         ***      PROVISONAL
   24       Oct-04      ***                     ***                     ***                     ***        SUM AND
   25       Nov-04      ***                     ***                     ***                     ***       DAYWORKS
   26       Dec-04      ***         N.1         ***         O.2         ***         P.4         ***
   27       Jan-05      ***                     ***                     ***                     ***
   28       Feb-05      ***                     ***                     ***                     ***
   29       Mar-05      ***                     ***         O.3         ***         P.5         ***
   30       Apr-05      ***                     ***                     ***                     ***
   31       May-05      ***                     ***         O.4         ***                     ***
   32       Jun-05      ***         N.2         ***                     ***                     ***
   33       Jul-05      ***                     ***                     ***                     ***
   34       Aug-05      ***                     ***                     ***                     ***
   35       Sep-05      ***                     ***         0.5         ***                     ***
   36       Oct-05      ***                     ***                     ***                     ***
   37       Nov-05      ***                     ***                     ***                     ***
   38       Dec-05      ***                     ***                     ***                     ***
   39       Jan-06      ***                     ***         0.6         ***                     ***
   40       Feb-06      ***                     ***                     ***                     ***
   41       Mar-06      ***                     ***         0.7         ***                     ***
   42       Apr-06      ***                     ***                     ***                     ***
   43       May-06      ***                     ***                     ***         P.6         ***
   44       Jun-06      ***         N.3         ***                     ***                     ***
   45       Jul-06      ***                     ***                     ***                     ***
   46       Aug-06      ***                     ***         0.8         ***         P.7         ***
   47       Sep-06      ***                     ***                     ***                     ***
   48       Oct-06      ***                     ***                     ***                     ***

          Remark: The figures to be entered in this Interim Payment Schedules shall be the monthly cumulative percentage of each Cost Centre Value for which the Contractor may apply.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

                                   Page 2 of 3               Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                            INTERIM PAYMENT SCHEDULE

                                    (OPTION)

[STAMP]

                                                             Contract No.LDB-201

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

          CONTRACT LDB-201 SHEUNG SHUI TO CHAU TAU TUNNELS
          INTERIM PAYMENT SCHEDULE


                         COST CENTER R
                     ----------------------
VALUATION  CALENDAR  CUMULATIVE  MILESTONES
 PERIOD     MONTH        %
-------------------------------------------
   1        Nov-02      ***
   2        Dec-02      ***
   3        Jan-03      ***
   4        Feb-03      ***
   5        Mar-03      ***
   6        Apr-03      ***         R.1
   7        May-03      ***
   8        Jun-03      ***
   9        Jul-03      ***
   10       Aug-03      ***
   11       Sep-03      ***
   12       Oct-03      ***
   13       Nov-03      ***
   14       Dec-03      ***
   15       Jan-04      ***
   16       Feb-04      ***
   17       Mar-04      ***
   18       Apr-04      ***         R.2
   19       May-04      ***
   20       Jun-04      ***
   21       Jul-04      ***
   22       Aug-04      ***         R.3
   23       Sep-04      ***
   24       Oct-04      ***
   25       Nov-04      ***
   26       Dec-04      ***         R.4
   27       Jan-05      ***
   28       Feb-05      ***
   29       Mar-05      ***         R.5
   30       Apr-05      ***
   31       May-05      ***
   32       Jun-05      ***
   33       Jul-05      ***
   34       Aug-05      ***
   35       Sep-05      ***
   36       Oct-05      ***
   37       Nov-05      ***
   38       Dec-05      ***
   39       Jan-06      ***
   40       Feb-06      ***
   41       Mar-06      ***
   42       Apr-06      ***
   43       May-06      ***
   44       Jun-06      ***
   45       Jul-06      ***
   46       Aug-06      ***
   47       Sep-06      ***
   48       Oct-06      ***

          Remark: The figures to be entered in this Interim Payment Schedules shall be the monthly cumulative percentage of each Cost Centre Value for which the Contractor may apply.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

                                   Page 3 of 3               Contract No.LDB-201

STAGE PAYMENT SCHEDULE

                                                               DATE FOR         STAGE PAYMENT
 STAGE                                                      ACHIEVEMENT OF    (GROSS % OF COST
PAYMENT              ACTIVITY REQUIREMENTS                  THE ACTIVITIES      CENTRE VALUE)
----------------------------------------------------------------------------------------------
  C.1        Provide evidence to the Engineer that a
             contract has been placed for the
             manufacture or refurbishment of the
             TBM and provide the manufacturing or
             refurbishment programme.                         15 Nov. 02            ***

  C.2        Complete TBM design.                             15 Dec. 02            ***

  C.3        TBM fabrication or refurbishment -
             60% complete.                                    15 Mar. 03            ***

  C.4        TBM delivered to the Site.                       01 Jun. 03            ***

  C.5        TBM assembly in the launching shaft
             including commissioning - 100%
             complete.                                        30 Aug. 03            ***

             Installation of conveyor system and
             other TBM supporting facilities at
             the launching shaft site completed,
             commissioned and ready for TBM
             excavation.

  C.6        Re-assembly of TBM at the launching
             shaft area completed, commissioned and
             ready for TBM excavation for uptrack
             tunnel.                                          15 Oct. 03            ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[STAMP]

LoC                                Page 1 of 1               Contract No.LDB-201

FORM OF TENDER                                                           ANNEX 1
APPENDIX 2 - PRICING DOCUMENT                                            ABWFSMM

                                     ANNEX 1

                         STANDARD METHOD OF MEASUREMENT
                   ARCHITECTURAL BUILDER'S WORKS AND FINISHES

                                July 1998 Edition

[STAMP]

                                                             Contract No.LDB-201

STANDARD METHOD OF MEASUREMENT
ARCHITECTURAL BUILDER'S WORKS AND
FINISHES

[MAP]

[LOGO OF KCR]

[CHINESE CHARACTERS]

[CHINESE CHARACTERS]

East Rail Extensions

                       KOWLOON-CANTON RAILWAY CORPORATION

                   ARCHITECTURAL BUILDER'S WORKS AND FINISHES

                         STANDARD METHOD OF MEASUREMENT

Acknowledgement:

Kowloon-Canton Railway Corporation wish to thank The Mass Transit Railway Corporation for making this document available for use on the KCRC East Rail Extensions Project.

[STAMP]

ABWF STANDARD METHOD OF MEASUREMENT

                   ARCHITECTURAL BUILDIER'S WORKS AND FINISHES
                         STANDARD METHOD OF MEASUREMENT

                                    CONTENTS

    Section 1.  General Principles                                                 i-ii

    Section 2.  Work Classification                                                iii

                Class AA   :   Roof Tiling and Metal Roof Cladding              AA/1-AA/4

                Class AB   :   Partitions                                       AB/1-AB/2

                Class AC   :   Carpentry & Joinery                              AC/1-AC/4

                Class AD   :   Ironmongery                                      AD/1-AD/4

                Class AE   :   Metal Doors and Frames                           AE/1-AE/4

                Class AF   :   Metal Shutters, Windows and Louvres              AF/1-AF/2

                Class AG   :   Metal Cladding                                   AG/1-AG/2

                Class AH   :   Specialist Architectural Metalwork               AH/1-AH/4

                Class AI   :   Signs and Advertising Panels                     AI/1-AI/4

                Class AJ   :   Plastering, Rendering and Wall Linings           AJ/1-AJ/4

                Class AK   :   Tiling                                           AK/1-AK/4

                Class AL   :   Flexible Sheeting and Tiling                     AL/1-AL/4

                Class AM   :   Ceiling Systems                                  AM/1-AM/4

                Class AN   :   Sanitary Accessories                             AN/1-AN/2

                Class AO   :   Stonework                                        AO/1-AO/4

                Class AP   :   Curtain Walling                                  AP/1-AP/4

                Class AQ   :   Glass Walling and Specialist Glazing             AQ/1-AQ/6

                Class AR   :   Skylights                                        AR/1-AR/2

                Class AS   :   General Glazing                                  AS/1-AS/2

                Class AT   :   Architectural Coatings and
                               Special Finishings                               AT/1-AT/2

                                                                       July 1998

FORM OF TENDER                                                           ANNEX 2
APPENDIX 2 - PRICING DOCUMENT                                               BSMM

                                     ANNEX 2

                         STANDARD METHOD OF MEASUREMENT
                                BUILDING SERVICES

                              January 1999 Edition

[STAMP]

                                                             Contract No.LDB-201

STANDARD METHOD OF MEASUREMENT
BUILDING SERVICES

[MAP]

[LOGO OF KCR]

[CHINESE CHARACTERS]

[CHINESE CHARACTERS]

East Rail Extensions

                       KOWLOON-CANTON RAILWAY CORPORATION

                                BUILDING SERVICES

                         STANDARD METHOD OF MEASUREMENT

[STAMP]

                                                                    Jan 25, 1999

BSMM                                                                        KCRC

                       KOWLOON-CANTON RAILWAY CORPORATION

                                BUILDING SERVICES

                         STANDARD METHOD OF MEASUREMENT

                                TABLE OF CONTENTS

SECTION              SUBJECT                                              PAGE
-------              -------                                             -------

   1                 General Principles                                   1 - 16

   2                 Electrical Installations                            17 - 25

   3                 Mechanical Installations                            26 - 34

   4                 Plumbing Installations                              35 - 40

   5                 Building Management, Alarm &
                     Communications Installations                        41 - 43

   6                 Work Classification and Codes                         44

[STAMP]

                                    (i)                            Jan 25, 1999

FORM OF TENDER                                                           ANNEX 3
APPENDIX 2 - PRICING DOCUMENT                                               AAMM

                                     ANNEX 3

                         ADDITIONS AND AMENDMENTS TO THE
                             METHODS OF MEASUREMENT

[STAMP]

                                                             Contract No.LDB-201

FORM OF TENDER                                                           ANNEX 3
APPENDIX 2 - PRICING DOCUMENT                                               AAMM

                                     ANNEX 3

                            ADDITIONS AND AMENDMENTS

                                     TO THE

                             METHODS OF MEASUREMENT

Contents                                                                 Pages
--------                                                                --------

Introduction                                                             1

Part A - Additions and Amendments to CESMM3                             A/1 - 57

Part B - Additions and Amendments to ABWFMM                             B/1 - 2

Part C - Additions and Amendments to BSMM                               C/1 - 5

Part D - General Additions and Amendments                               D/1 - 6

[STAMP]

Rev.0: 22 May 2002                                           Contract No. LDB201

                                                                         ANNEX 3
                                                                    Introduction

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
               INTRODUCTION

    1 The Additions and Amendments to the Methods of Measurement (AAMM) is divided into the following parts:

                          Introduction

               Part A     Additions and Amendments to CESMM3

               Part B     Additions and Amendments to ABWFMM

               Part C     Additions and Amendments to BSMM

               Part D     General Additions and Amendments

    2 Parts A, B and C, Additions and Amendments to CESMM3. ABWFMM and BSMM contain the following types of amendments:

               "Add" means a new item has been added which is additional to the requirements contained in CESMM3, ABWFMM and BSMM.

               "Replace" means a CESMM3, ABWFMM and BSMM item has been replaced in its entirety with the item given in this AAMM.

               "Amend" means a part of a CESMM3, ABWFMM and BSMM item has been amended by replacing it with the item given in this AAMM.

               "Delete" means an item has been deleted from CESMM3, ABWFMM and BSMM. The item shall be deemed not to exist and shall not be taken into account when preparing the Bill of Quantities or remeasuring the work.

    3 Part D, General Additions and Amendments contains additional requirements.

[STAMP]

Rev.0: 22 May 2002                        1                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
               SECTION 1. DEFINITIONS

    1.1        Replace Paragraph 1.2 With the Following:

                    1.2 'General Conditions' means the Kowloon-Canton Railway Corporation General Conditions of Contract for Design-Build Works (Civil) (14 September 2001 Edition)

    1.2        Delete Paragraph 1.7

    1.3        Replace Paragraph 1.15 With the Following:

                    1.15 'BS' means British Standard.

    1.4        Add Paragraph 1.16 as Follows:

                    1.16 With reference to BS4449 in the Pricing Document, this shall be construed as Construction Standard (CS2).

[STAMP]

Rev.0: 22 May 2002                      A/1                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
               SECTION 2. GENERAL PRINCIPLES

   2.1         TITLE APPLICATION AND EXTENT

               (a)  Replace paragraph 2.1 with the following:

                    2.1 The title of this document is Civil Engineering Standard Method of Measurement, third edition, which is abbreviated to CESMM3.

               (b)  Replace paragraph 2.2 With the following:

                    2.2 CESMM3 as amended by this AAMM does not deal with the preparation of Bills of Quantities for, or the measurement of, mechanical or electrical engineering work, architectural or building work or work which is seldom found in civil engineering contracts.

   2.2         OBJECTS OF THE BILL OF QUANTITIES

               Replace paragraph 2.4 With the following:

                    2.4  The objects of the Bill of Quantities are:

                    (a) to provide such information in relation to the Works as to enable tenders to be prepared efficiently and accurately; and

                    (b) when a Contract has been entered into, to provide for use of the priced Bill of Quantities in the valuation of Works executed in respect of remeasurement items and variations.

[STAMP]

Rev.0: 22 May 2002                      A/2                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
               SECTION 3. APPLICATION OF THE WORK CLASSIFICATION

               No amendments.

[STAMP]

Rev.0: 22 May 2002                      A/3                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
               SECTION 4. CODING AND NUMBERING OF ITEMS

               Replace paragraph 4.1 & 4.2 with the following:

   4.1         CODING

               For convenience of reference each item in the Pricing Schedule has been assigned a code number consisting of a letter and not more than five digits as follows:

                    The Schedule of Rates item numbering system shall follow:

                    Work Classification of

                    SMM (e.g.) ...................................... G
                    First Division No. .............................. 3
                    Second Division No. ............................. 4
                    Third Division No. .............................. 5
                    Additional Description No. ...................... 1

   4.2         ITEM NUMBERS

               (a)  Replace paragraph 4.3 with the following:

                    4.3 Code numbers shall be used to number the items in the Pricing Document, the items within the Pricing Document being listed in order of ascending code number.

               (b)  Replace paragraph 4.4 with the following:

                    4.4 Code numbers used as item numbers in the Pricing Document shall not form part of the item descriptions or be taken into account in the interpretation of the Contract.

   4.3         CODING OF UNCLASSIFIED ITEMS

               Replace paragraph 4.5 with the following:

                    4.5 Where a feature of an item is not listed in the Works Classification, the digit 9 or 9b (in case of item B4 of the Amendments to CESMM3 hereinafter in relation to the Instrumental Observations) shall be used in the appropriate positions in the code number.

[STAMP]

Rev.0: 22 May 2002                      A/4                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
               SECTION 5. PREPARATION OF THE BILL OF QUANTITIES

   5.1         SECTIONS OF THE BILL OF QUANTITIES

               Delete paragraph 5.2.

   5.2         LIST OF PRINCIPAL QUANTITIES

               Delete paragraph 5.3.

   5.3         PREAMBLE

               (a)  Replace paragraph 5.4 with the following:

                    5.4 The AAMM shall state the methods of measurement other than CESMM3, if any, which have been adopted in the preparation of the Bill of Quantities and which are to be used for the measurement of any part of the Works. Such methods of measurement shall comprise those adopted and to be used for any work not covered by CESMM3 and any amendments to CESMM3 which have been adopted and are to be used. Amendments comprising abbreviation of CESMM3 are usually necessary for Contractor-designed work and work which is intended to involve selection between alternatives at the discretion of the Contractor.

               (b)  Replace paragraph 5.5 with the following:

                    5.5 Where excavation, boring or driving is included in the Works a definition of rock shall be given in the AAMM and this definition shall be used for the purposes of measurement.

   5.4         DAYWORK SCHEDULE

               (a)  Replace paragraph 5.6 with the following:

                    5.6 The Dayworks shall be a statement compiled and calculated in accordance with the requirements as mentioned in Daywork Schedule in the Schedule Of provisional Sums.

[STAMP]

Rev.0: 22 May 2002                      A/5                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
   5.4(Cont'd) (b)  Replace paragraph 5.7 with the following:

                    5.7 Provisional Sums for work executed on a Daywork basis shall be given comprising separate items for labour, plant and materials. The Sums for labour, plant and materials shall each be followed by a Percentage Adjustment item given to two decimal places. The price inserted against each such item shall be calculated by applying the Percentage Adjustment item percentage addition or deduction to the amount of the associated Sum.

   5.5         DIVISION OF THE BILL OF QUANTITIES INTO PARTS

               Replace paragraph 5.8 with the following:

                    5.8 The items in the Schedule of Rates which are to be priced and to contribute to the Tender Total may be arranged and divided into Cost Centres and subdivided into Activity Bills and further Parts to distinguish between those parts of the work of which the nature, location, access, limitation on sequence or timing or any other special characteristic is thought likely to give rise to different methods of construction or considerations of cost. General Class A items shall be grouped as a separate Cost Centre (Cost Centre A) of the Schedule of Rates. Items in the Schedule of Rates shall be arranged in the general order of the Work Classification.

   5.6         PRIME COST ITEMS

               (a)  Delete paragraph 5.15.

               (b)  Delete paragraph 5.16.

   5.7         PROVISIONAL SUMS

               Replace paragraph 5.17 with the following:

                    5.17 Provisional Sums for specific items of work which may be required shall be included in the Schedule of Provisional Sums in Appendix 2 to the Pricing Document.

[STAMP]

Rev.0: 22 May 2002                      A/6                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                           ITEM DESCRIPTION
--------------------------------------------------------------------------------
   5.8         QUANTITIES

               Replace paragraph 5.18 with the following:

                    5.18 The measurement of the quantities for the purpose Of valuation of variations pursuant to Clause 56 of the General Conditions shall be computed net using dimensions from the Design Documents reviewed without objection by the Engineer, unless directed otherwise by a measurement rule in the Methods of Measurement or by the Contract, and no allowance shall be made for bulking, shrinkage or waste. Fractional quantities below 0.50 shall be rounded down to the nearest whole number and fractional quantities of 0.50 and above shall be rounded up to the nearest whole number, except in the case of steel bar reinforcement and Structural and Miscellaneous metalwork measured by weight which shall be given to two places of decimals. Where the application of above would cause an entire item to be eliminated, such item shall be billed as one whole unit.

   5.9         UNITS OF MEASUREMENT

               Add new unit of measurement and abbreviation to paragraph
               5.19 as follows:

                    Pair       Pr

   5.10        WORK AFFECTED BY WATER

               Replace paragraph 5.20 with the following:

                    5.20 The Contractor shall allow in the rates for taking all measures required to execute the work affected by non-tidal open water or tidal water. For the purpose of this Contract, work affected by water will not be identified separately.

[STAMP]

Rev.0: 22 May 2002                      A/7                  Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     5.11      FORM AND SETTING

               (a)  Replace paragraph 5.22 with the following:

                    5.22 The Bill of Quantities shall be prepared using Microsoft Excel, Version 5.0 or later version, and set out on both sides of A4 size paper, in portrait style. The layout working down the page shall be as follows:

                    16mm       Top Margin

                    16mm       Page Headers comprising:
                               Contract No., Pricing Schedule, Cost Centre and Cost Centre Description (in lower case with first letters capitalized)

                    8mm        Column Headings (see below)

                    223mm      Pricing Schedule Items

                    20mm       Page Footers comprising:
                               To Summary of Cost Centre or Pricing Schedule To Summary (in lower case with first letters capitalized)
                                  Box for Page Total
                                  Page Number

                    14mm       Bottom Margin

                    The items shall be set out within columns heading and ruled consecutively as below. 14mm Margins shall be provided on both sides of the page and the layout working across the page from left to right shall be as follows:

                    Column Headed             Column Width
                    ----------------          ------------
                    Item Code                 23mm
                    Item Description          74mm
                    Unit                      11mm
                    Quantity                  23mm
                    Rate HK$                  23mm
                    Amount HK$                28mm

                    The Bill of Quantities shall be typed in Courier 10. Item codes, text and units shall be left justified and quantities shall be right justified.

[STAMP]

Rev. 0: 22 May 2002                  A/8                     Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 5.11 (Cont'd) (b)  Replace paragraph 5.23 with the following:

                    5.23 Provision shall be made for the amounts inserted on each page to be totalled and carried to a summary of the particular Cost Centre and for the total of each Summary of Cost Centre to be carried to the Pricing Schedule Summary.

     5.12      GRAND SUMMARY

               Replace paragraph 5.24 with the following:

                    5.24 The Pricing Schedule Summary shall contain a tabulation of the Cost Centres of the Pricing Schedule with provision for insertion of the total of the amounts brought forward from the summaries of Cost-Centre.

     5.13      GENERAL CONTINGENCY ALLOWANCE

               Delete paragraph 5.25.

     5.14      ADJUSTMENT ITEM

               Replace paragraph 5.26 with the following:

                    5.26 Not used

     5.15      TOTAL OF THE PRICED BILL OF QUANTITIES

               Replace paragraph 5.27 with the following:

                    5.27 Not used

[STAMP]

Rev. 0: 22 May 2002                  A/9                     Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 6. COMPLETION, PRICING AND USE OF THE BILL OF QUANTITIES

     6.1       INSERTION OF RATES AND PRICES

               (a)  Replace paragraph 6.1 with following:

                    6.1 Rates and prices shall be inserted in the rate column of the Schedule of Rates in whole Hong Kong dollars only.

               (b)  Add new paragraph 6.1(a) as follows:

                    6.1(a) The Tenderer shall round down all extended fractional amounts in the Pricing Schedule below HK$0.50 to the nearest whole Hong Kong dollar and shall round up all extended fractional amounts of HK$0.50 and above to the nearest whole Hong Kong dollar.

               (c)  Add new paragraph 6.1(b) as follows:

                    6.1(b) Where rates and prices for varied or additional items are determined in accordance with the provisions of the General Conditions they shall be rounded to the nearest whole Hong Kong dollar in the following manner:

                           (i) Fractional parts below HK$0.50 shall be rounded down to the nearest whole Hong Kong dollar.

                           (ii) Fractional parts of HK$0.50 and above shall be
                                rounded up to the nearest whole Hong Kong dollar.

               (d)  Add new paragraph 6.1(c) as follows:

                    6.1(c) Where work, including varied or additional work, is measured and valued for purposes of certification and payment all extended amounts shall be rounded to the nearest whole Hong Kong dollars in accordance with the provisions of Clause 6.1(b) above.

[STAMP]

Rev. 0: 22 May 2002                  A/10                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     6.2       PARTS TO BE TOTALLED

               (a) Replace the marginal heading to paragraph 6.2 with the following:

                    Cost Centres to be totalled.

               (b)  Replace paragraph 6.2 with the following:

                    6.2 Cost Centres to be totalled and the totals carried to the Pricing Schedule Summary.

     6.3       ADJUSTMENT ITEM

               Delete paragraphs 6.3, 6.4 and 6.5.

[STAMP]

Rev. 0: 22 May 2002                  A/11                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               SECTION 7. METHOD RELATED CHARGES

               Not Used.

[STAMP]

Rev. 0: 22 May 2002                  A/12                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               SECTION 8. WORK CLASSIFICATION

     8.1       (a)  Amend Work Classification Class Y:  Sewer and water main renovation and ancillary works to read as follows:

                    Class Y: Utilities

               (b) Delete Work Classification Class Z: Simply building works incidental to civil engineering works.

[STAMP]

Rev. 0: 22 May 2002                  A/13                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS A: GENERAL ITEMS

     A1        CONTRACTUAL REQUIREMENTS

               (a)  Replace Second Division items 1 to 3 with the following:

                    1      Contractor's Bond
                    2      Contractor's Insurance
                    3      Administration of all insurances required under
                           the Contract including but without limitation
                           Employee's Compensation and Statutory Employee's
                           Compensation Levy.

               (b)  Amend Coverage Rule C1 to read as follows:

                    C1   Items for insurance classed as contractual requirements
                    shall be deemed to include only provision of insurance in accordance with Clause 33 of the General Conditions unless otherwise stated.

               (c)  Add New Coverage Rule C1A as follows:

                    C1A The item for administration of all insurances required under the Contract shall also include the payment of any excesses and all costs and expenses incurred by the Contractor in administering all insurances required by the Contract and/or taken out by the Contractor and all insurance claims received.

     A2        SPECIFIED REQUIREMENTS

               (a)  Delete Measurement Rule M2.

               (b)  Delete Definition Rule D1.

               (c)  Replace Additional Description Rule A1 with the following:

                    A1     Item descriptions for work classed as specified
                    requirements to be carried out after the issue of the Substantial Completion Certificate for the Works shall so state.

               (d)  Delete Additional Description Rule A3.

               (e)  Add new Coverage Rule C2 as follows:

                    C2     Item for testing shall be deemed to include both
                    testing and provision of samples required for testing (whether by the Contractor or the Engineer) including preparation for transportation and testing and delivery.

[STAMP]

Rev. 0: 22 May 2002                  A/14                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 A2 (Cont'd)   (f)  Add new Second Division item 8 corresponding to First
                    Division item 2 as follows:

                    8      Temporary Works

               (g) Add new Third Division items 1-8 corresponding to Second Division item 8 as follows:

                    1      Hoardings and Fencing
                    2      Project Signboards
                    3      Utility Diversion
                    4      Security
                    5      Access Scaffolding
                    6      Piling
                    7      Hardstandings
                    8      Ground Treatment

               (h)  Add new Measurement Rule M3A as follows:

                    M3A    Piling shall be classified as Temporary Works except
                    as may be expressly provided in the Contract in which event it shall be measured under the provisions of Classes P and Q.

               (i)  Add new Measurement Rule M3B as follows:

                    M3B    Ground Treatment shall be classified as Temporary
                    Works except as may be expressly provided in the Contract in which event it shall be measured under the provisions of Class C.

               (j)  Add new Coverage Rule C3 as follows:

                    C3     Item for hoarding and fencing shall be deemed to
                    include for supply, erection, painting and maintenance to meet the specified requirements including either making good hoarding and fencing before handing over to the Employer or taking down and disposal as specified.

               (k)  Add new Coverage Rule C4 as follows:

                    C4     Item for piling shall be deemed to include ground
                    treatment to temporary piling.

[STAMP]

Rev. 0: 22 May 2002                  A/15                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 A2 (Cont'd)   (1)  Add new Coverage Rules C5 as follows:

                    C5     Item for ground treatment shall be deemed to include
                    ground treatment to Permanent Works except as may be expressly provided in the Contract.

               (m)  Add new Coverage Rule C6 as follows:

                    C6     Item for utility diversion shall be deemed to include
                    subsequent maintenance, removal of temporary diversion and making good to match existing.

     A3        METHOD-RELATED CHARGES

               Delete item A3

     A4        PROVISIONAL SUMS

               (a)  Replace Third Division items 1-8 with the following:

                    1      Labour
                    2      Percentage adjustment to Provisional Sum for Daywork
                           labour
                    3      Materials
                    4      Percentage adjustment to Provisional Sum for Daywork
                           materials
                    5      Contractor's Equipment
                    6      Percentage adjustment to Provisional Sum for Daywork
                           Contractor's Equipment.

               (b)  Replace Measurement Rule M5 with the following:

                    M5     Adjustments shall be inserted against items for
                    percentage adjustment to Provisional Sums for Daywork labour, materials and Contractor's Equipment.

[STAMP]

Rev. 0: 22 May 2002                  A/16                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     A5        NOMINATED SUB-CONTRACTS

               (a)  Delete First Division items 5 and 6.

               (b) Delete Second Division items 1 to 4 corresponding to First Division item 5 and 6.

               (c)  Delete Measurement Rule M6.

               (d)  Delete Additional Description Rules A5 and A6

     A6        ADD NEW CATEGORY AS FOLLOWS:

                       First Division       Second Division       Third Division
                    ------------------------------------------------------------
                    7 Other specified  1 General Attendance for
                      requirements       Project Contractors

                                       2 Temporary Electricity
                                         Supply

     A7        OTHER SPECIFIED REQUIREMENTS

               (a)  Add new Coverage Rule C8 as follows:

                    C8     Items for general attendance shall be deemed to
                    include providing general attendance on Project Contractors as per the Employer's Requirements.

               (b)  Add new Coverage Rule C9 as follows:

                    C9     Items for temporary electricity supply shall be
                    deemed to include the provision, maintenance and removal of the electrical supply in accordance with the Employer's Requirements.

               (c)  Add new Additional Description Rule A7 as follows:

                    A7     Item descriptions for general attendance for Project
                    Contractors shall identify separately each Project Contractor by Contract Number and title.

[STAMP]

Rev. 0: 22 May 2002                  A/17                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 A7 (Cont'd)   (d)  Add new Additional Description Rule A8 as follows:

                    A8     Item descriptions for temporary electricity supply
                    shall identify the specifications containing any requirements for electricity supplies for Project Contractors, in addition to the Employer's Requirements.

     A8        ADD NEW CATEGORY AS FOLLOWS:

               (a)    First Division   Second Division          Third Division
                    ------------------------------------------------------------
                    8 Contractor's     1 Contractor's
                      Requirements       Design Costs

                                       2 Supply, erect           1 Offices
                                         and remove on           2 Laboratories
                                         completion              3 Cabins
                                                                 4 Stores and
                                                                   Workshops
                                                                 5 Canteens and
                                                                   Messrooms

                                       3 Supply, install         1 Electricity
                                         and remove on             Supply
                                         completion              2 Water Supply
                                                                 3 Site
                                                                   Communication
                                                                   facilities
                                                                 4 Temporary
                                                                   drainage and
                                                                   sewage
                                                                   disposal

[STAMP]

Rev. 0: 22 May 2002                  A/18                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS B: GROUND INVESTIGATION

     B1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Ducts for piezometers and inclinometers cast in diaphragm walls and piles (included in Classes C and P)
                               Excavation not carried out for the purpose of ground investigation (included in Class E) Boring for piling (included in Classes P and Q) Trial holes for utilities (included in Class Y)

     B2        ROTARY DRILLED BOREHOLES

               (a)  Add new Coverage Rule C3A as follows:

                    C3A    Items for rotary drilled boreholes shall include for
                    drilling in any material in any type of ground.

               (b)  Add new Coverage Rule C3B corresponding to Second Division item 7 as follows:

                    C3B    Items for core boxes shall be deemed to include
                    packing the cores and transporting the core boxes to the Engineer's laboratory or such other location within Hong Kong as may be required by the Engineer.

     B3        SITE TESTS AND OBSERVATIONS

               (a) Replace Third Division item 4 corresponding to Second Division item 2 with the following:

                    4   Cone penetration          nr

               (b)  Replace Additional Description Rule A13 with the following:

                    A13 Item descriptions for cone penetration tests shall state the maximum depth of the cone.

[STAMP]

Rev. 0: 22 May 2002                  A/19                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                                                 ITEM DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
     B4        INSTRUMENTAL OBSERVATIONS
--------------------------------------------------------------------------------------------------------------------------
               FIRST               SECOND                 THIRD                 MEASUREMENT             DEFINITION
               DIVISION            DIVISION               DIVISION              RULES                   RULES
--------------------------------------------------------------------------------------------------------------------------
               Replace the whole Instrumental Observations with the following

               6    Instrumental   1  Pressure head   1  Standpipes        m    M1A   Ducts for
                    observations                      2  Piezometers       m    piezometers and
                                                      3  Install covers    nr   inclinometers cast in
                                                      4  Monitoring     visit   diaphragm walls and
                                                      5  Reporting         nr   piles are excluded
                                                                                from this class and
                                                      1  Installations     nr   are included in the
                                   2  Inclinometers   4  Monitoring     visit   appropriate items in
                                                      5  Reporting         nr   Classes C and P.

                                                      1  Installations     nr                           D4   Datalogger is
                                   3  Settlement      4  Monitoring     visit                           deemed to be the
                                      gauges          5  Reporting         nr                           instrument and all
                                   4  Resistivity                                                       other instruments
                                   5  Seismic                                                           connected to the
                                   6  Magnetic                                                          Datalogger are
                                      Extensometer                                                      deemed to be
                                   7  Self-potential                                                    sensors.
                                   8  Gravimetric
                                   9a Datalogger

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     B4        INSTRUMENTAL OBSERVATIONS
--------------------------------------------------------------------------------
                                              ADDITIONAL
               COVERAGE                       DESCRIPTION
               RULES                          RULES
--------------------------------------------------------------------------------
               Replace the whole Instrumental Observations with the following

               C4   Item for                  A15   Item descriptions
               inclinometers, settlement      for instrumental
               gauges and magnetic            observations shall state
               extensometers shall be         details of the type of
               deemed to include              observations and the
               provision of special           type of protective
               boreholes.                     fences.

               C5   Monitoring shall be       A16   Item descriptions
               deemed to include taking       for inclinometers and
               all readings, measurements,    settlement gauges shall
               observations and recording,    state whether the
               per visit per instrument on    instruments are in
               Site, of all data obtainable   special boreholes.
               from the instrument and all
               of its sensors as specified
               in the Contract.

               C6   Reporting shall be
               deemed to include draft
               final report and final
               report in electronic
               file and/or hard copy
               forms including submit
               it/them in report
               box(es) and folder(s)
               with details and format
               all as specified in the
               Contract.

[STAMP]

Rev. 0: 22 May 2002                  A/20                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------

               CLASS C: GEOTECHNICAL AND OTHER SPECIALIST PROCESSES

     C1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Compaction (included in Class E)
                               Grouting carried out within tunnels, shafts and other subterranean cavities (included in Class T)

     C2        DIAPHRAGM WALLS

               (a)  Replace Second Division item 1 with the following:

                    1   Excavation in material other than rock        m3

               (b)  Deleted Second Division item 3

               (c)  Delete Third Division items 1 to 7

               (d)  Not used

               (e) Add new Measurement Rules M12A, M12B, M12C, M12D, M12E, M12F and M12G as follows:

                    M12A Excavation in diaphragm walls shall be measured under the following classifications:

                           i)  Material other than rock
                               Shall include any soft material, completely and highly decomposed rock and boulders, Grade III/IV, IV and V rocks and artificial hard material not falling within the classification of Rock as defined in M12A (ii) below.

                               Grade III/IV rock shall have a total core recovery of not less than 50% of the Grade over a 1.5 m core run.

                           ii) Rock
                               Shall be defined as Grade III or better rock.

                               Grade III or better rock shall have a minimum uniaxial compressive strength (UCS) of rock material not less than 25MPa (equivalent point load index strength not less than 1 MPa) with a total core recovery not less than 85% of the Grade over a 1.5m core run.

[STAMP]

Rev. 0: 22 May 2002                  A/21                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 C2 (Cont'd)        M12B   The volume of excavation in diaphragm walls shall be
                    evaluated as defined below:

                    Material other than rock

                    V = D x W x L - (Rock)

                    Where - V = volume
                            D = total depth of panel from the Commencing Surface W = nominal width of panel as stated in the item description
                            L = length of wall on its axis, i.e. panel length on
                                plan

                    Rock
                            V = W x K x L

                    Where - V = volume
                            W = nominal width of panel as stated in the item
                                description
                            K = depth of Rock
                            L = length of wall on its axis; i.e. panel length on
                                plan
                    M12C   A "measurable core" for the purposes of classifying
                    rock to be excavated in diaphragm wall trenches shall be a solid cylindrical NX size core retrieved by rotary drilling from "test boreholes" placed at the nominal centres along the centre line of the diaphragm wall as specified in the Employer's Requirements and consisting of rock which cannot be broken by unaided hands. Cores of solid material which can be demonstrated to have been broken during drilling or extraction will be considered as "measurable cores" and consecutive cores from any single borehole which can be re-assembled to produce a continuous length from any single borehole shall also be considered as a single "measurable core". Broken pieces which cannot be re-assembled to form a cylinder shall not be considered as a "measurable core". Notwithstanding any other exploratory boreholes ordered by the Engineer, the volume of Rock shall be determined solely from the "test boreholes" referred to above.

               (f)  Delete Additional Description Rule A5.

[STAMP]

Rev. 0: 22 May 2002                  A/22                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 C2 (Cont'd)   (g)  Replace Third Division items 1 to 8 corresponding to Second
                    Division Items 5 and 6 with the following:

                    1   Nominal size : not exceeding 10mm
                    2                  12mm
                    3                  16mm
                    4                  20mm
                    5                  25mm
                    6                  32mm
                    7                  40mm
                    8                  50mm or greater

               (h)  Replace Measurement Rule M10 with the following:

                    M10    The mass measured for reinforcement in diaphragm
                    walls shall include that of cast in stiffening, lifting and supporting steel detailed on the Design Documents reviewed without objection by the Engineer. Any additional steel required by the Contractor shall not be included in the mass measured.

               (i)  Add new Coverage Rules C5 to C11 as follows:

                    C5 Items for diaphragm walls shall include the following:
                    (i) removal and reinstatement of overhead obstructions to allow erection and movement of plant and equipment;
                    (ii) keeping full and detailed records of the work as carried out and of the ground conditions encountered;
                    (iii) taking precautions to avoid damage to structures, existing sewers, drains and services including providing temporary supports;
                    (iv) forming all joints between panels including waterbars or similar approved where specified;
                    (v)    disposal of excavated materials; and
                    (vi)   dealing with displaced bentonite.

                    C6     Items for diaphragm walls are deemed to include for
                    any unspecified backfilling to empty diaphragm wall trenches e.g. to suit the Contractor's method of working or to meet safety requirements. Excavation rates are deemed to include for excavating through unspecified backfill material.

                    C7     Items for diaphragm walls are deemed to include for
                    all lengths of panels.

[STAMP]

Rev. 0: 22 May 2002                  A/23                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 C2 (Cont'd)        C8    Items for guide walls are deemed to include straight
                    and curved walls and their subsequent breaking out and removal if required.

                    C9     Items for guide walls are to include raised guide
                    walls such as to enable a head of slurry to be maintained at a suitable height above the water table.

                    C10    Not used.

                    C11    Items for concrete shall be deemed to include ducts,
                    reservation tubes and sonic tubes installed as specified and subsequent grouting and making good.

[STAMP]

Rev. 0: 22 May 2002                  A/24                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS D: DEMOLITION AND SITE CLEARANCE

     D1        GENERAL CLEARANCE

               (a)  Replace Coverage Rule C2 with the following:

                    C2     Items for general clearance shall be deemed to
                    include the felling and removal of trees and stumps of any diameter and the backfill of holes left by stumps with approved backfilling material.

               (b)  Delete Additional Description Rule A3.

     D2        TREES

               (a)  Replace First Division item 2 with the following:

                    2      Not used

               (b) Delete Second Division items 1 to 5 corresponding to First Division item 2.

               (c)  Delete Definition Rules D2.

               (d)  Delete Coverage Rules C3.

     D3        STUMPS

               (a)  Replace First Division item 3 with the following:

                    3      Not used

               (b) Delete Second Division item 1 to 3 corresponding to First Division item 3.

     D4        BUILDINGS AND OTHER STRUCTURES

               Add new Coverage Rule C3A as follows:

                    C3A    Concrete shall be deemed to include mass and
                    reinforced concrete.

[STAMP]

Rev. 0: 22 May 2002                  A/25                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS E: EARTHWORKS

     E1        EXCLUDES

               Amend the Excludes list by adding the following:

                    Excavation to utilities (included in Class Y)

     E2        FILLING

               (a)  Add new Definition Rule D8A as follows:

                    D8A    Selected excavated material other than topsoil or
                    rock shall be any of the following materials all as defined under Clause 7.3 and Table 7.1 of the Standard Specification Volume 1 - Civil: fine fill, granular fill, special fill, rock fill (grade 200), rock fill (grade 400).

               (b)  Add new Definition Rule D8B as follows:

                    D8B    Non-selected excavated material other than topsoil or
                    rock shall be General Fill material as defined in Clause 7.3 and Table 7.1 of the Standard Specification Volume 1 - Civil.

     E3        FILLING ANCILLARIES

               (a)  Add new Second Division item 4 as follows:

                    4      Scarify surfaces       m2

               (b)  Add new Measurement Rule M24A as follows:

                    M24A   Scarify surfaces shall only be measured to surfaces
                    scarified in accordance with the Standard Specification.

               (c)  Add new Coverage Rule C3A as follows:

                    C3A    Items for scarify surfaces shall be deemed to include
                    compaction.

[STAMP]

Rev. 0: 22 May 2002                  A/26                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     E4        LANDSCAPING

               (a)  Replace Coverage Rules C4 with the following:

                    C4     Items for landscaping shall be deemed to include
                    fertilizing, protection, trimming and preparation of surface.

               (b)  Add new Second Division item 8 as follows:

                    8   Cementitious m2.

               (c) Add new Third Division items 1 and 2 corresponding to Second Division item 8 as follows:

                    1   Chunam
                    2   Sprayed concrete

               (d) Add new Measurement Rule M26 corresponding to Second Division item 8 as follows:

                    M26    The area measured for chunam and sprayed concrete
                    shall be the actual area to which the chunam or sprayed concrete is applied.

               (e) Add new Measurement Rule M27 corresponding to Second Division item 8 as follows:

                    M27    The area of chunam or sprayed concrete measured shall
                    include that occupied by obstructions, e.g. trees, not exceeding 1m2.

               (f)  Add new Coverage Rule C5 corresponding to Second Division item 8 as follows:

                    C5     Items for chunam and sprayed concrete shall be deemed
                    to included trimming and preparation of surfaces, weep mesh holes and mesh reinforcement.

               (g) Add new Additional Description Rule A19 corresponding to Second Division item 8 as follows:

                    A19    Item descriptions for chunam and sprayed concrete
                    shall identify work upon surfaces which are inclined at an angle exceeding 30 DEG. to the horizontal.

[STAMP]

Rev. 0: 22 May 2002                  A/27                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS F: IN SITU CONCRETE

     F1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  In situ concrete for:

                               Capping of boreholes (included in Class B)
                               Diaphragm walls (included in Class C)
                               Excavation ancillaries (included in Class E)
                               Drainage and pipework (included in Classes K and L)
                               Piles (included in Classes P and Q)
                               Roads, pavings, kerbs and U-channels (included in Class R)
                               Tunnel and shaft linings (included in Class T) Foundations for fences and gates (included in Class X)
                               Utilities (included in Class Y)
                               Granolithic finish, screeds and other applied finishes (included in ABWFMM Class AJ)

     F2        PROVISION OF CONCRETE

               (a) Replace Second Division items 1-8 corresponding to First Division Item 2 with the following:

                    1   Class:   No fines
                    2            20/20
                    3            30/20
                    4            40/20
                    5            45/20
                    6            50/20

               (b)  Replace First Division item 3 with the following:

                    3   Not used.

               (c) Delete Second Division items 1-3 corresponding to First Division item 3.

               (d)  Delete Third Division.

               (e)  Amend Definition Rule D1 to read as follows:

                    D1     Items for Provision of concrete shall be classified
                    in accordance with the Standard Specification Volume 2 - Structural.

[STAMP]

Rev. 0: 22 May 2002                  A/28                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     F3        PLACING OF CONCRETE

               Add new Additional Description Rule A5 as follows:

                    A5     Item descriptions for Other concrete forms which is
                    to steps, stairs, and landings shall so state and shall also state the waist dimension within the range as follows:

                    (a)    not exceeding 150mm
                    (b)    150 - 300 mm
                    (c)    300 - 500 mm
                    (d)    exceeding 500 mm

[STAMP]

Rev. 0: 22 May 2002                  A/29                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS G: CONCRETE ANCILLARIES

     G1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Reinforcement in diaphragm walls (included in
                               Class C)
                               Pre-tensioned prestressing (included in Class H) Formwork and reinforcement in precast concrete (included in Class H)
                               Formwork and reinforcement ancillary to drainage and pipework (included in Classes K and L) Formwork and reinforcement in piles (included in Classes P and Q)
                               Formwork and reinforcement for concrete roads, pavings and U-channels (included in Class R) Formwork for tunnel and shaft linings (included in Class T)
                               Formwork for foundations for fences and gates (included in Class X)
                               Formwork and reinforcement for Utilities
                               (included in Class Y)
                               Casting of inserts in structures for curtain walling (included in ABWFMM Class AP) Granolithic finish, screeds and other applied finishes (included in ABWFMM Class AJ)

     G2        FORMWORK

               (a) Delete Third Division items 5 and 6 corresponding to Second Division item 8.

               (b)  Replace Measurement Rule M2 with the following:

                    M2     Formwork shall not be measured for the following:

                    (a)    edges of blinding concrete not exceeding 0.2m wide
                    (b)    joints and associated rebates and grooves
                    (c) temporary surfaces including construction joints formed at the discretion of the Contractor
                    (d) surfaces of concrete which are expressly required to be cast against an excavated surface
                    (e) surfaces of concrete which are cast against excavated surfaces inclined at an angle less than 45 DEG. to the horizontal.

[STAMP]

Rev. 0: 22 May 2002                  A/30                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 G2 (Cont'd)        (f)    the soffit and sides of slabs and beams in "top down"
                           construction unless specifically required by the Contract
                    (g)    individual fillets, chamfers, splays, drips, rebates,
                           recesses, grooves and the like not exceeding 100 millimetres total girth

               (c)  Add new Measurement Rule M5A as follows:

                    M5A    The area of formwork measured shall include kickers
                    measured in m2 as part of the plane surface on which they occur.

               (d)  Replace Measurement Rule M6 with the following:

                    M6     The area of formwork measured shall include the area
                    of formwork obscured by:

                    (a)    forms for large and small voids
                    (b) forms for individual fillets, chamfers, splays, drips, rebates, recesses, grooves and the like not exceeding 100 millimetres total girth
                    (c)    inserts

               (e)  Delete Definition Rules D4 and D5.

               (f) Add new Coverage Rule C1A and C1B corresponding to First Division items 1 to 4 as follows:

                    C1A    Items for formwork measured in m2 shall be deemed to
                    include kickers expressly required or provided in accordance with the Contractor's method of construction for which a notice of no objection has been issued by the Engineer.

                    C1B    Items for formwork shall be deemed to include for
                    pipe sleeves not exceeding 150mm diameter.

               (g)  Amend Additional Description Rule A5 to read as follows:

                    A5     Items descriptions for formwork for concrete
                    components of constant cross-section shall state the principal cross-sectional dimensions of the component and its mark number or location or other unique identifying feature.

[STAMP]

Rev. 0: 22 May 2002                  A/31                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     G3        REINFORCEMENT

               (a) Replace Third Division items 1 to 8 corresponding to Second Division items 1 to 4 with the following:

                    1   Nominal size:  not exceeding 10mm
                    2                  12mm
                    3                  16mm
                    4                  20mm
                    5                  25mm
                    6                  32mm
                    7                  40mm
                    8                  50mm or greater

               (b)  Replace Measurement Rule M8 with the following:

                    M8     The mass of reinforcement measured shall include the
                    mass of cast in of steel supports to top reinforcement detailed on the Design Documents reviewed without objection by the Engineer. Any additional steel required by the Contractor shall not be included in the mass measured.

               (c)  Add new Measurement Rule M9A as follows:

                    M9A    Special joints shall be measured only where they are
                    expressly required.

               (d)  Replace Coverage Rule C1 with the following:

                    C1     Item for reinforcement shall be deemed to include
                    supporting reinforcement other than cast in steel supports to top reinforcement detailed on the Design Documents reviewed without objection by the Engineer.

[STAMP]

Rev. 0: 22 May 2002                  A/32                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     G4        CONCRETE ACCESSORIES

               (a) Delete Third Division items 4 and 5 corresponding to Second Division item 1.

               (b)  Delete Coverage Rule C6.

               (c)  Delete Additional Description Rule A13.

               (d) Add new Measurement Rule M17 corresponding to Second Division item 3 with the following:

                    M17    Pipe sleeves shall be measured as inserts only when
                    size of sleeves exceeding 150mm diameter.

[STAMP]

Rev. 0: 22 May 2002                  A/33                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS H: PRECAST CONCRETE

     H1        EXCLUDES

               Amend the Excludes list by adding the following:

                    Utilities (included in Class Y)
                    Precast concrete tiles.

[STAMP]

Rev. 0: 22 May 2002                  A/34                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS I: PIPEWORK - PIPES

     I1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Work included in Classes J, K, L, and Y.
                               Piped building services (included in BSMM)

     I2        PIPES

               (a)  Replace Additional Rule A1 with the following:

                    A1    Type of pipework in each item or group of items shall
                    be stated in item descriptions so that the pipe runs included can be identified by reference to the Design Documents reviewed without objection by the Engineer.

               (b)  Replace Additional Description Rule A2 with the following:

                    A2     The materials, joint types, nominal bores and lining
                    requirements of pipes shall be stated in item descriptions and reference given to applicable specifications and specified qualities.

[STAMP]

Rev. 0: 22 May 2002                  A/35                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS J: PIPEWORK - FITTINGS AND VALVES

     J1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Work included in Classes I, K, L and Y.
                               Piped building services (included in BSMM).

     J2        FITTINGS

               Replace Additional Description Rule A1 with the following:

                    A1     The materials, joint types, nominal bores and lining
                    requirements of pipe fittings shall be stated in item descriptions and reference given to applicable specifications and specified qualities. Fittings with puddle flanges shall be so described.

     J3        VALVES AND PENSTOCKS

               Replace Additional Description Rule A6 with the following:

                    A6     The materials, nominal bores and any additional
                    requirements such as joints, draincocks, extension spindles and brackets shall be stated in item descriptions for valves and penstocks and reference given to applicable specifications and specified qualities.

[STAMP]

Rev. 0: 22 May 2002                  A/36                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS K:  PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

     K1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Work included in Classes I, J, L and Y.
                               Ducted building services (included in BSMM).

     K2        MANHOLES

               Replace Additional Description Rule A1 with the following:

                    A1     Type shall be stated in item descriptions for
                    manholes, other stated chambers and gullies of which details are given elsewhere in the Contract.

[STAMP]

Rev. 0: 22 May 2002                  A/37                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS L: PIPEWORK - SUPPORTS AND PROTECTION, ANCILLARIES TO LAYING AND EXCAVATION

     L1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Work included in Classes I, J, K, and Y.
                               Insulation to building services (included in BSMM).

[STAMP]

Rev. 0: 22 May 2002                  A/38                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS M:  STRUCTURAL METALWORK

     M1        EXCLUDES

               Amend the Excludes list by adding the following:

                    Structural metalwork for metal cladding (included in ABWFMM Class AG)
                    Structural metalwork frames for metal roof cladding and structural supporting frames for metal cladding (included in ABWFMM Classes AA and AG)

     M2        OFF SITE SURFACE TREATMENT

               Amend Measurement Rule M8 to read as follows:

                    M8     Surface treatment carried out on the Site shall be
                    classed as painting (Class V) or as architectural coatings and special finishings.

[STAMP]

Rev. 0: 22 May 2002                  A/39                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS N: MISCELLANEOUS METALWORK

     N1        EXCLUDES

               Amend the Excludes list by adding the following:

                    Utilities (included in Class Y)
                    Metal cladding (included in ABWFMM Class AG)
                    Raised access flooring to computer rooms (included in ABWFMM Class AH)
                    Metal handrails and capping pieces to glass balustrades (included in ABWFMM Class AH)

     N2        FIRST DIVISION 2

               Delete Second Division item 1.

[STAMP]

Rev. 0: 22 May 2002                  A/40                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS O: TIMBER

     O1        EXCLUDES

               Replace the Excludes list with the following:

                    Formwork to concrete (included in Class G)
                    Timber piles (included in Class P)
                    Timber sleepers (included in Class S)
                    Timber supports in tunnels (included in Class T)
                    Timber fencing (included in Class X)
                    Building carpentry and joinery (included in ABWFMM Class AC)

[STAMP]

Rev. 0: 22 May 2002                  A/41                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS P: PILES 1

     P1        MEASUREMENT RULES

               Replace Measurement Rule M1 with the following:

                    M1     Bored and driven depths shall be measured along the
                    axes of piles from the Commencing Surface to the toe levels of bored piles, to the bottom of the casings of driven cast in place piles and to the bottom of the toes of other driven piles. The Commencing Surface adopted in the preparation of the Bill of Quantities as the surface at which boring or driving is expected to begin shall be adopted for the measurement of the completed work. The levels of the toe level of bored piles, the bottom of the casings of driven cast in place piles and the bottom of the toes of other driven piles adopted for the measurement of the completed work shall be those shown on the Design Documents reviewed without objection by the Engineer or otherwise instructed by the Engineer.

     P2        BORED AND DRIVEN CAST IN PLACE CONCRETE PILES

               (a)  Add new Coverage Rule C2 as follows:

                    C2     Items for concreted length shall be deemed to include
                    ducts installed as specified and subsequent grouting and making good.

               (b)  Add Additional Description Rules A5a and A5b as follows:

                    A5a    Bored cast in place mini-piles shall be identified in
                    item descriptions.

                    A5b    For mini-pile measurement, 'concreted length' shall
                    mean grouted length.

     P3        ISOLATED STEEL PILES

               Replace Definition Rule D4 with the following:

                    D4     The length of isolated steel piles shall be the
                    lengths expressly required to be supplied excluding extensions but including heads and shoes where specified.

[STAMP]

Rev. 0: 22 May 2002                  A/42                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     P4        BARRETTE

               (a)  Add Category 9 - Barrette as follows:

                    First         Second          Third
                    Division      Division        Division
                    ------------------------------------------------------------
                    9 Barrette    1 stated        1 Number of barrettes     nr
                                    barrette size 2 Excavation to stated
                                                    maximum depth           m/3/
                                                  3 Concrete                m/3/

               (b)  Add Measurement Rule M9 as follows:

                    M9     Excavation depth shall be measured along the axis of
                    barrettes from the Commencing Surfaces to the founding levels of the barrettes. The Commencing Surface adopted in the preparation of the Bill of Quantities as the surface at which excavation is expected to begin shall be adopted for the measurement of the completed Works. The levels of the founding level of barrettes adopted for the measurement of the completed work shall be those shown on the Design Documents reviewed without objection by the Engineer or otherwise instructed by the Engineer.

               (c)  Add Measurement Rule M10 as follows:

                    M10    Concrete shall be measured from the cut off levels
                    expressly required to the founding levels shown on Design Documents reviewed without objection by the Engineer or otherwise instructed by the Engineer.

               (d)  Add Definition Rule D8 as follows:

                    D8     The maximum depth stated in item descriptions for the
                    depth of barrettes shall be the depth which is not exceeded by any barrette included in the item.

[STAMP]

Rev. 0: 22 May 2002                  A/43                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------

 P4 (Cont'd)   (e)  Add Coverage Rules C3 and C4 as follows:

                    C3     Items for excavation for barrettes shall be deemed to
                    include preparation and upholding sides of excavation.

                    C4     Items for concrete in barrette piles shall be deemed
                    to include trimming the faces of barrettes and preparing their tops to receive other work.

               (f)  Add Additional Description Rule A13 as follows:

                    A13    The mix specifications or strengths shall be stated
                    in item descriptions for concrete in barrettes.

[STAMP]

Rev. 0: 22 May 2002                  A/44                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS Q: PILING ANCILLARIES

     Q1        MEASUREMENT RULES

               Replace Measurement Rule M1 with the following:

                    M1     Work in this class, other than boring through rock
                    and backfilling empty bore for cast in place concrete piles, shall be measured only where expressly required.

     Q2        FIRST DIVISION ITEM 1 CAST IN PLACE CONCRETE PILES

               (a) Replace Second Division items 1 to 8 corresponding to First Division item 1 with the following:

                    1 Pre-boring                                            m
                    2 Boring through rock                                   m
                    3 Backfilling empty bore with stated material           m
                    4 Permanent casings each length:
                         not exceeding 13m                                  m
                    5    exceeding 13m                                      m
                    6 Enlarged bases                                        nr
                    7 Cutting off surplus lengths                           m
                    8 Preparing heads                                       nr

               (b)  Add new Measurement Rules M2A and M2B as follows:

                    M2A    The lengths of boring through rock admeasured shall
                    be the total length, above the toe levels of bored piles shown on the Design Documents reviewed without objection by the Engineer or otherwise instructed by the Engineer, of the rock recovered during pre-drilling at each pile location.

                    M2B    Notwithstanding Measurement Rule M2A, if no
                    pre-drilling is required to be carried out at the pile location, then the length of boring through rock admeasured shall be the total length, above the toe levels of the bored piles shown on the Design Documents reviewed without objection by the Engineer or otherwise instructed by the Engineer, through a naturally occurring hard strata which, in the opinion of the Engineer is MDG grade III rock or stronger and which exceeds 0.20 cu.m. in size.

[STAMP]

Rev. 0: 22 May 2002                  A/45                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 Q2 (Cont'd)   (c)  Add new Additional Description Rule A2a as follows:

                    A2a    Cast in place mini-piles shall be identified in item
                    description.

     Q3        OBSTRUCTIONS

               (a)  Delete First Division item 7.

               (b)  Delete Measurement Rule M12.

     Q4        PILE TESTS

               (a)  Add new Second Division items 6, 7 and 8 as follows:

                    6 Number of cast in place concrete piles cored          nr
                    7 Coring of cast in place concrete piles                m
                    8 Core boxes, length of core stated                     nr

               (b) Add new Measurement Rule M13 corresponding to Second Division item 7 as follows:

                    M13    Notwithstanding that pile tests are measured per
                    number, items coring of cast in place concrete piles shall be measured per metre.

               (c)  Add new Definition Rule D6 corresponding to Second Division item 8 as follows:

                    D6     Core boxes shall be deemed to become the property of
                    the Employer unless otherwise stated.

               (d)  Add new Coverage Rule C6 corresponding to Second Division item 7 as follows:

                    C6     Items for coring of cast in place concrete piles
                    shall be deemed to include coring through rock, all tests required on concrete cores and rock cores, grouting and making good.

               (e)  Add new Coverage Rule C7 corresponding to Second Division item 8 as follows:

                    C7     Items for core boxes shall be deemed to include
                    packing the cores and transporting the cores boxes to the Engineer's laboratory or such other location within Hong Kong as may be required by the Engineer.

[STAMP]

Rev. 0: 22 May 2002                  A/46                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 Q4 (Cont'd)   (f)  Add new Additional Description Rule A9 as follows:

                    A9     Types of non-destructive integrity tests shall be
                    stated in the item description

     Q5        BARRETTE

               (a)  Add Category 9 - Barrette as follows:

                  First
                  Division   Second Division              Third Division
                  --------------------------------------------------------------
                  9 Barrette 1 Excavation through         1 stated barrette size
                               rock                  m/3/

                             2 Backfilling with
                               stated material       m/3/

                             3 Plain round steel bar      Nominal size:
                               reinforcement to           1  not exceeding l0mm
                               BS4449                 t   2  12mm
                                                          3  16mm
                             4 Deformed high yield        4  20mm
                               steel bar reinforcement    5  25mm
                               to BS4449              t   6  32mm
                                                          7  40 mm
                                                          8  50 mm or greater
                             5 Guide walls            m

                             6 cutting off surplus        1 stated barrette size
                               length                 m

                             7 Preparing heads        nr

               (b)  Add Measurement Rules M14 to M18 as follows:

                    M14    The length of excavation through rock admeasured
                    shall be the total length above the founding levels of barrettes shown on the Design Documents reviewed without objection by the Engineer or otherwise instructed by the Engineer, of rock recovered during pre-drilling at each barrette location.

                    M15    Depth of backfilling to barrettes shall be measured
                    along the axes of barrettes from the Commencing Surfaces to the cut-off levels of the barrettes.

[STAMP]

Rev. 0: 22 May 2002                  A/47                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 Q5 (Cont'd)        M16    The mass measured for reinforcement in barrettes
                    shall include that of cast in stiffening, lifting and supporting steel detailed on the Design Documents reviewed without objection by the Engineer. Any additional steel required by the Contractor shall not be included in the mass measured.

                    M17    The mass of steel reinforcement shall be taken as
                    0.785 kg/m per 100mm2 of cross-section (7.85 t/m2). The mass of other reinforcing material shall be taken as stated in the Contract.

                    Ml8    Guide walls shall be measured along the girth of the
                    barrettes.

               (c)  Add Definition Rule D7 as follows:

                    D7     The nominal size used for classification in item
                    descriptions for bar reinforcement shall be the cross-sectional size defined in BS4449.

               (d)  Add Coverage Rule C8 as follows:

                    C8     Items for reinforcement in barrettes shall be deemed
                    to include supporting reinforcement and preparing protruding reinforcement to receive other work.

[STAMP]

Rev. 0: 22 May 2002                  A/48                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS R: ROADS AND PAVINGS

     R1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Earthworks (included in Class E)
                               Drainage (included in Classes I, J, K and L)
                               Fences and gates (included in Class X)
                               Utilities (included in Class Y)
                               Gantries and other substantial structures supporting traffic signs
                               Maintenance of roads and pavings
                               Covers to in situ concrete U-channels

     R2        DEFINITION RULES

               Delete Definition Rule D1.

     R3        SUB BASES, FLEXIBLE ROAD BASES AND SURFACING

               (a) Amend Second Division items 1 and 2 (corresponding to First Division 1) to read as follows:

                    1   Granular material type 1 as specified       m2
                    2   Granular material type 2 as specified       m2.

               (b) Amend Second Division items 5 (corresponding to First Division 1) to read as follows:

                    5   Lean concrete as specified                  m2.

     R4        CONCRETE PAVEMENTS

               (a)  Replace Second Division item 1 with the following:

                    1   Not used.

               (b)  Amend Second Division item 2 to read as follows:

                    2   Carriageway slabs of stated strength        m2.

[STAMP]

Rev. 0: 22 May 2002                  A/49                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 R4 (Cont'd)   (c)  Replace Measurement Rule M5 with the following:

                    M5     The mass of reinforcement measured shall include the
                    mass of cast in steel supports to top reinforcement detailed on the Design Documents reviewed without objection by the Engineer. Any additional steel required by the Contractor shall not be included in the mass measured.

               (d)  Replace Coverage Rule C2 with the following:

                    C2     Items for reinforcement shall be deemed to include
                    supporting reinforcement other than cast in steel supports to top reinforcement detailed on the Design Documents reviewed without objection by the Engineer.

     R5        KERBS, CHANNELS AND EDGINGS

               (a)  Replace Second Division items 1 to 7 with the following:

                    1   Precast concrete kerbs of Highways Dept types K1, K2 and
                        K3.
                    2   Precast concrete drop kerbs of Highways Dept types K5,
                        K6, K7, K8 and K9.
                    3   Precast concrete edging kerbs of Highways Dept type E1,
                        E2 and E3.
                    4   In Situ Concrete kerbs and edging.
                    5   Asphalt kerbs.
                    6   Asphalt channels.
                    7   In Situ Concrete U-channels.

               (b)  Delete Second Division item 8.

               (c)  Add new Coverage Rule C3A corresponding to Second Division item 7 as follows:

                    C3A    Items for in situ concrete U-channels shall be deemed
                    to include formwork and rendering angles, ends, outlets, intersections and rebates.

               (d) Add new Additional Description Rule A7A and A7B corresponding to Second Division item 7 as follows:

                    A7A    The type and overall size of in situ concrete
                    U-channels shall be stated in item descriptions for in situ concrete U-channels.

                    A7B    Item descriptions for in-situ concrete U-channels
                    shall separately identify reinforced in situ concrete U-channels.

[STAMP]

Rev. 0: 22 May 2002                  A/50                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     R6        LIGHT DUTY PAVEMENTS

               (a)  Amend Second Division item 8 to read as follows:

                    8 Precast concrete flags or brick paving to stated specification.

               (b)  Add new Additional Description Rule A7C

                    A7C    Item descriptions for precast concrete flags or brick
                    paving shall specify the material.

     R7        ANCILLARIES

               (a)  Add new Coverage Rule C5 as follows:

                    C5     Items for letters and shapes, continuous lines and
                    intermittent lines shall be deemed to include solid glass beads.

               (b)  Delete Additional Description Rule A8

     R8        NOTE

               Delete Note at the foot of page 77.

               CLASS S: RAIL TRACK

               No amendments.

               CLASS T: TUNNELS

     T1        SUPPORT AND STABILISATION

               (a) Add new Third Division item 7 corresponding to Second Division item 1 as follows:

                    7   Pregrouted displacement.

[STAMP]

Rev. 0: 22 May 2002                  A/51                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS U: BRICKWORK

     U1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Brickwork in manholes and other brickwork
                               incidental to pipework (included in Classes K and Y)
                               Blockwork in protective layers to waterproofing (included in Class W)
                               Natural stonework other than ashlar masonry and rubble masonry (included in ABWFMM Class AO)

               CLASS V: PAINTING

     V1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Road surface markings (included in Class R)
                               Silk Screen and acid etched letters, numerals, characters, symbols and graphics (included in ABWFMM Class AI)
                               Architectural coatings and special finishings (included in ABWFMM Class AT)
                               Building services pipework and ductwork
                               (included in BSMM)
                               Painting carried out prior to delivery of components to the Site

     V2        SECOND DIVISION

               Amend Second Division items 3 and 4 to read as follows:

                    3   Concrete
                    4   Plaster and render

[STAMP]

Rev. 0: 22 May 2002                  A/52                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
     V3        THIRD DIVISION CORRESPONDING TO SECOND DIVISION ITEMS 1 TO 6

               (a)  Delete Third Division items 6, 7 and 8.

               (b)  Add Third Division items 5 and 6 as follows:

                    5   Isolated surfaces of width or girth not exceeding
                        500mm                                               m2
                    6   Letters, numerals, characters, punctuation and the
                        like                                                nr

               (c)  Amend Measurement Rule M2 to read as follows:

                    M2     Isolated surfaces of width or girth not exceeding
                    500mm shall not be distinguished by inclination.

               (d)  Delete Measurement Rule M3.

               (e)  Delete Definition Rule D1.

               (f) Add Definition Rule D1 corresponding to Third Division item 5 as follows:

                    D1     Isolated surfaces of width or girth not exceeding
                    500mm shall be classed as such only where work of overall width or girth not exceeding 500mm is not in conjunction with similarly painted work.

               (g)  Delete Additional Description Rule A3.

               (h) Add Additional Description Rule A3 corresponding to Third Division item 6 as follows:

                    A3     Item descriptions for letters, numerals, characters,
                    punctuation and the like shall state the height and style.

     V4        Delete Note at the bottom of page 91.

[STAMP]

Rev. 0: 22 May 2002                  A/53                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS W: WATERPROOFING

     W1        INCLUDES

               Replace the Includes list with the following:

                    Includes:  Damp proofing, tanking and roofing
                               Blockwork in protective layers

     W2        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes:  Waterproofed joints (included in Classes C, G, H,
                               I, J, K, R, T, U, X and Y)
                               Damp proof courses in brickwork, blockwork and masonry (included in Class U)
                               Roof tiling and metal roof cladding (included in ABWFMM Class AA)

     W3        DAMP PROOFING, TANKING AND ROOFING

               (a)  Delete Second Division item 2.

               (b)  Delete Second Division item 7.

     W4        PROTECTIVE LAYERS

               (a)  Replace Second Division item 5 with the following:

                    5   Blockwork    m/2/

               (b)  Add new Coverage Rule C2 corresponding to Second Division item 5 as follows:

                    C2     Items for blockwork shall be deemed to include
                    jointing, pointing, ties, dowels, cramps, joggles and the like; reinforcement; damp proof courses.

               (c) Add new Additional Description Rule A2A corresponding to Second Division item 5 as follows:

                    A2A    Item descriptions for blockwork shall state the
                    materials, nominal dimensions and type of block.

[STAMP]

Rev. 0: 22 May 2002                  A/54                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
               CLASS X: MISCELLANEOUS WORK

     X1        INCLUDES

               Replace Includes with the following:

                    Includes:  Fences, gates and their foundations
                               Drainage to structures above ground and within structures below ground
                               Rock filled gabions

     X2        DRAINAGE TO STRUCTURES ABOVE GROUND AND WITHIN STRUCTURES BELOW
               GROUND

               (a)  Amend First Division item 3 to read as follows:

                    3   Drainage to structures above ground and within
                    structures below ground

               (b)  Replace Coverage Rule C3 with the following:

                    C3     Items for drainage to structures above ground and
                    within structures below ground shall be deemed to include supports.

               (c)  Replace Additional Description Rule A5 with the following:

                    A5     Item descriptions for drainage to structures above
                    ground and within structures below ground shall state the type, principal dimensions and materials of the components.

     X3        ADD NEW CATEGORY AS FOLLOWS:

               (a)  First Division         Second Division        Third Division
                    ------------------------------------------------------------
                    5 Corrosion
                      Monitoring
                      System         nr

               (b)  Coverage Rule C5

                    C5     Items for Corrosion Monitoring System shall be deemed
                    to be fully inclusive of all works necessary at each location to comply with the requirements of the Employer's Requirements.

[STAMP]

Rev. 0: 22 May 2002                  A/55                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                            ITEM DESCRIPTION
--------------------------------------------------------------------------------
 X3 (Cont'd)   (c)  Additional Description Rule A7

                    A7     Item descriptions for Corrosion Monitoring System
                    shall identify the relevant specifications and Design Documents reviewed without objection by the Engineer.

               CLASS Y:    SEWER AND WATER MAIN RENOVATION AND ANCILLARY WORKS

     Y1        CLASS Y:

               Replace Class Y with the following:

               CLASS Y UTILITIES

               Includes:   Diversions of Utility Services
                           Trial holes for Utilities

               Excludes:   Temporary Utility Diversion (included in Class A)
                           Traffic diversions and regulations (included in Class A)
                           Trial pits (included in Class B)

                    First Division      Second Division        Third Division
                    ------------------------------------------------------------
                    1 Diversion of      1    Area Traffic
                      existing services      Control

                                        2    Drainage          1  Storm drain
                                                               2  Foul sewer

                                        3    Electric          1  11 Kv
                                                               2  33 Kv
                                                               3  132 Kv
                                                               4  400 Kv
                                                               5  Overhead line

                                        4    Gas               1  Low pressure
                                                               2  Medium
                                                                  pressure
                                                               3  Intermediate
                                                                  pressure
                                                               4  High pressure

                                        5    Rediffusion

                                        6    Communications    1  Signal cables
                                                               2  Tele-
                                                                  communications

                                        7    Tramways

                                        8    Water             1  Fresh
                                                               2  Salt

[STAMP]

Rev. 0: 22 May 2002                  A/56                    Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
       Y1     Measurement Rule M1
 (Cont'd)
              M1 The unit measurement for Utilities shall be the "sum".

              Coverage Rule C1

              C1 Item for diversion of existing services shall be deemed to be fully inclusive of all work necessary to comply with the requirements of the Employer's Requirements.

              Additional Description Rules A1 and A2

              A1 "Diversion" is defined in accordance with the Employer's Requirements.

              A2 Item descriptions for diversion of existing services shall state the diversion reference in accordance with the Schedule of Utility Arrangements. Separate items shall be given for each diversion contained in the Schedule of Utility Arrangements.

              CLASS Z: SIMPLE BUILDING WORKS INCIDENTAL TO CIVIL ENGINEERING
              WORKS

              Delete Class Z.

[STAMP]

Rev. 0: 22 May 2002                   A/57                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part B
                                                            Amendments to ABWFMM

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
              SECTION 1. GENERAL PRINCIPLES

   1.1        TITLE APPLICATION AND EXTENT

              Replace paragraphs 1.1 and 1.2 with the following:

                   1.1 The title of this document is Architectural Builder's Works and Finishes Standard Method of Measurement, which is abbreviated to ABWFMM. The ABWFMM is intended to be used in conjunction with the General Conditions, other Standard Methods of Measurement referred to in the Preamble to the Pricing Document and the AAMM and only in connection with architectural builder's works and finishes.

                   1.2   (a)   The Classes in the ABWFMM are supplemental to
                               those contained in the CESMM3 as amended by the AAMM.

                         (b) Sections 1 to 8 of CESMM3 as amended by the AAMM shall apply to the preparation of Schedule of Rates in accordance with the ABWFMM.

                         (c) CESMM3 Classes A to Y as amended by the AAMM shall be used in preparing architectural builder's work and finishes Schedule of Rates insofar as the items included in those Classes are required in the Schedule of Rates.

   2.1        CESMM3 CLASSES

              Replace paragraph 2 with the following:

                   2.1 References to Classes A to Y in the ABWFMM are references to CESMM3 Classes and where work is excluded from the ABWFMM and identified as being included in any Class in CESMM3 then it shall be measured in accordance with CESMM3 and the AAMM and included in the Schedule of Rates.

[STAMP]

Rev. 0: 22 May 2002                    B/1                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part B
                                                            Amendments to ABWFMM

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
              CLASSES AA TO AF INCLUSIVE

              No amendments.

              CLASS AG: METAL CLADDING

   AG1        Replace Measurement Rule M2 with the following:

              M2 Item descriptions for panels shall group panels within the following categories:

                   (i)   not exceeding 0.5m2
                   (ii)  0.5 - 1.0m2
                   (iii) 1.0 - 1.5m2
                   (iv)  1.5 - 2.0m2
                   (v)   2.0 - 2.5m2
                   (vi)  2.5 - 3.0m2
                   (vii) exceeding 3.0m2 size to be fully described.

              CLASSES AH TO AT INCLUSIVE

              No amendments.

[STAMP]

Rev. 0: 22 May 2002                    B/2                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
              SECTION 1. DEFINITION

   1.1        Replace paragraph 1.2.2 with the following:

              1.2.2 'General Conditions' means the Kowloon-Canton Railway Corporation General Conditions of Contract for Design-Build Works (Civil) (14 September 2001 Edition)

[STAMP]

Rev. 0: 22 May 2002                    C/1                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
              SECTION 2. ELECTRICAL INSTALLATIONS

   2.1        Delete the second paragraph in Clause 2.7.1

   2.2        Delete the second paragraph in Clause 2.10.6

[STAMP]

Rev. 0: 22 May 2002                    C/2                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
              SECTION 3. MECHANICAL INSTALLATIONS

   3.1 Add new paragraphs for "Distribution and Principal Inter-connections" 3.9.1 and 3.9.2 as follows:

              Distribution and Principal Inter-connections

              3.9.1 Cable and conduit, cable trunking, trays and ladders connections from the Power Source/UPS unit to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

              3.9.2 Signal/Control circuits, including approved cable, conduit trunking and accessories etc. from central equipment to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

   3.2 Add new paragraphs for "Final Circuit Points" 3.10.1 and 3.10.2 as follows:

              Final Circuit Points

              3.10.1 Circuits from each data gathering equipment, master station and the like to field points or sensors or equipment for controlling, monitoring or measurement functions, alarm provision etc. shall be enumerated, stating point of origin, function and locations or schedule reference where appropriate. The description, where appropriate, shall state that the items shall include all necessary sensors, instruments, devices, auxiliary fittings including without limitation clocks, telephones, alarm bells, loudspeakers and ANY appropriate connection thereto.

              3.10.2 Cables, trays and ladders, conduits including flexible conduits and adapters, outlet boxes, junction boxes, universal boxes, including special boxes, adaptable boxes, floor-trap boxes, purpose made boxes, flameproof boxes, expansion joints, all fixings, bending, cutting, screwing and jointing, laying in trunking or fixing in trays and ladders, the provision of draw wire or cables, and all earth continuity requirements for final circuit points shall be deemed to be included in the item. Components and forming of holes for making connections of conduit into trunking shall be deemed to be included in the point item. Couplings to and forming holes for conduit entry to equipment shall be deemed to be included in the item of equipment.

[STAMP]

Rev. 0: 22 May 2002                    C/3                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
              SECTION 4. PLUMBING INSTALLATION

   4.1        Delete item for "Compressed air installation" in Section 4.1.1
              (viii) and replace with "Control systems"

   4.2 Add new paragraphs for "Distribution and Principal Inter-connections" 4.7.1 and 4.7.2 as follows:

              Distribution and Principal Inter-connections

              4.7.1 Cable and conduit, cable trunking, trays and ladders connections from the Power Source/UPS unit to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

              4.7.2 Signal/Control circuits, including approved cable, conduit trunking and accessories etc. from central equipment to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

   4.3 Add new paragraphs for "Final Circuit Points" 4.8.1 and 4.8.2 as follows:

              Final Circuit Points

              4.8.1 Circuits from each data gathering equipment, master station and the like to field points or sensors or equipment for controlling, monitoring or measurement functions, alarm provision etc. shall be enumerated, stating point of origin, function and locations or schedule reference where appropriate. The description, where appropriate, shall state that the items shall include all necessary sensors, instruments, devices, auxiliary fittings including without limitation clocks, telephones, alarm bells, loudspeakers and ANY appropriate connection thereto.

[STAMP]

Rev. 0: 22 May 2002                    C/4                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
4.3 (Cont'd)  SECTION 4. PLUMBING INSTALLATION (CONT'D)

              4.8.2 Cables, trays and ladders, conduits including flexible conduits and adapters, outlet boxes, junction boxes, universal boxes, including special boxes, adaptable boxes, floor-trap boxes, purpose made boxes, flameproof boxes, expansion joints, all fixings, bending, cutting, screwing and jointing, laying in trunking or fixing in trays and ladders, the provision of draw wire or cables, and all earth continuity requirements for final circuit points shall be deemed to be included in the item. Components and forming of holes for making connections of conduit into trunking shall be deemed to be included in the point item. Couplings to and forming holes for conduit entry to equipment shall be deemed to be included in the item of equipment.

              SECTION 6. WORK CLASSIFICATION AND CODES

   6.1 Delete item for "Compressed air installation" in Section 6.1.1 class BC, 1st Division, item 08 and replace with "Control systems"

   6.2        Add new items in section 6.1.1 class BB, 2nd Division:

              07 - Distribution
              08 - Final circuits

   6.3        Add new items in section 6.1.1 class BC, 2nd Division:

              05 - Distribution
              06 - Final circuits

[STAMP]

Rev. 0: 22 May 2002                    C/5                   Contract No.LDB-201

                      This page is left blank intentionally

[STAMP]

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
    1         GENERAL

   1.1 The main headings, sub-headings and item descriptions in the Bill of Quantities identify the work covered by the respective items, but the descriptions of work are not necessarily complete in all respects. The exact nature and extent of the work to be carried out shall be ascertained by reference to the General Conditions, the Employer's Requirements as the case may be, read in conjunction with the relevant method of measurement and the AAMM.

    1.2 The rates and prices inserted in the Schedule of Rates shall be the full inclusive value of the work described under the several items, including all costs and expenses which may be required in and for the execution of the Works in accordance with the Contract together with all general risks liabilities and obligations set forth or implied in the documents on which the tender is based, including all Temporary Works (apart from those specifically billed).

   1.3 A rate or price is to be entered by the Tenderer against each item in the Schedule of Rates whether quantities are stated or not. Items against which no price is entered shall be deemed to be covered by the other rates or prices in the Schedule of Rates.

    2         ACCESS TO SITE AND METHOD OF WORKING

   2.1 Access to the Site as specified will be given free of charge to the Contractor. Rates and prices shall include the cost of completely equipping and maintaining the Site together with any temporary bridging, filling or excavation, and reinstatement (apart from that specifically itemised in the Pricing Schedule) which the Contractor may require for his method of construction within the Site and all measures as reviewed without objection by the Engineer to protect adjacent property.

    3         SPECIFIED REQUIREMENTS

              Certain items, which are set out in the Pricing Schedule and classed as "specified requirements", cover such works, other than the Permanent Works, as are expressly stated in the Contract to be carried out by the Contractor. Other specified requirements not so given in the Pricing Schedule shall be deemed to be covered elsewhere in the Pricing Schedule.

[STAMP]

Rev. 0: 22 May 2002                    D/1                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------

    4         TEMPORARY WORKS

   4.1 Where specific items of Temporary Works are included in the Pricing Schedule, the rates and prices shall include all costs relating to the appropriate items.

    5         TEMPORARY DIVERSIONS

   5.1 Rates and prices shall include the cost of any temporary alteration, subsequent maintenance and temporary and permanent reinstatement of roads, footpaths, railway sidings and services which the Contractor may require to execute the Works in accordance with his method of construction as reviewed without objection by the Engineer.

    6         GENERAL CLEARANCE

   6.1 Rates and prices for General clearance shall be deemed to include removing, storing, maintaining and subsequently replacing all pedestrian handrails, central median rails, street signs and the like.

    7         DEFINITION OF ROCK

   7.1 As required by CESMM3 Section 5 paragraph 5.5 "rock" is defined as follows:

              (1) For work other than ground investigation, diaphragm walls and boring cast in the place concrete piles:

                   "rock" means all naturally occurring hard strata which, in the opinion of the Engineer, cannot be broken by hand without the aid of wedges, sledge hammers or pneumatic drills, and which would normally be removed by:

                   a) blasting, or
                   b) chemical gas; or
                   c) mechanical bursting; or
                   d) hydraulic breaker.

              (2)  For diaphragm walls:

                   "rock" is defined in AAMM Part A Class C: Geotechnical and other specialist processes.

[STAMP]

Rev. 0: 22 May 2002                    D/2                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
7.1 (Cont'd)  (3)  For ground investigation and bored cast in place concrete piles:

                         "rock" means naturally occurring material of weathering
                   Grade III or better rock which shall have an unconfined uniaxial compressive strength (UCS) of 25Mpa (equivalent point load index strength not less than 1 MPa) with a total core recovery not less than 85% of the Grade over a 1.5m core run.

    8         EARTHWORKS

   8.1 For the purpose of measurement all excavated material to be measured in accordance with CESMM3 Classes E and T shall be deemed to be suitable for use as filling material in accordance with the Employer's Requirements unless approved as otherwise by the Engineer.

    9         STEEL REINFORCEMENT

   9.1 Rates and prices for steel reinforcement shall be deemed to include the preparation of any additional schedules and any additional quantity of reinforcement required to suit the Contractor's method of construction which has been reviewed without objection by the Engineer.

   10         UTILITIES

  10.1 Rates and prices for Utilities shall be deemed to include all work detailed in the Employer's Requirements associated with the diversion of utility services and the following:

                   (a)   co-ordination with the utility companies;

                   (b) unloading, handling and storing on the Site, materials supplied by the utility companies;

                   (c) handling of materials in (b) above from the storage area to the place where they are to be incorporated in the Works;

[STAMP]

Rev. 0: 22 May 2002                    D/3                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
10.1 (Cont'd)      (d)   preparation of base onto which the services are to be
                         laid;

                   (e)   slewing of existing cables;

                   (f) supply and laying of all ducts, split ducts and cable tiles;

                   (g) materials and labour for the construction and all manholes, joint boxes, valve pits, thrust blocks, surrounds and the like;

                   (h) supply and fixing of all ironmongery required for completion of items described in (g) above. This shall include such items as covers, frames, step irons, support brackets, gratings, holding down bolts, safety chains and the like;

                   (i) supply of all materials, plant and labour for the protection maintenance, diversion, testing etc. of all storm water drains and sewers; and

                   (j) supply and erection of all temporary or permanent materials for the temporary or permanent support of all utility services.

  10.2        The Contractor shall also allow for:

                   (a) Exposing and breaking out all abandoned utility company equipment and structures.

                   (b) Disposal of abandoned or redundant services including delivery of metallic services to a store designated by the Engineer.

                   (c) The protection, lowering, diversion, exposing, breaking out and disposal or otherwise of any utility company service if so required by the Contractor's proposed use of the Site.

  10.3 The following materials and operations shall be supplied and carried out by the utility companies:

                   (a) telegraphic and telemetric cables and jointing materials;

                   (b)   all electric power cables and jointing materials, and;

                   (c) all pipes and fittings except those required for storm water or sewerage drainage works;

[STAMP]

Rev. 0: 22 May 2002                    D/4                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------
10.3 (Cont'd)      (d)   threading cables through ducts or laying cables in
                         a prepared trench;

                   (e)   making joints in cables;

                   (f)   testing cable and joints;

                   (g) final aligning, jointing and testing of all pipes and fittings except those associated with storm water drains or sewerage drainage works.

  10.4 Utility companies' costs arising from the diversion of existing services specified in the Schedule of Utility Arrangements or shown on the Drawings shall be borne by the Employer. Any additional utility company costs incurred due to diversions necessitated by the Contractor's method of construction which has been reviewed without objection by the Engineer shall be reimbursed to the Employer by the Contractor.

   11         ELECTRICITY

              11.1 Subject to the following, the Contractor shall be deemed to have allowed in his rates and prices for all electricity consumed for and in connection with the Works:

                     The Contractor shall forward to the Engineer all requests for payment from the utility company for electricity power supplies consumed for construction works for which the Employer is responsible in accordance with Employer's Requirements and the costs will be met by the Employer.

[STAMP]

Rev. 0: 22 May 2002                    D/5                   Contract No.LDB-201

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                         ITEM DESCRIPTION
--------------------------------------------------------------------------------

   12 PREMIUM FOR EMPLOYEES' COMPENSATION INSURANCE AND STATUTORY EMPLOYEES' COMPENSATION INSURANCE LEVY

  12.1 The sum to be inserted in the schedule of Provisional Sums in respect of the Employees' Compensation Insurance (ECI) premium and Statutory Employees' Compensation Insurance Levy (ECIL) shall be the sum of the following items:

              a) the ECI premium, equal to 4.41% of the Tender Total before inclusion of the Provisional Sum for ECI premium and ECIL calculated under this item 12.1; and

              b)   the ECIL, equal to 9.3% of the premium in item 12.1 a) above.

  12.2 Notwithstanding the formula provided in items 12.1a) and 12.1b) above mentioned, the actual ECI premium and ECIL after Contract award shall be paid by the Contractor upon the production of an invoice by the Employer's appointed broker, Aon Risk Services Hong Kong Limited, and the same shall be reimbursed by the Employer to the Contractor pursuant to Schedule 11 Part B of the General Conditions. The actual ECI premium and ECIL payable shall be calculated as follows:-

              a) The ECI premium shall be equal to the applicable rate against the Tender Total referred to in the Letter of Acceptance; and

              b) The ECIL shall be the prevailing rate as determined by the Government of the Hong Kong Special Administrative Region, currently at 9.3% of the premium in item 12.2 a) above.

  12.3 The Provisional Sum in respect of the ECI Premium and ECIL shall be rounded up to the nearest dollar.

[STAMP]

LoC                                    D/6                   Contract No.LDB-201